As filed with the Securities and Exchange Commission on January 13, 2021
Registration No. 333-249492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
PRE-EFFECTIVE AMENDMENT NO. 2
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
William Penn Bancorporation
(Exact name of registrant as specified in its charter)
Maryland State or other jurisdiction of incorporation or organization	6036 (Primary Standard Industrial Classification Code Number)	85-3898797 (IRS Employer Identification No.)
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
(267) 540-8500

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Kenneth J. Stephon
President and Chief Executive Officer
William Penn Bancorporation
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
(267) 540-8500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Gary R. Bronstein, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800	P. Ross Bevan, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, NW, Suite 100 Washington, DC 20007 (202) 295-4500
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value	15,170,754	$10.00	$151,707,540	$16,551(2)
Participation interests	(3)	$10.00	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.

(2)
Previously paid.

(3)
In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)
The securities of William Penn Bancorporation to be purchased by the William Penn Bank 401(k) Retirement Savings Plan are included in the common stock. Accordingly, no separate fee is required for the participation interests pursuant to Rule 457(h)(2) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
(Proposed New Holding Company for William Penn Bank)
Up to 12,650,000 Shares of Common Stock
William Penn Bancorporation, a newly formed Maryland corporation, is offering common stock for sale in connection with the conversion of William Penn, MHC from the mutual holding company form of organization to the stock form of organization. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.
We are offering up to 12,650,000 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 9,350,000 shares to complete the offering. All shares are offered at a price of $10.00 per share. Purchasers will not pay a commission to purchase shares of common stock in the offering. The amount of capital being raised is based on an independent appraisal of William Penn Bancorporation. Most of the terms of this offering are required by regulations of the Board of Governors of the Federal Reserve System (which we refer to as the Federal Reserve Board).
The shares we are offering represent the 82.7% ownership interest in William Penn Bancorp, Inc., a Pennsylvania corporation, now owned by William Penn, MHC. The remaining 17.3% interest in William Penn Bancorp currently owned by the public will be exchanged for shares of common stock of William Penn Bancorporation. The 778,231 shares of William Penn Bancorp currently owned by the public will be exchanged for between 1,863,166 shares and 2,520,754 shares of common stock of William Penn Bancorporation so that William Penn Bancorp’s existing public stockholders will own approximately the same percentage of William Penn Bancorporation common stock as they owned of William Penn Bancorp’s common stock immediately before the conversion. William Penn Bancorp and William Penn, MHC will cease to exist upon completion of the conversion and William Penn Bancorporation will succeed them.
The shares of common stock are first being offered in a subscription offering to eligible depositors, certain borrowers and the tax-qualified employee stock ownership plan of William Penn Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons residing in Bucks and Philadelphia Counties in Pennsylvania and Burlington, Camden, Gloucester and Mercer Counties in New Jersey. We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering. The syndicated offering may commence before the subscription and community offerings (including any extensions) have expired. The subscription, community, and syndicated offerings are collectively referred to in this prospectus as the offering. Piper Sandler & Co. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated offering. Piper Sandler & Co. is not required to purchase any shares of common stock that are sold in the subscription and community offerings.
The minimum order is 25 shares. The subscription offering will end at 5:00 p.m., Eastern time, on February 17, 2021. We expect that the community offering, if held, will terminate at the same time, although it may continue without notice to you until April 2, 2021 or longer if the Federal Reserve Board approves a later date. No single extension may exceed 90 days and the offering must be completed by March 1, 2023. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond April 2, 2021, or the number of shares of common stock to be sold is increased to more than 12,650,000 shares or decreased to less than 9,350,000 shares. If we extend the offering beyond April 2, 2021, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at William Penn Bank’s statement savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 9,350,000 shares or more than 12,650,000 shares, we will promptly return all funds and set a new offering range. All subscribers will be resolicited and given the opportunity to place a new order. Funds received before the completion of the subscription and community offerings will be held in a segregated account at William Penn Bank and will earn interest at William Penn Bank’s statement savings rate, which is currently 0.15% per annum.
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “WMPN,” and we expect the shares of William Penn Bancorporation common stock will be listed on the Nasdaq Capital Market under the symbol “WMPN” upon the completion of the conversion.
OFFERING SUMMARY
Price: $10.00 Per Share
	Minimum	Midpoint	Maximum
Number of shares	9,350,000	11,000,000	12,650,000
Gross offering proceeds	$93,500,000	$110,000,000	$126,500,000
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$1,400,000	$1,400,000	$1,400,000
Selling agent and underwriters’ commissions(1)	$847,000	$998,800	$1,150,600
Estimated net proceeds	$91,253,000	$107,601,200	$123,949,400
Estimated net proceeds per share	$9.76	$9.78	$9.80

(1)
The amounts shown assume that 100% of the shares of common stock will be sold in the subscription offering. See “Pro Forma Data” and “The Conversion and Offering — Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Piper Sandler & Co. in the subscription and community offerings and the compensation to be received by Piper Sandler & Co. and the other broker-dealers that may participate in the syndicated offering. If all the shares of common stock were sold in the syndicated offering, the selling agent fees would be approximately $4.7 million, $5.5 million and $6.3 million at the minimum, midpoint and maximum levels of the offering, respectively, and our net proceeds and net proceeds per share from the offering would be $87.4 million and $9.35 at the minimum of the offering range, $103.1 million and $9.37 at the midpoint of the offering range and $118.7 million and $9.39 at the maximum of the offering range.

This investment involves a degree of risk, including the possible loss of principal. Please read “Risk Factors” beginning on page 14.
These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Piper Sandler
For assistance, please contact the Stock Information Center at (855) 414‑2266
The date of this prospectus is [•]

PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
TRENTON
Lackawanna
Pike
Luzerne
Monroe
Columbia
Carbon
Schuylkill
Northampton
Lehigh
Berks
Lebanon
Bucks
Montgomery
Lancaster
Chester
Delaware
Sussex
Passaic
Bergen
Warren
Morris
Essex
Hudson
Union
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Ocean
Burlington
Camden
Gloucester
Salem
Atlantic
Cumberland
Cape May
Delaware R.
Delaware R.
80
80
476
287
78
78
78
76
95
95
195
295
NJ TPK.
NJ TPK.
Atlantic City Expwy.
Garden State Pkwy
ADMINISTRATIIVE OFFICES
10 Canal Street, Suite 104
Bristol, PA 19007
William Penn Bank Location
WILLIAM PENN
BANK
PA
NJ

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SUMMARY
The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of William Penn Bancorp common stock for shares of William Penn Bancorporation common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.” In this prospectus, the terms “we,” “us” and “our” refer to William Penn Bancorp and its consolidated subsidiary or its successor William Penn Bancorporation, unless the context requires otherwise.
The financial information at September 30, 2020 and 2019 and for the three months then ended that is included in this prospectus is derived in part from unaudited consolidated financial statements that appear in this prospectus. The financial information at June 30, 2020 and 2019 and for the years then ended that is included in this prospectus is derived in part from the audited consolidated financial statements that appear in this prospectus. The financial information as of June 30, 2018, 2017 and 2016 and for the years then ended that is included in this prospectus is derived in part from the audited financial statements of William Penn Bancorp that do not appear in this prospectus.
Our Companies
William Penn Bank.   William Penn Bank is a Pennsylvania-chartered stock savings bank headquartered in Bristol, Pennsylvania, a suburb of Philadelphia. William Penn Bank has provided community banking services to individuals and small- to medium-sized businesses in the Delaware Valley area since 1870. William Penn Bank currently conducts business through its twelve branch offices located in Bucks and Philadelphia Counties in Pennsylvania and Burlington and Camden Counties in New Jersey.
William Penn Bank’s principal business consists of originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and to a lesser extent, non-residential real estate, multi-family and construction loans. We also offer commercial loans and other consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
At September 30, 2020, William Penn Bank exceeded all regulatory capital requirements and was considered a “well-capitalized” bank. William Penn Bank is regulated by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation.
William Penn Bancorp.   William Penn Bancorp, whose legal name is William Penn Bancorp, Inc., is the Pennsylvania- chartered bank holding company for William Penn Bank and is regulated by the Federal Reserve Board and the Pennsylvania Department of Banking and Securities. In April 2008, in connection with William Penn Bank’s reorganization into the mutual holding company structure, William Penn Bancorp completed its initial public offering in which it (i) sold 1,025,283 shares of its outstanding common stock to the public, (ii) issued 2,548,713 shares of its common stock to William Penn, MHC and (iii) contributed 67,022 shares of its outstanding common stock to The William Penn Community Foundation. William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “WMPN.”
At September 30, 2020, William Penn Bancorp had consolidated total assets of $731.6 million, net loans of $497.6 million, total deposits of $581.5 million and total stockholders’ equity of $95.5 million. As of the date of this prospectus, William Penn Bancorp had 4,489,345 shares of common stock outstanding. After completion of the conversion and offering, William Penn Bancorp will cease to exist.
William Penn, MHC.   William Penn, MHC is the Pennsylvania-chartered mutual holding company of William Penn Bancorp and is regulated by the Federal Reserve Board and the Pennsylvania Department of Banking and Securities. William Penn, MHC’s sole business activity is the ownership of 3,711,114 shares of common stock of William Penn Bancorp, or 82.7% of the common stock outstanding as of the date of this prospectus. William Penn, MHC engages in no other business activities and has no stockholders. After completion of the conversion and offering, William Penn, MHC will cease to exist.
William Penn Bancorporation.   William Penn Bancorporation is a newly formed Maryland corporation. Following the completion of the conversion and offering, William Penn Bancorporation will become the publicly-traded bank holding company for William Penn Bank. The shares of William Penn Bancorporation’s common stock will trade on the Nasdaq Capital Market under the symbol “WMPN” upon the completion of the conversion.
Our principal executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007 and our telephone number is (267) 540-8500. Our website address is www.williampenn.bank. Information on our web site should not be considered a part of this prospectus.

1

Recent Acquisition History
Acquisitions of banking institutions and other financial service companies within and surrounding our market area have been, and we expect will continue to be, a key component of our strategy.
In July 2018, we acquired Audubon Savings Bank, a New Jersey-chartered mutual savings association headquartered in Audubon, New Jersey and with two additional branch offices located in Mount Laurel and Pine Hill, New Jersey. The acquisition of Audubon Savings Bank enhanced our market share in Burlington and Camden Counties in New Jersey, and provided William Penn Bank with a physical presence in Southern New Jersey. Our entire executive management leadership team, and a large majority of the next tier of management, either joined William Penn Bank in connection with the acquisition of Audubon Savings Bank or have been recruited since our acquisition of Audubon Savings Bank in July 2018.
In May 2020, we acquired both (i) Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania and with a branch office located in Bristol, Pennsylvania, and (ii) Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania and with three additional branch offices located in Philadelphia, Pennsylvania. The acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank further increased our market presence in our existing market area.
Effective May 1, 2020, in connection with William Penn Bank’s acquisition of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, William Penn Bancorp and William Penn, MHC each converted from a federally-chartered savings and loan holding company to a Pennsylvania-chartered bank holding company. After completion of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
Our Market Area
We are headquartered in Bristol, Pennsylvania and currently operate twelve full-service branch offices in Bucks and Philadelphia Counties in Pennsylvania and in Burlington and Camden Counties in New Jersey. We periodically evaluate our network of banking offices to optimize the penetration in our market area. Our business strategy currently includes opening new branches in and around our market area, which may include neighboring counties.
We consider our primary market area to be the Philadelphia suburbs of lower Bucks County and Northeast Philadelphia in Pennsylvania, and the Philadelphia suburbs located in Southern New Jersey. This area has historically benefitted from having a large number of corporate headquarters and a concentration of financial services-related industries located within it. The area benefits from having a well-educated employment base and the diversity provided by a large number of industrial, service, retail and high technology businesses. Other employment is provided by a variety of wholesale trade, manufacturing, federal, state and local governments, hospitals and utilities.
Our Business Strategy
Our business strategy is to continue to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:
•
continuing our transformation to a relationship-based banking business model;

•
maintaining our emphasis on residential portfolio lending while also increasing our commercial lending activities;

•
recruiting and retaining top talent and personnel;

•
continuing to invest in our facilities and expanding our branch network through de novo branching;

•
executing a multi-faceted expansion plan that involves branch acquisitions and the possible acquisition of other financial institutions and/or financial services companies;

•
improving our technology platform; and

•
employing a stockholder-focused management of capital.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Strategy” for additional information.

2

Description of the Conversion
William Penn Bank has been organized in the mutual holding company structure since 2008. The following diagram shows our current organizational structure, reflecting ownership percentages as of September 30, 2020:
The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of William Penn Bank’s common stock will be owned by William Penn Bancorporation, and all of William Penn Bancorporation’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to in this prospectus as the “plan of conversion”). Upon completion of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
As part of the conversion, we are offering for sale shares of common stock representing the 82.7% ownership interest of William Penn Bancorp that is currently held by William Penn, MHC. At the conclusion of the conversion and offering, existing public stockholders of William Penn Bancorp will receive shares of common stock of William Penn Bancorporation in exchange for their existing shares of common stock of William Penn Bancorp, based upon an exchange ratio of 2.3941 to 3.2391 at the minimum and maximum of the offering range, respectively. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in William Penn Bancorp’s existing public stockholders owning approximately the same percentage interest, 17.3%, of William Penn Bancorporation common stock as they currently own of William Penn Bancorp common stock, as adjusted to reflect the assets of William Penn, MHC, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing stockholders may purchase in the offering. The exchange ratio will be adjusted downward to reflect assets held by William Penn, MHC (other than shares of stock of William Penn Bancorp) at the completion of the conversion, which assets currently consist of cash. For more information, see “— Effect of William Penn, MHC’s Assets on Minority Stock Ownership.”
After the conversion and offering, our ownership structure will be as follows:

Public Stockholders
100% of common stock
William Penn Bancorporation
100% of common stock
William Penn Bank

The normal business operations of William Penn Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve William Penn Bancorp and William Penn Bank in the mutual holding company structure will serve the new holding company and William Penn Bank in the fully converted stock form.

3

Reasons for the Conversion and Offering
Our primary reasons for the conversion and offering are as follows:
•
Strengthen our capital position with the additional capital we will raise in the stock offering to support our planned growth.   A strong capital position is essential to achieving our long-term objectives of growing William Penn Bank and building stockholder value. While William Penn Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth.

•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and offering, and the listing of the shares on the Nasdaq Capital Market, is expected to result in a more liquid and active market for William Penn Bancorporation common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions.

•
Facilitate our ability to continue to pay dividends to our public stockholders.   Current regulations of the Federal Reserve Board substantially restrict the ability of certain mutual holding companies, such as William Penn, MHC, to waive dividends declared by their subsidiaries. Accordingly, because any dividends declared and paid by William Penn Bancorp must also be paid to William Penn, MHC, along with all other stockholders, the amount of dividends available for all other stockholders is less than if William Penn, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to continue to pay dividends to all stockholders of William Penn Bancorporation, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Terms of the Offering
We are offering between 9,350,000 and 12,650,000 shares of common stock in a subscription offering to eligible depositors and certain borrowers of William Penn Bank and to our tax-qualified employee stock ownership plan. To the extent shares remain available, we may offer shares in a community offering to natural persons residing in Bucks and Philadelphia Counties in Pennsylvania and Burlington, Camden, Gloucester and Mercer Counties in New Jersey and to the general public. If necessary, we will also offer shares to the general public in a syndicated offering. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond April 2, 2021, or the number of shares of common stock to be sold is increased to more than 12,650,000 shares or decreased to less than 9,350,000 shares. We may terminate the conversion and offering with the concurrence of the Federal Reserve Board. If terminated, orders for common stock already submitted will be canceled, subscribers’ funds will be promptly returned with interest calculated at William Penn Bank’s statement savings rate and all deposit account withdrawal authorizations will be canceled. If we extend the offering beyond April 2, 2021, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at William Penn Bank’s statement savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 9,350,000 shares or more than 12,650,000 shares, we will promptly return all funds and set a new offering range. All subscribers will be resolicited and given the opportunity to place a new order.
The purchase price is $10.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Piper Sandler & Co., our conversion advisor and marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the subscription and community offering. Piper Sandler & Co. is not obligated to purchase any shares of common stock in the subscription or the community offerings or the syndicated offering, if conducted.
How We Determined the Offering Range and Exchange Ratio
Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. In accordance with the regulations of the Federal Reserve Board, a valuation range is established which ranges from 15% below to 15% above this pro forma market value. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated that in its valuation as of November 4, 2020, the full market value of William Penn Bancorporation’s common stock was $131.9 million, resulting in a range from $112.1 million at the minimum to $151.7 million at the maximum. Based on this valuation, we are selling the number of shares representing the 82.7% of William Penn Bancorp currently owned by William Penn, MHC. This results in an offering range of $93.5 million to $126.5 million, with a midpoint of $110.0 million. RP

4

Financial will receive fees totaling $100,000 for its appraisal report, plus $15,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.
In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:
•
the trading market for William Penn Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities;

•
our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of noninterest income, and the amount of noninterest expense;

•
the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•
a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded banks and bank and savings and loan holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure; and

•
the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans.

Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.
The appraisal was based in part upon William Penn Bancorp’s financial condition and results of operations, the effect of the additional capital that will be raised from the sale of common stock in this offering and an analysis of a peer group of nine publicly traded thrift holding companies that RP Financial considered comparable to William Penn Bancorp. The appraisal peer group consists of the companies listed below. Total assets are as of September 30, 2020.
Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Prudential Bancorp, Inc. (PBIP)	Nasdaq	Philadelphia, Pennsylvania	$1,188(1)
Elmira Savings Bank (ESBK)	Nasdaq	Elmira, New York	674
HMN Financial, Inc. (HMNF)	Nasdaq	Rochester, Minnesota	898
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Nasdaq	Shreveport, Louisiana	542
HV Bancorp, Inc. (HVBC)	Nasdaq	Doylestown, Pennsylvania	425(1)
IF Bancorp, Inc. (IROQ)	Nasdaq	Watseka, Illinois	726
Randolph Bancorp, Inc. (RNDB)	Nasdaq	Stoughton, Massachusetts	723
Severn Bancorp, Inc. (SVBI)	Nasdaq	Annapolis, Maryland	940
WVS Financial Corp. (WVFC)	Nasdaq	Pittsburgh, Pennsylvania	332

(1)
As of June 30, 2020.

In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of William Penn Bancorporation with the peer group. RP Financial made a downward adjustment for profitability, growth and viability of earnings and marketing of the issue and made an upward adjustment for financial condition and asset growth. The slight downward adjustment for profitability, growth and viability of earnings took into consideration our less favorable efficiency ratio and lower pro forma returns as a percentage of assets and equity relative to the comparable peer group measures. The slight downward adjustment for marketing of the issue took into consideration the volatile stock market conditions in both the overall market and, more specifically, the market for bank and thrift stocks and the heightened uncertainty associated with the new issue market in the prevailing stock market environment, including the new issue market for William Penn Bancorporation. The slight upward adjustment for financial condition took into consideration William Penn Bancorp’s stronger pro forma capital position and resulting higher pro forma ratio of interest-earning-assets-to-interest-bearing liabilities relative to the comparable peer group measures. The slight upward adjustment for asset growth took into consideration William Penn Bancorp’s stronger historical asset growth and greater earnings growth potential that may be realized from asset growth as a result of the recent acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.

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The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended September 30, 2020. Stock prices are as of November 4, 2020, as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
William Penn Bancorporation (pro forma):
Minimum	61.13x	61.96%	64.06%
Midpoint	81.04x	67.52%	69.64%
Maximum	106.73x	72.31%	74.40%
Peer group companies as of November 4, 2020:
Average	11.49x	74.76%	77.15%
Median	11.82x	72.90%	77.73%

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through September 30, 2020. These ratios are different than presented in “Pro Forma Data.”

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our common stock would be priced at a premium of 828.9% to the peer group on a price-to-core earnings basis, a discount of 3.3% to the peer group on a price-to-book basis and a discount of 3.6% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value basis and a tangible book value basis.
Compared to the average pricing ratios of the peer group, at the minimum of the offering range, our common stock would be priced at a premium of 432.0% the peer group on a price-to-core earnings basis, a discount of 17.1% to the peer group on a price-to-book basis and a discount of 17.0% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.
Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Based upon such formula and the offering range, the exchange ratio will range from a minimum of 2.3941 shares to a maximum of 3.2391 shares of William Penn Bancorporation common stock for each current share of William Penn Bancorp common stock, with a midpoint of 2.8166 shares. Based upon this exchange ratio, we expect to issue between 1,863,166 shares and 2,520,754 shares of William Penn Bancorporation common stock to the holders of William Penn Bancorp common stock outstanding immediately before the completion of the conversion and offering.
Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.
Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.
Possible Change in Offering Range
RP Financial will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $112.1 million or above $151.7 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.
Effect of William Penn, MHC’s Assets on Minority Stock Ownership
In the exchange, the public stockholders of William Penn Bancorp will receive shares of common stock of William Penn Bancorporation in exchange for their shares of common stock of William Penn Bancorp pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with approximately the same ownership percentage of the common stock of William Penn Bancorporation after the conversion as their ownership percentage in William Penn Bancorp

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immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by William Penn, MHC (other than shares of stock of William Penn Bancorp) at the completion of the conversion, which assets currently consist of cash. William Penn, MHC had net assets of $5.5 million as of September 30, 2020, not including William Penn Bancorp common stock. This adjustment will decrease William Penn Bancorp’s public stockholders’ ownership interest in William Penn Bancorporation from 17.3% to 16.6%, and will increase the ownership interest of persons who purchase stock in the offering from 82.7% (the amount of William Penn Bancorp’s outstanding common stock held by William Penn, MHC) to 83.4%.
The Exchange of Existing Shares of William Penn Bancorp Common Stock
If you are a stockholder of William Penn Bancorp on the date we complete the conversion and offering, your existing shares will be canceled and exchanged for shares of William Penn Bancorporation. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and offering. The following table shows how the exchange ratio will adjust, based on the appraised value of William Penn Bancorporation as of November 4, 2020, assuming public stockholders of William Penn Bancorp own 17.3% of William Penn Bancorp common stock and William Penn, MHC has net assets of $5.5 million immediately prior to the completion of the conversion. The table also shows how many shares of William Penn Bancorporation a hypothetical owner of William Penn Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of William Penn Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent per Share Value(1)	Shares to be Received for 100 Existing Shares(2)
	Amount	Percent	Amount	Percent
Minimum	9,350,000	83.4%	1,863,166	16.6%	11,213,166	2.3941	$23.94	239
Midpoint	11,000,000	83.4	2,191,960	16.6	13,191,960	2.8166	28.17	281
Maximum	12,650,000	83.4	2,520,754	16.6	15,170,754	3.2391	32.39	323

(1)
Represents the value of shares of William Penn Bancorporation common stock received in the conversion by a holder of one share of William Penn Bancorp common stock at the exchange ratio, assuming a market price of $10.00 per share.

(2)
Cash will be paid instead of issuing any fractional shares.

No fractional shares of William Penn Bancorporation common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share offering price.
How We Intend to Use the Proceeds of this Offering
The following table summarizes how we intend to use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.
	9,350,000 Shares at $10.00 per Share	12,650,000 Shares at $10.00 per Share
	(In thousands)
Offering proceeds	$93,500	$126,500
Less: offering expenses	2,247	2,551
Net offering proceeds	91,253	123,949
Less:
Proceeds contributed to William Penn Bank	45,626	61,975
Proceeds used for loan to employee stock ownership plan	7,480	10,120
Proceeds remaining for William Penn Bancorporation	$38,147	$51,854
Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, William Penn Bancorporation may use the funds it retains to invest in securities, repurchase shares of its common stock (subject to regulatory restrictions) pay cash dividends or for general corporate purposes. William Penn Bank intends to use the portion of the proceeds that it receives to fund new loans, to invest in securities or for general corporate purposes. However, we have not allocated specific dollar amounts to any particular area of our loan portfolio. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to acquire other companies as opportunities arise, primarily in or adjacent to our existing market areas, although we have no specific understandings or agreements to do so at this time.
Purchases by Directors and Executive Officers
We expect that our directors and executive officers, together with their associates, will subscribe for approximately 132,000 shares, which is 1.2% of the shares offered at the midpoint of the offering. Our directors and executive officers will pay the same

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$10.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of William Penn Bancorp, our directors and executive officers, together with their associates, are expected to own 321,029 shares of William Penn Bancorporation common stock, which would equal 2.43% of our outstanding shares if 11,000,000 shares are sold at the midpoint of the offering range.
Persons Who Can Order Stock in the Offering
We are offering shares of William Penn Bancorporation common stock first in a subscription offering to the following persons in the following order of priority:
1.
Persons with aggregate balances of $50 or more on deposit at William Penn Bank as of the close of business on June 30, 2019.

2.
Our employee stock ownership plan.

3.
Persons with aggregate balances of $50 or more on deposit at William Penn Bank (other than directors and executive officers of William Penn Bank) as of the close of business on December 31, 2020 who are not eligible in category 1 above.

4.
William Penn Bank’s depositors as of the close of business on December 31, 2020, who are not eligible under categories 1 or 3 above, and each borrower of William Penn Bank as of June 1, 2005 whose loan remained outstanding as of the close of business on December 31, 2020.

The plan of conversion provides that each holder of a deposit account in Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank (each of which was merged with and into William Penn Bank effective as of May 1, 2020) has the same rights and privileges as a depositor of William Penn Bank under the plan of conversion as if such holder’s deposit account had been established at William Penn Bank on the date established at Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank.
If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. See “The Conversion and Offering — Subscription Offering and Subscription Rights” for a description of the allocation procedure.
Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Bucks and Philadelphia Counties in Pennsylvania and in Burlington, Camden, Gloucester and Mercer Counties in New Jersey, and then to members of the general public. The community offering may begin concurrently with, or any time after, the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers. Piper Sandler & Co. will act as sole book-running manager for any syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or in a syndicated offering. Any determination to accept or reject stock orders in the community offering or any syndicated offering will be based on the facts and circumstances available to management at the time of the determination.
Subscription Rights are Not Transferable
You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase. On your order form, you cannot add the names of other individuals for your stock registration unless they are also named on the qualifying deposit account. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.
Purchase Limitations
Pursuant to our plan of conversion, our board of directors has established limitations on the purchase of common stock in the offering. These limitations include the following:
•
The minimum purchase is 25 shares.

•
No individual (or individuals exercising subscription rights through a single qualifying account held jointly) may purchase more than $750,000 of common stock (which equals 75,000 shares) in the offering. In addition, if any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when aggregated with your purchases, cannot exceed $1,500,000 of common stock (which equals 150,000 shares):

•
Any person who is related by blood or marriage to you and who either lives in your home or who is a director or officer of William Penn Bank;

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•
Companies or other entities in which you are an officer or partner or have a 10% or greater beneficial ownership interest; and

•
Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.
•
No individual, together with any associates, and no group of persons acting in concert may purchase shares of common stock so that, when combined with shares of William Penn Bancorporation common stock received in exchange for shares of William Penn Bancorp common stock, such person or persons would hold more than 4.9% of the number of shares of William Penn Bancorporation common stock outstanding upon completion of the conversion and offering. No person will be required to divest any shares of William Penn Bancorp common stock or be limited in the number of shares of William Penn Bancorporation to be received in exchange for shares of William Penn Bancorp common stock as a result of this purchase limitation.

Subject to the Federal Reserve Board’s approval, we may increase or decrease the purchase limitations at any time. If we increase the maximum purchase limitation to 5.0% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5.0% of the shares of common stock sold in the offering may not exceed in the aggregate 10.0% of the total shares of common stock sold in the offering. Our tax-qualified employee stock ownership plan is authorized to purchase up to 10% of the shares sold in the offering, without regard to these purchase limitations, although it currently expects to only subscribe for an amount equal to 8% of the shares sold in the offering.
Conditions to Completing the Conversion and Offering
We cannot complete the conversion and offering unless:
•
the plan of conversion is approved by at least a majority of votes eligible to be cast by members of William Penn, MHC;

•
the plan of conversion is approved by at least two-thirds of the outstanding shares of William Penn Bancorp, including shares held by William Penn, MHC;

•
the plan of conversion is approved by at least a majority of the votes eligible to be cast by stockholders of William Penn Bancorp, excluding shares held by William Penn, MHC;

•
we sell at least the minimum number of shares offered; and

•
we receive the final approval of the Federal Reserve Board and the Pennsylvania Department of Banking and Securities to complete the conversion and offering.

William Penn, MHC, which owns 82.7% of the outstanding shares of William Penn Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of June 30, 2020, directors and executive officers of William Penn Bancorp and their associates beneficially owned 67,114 shares of William Penn Bancorp or 1.5% of the outstanding shares, and they intend to vote those shares in favor of the plan of conversion. Tyndall Capital Partners LP and Jeffrey Halis who, together, beneficially own 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders) have entered into a written agreement with us pursuant to which they have agreed to vote all such shares in favor of the plan of conversion. See “Our Management — Stockholder Agreement” for a detailed description of the written agreement we have entered into with Tyndall Capital Partners LP and Mr. Halis.
Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
We must sell a minimum of 9,350,000 shares to complete the conversion and offering. Purchases by our directors and executive officers and by our employee stock ownership plan will count towards the minimum number of shares we must sell to complete the offering. If we do not receive orders for at least 9,350,000 shares of common stock in the subscription and community offerings, we may increase the purchase limitations and/or seek regulatory approval to extend the offering beyond April 2, 2021 (provided that any such extension will require us to resolicit subscribers). Alternatively, we may terminate the offering, in which case we will promptly return your funds with interest calculated at William Penn Bank’s statement savings rate, which is currently 0.15% per annum, and cancel all deposit account withdrawal authorizations.
How to Purchase Common Stock
In the subscription offering and the community offering, you may pay for your shares by:
1.
personal check, bank check or money order made payable directly to “William Penn Bancorporation” (William Penn Bank lines of credit checks and third-party checks of any type will not be accepted); or

2.
authorizing us to withdraw money from a William Penn Bank deposit account.

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William Penn Bank is not permitted to lend funds (including funds drawn on a William Penn Bank line of credit) to anyone to purchase shares of common stock in the offering.
You may not designate on your stock order form a direct withdrawal from a retirement account at William Penn Bank.
Personal checks will be immediately cashed, so the funds must be available within the account when your stock order form is received by us. Subscription funds submitted by check or money order will be held in a segregated account at William Penn Bank. We will pay interest calculated at William Penn Bank’s statement savings rate from the date those funds are received until completion or termination of the offering. Withdrawals from certificate of deposit accounts at William Penn Bank to purchase common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with William Penn Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.
You may deliver your stock order form in one of three ways: by mail, using the stock order reply envelope provided; by overnight delivery to the address indicated on the stock order form or by hand-delivery to our drop box located at 210 Pond Street, Bristol, Pennsylvania 19007. Stock order forms will not be accepted at our other William Penn Bank offices and should not be mailed to William Penn Bank. Once submitted, your order is irrevocable. We are not required to accept copies or facsimiles of order forms.
Using IRA Funds to Purchase Shares in the Offering
You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. If you wish to use some or all of the funds in your William Penn Bank IRA or other retirement account, the applicable funds must first be transferred to a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. An annual fee may be payable to the new trustee. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Stock Information Center can give you guidance if you wish to place an order for stock using funds held in a retirement account at William Penn Bank or elsewhere. Because processing retirement account transactions takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the February 17, 2021 offering deadline. Whether you may use retirement funds for the purchase of shares in the offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.
Deadline for Ordering Stock in the Subscription and Community Offerings
The subscription offering will end at 5:00 p.m., Eastern time, on February 17, 2021. If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) no later than this time. We expect that the community offering, if held, will terminate at the same time, although it may continue until April 2, 2021, or longer if the Federal Reserve Board approves a later date. No single extension may be for more than 90 days. We are not required to provide notice to you of an extension unless we extend the offering beyond April 2, 2021, in which case all subscribers in the subscription and community offerings will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at William Penn Bank’s statement savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 9,350,000 shares or more than 12,650,000 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.
Benefits of the Conversion to Management
We will recognize additional compensation expense related to the expanded employee stock ownership plan and the intended new equity incentive plan. The actual expense will depend on the market value of our common stock and will increase as the value of our common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the intended new equity incentive plan would have been $1.8 million for the year ended June 30, 2020 on an after-tax basis, assuming shares had been sold at the maximum of the offering range. If awards under the intended new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 10.4%. See “Pro Forma Data” for an illustration of the effects of each of these plans.
Employee Stock Ownership Plan.   In connection with our reorganization to the mutual holding company structure in April 2008, William Penn Bank’s employee stock ownership plan purchased 87,384 shares of William Penn Bancorp common stock in William Penn Bancorp’s minority stock offering using funds borrowed from William Penn Bancorp. The loan from William Penn Bancorp to the employee stock ownership plan has been fully repaid and our employee stock ownership plan is currently administered on a “pay as you go” basis, whereby William Penn Bank periodically contributes cash to the employee stock ownership plan to purchase shares of William Penn Bancorp common stock that will be allocated to plan participants’ accounts.
Our existing employee stock ownership plan intends to purchase an amount of shares equal to 8% of the shares sold in the offering. The plan will use the proceeds from a 25-year loan from William Penn Bancorporation to purchase these shares. We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the

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intended purchases, subject to Federal Reserve Board approval. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants based on an individual’s compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.
New Equity Incentive Plan.   We do not maintain an existing equity incentive plan, but intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our stockholders for their approval. Under this plan, we may grant stock options in an amount up to 10.0% of the number of shares sold in the offering and restricted stock awards in an amount up to 4.0% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan may award a greater number of options and restricted stock if the plan is adopted after one year from the date of the completion of the conversion. We have not yet determined the number of shares that would be reserved for issuance under this plan. The new equity incentive plan will comply with all applicable Federal Reserve Board regulations.
The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan (assuming the equity incentive plan is implemented within one year following the completion of the conversion). The equity incentive plan may award a greater number of options and restricted stock awards if the plan is adopted more than one year after completion of the conversion.
	Number of Shares to be Granted or Purchased		Dilution Resulting From the Issuance of Shares for Stock Benefit Plans	Total Estimated Value At Maximum of Offering Range
(Dollars in thousands)	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued in the Offering(3)
Employee stock ownership plan(1)	1,012,000	8.0%	0.00%	$10,120
Restricted stock awards(1)	506,000	4.0	3.23	5,060
Stock options(2)	1,265,000	10.0	7.70	3,833
Total	2,783,000	22.0%	10.45%	$19,013

(1)
Assumes the value of William Penn Bancorporation common stock is $10.00 per share for determining the total estimated value.

(2)
Assumes the value of a stock option is $3.03, which was determined using the Black-Scholes option pricing formula. See “Pro Forma Data.”

(3)
At the maximum of the offering range, we will sell 12,650,000 shares.

We may fund our plans through open market purchases, as opposed to new issuances of authorized common stock. Federal Reserve Board regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or, with prior regulatory approval, under extraordinary circumstances.
The following table presents information regarding our existing employee stock ownership plan and additional shares to be purchased by our employee stock ownership plan, and our proposed new equity incentive plan. The table below assumes that 15,170,754 shares are outstanding after the offering, which includes the sale of 12,650,000 shares in the offering at the maximum of the offering range and the issuance of 2,520,754 shares in exchange for shares of William Penn Bancorp using an exchange ratio of 3.2391. It is also assumed that the value of the stock is $10.00 per share.
	Eligible Participants	Number of Shares at Maximum of Offering Range	Estimated Value of Shares	Percentage of Shares Outstanding After the Conversion and Offering
	(Dollars in thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2008 offering(1)		283,046(2)	$2,830	1.87%
Shares to be purchased in this offering		1,012,000	10,120	6.67
Total		1,295,046	$12,950	8.54%

(1)
Represents 87,384 shares purchased in William Penn Bancorp’s 2008 minority stock offering, as adjusted for the 3.2391 exchange ratio at the maximum of the offering range.

(2)
As of September 30, 2020, all of these shares had been allocated to the accounts of participants and no shares remain unallocated.

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Market for William Penn Bancorporation’s Common Stock
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “WMPN,” and we expect the shares of William Penn Bancorporation common stock will be listed on the Nasdaq Capital Market under the symbol “WMPN” upon the completion of the conversion. Once shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. Persons purchasing the common stock in the offering may not be able to sell their shares at or above the $10.00 offering price. Brokerage firms typically charge commissions related to the purchase or sale of securities.
Our Dividend Policy
William Penn Bancorp has historically paid an annual cash dividend to all stockholders and, for the year ended June 30, 2020, declared an annual cash dividend of $0.42 per share.
After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis but have not determined the timing of our first quarterly dividend following the completion of the conversion and offering. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions.
We also intend to seek regulatory approval, subsequent to the completion of the conversion and offering, to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved, particularly if it is deemed to be a return of capital under 12 C.F.R. § 239.63(e)(4).
We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. See “Our Dividend Policy” for additional information.
Tax Consequences
As a general matter, (1) the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or to existing stockholders of William Penn Bancorp who receive William Penn Bancorporation common stock in exchange for their William Penn Bancorp common stock and (2) the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing stockholders of William Penn Bancorp who receive cash in lieu of fractional share interests in shares of William Penn Bancorporation will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Townsend & Stockton LLP and S.R. Snodgrass, P.C. have issued us opinions to this effect, which are summarized under “The Conversion and Offering — Material Income Tax Consequences.”
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See“Risk Factors — Risks Related to Our Business — We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation — Emerging Growth Company Status.”
An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
Book Entry Delivery
All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings or in any syndicated offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of the completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described above in “— Conditions to Completing the Conversion and Offering.”It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

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Risk Factors
An investment in William Penn Bancorporation’s common stock is subject to risk, including risks related to our business and this offering.
Specific risks related to our business include, but are not limited to, those related to the ongoing novel coronavirus (“COVID-19”) pandemic; our emphasis on residential mortgage lending; our origination of non-owner-occupied one- to four-family residential mortgage loans; our planned increase in commercial real estate and commercial lending; our allowance for loan losses; the geographic concentration of our loan portfolio and local and national economic conditions; our deferred tax assets; the value of our goodwill; our strategy of growing through mergers and acquisitions; our branch office strategy; our liquidity management; competition within our market area; changes in interest rates; reliance on our management team; reputation risk; dependence on technology; cybersecurity risks; acts of terrorism or other external events; changes in and compliance with laws and regulations; and the historical low trading volume of our common stock.
Specific risks related to this offering include, but are not limited to, those related to the future trading price of the common stock of William Penn Bancorporation; the trading market for the common stock of William Penn Bancorporation; the use of the net offering proceeds; the intended new stock-based benefit plans; the return on equity after the completion of the offering; anti-takeover factors; the forum selection provision for certain litigation; and the irrevocability of your investment decision.
Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.
Stock Information Center
Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The telephone number is (855) 414‑2266. The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.

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RISK FACTORS
You should consider carefully the following risk factors in evaluating an investment in the shares of our common stock.
Risks Related to Our Business
Risks Related to COVID-19 Pandemic and Associated Economic Slowdown
The widespread outbreak of the coronavirus (“COVID-19”) pandemic has adversely affected, and will likely continue to adversely affect, our business, financial condition, and results of operations. Moreover, the longer the pandemic persists, the more material the ultimate effects are likely to be.
The COVID-19 pandemic is negatively impacting economic and commercial activity and financial markets, both globally and within the United States. In our market area, stay-at-home orders and travel restrictions — and similar orders imposed across the United States to restrict the spread of COVID-19 — resulted in significant business and operational disruptions, including business closures, supply chain disruptions, and mass layoffs and furloughs. Local jurisdictions have subsequently lifted stay-at-home orders and moved to phased reopening of businesses, although capacity restrictions and health and safety recommendations that encourage continued physical distancing and working remotely have limited the ability of businesses to return to pre-pandemic levels of activity.
We have implemented business continuity plans and continue to provide financial services to clients, while taking health and safety measures such as transitioning most in-person customer transactions to our drive-thru facilities and limiting access to the interior of our facilities, frequent cleaning of our facilities, and using a remote workforce where possible. Despite these safeguards, we may nonetheless experience business disruptions.
The COVID-19 pandemic has negatively affected our business and is likely to continue to do so. As of September 30, 2020, we had provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. We also had granted eligible loan modifications in the form of payment deferral of principal and interest for $49.8 million of existing loans under the 2020 Coronavirus Aid, Relief, and Economic Security (CARES) Act. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The extent to which COVID-19 will continue to negatively affect our business is unknown and will depend on the geographic spread of the virus, the overall severity of the disease, the duration of the pandemic, the actions undertaken by national, state and local governments and health officials to contain the virus or treat its effects, and how quickly and to what extent economic conditions improve and normal business and operating conditions resume. The longer the pandemic persists, the more material the ultimate effects are likely to be.
The continued spread of COVID-19 and the efforts to contain the virus, including stay-at-home orders and travel restrictions, could, among other things: (1) cause changes in consumer and business spending, borrowing and saving habits, which may affect the demand for loans and other products and services we offer, as well as the creditworthiness of potential and current borrowers; (2) cause our borrowers to be unable to meet existing payment obligations, particularly those borrowers that may be disproportionately affected by business shut downs and travel restrictions, such as those operating in the travel, lodging, retail, and entertainment industries, resulting in increases in loan delinquencies, problem assets, and foreclosures; (3) cause the value of collateral for loans, especially real estate, to decline in value; (4) reduce the availability and productivity of our employees; (5) require us to increase our allowance for credit losses; (6) cause our vendors and counterparties to be unable to meet existing obligations to us; (7) negatively impact the business and operations of third party service providers that perform critical services for our business; (8) impede our ability to close mortgage loans, if appraisers and title companies are unable to perform their functions; (9) cause the value of our securities portfolio to decline; and (10) cause the net worth and liquidity of loan guarantors to decline, impairing their ability to honor commitments to us.
Any one or a combination of the above events could have a material, adverse effect on our business, financial condition, and results of operations.
Risks Related to Our Lending Activities
Our emphasis on residential mortgage loans exposes us to lending risks.
At September 30, 2020, $335.2 million, or 66.3%, of our loan portfolio was secured by one- to four-family real estate and we intend to continue to make loans of this type after the offering. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.
Our origination of non-owner occupied one- to four-family residential mortgage loans may expose us to increased lending risks.
At September 30, 2020, loans secured by non-owner occupied one- to four-family residential properties totaled $116.9 million, or 29.7% of our total residential loan portfolio (including home equity loans and lines of credit and residential construction loans). We intend to continue to make loans secured by non-owner occupied one- to four-family residential properties in the future. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.

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Our planned increase in commercial real estate and commercial lending could expose us to increased lending risks and related loan losses.
At September 30, 2020, we had $107.8 million in commercial real estate and business loans (which include non-residential real estate loans, multi-family loans, land loans and commercial loans), which represented 21.3% of our total loan portfolio at that date. Of this amount, $80.0 million, or 15.8% of our total loan portfolio, was comprised of non-residential real estate loans made to small and medium-sized business located in our market area. Our current business strategy is to continue to increase our originations of commercial real estate loans in accordance with our conservative underwriting guidelines. Commercial real estate loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the properties and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans.
The offering will allow us to increase our loans-to-one borrower limit which may result in larger loan balances. In addition, to the extent that borrowers have more than one commercial loan outstanding, an adverse development with respect to one loan or one credit relationship could expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan. Furthermore, if loans that are collateralized by commercial real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.
If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.
In determining the amount of the allowance for loan losses, we analyze, among other things, our loss and delinquency experience by portfolio segments and we consider the effect of existing economic conditions. In addition, we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. If the actual results are different from our estimates, or our analyses are inaccurate, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance and would decrease our net income. Our emphasis on loan growth and on increasing our portfolio, as well as any future credit deterioration, will require us to increase our allowance further in the future.
In addition, our banking regulators periodically review our allowance for loan losses and could require us to increase our provision for loan losses. Any increase in our allowance for loan losses or loan charge-offs resulting from these regulatory reviews may have a material adverse effect on our results of operations and financial condition.
The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.
While there is not a single employer or industry in our market area on which a significant number of our customers are dependent, a substantial portion of our loan portfolio is comprised of loans secured by property located in the suburbs of Philadelphia, particularly in Bucks and Philadelphia Counties in Pennsylvania and in Southern New Jersey. This makes us vulnerable to a downturn in the local economy and real estate markets. Adverse conditions in the local economy such as unemployment, recession, a catastrophic event or other factors beyond our control could impact the ability of our borrowers to repay their loans, which could impact our net interest income. Decreases in local real estate values caused by economic conditions, recent changes in tax laws or other events could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure. Further, deterioration in local economic conditions could drive the level of loan losses beyond the level we have provided for in our allowance for loan losses, which in turn could necessitate an increase in our provision for loan losses and a resulting reduction to our earnings and capital.
Economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.
Prolonged deteriorating economic conditions could significantly affect the markets in which we do business, the value of our loans and investment securities, and our ongoing operations, costs and profitability. Further, declines in real estate values and sales volumes and elevated unemployment levels may result in higher loan delinquencies, increases in our non-performing and classified assets and a decline in demand for our products and services. These events may cause us to incur losses and may adversely affect our financial condition and results of operations. Reduction in problem assets can be slow, and the process can be exacerbated by the condition of the properties securing non-performing loans and the lengthy foreclosure process in Pennsylvania and New Jersey, where the majority of our borrowers reside. To the extent that we must work through the resolution of assets, economic problems may cause us to incur losses and adversely affect our capital, liquidity, and financial condition.
Risks Related to our Deferred Tax Assets and Goodwill
We may not be able to realize our deferred tax assets.
We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. At September 30, 2020, we had net deferred tax assets totaling $4.4 million. We have determined that no valuation allowance is required as of September 30, 2020, although there is no guarantee that those assets will be fully recognizable in future periods. Management regularly reviews the net deferred tax asset for recoverability based on our history of earnings, expectations for future earnings and expected timing of reversals of temporary differences.

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The value of our goodwill may decline in the future.
As of September 30, 2020, we had $4.9 million of goodwill. A significant decline in our expected future cash flows, a significant adverse change in the business climate or slower growth rates, any or all of which could be materially impacted by many of the risk factors discussed herein, may necessitate our taking charges in the future related to the impairment of our goodwill. Future regulatory actions could also have a material impact on assessments of goodwill for impairment. If the fair value of our net assets improves at a faster rate than the market value of our reporting units, or if we were to experience increases in book values of a reporting unit in excess of the increase in fair value of equity, we may also have to take charges related to the impairment of our goodwill. If we were to conclude that a future write-down of our goodwill is necessary, we would record the appropriate charge, which could have a material adverse effect on our results of operations.
Risks Related to Our Growth Strategy
We are subject to certain risks in connection with our strategy of growing through mergers and acquisitions.
Acquisitions of banking institutions and other financial service companies within and surrounding our market area have been, and we expect will continue to be, a key component of our strategy. In July 2018, we acquired Audubon Savings Bank, a New Jersey- chartered mutual savings association headquartered in Audubon, New Jersey. Additionally, in May 2020, we acquired both Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania and Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania. It is possible that we could acquire other banking institutions, other financial services companies or branches of financial institutions in the future. Acquisitions typically involve the payment of a premium over book and trading values and, therefore, may result in the dilution of our tangible book value per share. Our ability to engage in future mergers and acquisitions depends on various factors, including: (1) our ability to identify suitable merger partners and acquisition opportunities; (2) our ability to finance and complete transactions on acceptable terms and at acceptable prices; and (3) our ability to receive the necessary regulatory and, when required, stockholder approvals. Our inability to engage in an acquisition or merger for any of these reasons could have an adverse impact on the implementation of our business strategies. Furthermore, mergers and acquisitions involve a number of risks and challenges, including (1) our ability to achieve planned synergies and to integrate the branches and operations we acquire, and the internal controls and regulatory functions of the acquired entity into our current operations and (2) the diversion of management’s attention from existing operations, which may adversely affect our ability to successfully conduct our business and negatively impact our financial results.
The building of market share through our branch office strategy, and our ability to achieve profitability on new branch offices, may increase our expenses and negatively affect our earnings.
We believe there are branch expansion opportunities within our market area and adjacent markets, including markets in other states, and will seek to grow our deposit base by adding branches to our existing twelve-branch network. There are considerable costs involved in opening branch offices, especially in light of the capabilities needed to compete in today’s environment. Moreover, new branch offices generally require a period of time to generate sufficient revenues to offset their costs, especially in areas in which we do not have an established presence. Accordingly, new branch offices could negatively impact our earnings and may do so for some period of time. Our investments in products and services, and the related personnel required to implement new policies and procedures, take time to earn returns and can be expected to negatively impact our earnings for the foreseeable future. The profitability of our expansion strategy will depend on whether the income that we generate from the new branch offices will offset the increased expenses resulting from operating these branch offices.
Risks Related to Our Business and Industry Generally
Ineffective liquidity management could adversely affect our financial results and condition.
Effective liquidity management is essential for the operation of our business. We require sufficient liquidity to meet customer loan requests, customer deposit maturities/withdrawals, payments on our debt obligations as they come due and other cash commitments under both normal operating conditions and other unpredictable circumstances causing industry or general financial market stress. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy generally. Factors that could detrimentally impact our access to liquidity sources include a downturn in the geographic markets in which our loans and operations are concentrated or difficult credit markets. Our access to deposits may also be affected by the liquidity needs of our depositors. In particular, a majority of our liabilities are checking accounts and other liquid deposits, which are payable on demand or upon several days’ notice, while by comparison, a substantial majority of our assets are loans, which cannot be called or sold in the same time frame. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future, especially if a large number of our depositors seek to withdraw their accounts, regardless of the reason. A failure to maintain adequate liquidity could materially and adversely affect our business, results of operations or financial condition.
Strong competition within our market area could hurt our profits and slow growth.
Our profitability depends upon our continued ability to compete successfully in our market area. We face intense competition both in making loans and attracting deposits. We continue to face stiff competition for one- to four-family residential loans from other financial service providers, including large national residential lenders, local community banks and credit unions. Other competitors for one- to four-family residential loans include credit unions and mortgage brokers which keep overhead costs and mortgage rates down

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by selling loans and not holding or servicing them. Our competitors for commercial real estate loans include other community banks and commercial lenders, some of which are larger than us and have greater resources and lending limits than we have and offer services that we do not provide. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. We expect competition to remain strong in the future.
Changes in interest rates may hurt our profits and asset values and our strategies for managing interest rate risk may not be effective.
We are subject to significant interest rate risk as a financial institution with a high percentage of fixed-rate loans and certificates of deposit on our balance sheet. During the past several years, it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels. As a result, recent market rates on the loans we have originated and the yields on securities we have purchased have been at relatively low levels. Our interest-bearing liabilities, on the other hand, likely will reprice or mature more quickly than our interest-earning assets, much of which has been booked relatively recently. Accordingly, if market interest rates increase, our net interest income may be adversely affected and may decrease, which may have an adverse effect on our future profitability. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted-average yield earned on our interest-earning assets and the weighted-average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. Changes in interest rates also can affect: (1) our ability to originate loans; (2) the value of our interest-earning assets and our ability to realize gains from the sale of such assets; (3) our ability to obtain and retain deposits in competition with other available investment alternatives; and (4) the ability of our borrowers to repay their loans, particularly adjustable or variable-rate loans. Interest rates are highly sensitive to many factors, including government monetary policies, domestic and international economic and political conditions and other factors beyond our control.
We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
We depend upon the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess expertise in our markets and key business relationships, and the loss of any one of them could be difficult to replace. Our loss of one or more of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets.
We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance.
We are a community bank and our reputation is one of the most valuable assets of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers or otherwise, our business and operating results may be materially adversely affected.
We are dependent on our information technology and telecommunications systems and third-party service providers; systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.
Our business is dependent on the successful and uninterrupted functioning of our information technology and telecommunications systems and third-party service providers. The failure of these systems, or the termination of a third-party software license or service agreement on which any of these systems is based, could interrupt our operations. Because our information technology and telecommunications systems interface with and depend on third-party systems, we could experience service denials if demand for such services exceeds capacity or such third-party systems fail or experience interruptions. If significant, sustained or repeated, a system failure or service denial could compromise our ability to operate effectively, damage our reputation, result in a loss of customer business, and/or subject us to additional regulatory scrutiny and possible financial liability, any of which could have a material adverse effect on us.
Our third-party service providers may be vulnerable to unauthorized access, computer viruses, phishing schemes and other security breaches. We likely will expend additional resources to protect against the threat of such security breaches and computer viruses, or to alleviate problems caused by such security breaches or viruses. To the extent that the activities of our third-party service providers or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, regulatory scrutiny, litigation costs and other possible liabilities.
Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, as well as personally identifiable information about our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. We, our customers, and other financial institutions with which we interact, are subject to ongoing, continuous attempts to penetrate key systems

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by individual hackers, organized criminals, and in some cases, state-sponsored organizations. While we have established policies and procedures to prevent or limit the impact of cyber-attacks, there can be no assurance that such events will not occur or will be adequately addressed if they do. In addition, we also outsource certain cybersecurity functions, such as penetration testing, to third party service providers, and the failure of these service providers to adequately perform such functions could increase our exposure to security breaches and cybersecurity threats. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other malicious code and cyber-attacks that could have an impact on information security. Any such breach or attacks could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such unauthorized access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties; disrupt our operations and the services we provide to customers; damage our reputation; and cause a loss of confidence in our products and services, all of which could adversely affect our financial condition and results of operations.
We must keep pace with technological change to remain competitive.
Financial products and services have become increasingly technology-driven. Our ability to meet the needs of our customers competitively, and in a cost-efficient manner, is dependent on the ability to keep pace with technological advances and to invest in new technology as it becomes available, as well as related essential personnel. In addition, technology has lowered barriers to entry into the financial services market and made it possible for financial technology companies and other non-bank entities to offer financial products and services traditionally provided by banks. The ability to keep pace with technological change is important, and the failure to do so, due to cost, proficiency or otherwise, could have a material adverse impact on our business and therefore on our financial condition and results of operations.
Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or outside persons, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of our internal control system and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulations, adverse business decisions or their implementation, and customer attrition due to potential negative publicity. Although our control testing has not identified any significant deficiencies in our internal control system, a breakdown in our internal control system, improper operation of our systems or improper employee actions could result in material financial loss to us, the imposition of regulatory action, and damage to our reputation.
Acts of terrorism and other external events could impact our business.
Financial institutions have been, and continue to be, targets of terrorist threats aimed at compromising operating and communication systems. Such events could cause significant damage, impact the stability of our facilities and result in additional expenses, impair the ability of our borrowers to repay their loans, reduce the value of collateral securing repayment of our loans, and result in the loss of revenue. The occurrence of any such event could have a material adverse effect on our business, operations and financial condition.
Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.
William Penn Bank is subject to extensive government regulation, supervision and examination by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities. In addition, William Penn, MHC and William Penn Bancorp are, and William Penn Bancorporation. will be, subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Pennsylvania Department of Banking and Securities. Such regulation, supervision and examination govern the activities in which we may engage, and are intended primarily for the protection of the deposit insurance fund and William Penn Bank’s depositors and not for the protection of our stockholders. Federal and state regulatory agencies have the ability to take strong supervisory actions against financial institutions that have experienced increased loan production and losses and other underwriting weaknesses or have compliance weaknesses. These actions include the entering into of formal or informal written agreements and cease and desist orders that place certain limitations on their operations. If we were to become subject to a regulatory action, such action could negatively impact our ability to execute our business plan, and result in operational restrictions, as well as our ability to grow, pay dividends, repurchase stock or engage in mergers and acquisitions. See “Regulation — Banking Regulation — Capital Requirements” for a discussion of regulatory capital requirements.
We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
William Penn Bancorporation is an emerging growth company and, for so long as it continues to be an emerging growth company, William Penn Bancorporation may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, William Penn Bancorporation also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of

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2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
William Penn Bancorporation will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (2) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. Investors may find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Risks Related to the Trading History of our Common Stock
The trading history of our common stock is characterized by low trading volume. The value of your common stock may be subject to sudden decreases due to the volatility of the price of our common stock.
Although our common stock trades on OTC Pink Marketplace, it has not been regularly traded. We cannot predict the extent to which investor interest in us will lead to a more active trading market in our common stock or how liquid that market might become. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence is dependent upon the individual decisions of investors, over which we have no control.
The market price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including, but not limited to, the factors discussed in other risk factors and the following:
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actual or anticipated fluctuations in our operating results;

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changes in interest rates;

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changes in the legal or regulatory environment in which we operate;

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press releases, announcements or publicity relating to us or our competitors or relating to trends in our industry;

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changes in expectations as to our future financial performance, including financial estimates or recommendations by securities analysts and investors;

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future issuances of our common stock;

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changes in economic conditions in our marketplace, general conditions in the U.S. economy, financial markets or the banking industry; and

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other developments affecting our competitors or us.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance, and could prevent you from selling your common stock at or above the price at which you purchased shares. In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.
Risks Related to the Offering
The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of William Penn Bancorporation and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.
William Penn Bancorp does not have an active trading market for its common stock and an active trading market for William Penn Bancorporation’s common stock may not develop.
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace operated by OTC Markets Group under the trading symbol “WMPN.” Upon completion of the conversion, the common stock of William Penn Bancorporation will

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replace the existing shares of William Penn Bancorp, and we expect the common stock will be listed on the Nasdaq Capital Market. William Penn Bancorp does not have an active trading market for its common stock and an active public trading market for William Penn Bancorporation’s common stock may not develop or be sustained after the stock offering. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
We intend to invest 50% of the net proceeds of the offering in William Penn Bank. We may use any remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. William Penn Bank may use the net proceeds it receives to fund new loans, develop new products and services, expand its office network by establishing additional loan production offices, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening or acquiring new branches or acquiring other financial institutions, may require the approval of the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.
Our stock-based benefit plans will increase our expenses and reduce our net income.
We intend to adopt one or more stock-based benefit plans after the conversion and offering, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.
In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $2.2 million ($1.8 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Our Management — Executive Compensation — Future Equity Incentive Plan.”
The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
We intend to adopt one or more stock-based benefit plans following the conversion and offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the stock-based benefit plans through open market purchases, stockholders would experience dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to regulatory limitations of 10% and 4%, respectively, of the shares of common stock sold in the offering, and all such stock options are exercised. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, the stock-based benefit plans would not be subject to these regulatory limitations and stockholders could experience greater dilution.
Although the implementation of stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.
We have not determined when we will adopt one or more stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plans will increase our expenses and reduce our net income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that

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described in “— The implementation of stock-based benefit plans may dilute your ownership interest.” Historically, stockholders have approved these stock-based benefit plans. Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.
Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity is low and will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and non-interest income, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.
We will incur increased costs as a result of operating as a fully public company and our management will be required to devote substantial time to new compliance initiatives.
Upon completion of the conversion and offering, we will incur significant legal, accounting and other expenses associated with being a fully public company. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the Nasdaq Stock Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives, which could divert their attention from our core operations, and we may also need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.
Various factors may make takeover attempts more difficult to achieve.
Certain provisions of our articles of incorporation and bylaws and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of William Penn Bancorporation without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without the prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must obtain the approval of the Federal Reserve Board before acquiring control of a bank holding company. Moreover, there also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of William Penn Bancorporation without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of William Penn Bancorporation.”
Our bylaws provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.
The bylaws of William Penn Bancorporation provide that, unless William Penn Bancorporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of William Penn Bancorporation, (ii) any action asserting a claim of breach of a fiduciary duty owed to William Penn Bancorporation or William Penn Bancorporation’s stockholders, by any director, officer or other employee of William Penn Bancorporation, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it believes is more favorable for disputes with William Penn Bancorporation and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.
You may not revoke your decision to purchase William Penn Bancorporation common stock in the subscription or community offerings after you send us your order.
Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond April 2, 2021, or the number of shares to be sold in the offering is increased to more than 12,650,000 shares or decreased to fewer than 9,350,000 shares.

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The distribution of subscription rights could have adverse income tax consequences.
If the subscription rights granted to certain current or former depositors and borrowers of William Penn Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received a letter from RP Financial which states its belief, without undertaking any independent investigation of state or federal law or the position of the Internal Revenue Service, that as an ascertainable factual matter the subscription rights will have no market value; however, such letter is not binding on the Internal Revenue Service.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:
•
statements of our beliefs, goals, intentions and expectations;

•
statements regarding our business plans, prospectus, growth and operating strategies;

•
statements regarding the quality of our loan and investment portfolios; and

•
estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:
•
general economic conditions, either nationally or in our market area, that are worse than expected;

•
changes in the interest rate environment that reduce our interest margins, reduce the fair value of financial instruments or reduce the demand for our loan products;

•
increased competitive pressures among financial services companies;

•
changes in consumer spending, borrowing and savings habits;

•
changes in the quality and composition of our loan or investment portfolios;

•
changes in real estate market values in our market area;

•
decreased demand for loan products, deposit flows, competition, or decreased demand for financial services in our market area

•
major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

•
legislative or regulatory changes that adversely affect our business or changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board;

•
technological changes that may be more difficult or expensive than expected;

•
success or consummation of new business initiatives may be more difficult or expensive than expected;

•
the inability to successfully integrate acquired businesses and financial institutions into our business operations;

•
adverse changes in the securities markets;

•
the inability of third party service providers to perform; and

•
changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.
Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information as of September 30, 2020 and 2019 and for the three months then ended is derived in part from the unaudited consolidated financial statements that appear in this prospectus. The information as of June 30, 2020 and 2019 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at June 30, 2018, 2017 and 2016, and for the years then ended, is derived in part from our audited financial statements that do not appear in this prospectus. The information presented below reflects William Penn Bancorp on a consolidated basis and does not include the financial condition, results of operations or other data of William Penn, MHC.
As described elsewhere in this prospectus, we have consummated three acquisitions in recent fiscal periods. In July 2018, we acquired Audubon Savings Bank, a New Jersey-chartered mutual savings association headquartered in Audubon, New Jersey. Additionally, in May 2020, we acquired both Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania, and Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania. The results of operation and other financial data of the acquired companies are not included in the table below for the periods prior to their respective acquisition dates and, therefore, the results of operations and other financial data for these prior periods are not comparable in all respects and may not be predictive of future results.
For additional information about Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, you should read the consolidated financial statements of those entities, as well as the unaudited pro forma condensed consolidated information, included in Annex A through Annex C to this prospectus.
	At September 30,	At June 30,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2018	2017	2016
Financial Condition Data:
Total assets	$731,553	$736,452	$415,829	$301,109	$315,997	$314,074
Total cash and cash equivalents	56,082	82,915	26,168	16,128	13,252	11,234
Interest-bearing time deposits	2,300	2,300	8,486	32,422	45,400	45,645
Investment securities available-for-sale	123,597	89,998	20,660	1,816	2,910	4,076
Investment securities held-to-maturity	—	—	1,906	3,147	4,226	4,938
Loans receivable, net	497,630	508,605	326,017	233,389	234,865	231,911
Deposits	581,493	559,848	281,206	180,657	182,199	177,300
Federal Home Loan Bank advances	41,000	64,892	50,000	51,500	65,500	70,500
Stockholders’ equity	95,506	96,365	76,630	61,895	61,604	59,903
	For the Three Months Ended September 30,		For the Years Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Operating Data:
Interest and dividend income	$6,657	$4,576	$19,817	$17,821	$12,175	$11,950	$12,435
Interest expense	1,440	1,203	5,018	3,591	3,182	3,448	3,524
Net interest income	5,217	3,373	14,799	14,230	8,993	8,502	8,911
Provision (credit) for loan losses	66	—	626	88	(120)	15	5
Net interest income after provision for loan losses	5,151	3,373	14,173	14,142	9,113	8,487	8,906
Non-interest income	400	347	2,160	1,127	641	511	493
Non-interest expense	4,735	2,646	15,392	10,453	6,283	5,109	5,722
Income before income taxes	816	1,074	941	4,816	3,471	3,889	3,677
Income tax expense (benefit)	146	220	(387)	1,060	2,007	1,325	1,246
Net income	$670	$854	$1,328	$3,756	$1,464	$2,564	$2,431
Average common shares outstanding – basic	4,489,345	3,980,154	4,065,019	3,978,737	3,464,257	3,461,633	3,482,653
Average common shares outstanding – diluted	4,489,345	3,980,154	4,065,019	3,978,737	3,464,257	3,461,633	3,482,653
Earnings per share – basic	$0.15	$0.21	$0.33	$0.94	$0.42	$0.74	$0.70
Earnings per share – diluted	$0.15	$0.21	$0.33	$0.94	$0.42	$0.74	$0.70
Dividends per share	$0.42	$0.50	$0.50	$0.32	$0.31	$0.28	$0.27

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	At or for the Three Months Ended September 30,		At or For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Performance Ratios:
Return on average assets	0.36%	0.82%	0.27%	0.92%	0.48%	0.81%	0.77%
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties)(1)	0.45	0.82	0.79	1.11	0.60	0.81	0.77
Return on average equity	2.80	4.52	1.64	5.01	2.39	4.22	4.08
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties)(2)	3.47	4.52	4.78	6.08	3.00	4.22	4.08
Interest rate spread(3)	2.96	3.27	3.10	3.57	2.84	2.62	2.72
Net interest margin(4)	3.11	3.52	3.30	3.76	3.08	2.85	2.95
Non-interest expense to average assets	2.57	2.53	3.13	2.55	2.05	1.62	1.81
Efficiency ratio(5)	77.30	71.13	90.76	68.07	65.22	56.68	60.85
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties)(6)	81.43	71.13	74.62	62.88	61.32	56.68	60.85
Average interest-earning assets to average interest-bearing liabilities	115.97	119.27	117.92	120.23	121.88	120.36	120.33
Average equity to average assets	13.02	18.10	16.52	18.31	19.95	19.28	18.81
Capital Ratios(7):
Total capital (to risk-weighted assets)	N/A	25.65	N/A	25.82%	33.69%	30.76%	30.70%
Tier 1 capital (to risk-weighted assets)	N/A	24.52	N/A	24.68	32.49	29.50	29.45
Common equity Tier 1 capital (to risk-weighted assets)	N/A	24.52	N/A	24.68	32.49	29.50	29.45
Tier 1 leverage capital (to adjusted total assets)	11.92	16.59	13.67	16.94	20.00	18.72	18.18
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.71%	0.97%	0.68%	0.96%	1.29%	1.35%	1.33%
Allowance for loan losses as a percent of non-performing loans	75.08	156.08	107.88	161.18	75.76	58.33	81.61
Net charge-offs (recoveries) to average outstanding loans during the period	0.00	0.00	0.09	0.01	0.02	(0.02)	0.15
Non-performing loans as a percent of total loans(8)	0.95	0.63	0.64	0.60	1.75	2.38	1.69
Non-performing assets as a percent of total assets(8)	0.67	0.52	0.46	0.48	1.42	1.81	1.51
Other Data:
Number of full-service branch offices	12	6	12	6	3	3	3

(1)
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties) is a non-GAAP measure that represents our adjusted net income divided by average assets. For a reconciliation of this non-GAAP measure, see “Non-GAAP Financial Information.”

(2)
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties) is a non-GAAP measure that represents our adjusted net income divided by average stockholders’ equity. For a reconciliation of this non-GAAP measure, see “Non-GAAP Financial Information.”

(3)
Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(4)
Represents net interest income as a percent of average interest-earning assets.

(5)
Represents non-interest expense divided by the sum of net interest income and non-interest income.

(6)
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) is a non-GAAP measure that represents our adjusted non-interest expense divided by the sum of net interest income and adjusted non-interest expense. For a reconciliation of this non-GAAP measure, see “Non-GAAP Financial Information.”

(7)
Ratios are for William Penn Bank. During the fiscal year ended June 30, 2020, William Penn Bank elected the “community bank leverage ratio” alternative reporting framework.

(8)
Non-performing loans and assets include loans on non-accrual, accruing loans past due 90 days or more and other real estate owned.

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NON-GAAP FINANCIAL INFORMATION
In this prospectus, we present the non-GAAP financial measures discussed below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.
With respect to each of the non-GAAP financial measures discussed below, (i) merger charges and gain on bargain purchase for the years ended June 30, 2020 and 2019 relate to our acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank in May 2020, (ii) merger charges for the year ended June 30, 2018 relate to our acquisition of Audubon Savings Bank in July 2018 and (iii) prepayment penalties for the three months ended September 30, 2020 relate to our prepayment of $23.2 million of higher cost FHLB of Pittsburgh advances in August 2020.
Return on Average Assets (Excluding Merger Charges, Gain on Bargain Purchase and Prepayment Penalties)
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties) represents our adjusted net income (adjusted by the exclusion of the foregoing items) divided by average assets. Management believes that the presentation of this non-GAAP measure assists investors in understanding the impact of non-recurring items on our return on average assets ratio. The following table provides a reconciliation of our return on average assets ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) for each of the periods presented in the table above:
	For the Three Months Ended September 30,		For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Net income	$670	$854	$1,328	$3,756	$1,464	$2,564	$2,431
Less adjustments:
Merger charges	—	—	3,294	796	375	—	—
Gain on bargain purchase	—	—	(746)	—	—	—	—
Prepayment penalties	161	—	—	—	—	—	—
Adjusted net income	$831	$854	$3,876	$4,552	$1,839	$2,564	$2,431
Average assets	$735,846	$417,769	$490,981	$409,142	$307,132	$315,036	$316,681
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties)	0.45%	0.82%	0.79%	1.11%	0.60%	0.81%	0.77%
Return on Average Equity (Excluding Merger Charges, Gain on Bargain Purchase and Prepayment Penalties)
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties) represents our adjusted net income (adjusted by the exclusion of the foregoing items) divided by average equity. Management believes that the presentation of this non-GAAP measure assists investors in understanding the impact of non-recurring items on our return on average equity ratio. The following table provides a reconciliation of our return on average equity ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) for each of the periods presented in the table above:
	For the Three Months Ended September 30,		For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Net income	$670	$854	$1,328	$3,756	$1,464	$2,564	$2,431
Less adjustments:
Merger charges	—	—	3,294	796	375	—	—
Gain on bargain purchase	—	—	(746)	—	—	—	—
Prepayment penalties	161	—	—	—	—	—	—
Adjusted net income	$831	$854	$3,876	$4,552	$1,839	$2,564	$2,431
Average stockholders’ equity	$95,821	$75,622	$81,122	$74,912	$61,269	$60,754	$59,576
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties)	3.47%	4.52%	4.78%	6.08%	3.00%	4.22%	4.08%

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Efficiency Ratio (Excluding Merger Charges, Gain on Bargain Purchase and Prepayment Penalties)
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) represents our adjusted non-interest expense (adjusted by the exclusion of the foregoing items) divided by the sum of net interest income and adjusted non-interest expense. Management believes that the presentation of this non-GAAP measure assists investors in understanding the impact of non-recurring items on our efficiency ratio. The following table provides a reconciliation of our efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) for each of the periods presented in the table above:
	For the Three Months Ended September 30,		For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Non-interest expense	$4,735	$2,646	$15,392	$10,453	$6,283	$5,109	$5,722
Less adjustments:
Merger charges	—	—	3,294	796	375	—	—
Prepayment penalties	161	—	—	—	—	—	—
Adjusted non-interest expense	$4,574	$2,646	$12,098	$9,657	$5,908	$5,109	$5,722
Net interest income	$5,217	$3,373	$14,799	$14,230	$8,993	$8,502	$8,911
Non-interest income	$400	$347	$2,160	$1,127	$641	$511	$493
Less adjustments:
Gain on bargain purchase	—	—	746	—	—	—	—
Adjusted non-interest income	$400	$347	$1,414	$1,127	$641	$511	$493
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties)	77.30%	71.13%	74.62%	62.88%	61.32%	56.68%	60.85%

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USE OF PROCEEDS
Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $91.3 million and $123.9 million. See the section of this prospectus entitled “Pro Forma Data” for the assumptions used to arrive at these amounts.
We intend to distribute the net proceeds as follows:
	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range
	9,350,000 Shares at $10.00 per Share	Percent of Net Proceeds	11,000,000 Shares at $10.00 per Share	Percent of Net Proceeds	12,650,000 Shares at $10.00 per Share	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$93,500		$110,000		$126,500
Less: offering expenses	2,247		2,399		2,551
Net offering proceeds	91,253	100.0%	107,601	100.0%	123,949	100.0%
Less:
Proceeds contributed to William Penn Bank	45,626	50.0	53,801	50.0	61,975	50.0
Proceeds used for loan to employee stock ownership plan	7,480	8.2	8,800	8.2	10,120	8.2
Proceeds remaining for William Penn Bancorporation	$38,147	41.8%	$45,000	41.8%	$51,854	41.8%
Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of William Penn Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated offering.
We initially intend to invest the proceeds retained from the offering at William Penn Bancorporation in short-term investments, such as U.S. treasury and government agency securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and William Penn Bancorporation’s liquidity requirements. In the future, William Penn Bancorporation may liquidate its investments and use those funds:
•
to pay dividends to stockholders;

•
to repurchase shares of its common stock, subject to regulatory restrictions;

•
to finance the possible acquisition of financial institutions or other businesses that are related to banking as opportunities arise, primarily in or adjacent to our existing market areas, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•
for other general corporate purposes, including contributing additional capital to William Penn Bank.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we are not permitted to repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.
William Penn Bank may use the net proceeds it receives from the offering:
•
to fund new loans;

•
to enhance existing products and services, support growth and the development of new products and services;

•
to invest in securities;

•
for the possible future expansion of our branch office network by establishing or acquiring additional branch offices; and

•
for other general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.
We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.
We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors — Risks Related to the Offering — Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

28

OUR DIVIDEND POLICY
William Penn Bancorp has historically paid an annual cash dividend to all stockholders and, for the year ended June 30, 2020, declared an annual cash dividend of $0.42 per share.
After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis but have not determined the timing of our first quarterly dividend following the completion of the conversion and offering. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions.
We also intend to seek regulatory approval, subsequent to the completion of the conversion and offering, to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved particularly if it is deemded to be a return of capital under 12 C.F.R. §239.63(e)(4).
There can be no assurance that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
William Penn Bancorporation will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by William Penn Bancorporation in connection with the conversion. The source of dividends will depend on the net proceeds retained by William Penn Bancorporation and earnings thereon, and dividends from William Penn Bank. In addition, William Penn Bancorporation will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.
Pennsylvania law provides that dividends may be declared and paid by William Penn Bank only out of accumulated net earnings and may be paid in cash or property other than its own shares. Dividends may not be declared or paid unless stockholders’ equity is at least equal to contributed capital. In addition, any payment of dividends by William Penn Bank to William Penn Bancorporation that would be deemed to be drawn out of William Penn Bank’s tax bad debt reserves would require the payment of federal income taxes by William Penn Bank at the then current income tax rate on the amount deemed distributed. William Penn Bancorporation does not contemplate any distribution by William Penn Bank that would result in this type of tax liability.
Pursuant to Federal Reserve Board regulations, William Penn Bancorporation may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering.
MARKET FOR THE COMMON STOCK
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “WMPN.” Upon completion of the conversion, the shares of common stock of William Penn Bancorporation will be exchanged for the existing shares of William Penn Bancorp and are expected to be listed on the Nasdaq Capital Market under the symbol “WMPN.”
As of the close of business on December 31, 2020, there were 4,489,345 shares of William Penn Bancorp common stock outstanding, including 778,231 publicly held shares (shares held by stockholders other than William Penn, MHC), and on that date William Penn Bancorp had approximately 241 stockholders of record.
As of December 31, 2020, William Penn Bancorp had approximately 14 registered market makers in its common stock. Piper Sandler & Co. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.
On September 15, 2020, the business day immediately preceding the public announcement of the conversion, and on [•], the date of this prospectus, the closing prices of William Penn Bancorp common stock as reported on the OTC Pink Marketplace were $32.25 per share and $[•] per share, respectively. On the effective date of the conversion, all publicly held shares of William Penn Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of William Penn Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.”
Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment.

29

CAPITALIZATION
The following table presents the historical consolidated capitalization of William Penn Bancorp at September 30, 2020 and the pro forma consolidated capitalization of William Penn Bancorporation after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.
	At September 30, 2020	Minimum of Offering Range 9,350,000 Shares at $10.00 per Share	Midpoint of Offering Range 11,000,000 Shares at $10.00 per Share	Maximum of Offering Range 12,650,000 Shares at $10.00 per Share
	(Dollars in thousands)
Deposits(1)	$581,493	$581,493	$581,493	$581,493
Borrowed funds	41,000	41,000	41,000	41,000
Total deposits and borrowed funds	$622,493	$622,493	$622,493	$622,493
Stockholders’ equity:
Preferred Stock:
50,000,000 shares, $0.01 par value per share authorized; none issued or outstanding	$—	$—	$—	$—
Common stock:
150,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding(2)	467	112	132	152
Additional paid-in capital	42,932	130,830	147,158	163,486
William Penn, MHC capital consolidation	—	5,473	5,473	5,473
Retained earnings(3)	55,384	55,384	55,384	55,384
Accumulated other comprehensive income	433	433	433	433
Less:
Treasury stock	(3,710)	—	—	—
Common stock to be acquired by employee stock ownership plan(4)	—	(7,480)	(8,800)	(10,120)
Common stock to be acquired by new equity incentive plan(5)	—	(3,740)	(4,400)	(5,060)
Total stockholders’ equity	$95,506	$181,012	$195,380	$209,748
Total stockholders’ equity as a percentage of total assets	13.06%	22.15%	23.50%	24.80%
Tangible equity as a percentage of tangible assets	12.34%	21.58%	22.94%	24.26%

(1)
Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)
As of September 30, 2020, William Penn Bancorp had 4,489,345 shares of common stock outstanding. On a pro forma basis, William Penn Bancorporation will have total issued and outstanding shares of 11,213,166, 13,191,960 and 15,170,754 at the minimum, midpoint and maximum of the offering range, respectively.

(3)
Retained earnings are restricted by applicable regulatory capital requirements.

(4)
Assumes that 8% of the common stock sold in the offering will be acquired by the employee stock ownership plan with funds borrowed from William Penn Bancorporation. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since the funds are borrowed from William Penn Bancorporation, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of William Penn Bancorporation. See “Our Management — Tax-Qualified Retirement Plans — William Penn Bank Employee Stock Ownership Plan.”

(5)
Assumes the purchase in the open market at $10.00 per share, for restricted stock awards under the proposed new equity incentive plan, of a number of shares equal to 4.0% of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The new equity incentive plan will be submitted to stockholders for approval at a meeting of stockholders held no earlier than six months following the offering. See “Risk Factors — Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management — Future Equity Incentive Plan.”

30

REGULATORY CAPITAL COMPLIANCE
At September 30, 2020, William Penn Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The following table presents William Penn Bank’s capital position relative to its regulatory capital requirements at September 30, 2020, on a historical and a pro forma basis. The table reflects receipt by William Penn Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. During the fiscal year ended June 30, 2020, William Penn Bank elected the “community bank leverage ratio” alternative capital reporting framework. For a discussion of the capital standards applicable to William Penn Bank, see “Regulation and Supervision — Banking Regulation — Regulatory Capital Requirements.”
	William Penn Bank Historical at September 30, 2020		Pro Forma at September 30, 2020, Based Upon the Sale in the Offering of
			9,350,000 Shares		11,000,000 Shares		12,650,000 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$94,465	12.92%	$128,871	16.59%	$135,066	17.21%	$141,260	17.81%
Tier 1 leverage capital(1)(2)	$86,956	11.92%	$121,362	15.66%	127,557	16.29%	$133,751	16.90%
Tier 1 leverage requirement	36,465	5.00	38,746	5.00	39,155	5.00	39,564	5.00
Excess	$50,491	6.92%	$82,616	10.66%	$88,402	11.29%	$94,187	11.90%
Tier 1 risk-based capital(1)(2)	$86,956	19.30%	$121,362	26.40%	$127,557	27.65%	$133,751	28.89%
Tier 1 risk-based requirement	36,044	8.00	36,774	8.00	36,905	8.00	37,036	8.00
Excess	$50,912	11.30%	$84,588	18.40%	$90,652	19.65%	$96,715	20.89%
Total risk-based capital(1)(2)	$90,541	20.10%	$124,947	27.18%	$131,142	28.43%	$137,336	29.67%
Total risk-based requirement	45,056	10.00	45,968	10.00	46,132	10.00	46,295	10.00
Excess	$45,485	10.10%	$78,979	17.18%	$85,010	18.43%	$91,041	19.67%
Common equity tier 1 risk-based capital(1)(2)	$86,956	19.30%	$121,362	26.40%	$127,557	27.65%	$133,751	28.89%
Common equity tier 1 risk-based requirement	29,286	6.50	29,879	6.50	29,985	6.50	30,092	6.50
Excess	$57,670	12.80%	$91,483	19.90%	$97,572	21.15%	$103,659	22.39%
Reconciliation of capital infused into William Penn Bank:
Net proceeds			$45,626		$53,801		$61,975
Less: Common stock acquired by new equity incentive plan			(3,740)		(4,400)		(5,060)
Less: Common stock acquired by employee stock ownership plan			(7,480)		(8,800)		(10,120)
Pro forma increase			$34,406		$40,601		$46,795

(1)
Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

31

PRO FORMA DATA
The following table illustrates the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions, although actual expenses may vary from these estimates:
•
all of the shares of common stock will be sold in the subscription and community offerings and no shares will be sold in the syndicated offering;

•
our employee stock ownership plan will purchase a number of shares equal to 8% of the shares sold in the offering with a loan from William Penn Bancorporation that will be repaid in equal installments over 25 years;

•
we will pay Piper Sandler & Co. a fee equal to 1.00% of the aggregate amount of common stock sold in the subscription offering, except that no fee will be paid with respect to shares purchased by our employee stock ownership plan and by our officers, directors and employees or members of their immediate families; and

•
total expenses of the offering, excluding selling agent commissions and expenses, will be approximately $1.4 million.

We calculated pro forma consolidated net income for the three months ended September 30, 2020 and the year ended June 30, 2020, as if the estimated net investable proceeds had been invested at an assumed interest rate of 0.28% (0.22% on an after-tax basis using an assumed tax rate of 22.5%). This represents the yield on the five-year United States Treasury Note at September 30, 2020 which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal banking regulators.
We calculated historical and pro forma per share amounts by dividing historical and pro forma consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.
The pro forma table gives effect to the implementation of a new stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plan will vest over a five-year period.
We also have assumed that options will be granted under stock-based benefit plan to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.03 for each option.
We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the conversion and offering.
As discussed under “Use of Proceeds,” we intend to contribute 50% of the net offering proceeds to William Penn Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.
The pro forma table does not give effect to:
•
withdrawals from deposit accounts to purchase shares of common stock in the offering;

•
our results of operations after the offering; or

•
changes in the market price of the shares of common stock after the offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of William Penn Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering — Liquidation Rights.”

32

	At or for the Three Months Ended September 30, 2020 Based upon the Sale at $10.00 Per Share of
	9,350,000 Shares	11,000,000 Shares	12,650,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$93,500	$110,000	$126,500
Expenses	2,247	2,399	2,551
Estimated net proceeds	91,253	107,601	123,949
Common stock purchased by employee stock ownership plan	(7,480)	(8,800)	(10,120)
Common stock purchased by stock-based benefit plans	(3,740)	(4,400)	(5,060)
Estimated net proceeds, as adjusted	$80,033	$94,401	$108,769
For the Three Months Ended September 30, 2020
Consolidated net earnings:
Historical	$670	$670	$670
Income on adjusted net proceeds	43	51	59
Income on mutual holding company asset contribution	3	3	3
Employee stock ownership plan(1)	(58)	(68)	(78)
Stock awards(2)	(145)	(171)	(196)
Stock options(3)	(134)	(157)	(181)
Pro forma net income	$380	$328	$277
Earnings per share(4):
Historical	$0.07	$0.06	$0.05
Income on adjusted net proceeds	—	—	—
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)
Stock awards(2)	(0.01)	(0.01)	(0.01)
Stock options(3)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share(4)	$0.04	$0.03	$0.02
Offering price to pro forma net earnings per share	62.50x	83.33x	125.00x
Number of shares used in earnings per share calculations	10,472,646	12,320,760	14,168,874
At September 30, 2020
Stockholders’ equity:
Historical	$95,506	$95,506	$95,506
Estimated net proceeds	91,253	107,601	123,949
Mutual holding company capital contribution	5,473	5,473	5,473
Common stock acquired by employee stock ownership plan(1)	(7,480)	(8,800)	(10,120)
Stock awards(2)	(3,740)	(4,400)	(5,060)
Pro forma stockholders’ equity	$181,012	$195,380	$209,748
Intangible assets	(5,986)	(5,986)	(5,986)
Pro forma tangible stockholders’ equity	$175,026	$189,394	$203,762
Stockholders’ equity per share:
Historical	$8.51	$7.24	$6.30
Estimated net proceeds	8.14	8.16	8.17
Equity increase from the mutual holding company	0.49	0.41	0.36
Common stock acquired by employee stock ownership plan(1)	(0.67)	(0.67)	(0.67)
Common stock acquired by stock-based benefit plans(2)	(0.33)	(0.33)	(0.33)
Pro forma stockholders’ equity per share(5)	$16.14	$14.81	$13.83
Intangible assets	(0.53)	(0.45)	(0.39)
Pro forma tangible stockholders’ equity per share(5)	$15.61	$14.36	$13.44
Pro forma price to book value	61.96%	67.52%	72.31%
Pro forma price to tangible book value	64.06%	69.64%	74.40%
Number of shares outstanding for pro forma book value per share calculations	11,213,166	13,191,960	15,170,754
(footnotes begin on page 35)

33

	At or for the Year Ended June 30, 2020 Based upon the Sale at $10.00 Per Share of
	9,350,000 Shares	11,000,000 Shares	12,650,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$93,500	$110,000	$126,500
Expenses	2,247	2,399	2,551
Estimated net proceeds	91,253	107,601	123,949
Common stock purchased by employee stock ownership plan	(7,480)	(8,800)	(10,120)
Common stock purchased by stock-based benefit plans	(3,740)	(4,400)	(5,060)
Estimated net proceeds, as adjusted	$80,033	$94,401	$108,769
For the Year Ended June 30, 2020
Consolidated net earnings:
Historical	$1,328	$1,328	$1,328
Income on adjusted net proceeds	174	205	236
Income on mutual holding company asset contribution	8	8	8
Employee stock ownership plan(1)	(232)	(273)	(314)
Stock awards(2)	(580)	(682)	(784)
Stock options(3)	(535)	(629)	(723)
Pro forma net income	$163	$(43)	(249)
Earnings per share(4):
Historical	$0.13	$0.11	$0.09
Income on adjusted net proceeds	0.02	0.02	0.02
Employee stock ownership plan(1)	(0.02)	(0.02)	(0.02)
Stock awards(2)	(0.06)	(0.06)	(0.06)
Stock options(3)	(0.05)	(0.05)	(0.05)
Pro forma earnings per share(4)	$0.02	$—	$(0.02)
Offering price to pro forma net earnings per share	500.00x	NM	NM
Number of shares used in earnings per share calculations	10,495,086	12,347,160	14,199,234
At June 30, 2020
Stockholders’ equity:
Historical	$96,365	$96,365	$96,365
Estimated net proceeds	91,253	107,601	123,949
Mutual holding company capital contribution	3,903	3,903	3,903
Common stock acquired by employee stock ownership plan(1)	(7,480)	(8,800)	(10,120)
Stock awards(2)	(3,740)	(4,400)	(5,060)
Pro forma stockholders’ equity	$180,301	$194,669	$209,037
Intangible assets	(6,050)	(6,050)	(6,050)
Pro forma tangible stockholders’ equity	$174,251	$188,619	$202,987
Stockholders’ equity per share:
Historical	$8.59	$7.30	$6.35
Estimated net proceeds	8.14	8.16	8.17
Equity increase from the mutual holding company	0.35	0.30	0.26
Common stock acquired by employee stock ownership plan(1)	(0.67)	(0.67)	(0.67)
Common stock acquired by stock-based benefit plans(2)	(0.33)	(0.33)	(0.33)
Pro forma stockholders’ equity per share(5)	$16.08	$14.76	$13.78
Intangible assets	(0.54)	(0.46)	(0.40)
Pro forma tangible stockholders’ equity per share(5)	$15.54	$14.30	$13.38
Pro forma price to book value	62.19%	67.75%	72.57%
Pro forma price to tangible book value	64.35%	69.93%	74.74%
Number of shares outstanding for pro forma book value per share calculations	11,213,166	13,191,960	15,170,754
(footnotes begin on page 35)

34

(1)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from William Penn Bancorporation. William Penn Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. William Penn Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by William Penn Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 22.5%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that shares were committed to be released over 25 equal annual installments during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)
Assumes that a new stock-based benefit plan purchases an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from William Penn Bancorporation or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by William Penn Bancorporation. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended June 30, 2020, and (iii) the plan expense reflects an effective tax rate of 22.5%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.2%.

(3)
Assumes that options are granted under a new stock-based benefit plan to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.03 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25.0% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 22.5%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 7.7%.

(4)
Per share figures include publicly held shares of William Penn Bancorp common stock that will be exchanged for shares of William Penn Bancorporation common stock in the conversion. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares of William Penn Bancorp and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note (1) above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)
Per share figures include publicly held shares of William Penn Bancorp common stock that will be exchanged for shares of William Penn Bancorporation common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares of William Penn Bancorp at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 2.3941, 2.8166 and 3.2391 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

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OUR BUSINESS
General
William Penn Bancorporation is a Maryland corporation that was organized in July 2020. Upon completion of the conversion, William Penn Bancorporation will become the holding company of William Penn Bank, a Pennsylvania-chartered savings bank, and will succeed to all of the business and operations of William Penn Bancorp and each of William Penn Bancorp and William Penn, MHC will cease to exist.
William Penn Bancorp was incorporated under the laws of the United States on April 15, 2008 for the purpose of serving as the savings and loan holding company of William Penn Bank, as part of William Penn Bank’s conversion from the mutual to stock form of organization. William Penn, MHC was incorporated under the laws of the United States on April 15, 2008 for the purpose of serving as the mutual holding company parent of William Penn Bank as part of the mutual holding company reorganization.
In April 2008, in connection with William Penn Bank’s reorganization into the mutual holding company structure, William Penn Bancorp completed its initial public offering in which it (i) sold 1,025,283 shares of its outstanding common stock to the public, (ii) issued 2,548,713 shares of its common stock to William Penn, MHC and (iii) contributed 67,022 shares of its outstanding common stock to The William Penn Community Foundation. William Penn, MHC’s sole business activity is the ownership of 3,711,114 shares of common stock of William Penn Bancorp, or 82.7% of the common stock outstanding as of the date of this prospectus. William Penn, MHC engages in no other business activities and has no stockholders.
Effective May 1, 2020, in connection with William Penn Bank’s acquisition of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, William Penn Bancorp and William Penn, MHC each converted from a federally-chartered savings and loan holding company to a Pennsylvania-chartered bank holding company. After completion of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
William Penn Bank’s principal business consists of originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and to a lesser extent, non-residential real estate, multi-family and construction loans. We also offer commercial loans and other consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
Recent Acquisition History
On July 1, 2018, we acquired Audubon Savings Bank, a New Jersey-chartered mutual savings association headquartered in Audubon, New Jersey and with two additional branch offices located in Mount Laurel and Pine Hill, New Jersey. The acquisition of Audubon Savings Bank enhanced our market share in Burlington and Camden Counties in New Jersey, and provided William Penn Bank with a physical presence in Southern New Jersey. In connection with the acquisition of Audubon Savings Bank, William Penn Bancorp issued 517,095 shares of common stock to William Penn, MHC.
On May 1, 2020, we acquired both (i) Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania and with a branch office located in Bristol Pennsylvania, and (ii) Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania and with three additional branch offices located in Philadelphia, Pennsylvania. The acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank further increased our market presence in our existing market area. In connection with the acquisition of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, William Penn Bancorp issued an aggregate of 509,191 shares of common stock to William Penn, MHC.
Market Area
We are headquartered in Bristol, Pennsylvania and currently operate twelve full-service branch offices in Bucks and Philadelphia Counties in Pennsylvania and in Burlington and Camden Counties in New Jersey. We periodically evaluate our network of banking offices to optimize the penetration in our market area. Our business strategy currently includes opening new branches in and around our market area, which may include neighboring counties.
We consider our primary market area to be the Philadelphia suburbs of lower Bucks County and Northeast Philadelphia in Pennsylvania, and the Philadelphia suburbs located in Southern New Jersey. This area has historically benefitted from having a large number of corporate headquarters located within it. The area benefits from having a well-educated employment base and the diversity provided by a large number of industrial, service, retail and high technology businesses. Other employment is provided by a variety of wholesale trade, manufacturing, federal, state and local governments, hospitals and utilities.
According to the U.S. Census Bureau, as of July 1, 2019, (i) Bucks County had an estimated population of 628,270, representing a 0.5% increase from April 1, 2010, and a median household income of $86,055 and (ii) Philadelphia County had an estimated population of 1.6 million, representing a 3.8% increase from April 1, 2010, and a median household income of $43,744. In addition, (i) Burlington County had an estimated population of 445,349, representing a 0.8% decrease from April 1, 2010, and a median household income of $84,992, (ii) Camden County had an estimated population of 506,471, representing a 1.4% decrease from April 1, 2010, and a median

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household income of $67,118, (iii) Gloucester County had an estimated population of 291,636, representing a 1.0% increase from April 1, 2010, and a median household income of $85,160 and (iv) Mercer County had an estimated population of 367,430, remaining relatively unchanged from April 1, 2010, and a median household income of $79,990. At that same date, the median household income in the United States was $65,084.
As of June 2020, the unemployment rate in Bucks and Philadelphia Counties totaled 12.7% and 17.7%, respectively, and the unemployment rate in Burlington, Camden, Gloucester and Mercer Counties totaled 13.7%, 16.3%, 15.4% and 10.9%, respectively, as compared to a national unemployment rate of 11.2% for June 2020.
Competition
We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits and loans has historically come from the numerous national, regional and local community financial institutions operating in our market area, including a number of independent banks and credit unions, in addition to other financial service companies, such as brokerage firms, mortgage companies and mortgage brokers. In addition, we face competition for investors’ funds from money market funds and other corporate and government securities. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage and consumer credit market, such as financial technology companies, securities companies and specialty finance companies. We believe that our long-standing presence in Bucks County, our recent expansion into Southern New Jersey and Northeast Philadelphia, and our personal service philosophy enhance our ability to compete favorably in attracting and retaining individual and business customers. We actively solicit deposit-related customers and compete for deposits by offering customers personal attention, professional service and competitive interest rates.
Lending Activities
Our loan portfolio consists primarily of one- to four-family residential mortgage loans. To a lesser extent, our loan portfolio includes non-residential real estate loans, multi-family residential loans, commercial real estate, commercial business and consumer loans. Substantially all of our loans are secured by properties located within our local markets.
One- to Four-Family Residential Loans.    Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes in our market area. Such loans totaled $335.2 million, or 66.3% of our total loan portfolio, at September 30, 2020.
We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans rather than fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans (as opposed to adjustable interest rates) and adjustable-rate mortgage loans that can be originated or purchased at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates, and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.
We offer fixed-rate loans with terms of either 10, 15, 20 or up to 30 years. Our adjustable-rate mortgage loans are also based on a 10, 15, 20 or up to 30 year amortization schedule. Interest rates and payments on our adjustable-rate mortgage loans adjust every three, five, seven or ten years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate that is based on the respective three, five, seven or ten year monthly Constant Maturity U.S. Treasury indices.
Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest rate sensitivity is limited by the annual and lifetime interest rate adjustment limits.
While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.
We also regularly make loans secured by non-owner occupied one- to four-family residential properties. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. In reaching a decision on whether to originate a non-owner occupied one- to four-family residential real estate loan, we consider the net operating income of the property, the borrower’s credit history and profitability, and the value of the underlying property. At September 30, 2020, loans secured by non-owner occupied one- to four-family properties totaled $116.9 million, or 29.7% of our total residential loan portfolio, which includes home equity loans and lines of credit and residential construction loans.

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We do not make conventional loans with loan-to-value ratios exceeding 95% and generally limit loan-to-value ratios on our conventional loans to 80%. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance, a government guarantee or additional collateral. We require all properties securing mortgage loans to be appraised by licensed independent appraisers from appraisal management companies approved by our board of directors. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance and/or flood insurance for loans on property located in a flood zone, before closing the loan.
Our largest one- to four-family residential loan at September 30, 2020 was a non-owner-occupied one- to four-family residential loan for $2.4 million secured by a single-family residence located on the Eastern Shore of Maryland, all of which is outstanding. This loan is performing in accordance with its terms.
Non-Residential Real Estate and Multi-Family Loans.    We offer fixed rate and adjustable-rate mortgage loans secured by commercial real estate, multi-family residential real estate and land. Our non-residential and multi-family real estate loans are generally secured by office buildings, retail and mixed-use properties, condominiums, apartment buildings, single-family subdivisions and owner-occupied properties used for businesses. At September 30, 2020, our commercial and multi-family real estate loan portfolio totaled $94.4 million, or 18.7% of our total loan portfolio.
We originate multi-family and non-residential real estate loans with terms generally up to 25 years. Interest rates and payments on adjustable-rate loans adjust every one, three, five and ten years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to the interest rate used for one-to four-family loan products, plus a spread based on credit-worthiness and risk. Loan amounts generally do not exceed 80% of the appraised value for well-qualified borrowers.
Our largest non-residential real estate loan at September 30, 2020 was for $6.2 million, of which $6.1 million is outstanding. This loan is secured by a shopping center and church located in Gloucester County and is performing in accordance with its terms.
Loans secured by multi-family residential and non-residential real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family residential and non-residential real estate lending is the borrower’s credit-worthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. In reaching a decision on whether to make a multi-family residential or non-residential real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property.
Home Equity Loans and Lines of Credit.    We offer home equity loans and lines of credit, which have adjustable rates of interest that are indexed to the prime rate as published in The Wall Street Journal for terms of up to 20 years. These loans are originated with maximum loan-to-value ratios of 80% of the appraised value of the property, and we require that we have a second lien position on the property. We also offer secured and unsecured lines of credit for well-qualified individuals and small businesses. Management includes these loans based on the collateral supporting the line of credit in either the non-residential, multi-family, commercial or one-to-four family categories for the purposes of monitoring and evaluating the portfolio. At September 30, 2020, such loans totaled $45.4 million, or 9.0% of our total loan portfolio.
Residential and Commercial Construction Loans and Land Loans.    We originate (i) residential construction loans to individuals and purchase loans that finance the construction of owner-occupied residential dwellings for personal use, which we classify within our residential real estate loan portfolio, (ii) commercial construction loans for the development of projects including non-owner occupied residential dwellings, condominiums, apartment buildings, single-family subdivisions, single-family investor loans, as well as owner-occupied properties used for business, which we classify within our commercial real estate loan portfolio and (iii) commercial land loans for the purchase and development of raw land.
Our residential construction loans generally provide for the payment of interest only during the construction phase, which can be up to 18 months. At the end of the construction phase, substantially all of our loans automatically convert to permanent mortgage loans. Construction loans generally can be made with a maximum loan to value ratio of 80% of the appraised value with maximum terms of 30 years. Our residential construction loans totaled $13.7 million, or 2.7% of our total loan portfolio, at September 30, 2020. At September 30, 2020, our largest outstanding residential construction loan was for $2.2 million, all of which was disbursed and outstanding, and related to the development of a residential subdivision in Horsham Township, Pennsylvania. This loan is performing in accordance with its terms. We also require periodic inspections of the property during the term of the construction.
Our commercial construction loans provide for payment of interest only during the construction phase and may, in the case of an apartment or commercial building, convert to a permanent mortgage loan upon the completion of construction. In the case of a single-family subdivision or construction or builder loan, as individual lots are sold, the principal balance is reduced by agreed upon release prices at the outset of the loan sufficient to liquidate the loan prior to the final sale. In the case of a commercial construction loan, the construction period may be from nine months to two years. Loans are generally made to a maximum of 75% of the lower of the cost or the appraised market value as determined by an independent licensed appraiser. We also require periodic inspections of the property during the term of the construction loan.
We do not currently offer land loans, but have historically offered land loans to individuals on approved residential building lots for personal use. The land loans in our loan portfolio have terms of up to 15 years and to a maximum loan to value ratio of 80% of the appraised value. In addition, the land loans in our portfolio are adjustable-rate loans with adjustments occurring every three and five years, based on the original contract. Interest rate adjustments are based on the Constant Maturity U.S. Treasury indices plus a spread. Our adjustable-rate land loans in generally have an interest rate floor.

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Our commercial construction and land loans totaled $7.4 million, or 1.5% of our total loan portfolio, at September 30, 2020 and was comprised of $4.5 million in commercial construction loans and $2.9 million in land loans at that date. At September 30, 2020, our largest outstanding commercial construction and land loan was a commercial land loan for $3.0 million, of which $2.9 million was disbursed and outstanding, for a commercial development project outside Wildwood, New Jersey. This loan is performing in accordance with its terms.
Commercial Business Loans.    These loans consist of operating lines of credit secured by general business assets and equipment. The operating lines of credit are generally short term in nature with interest rates tied to short-term rates and adjustments occurring daily, monthly, or quarterly based on the original contract. For adjustable loans, there is also an interest rate floor. The equipment loans are typically made with maturities of less than five years and are priced with a fixed interest rate. Longer repayments of up to 15 years can be made depending on the useful life of the equipment being financed. Generally, rates are fixed for not longer than five years and will reset, generally based on the Constant Maturity U.S. Treasury indices plus a spread, if the amortization or maturity of the loan is longer. At September 30, 2020, such loans totaled $6.0 million, or 1.2% of our total loan portfolio.
Consumer Loans.    In the past, we have offered a variety of consumer loans, which include automobile and personal secured and unsecured loans to our customer base. However, we no longer offer these loans to customers.
Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws may limit the amount which can be recovered on such loans.
Loan Origination, Purchases and Sales.    Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, advertising and referrals from customers and local realtors. Historically, we have primarily originated our own loans and retained them in our portfolio. However, we also occasionally purchase loans or participation interests in loans. As of September 30, 2020, we had an aggregate of $5.1 million in purchased loan participations outstanding. The largest outstanding loan participation as of September 30, 2020 was a commercial non-residential real estate loan for $692,000. This loan is performing in accordance with its terms.
We also occasionally sell some of the longer-term fixed-rate one-to-four family mortgage loans that we originate in the secondary market based on prevailing market interest rate conditions, an analysis of the composition and risk of the loan portfolio, liquidity needs and interest rate risk management goals. Generally, loans are sold with recourse and with servicing retained. We did not sell any loans during the three months ended September 30, 2020 or the year ended June 30, 2020 and sold $592,000 of loans during the year ended June 30, 2019. We occasionally sell participation interests in loans and may sell loan participations in the future.
Loan Approval Procedures and Authority.    Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management.
With respect to residential mortgage loans, loans with a total loan commitment of less than $250,000 may be approved by the loan’s residential underwriter, as well as one of the following individuals: our Chief Executive Officer, Chief Commercial Officer, Director of Residential Lending or Loan Servicing Manager. Loans with a total loan commitment of between $250,000 to $750,000 must be approved by (i) the loan’s residential underwriter, (ii) either our Director of Residential Lending or Loan Servicing Manager and (iii) either our Chief Executive Officer or Chief Commercial Officer. Loans with a total loan commitment of between $750,000 and $2.0 million must be approved by our Officers’ Loan Committee, which consists of our Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer, Director of Commercial Lending, Director of Residential Lending and Loan Servicing Manager. Loans with a total loan commitment in excess of $2.0 million, and up to our legal lending limit, must be approved by our Directors’ Loan Committee, which consists of our entire board of directors.
With respect to commercial loans, loans with a total loan commitment of up to $500,000 (and unsecured lines or letters of credit with total loan commitments of up to $250,000) may be approved by the originating loan officer as well as either our Chief Commercial Officer or Director of Commercial Lending. Loans with a total loan commitment of between $500,000 and $2.0 million (and unsecured lines or letters of credit with total loan commitments of between $250,000 and $1.0 million) must generally be approved by our Officers’ Loan Committee, and loans with a total loan commitment in excess of $2.0 million (or $1.0 million for unsecured lines or letters of credit) must be approved by our Directors’ Loan Committee.
Loans to One Borrower.    The maximum amount that we may lend to one borrower and the borrower’s related entities is limited by statute to generally 15% of our stated capital and reserves. At September 30, 2020, our regulatory lending maximum was $14.7 million.
Loan Commitments.    We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 30 days.
Delinquencies.    When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We generally make initial contact with the borrower when the loan becomes ten to fifteen days past due. If payment is not received by the 45th day of delinquency, additional letters are sent and phone calls generally are made to the customer. When the loan becomes 120 days past due, we generally commence foreclosure proceedings against any real

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property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances. Management informs the board of directors on a monthly basis of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.
As of September 30, 2020, we had provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. We also had granted eligible loan modifications in the form of payment deferral of principal and interest for $49.8 million of existing loans under the CARES Act. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a substantial portion of the loans on deferral and, as of November 30, 2020, $2.6 million of loans remain on deferral under the CARES Act.
Investment Activities
We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and preferred shares, subordinated debt and certificates of deposit of federally insured institutions. At September 30, 2020, our investment portfolio consisted primarily of municipal securities with maturities of five to more than ten years, corporate bonds, and mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae with stated final maturities of 40 years or less.
Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for our investment portfolio, including approval of our investment policy. Our Chief Operating Officer is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with our investment policy.
Deposit Activities and Other Sources of Funds
General.    Deposits and loan repayments are the major sources of our funds for lending and other investment activities. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.
Deposit Accounts.    The vast majority of our depositors are residents of Southeastern Pennsylvania and Southern New Jersey. Deposits are raised primarily from within our primary market area through the offering of a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts, club savings accounts, certificate accounts and various retirement accounts. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, and the interest rate among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity.
Borrowings.    If necessary, we borrow from the Federal Home Loan Bank of Pittsburgh to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of Pittsburgh and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s credit-worthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member’s assets, and short-term borrowings of less than one year may not exceed 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. There were approximately $41.0 million of Federal Home Loan Bank advances outstanding at September 30, 2020. At September 30, 2020, we had the ability to borrow an additional $263.0 million from the Federal Home Loan Bank of Pittsburgh. In addition, as of September 30, 2020, we had $10.0 million of available credit from Atlantic Community Bank to purchase federal funds.
Personnel
At September 30, 2020, we had 103 full-time employees and three part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.
Subsidiaries
William Penn Bancorp’s only direct subsidiary is William Penn Bank. William Penn Bank maintains the following subsidiaries:
WPSLA Investment Corporation is a Delaware corporation organized in April 2000 to hold certain investment securities and loans for William Penn Bank. At September 30, 2020, WPSLA Investment Corporation held $95.4 million of William Penn Bank’s $123.6 million securities portfolio and $30.2 million of William Penn Bank’s $501.2 million total loan portfolio.

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Fidelity Asset Recovery Specialists, LLC is a Pennsylvania limited liability company organized in March 2015 that William Penn Bank acquired in connection with its acquisition of Fidelity Savings and Loan Association of Bucks County in May 2020. This subsidiary, which is currently inactive and in the process of dissolution, was formerly utilized by Fidelity Savings and Loan Association of Bucks County to manage and hold other real estate owned properties located in Pennsylvania until disposition.
Washington Service Corporation is a Pennsylvania corporation organized in October 2000 that William Penn Bank acquired in connection with its acquisition of Washington Savings Bank in May 2020. This subsidiary, which is currently inactive and in the process of dissolution, formerly held commercial real estate, including a branch office located in Philadelphia, Pennsylvania, that was previously owned by Washington Savings Bank.
Legal Proceedings
We are involved in routine legal proceedings in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to our financial condition, results of operations and cash flows.
Properties
At September 30, 2020, we conducted business through our administrative headquarters located in Bristol, Pennsylvania and our twelve branch offices located in Bucks and Philadelphia Counties in Pennsylvania and Burlington and Camden Counties in New Jersey. At September 30, 2020, we owned ten of our branch office locations, leased building space at one of our branch office locations and leased the land at one of our branch office locations. We also lease our administrative headquarters located in Bristol, Pennsylvania and own two additional administrative offices located in Bucks County, Pennsylvania and one additional administrative office located in Camden County, New Jersey. However, we do not currently conduct any significant business operations from any of these three additional administrative offices. At September 30, 2020, the total net book value of our land, buildings, furniture, fixtures and equipment was $13.9 million.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the unaudited consolidated financial statements as of September 30, 2020 and 2019 and for the three months then ended and the audited consolidated financial statements as of June 30, 2020 and 2019 and for the fiscal years then ended of William Penn Bancorp that appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding William Penn Bancorp and the financial statements provided in this prospectus.
Overview
Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting of money market accounts, statement savings accounts, individual retirement accounts, certificates of deposit and Federal Home Loan Bank advances. Our results of operations also are affected by our provisions for loan losses, noninterest income and noninterest expense. Noninterest income currently consists primarily of fees, service charges, earnings on bank-owned life insurance and gains on the sale of loans and investment securities. Noninterest expense currently consists primarily of salaries and employee benefits, occupancy and equipment, data processing, merger-related expenses and professional fees. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies, and actions of regulatory authorities.
Business Strategy
Since our acquisition of Audubon Savings Bank in July 2018, and continuing with our acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank in May 2020, we have focused on serving the financial needs of consumers and businesses in our primary markets of Southeastern Pennsylvania and Southern New Jersey. Through our wholly owned bank subsidiary, William Penn Bank, we deliver a comprehensive range of traditional depository and lending products, online banking services, and cash management tools for small businesses. Our business strategy is to continue to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:
Continuing our transformation to a relationship-based banking business model.
Following our acquisition of Audubon Savings Bank in July 2018, our primary strategic objective has been to transform William Penn Bank from a price-driven, transaction-based savings institution to a service-driven, relationship-based bank that emphasizes securing relationships rather than amassing accounts. We have taken an active approach toward accomplishing this transformation, a key component of which is to opportunistically hire talented individuals, or existing teams of individuals, with relationships in retail, commercial, and small business banking in furtherance of our efforts to increase our commercial lending activities. Since March 2019, we have hired nine top producers from regional competitors.
We believe that customer satisfaction is a key to sustainable growth and profitability. While continually striving to ensure that our products and services meet our customers’ needs, we also encourage our employees to focus on providing personal service and attentiveness to our customers in a proactive manner. We believe that many opportunities remain to deliver what our customers want in the form of exceptional service and convenience and we intend to continue to focus our operating strategy on taking advantage of these opportunities.
Maintaining our emphasis on residential portfolio lending while also increasing our commercial lending activities.
Our primary lending focus historically has been the origination of one- to four-family mortgage loans. At September 30, 2020, $335.2 million, or 66.3%, of our loan portfolio was secured by one- to four-family real estate loans and we intend to continue to emphasize this type of lending after the offering. We believe there are opportunities to increase our residential mortgage lending in our market area, and we intend to take advantage of these opportunities through the additional lending staff we have welcomed as a result of our recent acquisitions of Audubon Savings Bank, Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as by increasing our existing residential mortgage origination channels.
In addition to continuing our emphasis on one- to four-family mortgage loans, we also intend to increase our commercial lending activities, particularly with respect to commercial real estate, multi-family residential and commercial business loans, following the completion of the offering. We believe the expansion of our multi-family residential and commercial real estate lending activities will further diversify our balance sheet, help to control our interest rate risk exposure and increase our presence in our market area. After the offering, we will continue to look for additional experienced commercial lending personnel and will continue to enhance our infrastructure in order to implement this component of our business strategy.
We believe that strong asset quality is a key to long-term financial success, and we have sought to maintain a high level of asset quality and mitigate credit risk by using conservative underwriting standards for all of our residential and commercial lending products, combined with diligent monitoring and collection efforts. Following the completion of the offering, we will continue to seek residential and commercial lending opportunities in our market area that will further our business strategy and that are also consistent with our conservative underwriting standards. As a result of the continued economic uncertainty due to the COVID-19 pandemic, and the significant business and operational disruptions that borrowers may face (including business closures, supply chain disruptions, and mass

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layoffs and furloughs) that have resulted from the pandemic, we will continue to carefully scrutinize residential and commercial lending opportunities following the completion of the offering. If significant lending opportunities that meet our conservative underwriting standards do not arise as a result of the pandemic, we will not compromise our underwriting criteria and will strategically slow down our plans to increase our lending activities until economic conditions improve.
Recruiting and retaining top talent and personnel.
Our entire executive management leadership team, and a large majority of the next tier of management, either joined William Penn Bank in connection with the acquisition of Audubon Savings Bank or have been recruited since our acquisition of Audubon Savings Bank in July 2018. We have also hired teams of relationship bankers from regional competitors and intend to continue to opportunistically hire talented individuals, or existing teams of individuals, with relationships in retail, commercial, and small business banking. As a result of William Penn Bank’s strong capital levels (which will be further strengthened by the offering) and expansion strategy, we believe we have the ability to continue hiring and developing top performers for the foreseeable future.
Continuing to invest in our facilities and expand our branch network through de novo branching.
In addition to our investment in people, we have been enhancing and optimizing both our facilities and branch network in recent years. We have consolidated most of our non-branch operations into one location located in Bristol, Pennsylvania that opened in November 2019 and expect to consolidate our loan origination and servicing administration operations into one location located in Philadelphia, Pennsylvania that we acquired in connection with our recent acquisition of Washington Savings Bank.
We have also improved the infrastructure of our branch footprint and intend to continue our strategy to broaden our existing branch network by expanding into new markets and broadening our geographic footprint. In June 2020, we opened a new branch office in Collingswood, New Jersey, the first de novo branch applying our strategy of entering walkable towns and suburbs with vibrant commercial corridors and main streets. In addition, we expect to open a new branch office in Yardley, Pennsylvania during the first calendar quarter of 2021 and a new branch office in Doylestown, Pennsylvania during the third quarter of 2021. We also plan to continue to open additional new branches in desirable locations in attractive growth markets. New branches will feature modern design elements and will include open, collaborative spaces with room for private meetings.
Executing a multi-faceted expansion plan that involves branch acquisitions and the possible acquisition of other financial institutions and/or financial services companies.
Our expansion strategies complement our overall strategic vision. We intend to expand our franchise and reinvest our excess capital by continuing to hire talented relationship managers, opening de novo branches, and making opportunistic whole bank or branch acquisitions, with an emphasis on expanding our presence in Bucks County, Pennsylvania and Southern New Jersey, as well as entering the Montgomery County, Pennsylvania, and Central New Jersey markets. We believe significant opportunities exist, and will continue to exist, for additional expansion through acquisitions both in our current market and in other adjacent markets within the greater Delaware Valley area. Our acquisition strategy includes traditional whole bank acquisitions and complementary acquisitions of select branch banking offices.
We have completed three whole bank acquisitions since 2018, which serve as the platform for our ability to successfully integrate financial institutions, and our executive management team has a history of running and integrating highly efficient banking institutions while focusing on building a culture of expense control. As a result of these three whole bank acquisitions and our focus on continued expense control, we have increased our core deposits (consisting of checking accounts, money market accounts and savings and club accounts) from $96.8 million at June 30, 2018 to $376.1 million, or 288.4%, at September 30, 2020.
We believe that maintaining strong relationships with our regulators is an important component of our long-term strategy. We maintain an active dialogue with our regulators and we view our relationships with our regulators a long-term partnership, and we will continue to follow this philosophy as we implement our plans for future growth.
Improving our technology platform.
We are committed to building a technology platform that enables us to deliver best-in-class products and services to our customers and is also scalable to accommodate our long-term growth plans. To accomplish this objective, we have made and are continuing to make substantial investments in our information technology infrastructure, including data backup, security, accessibility, integration, business continuity, website development, online and mobile banking technologies, cash management technology and internal/external ease of use. We continue to develop new strategies for streamlining internal and external practices using technology such as online account opening, an online education center, and remote appointments.
Employing a stockholder-focused management of capital.
Maintaining a strong capital base is critical to support our long-range business plan; however, we recognize that we will have a high level of capital following completion of the offering. Consequently, we intend to manage our capital position through the growth of assets, as well as the utilization of appropriate capital management tools, consistent with applicable regulations and policies, and subject to market conditions. Under current federal regulations, subject to limited exceptions, we may not repurchase shares of our common stock during the first year following the completion of the offering.
William Penn Bancorp has historically paid an annual cash dividend to stockholders and, for the year ended June 30, 2020, declared an annual cash dividend of $0.42 per share. After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis but have not determined the timing of our first quarterly dividend following the completion of the

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conversion and offering. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions. We also intend to seek regulatory approval, subsequent to the completion of the conversion and offering, to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved, particularly if it is deemed to be a return of capital under 12 C.F.R. § 239.63(e)(4).
Critical Accounting Policies
We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider these accounting policies to be our critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Actual results could differ from these judgments and estimates under different conditions, resulting in a change that could have a material impact on the carrying values of our assets and liabilities and our results of operations.
Allowance for Loan Losses
We consider the allowance for loan and losses to be a critical accounting policy. The allowance for loan losses is determined by management based upon portfolio segments, past historical experience, evaluation of estimated losses and impairment in the loan portfolio, current economic conditions, and other pertinent factors. Management also considers risk characteristics by portfolio segments including, but not limited to, renewals and real estate valuations. The allowance for loan losses is maintained at a level that management considers adequate to provide for estimated losses and impairment based upon an evaluation of known and inherent risk in the loan portfolio. Loan impairment is evaluated based on the fair value of collateral or present value of expected cash flows. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.
The allowance for loan and lease losses is established through a provision for loan losses charged to expense, which is based upon past loan loss experience and an evaluation of estimated losses in the current loan portfolio, including the evaluation of impaired loans. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: overall economic conditions; value of collateral; strength of guarantors; loss exposure at default; the amount and timing of future cash flows on impaired loans; and determination of loss factors to be applied to the various segments of the portfolio. All of these estimates are susceptible to significant change. Management regularly reviews the level of loss experience, current economic conditions and other factors related to the collectability of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, as an integral part of their examination process, periodically review our allowance for loan losses.
Our financial results are affected by the changes in and the level of the allowance for loan losses. This process involves our analysis of complex internal and external variables, and it requires that we exercise judgment to estimate an appropriate allowance for loan losses. As a result of the uncertainty associated with this subjectivity, we cannot assure the precision of the amount reserved, should we experience sizeable loan losses in any particular period. For example, changes in the financial condition of individual borrowers, economic conditions, or the condition of various markets in which collateral may be sold could require us to significantly decrease or increase the level of the allowance for loan losses. Such an adjustment could materially affect net income as a result of the change in provision for loan losses. For example, a change in the estimate resulting in a 10% to 20% difference in the allowance would have resulted in an additional provision for loan losses of $359,000 to $717,000 for the twelve months ended September 30, 2020. We also have approximately $4.9 million as of September 30, 2020 in non-performing assets consisting of non-performing loans and other real estate owned. Most of these assets are collateral dependent loans where we have incurred credit losses to write the assets down to their current appraised value less selling costs. We continue to assess the realizability of these loans and update our appraisals on these loans each year. To the extent the property values continue to decline, there could be additional losses on these non-performing loans which may be material. For example, a 10% decrease in the collateral value supporting the non-performing loans could result in additional credit losses of $488,000. In recent periods, we experienced strong asset quality metrics including low levels of delinquencies, net charge-offs and non-performing assets. Management considered market conditions in deriving the estimated allowance for loan losses; however, given the continued economic difficulties and uncertaintues and the COVID-19 pandemic, the ultimate amount of loss could vary from that estimate.
In June 2016, the FASB issued ASU 2016-13: Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Topic 326 amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. This update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this update are

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expected to be effective for us on July 1, 2023. We are in the process of evaluating the impact of this guidance but expect that the impact will likely be material to our consolidated financial statements.
Goodwill
The acquisition method of accounting for business combinations requires us to record assets acquired, liabilities assumed, and consideration paid at their estimated fair values as of the acquisition date. The excess of consideration paid (or the fair value of the equity of the acquiree) over the fair value of net assets acquired represents goodwill. Goodwill totaled $4.9 million at September 30, 2020, June 30, 2020 and June 30, 2019. Goodwill and other indefinite lived intangible assets are not amortized on a recurring basis, but rather are subject to periodic impairment testing. The provisions of Accounting Standards Codification (“ASC”) Topic 350 allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test.
During the year ended June 30, 2020, management included considerations of the current economic environment caused by COVID-19 in its qualitative assessment of goodwill impairment and determined that a quantitative assessment of goodwill was warranted. Management engaged a third-party valuation specialist to perform a quantitative assessment of goodwill impairment and it was determined that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment existed during the year ended June 30, 2020.
During the three months ended September 30, 2020, management considered the current economic environment caused by the COVID-19 pandemic in its evaluation, and determined based on the totality of its qualitative assessment that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment existed during the three months ended September 30, 2020.
Income Taxes
We are subject to the income tax laws of the various jurisdictions where we conduct business and estimate income tax expense based on amounts expected to be owed to these various tax jurisdictions. The estimated income tax expense (benefit) is reported in the consolidated statements of income. The evaluation pertaining to the tax expense and related tax asset and liability balances involves a high degree of judgment and subjectivity around the ultimate measurement and resolution of these matters.
Accrued taxes represent the net estimated amount due to or to be received from tax jurisdictions either currently or in the future and are reported in other assets on our consolidated statements of financial condition. We assess the appropriate tax treatment of transactions and filing positions after considering statutes, regulations, judicial precedent and other pertinent information and maintain tax accruals consistent with our evaluation. Changes in the estimate of accrued taxes occur periodically due to changes in tax rates, interpretations of tax laws, the status of examinations by the tax authorities and newly enacted statutory, judicial and regulatory guidance that could impact the relative merits of tax positions. These changes, when they occur, impact accrued taxes and can materially affect our operating results. We regularly evaluate our uncertain tax positions and estimate the appropriate level of reserves related to each of these positions.
As of September 30, 2020 and June 30, 2020, we had net deferred tax assets totaling $4.4 million and $4.8 million, respectively. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If currently available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax assets and liabilities. These judgments require us to make projections of future taxable income. Management believes, based upon current facts, that it is more likely than not that there will be sufficient taxable income in future years to realize the deferred tax assets. The judgments and estimates we make in determining our deferred tax assets are inherently subjective and are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance that results in additional income tax expense in the period in which it is recognized would negatively affect earnings. Our net deferred tax assets were determined based on the current enacted federal tax rate of 21%. Any possible future reduction in federal tax rates, would reduce the value of our net deferred tax assets and result in immediate write-down of the net deferred tax assets though our statement of operations, the effect of which would be material.
Balance Sheet Analysis
Comparison of Financial Condition at September 30, 2020 and June 30, 2020
Total assets decreased $4.9 million, or 0.7%, to $731.6 million at September 30, 2020, from $736.5 million of total assets at June 30, 2020. The decrease in total assets can primarily be attributed to a $26.8 million decrease in total cash and cash equivalents and a $10.9 million decrease in gross loans, partially offset by a $33.6 million increase in investment securities.
Cash and cash equivalents decreased $26.8 million, or 32.4%, to $56.1 million at September 30, 2020, from $82.9 million at June 30, 2020. The decrease in cash and cash equivalents was primarily driven by a $33.6 million increase in investment securities as we deployed our excess cash by purchasing high-quality investment securities as well as prepaying $23.2 million of higher cost FHLB advances, resulting in large part in the $23.9 million decrease in advances outstanding at September 30, 2020. During the three months ended September 30, 2020, we made a strategic decision to use $23.2 million of cash to prepay higher-cost advances from the FHLB

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in order to lower future borrowing costs. These decreases to cash and cash equivalents were partially offset by a $10.9 million decrease in gross loans and a $21.6 million increase in deposits.
During the three months ended September 30, 2020, we transferred two properties from premises and equipment with a total carrying value of $2.4 million to the held for sale classification included in other assets on our consolidated statement of financial condition. We sold one of the properties in October 2020 and expect to sell the other property by the end of the 2020 calendar year.
Comparison of Financial Condition at June 30, 2020 and June 30, 2019
Total assets increased $320.7 million, or 77.1%, to $736.5 million at June 30, 2020, from $415.8 million at June 30, 2019. The increase in total assets was primarily attributable to a $244.9 million increase in total assets resulting from the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
Cash and cash equivalents increased $56.7 million, or 216.9%, to $82.9 million at June 30, 2020, from $26.2 million at June 30, 2019. The increase in cash and cash equivalents was primarily driven by cash acquired as part of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, combined with organic deposit growth, partially offset by purchases of investment securities.
Premises and equipment, regulatory stock, deferred income taxes, and bank-owned life insurance all increased year over year due primarily to the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank completed in May 2020.
Accrued interest receivable and other assets increased $4.0 million to $6.1 million from $2.1 million as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as the recognition of a right-to-use asset of $1.7 million related to the addition of three new operating leases.
Investments
Our investment portfolio consists primarily of corporate bonds with maturities of one to ten years, municipal securities with maturities of five to more than ten years and mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae with stated final maturities of 40 years or less. Investments increased $33.6 million, or 37.3%, to $123.6 million at September 30, 2020, from $90.0 million at June 30, 2020. During the three months ended September 30, 2020, we purchased $42.5 million of investment securities with the remaining excess cash available from the acquisitions in May 2020 of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank combined with the organic growth in deposits experienced during the period. Investments increased $67.4 million, or 298.8%, to $90.0 million at June 30, 2020, compared to $22.6 million at June 30, 2019. During the year ended June 30, 2020, we purchased $98.9 million of investment securities with excess cash available following the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank as well as the organic growth in deposits during the period. We focus on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current as well as in rising interest rate environments.
The following table sets forth the amortized cost and fair value of investment securities at September 30, 2020 and at June 30, 2020, 2019 and 2018. At June 30, 2020, we reclassified all of the securities in our securities portfolio as available-for-sale securities.
	At September 30,		At June 30,
	2020		2020		2019		2018
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available-for-sale:
Mortgage-backed securities	$66,379	$66,400	$51,570	$51,738	$3,609	$3,678	$—	$—
U.S. agency collateralized mortgage obligations	2,377	2,378	3,215	3,215	5,634	5,767	—	—
U.S. government agency securities	11,658	11,547	6,226	6,155	10,865	10,912	—	—
U.S. treasury securities	—	—	1,000	1,000	—	—	—	—
Private label collateralized mortgage obligations	—	—	—	—	264	303	1,539	1,816
Municipal bonds	24,878	25,128	10,485	10,508	—	—	—	—
Corporate bonds	17,750	18,144	17,399	17,382	—	—	—	—
Total securities available-for-sale	123,042	123,597	89,895	89,998	20,372	20,660	1,539	1,816
Securities held-to-maturity:
Mortgage-backed securities	—	—	—	—	1,500	1,522	2,336	2,305
U.S. agency collateralized mortgage obligations	—	—	—	—	206	214	611	634
Municipal bonds	—	—	—	—	100	100	100	100
Corporate bonds	—	—	—	—	100	101	100	102
Total securities held-to-maturity	—	—	—	—	1,906	1,937	3,147	3,141
Total investment securities	$123,042	$123,597	$89,895	$89,998	$22,278	$22,597	$4,686	$4,957

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The following tables set forth the stated maturities and weighted average yields of investment securities at September 30, 2020 and June 30, 2020. Certain securities have adjustable interest rates and will reprice monthly, quarterly, semi-annually or annually within the various maturity ranges. The table presents contractual maturities for mortgage-backed securities and does not reflect repricing or the effect of prepayments.
	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
September 30, 2020 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available-for-sale:
Mortgage-backed securities	$—	—%	$—	—%	$—	—%	$66,400	2.64%	$66,400	2.64%
U.S. agency collateralized mortgage obligations	5	0.68	—	—	1,095	3.26	1,278	3.37	2,378	3.31
U.S. government agency securities	—	—	105	4.40	3,839	2.87	7,603	2.89	11,547	2.90
Municipal bonds	—	—	—	—	458	5.56	24,670	2.44	25,128	2.50
Corporate bonds	—	—	11,977	5.13	6,167	5.04	—	—	18,144	5.10
Total investment securities	$5	0.68%	$12,082	5.13%	$11,559	4.20%	$99,951	2.62%	$123,597	3.02%

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
June 30, 2020 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available-for-sale:
Mortgage-backed securities	$—	—%	$—	—%	$—	—%	$51,738	2.80%	$51,738	2.80%
U.S. agency collateralized mortgage obligations	5	0.93	—	—	1,124	3.26	2,086	3.47	3,215	3.39
U.S. government agency securities	—	—	132	4.61	—	—	6,023	3.96	6,155	3.97
Municipal bonds	—	—	—	—	463	5.56	10,045	3.01	10,508	3.12
Corporate bonds	1,888	1.79	9,479	5.35	6,015	5.04	—	—	17,382	4.86
U.S. treasuries securities	1,000	0.09	—	—	—	—	—	—	1,000	0.09
Total investment securities	$2,893	1.20%	$9,611	5.34%	$7,602	4.81%	$69,892	2.95%	$89,998	3.31%

Loans
Our loan portfolio consists primarily of one-to four-family residential mortgage loans. To a lesser extent, our loan portfolio consists of non-residential and multi-family residential real estate, commercial, construction and consumer loans. Net loans decreased $11.0 million, or 2.2%, to $497.6 million at September 30, 2020, from $508.6 million at June 30, 2020. The COVID-19 pandemic and low interest rate environment have intensified an already highly competitive market for residential lending. We maintain conservative lending practices and are focused on lending to borrowers with high credit quality located within our market footprint. Net loans increased $182.6 million, or 56.0%, to $508.6 million at June 30, 2020, from $326.0 million at June 30, 2019. The increase in net loans was primarily attributable to the $177.5 million of loans, consisting primarily of one- to four-family residential mortgage loans, acquired as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
During the quarter ended June 30, 2020, William Penn Bank provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. William Penn Bank also granted eligible loan modifications in the form of payment deferral of principal and interest for $49.8 million of existing loans under the 2020 Coronavirus Aid, Relief, and Economic Security (CARES) Act. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a substantial portion of the loans on deferral and, as of November 30, 2020, only $2.6 million of loans remained on deferral under the CARES Act.

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The following table shows the loan portfolio at the dates indicated:
	At September 30,		At June 30,
	2020		2020		2019
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate loans:
One- to four-family	$335,200	66.29%	$345,915	66.85%	$220,176	65.98%
Home equity and HELOCs	45,364	8.97	47,054	9.10	31,905	9.56
Residential construction	13,665	2.70	15,799	3.05	9,739	2.92
Total residential real estate loans	394,229	77.96	408,768	79.00	261,820	78.46
Commercial real estate loans:
Multi-family	14,477	2.86	14,964	2.89	11,028	3.30
Commercial non-residential	79,969	15.81	76,707	14.83	53,557	16.05
Commercial construction and land	7,358	1.46	6,690	1.29	4,438	1.33
Total commercial real estate loans	101,804	20.13	98,361	19.01	69,023	20.68
Commercial loans	5,958	1.18	6,438	1.24	2,099	0.63
Consumer loans	3,670	0.73	3,900	0.75	741	0.23
Total loans	505,661	100.00%	517,467	100.00%	333,683	100.00%
Loans in process	(3,916)		(4,895)		(3,669)
Unearned loan origination fees	(530)		(448)		(788)
Allowance for loan losses	(3,585)		(3,519)		(3,209)
Loans, net	$497,630		$508,605		$326,017

	At June 30,
	2018		2017		2016
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate loans:
One- to four-family	$170,322	70.00%	$166,219	67.82%	$162,395	66.26%
Home equity and HELOCS	21,158	8.70	22,938	9.36	24,799	10.12
Residential construction	11,831	4.86	8,836	3.61	12,050	4.92
Total residential real estate loans	203,311	83.56	197,993	80.79	199,244	81.30
Commercial real estate loans:
Multi-family	12,061	4.96	12,076	4.93	12,539	5.12
Commercial non-residential	23,759	9.76	24,820	10.13	26,744	10.91
Commercial construction and land	3,131	1.29	9,120	3.72	5,319	2.17
Total commercial real estate loans	38,951	16.01	46,016	18.78	44,602	18.20
Commercial loans	196	0.08	129	0.05	51	0.02
Consumer loans	859	0.35	947	0.38	1,183	0.48
Total loans	243,317	100.00%	245,085	100.00%	245,080	100.00%
Loans in process	(5,716)		(5,879)		(8,896)
Unearned loan origination fees	(1,074)		(1,038)		(1,025)
Allowance for loan losses	(3,138)		(3,303)		(3,248)
Loans, net	$233,389		$234,865		$231,911

48

The following tables set forth certain information at September 30, 2020 and June 30, 2020 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The tables below do not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.
September 30, 2020 (Dollars in thousands)	One- to Four-Family	Home Equity and HELOCs	Residential Construction	Multi- Family	Commercial Non- Residential	Commercial Construction and Land	Commercial	Consumer	Total Loans
Amounts due in:
One year or less	$976	$3,603	$8,305	$1,251	$2,203	$1,295	$617	$732	$18,982
More than 1 – 5 years	16,764	5,319	5,360	1,410	8,497	6,063	2,964	1,117	47,494
More than 5 – 10 years	50,953	9,394	—	2,909	11,882	—	2,377	77	77,592
More than 10 years	266,507	27,048	—	8,907	57,387	—	—	1,744	361,593
Total	$335,200	$45,364	$13,665	$14,477	$79,969	$7,358	$5,958	$3,670	$505,661

June 30, 2020 (Dollars in thousands)	One- to Four-Family	Home Equity and HELOCs	Residential Construction	Multi- Family	Commercial Non- Residential	Commercial Construction and Land	Commercial	Consumer	Total Loans
Amounts due in:
One year or less	$4,080	$1,137	$7,773	$1,817	$5,466	$747	$934	$786	$22,740
More than 1 – 5 years	18,510	5,314	8,026	1,734	8,564	5,943	4,069	1,169	53,329
More than 5 – 10 years	53,274	10,063	—	2,755	12,696	—	1,435	333	80,556
More than 10 years	270,051	30,540	—	8,658	49,981	—	—	1,612	360,842
Total	$345,915	$47,054	$15,799	$14,964	$76,707	$6,690	$6,438	$3,900	$517,467

The following tables set forth all loans at September 30, 2020 and June 30, 2020 that are due after September 30, 2021 and June 30, 2021, respectively, and have either fixed interest rates or floating or adjustable interest rates:
	Due After September 30, 2021
At September 30, 2020 (Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Residential real estate loans:
One- to four-family	$212,050	$122,174	$334,224
Home equity and HELOCs	17,125	24,636	41,761
Residential construction	3,461	1,899	5,360
Commercial real estate loans:
Multi-family	4,261	8,965	13,226
Commercial non-residential	30,086	47,680	77,766
Commercial construction and land	3,841	2,222	6,063
Commercial loans	4,919	422	5,341
Consumer loans	1,321	1,617	2,938
Total	$277,064	$209,615	$486,679

	Due After June 30, 2021
At June 30, 2020 (Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Residential real estate loans:
One- to four-family	$223,615	$118,220	$341,835
Home equity and HELOCs	18,513	27,404	45,917
Residential construction	5,497	2,529	8,026
Commercial real estate loans:
Multi-family	5,493	7,654	13,147
Commercial non-residential	23,163	48,078	71,241
Commercial construction and land	4,231	1,712	5,943

49

	Due After June 30, 2021
At June 30, 2020 (Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Commercial loans	5,072	432	5,504
Consumer loans	1,606	1,508	3,114
Total	$287,190	$207,537	$494,727

Deposits
Deposits are a major source of our funds for lending and other investment purposes, and our deposits are provided primarily by individuals within our market area. Deposits increased $21.6 million, or 3.9%, to $581.5 million at September 30, 2020, from $559.9 million at June 30, 2020. Deposit growth was achieved through strong organic growth and the successful opening of a new branch location located in Collingswood, New Jersey during the quarter ended June 30, 2020.
Deposits increased $278.6 million, or 99.1%, to $559.8 million at June 30, 2020, from $281.2 million at June 30, 2019. Deposit growth was primarily the result of the assumption of an aggregate of $202.0 million of deposits in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020 with the remaining increase attributed to strong organic growth. Excluding deposits acquired in the mergers, organic growth produced an increase in deposits of $76.7 million, or 27.3%.
The following table sets forth the deposits as a percentage of total deposits for the dates indicated:
	At September 30,		At June 30,
	2020		2020		2019		2018
(Dollars in thousands)	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits
Checking accounts	$140,146	24.10%	$142,223	25.40%	$67,547	24.02%	$28,278	15.66%
Money market accounts	140,891	24.23	129,048	23.05	67,648	24.06	50,010	27.68
Savings and club accounts	95,070	16.35	94,097	16.81	33,172	11.79	18,542	10.26
Certificates of deposit	205,386	35.32	194,480	34.74	112,839	40.13	83,827	46.40
Total	$581,493	100.00%	$559,848	100.00%	$281,206	100.00%	$180,657	100.00%
The following tables set forth the time remaining until maturity for certificates of deposit of $100,000 or more at September 30, 2020 and June 30, 2020.
September 30, 2020 (Dollars in thousands)	Certificates of Deposit
Maturity Period:
Three months or less	$18,236
Over three through six months	29,371
Over six through twelve months	16,858
Over twelve months	30,850
Total	$95,315

June 30, 2020 (Dollars in thousands)	Certificates of Deposit
Maturity Period:
Three months or less	$10,243
Over three through six months	16,396
Over six through twelve months	25,260
Over twelve months	32,878
Total	$84,777

50

The following table sets forth the deposit activity for the periods indicated:
	Three Months Ended September 30, 2020		Year Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019	2018
Beginning balance	$559,848	$281,206	$281,206	$180,657	$182,199
Deposits acquired from Audubon Savings Bank	—	—	—	107,180	—
Deposits acquired from Washington Savings Bank	—	—	135,546	—	—
Deposits acquired from Fidelity Savings and Loan Association of Bucks County	—	—	66,409	—	—
Increase (decrease) before interest credited	20,361	4,288	72,924	(8,937)	(3,028)
Interest credited	1,284	877	3,763	2,306	1,486
Net increase (decrease) in deposits	21,645	5,165	278,642	100,549	(1,542)
Ending balance	$581,493	$286,371	$559,848	$281,206	$180,657
The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated:
	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2018
Less than 0.50%	$5,058	$6,535	$—	$—
0.50% to 0.99%	22,208	13,598	9,453	16,021
1.00% to 1.49%	52,193	33,320	26,761	24,587
1.50% to 1.99%	49,667	55,299	19,673	19,708
2.00% to 2.99%	68,349	77,850	54,777	23,511
3.00% and greater	7,911	7,878	2,175	—
Ending balance	$205,386	$194,480	$112,839	$83,827
The following tables set forth the amount and maturities of our certificates of deposit by interest rate at September 30, 2020 and June 30, 2020.
	Period to Maturity
September 30, 2020 (Dollars in thousands)	One Year or Less	More than One Year to Two Years	More than Two Years to Three Years	More than Three Years to Four Years	More than Four Years	Total	Percent of Total Certificate Accounts
Less than 0.50%	$5,049	$9	$—	$—	$—	$5,058	2.47%
0.50% to 0.99%	15,451	6,706	51	—	—	22,208	10.81
1.00% to 1.49%	41,482	4,364	3,819	558	1,970	52,193	25.41
1.50% to 1.99%	30,978	7,709	4,060	2,224	4,696	49,667	24.18
2.00% to 2.99%	34,643	15,594	8,094	4,848	5,170	68,349	33.28
3.00% and greater	972	1,243	721	4,540	435	7,911	3.85
Total	$128,575	$35,625	$16,745	$12,170	$12,271	$205,386	100.00%

	Period to Maturity
June 30, 2020 (Dollars in thousands)	One Year or Less	More than One Year to Two Years	More than Two Years to Three Years	More than Three Years to Four Years	More than Four Years	Total	Percent of Total Certificate Accounts
Less than 0.50%	$6,418	$117	$—	$—	$—	$6,535	3.36%
0.50% to 0.99%	11,374	2,168	56	—	—	13,598	6.99
1.00% to 1.49%	24,513	5,200	2,524	423	660	33,320	17.13
1.50% to 1.99%	27,882	14,997	4,321	2,881	5,218	55,299	28.43
2.00% to 2.99%	42,465	13,731	10,118	5,546	5,990	77,850	40.03
3.00% and greater	944	860	1,066	4,576	432	7,878	4.06
Total	$113,596	$37,073	$18,085	$13,426	$12,300	$194,480	100.00%

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The following table sets forth the average balances and weighted average rates of our deposit products for the periods indicated:
	At September 30,			Year Ended June 30,
	2020			2020			2019			2018
	Average Balance	Percent	Weighted Average Cost	Average Balance	Percent	Weighted Average Cost	Average Balance	Percent	Weighted Average Cost	Average Balance	Percent	Weighted Average Cost
Non-interest bearing checking accounts	$41,145	7.19%	—%	$20,311	5.93%	—%	$11,901	4.29%	—%	$—	—%	—%
Interest-bearing checking accounts	101,272	17.69	0.20	63,389	18.52	0.13	56,605	20.38	0.09	27,577	15.14	0.06
Money market deposit accounts	136,543	23.85	0.96	88,965	25.99	1.28	64,363	23.18	0.81	48,002	26.35	0.44
Savings and club accounts	94,586	16.52	0.18	42,044	12.28	0.16	39,354	14.17	0.12	21,443	11.77	0.15
Certificates of deposit	198,933	34.75	1.33	127,553	37.28	1.82	105,464	37.98	1.59	85,137	46.74	1.44
Total	$572,479	100.00%	0.76%	$342,262	100.00%	1.05%	$277,687	100.00%	0.83%	$182,159	100.00%	0.82%

Accrued Interest Payable and Other Liabilities
Accrued interest payable and other liabilities increased $6.6 million to $10.8 million as of June 30, 2020 from $4.2 million as of June 30, 2019 as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, including the assumption of approximately $2.7 million of pension liabilities. In addition, a lease liability of $1.6 million related to the addition of three new operating leases was recognized during the year ended June 30, 2020.
Accrued interest payable and other liabilities have remained relatively consistent as of September 30, 2020 when compared to June 30, 2020.
Borrowings
Borrowings decreased $23.9 million, or 36.8%, to $41.0 million at September 30, 2020, from $64.9 million at June 30, 2020. The decrease in borrowings was primarily due to the prepayment of $23.2 million in August 2020 of higher-cost advances from the FHLB of Pittsburgh, incurring a $161,000 prepayment penalty.
Borrowings increased $14.9 million, or 29.8%, to $64.9 million at June 30, 2020, from $50.0 million at June 30, 2019. The increase in borrowings was primarily due to FHLB advances assumed in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
The following table sets forth the outstanding borrowings and weighted averages at the dates or for the periods indicated. We did not have any outstanding borrowings other than Federal Home Loan Bank advances for any of the periods presented.
	At or For the Three Months Ended September 30,	At or For the Year Ended June 30,
(Dollars in thousands)	2020	2020	2019	2018
Maximum amount outstanding at any month-end during period:
Federal Home Loan Bank advances	$64,854	$65,922	$51,500	$65,500
Average outstanding balance during period:
Federal Home Loan Bank advances	$52,608	$58,401	$48,772	$57,503
Weighted average interest rate during period:
Federal Home Loan Bank advances	2.73%	2.42%	2.65%	2.95%
Balance outstanding at end of period:
Federal Home Loan Bank advances	$41,000	$64,892	$50,000	$51,500
Weighted average interest rate at end of period:
Federal Home Loan Bank advances	2.55%	2.53%	2.58%	2.71%
Stockholders’ Equity
Stockholders’ equity decreased $859,000, or 0.9%, to $95.5 million at September 30, 2020, from $96.4 million at June 30, 2020. The decrease in stockholders’ equity was due to $1.9 million of dividends paid to common stockholders in August 2020, partially offset by net income of $670,000 and a $357,000 increase in the accumulated other comprehensive income component of the unrealized gain on available-for-sale investment securities during the quarter ended September 30, 2020.

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Stockholders’ equity increased $19.8 million, or 25.8%, to $96.4 million at June 30, 2020, from $76.6 million at June 30, 2019. The increase in stockholders’ equity was primarily due to $20.5 million of equity recorded at fair value in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank and $1.3 million of net income during the year ended June 30, 2020, partially offset by $2.0 million of dividends paid to stockholders during the year ended June 30, 2020.
Results of Operations for the Three Months Ended September 30, 2020 and 2019
Summary
The following table sets forth the income summary for the periods indicated:
	Three Months Ended September 30,
			Change Fiscal 2020/2019
(Dollars in thousands)	2020	2019	$	%
Net interest income	$5,217	$3,373	$1,844	54.67%
Provision for loan losses	66	—	66	100.00
Non-interest income	400	347	53	15.27
Non-interest expenses	4,735	2,646	2,089	78.95
Income tax expense	146	220	(74)	(33.64)
Net income	$670	$854	$(184)	(21.55)%
Return on average assets	0.36%	0.82%
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties)(1)	0.45	0.82
Return on average equity	2.80	4.52
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties)(1)	3.47	4.52

(1)
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties) and return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties) are non-GAAP financial measures. For a reconciliation of these non-GAAP measures, see “Non-GAAP Financial Information.”

General
We recorded net income of $670,000, or $0.15 per diluted share, for the three months ended September 30, 2020, compared to net income of $854,000, or $0.21 per diluted share, for the three months ended September 30, 2019. Net income for the three months ended September 30, 2020 included $161,000, or $0.04 per diluted share, of prepayment penalties associated with the prepayment of $23.2 million of higher-cost advances from the FHLB of Pittsburgh.
Net Interest Income
For the three months ended September 30, 2020, net interest income was $5.2 million, an increase of $1.8 million, or 54.7%, from the three months ended September 30, 2019. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank effective May 1, 2020 of $230.4 million. The net interest margin totaled 3.11% for the three months ended September 30, 2020 compared to 3.52% for the same period in 2019. The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.
Provision for Loan Losses
As a result of the continued economic uncertainty due to the COVID-19 pandemic, we recorded a $66,000 provision for loan losses during the three months ended September 30, 2020 compared to no provision for loan losses during the three months ended September 30, 2019. Our allowance for loan losses totaled $3.6 million, or 1.24% of total loans, excluding acquired loans, as of September 30, 2020, compared to $3.5 million, or 1.25% of total loans, excluding acquired loans, as of June 30, 2020. Based on a review of the loans that were in the loan portfolio at September 30, 2020, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable at such date.
Management uses available information to establish the appropriate level of the allowance for loan losses. Future additions or reductions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. As a result, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses.

53

Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Service fees	$183	$139
Gain on sale of securities	—	93
Earnings on bank-owned life insurance	112	83
Gain on sale of premises and equipment	15	—
Other	90	32
Total	$400	$347
For the three months ended September 30, 2020, non-interest income totaled $400,000, an increase of $53,000, or 15.3%, from the three months ended September 30, 2019. The increase was primarily due to an increase in service fees as a result of higher deposit transaction volume due primarily to the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank effective May 1, 2020, as well as an increase in rental income, partially offset by a decrease in the gain on sale of investment securities.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Salaries and employee benefits	$2,554	$1,571
Occupancy and equipment	759	295
Data processing	422	304
Professional fees	188	102
Amortization of intangible assets	64	59
Prepayment penalties.	161	—
Other	587	315
Total	$4,735	$2,646
For the three months ended September 30, 2020, non-interest expense totaled $4.7 million, an increase of $2.1 million, or 78.9%, from the three months ended September 30, 2019. The increase in non-interest expense was primarily due to a $983,000 increase in salaries and employee benefits due to the addition of new employees from the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank and a $464,000 increase in occupancy and equipment expense due to additional operating costs from the branch offices and increased depreciation expense associated with the premises and equipment acquired in the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank. In addition, the three months ended September 30, 2020 included $161,000 of prepayment penalties associated with the prepayment of $23.2 million of higher-cost advances from the FHLB. The increase in other non-interest expense can be attributed to operating a larger organization that has resulted from the two acquisitions by William Penn Bank completed on May 1, 2020.
Income Taxes
For the three months ended September 30, 2020, we recorded a provision for income taxes of $146,000, reflecting an effective tax rate of 17.9%, compared to a provision for income taxes of $220,000, reflecting an effective tax rate of 20.5%, for the same period in 2019. The decrease in the provision for income taxes for the three months ended September 30, 2020 compared to the same period a year ago is primarily due to lower income before income taxes. The decrease in the effective tax rate for the three months ended September 30, 2020 compared to the same period a year ago also reflects the higher ratio of tax-exempt income on our investment in bank-owned life insurance and municipal securities relative to income before income taxes.

54

Results of Operations for the Years Ended June 30, 2020 and 2019
Summary
The following table sets forth the income summary for the periods indicated:
	Year Ended June 30,
			Change Fiscal 2020/2019
(Dollars in thousands)	2020	2019	$	%
Net interest income	$14,799	$14,230	$569	4.00%
Provision for loan losses	626	88	538	611.36
Non-interest income	2,160	1,127	1,033	91.66
Non-interest expenses	15,392	10,453	4,939	47.25
Income tax (benefit) expense	(387)	1,060	(1,447)	(136.51)
Net income	$1,328	$3,756	$(2,428)	(64.64)%
Return on average assets	0.27%	0.92%
Return on average assets (excluding merger charges and gain on bargain purchase)(1)	0.79	1.11
Return on average equity	1.64	5.01
Return on average equity (excluding merger charges and gain on bargain purchase)(1)	4.78	6.08

(1)
Return on average assets (excluding merger charges and gain on bargain purchase) and return on average equity (excluding merger charges and gain on bargain purchase) are non-GAAP financial measures. For a reconciliation of these non-GAAP measures, see “Non-GAAP Financial Information.”

General
We recorded net income of $1.3 million, or $0.33 per diluted share, for the year ended June 30, 2020, compared to net income of $3.8 million, or $0.94 per diluted share, for the year ended June 30, 2019. Net income for the year ended June 30, 2020 included $2.5 million, or $0.63 per diluted share, of merger-related expenses, net of the gain on bargain purchase associated with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020.
Net Interest Income
For the year ended June 30, 2020, we reported net interest income of $14.8 million, an increase of $569,000, or 4.0%, from the year ended June 30, 2019. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020. Our net interest margin was 3.30% for the year ended June 30, 2020, as compared to 3.76% for 2019. The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.
Provision for Loan Losses
As a result of the continued economic uncertainty due to the COVID-19 pandemic, we recorded a $626,000 provision for loan losses during the year ended June 30, 2020 compared to an $88,000 provision for loan losses during the prior year. Our allowance for loan losses totaled $3.5 million, or 1.25% of total loans, excluding acquired loans, as of June 30, 2020, compared to $3.2 million, or 1.24% of total loans, excluding acquired loans, as of June 30, 2019. The COVID-19 pandemic has resulted in highly uncertain economic conditions, including higher levels of unemployment. The increase in reserves due to the COVID-19 pandemic was limited by enhancements we made to our credit management function by adding new experienced team members and implementing more robust internal credit measurement and monitoring processes. Based on a review of the loans that were in the loan portfolio at June 30, 2020, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable at such date.
Management uses available information to establish the appropriate level of the allowance for loan losses. Future additions or reductions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. As a result, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses.

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Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Year Ended June 30,
(Dollars in thousands)	2020	2019
Service fees	$569	$483
Realized losses on sale of real estate owned, net	—	(30)
Gain on sale of loans	—	12
Gain on sale of securities	238	140
Earnings on bank-owned life insurance	347	327
Gain on bargain purchase	746	—
Other	260	195
Total	$2,160	$1,127
For the year ended June 30, 2020, non-interest income totaled $2.2 million, an increase of $1.0 million, or 91.7%, from the year ended June 30, 2019. The increase was primarily due to a $746,000 gain on bargain purchase recorded in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank. The gain on bargain purchase was primarily due to lower estimated discounted future cash flows used to calculate the estimated fair value of equity of the acquired institutions due to the uncertainty of the COVID-19 pandemic, as well as a decline in public peer bank stocks pricing used to estimate change of control premium fair values when estimating the fair value of equity of the acquired institutions due to the COVID-19 pandemic. There was also an increase of $98,000 in the gain on sale of investment securities, as well as increases in service fees resulting from operating with a larger depositor base.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Year Ended June 30,
(Dollars in thousands)	2020	2019
Salaries and employee benefits	$6,855	$6,438
Occupancy and equipment	1,784	1,096
Data processing	1,155	692
Professional fees	451	277
Merger-related expenses	3,294	796
Amortization of intangible assets	242	260
Other	1,611	894
Total	$15,392	$10,453
For the year ended June 30, 2020, non-interest expense totaled $15.4 million, an increase of $4.9 million, or 47.3%, from the year ended June 30, 2019. The increase in non-interest expense was primarily due to $3.3 million of merger-related expenses associated with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as a $688,000 increase in occupancy and equipment expense due to additional operating costs from new branch offices and increased depreciation expense association with premises and equipment from the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank. The increase in data processing expense was also primarily related to a larger branch network, as well as additional enhancements to products and services offered by our larger combined company. The increase in salaries and benefits and other non-interest expense resulted from operating a larger organization that has resulted from three acquisitions by William Penn Bank in the past two years. In addition, in 2019 there was a reduction of a contingent liability for loans previously sold based on historical evidence and maturing of that portfolio.
Income Taxes
For the year ended June 30, 2020, we recognized an income tax benefit of $387,000, reflecting an effective tax benefit of 41.1%, compared to a provision for income taxes of $1.1 million, reflecting an effective tax rate of 22.0%, for the year ended June 30, 2019. The decrease in the effective tax rate in the year ended June 30, 2020 compared to the same period a year ago was primarily due to the $408,000 effect of a change in tax law related to the treatment of bank-owned life insurance acquired as part of our acquisition of Audubon Savings Bank.
Average Balances and Yields
The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average daily balances of assets or liabilities, respectively, for the periods presented. Loan fees, including

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prepayment fees, are included in interest income on loans and are not material. Non-accrual loans are included in the average balances only. In addition, yields for tax-exempt investment securities are presented on a tax-equivalent basis.
	Three Months Ended September 30,
	2020			2019
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Loans(1)	$504,463	$5,893	4.67%	$329,964	$4,151	5.03%
Investment securities(2)	109,663	653	2.53	30,828	273	3.54
Other interest-earning assets	63,051	111	0.70	22,821	152	2.66
Total interest-earning assets	677,177	6,657	3.96	383,613	4,576	4.77
Non-interest-earning assets	58,669			34,156
Total assets	$735,846			$417,769
Interest-bearing liabilities:
Interest-bearing accounts	$101,272	51	0.20%	$55,394	16	0.12%
Money market deposit accounts	136,543	326	0.96	70,500	287	1.63
Savings and club accounts	94,586	43	0.18	32,105	12	0.15
Certificates of deposit	198,933	661	1.33	113,628	558	1.96
Total interest-bearing deposits	531,334	1,081	0.81	271,627	873	1.29
FHLB advances	52,608	359	2.73	50,000	330	2.64
Total interest-bearing liabilities	583,942	1,440	0.99	321,627	1,203	1.50
Non-interest-bearing liabilities:
Non-interest-bearing deposits	41,145			13,049
Other non-interest-bearing liabilities	14,938			7,471
Total liabilities	640,025			342,147
Total equity	95,821			75,622
Total liabilities and equity	$735,846			$417,769
Net interest income		$5,217			$3,373
Interest rate spread(3)		2.96%			3.27%
Net interest-earning assets(4)	$93,235			$61,986
Net interest margin(5)		3.11%			3.52%
Ratio of interest-earning assets to interest-bearing liabilities	115.97%			119.27%

(1)
Includes nonaccrual loan balances and interest recognized on such loans.

(2)
Includes securities available for sale and securities held to maturity.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

	Year Ended June 30,
	2020			2019			2018
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Loans(1)	$366,372	$17,914	4.89%	$330,102	$16,595	5.03%	$237,950	$10,992	4.62%
Investment securities(2)	56,755	1,557	2.74	17,181	415	2.42	8,569	317	3.70
Other interest-earning assets	25,373	346	1.36	30,899	811	2.62	45,585	866	1.90
Total interest-earning assets	448,500	19,817	4.42	378,182	17,821	4.71	292,104	12,175	4.17
Non-interest-earning assets	42,481			30,960			15,028
Total assets	$490,981			$409,142			$307,132
Interest-bearing liabilities:
Interest-bearing accounts	$63,389	82	0.13%	$56,605	53	0.09%	$27,577	16	0.06%
Money market deposit accounts	88,965	1,136	1.28	64,363	524	0.81	48,002	209	0.44
(table continued on following page)

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	Year Ended June 30,
	2020			2019			2018
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost

Savings and club accounts	42,044	67	0.16	39,354	48	0.12	21,443	33	0.15
Certificates of deposit	127,553	2,319	1.82	105,464	1,672	1.59	85,137	1,228	1.44
Total interest-bearing deposits	321,951	3,604	1.12	265,786	2,297	0.86	182,159	1,486	0.82
FHLB advances	58,401	1,414	2.42	48,772	1,294	2.65	57,503	1,696	2.95
Total interest-bearing liabilities	380,352	5,018	1.32	314,558	3,591	1.14	239,662	3,182	1.33
Non-interest-bearing liabilities:
Non-interest-bearing deposits	20,311			11,901			—
Other non-interest-bearing liabilities	9,196			7,771			6,201
Total liabilities	409,859			334,230			245,863
Total equity	81,122			74,912			61,269
Total liabilities and equity	$490,981			$409,142			$307,132
Net interest income		$14,799			$14,230			$8,993
Interest rate spread(3)		3.10%			3.57%			2.84%
Net interest-earning assets(4)	$68,148			$63,624			$52,442
Net interest margin(5)		3.30%			3.76%			3.08%
Ratio of interest-earning assets to interest-bearing liabilities	117.92%			120.23%			121.88%

(1)
Includes nonaccrual loan balances and interest recognized on such loans.

(2)
Includes securities available for sale and securities held to maturity.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by current rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume which cannot be segregated have been allocated proportionately based on the changes due to rate and volume.
	Three Months Ended 09/30/2020 Compared to Three Months Ended 09/30/2019			Year Ended 06/30/2020 Compared to Year Ended 06/30/2019			Year Ended 06/30/2019 Compared to Year Ended 06/30/2018
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
(Dollars in thousands)	Volume	Rate	Total	Volume	Rate	Total	Volume	Rate	Total
Interest income:
Loans	$2,057	$(315)	$1,742	$1,783	$(464)	$1,319	$4,744	$859	$5,603
Investment securities	496	(116)	380	1,094	48	1,142	236	(138)	98
Other interest-earning assets	129	(170)	(41)	(186)	(279)	(465)	(328)	273	(55)
Total interest-earning assets	2,682	(601)	2,081	2,691	(695)	1,996	4,652	994	5,646
Interest expense:
Interest-bearing accounts	118	(83)	35	5	24	29	41	(4)	37
Money market deposit accounts	192	(153)	39	(32)	644	612	31	284	315
Savings and club accounts	29	2	31	3	15	18	23	(8)	15
Certificates of deposit	324	(221)	103	524	124	648	343	101	444
Total interest-bearing deposits	663	(455)	208	500	807	1,307	438	373	811
FHLB advances	19	10	29	240	(120)	120	(183)	(219)	(402)
Total interest-bearing liabilities	682	(445)	237	740	687	1,427	255	154	409
Net change in net interest income	$2,000	$(156)	$1,844	$1,951	$(1,382)	$569	$4,397	$840	$5,237

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Risk Management
General
Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for at fair value. Other risks that we face are operational risk, liquidity risk and reputation risk. Operational risk includes risks related to fraud, regulatory compliance, processing errors, technology, and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.
Management of Credit Risk
The objective of our credit risk management strategy is to quantify and manage credit risk and to limit the risk of loss resulting from an individual customer default. Our credit risk management strategy focuses on conservatism, diversification within the loan portfolio and significant levels of monitoring. Our lending practices include conservative exposure limits and underwriting, extensive documentation and collection standards. Our credit risk management strategy also emphasizes diversification on both an industry and customer level as well as regular credit examinations and management reviews of large credit exposures and credits experiencing deterioration of credit quality.
Classified Assets
Federal Deposit Insurance Corporation regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified as “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s escalated level of attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, adversely affecting the repayment of the asset. Loans classified as impaired for financial reporting purposes are generally those loans classified as substandard or doubtful for regulatory reporting purposes.
An insured institution is required to establish allowances for loan losses in an amount deemed prudent by management for loans classified as substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required to charge off such amounts. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities.
The following table sets forth information with respect to our non-performing assets at the dates indicated.
	At September 30,	At June 30,
(Dollars in thousands)	2020	2020	2019	2018	2017	2016
Non-accrual loans:
Residential real estate loans:
One- to four-family	$3,284	$2,353	$1,270	$1,100	$2,559	$969
Home equity and HELOCs	473	384	385	41	103	10
Residential construction	—	—	—	—	—	—
Total residential real estate loans	3,757	2,737	1,655	1,141	2,662	979
Commercial real estate loans:
Multi-family	184	185	189	—	—	—
Commercial non-residential	689	135	—	—	—	—
Commercial construction and land	—	—	—	—	—	—
Total commercial real estate loans	873	320	189	—	—	—
(table continued on following page)

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	At September 30,	At June 30,
(Dollars in thousands)	2020	2020	2019	2018	2017	2016
Commercial loans	—	—	—	—	—	—
Consumer loans	145	115	—	—	—	—
Total non-accrual loans	4,775	3,172	1,844	1,141	2,662	979
Accruing loans past due 90 days or more:
Residential real estate loans:
One- to four-family	—	—	7	—	—	—
Home equity and HELOCs	—	90	140	—	—	—
Residential construction	—	—	—	—	—	—
Total residential real estate loans	—	90	147	—	—	—
Commercial real estate loans:
Multi-family	—	—	—	—	—	—
Commercial non-residential	—	—	—	—	—	—
Commercial construction and land	—	—	—	3,001	3,001	3,001
Total commercial real estate loans	—	—	—	3,001	3,001	3,001
Commercial loans	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—
Total accruing loans past due 90 days or more	—	90	147	3,001	3,001	3,001
Total non-performing loans	4,775	3,262	1,991	4,142	5,663	3,980
Real estate owned	100	100	—	135	69	755
Total non-performing assets	$4,875	$3,362	$1,991	$4,277	$5,732	$4,735
Total non-performing loans to total loans	0.95%	0.64%	0.60%	1.75%	2.38%	1.69%
Total non-performing assets to total assets	0.67%	0.46	0.48	1.42	1.81	1.51
During the three months ended September 30, 2020, nonperforming assets increased 45.0% to $4.9 million from $3.4 million as of June 30, 2020. The increase in nonperforming assets was primarily the result of a one- to four-family residential real estate loan with an outstanding balance of $947,000 and a commercial non-residential loan with an outstanding balance of $504,000 becoming 90 days or more delinquent and placed on non-accrual status during the three months ended September 30, 2020. Although these two loans made payments (which were treated as a reduction of principal) after being placed on non-accrual status and were between 30 and 59 days past due as of September 30, 2020, we determined to keep such loans on non-accrual status as of September 30, 2020. During the year ended June 30, 2020, nonperforming assets increased 68.9% to $3.4 million from $2.0 million as of June 30, 2019. The increase in nonperforming assets was driven by an increase in nonaccrual loans primarily due to five one- to four-family residential real estate loans totaling $726,000 becoming 90 days or more delinquent and being on non-accrual status as of June 30, 2020.
Total nonperforming loans consisted of 37 loans to 36 unrelated borrowers as of September 30, 2020, as compared to 32 loans to 32 unrelated borrowers at June 30, 2020 and 17 loans to 17 unrelated borrowers at June 30, 2019. The increase in nonperforming loans as of September 30, 2020 compared to June 30, 2020 was primarily the result of a number of residential real estate loans moving to nonaccrual during the period. The increase in nonperforming loans as of June 30, 2020 compared to June 30, 2019 was primarily the result of loans acquired in connection with our acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as the increase in five one- to four-family residential real estate loans becoming 90 days or more delinquent. Interest income on non-performing loans would have increased by approximately $58,000, $91,000 and $3,000 during the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, respectively, if these loans had performed in accordance with their terms during the respective periods. There were no loans greater than 90 days delinquent that remained on accrual status as of September 30, 2020. For the years ended June 30, 2020 and 2019, gross interest income of approximately $4,000 and $7,000, respectively, was recorded on loans greater than 90 days delinquent that remained on accrual status at the end of the period.
There are circumstances when foreclosure and liquidations are the remedy pursued. However, from time to time, as part of our loss mitigation strategy, we may renegotiate the loan terms (i.e., interest rate, structure, repayment term, etc.) based on the economic or legal reasons related to the borrower’s financial difficulties. We had no new troubled debt restructurings (“TDRs”) during the three months ended September 30, 2020 and the year ended June 30, 2020 and we had two new TDRs during the year ended June 30, 2019 for a balance of $232,000. TDRs are initially considered to be nonperforming and are placed on non-accrual, except for those that have established a sufficient performance history (generally a minimum of six consecutive months of performance) under the terms of the restructured loan.
During the quarter ended June 30, 2020, we began providing customer relief programs, such as payment deferrals or interest only payments on loans. In accordance with guidance from the federal banking agencies, we do not consider a modification to be a TDR if it occurred as a result of the loan forbearance program under the CARES Act. The CARES Act indicates that a loan term modification does not automatically result in TDR status if the modification is short-term in nature (e.g., six months) and made on a good-faith

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basis in response to COVID-19 to borrowers who were classified as current as of December 31, 2019. During the quarter ended June 30, 2020, we modified loans with an aggregate principal balance of approximately $49.8 million to provide our customers this monetary relief. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a substantial portion of the loans on deferral and William Penn Bank received payments of principal and interest. We did not have any new deferrals durng the three months ended September 30, 2020 and, as of November 30, 2020, only $2.6 million of loans remained on deferral under the CARES Act.
Impaired loans at both September 30, 2020 and June 30, 2020 included $1.4 million of performing loans whose terms have been modified in troubled debt restructurings, compared to $2.4 million at June 30, 2019. The amount of TDR loans included in impaired loans decreased as a result principal payments and pay-offs. These restructured loans are being monitored by management and are performing in accordance with their restructured terms.
At September 30, 2020, none of our 35 substandard loans with an aggregate balance of $4.3 million were considered TDRs and were included in nonperforming assets. At June 30, 2020, none of our 32 substandard loans with an aggregate balance of $3.4 million were considered TDRs and were included in nonperforming assets. At June 30, 2019, none of our 19 substandard loans with an aggregate balance of $2.7 million were considered TDRs and were included in nonperforming assets.
The following table provides information about delinquencies in our loan portfolio at the dates indicated:
	At September 30,			At June 30,
	2020			2020			2019
	Days Past Due			Days Past Due			Days Past Due
(Dollars in thousands)	30-59	60-89	90 or more	30-59	60-89	90 or more	30-59	60-89	90 or more
Residential real estate loans:
One- to four-family	$2,011	$203	$1,541	$235	$1,020	$1,477	$—	$807	$1,038
Home equity and HELOCs	492	—	181	126	101	181	246	59	315
Residential construction	—	515	—	—	—	—	—	—	—
Commercial real estate loans:
Multi-family	—	—	184	—	465	185	—	394	189
Commercial non-residential	505	54	—	100	507	—	—	—	—
Commercial construction and land	—	—	—	—	—	—	—	—	—
Commercial loans.	—	—	—	—	—	—	—	—	—
Consumer loans	123	20	30	3	21	—	—	—	—
Total	$3,131	$792	$1,936	$464	$2,114	$1,843	$246	$1,260	$1,542

	At June 30,
	2018			2017			2016
	Days Past Due			Days Past Due			Days Past Due
(Dollars in thousands)	30-59	60-89	90 or more	30-59	60-89	90 or more	30-59	60-89	90 or more
Residential real estate loans:
One- to four-family	$647	$21	$1,100	$945	$368	$2,559	$2,073	$912	$969
Home equity and second Mortgages	87	89	41	89	—	103	79	89	10
Residential construction	—	—	—	—	—	—	—	—	—
Commercial real estate loans:
Multi-family	—	—	—	—	—	—	—	—	—
Commercial non-residential	—	—	—	—	—	—	—	—	—
Commercial construction and land	—	—	3,001	—	—	3,001	—	—	3,001
Commercial loans..	—	—	—	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—	—	—	—
Total	$734	$110	$4,142	$1,034	$368	$5,663	$2,152	$1,001	$3,980

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The following table summarizes classified and criticized assets of all portfolio types at the dates indicated:
	At September 30,	At June 30,
(Dollars in thousands)	2020	2020	2019	2018	2017	2016
Classified loans:
Substandard	$4,275	$3,354	$2,653	$7,467	$9,578	$8,008
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—
Total classified loans	4,275	3,354	2,653	7,467	9,578	8,008
Special mention	1,791	1,310	1,138	413	438	459
Total criticized loans(1)	$6,066	$4,664	$3,791	$7,880	$10,016	$8,467

(1)
Criticized residential real estate and consumer loans include all residential real estate and consumer loans that were on non-accrual status and all residential and consumer loans that were greater than 90 days delinquent on the dates presented.

On the basis of management’s review of its assets, at September 30, 2020, June 30, 2020 and 2019, we classified $1.8 million, $1.3 million and $1.1 million, respectively, of our assets as special mention and $4.3 million, $3.4 million and $2.7 million, respectively, of our assets as substandard. We classified none of our assets as doubtful or loss at September 30, 2020 or at June 30, 2020 and 2019. The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute nonperforming assets.
Allowance for Loan Losses
Our allowance for loan losses is maintained at a level necessary to absorb loan losses which are both probable and reasonably estimable. Management, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume of loan activities, along with the general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. We maintain a loan review system, which provides for periodic reviews of our loan portfolio, which increases the probability that we will be able to obtain the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified losses based on a review of such information. A loan evaluated for impairment is considered to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The interest on these impaired loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Should full collection of principle be expected, cash collected on nonaccrual loans can be recognized as interest income.
The general component consists of quantitative and qualitative factors and covers non-impaired loans. The quantitative factors are based on historical loss experience adjusted for qualitative factors. For all loans other than performing credits acquired from Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020, the historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by us or industry loss history experienced by peer banks in our market area using the most recent twelve quarters.
This actual and industry loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment. These qualitative factors include consideration of the following:
•
levels of trends in delinquencies and impaired loans;

•
levels of trends in charge-offs and recoveries;

•
trends in volume and terms of loans;

•
effects of any changes in risk selection and underwriting standards;

•
other changes in lending policies, procedures and practices;

•
experience, ability and depth of lending management and other relevant staff;

•
national and local economic trends and conditions;

•
industry conditions; and

•
effects of changes in credit concentrations.

The allowance is increased through provisions charged against current earnings and offset by recoveries of previously charged-off loans. Loans which are determined to be uncollectible are charged against the allowance. Management uses available information to recognize probable and reasonably estimable loan losses, but future loss provisions may be necessary based on changing economic conditions and other factors. The allowance for loan losses as of September 30, 2020 and as of June 30, 2020 and 2019 was maintained

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at a level that represents management’s best estimate of losses inherent in the loan portfolio at such dates, and such losses were both probable and reasonably estimable. In addition, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, as an integral part of their examination process, periodically review our allowance for loan losses.
Each quarter, management evaluates the total balance of the allowance for loan losses based on several factors that are not loan specific but are reflective of the inherent losses in the loan portfolio. This process includes, but is not limited to, a periodic review of loan collectability in light of historical experience, the nature and volume of loan activity, conditions that may affect the ability of the borrower to repay, underlying value of collateral, if applicable, and economic conditions in our market areas. First, we group loans by delinquency status. All loans 90 days or more delinquent and all loans classified as substandard or doubtful are evaluated individually, based primarily on the value of the collateral securing the loan. Specific loss allowances are established as required by this analysis. All loans for which a specific loss allowance has not been assigned are segregated by type and delinquency status and a loss allowance is established by using loss experience data and management’s judgment concerning other matters it considers relevant. The allowance is allocated to each category of loan based on the results of the above analysis.
This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance at a level to absorb probable and estimable losses, additions may be necessary if economic or other conditions in the future differ from the current environment.
The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated:
	At September 30,			At June 30,
	2020			2020			2019
(Dollars in thousands)	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category
Residential real estate loans:
One- to four-family	$1,590	44.35%	0.47%	$1,483	42.14%	0.43%	$1,501	46.78%	0.68%
Home equity and HELOCs	150	4.18	0.33	166	4.72	0.35	122	3.80	0.38
Residential construction	461	12.86	3.37	526	14.95	3.33	321	10.00	3.30
Commercial real estate loans:
Multi-family	121	3.38	0.84	123	3.50	0.82	71	2.21	0.64
Commercial non-residential	780	21.76	0.98	727	20.66	0.95	708	22.07	1.32
Commercial construction and land	436	12.16	5.93	396	11.25	5.92	121	3.77	2.73
Commercial loans	32	0.89	0.54	83	2.36	1.29	95	2.96	4.53
Consumer loans	15	0.42	—	15	0.42	0.38	3	.09	0.40
Total general and allocated allowance	$3,585	100.00	0.71	3,519	100.00	0.68	2,942	91.68	0.88
Unallocated	—	—	—	—	—	—	267	8.32	—
Total allowance for loan losses	$3,585	100.00%	0.71%	$3,519	100.00%	0.68%	$3,209	100.00%	0.96%

	At June 30,
	2018			2017			2016
(Dollars in thousands)	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category
Residential real estate loans:
One- to four-family	$1,478	47.10%	0.87%	$1,857	56.22%	1.12%	$1,658	51.06%	1.02%
Home equity and HELOCs	58	1.84	0.27	66	2.00	0.29	88	2.71	0.35
Residential construction	191	6.09	1.61	93	2.82	1.05	133	4.09	1.10
Commercial real estate loans:
Multi-family	116	3.70	0.96	8	0.24	0.07	111	3.42	0.89
Commercial non-residential	388	12.36	1.63	439	13.29	1.77	577	17.76	2.16
Commercial construction and land(1)	903	28.78	28.84	837	25.34	9.18	679	20.90	12.77
(table continued on following page)

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	At June 30,
	2018			2017			2016
(Dollars in thousands)	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category
Commercial loans	4	0.13	2.04	3	0.09	2.33	2	0.06	3.92
Consumer loans	—	—	—	—	—	—	—	—	—
Total general and allocated allowance	3,138	100.00	1.29	3,303	100.00	1.35	3,248	100.00	1.33
Unallocated	—	—	—	—	—	—	—	—	—
Total allowance for loan losses	$3,138	100.00%	1.29%	$3,303	100.00%	1.35%	$3,248	100.00%	1.33%

(1)
William Penn Bank had reserves related to one borrower relationship that was past its maturity date. This loan relationship was subsequently renewed. The loan was for undeveloped land and was made on an interest-only basis; the borrower continued to make required interest only payments on the loan throughout the period from its original maturity date until it was renewed.

The following table sets forth an analysis of the activity in the allowance for loan losses for the periods indicated
	Three Months Ended September 30,		At or For the Year Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019	2018	2017	2016
Allowance at beginning of period	$3,519	$3,209	$3,209	$3,138	$3,303	$3,248	$3,606
Provision (recovery) for loan losses	66	—	626	88	(120)	15	5
Charge-offs:
Residential real estate loans:
One- to four-family	—	—	(260)	(21)	(82)	(56)	(384)
Home equity and HELOCs	—	—	(6)	—	—	—	—
Residential construction	—	—	—	—	—	—	—
Total residential real estate loans	—	—	(266)	(21)	(82)	(56)	(384)
Commercial real estate loans:
Multi-family	—	—	—	—	—	—	—
Commercial non-residential	—	—	(35)	—	—	—	—
Commercial construction and land	—	—	—	—	—	—	—
Total commercial real estate loans.	—	—	(35)	—	—	—	—
Commercial loans	—	—	(3)	—	—	—	—
Consumer loans	—	—	(12)	—	—	—	—
Total charge-offs	—	—	(316)	(21)	(82)	(56)	(384)
Recoveries:
Residential real estate loans:
One- to four-family	—	—	—	4	31	36	14
Home equity and HELOCs	—	—	—	—	—	—	—
Residential construction	—	—	—	—	—	—	—
Total residential real estate loans	—	—	—	4	31	36	14
Commercial real estate loans:
Multi-family	—	—	—	—	6	—	7
Commercial non-residential	—	—	—	—	—	60	—
Commercial construction and land	—	—	—	—	—	—	—
Total commercial real estate loans.	—	—	—	—	6	60	7
Commercial loans	—	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—	—
Total recoveries	—	—	—	4	37	96	21
Net (charge-offs) recoveries	—	—	(316)	(17)	(45)	40	(363)
(table continued on following page)

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	Three Months Ended September 30,		At or For the Year Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019	2018	2017	2016
Allowance at end of period	$3,585	$3,209	$3,519	$3,209	$3,138	$3,303	$3,248
Total loans(1)	$501,215	$329,224	$512,124	$329,226	$236,527	$238,168	$235,159
Average loans outstanding	504,463	329,964	366,961	330,102	237,950	237,060	243,116
Ratio of allowance to non- performing loans	75.08%	156.08%	107.88%	161.18%	75.76%	58.33%	81.61%
Ratio of allowance to total loans	0.71%	0.97%	0.68%	0.96%	1.29%	1.35%	1.33%
Ratio of net charge-offs (recoveries) to average loans	0.00%	0.00%	0.09%	0.01%	0.02%	(0.02)%	0.15%

(1)
Net of loans in process and unearned loan origination fees.

The allowance for loan losses increased $66,000 to $3.6 million at September 30, 2020 from $3.5 million at June 30, 2020. During the three months ended September 30, 2020, the changes in the provision for loan losses for each category of loan type were primarily due to fluctuations in the outstanding balance of each category of loans collectively evaluated for impairment. The overall increase in the allowance can be primarily attributed to an increase in non-accrual and delinquent loans and the corresponding qualitative adjustment.
The allowance for loan losses increased $310,000 to $3.5 million at June 30, 2020 from $3.2 million at June 30, 2019, primarily due to increases in the general reserves for residential construction and commercial real estate land loans. The increase in reserves for these two portfolios was primarily due to management’s concern with the risk profile of these portfolios during the economic uncertainty as a result of the COVID-19 pandemic. Management adjusted the qualitative factors for each of these loan segments based on the elevated levels of unemployment and the depressed economic conditions due to the uncertainly surrounding the COVID-19 pandemic. The increase in reserves due to the COVID-19 pandemic was limited by William Penn Bank making enhancements to its credit management function by adding new experienced team members and implementing more robust internal credit management and monitoring processes. The loan portfolio also includes an aggregate of $217.0 million of loans acquired at their fair values in the Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank acquisitions on May 1, 2020 and the acquisition of Audubon Savings Bank on July 1, 2019.
Impaired loans were $2.4 million with no valuation allowance necessary at both September 30, 2020 and June 30, 2020, as compared to $4.4 million with a valuation allowance of $58,000 at June 30, 2019. The $2.4 million of impaired loans at September 30, 2020 and June 30, 2020 does not include $328,000 and $321,000, respectively, of loans acquired in connection with the two acquisitions with deteriorated credit quality, which have been recorded at their fair value at acquisition under FASB ASC 310-30 (see note 4 to the notes to consolidated financial statements).
Interest Rate Risk Management
Interest rate risk is defined as the exposure to current and future earnings and capital that arises from adverse movements in interest rates. Depending on a bank’s asset/liability structure, adverse movements in interest rates could be either rising or falling interest rates. For example, a bank with predominantly long-term fixed-rate assets and short-term liabilities could have an adverse earnings exposure to a rising rate environment. Conversely, a short-term or variable-rate asset base funded by longer term liabilities could be negatively affected by falling rates. This is referred to as re-pricing or maturity mismatch risk.
Interest rate risk also arises from changes in the slope of the yield curve (yield curve risk), from imperfect correlations in the adjustment of rates earned and paid on different instruments with otherwise similar re-pricing characteristics (basis risk), and from interest rate related options embedded in our assets and liabilities (option risk).
Our objective is to manage our interest rate risk by determining whether a given movement in interest rates affects our net interest income and the market value of our portfolio equity in a positive or negative way and to execute strategies to maintain interest rate risk within established limits. The results at September 30, 2020 indicate a level of risk within the parameters of our model. Our management believes that the September 30, 2020 results indicate a profile that reflects interest rate risk exposures in both rising and declining rate environments for both net interest income and economic value.
Model Simulation Analysis.   We view interest rate risk from two different perspectives. The traditional accounting perspective, which defines and measures interest rate risk as the change in net interest income and earnings caused by a change in interest rates, provides the best view of short-term interest rate risk exposure. We also view interest rate risk from an economic perspective, which defines and measures interest rate risk as the change in the market value of portfolio equity caused by changes in the values of assets and liabilities, which fluctuate due to changes in interest rates. The market value of portfolio equity, also referred to as the economic value of equity, is defined as the present value of future cash flows from existing assets, minus the present value of future cash flows from existing liabilities.
These two perspectives give rise to income simulation and economic value simulation, each of which presents a unique picture of our risk of any movement in interest rates. Income simulation identifies the timing and magnitude of changes in income resulting from changes in prevailing interest rates over a short-term time horizon (usually one or two years). Economic value simulation reflects the interest rate sensitivity of assets and liabilities in a more comprehensive fashion, reflecting all future time periods. It can identify the quantity of interest rate risk as a function of the changes in the economic values of assets and liabilities, and the corresponding change

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in the economic value of equity of William Penn Bank. Both types of simulation assist in identifying, measuring, monitoring and controlling interest rate risk and are employed by management to ensure that variations in interest rate risk exposure will be maintained within policy guidelines.
We produce these simulation reports and discuss them with our management Asset and Liability Committee and Board Risk Committee on at least a quarterly basis. The simulation reports compare baseline (no interest rate change) to the results of an interest rate shock, to illustrate the specific impact of the interest rate scenario tested on income and equity. The model, which incorporates all asset and liability rate information, simulates the effect of various interest rate movements on income and equity value. The reports identify and measure our interest rate risk exposure present in our current asset/liability structure. Management considers both a static (current position) and dynamic (forecast changes in volume) analysis as well as non-parallel and gradual changes in interest rates and the yield curve in assessing interest rate exposures.
If the results produce quantifiable interest rate risk exposure beyond our limits, then the testing will have served as a monitoring mechanism to allow us to initiate asset/liability strategies designed to reduce and therefore mitigate interest rate risk. The table below sets forth an approximation of our interest rate risk exposure. The simulation uses projected repricing of assets and liabilities at September 30, 2020. The income simulation analysis presented represents a one-year impact of the interest scenario assuming a static balance sheet. Various assumptions are made regarding the prepayment speed and optionality of loans, investment securities and deposits, which are based on analysis and market information. The assumptions regarding optionality, such as prepayments of loans and the effective lives and repricing of non-maturity deposit products, are documented periodically through evaluation of current market conditions and historical correlations to our specific asset and liability products under varying interest rate scenarios. Because the prospective effects of hypothetical interest rate changes are based on a number of assumptions, these computations should not be relied upon as indicative of actual results. While we believe such assumptions to be reasonable, assumed prepayment rates may not approximate actual future prepayment activity on mortgage-backed securities or agency issued collateralized obligations (secured by one- to four-family loans and multifamily loans). Further, the computation does not reflect any actions that management may undertake in response to changes in interest rates and assumes a constant asset base. Management periodically reviews the rate assumptions based on existing and projected economic conditions and consults with industry experts to validate our model and simulation results.
The table below sets forth, as of September 30, 2020, William Penn Bank’s net portfolio value, the estimated changes in our net portfolio value and net interest income that would result from the designated instantaneous parallel changes in market interest rates.
	Twelve Month Net Interest Income	Net Portfolio Value
Change in Interest Rates (Basis Points)	Percent of Change	Estimated NPV	Percent of Change
+200	(6.63)%	$124,778	(6.35)%
+100	(3.21)	128,512	(3.55)
0	—	133,239	—
-50	1.29	123,513	(7.30)
As of September 30, 2020, based on the scenarios above, net interest income would decrease by approximately 3.21% to 6.63%, over a one-year time horizon in a rising interest rate environment. One-year net interest income would increase by approximately 1.29% in a declining interest rate environment over the same period.
Economic value at risk would be negatively impacted by a rise in interest rates. We have established an interest rate floor of zero percent for measuring interest rate risk. The difference between the two results reflects the relatively long terms of a portion of our assets which is captured by the economic value at risk but has less impact on the one-year net interest income sensitivity.
Overall, our September 30, 2020 results indicate that we are adequately positioned with an acceptable net interest income and economic value at risk and that all interest rate risk results continue to be within our policy guidelines.
Liquidity and Capital Resources
We maintain liquid assets at levels we believe are adequate to meet our liquidity needs. William Penn Bank’s liquidity ratio was 28.6% as of September 30, 2020 compared to 27.3% as of June 30, 2020 and 16.7% as of June 30, 2019. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings, and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives. Our liquidity ratio is calculated as the sum of total cash and cash equivalents and unencumbered investments securities divided by the sum of total deposits and advances from the FHLB of Pittsburgh. William Penn Bank maintains a liquidity ratio policy that requires this metric to be above 10.0% to provide for the effective management of extension risk and other interest rate risks.
Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities, other short-term investments, earnings, and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements.

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Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statements of Cash Flows included with the Consolidated Financial Statements which begin on page F-1 of this prospectus.
Our primary investing activities are the origination and purchase of one- to four-family, non-residential and multi-family real estate and other loans, including loans originated for sale, and the purchase of investment securities. For the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, our net loan run-off (principal payments and payoffs in excess of originations) totaled $11.3 million, $5.0 million and $5.8 million, respectively. For the three months ended September 30, 2020, we did not purchase any loans as compared to $14.0 million of loan purchases during the year ended June 30, 2020. We did not purchase any loans during the year ended June 30, 2019. We did not sell any loans during the three months ended September 30, 2020 or the year ended June 30, 2020. During the year ended June 30, 2019, we received $592,000 from the sale of one- to four-family loans, resulting in an aggregate gain of $12,000. Cash received from the sales, calls, maturities and pay-downs on securities totaled $9.1 million, $33.3 million and $42.8 million for the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, respectively. We purchased $42.5 million, $98.9 million and $20.9 million in securities during the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, respectively.
Deposit flows are generally affected by the level of interest rates we offer, the interest rates and products offered by local competitors, and other factors. Total deposits increased $21.6 million during the three months ended September 30, 2020 primarily due to strong organic growth and the successful opening of a new branch location located in Collingswood, New Jersey during the quarter ended June 30, 2020. Deposits increased $278.6 million at June 30, 2020 primarily due to an aggregate of $202.0 million of deposits assumed in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2010. Excluding the impact of the acquired deposits in fiscal 2020, deposits increased $76.6 million for the year ended June 30, 2020.
Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Pittsburgh to provide advances. As a member of the Federal Home Loan Bank of Pittsburgh, we are required to own capital stock in the Federal Home Loan Bank of Pittsburgh and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. We had an available borrowing limit of $304.0 million, $223.0 million and $202.7 million from the Federal Home Loan Bank of Pittsburgh as of September 30, 2020 and as of June 30, 2020 and 2019, respectively. There were $41.0 million, $64.9 million and $50.0 million, respectively, of Federal Home Loan Bank advances outstanding at September 30, 2020 and at June 30, 2020 and 2019, respectively.
At September 30, 2020, we had outstanding commitments to originate loans of $18.2 million, unfunded commitments under lines of credit of $62.7 million and $1.0 million of standby letters of credit. At September 30, 2020, certificates of deposit scheduled to mature in less than one year totaled $128.6 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained by us, we will have to utilize other funding sources, such as Federal Home Loan Bank advances, in order to maintain our level of assets. Alternatively, we could reduce our level of liquid assets, such as our cash and cash equivalents. In addition, the cost of such deposits may be significantly higher if market interest rates are higher at the time of renewal.
The following tables present certain of our contractual obligations at September 30, 2020 and June 30, 2020:
		Payments due by period
September 30, 2020 (Dollars in thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
Borrowed funds	$41,000	$—	$20,000	$21,000	$—
Commitments to fund loans	18,192	18,192	—	—	—
Unused lines of credit	62,717	26,772	2,119	1,198	32,628
Standby letters of credit	1,000	1,000	—	—	—
Operating lease obligations	1,820	248	514	471	587
Total	$124,729	$46,212	$22,633	$22,669	$33,215

		Payments due by period
June 30, 2020 (Dollars in thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
Borrowed funds	$64,892	$15,086	$23,165	$25,050	$1,591
Commitments to fund loans	18,602	18,602	—	—	—
Unused lines of credit	52,432	8,662	7,293	1,909	34,568
Operating lease obligations	1,881	247	510	511	613
Total	$137,807	$42,597	$30,968	$27,470	$36,772

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William Penn Bancorp is a separate legal entity from William Penn Bank and must provide for its own liquidity. In addition to its operating expenses, William Penn Bancorp is responsible for paying any dividends declared to its stockholders, and interest and principal on outstanding debt, if any. William Penn Bancorp’s primary source of income is dividends received from William Penn Bank. At September 30, 2020, William Penn Bancorp had liquid assets of $694,000.
Off-Balance Sheet Arrangements
For the three months ended September 30, 2020 and the year ended June 30, 2020, we did not engage in any off-balance sheet transactions reasonably likely to have a material adverse effect on our financial condition, results of operations or cash-flows.
Recent Accounting Pronouncements
For a discussion of the impact of recent accounting pronouncements, see note 2 to the notes to the consolidated financial statements of William Penn Bancorp included in this prospectus.
Impact of Inflation and Changing Prices
The consolidated financial statements and related notes of William Penn Bancorp have been prepared in accordance with GAAP, which generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

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OUR MANAGEMENT
Board of Directors
The board of directors of William Penn Bancorporation is comprised of eleven individuals who are elected for terms of three years, approximately one-third of whom are elected annually. The directors of William Penn Bancorporation are the same individuals that comprise the boards of directors of William Penn Bancorp, William Penn, MHC and William Penn Bank. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., except for (i) Kenneth J. Stephon, who serves as our President and Chief Executive Officer, (ii) Terry L. Sager, who previously served as our President and Chief Executive Officer, and (iii) Charles Corcoran, who previously served as our Executive Vice President and Chief Financial Officer. In determining the independence of our directors, the board considered transactions, relationships or arrangements between us and our directors that are not required to be disclosed in this prospectus under the heading “— Transactions with Related Persons.”
Information regarding our directors is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of September 30, 2020. The indicated period of service as a director includes the period of service as a director of William Penn Bank.
The following directors have terms ending in 2021:
Charles Corcoran retired as Executive Vice President and Chief Financial Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC in May 2018. Mr. Corcoran served as Executive Vice President and Chief Financial Officer from April 2010 until his retirement and, prior to that time, served in various roles at William Penn Bank since 1979. Mr. Corcoran also serves as a director of the William Penn Bank Community Foundation. Mr. Corcoran’s service as our former Executive Vice President and Chief Financial Officer, as well as his long history with William Penn Bank, provides the board of directors with valuable insight regarding the operations of William Penn Bank and the markets in which we operate. Age 68. Director since 1989.
Christopher M. Molden has served as the President of Molden Development, a real estate development company located in Bristol, Pennsylvania, since June 2016 and has also served as a consultant to Molden Funeral Chapel and Cremation Service, a funeral services company located in Bristol, Pennsylvania, since June 2016. From June 1981 to June 2016, Mr. Molden was the President and Funeral Director of Molden Funeral Chapel in Bristol, Pennsylvania. Prior to joining the board of directors in 2020, Mr. Molden served as a director of Fidelity Savings and Loan Association of Bucks County until its merger with William Penn Bank on May 1, 2020. Mr. Molden has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 61. Director since 2020.
William B.K. Parry, Jr. is President of William B. Parry & Son, Ltd., an insurance agency located in Langhorne, Pennsylvania, of which he is also a partial owner. Mr. Parry also serves as President of Bucks County Contributionship, a mutual insurance company located in Langhorne, Pennsylvania. As a result of his local business operations, Mr. Parry has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 72. Director since 1986.
Vincent P. Sarubbi, Esq. is a partner in the law firm of Archer & Greiner, P.C. at the firm’s Haddonfield, New Jersey office. Before joining Archer & Greiner, P.C., he was appointed by the Governor of New Jersey and served as the Camden County Prosecutor from July 2002 to March 2006. Prior to joining the board of directors in 2018, Mr. Sarubbi served as the Chairman of the Board of Audubon Savings Bank until its merger with William Penn Bank on July 1, 2018. Mr. Sarubbi’s extensive legal experience provides the board of directors with valuable experience regarding legal matters associated with our operations. Age 60. Director since 2018.
The following directors have terms ending in 2022:
D. Michael Carmody, Jr. is the owner of an accounting firm located in Haddon Heights, New Jersey. He is a certified public accountant and is also a member of the board of directors of the Automobile Association of America-South Jersey located in Voorhees, New Jersey. Prior to joining the board of directors in 2018, Mr. Carmody served as the Vice Chairman of the Board of Audubon Savings Bank until its merger with William Penn Bank on July 1, 2018. As a certified public accountant, Mr. Carmody provides the board of directors with significant experience regarding financial and accounting matters. Age 64. Director since 2018.
William J. Feeney served as the Chairman of our Board from 2008 until his retirement as Chairman in November 2020. Mr. Feeney is a retired police chief of Northampton Township, Pennsylvania, and is the retired president of KevinBuilt, Inc., a former Plumsteadville, Pennsylvania building contractor, and the former owner of Occasions of Naples, Inc., a floral and gift company located in Naples, Florida. As a former local police chief and building contractor, Mr. Feeney has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 76. Director since 1985.
Terry L. Sager is the former President and Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC. She served as President of William Penn Bank, William Penn Bancorp and William Penn, MHC from April 2010 until October 2018 and as Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC from April 2010 until her retirement in February 2019. Ms. Sager is also is a certified public accountant and serves on the Board of Directors of Bucks County Contributionship, a mutual insurance company located in Langhorne, Pennsylvania. Ms. Sager’s service as our former President and Chief Executive Officer, as well as her long history with William Penn Bank, provides the board of directors with valuable insight regarding the operations of William Penn Bank and the markets in which we operate. Age 59. Director since 2010.

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The following directors have terms ending in 2023:
Craig Burton is a certified public accountant and is a Principal in Bee, Bergvall & Co., Certified Public Accountants, located in Warrington, Pennsylvania. As a certified public accountant, Mr. Burton provides the board of directors with significant experience regarding financial and accounting matters. Age 71. Director since 1993.
Glenn Davis is the owner of G Davis Properties LLC, an owner and operator of nonresidential real estate located in Lansdale, Pennsylvania, since 2016. Mr. Davis retired as the president and owner of Davis Pontiac, Inc., an automobile dealership located in Richboro, Pennsylvania, in 2007. Mr. Davis is also a member of the Board of Trustees of the Auto Dealers Caring for Kids Foundation. As a result of his local business operations, Mr. Davis has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 68. Director since 1986.
William C. Niemczura is retired and previously served as the Chairman of the Board and President of Fidelity Savings and Loan Association of Bucks County from September 2011 to December 2016. Following his retirement, Mr. Niemczura continued to serve as the Chairman of the Board of Fidelity Savings and Loan Association of Bucks County until its merger with William Penn Bank on May 1, 2020. Mr. Niemczura’s extensive ties to our market area, as well as his banking experience and former service as Chairman and President of Fidelity Savings and Loan Association of Bucks County, provides the board of directors with valuable insight regarding the local banking community and the markets in which we operate. Age 74. Director since 2020.
Kenneth J. Stephon is the President and Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC and, as of November 2020, also serves as Chairman of the Board for all three entities as well as William Penn Bancorporation. Mr. Stephon previously served as Senior Executive Vice President and Chief Operating Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC from July 2018 until October 2018, when he became President. He was appointed Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC in February 2019. Mr. Stephon has over 40 years of banking industry experience and previously served as President and Chief Executive Officer, as well as a director, of Audubon Savings Bank from October 2013 until its merger with William Penn Bank on July 1, 2018. He also serves as a director of the Pennsylvania Association of Community Bankers and the Insured Financial Institutions of the Delaware Valley. Mr. Stephon’s extensive banking experience and extensive leadership experience, as well as his history and familiarity with William Penn Bank and Audubon Savings Bank, position him well to continue to serve as our President and Chief Executive Officer. Age 61. Director since 2018.
Executive Officers
Our executive officers are elected annually by the board of directors and serve at the board’s discretion. The following individuals currently serve as our executive officers and will serve in the same positions following the conversion and offering:
Name	Position
Kenneth J. Stephon	President and Chief Executive Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Jill M. Ross	Executive Vice President and Chief Retail and Commercial Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Gregory S. Garcia	Executive Vice President and Chief Operating Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Jonathan T. Logan	Senior Vice President and Chief Financial Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of September 30, 2020.
Jill M. Ross joined William Penn Bancorp, William Penn, MHC and William Penn Bank in March 2019 as Senior Vice President and Chief Retail Officer, and was promoted to Executive Vice President and Chief Retail and Commercial Officer in April 2020. Prior to that time, Ms. Ross served as Senior Vice President and New Jersey Regional Director of Beneficial Bank in Philadelphia, Pennsylvania, from June 2012 to March 2019, and as Vice President and Relationship Manager of Beneficial Bank from March 2008 to June 2012. Ms. Ross has 25 years of banking industry experience. She is a member of the board of directors of the William Penn Bank Community Foundation, the Virtua Foundation and the Girl Scouts of Southern New Jersey. Age 43.
Gregory S. Garcia joined William Penn Bancorp, William Penn, MHC and William Penn Bank in September 2018 as Senior Vice President and was appointed as Chief Financial Officer in January 2019. In April 2020, Mr. Garcia was again promoted to Executive Vice President and Chief Operating Officer of William Penn Bancorp, William Penn, MHC and William Penn Bank. Mr. Garcia previously served as an Executive Managing Director of FinPro, Inc. from September 2016 to July 2018, and as a Senior Managing Director of FinPro, Inc. from February 2004 to September 2016. Age 43.
Jonathan T. Logan joined William Penn Bancorp, William Penn, MHC and William Penn Bank as Senior Vice President and Chief Financial Officer in April 2020. Mr. Logan served as Vice President and Controller of Towne Park, a hospitality services company, from March 2019 to March 2020. Prior to that time, Mr. Logan served as Vice President and Corporate Controller of Beneficial Bank in Philadelphia, Pennsylvania from April 2011 to March 2019. Age 37.

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Board Leadership and the Board’s Role in Risk Oversight
Currently, Kenneth J. Stephon serves as our Chairman of the Board and as our President and Chief Executive Officer. Our board of directors believes that potential efficiencies result from having the President and Chief Executive Officer also serve in the role of Chairman of the Board and that our President and Chief Executive Officer, as the director most familiar with our current business operations and industry, is therefore best able to identify the strategic priorities to be discussed by the Board. The Chairman of the Board has no greater nor lesser vote on matters considered by the board than any other director, and the Chairman does not vote on any related party transaction. All of our directors, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders.
In connection with Mr. Stephon’s appointment as Chairman of the Board in November 2020, our board of directors appointed William J. Feeney to serve as our lead independent director. As lead independent director, Mr. Feeney provides leadership to (and reports to) the board of directors that is focused on enhancing effective corporate governance, providing a source of board leadership complementary to, collaborative with and independent of the leadership of the Chairman of the Board and President and Chief Executive Officer, and promoting best practices and high standards of corporate governance.
A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The full board of directors’ involvement in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for us. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.
Meetings and Committees of the Board of Directors
William Penn Bancorp and William Penn Bank conduct business through meetings of their boards of directors and their committees. William Penn Bancorp’s board of directors held three regular meetings and no special meetings during the fiscal year ended June 30, 2020, and William Penn Bank’s board of directors held twelve regular meetings and one special meeting during the fiscal year ended June 30, 2020. No director attended fewer than 75% of the total meetings of the board of directors of William Penn Bancorp and the committees on which such director served during the fiscal year ended June 30, 2020.
Effective as of the annual meeting of William Penn Bancorp stockholders that was held on November 18, 2020, we reconstituted our board committees, including the composition of our various committees and the frequency of committee meetings, to better address corporate best practices and the needs and operational efficiencies of our board of directors as a whole. In connection with the reorganization of our board committees, we eliminated William Penn Bank’s standing Asset Liability Committee and formed a new Risk Committee that includes non-employee directors that are especially familiar with our operations and the various risks we face. As part of our board committee reorganization, we also approved a new compensation structure for our board of directors, which became effective as of the annual meeting of William Penn Bancorp stockholders held on November 18, 2020, that includes an annual retainer for service on the board and on board committees. For more information on our current director compensation practices, see “— Director Compensation.”
The following table identifies our standing committees and their members as of November 18, 2020. All members of the Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Craig Burton	X		X
D. Michael Carmody, Jr.	X		X
Charles Corcoran				X
Glenn Davis		X	X
William J. Feeney		X	X
Christopher M. Molden		X	X
William C. Niemczura			X	X
William B.K. Parry, Jr.				X
Terry L. Sager				X
Vincent P. Sarubbi	X
Kenneth J. Stephon
Number of Meetings in Fiscal 2020	4	1	1	N/A
Audit Committee.   The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that Craig Burton and D. Michael Carmody, Jr. are “audit committee financial experts,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Mr. Burton and Mr. Carmody are independent under the listing standards

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of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on William Penn Bancorp’s website (www.williampenn.bank).
Compensation Committee.   The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation of our President and Chief Executive Officer over recent years when determining appropriate compensation for the President and Chief Executive Officer. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to and aligned with the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the board, the committee reviews recommendations from the President and Chief Executive Officer and Human Resources Manager. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full board of directors. The Compensation Committee acts under a written charter, a copy of which is available on William Penn Bancorp’s website (www.williampenn.bank).
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for the annual selection of the board of directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to William Penn Bancorp’s corporate governance policy. At any given time, the Nominating and Corporate Governance Committee is comprised of all of the independent members of our board of directors, except for those standing for re-election during the applicable year. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on William Penn Bancorp’s website (www.williampenn.bank).
Risk Committee.   The Risk Committee assists the board of directors in supervising the enterprise risk management activities of William Penn Bancorp and William Penn Bank and advises the board of directors with respect to the enterprise risk management framework of William Penn Bancorp and William Penn Bank. The committee reviews and assesses our risk exposure as it relates to capital, earnings, credit risk, liquidity risk, interest rate risk, regulatory risk, business continuity risk, strategic risk, market risk, operational risk, cyber-security risk and reputation risk.
Director Compensation
The following table sets forth the compensation received by non-employee directors for their service on our board of directors during the fiscal year ended June 30, 2020.
Name	Fees Earned or Paid in Cash	Total
Craig Burton	$43,620	$43,620
D. Michael Carmody, Jr.	43,620	43,620
Charles Corcoran	43,620	43,620
Glenn Davis	43,620	43,620
William J. Feeney	48,120	48,120
Christopher M. Molden(1)	5,470	5,470
William C. Niemczura(1)	5,470	5,470
William B.K. Parry, Jr.	43,620	43,620
Terry L. Sager	41,220	41,220
Vincent P. Sarubbi	43,620	43,620

(1)
Messrs. Molden and Niemczura were each appointed as directors effective as of May 1, 2020 in connection with the merger of Fidelity Savings and Loan Association of Bucks County with and into William Penn Bank.

Director Board Fees.   Each director of William Penn Bank also serves on the boards of directors of William Penn Bancorp and William Penn, MHC. There is no additional compensation paid for service on the boards of directors of William Penn Bancorp and William Penn MHC. Mr. Stephon, who is the only director at this time who is also an employee, is not compensated for his service as a director of William Penn Bank, William Penn Bancorp or William Penn, MHC. Non-employees may elect to defer their Board compensation under the William Penn Bank Deferred Compensation Plan. No fees were deferred by directors in fiscal year 2020.
Fiscal 2020.   During the fiscal year ended June 30, 2020, each non-employee director of William Penn Bank received a monthly fee of $2,735 for their service on the board of directors of William Penn Bank, and the Chairman of the Board received an additional $375 per month. Non-employee directors received $1,200 for attendance at meetings of the Asset Liability Committee, the Audit Committee and the Compensation Committee.
Fiscal 2021.   As part of our board committee reorganization that became effective as of the annual meeting of William Penn Bancorp stockholders that was held on November 18, 2020, we approved a new compensation structure for our board of directors that includes an annual retainer for service on the board as well as for service on board committees. As a result, for the remainder of the fiscal year ending June 30, 2021 beginning on November 18, 2020, (i) each non-employee member of our board directors will receive an

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annual retainer of $33,000, (ii) each director will receive an additional annual retainer of $12,000 for their service on our board committees and (iii) our lead independent director will receive an additional annual retainer of $5,400.
Deferred Compensation Plan for Directors.   The William Penn Bank Deferred Compensation Plan for Directors provides non-employee directors with the opportunity to defer all or part of their annual compensation. Account balances are credited at a rate equal to the highest rate offered on William Penn Bank certificates of deposit as of December 31st of each plan year. The earnings rate for the 2020 plan year was 2.30%. Plan distributions commence on the first day of the first month after the earlier of (1) a participant’s death or (2) the later of (i) a participant’s ceasing for any reason (other than death) to be a member of the board of directors of William Penn Bank or (ii) a participant reaching age 70. The deferred compensation plan is payable either in (1) a lump sum payment, (2) 120 equal monthly payments or (3) equal installments at specified future dates agreed upon by the board and the participant. In the event of death, the payments will be made to a designated beneficiary. The participant may request a withdrawal under the deferred compensation plan for a severe hardship prior to age 70.
Directors Consultation and Retirement Plan.   The William Penn Bank Directors Consultation and Retirement Plan provides retirement benefits to the directors of William Penn Bank. The retirement benefit is calculated as the greater of (1) average of the director’s total monthly compensation during the 60 calendar months immediately prior to retirement, exclusive of committee fees, or (2) $900, times a specified percentage based on years of service as a director (if less than 10 years of service — 0%, 10 but less than 15 years — 50%, and 15 or more years — 100%). In the event Mr. Sarubbi or Mr. Carmody (each a former director of Audubon Savings Bank), does not have 15 years of service on the William Penn Bank board of directors as of the date of his retirement after having attained the age of 75, then he shall be deemed to have had 15 years of service as a director for purposes of the plan and be entitled to receive a retirement benefit upon his termination of service as a director calculated as if his retirement benefit percentage reflected 15 years of service as of date of his retirement date.
Participants are eligible for plan benefits upon attainment of ten years of service as a director. Plan benefits are payable for up to 120 months. Upon the death of a participant who is receiving benefit payments under the plan prior to his or her death, the remaining number of benefit payments to be made under the plan shall be paid to the beneficiary after the participant’s death. Upon the death of a participant who is not receiving benefit payments under the plan prior to his or her death, the beneficiary shall receive 120 monthly payments. If a beneficiary dies after the participant but prior to receiving all payments under the plan, then the remaining payments will be paid to the beneficiary’s estate in the form of a lump sum payment.
Upon a change in control of William Penn Bank, if the director experiences a termination of service, then the director shall be presumed to have 15 years of service as of the date of such change in control and shall receive a lump sum payment equal to the present value of the aggregate payments that would have been due the director. Upon a disability, the director shall be presumed to have 10 years of service and shall receive benefits on the first day of the calendar month after the disability.
Executive Compensation
Summary Compensation Table.   The following information is furnished for all individuals serving as the principal executive officer of William Penn Bancorp for the most recently completed fiscal year and our next two most highly compensated executive officers whose total compensation for the year ended June 30, 2020 exceeded $100,000.
Name and Principal Position	Year	Salary	Bonus(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total ($)
Kenneth J. Stephon President and Chief Executive Officer	2020	$368,319	$1,250	$123,187	$55,343	$548,099
Jill M. Ross Executive Vice President and Chief Retail and Commercial Officer	2020	182,560	36,250	65,312	34,229	318,351
Gregory S. Garcia Executive Vice President and Chief Operating Officer	2020	189,735	1,250	53,437	32,556	276,978

(1)
Reflects a $1,250 discretionary holiday bonus paid to all William Penn Bank employees during the fiscal year ended June 30, 2020. For Ms. Ross, also includes $35,000 in signing bonuses paid to Ms. Ross during the fiscal year ended June 30, 2020 pursuant to the terms of her offer letter of employment from William Penn Bank.

(2)
Represents performance-based cash incentives earned for the performance period commencing on July 1, 2019 and ending on June 30, 2020.

(3)
Details of the amounts reported in “All Other Compensation” for fiscal 2020 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Stephon	Ms. Ross	Mr. Garcia
Health insurance premiums	$19,909	$19,909	$19,909
Employer contributions to 401(k) Plan	17,329	14,320	12,647
Employee stock ownership plan	18,105	—	—

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Annual Incentive Plan.   The following table sets forth the threshold, target and maximum award that may be earned by each named executive officer under the William Penn Bank Annual Incentive Plan for the fiscal year ended June 30, 2020.
	Date of Corporate Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name		Threshold	Target	Maximum
Kenneth J. Stephon	June 19, 2019	$54,750	$109,500	$164,250
Jill M. Ross	June 19, 2019	23,750	47,500	71,250
Gregory S. Garcia	June 19, 2019	23,750	47,500	71,250

(1)
See “— Summary Compensation Table” above for the actual awards earned by our named executive officers under the William Penn Bank Annual Incentive Plan for the fiscal year ended June 30, 2020.

Employment Agreements.   William Penn Bank and William Penn Bancorp maintain employment agreements with Mr. Stephon, Ms. Ross and Mr. Garcia. The term of Mr. Stephon’s employment agreement is thirty-six months and the term of the employment agreements with Ms. Ross and Mr. Garcia is twenty-four months. Each of the agreements automatically extends for an additional year on the first anniversary of the effective date of each employment agreement and on each anniversary date thereafter, unless one party gives the other party notice of its intent not to renew the agreement, at which time the term of the employment agreement becomes fixed at thirty-six months for Mr. Stephon and twenty-four months for both Ms. Ross and Mr. Garcia. Unless otherwise extended, the employment agreement with Mr. Stephon will expire on July 1, 2023 and the employment agreements with Ms. Ross and Mr. Garcia will expire on July 1, 2022. Current base salaries under the employment agreements for Mr. Stephon, Ms. Ross and Mr. Garcia are $420,000, $210,000 and $200,000, respectively. The Compensation Committee of the board of directors annually reviews the executives’ base salaries. In addition to base salary, the agreements provide that the executives shall be eligible to participate in incentive compensation, determined and payable at the discretion of the Compensation Committee. The executives shall also be entitled to continue participation in any fringe benefit arrangements in which he or she was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the executive’s duties. The parties to the employment agreements intend to enter into new employment agreements with William Penn Bank and William Penn Bancorporation following the closing of the offering which will be substantially similar to the current employment agreements with the executives.
If an executive’s employment is terminated during the term of his or her employment agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a non-change in control severance payment. The employment agreements with Ms. Ross and Mr. Garcia provide for a non-change in control severance payment equal to one times base salary. The employment agreement with Mr. Stephon provides for a non-change in control severance payment equal to the sum of: (i) Mr. Stephon’s base salary due under the remaining term of his employment agreement as of his termination date, plus (ii) two times the highest bonus paid to Mr. Stephon during the term of his employment agreement. Each executive is also entitled, as severance, to an additional cash payment in an amount equal to a multiple of William Penn Bank’s monthly COBRA charge (i.e. thirty-six months for Mr. Stephon and twelve months for Ms. Ross and Mr. Garcia) in effect for the type of bank-provided group health plan coverage in effect for each executive (i.e. spouse coverage) on his or her termination date. Non-change in control severance payments under all of the employment agreements are subject to the receipt of a signed release of claims from the executive within the time frame set forth in the agreement. In addition, each executive would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
If Mr. Stephon’s employment is terminated during the term of his employment agreement without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), Mr. Stephon would be entitled to a payment equal to three times the sum of: (i) his base salary, at the greater of the base salary in effect on the date of the change in control or his termination date, plus (ii) the highest annual bonus paid to him during the three-year period prior to the year in which he terminates employment following a change in control. In addition, Mr. Stephon is entitled to a lump sum cash payment in an after tax amount equal to thirty-six times William Penn Bank’s monthly COBRA charge in effect on his termination date for the type of group health coverage in effect for Mr. Stephon (i.e. family coverage) as of his termination date. In addition, Mr. Stephon would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
In the event Ms. Ross’ or Mr. Garcia’s employment is terminated during the term of their employment agreements without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control, these executives would be entitled to a cash change in control severance payment equal to two times their base salary in effect as of their termination date. Each executive would also be entitled to a lump sum cash payment in an after tax amount equal to eighteen times William Penn Bank’s monthly COBRA charge in effect on his or her termination date for the type of group health coverage in effect for the executives (i.e. family coverage) as of their termination date. In addition, the executives would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.

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For purposes of the executive’s ability to resign and receive a payment under the employment agreements, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the executive’s base salary; (ii) a material adverse change in executive’s position that results in a demotion in the executive’s status within William Penn Bancorp and William Penn Bank; (iii) a change in the primary location at which the executive is required to perform the duties of his or her employment to a location that is more than fifty (50) miles from the location of William Penn Bank’s headquarters as of the date of the executive’s employment agreement; and (iv) a material breach by William Penn Bancorp and William Penn Bank of any written agreement between the executive, on the one hand, and any of William Penn Bancorp and William Penn Bank or any other affiliate of William Penn Bancorp, on the other hand, unless arising from the executive’s inability to materially perform his duties contemplated hereunder.
Mr. Stephon’s employment agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made. The employment agreements with Ms. Ross and Mr. Garcia provide that, in the event total payments to the executives exceed their respective 280G cap, the payments will be reduced to $1.00 less than the amount which is three time the executive’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code, as amended.
Under the employment agreements, if an executive is terminated due to disability, the executive will remain eligible for long-term disability benefits pursuant to the terms of the William Penn Bank long-term disability program.
Upon retirement of an executive, the executive will be entitled to benefits under any retirement plans to which he or she is a party but shall not be entitled to any amount or benefits under the employment agreement.
The employment agreements provide that, except in the event of a change in control, the executives are subject to a one-year non-compete in the event their employment is terminated. The employment agreements further require that the executives not solicit business, customers or employees of William Penn Bank and William Penn Bancorp for one year following termination of employment, except in connection with a change in control. The employment agreements also provide that William Penn Bancorp and William Penn Bank will indemnify the executives to the fullest extent legally allowable.
To the extent that a payment is made or a benefit is received from William Penn Bank, the same payment or benefit will not be paid or received from William Penn Bancorp.
Tax-Qualified Retirement Plans
William Penn Bank Employee Stock Ownership Plan (“ESOP”).   The ESOP is a tax-qualified defined contribution plan for all employees of William Penn Bank who are 21 years of age or older and have completed one (1) year of service with William Penn Bank. Eligible employees can begin participation in the ESOP on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the ESOP eligibility requirements. All named executive officers participate in the ESOP.
In connection with the offering, the ESOP trustees plan to subscribe for and purchase, on behalf of the ESOP, 8% of the shares of William Penn Bancorporation common stock sold in the offering (748,000, 880,000 and 1,012,000 at the minimum, midpoint and maximum of the offering range, respectively) and fund its stock purchase through a loan from William Penn Bancorporation equal to 100% of the aggregate purchase price of the common stock. The ESOP trustees will be directed to repay the loan principally through William Penn Bank’s contributions to the ESOP and, possibly, dividends paid on common stock held by the plan over a 25-year loan term. The fixed interest rate for the ESOP loan will be the Wall Street Journal prime rate as of the date of closing. See “Pro Forma Data.” We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the intended purchases.
All shares purchased by the trustees on behalf of ESOP will be held in a loan suspense account. Shares will be released from the loan suspense account on a pro rata basis, as William Penn Bank will make contributions to the ESOP sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of compensation. Participants cliff vest in their ESOP benefits over a three-year period. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.
Participants may direct the trustee regarding the voting of common stock allocated to ESOP accounts. The trustees will vote all allocated shares held in the ESOP as directed by participants. The trustees will vote all unallocated shares, as well as allocated shares for which instructions are not received, in the same ratio as those shares for which participants provide voting instructions, subject to the fiduciary responsibilities of the trustees.
Under applicable accounting requirements, William Penn Bank will record compensation expense for the leveraged ESOP at the fair market value of the shares when committed for release to participant accounts.
William Penn Bank 401(k) Retirement Savings Plan (“401(k) Plan”).   The 401(k) Plan is a tax-qualified defined contribution plan for all employees of William Penn Bank who are 21 years of age or older and completed one (1) year of service with William Penn Bank. All named executive officers are eligible to participate in the 401(k) Plan. Participants may elect to make salary deferrals up to 50% of their 401(k) Plan compensation, subject to annual limitations imposed by the Internal Revenue Code. In addition, William

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Penn Bank makes safe harbor matching contributions to the 401(k) Plan on behalf of each eligible participant in an amount equal to 100% of each eligible participant’s salary deferrals up to 6% of 401(k) Plan Compensation each plan year. Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options selected by the 401(k) Plan Committee. Participants may take distributions of their vested account balances following separation from service. During employment, participants may borrow from their vested account balances in accordance with the 401(k) Plan Loan Policy and take distributions of their vested account balances after attainment of age 59-1∕2 or on account of hardship. Participants are 100% vested in their 401(k) Plan account balances.
In connection with the offering, the plan intends to re-open the William Penn Bancorp Stock Fund investment in the 401(k) Plan to new investment and re-title the fund the William Penn Bancorporation Stock Fund (the “Employer Stock Fund”). 401(k) Plan participants will be permitted to invest their 401(k) Plan account balances in William Penn Bancorporation common stock in the offering. Unlike the ESOP, the 401(k) Plan does not have priority subscription rights to purchase common stock in the offering. A 401(k) Plan participant who elects to invest his or her 401(k) Plan funds in the offering through the Employer Stock Fund will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase the common stock using funds outside the 401(k) Plan. The trustees will purchase common stock in the offering on behalf of 401(k) Plan participants, to the extent that shares are available. Participants will direct the 401(k) Plan trustees regarding the voting of shares purchased for their 401(k) Plan accounts through the Employer Stock Fund. 401(k) Plan participants will be provided with a supplement to this prospectus that will set forth the procedures for subscribing for shares of William Penn Bancorporation common stock in the offering.
Future Equity Incentive Plan
Following the offering, William Penn Bancorporation plans to adopt an equity incentive plan that will provide for grants of stock options, restricted stock and/or restricted stock units. In accordance with applicable regulations, William Penn Bancorporation anticipates that the plan will authorize a number of stock options equal to 10.0% of the total shares sold in the offering, and a number of shares of restricted stock/restricted stock units equal to 4.0% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 1,309,000 shares, assuming 9,350,000 shares are issued in the offering, to 1,771,000 shares, assuming 12,650,000 shares are issued in the offering.
William Penn Bancorporation may fund the future equity incentive plan through the purchase of common stock in the open market by a trust that may be established in connection with the plan or from authorized, but unissued, shares of William Penn Bancorporation common stock. The issuance of additional shares for future equity grants would dilute the interests of existing stockholders. See “Pro Forma Data.”
Any stock options granted under a future equity incentive plan will be granted at an exercise price equal to 100% of the fair market value of William Penn Bancorporation common stock on the date of grant. Future awards of restricted stock or restricted stock units will be made at no cost to recipients. The plan administer will determine the terms and conditions of each equity award granted under the future equity incentive plan including, but not limited to the type of and amount of an award, as well as vesting conditions for each award, subject to applicable regulations. Regulatory requirements may vary depending on whether William Penn Bancorporation adopts the plan within one year following the completion of the offering or after one year following the completion of the offering. If William Penn Bancorporation adopts the future equity incentive plan more than one year after completion of the offering, the plan would not be subject to many existing regulatory requirements, including limiting the number of awards reserved or granted under the plan and the time period over which participants may vest in awards granted to them.
Transactions with Related Persons
Loans and Extensions of Credits.   The Sarbanes-Oxley Act generally prohibits loans by William Penn Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by William Penn Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. William Penn Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit William Penn Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
In accordance with banking regulations, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of William Penn Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to William Penn Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors must disclose any existing or emerging conflicts of interest to our President and Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (ii) the ownership of more than 1% of the outstanding securities (or that represents more than 5% of the total assets of the employee and/or family member) of any business entity that does business with or is in competition with William Penn Bancorp.

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The aggregate amount of loans by William Penn Bank to its executive officers and directors and their affiliates was $587,000 at June 30, 2020. As of that date, these loans were performing according to their original terms.
Other Transactions.   William B.K. Parry, Jr. is President of William B. Parry & Son, Ltd., an insurance agency located in Langhorne, Pennsylvania, and also maintains a 17.8% ownership interest in the insurance agency. William Penn Bank has purchased certain insurance policies through William B. Parry & Son, Ltd. and, during the year ended June 30, 2020, paid insurance premiums of $171,800 to William B. Parry & Son Ltd. (or insurers represented by William B. Parry & Son, Ltd.), resulting in insurance commissions of $21,250 for the agency for the year ended June 30, 2020.
Stockholder Agreement
On August 4, 2020, William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank entered into a written agreement with Tyndall Capital Partners LP and Jeffrey Halis (together, the “Tyndall Capital Parties”), who beneficially own an aggregate of 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders), with respect to certain voting and corporate matters. During the term of the agreement, which expires on August 4, 2025, the Tyndall Capital Parties have agreed to vote all shares of William Penn Bancorp or William Penn Bancorporation beneficially owned by the Tyndall Capital Parties in accordance with the recommendations of our board of directors on all proposals at any meeting of our stockholders. Notwithstanding the foregoing, the stockholder agreement provides that, with respect to any such proposal that requires only a majority of votes cast by William Penn Bancorp or William Penn Bancorporation stockholders to be approved (as opposed to a proposal requiring a majority or higher percentage of total shares of common stock outstanding), the Tyndall Capital Parties may abstain from voting the shares of William Penn Bancorp or William Penn Bancorporation common stock they beneficially own in lieu of voting such shares in accordance with the recommendation of our board of directors with respect to the proposal.
The stockholder agreement provides that the Tyndall Capital Parties will not acquire any additional shares of William Penn Bancorp or William Penn Bancorporation common stock (except for shares of William Penn Bancorporation common stock issued in exchange for shares of William Penn Bancorp as part of the conversion and offering) during the term of agreement. The agreement further provides that the Tyndall Capital Parties may not, without our prior written consent, knowingly directly or indirectly, sell, transfer or otherwise dispose of any block of shares of common stock of (i) William Penn Bancorp that constitute, in the aggregate, an amount equal to 5.0% or more of the outstanding shares of William Penn Bancorp held by stockholders other than William Penn, MHC or (ii) William Penn Bancorporation that constitute, in the aggregate, an amount equal to 5.0% or more of the outstanding shares of William Penn Bancorp held by stockholders other than William Penn, MHC (after giving effect to the final exchange ratio for the conversion and offering) immediately prior to the effective time of the conversion and offering, unless, in either case, the purchaser or transferee of such shares agrees in writing for our benefit, prior to such sale or transfer, to be bound by the terms of the stockholder agreement and to be subject to all obligations of the Tyndall Capital Parties to us under the stockholder agreement for the remaining term of the stockholder agreement.
During the term of the stockholder agreement, the Tyndall Capital Parties have also agreed, among other things, not to (i) solicit proxies in opposition to any recommendations or proposals of the board of directors of William Penn Bancorp or William Penn Bancorporation, (ii) initiate or solicit stockholder proposals or seek to place any representatives on the board of directors of William Penn Bancorp or William Penn Bancorporation, (iii) oppose any proposal or director nomination submitted by the board of directors of William Penn Bancorp or William Penn Bancorporation to stockholders, (iv) vote for any nominee to the board of directors of William Penn Bancorp or William Penn Bancorporation other than those nominated or supported by the board of directors, (v) seek to exercise any control or influence over the management of William Penn Bancorp, William Penn Bancorporation or William Penn Bank, (vi) propose or seek to effect a merger or sale of William Penn Bancorp or William Penn Bancorporation or (vii) initiate litigation against William Penn Bancorp, William Penn Bancorporation, William Penn, MHC or William Penn Bank.
Pursuant to the terms of the stockholder agreement, we have also agreed to seek regulatory approval to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation following the completion of the conversion and offering. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved, particularly if it is deemed to be a return of capital under 12 C.F.R. § 239.63(e)(4).
Indemnification for Directors and Officers
William Penn Bancorporation’s articles of incorporation provide that William Penn Bancorporation must indemnify all directors and officers of William Penn Bancorporation against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of William Penn Bancorporation. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of William Penn Bancorporation pursuant to its articles of incorporation or otherwise, William Penn Bancorporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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STOCK OWNERSHIP
The following table provides information as of December 31, 2020 about the persons known to William Penn Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(1)
William Penn, MHC	3,711,114	82.7%
10 Canal Street, Suite 104 Bristol, Pennsylvania 19007
Tyndall Capital Partners LP	342,817	7.6%
Jeffrey Halis 150 East 58th Street, 14th Floor New York, New York 10155

(1)
Based on 4,489,345 shares of William Penn Bancorp common stock outstanding and entitled to vote as of December 31, 2020.

The following table provides information as of December 31, 2020 about the shares of William Penn Bancorp common stock that may be considered to be beneficially owned by each director and executive officer of William Penn Bancorp, and by all directors and executive officers of William Penn Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of December 31, 2020, none of the individuals listed below owned 1.0% or more of William Penn Bancorp’s outstanding common stock and all directors and executive officers as a group owned 1.49% of William Penn Bancorp’s outstanding common stock.
Name	Number of Shares Beneficially Owned
Directors:
Craig Burton	4,800
D. Michael Carmody, Jr.	100
Charles Corcoran	15,043
Glenn Davis	5,000
William J. Feeney	14,000
Christopher M. Molden	200
William C. Niemczura	350
William B.K. Parry, Jr.	13,500
Terry L. Sager	13,057
Vincent P. Sarubbi	100
Kenneth J. Stephon	964
Executive Officers Who Are Not Directors:
Jill M. Ross	—
Gregory S. Garcia	—
Jonathan T. Logan	—
All Directors and Executive Officers as a Group (14 persons)	67,114

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SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS
The table below sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, the following information:
•
The number of shares of new common stock to be received in exchange for shares of William Penn Bancorp common stock upon consummation of the conversion and the offering, based upon their beneficial ownership of William Penn Bancorp common stock as of December 31, 2020;

•
The proposed purchases of William Penn Bancorporation common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•
The total amount of William Penn Bancorporation common stock to be held upon consummation of the conversion and offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering — Limitations on Purchases of Shares.”
The proposed purchase of shares by directors and executive officers of William Penn Bancorporation common stock in the offering does not constitute a recommendation or endorsement by such individuals that you should buy stock in the offering. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”
	Number of Shares Received in Exchange for Shares of William Penn Bancorp(1)	Proposed Purchases of Stock in the Offering		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares(1)	Percentage of Total Outstanding(2)
Directors:
Craig Burton	13,519	5,000	$50,000	18,519	*
D. Michael Carmody, Jr.	281	12,500	125,000	12,781	*
Charles Corcoran	42,370	—	—	42,370	*
Glenn Davis	14,083	10,000	100,000	24,083	*
William J. Feeney	39,432	10,000	100,000	49,432	*
Christopher M. Molden	563	10,000	100,000	10,563	*
William C. Niemczura	985	10,000	100,000	10,985	*
William B.K. Parry, Jr.	38,024	2,500	25,000	40,524	*
Terry L. Sager	36,776	10,000	100,000	46,776	*
Vincent P. Sarubbi	281	15,000	150,000	15,281	*
Kenneth J. Stephon	2,715	30,000	300,000	32,715	*
Executive Officers Who are Not Also Directors:
Jill M. Ross	—	10,000	100,000	10,000	*
Gregory S. Garcia	—	5,000	50,000	5,000	*
Jonathan T. Logan	—	2,000	20,000	2,000	*
All Directors and Executive Officers as a Group (14 persons)	189,029	132,000	$1,320,000	321,029	2.43%

*
Less than 1.0%.

(1)
Based on information presented in “Stock Ownership.”

(2)
If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would beneficially own 2.61% of the outstanding shares of William Penn Bancorporation common stock.

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REGULATION AND SUPERVISION
General
William Penn Bank is a Pennsylvania-chartered stock savings bank. William Penn Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. William Penn Bank is subject to extensive regulation by the Pennsylvania Department of Banking and Securities, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its primary federal regulator. William Penn Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. William Penn Bank is a member of the Federal Home Loan Bank of Pittsburgh.
The regulation and supervision of William Penn Bank establish a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the Federal Deposit Insurance Corporation, the protection of the insurance fund. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
As a bank holding company following the conversion, William Penn Bancorporation will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. William Penn Bancorporation will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
Any change in applicable laws or regulations, whether by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Commonwealth of Pennsylvania or Congress, could have a material adverse impact on the operations and financial performance of William Penn Bancorporation and William Penn Bank. In addition, William Penn Bancorporation and William Penn Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the William Penn Bancorporation and William Penn Bank.
Set forth below is a brief description of material regulatory requirements that are or will be applicable to William Penn Bank and William Penn Bancorporation. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on William Penn Bank and William Penn Bancorporation.
Bank Regulation
Pennsylvania Savings Bank Law.   The Pennsylvania Banking Code of 1965, as amended, contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers and employees, as well as corporate powers, savings and investment operations and other aspects of William Penn Bank and its affairs. The Pennsylvania Banking Code delegates extensive rule-making power and administrative discretion to the Pennsylvania Department of Banking and Securities so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices. Specifically, under the Pennsylvania Banking Code, the Pennsylvania Department of Banking and Securities is given the authority to exercise such supervision over state-chartered savings banks as to afford the greatest safety to creditors, stockholders and depositors, ensure business safety and soundness, conserve assets, protect the public interest and maintain public confidence in such institutions.
The Pennsylvania Banking Code provides, among other powers, that state-chartered savings banks may engage in any activity permissible for a national banking association or federal savings association, subject to regulation by the Pennsylvania Department of Banking and Securities (which shall not be more restrictive than the regulation imposed upon a national banking association or federal savings association, respectively). Before it engages in an activity allowable for a national banking association or federal savings association, a state-chartered savings bank must either obtain prior approval from the Pennsylvania Department of Banking and Securities or provide at least 30 days’ prior written notice to the Pennsylvania Department of Banking and Securities. The authority of William Penn Bank under Pennsylvania law, however, may be constrained by federal law and regulation.
Capital Requirements.   Federal regulations require Federal Deposit Insurance Corporation-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a Tier 1 capital to average assets leverage ratio of 4%.
For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of accumulated other comprehensive income

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(“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). William Penn Bank exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.
In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (such as recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one to four- family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.
In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in starting on January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019. At September 30, 2020, William Penn Bank exceeded the fully phased in regulatory requirement for the capital conservation buffer.
The Economic Growth, Regulatory Relief, and Consumer Protection Act enacted in May 2018 required the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish for banks with assets of less than $10 billion of assets a community bank leverage ratio (the ratio of a bank’s tangible equity capital to average total consolidated assets) of 8 to 10%. A qualifying community bank with capital meeting the specified requirements (including off balance sheet exposures of 25% or less of total assets and trading assets and liabilities of 5% or less of total assets) and electing to follow the alternative framework is considered to meet all applicable regulatory capital requirements including the risk-based requirements. The community bank leverage ratio was established at 9% Tier 1 capital to total average assets, effective January 1, 2020. A qualifying bank may opt in and out of the community bank leverage ratio framework on its quarterly call report. A bank that ceases to meet any qualifying criteria is provided with a two-quarter grace period to comply with the community bank leverage ratio requirements or the general capital regulations by the federal regulators. In addition, Section 4012 of the Coronavirus Aid, Relief and Economic Security Act of 2020 required that the community bank leverage ratio be temporarily lowered to 8%. The federal regulators issued a rule making the lower ratio effective April 23, 2020. The rules also established a two-quarter grace period for a qualifying community bank whose leverage ratio falls below the 8% community bank leverage ratio requirement so long as the bank maintains a leverage ratio of 7% or greater. Another rule was issued providing for the transition back to the 9% community bank leverage ratio, increasing the ratio to 8.5% for calendar year 2021 and to 9% thereafter. During the fiscal year ended June 30, 2020, William Penn Bank elected the community bank leverage ratio alternative reporting framework.
The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.
Standards for Safety and Soundness.   As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.
Investments and Activities.   Under federal law, all state-chartered banks insured by the Federal Deposit Insurance Corporation have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation permit exceptions to these limitations. For example, state chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise grandfathered state authority to invest in common or preferred stocks listed on a national securities exchange and in the shares of an investment company registered under federal law. William Penn Bank received grandfathering authority from the Federal Deposit Insurance Corporation to invest in listed stocks and/or registered shares. The maximum permissible investment is 100% of Tier 1 capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by Pennsylvania Banking Code of 1965, whichever is less. Such grandfathering authority may be terminated upon the Federal Deposit Insurance Corporation’s determination that such investments pose a safety and soundness risk to William Penn Bank

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or if William Penn Bank converts its charter or undergoes a change in control. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in other state authorized activities or investments (other than non-subsidiary equity investments) that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. As of June 30, 2020, William Penn Bank held no marketable equity securities under such grandfathering authority.
Interstate Banking and Branching.   Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis to the extent that branching is authorized by the law of the host state for the banks chartered by that state.
Prompt Corrective Regulatory Action.   Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.
The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of September 30, 2020, William Penn Bank was a “well capitalized” institution under the Federal Deposit Insurance Corporation regulations.
At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.
The previously referenced law establishing a “community bank leverage ratio” adjusted the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio are considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.
Transaction with Affiliates and Regulation W of the Federal Reserve Regulations.   Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.
Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater

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than 10.0% stockholder of a financial institution, and certain affiliated interests of these, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.
Enforcement.   The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state chartered savings banks, including William Penn Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.
Federal Insurance of Deposit Accounts.   William Penn Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in William Penn Bank are insured up to a maximum of $250,000 for each separately insured depositor.
The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets currently range from 1 1∕2 to 30 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.
The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation was required to seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more were supposed to fund the increase. The Federal Deposit Insurance Corporation indicated in November 2018 that the 1.35% ratio was exceeded. Insured institutions of less than $10 billion of assets will receive credits for the portion of their assessments that contributed to raising the reserve ratio between 1.15% and 1.35% effective when the fund rate achieves 1.38%. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long range fund ratio of 2%.
The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of William Penn Bank. Future insurance assessment rates cannot be predicted.
Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.
Privacy Regulations.   Federal Deposit Insurance Corporation regulations generally require that William Penn Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, William Penn Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. William Penn Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.
Community Reinvestment Act.   Under the Community Reinvestment Act, or CRA, as implemented by Federal Deposit Insurance Corporation regulations, a non-member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a non-member bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. William Penn Bank’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”
Consumer Protection and Fair Lending Regulations.   Pennsylvania savings banks are subject to a variety of federal statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

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USA PATRIOT Act.   William Penn Bank is subject to the USA PATRIOT Act, which gave federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act provided measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.
Other Regulations
Interest and other charges collected or contracted for by William Penn Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:
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Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

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Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

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Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of William Penn Bank also are subject to, among others, the:
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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System
The Federal Reserve Act authorizes the Federal Reserve Board to require depository associations to maintain noninterest-earning reserves against their transaction accounts (primarily negotiable order of withdrawal and regular checking accounts). The amounts are adjusted annually and, for 2019, the regulations provided that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $127.5 million; and a 10% reserve ratio is applied above $127.5 million. The first $16.9 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) were exempted from the reserve requirements. William Penn Bank complied with the foregoing requirements during 2019. On March 15, 2020, the Federal Reserve Board reduced reserve requirement to 0% effective as of March 26, 2020, which eliminated reserve requirements for all depository institutions.
Federal Home Loan Bank System
William Penn Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. At September 30, 2020, William Penn Bank had a maximum borrowing capacity from the Federal Home Loan Bank of Pittsburgh of $304.0 million, of which it had $41.0 million in outstanding borrowings. William Penn Bank, as a member of the Federal Home Loan Bank of Pittsburgh, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. William Penn Bank was in compliance with requirements for the Federal Home Loan Bank of Pittsburgh with an investment of $3.0 million at September 30, 2020.
Holding Company Regulation
William Penn Bancorporation will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. William Penn Bancorporation will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for the William Penn Bancorporation to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, prior approval may also be necessary from other agencies having supervisory jurisdiction over the bank to be acquired before any bank acquisition can be completed.
A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so

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closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.
The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.
William Penn Bancorporation will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis) which have historically been similar to, though less stringent than, those of the Federal Deposit Insurance Corporation for William Penn Bank. The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to bank holding companies; as is the case with institutions themselves, the capital conservation buffer was phased in between 2016 and 2019. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion. As a result, William Penn Bancorporation will not be subject to the capital requirement until such time as its consolidated assets exceed $3.0 billion.
A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.
The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength doctrine. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. In addition, the Federal Reserve Board has issued guidance that requires consultation with the agency prior to a bank holding company’s payment of dividends or repurchase of stock under certain circumstances. These regulatory policies could affect the ability of the William Penn Bancorporation to pay dividends, repurchase its stock or otherwise engage in capital distributions.
Under the Federal Deposit Insurance Act, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default.
The status of William Penn Bancorporation as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.
Federal Securities Laws
William Penn Bancorporation common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. William Penn Bancorporation will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
The registration under the Securities Act of 1933 of shares of common stock issued in William Penn Bancorporation’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of William Penn Bancorporation may be resold without registration. Shares purchased by an affiliate of William Penn Bancorporation will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If William Penn Bancorporation meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of William Penn Bancorporation that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of William Penn Bancorporation, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, William Penn Bancorporation may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

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Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.
Change in Control Regulations
Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as William Penn Bancorporation unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with William Penn Bancorporation, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.
In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.
Emerging Growth Company Status
William Penn Bancorporation is an emerging growth company and, for so long as it continues to be an emerging growth company, William Penn Bancorporation may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, William Penn Bancorporation also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
William Penn Bancorporation will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (ii) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
FEDERAL AND STATE TAXATION
Federal Income Taxation
General.   We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. The tax years corresponding to our fiscal years ended June 30, 2017 through 2020 remain subject to examination by the Internal Revenue Service and by Pennsylvania and Philadelphia taxing authorities. The tax years corresponding to our fiscal years ended June 30, 2016 through 2020 remain subject to examination by New Jersey taxing authorities. For 2019, William Penn Bank’s maximum federal income tax rate was 21.0%.
William Penn Bancorporation and William Penn Bank will enter into a tax allocation agreement. Because William Penn Bancorporation will own 100% of the issued and outstanding capital stock of William Penn Bank, William Penn Bancorporation and William Penn Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group William Penn Bancorporation is the common parent corporation. As a result of this affiliation, William Penn Bank may be included in the filing of a consolidated federal income tax return with William Penn Bancorporation and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.
Bad Debt Reserves.   For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income

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method or the experience method. The reserve for non-qualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves as of December 31, 1987. Approximately $2.8 million of income tax related to our accumulated bad debt reserves will not be recognized unless William Penn Bank makes a “non-dividend distribution” to William Penn Bancorporation as described below.
Distributions.   If William Penn Bank makes “non-dividend distributions” to William Penn Bancorporation, the distributions will be considered to have been made from William Penn Bank’s un-recaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from William Penn Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in William Penn Bank’s taxable income. Non-dividend distributions include distributions in excess of William Penn Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of William Penn Bank’s current or accumulated earnings and profits will not be so included in William Penn Bank’s taxable income.
The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if William Penn Bank makes a non-dividend distribution to William Penn Bancorporation, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 21.0% federal corporate income tax rate. William Penn Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.
State Taxation
Pennsylvania Taxation.   William Penn Bank, as a savings bank conducting business in Pennsylvania, is subject to tax under the Pennsylvania Mutual Thrift Institutions Tax (“MTIT”) Act, as amended to include thrift institutions having capital stock. The MTIT is a tax upon separately stated net book income, determined in accordance with generally accepted accounting principles with certain adjustments. In computing income subject to MTIT taxation, there is an allowance for the deduction of interest income earned on state, federal and local obligations, while also disallowing a portion of a thrift’s interest expense associated with such tax-exempt income. The MTIT tax rate is 11.5%. Net operating losses, if any, can be carried forward a maximum of three years for MTIT purposes.
Philadelphia Taxation.   In addition, as a savings bank conducting business in Philadelphia, William Penn Bank is also subject to the City of Philadelphia Business Privilege Tax. The City of Philadelphia Business Privilege Tax is a tax upon net income or taxable receipts imposed on persons carrying on or exercising for gain or profit certain business activities within Philadelphia. Pursuant to the City of Philadelphia Business Privilege Tax, the 2019 tax rate was 6.25% on net income and 0.145% on gross receipts. For regulated industry taxpayers, the tax is the lesser of the tax on net income or the tax on gross receipts. The City of Philadelphia Business Privilege Tax allows for the deduction by financial businesses from receipts of (a) the cost of securities and other intangible property and monetary metals sold, exchanged, paid at maturity or redeemed, but only to the extent of the total gross receipts from securities and other intangible property and monetary metals sold, exchanged, paid out at maturity or redeemed; (b) moneys or credits received in repayment of the principal amount of deposits, advances, credits, loans and other obligations; (c) interest received on account of deposits, advances, credits, loans and other obligations made to persons resident or having their principal place of business outside Philadelphia; (d) interest received on account of other deposits, advances, credits, loans and other obligations but only to the extent of interest expenses attributable to such deposits, advances, credits, loans and other obligations; and (e) payments received on account of shares purchased by stockholders. An apportioned net operating loss may be carried forward for three tax years following the tax year for which it was first reported.
New Jersey Taxation.   William Penn Bank is subject to New Jersey’s Corporation Business Tax at the rate of 9.0% on its separate company apportioned taxable income. For this purpose, “taxable income” generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations). Net operating losses may be carried forward for twenty years following the tax year for which they were first reported.

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THE CONVERSION AND OFFERING
The boards of directors of William Penn, MHC and William Penn Bancorp have approved the plan of conversion. The plan of conversion must also be approved by (1) the stockholders of William Penn Bancorp (including William Penn, MHC), (2) the stockholders of William Penn Bancorp excluding William Penn, MHC, voting separately as a single class, and (3) the members of William Penn, MHC (depositors and certain borrowers of William Penn Bank). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to William Penn Bancorporation becoming the holding company for William Penn Bank, and the approval of the Federal Reserve Board and the Pennsylvania Department of Banking and Securities is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Pennsylvania Department of Banking and Securities does not constitute a recommendation or endorsement of the plan of conversion.
General
The boards of directors of William Penn, MHC and William Penn Bancorp have adopted the plan of conversion. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. William Penn, MHC will be merged into William Penn Bancorp, and William Penn, MHC will no longer exist. William Penn Bancorp, which owns 100% of William Penn Bank, will be merged into William Penn Bancorporation, a newly formed Maryland corporation. As part of the conversion, the 82.7% ownership interest of William Penn, MHC in William Penn Bancorp will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of William Penn Bank will be owned by William Penn Bancorporation, and all of the outstanding common stock of William Penn Bancorporation will be owned by public stockholders. William Penn Bancorp and William Penn, MHC will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.
Under the plan of conversion, at the completion of the conversion and offering, each share of William Penn Bancorp common stock owned by persons other than William Penn, MHC will be converted automatically into the right to receive new shares of William Penn Bancorporation common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of William Penn Bancorp for new shares of William Penn Bancorporation, the public stockholders will own approximately the same aggregate percentage of shares of common stock of William Penn Bancorporation that they owned in William Penn Bancorp immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, adjusted downward to reflect certain assets held by William Penn, MHC.
We intend to retain 50% of the net proceeds of the offering (taking into account the loan to the employee stock ownership plan) and to invest the remaining 50% of the net proceeds in William Penn Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.
The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee stock ownership plan, supplemental account holders and other members. In addition, we will offer common stock for sale in a community offering to members of the general public with a preference given to natural persons (including trusts of natural persons) residing in the Bucks and Philadelphia counties in Pennsylvania and Burlington, Camden, Gloucester and Mercer Counties in New Jersey.
We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “— Community Offering.”
We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering in which Piper Sandler & Co. will be sole manager. See “— Syndicated Offering” herein.
We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of William Penn Bancorporation. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “— How We Determined the Offering Range and the $10.00 Purchase Price” for more information as to the determination of the estimated pro forma market value of the common stock.
The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of William Penn Bank. The plan of conversion is also filed as an exhibit to William Penn, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”
Reasons for the Conversion
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are as follows:
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Strengthen our capital position with the additional capital we will raise in the stock offering to support our planned growth.   A strong capital position is essential to achieving our long-term objectives of growing William Penn Bank and building stockholder

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value. While William Penn Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth.
•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and offering, and the listing of the shares on the Nasdaq Capital Market, is expected to result in a more liquid and active market for William Penn Bancorporation common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions.

•
Facilitate our ability to continue to pay dividends to our public stockholders.   Current regulations of the Federal Reserve Board substantially restrict the ability of certain mutual holding companies, such as William Penn, MHC, to waive dividends declared by their subsidiaries. Accordingly, because any dividends declared and paid by William Penn Bancorp must also be paid to William Penn, MHC, along with all other stockholders, the amount of dividends available for all other stockholders is less than if William Penn, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to continue to pay dividends to all stockholders of William Penn Bancorporation, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Approvals Required
The affirmative vote of a majority of the total votes eligible to be cast by the members of William Penn, MHC (depositors and certain borrowers of William Penn Bank) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of William Penn, MHC will also be approving the merger of William Penn, MHC into William Penn Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of William Penn Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of William Penn Bancorp held by the public stockholders of William Penn Bancorp (stockholders other than William Penn, MHC) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board and the Pennsylvania Department of Banking and Securities with respect to the conversion and with respect to William Penn Bancorporation becoming the holding company for William Penn Bank, and the approval of the Federal Reserve Board and the Pennsylvania Department of Banking and Securities is required before we can consummate the conversion and issue shares of common stock.
William Penn, MHC, which owns 82.7% of the outstanding shares of William Penn Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of December 31, 2020, directors and executive officers of William Penn Bancorp and their associates beneficially owned 67,114 shares of William Penn Bancorp or 1.49% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion. Tyndall Capital Partners LP and Jeffrey Halis who, together, beneficially own 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders) have entered into a written agreement with us pursuant to which they have agreed to vote all such shares in favor of the plan of conversion. See “Our Management — Stockholder Agreement” for a detailed description of the written agreement we have entered into with Tyndall Capital Partners LP and Mr. Halis.
Effect of William Penn, MHC’s Assets on Minority Stock Ownership
In the exchange, the public stockholders of William Penn Bancorp will receive shares of common stock of William Penn Bancorporation in exchange for their shares of common stock of William Penn Bancorp pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with approximately the same ownership percentage of the common stock of William Penn Bancorporation after the conversion as their ownership percentage in William Penn Bancorp immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by William Penn, MHC (other than shares of stock of William Penn Bancorp) at the completion of the conversion, which assets currently consist of cash. This downward adjustment is effected to account for the dilution resulting from the consolidation of William Penn, MHC’s unconsolidated net assets into William Penn Bancorporation. William Penn, MHC had net assets of $5.5 million as of September 30, 2020, not including William Penn Bancorp common stock. This adjustment will decrease William Penn Bancorp’s public stockholders’ ownership interest in William Penn Bancorporation from 17.3% to 16.6%, and will increase the ownership interest of persons who purchase stock in the offering from 82.7% (the amount of William Penn Bancorp’s outstanding common stock held by William Penn, MHC) to 83.4%.
Share Exchange Ratio for Current Stockholders
At the completion of the conversion, each publicly held share of William Penn Bancorp common stock will be converted automatically into the right to receive a number of shares of William Penn Bancorporation common stock. The number of shares of

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common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in William Penn Bancorporation after the conversion as they held in William Penn Bancorp immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted downward to reflect certain assets held by William Penn, MHC. The exchange ratio will not depend on the market value of William Penn Bancorp common stock. The exchange ratio will be based on the percentage of William Penn Bancorp common stock held by the public, the independent valuation of William Penn Bancorporation prepared by RP Financial and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 2.3941 shares for each publicly held share of William Penn Bancorp at the minimum of the offering range to 3.2391 shares for each publicly held share of William Penn Bancorp at the maximum of the offering range.
The following table shows how the exchange ratio will adjust, based on the appraised value of William Penn Bancorporation as of November 4, 2020, assuming public stockholders of William Penn Bancorp own 17.3% of William Penn Bancorp common stock and William Penn, MHC has net assets of $5.5 million immediately prior to the completion of the conversion. The table also shows how many shares of William Penn Bancorporation a hypothetical owner of William Penn Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in This Offering		Shares of William Penn Bancorporation to be Issued for Shares of William Penn Bancorp		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Shares to be Received for 100 Existing Shares(2)
	Amount	Percent	Amount	Percent
Minimum	9,350,000	83.4%	1,863,166	16.6%	11,213,166	2.3941	$23.94	239
Midpoint	11,000,000	83.4	2,191,960	16.6	13,191,960	2.8166	28.17	281
Maximum	12,650,000	83.4	2,520,754	16.6	15,170,754	3.2391	32.39	323

(1)
Represents the value of shares of William Penn Bancorporation common stock to be received in the conversion by a holder of one share of William Penn Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.

(2)
Cash will be paid in lieu of fractional shares.

Effects of Conversion
Continuity.   The conversion will not affect the normal business of William Penn Bank of accepting deposits and making loans. William Penn Bank will continue to be a Pennsylvania-chartered savings bank and will continue to be regulated by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities. After the conversion, William Penn Bank will continue to offer its existing services to depositors, borrowers and other customers. The directors of William Penn Bancorp serving at the time of the conversion will be the directors of William Penn Bancorporation upon the completion of the conversion.
Effect on Deposit Accounts.   Pursuant to the plan of conversion, each depositor of William Penn Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, statements and other evidences of their accounts.
Effect on Loans.   No loan outstanding from William Penn Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.
Effect on Voting Rights of Members.   At present, all depositors and certain borrowers of William Penn Bank have voting rights in, William Penn, MHC as to all matters requiring member approval. Upon completion of the conversion, depositors and certain borrowers will cease to be members of William Penn, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in William Penn Bank will be vested in William Penn Bancorporation as the sole stockholder of William Penn Bank. The stockholders of William Penn Bancorporation will possess exclusive voting rights with respect to William Penn Bancorporation common stock.
Tax Effects.   We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to William Penn, MHC, William Penn Bancorp, William Penn Bank, the public stockholders of William Penn Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders or other members. See “— Material Income Tax Consequences.”
Effect on Liquidation Rights.   Each depositor in William Penn Bank has both a deposit account in William Penn Bank and a pro rata ownership interest in the net worth of William Penn, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of William Penn, MHC and William Penn Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in William Penn, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces

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or closes his or her deposit account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of William Penn, MHC, which is lost to the extent that the balance in the account is reduced or closed.
Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that William Penn, MHC and William Penn Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of William Penn, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by William Penn Bancorporation and William Penn Bank in an aggregate amount equal to (i) William Penn, MHC’s ownership interest in William Penn Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of William Penn, MHC as of the date of the latest statement of financial condition of William Penn, MHC prior to the consummation of the conversion (excluding its ownership of William Penn Bancorp). William Penn Bancorporation and William Penn Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in William Penn Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with William Penn Bank a liquidation interest in the residual net worth, if any, of William Penn Bancorporation or William Penn Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) William Penn Bancorporation and William Penn Bank or (b) William Penn Bank. See “—Liquidation Rights.”
How We Determined the Offering Range and the $10.00 Purchase Price
Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisals. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. RP Financial will receive fees totaling $100,000 for its appraisal report, plus $15,000 for each appraisal update (of which there will be at least one more) and reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. RP Financial has not received any other compensation from us in the past two years.
RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our conversion application as filed with the Federal Reserve Board and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.
In connection with its appraisal, RP Financial reviewed the following factors, among others:
•
the economic make-up of our primary market area;

•
our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that RP Financial deemed comparable to us;

•
the specific terms of the offering of our common stock;

•
the pro forma impact of the additional capital raised in the offering;

•
our proposed dividend policy;

•
conditions of securities markets in general; and

•
the market for thrift institution common stock in particular.

RP Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of William Penn Bancorporation the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of William Penn Bancorporation, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 8.0% and 4.0%, respectively, of the shares of William Penn Bancorporation common stock sold in the offering. The new equity incentive plan also is assumed to grant options to purchase the equivalent of 10.0% of the shares of William Penn Bancorporation common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.
Consistent with Federal Reserve Board appraisal guidelines, RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between William Penn Bancorporation and the peer group.

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In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of William Penn Bancorporation with the peer group. RP Financial made a slight downward adjustment for profitability, growth and viability of earnings and marketing of the issue and made slight upward adjustments for financial condition and asset growth. The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrifts and their holding companies, which has been relatively volatile and has underperformed in relation to the U.S. stock market generally.
The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approach in estimating pro forma market value. As of the November 4, 2020 valuation date, the peer group consisted of nine publicly traded, fully converted thrifts or thrift holding companies based in the Mid-Atlantic, New England, Midwest and Southwest regions of the United States. The peer group included companies with:
•
average assets of $716.0 million;

•
average non-performing assets of 0.81% of total assets;

•
average loans of 67.2% of total assets

•
average tangible equity of 10.4% of total assets; and

•
average core income of 0.86% of average assets.

The appraisal peer group consists of the companies listed below. Total assets are as of September 30, 2020.
Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Prudential Bancorp, Inc. (PBIP)	Nasdaq	Philadelphia, Pennsylvania	$1,188(1)
Elmira Savings Bank (ESBK)	Nasdaq	Elmira, New York	674
HMN Financial, Inc. (HMNF)	Nasdaq	Rochester, Minnesota	898
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Nasdaq	Shreveport, Louisiana	542
HV Bancorp, Inc. (HVBC)	Nasdaq	Doylestown, Pennsylvania	425(1)
IF Bancorp, Inc. (IROQ)	Nasdaq	Watseka, Illinois	726
Randolph Bancorp, Inc. (RNDB)	Nasdaq	Stoughton, Massachusetts	723
Severn Bancorp, Inc. (SVBI)	Nasdaq	Annapolis, Maryland	940
WVS Financial Corp. (WVFC)	Nasdaq	Pittsburgh, Pennsylvania	332

(1)
As of June 30, 2020

In accordance with the regulations of the Federal Reserve Board, a valuation range is established that ranges from 15% below to 15% above our pro forma market value. RP Financial has indicated that in its valuation as of November 4, 2020, our common stock’s estimated full market value was $151.7 million, resulting in a range from $112.1 million at the minimum to $152.1 million at the maximum. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 82.7% ownership interest that William Penn, MHC has in William Penn Bancorp as adjusted to reflect the assets held by William Penn, MHC (other than shares of William Penn Bancorp). The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of William Penn Bancorp common stock owned by William Penn, MHC and the $10.00 price per share, the minimum of the offering range is 9,350,000 shares, the midpoint of the offering range is 11,000,000 shares and the maximum of the offering range is 12,650,000 shares. RP Financial will update its independent valuation before we complete our offering.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended September 30, 2020. Stock prices are as of November 4, 2020, as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
William Penn Bancorporation (pro forma):
Minimum	61.13x	61.96%	64.06%
Midpoint	81.04x	67.52%	69.64%
Maximum	106.73x	72.31%	74.40%
Peer group companies as of November 4, 2020:
Average	11.49x	74.76%	77.15%
Median	11.82x	72.90%	77.73%

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through September 30, 2020. These ratios are different than presented in “Pro Forma Data.”

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Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 2.3941 to a maximum of 3.2391 shares of William Penn Bancorporation common stock for each current share of William Penn Bancorp common stock, with a midpoint of 2.8166. Based upon this exchange ratio, we expect to issue between 1,863,166 and 2,520,754 shares of William Penn Bancorporation common stock to the holders of William Penn Bancorp common stock, other than William Penn, MHC, outstanding immediately before the completion of the conversion and offering.
Our board of directors considered the appraisal when recommending that stockholders of William Penn Bancorp and members of William Penn, MHC approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.
Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Federal Reserve Board, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.
No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and holds on funds authorized for withdrawal from deposit accounts will be released and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be canceled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released. If RP Financial establishes a new valuation range, it must be approved by the Federal Reserve Board.
In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.
Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”
Subscription Offering and Subscription Rights
In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “— Additional Limitations on Common Stock Purchases.”
Priority 1: Eligible Account Holders.   Each depositor of William Penn Bank (as well as each depositor of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank) with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2019 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $750,000 (75,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. The balance of Qualifying Deposits of all Eligible Account Holders was approximately $443.1 million. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on June 30, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of William Penn Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2019.
Priority 2: Tax-Qualified Plan.   Our tax-qualified employee stock ownership plan will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase up to 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase some or all of such shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.
Priority 3: Supplemental Eligible Account Holders.   To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock ownership plan, each depositor of William Penn Bank (other than directors and executive officers of William Penn Bank) with a Qualifying Deposit at the close of business on December 31, 2020, who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $750,000 (75,000 shares) of common stock, subject to the overall purchase limitations. The balance of Qualifying Deposits of all Supplemental Eligible Account Holders was approximately $596.9 million. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at December 31, 2020. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.
Priority 4: Other Members.   To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock ownership plan and Supplemental Eligible Account Holders, each depositor of William Penn Bank as of the close of business on December 31, 2020 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, and each borrower of William Penn Bank as of June 1, 2005 whose loan remained outstanding as of the close of business on December 31, 2020 (collective, the “Other Members”), will receive, without payment therefor, nontransferable subscription rights to purchase up to $750,000 (75,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.
To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at December 31, 2020.
Depositors of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.    The plan of conversion provides that each holder of a deposit account in Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank (each of which was merged with and into William Penn Bank effective as of May 1, 2020) has the same rights and privileges as a depositor of William Penn Bank under the plan of conversion as if such holder’s deposit account had been established at William Penn Bank on the date established at Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank.
Expiration Date.   The subscription offering will expire at 5:00 p.m., Eastern time, on February 17, 2021, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.
We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 9,350,000 shares have not been sold in the offering by April 2, 2021 and the Federal Reserve Board not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond April 2, 2021, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings — Expiration Date.”

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Community Offering
To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock ownership plan, Supplemental Eligible Account Holder and Other Members, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:
•
Natural persons (including trusts of natural persons) residing in Bucks and Philadelphia Counties in Pennsylvania and Burlington, Camden, Gloucester and Mercer Counties in New Jersey; and

•
Other members of the general public.

Subscribers in the community offering may purchase up to $750,000 (75,000 shares) of common stock, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.
If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in Bucks and Philadelphia Counties in Pennsylvania and Burlington, Camden, Gloucester and Mercer Counties in New Jersey, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
Expiration Date.   The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond April 2, 2021, in which event we will resolicit purchasers.
Syndicated Offering or Firm Commitment Offering
If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering or potentially a firm commitment offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.
If a syndicated offering or a firm commitment offering is held, Piper Sandler & Co. will serve as sole manager, and we will pay fees of 5.50% of the aggregate amount of common stock sold in the syndicated offering or firm commitment offering to Piper Sandler & Co. and any other broker-dealers included in the syndicated or firm commitment offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.
In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to William Penn Bancorporation for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at William Penn Bank or wire transfers). See “— Procedure for Purchasing Shares in the Subscription and Community Offerings.”
In the event of a firm commitment offering, the proposed underwriting agreement will not be entered into by and among Piper Sandler & Co., as representative of the underwriters named in the underwriting agreement, and William Penn Bancorporation, William Penn Bancorp, William Penn Bank and William Penn, MHC until immediately before the completion of the firm commitment offering. At that time, Piper Sandler & Co. and the other underwriters included in the firm commitment offering will represent that they have received sufficient indications of interest to complete the offering. Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Piper Sandler & Co. and the other underwriters involved in the firm commitment offering will be obligated to purchase all the shares subject to the firm commitment offering.
If for any reason we cannot effect a syndicated offering or firm commitment offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment public offering, if feasible. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

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Additional Limitations on Common Stock Purchases
The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:
(i)
No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)
Our tax-qualified employee stock ownership plan may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)
Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $1,500,000 (150,000 shares) of common stock in all categories of the offering combined;

(iv)
The number of shares of common stock that an existing William Penn Bancorp stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing William Penn Bancorp common stock, may not exceed 4.9% of the shares of common stock of William Penn Bancorporation to be issued and outstanding at the completion of the conversion and offering (provided that this limitation does not require a public stockholder of William Penn Bancorp to divest any exchange shares or otherwise limit the number of exchange shares issuable to such public stockholder); and

(v)
The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of William Penn Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of William Penn, MHC or stockholders of William Penn Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.
The term “associate” of a person means:
(i)
any corporation or organization (other than William Penn Bank, William Penn Bancorporation, William Penn Bancorp or William Penn, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% or more beneficial stockholder;

(ii)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan of William Penn Bank, William Penn Bancorporation, William Penn Bancorp or William Penn, MHC in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)
any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of William Penn Bank, William Penn Bancorporation, William Penn Bancorp or William Penn, MHC.

The term “acting in concert” means:
(i)
knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Our directors are not treated as associates of each other solely because of their membership on the board of directors.
Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of William Penn Bancorporation or William Penn Bank and except as described below. Any purchases made by any associate of William Penn Bancorporation or William Penn Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward

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redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “— Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of William Penn Bancorporation.”
Plan of Distribution; Selling Agent and Underwriter Compensation
Subscription and Community Offerings.   To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Piper Sandler & Co., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Piper Sandler & Co. will assist us on a best efforts basis in the subscription and community offerings by:
•
consulting as to the securities marketing implications of the plan of conversion and reorganization;

•
reviewing with our board of directors the financial impact of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

•
reviewing all offering documents, including this prospectus, stock order forms and related offering materials;

•
assisting in the design and implementation of a marketing strategy for the offering;

•
assisting management in scheduling and preparing for discussions or meetings with potential investors or other broker-dealers in connection with the offering; and

•
providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Piper Sandler & Co. will receive a fee equal to (i) 1.00% of the aggregate purchase price of the shares sold in the subscription offering (excluding shares purchased by or on behalf of any of our directors, officers or employees or members of their immediate families and shares purchased by any employee benefit plan established for the benefit of our directors, officers and employees) and (ii) 3.00% of the aggregate purchase price of the shares sold in the community offering.
Syndicated Offering or Firm Commitment Offering.   If shares of common stock are sold in a syndicated or firm commitment offering, we will pay fees or have an underwriting discount of 5.50% of the aggregate purchase price of the common stock sold in the syndicated or firm commitment offering by or to Piper Sandler & Co. and any other broker-dealers or underwriters included in the syndicated or firm commitment offering, as applicable. All fees payable with respect to the syndicated or firm commitment offering will be in addition to fees payable with respect to the subscription and community offerings.
Expenses.   Piper Sandler & Co., and to the extent a syndicated or firm commitment offering is conducted, the other broker-dealers or underwriters participating in such offering, will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its services as marketing agent, including attorneys’ fees, regardless of whether the subscription, community or syndicated offering and/or firm commitment offerings are consummated, not to exceed $140,000 without our prior approval.
Records Management
We have also engaged Piper Sandler & Co. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Piper Sandler & Co., will assist us in the offering by:
•
consolidating deposit accounts for voting and subscription rights;

•
organizing and supervising our stock information center;

•
coordinating the proxy solicitation of members and special meeting services; and

•
providing necessary subscription processing services.

Piper Sandler & Co. will receive fees of $60,000 for these services. In addition, in the event certain circumstances arise, such as a material delay in the offering, additional records management charges may be incurred. Of the fees for serving as records agent, $30,000 has been paid as of the date of this prospectus.
Indemnity
We will indemnify Piper Sandler & Co. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Piper Sandler & Co.’s engagement with respect to the conversion.
Solicitation of Offers by Officers and Directors
Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of William Penn Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Piper

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Sandler & Co. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.
Lock-up Agreements
We and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Piper Sandler & Co., we will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of William Penn Bancorporation stock or any securities convertible into or exchangeable or exercisable for William Penn Bancorporation stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of William Penn Bancorporation stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction is to be settled by delivery of stock or other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of William Penn Bancorporation common stock or any security convertible into or exercisable or exchangeable for William Penn Bancorporation common stock.
Procedure for Purchasing Shares in the Subscription and Community Offerings
Expiration Date.   The subscription and community offerings will expire at 5:00 p.m., Eastern time, on February 17, 2021, unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond April 2, 2021 would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.
We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.15% per annum from the date of receipt as described above.
Use of Order Forms in the Subscription and Community Offerings.   To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 5:00 p.m., Eastern time, on February 17, 2021. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our drop box located at 210 Pond Street, Bristol, Pennsylvania 19007 between 9:00 a.m. and 5:00 p.m. (Monday through Thursday), 9:00 a.m. and 6:00 p.m. (Friday) and 9:00 a.m. and 12:00 p.m. (Saturday). Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to William Penn Bank’s offices.
Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.
By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by William Penn Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Payment for Shares.   Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

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(i)
personal check, bank check or money order, made payable to William Penn Bancorp; or

(ii)
authorization of withdrawal of available funds from your William Penn Bank deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at William Penn Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificates of deposit will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings account rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at William Penn Bank and will earn interest at 0.15% per annum from the date payment is processed until the offering is completed or terminated.
You may not remit cash, William Penn Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to William Penn Bancorporation). You may not designate on your stock order form direct withdrawal from a William Penn Bank retirement account. See “— Using Individual Retirement Account Funds.” If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “— Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. No wire transfer will be accepted without our prior approval.
Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by April 2, 2021. If the subscription and community offerings are extended past April 2, 2021, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.
Regulations prohibit William Penn Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.
We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.
If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or William Penn Bancorporation to lend to the employee stock ownership plan the necessary amount to fund the purchase.
Using Individual Retirement Account Funds.   If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, William Penn Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in an William Penn Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at William Penn Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the February 17, 2021 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.
Delivery of Shares of Common Stock.   All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.
Other Restrictions.   Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we

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may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:
(i)
a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)
the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)
such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares
Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On your order form, you cannot add the names of other individuals for your stock registration unless they are also named on the qualifying deposit account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.
We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.
Stock Information Center
Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (855) 414-2266. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed on bank holidays.
Liquidation Rights
Liquidation Prior to the Conversion.   In the unlikely event that William Penn, MHC is liquidated prior to the conversion, all claims of creditors of William Penn, MHC would be paid first. Thereafter, if there were any assets of William Penn, MHC remaining, these assets would be distributed to depositors of William Penn Bank pro rata based on the value of their accounts in William Penn Bank.
Liquidation Following the Conversion.   The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by William Penn Bancorporation for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) William Penn, MHC’s ownership interest in William Penn Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of William Penn, MHC as of the date of the latest statement of financial condition of William Penn, MHC prior to the consummation of the conversion (excluding its ownership of William Penn Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in William Penn Bank to support the William Penn Bancorporation liquidation account in the event William Penn Bancorporation does not have sufficient assets to fund its obligations under the William Penn Bancorporation liquidation account.
In the unlikely event that William Penn Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in William Penn Bancorporation, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of William Penn Bank or William Penn Bancorporation above that amount.
The liquidation account established by William Penn Bancorporation is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in William Penn, MHC) after the conversion in the event of a complete liquidation of William Penn Bancorporation and William Penn Bank or a liquidation solely of William Penn Bank. Specifically, in the unlikely event that either (i) William Penn Bank or (ii) William Penn Bancorporation and William Penn Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2019 and December 31, 2020 of their interests in the liquidation account maintained by William Penn Bancorporation. Also, in a complete liquidation of both entities, or of William Penn Bank only, when William Penn Bancorporation has insufficient assets (other than the stock of William Penn Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and William Penn Bank has positive net worth, then William Penn Bank shall immediately make a distribution to fund William Penn Bancorporation’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by William Penn Bancorporation as adjusted from time to time pursuant to the plan of conversion and federal regulations. If William Penn Bancorporation is completely liquidated or sold apart from

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a sale or liquidation of William Penn Bank, then the William Penn Bancorporation liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the William Penn Bank liquidation account, subject to the same rights and terms as the William Penn Bancorporation liquidation account.
Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, William Penn Bancorporation will transfer, or upon the prior written approval of the Federal Reserve William Penn Bancorporation may transfer, the liquidation account and the depositors’ interests in such account to William Penn Bank and the liquidation account shall thereupon be subsumed into the liquidation account of William Penn Bank.
Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which William Penn Bancorporation or William Penn Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in William Penn Bank, Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank on June 30, 2019 or, with regard to William Penn Bank, December 31, 2020, respectively, equal to the proportion that the balance of such account holder’s deposit account on June 30, 2019 or December 31, 2020, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in William Penn Bank (including the total deposits of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank with respect to June 30, 2019) on such dates.
If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2019 or December 31, 2020, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.
Material Income Tax Consequences
Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to William Penn, MHC, William Penn Bancorp, William Penn Bank, William Penn Bancorporation, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that William Penn Bancorporation or William Penn Bank would prevail in a judicial proceeding.
William Penn, MHC, William Penn Bancorp, William Penn Bank and William Penn Bancorporation have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding all of the material federal income tax consequences of the conversion, which includes the following:
1.   The merger of William Penn, MHC with and into William Penn Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.
2.   The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in William Penn, MHC for liquidation interests in William Penn Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.
3.   None of William Penn, MHC, William Penn Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of William Penn, MHC to William Penn Bancorp and the assumption by William Penn Bancorp of William Penn, MHC’s liabilities, if any, in constructive exchange for liquidation interests in William Penn Bancorp.
4.   The basis of the assets of William Penn, MHC and the holding period of such assets to be received by William Penn Bancorp will be the same as the basis and holding period of such assets in William Penn, MHC immediately before the exchange.
5.   The merger of William Penn Bancorp with and into William Penn Bancorporation will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither William Penn Bancorp nor William Penn Bancorporation will recognize gain or loss as a result of such merger.
6.   The basis of the assets of William Penn Bancorp and the holding period of such assets to be received by William Penn Bancorporation will be the same as the basis and holding period of such assets in William Penn Bancorp immediately before the exchange.

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7.   Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in William Penn Bancorp for interests in the liquidation account in William Penn Bancorporation.
8.   The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in William Penn Bancorp for interests in the liquidation account established in William Penn Bancorporation will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.
9.   Each stockholder’s aggregate basis in shares of William Penn Bancorporation common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of William Penn Bancorp common stock surrendered in the exchange.
10.   Each stockholder’s holding period in his or her William Penn Bancorporation common stock received in the exchange will include the period during which the William Penn Bancorp common stock surrendered was held, provided that the William Penn Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.
11.   Except with respect to cash received in lieu of fractional shares, current stockholders of William Penn Bancorp will not recognize any gain or loss upon their exchange of William Penn Bancorp common stock for William Penn Bancorporation common stock.
12.   Cash received by any current stockholder of William Penn Bancorp in lieu of a fractional share interest in shares of William Penn Bancorporation common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of William Penn Bancorporation common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.
13.   It is more likely than not that the fair market value of the nontransferable subscription rights to purchase William Penn Bancorporation common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of William Penn Bancorporation common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.
14.   It is more likely than not that the fair market value of the benefit provided by the liquidation account of William Penn Bank supporting the payment of the William Penn Bancorporation liquidation account in the event William Penn Bancorporation lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the William Penn Bank liquidation account as of the effective date of the merger of William Penn Bancorp with and into William Penn Bancorporation.
15.   It is more likely than not that the basis of the shares of William Penn Bancorporation common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the William Penn Bancorporation common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.
16.   No gain or loss will be recognized by William Penn Bancorporation on the receipt of money in exchange for William Penn Bancorporation common stock sold in the offering.
We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to William Penn, MHC, William Penn Bancorp, William Penn Bank, William Penn Bancorporation and persons receiving subscription rights and stockholders of William Penn Bancorp. With respect to items 13 and 15 above, Kilpatrick Townsend & Stockton LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (in certain cases, whether or not the rights are exercised) in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to such interest in a liquidation account; (ii) the interests in the William Penn Bancorporation liquidation account and the William Penn Bank liquidation account are not transferable; (iii) the amounts due under the William Penn

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Bancorporation liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in William Penn Bank are reduced; and (iv) the William Penn Bank liquidation account payment obligation arises only if William Penn Bancorporation lacks sufficient assets to fund the William Penn Bancorporation liquidation account.
In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the William Penn Bank liquidation account supporting the payment of the William Penn Bancorporation liquidation account in the event William Penn Bancorporation lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes it is more likely than not that such rights in the William Penn Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.
The opinion of Kilpatrick Townsend & Stockton LLP, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
The federal income tax opinion has been filed with the Securities and Exchange Commission as an exhibit to William Penn Bancorporation’s registration statement.
Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion
All shares of common stock purchased in the offering by a director or certain officers of William Penn Bank, William Penn Bancorp, William Penn Bancorporation or William Penn, MHC generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the individual. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of William Penn Bancorporation also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.
Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.
COMPARISON OF STOCKHOLDERS’ RIGHTS
As a result of the conversion, current holders of William Penn Bancorp common stock will become stockholders of William Penn Bancorporation. There are certain differences in stockholder rights arising from distinctions between the Pennsylvania articles of incorporation and bylaws of William Penn Bancorp and the Maryland articles of incorporation and bylaws of William Penn Bancorporation and from distinctions between laws with respect to Pennsylvania law and Maryland law.
In some instances, the rights of stockholders of William Penn Bancorporation will be less than the rights stockholders of William Penn Bancorp currently have. The decrease in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interest of William Penn Bancorporation. In some instances, the differences in stockholder rights may increase management rights. In other instances, the provisions in William Penn Bancorporation’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of William Penn Bancorporation and its stockholders.
This description below is intended to be a summary of the material differences affecting the rights of stockholders. You are encouraged to reference the actual articles of incorporation and bylaws of William Penn Bancorporation and Maryland law for additional information.
Authorized Capital Stock.   The authorized capital stock of William Penn Bancorp consists of 49,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, no par value per share. The authorized capital stock of the William Penn Bancorporation will consist of 150,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
William Penn Bancorp’s articles of incorporation and William Penn Bancorporation’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms

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and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.
Issuance of Capital Stock.   Currently, pursuant to applicable laws and regulations, William Penn, MHC is required to own not less than a majority of the outstanding common stock of William Penn Bancorp. There will be no such restriction applicable to William Penn Bancorporation following consummation of the conversion, as William Penn, MHC will cease to exist.
William Penn Bancorporation’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of William Penn Bancorporation, whereas William Penn Bancorp’s Pennsylvania articles of incorporation provide that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Neither the Pennsylvania articles of incorporation of William Penn Bancorp nor the articles of incorporation and bylaws of William Penn Bancorporation provide for preemptive rights to stockholders in connection with the issuance of capital stock.
Voting Rights.   Neither the Pennsylvania articles of incorporation of William Penn Bancorp nor the Maryland articles of incorporation of William Penn Bancorporation permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.
Payment of Dividends.   The ability of William Penn Bank to pay dividends on its capital stock is restricted by the Pennsylvania Department of Banking and Securities, Federal Deposit Insurance Corporation and Federal Reserve Board regulations and by tax considerations related to savings associations. William Penn Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect William Penn Bancorporation because dividends from William Penn Bank will be a primary source of funds for the payment of dividends to the stockholders of William Penn Bancorporation.
Maryland law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.
Board of Directors.   The bylaws of William Penn Bancorp and the articles of incorporation of William Penn Bancorporation each require the board of directors to be divided into three classes as nearly equal in number as reasonably possible and that the members of each class be elected for a term of three years to serve until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of William Penn Bancorp and the bylaws of William Penn Bancorporation, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors remaining in office, whether or not a quorum is present. Any director of William Penn Bancorp so chosen shall hold office until the next annual meeting of stockholders, and any director of William Penn Bancorporation so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified.
The bylaws of both William Penn Bancorp and William Penn Bancorporation provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
Under the bylaws of William Penn Bancorp, directors may be removed by the vote of the holders of a majority of the shares of stock entitled to vote at a meeting of stockholders called for such purpose. The bylaws of William Penn Bancorporation provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote in the election of directors.
Limitations on Liability.   The articles of incorporation of William Penn Bancorporation provide that, to the fullest extent permitted under Maryland law, the directors and officers of William Penn Bancorporation shall have no personal liability to William Penn Bancorporation or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise provided by the Maryland General Corporation Law.
Currently, Pennsylvania law permits corporations like William Penn Bancorp to limit the personal liability of directors if a bylaw to that effect is approved by the stockholders entitled to vote. The bylaws of William Penn Bancorp do not currently contain a provision limiting the personal liability of directors.

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Indemnification of Directors, Officers, Employees and Agents.   The articles of incorporation of William Penn Bancorp provide that William Penn Bancorp will indemnify any person who was or is a party or is threatened to be made a party to an action by reason of being a director or officer of William Penn Bancorp, or serving at the request of William Penn Bancorp as a director, officer or representative of another corporation or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such action. William Penn Bancorp will also indemnify any person who was or is a party or is threatened to be made a party to an action by or in the right of William Penn Bancorp to procure a judgment in its favor by reason of being a director or officer of William Penn Bancorp, or serving at the request of William Penn Bancorp as a director, officer or representative of another corporation or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such action, except that in no case will a person be indemnified where the act or failure to act giving rise to the claim for indemnification is determined by an appropriate court to have constituted willful misconduct or recklessness.
The articles of incorporation of William Penn Bancorporation provide that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of William Penn Bancorporation also provide that William Penn Bancorporation will indemnify its employees and agents to such extent as shall be authorized by the board of directors and be permitted by law.
Special Meetings of Stockholders.   The bylaws of William Penn Bancorp provide that special meetings of the stockholders of William Penn Bancorp may be called by the Chairman, the President, a majority of the board of directors or upon the written request of the holders of not less than 20% of the outstanding capital stock of William Penn Bancorp entitled to vote at the meeting. The bylaws of William Penn Bancorporation provide that special meetings of stockholders may be called by the Chairman, the President or by two-thirds of the total number of directors. In addition, Maryland law provides that a special meeting of stockholders may be called by the Secretary upon written request of the holders of a majority of all the shares entitled to vote at a meeting.
Stockholder Nominations and Proposals.   The bylaws of William Penn Bancorp provide an advance notice procedure for stockholders to nominate directors or bring other business before an annual or special meeting of stockholders of William Penn Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of William Penn Bancorp’s board of directors or by a stockholder who has given appropriate notice to William Penn Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given William Penn Bancorp appropriate notice of its intention to bring that business before the meeting. William Penn Bancorp’s secretary must receive notice of the nomination or proposal in writing at least 5 days before the date of the annual meeting. If 5 days’ prior written notice of the nomination or proposal is not given to the Secretary, a stockholder may still make a proposal at the annual meeting and the proposal may be discussed and considered, but the proposal will be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more after the meeting.
William Penn Bancorporation’s bylaws also establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of William Penn Bancorporation. A person may not be nominated for election as a director unless that person is nominated by or at the direction of William Penn Bancorporation board of directors or by a stockholder who has given appropriate notice to William Penn Bancorporation before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given William Penn Bancorporation appropriate notice of its intention to bring that business before the meeting. William Penn Bancorporation’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to William Penn Bancorporation concerning the nature of the new business, the stockholder, the stockholder’s ownership in William Penn Bancorporation and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide William Penn Bancorporation with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives William Penn Bancorporation’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.
Stockholder Action Without a Meeting.   Under Maryland law, action may be taken by stockholders of William Penn Bancorporation without a meeting if all stockholders entitled to vote on the action give written consent to taking such action without a meeting. The bylaws of William Penn Bancorp provide that action may be taken by stockholders without a meeting if all stockholders entitled to vote on the matter consent to the taking of such action without a meeting.
Stockholders’ Right to Examine Books and Records.   Pennsylvania law provides that stockholders of corporations such as William Penn Bancorp may inspect and make extracts from the share register, books and records of account, and records of the proceedings of the incorporators, stockholders and directors of the corporation after proper written notice for a proper purpose.
Under Maryland law, a stockholder who has been a stockholder of record for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least 20 days’ written notice, to inspect in person or by agent, the corporation’s books of account and its stock ledger. In addition, under Maryland law, any stockholder or his agent, upon at least seven days’ written notice, may inspect and copy

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during usual business hours, the corporation’s bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements. In addition, any stockholder or his agent, upon at least 20 days’ written notice, may request a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request.
Limitations on Voting Rights.   The articles of incorporation of William Penn Bancorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of William Penn Bancorporation or any subsidiary or a trustee of a plan.
In addition, Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of William Penn Bancorporation’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Mergers, Consolidations and Sales of Assets.   Under the Pennsylvania Business Corporation Law, a merger of William Penn Bancorp must be approved by the holders of a majority of the votes cast by all stockholders voting thereon, provided that no vote of the stockholders is required if: (i) the articles of incorporation of the surviving association are identical to the articles on incorporation of the corporation for which stockholder approval is not required, (ii) each outstanding share of the corporation for which stockholder approval is not required is to continue as or be converted into an identical share of the surviving association, and (iii) the plan of merger provides that the stockholders of the corporation for which stockholder approval is not required are to hold in the aggregate shares of the surviving association to be outstanding immediately after the effectiveness of the merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors. In addition, if prior to the adoption of the plan of merger and the effectiveness of the merger another entity owns 80% or more of the outstanding shares of each class of the corporation, or if no shares of the corporation have been issued, stockholder approval will not be required for the merger.
Pennsylvania law also provides that a majority of the stockholders entitled to vote must approve a sale of all or substantially all of the assets of William Penn Bancorp.
Under Maryland law, a merger or consolidation of William Penn Bancorporation requires approval of two-thirds of all votes entitled to be cast by stockholders, except that no approval by stockholders is required for a merger where William Penn Bancorporation is the surviving corporation if:
•
The plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the stockholders;

•
Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•
The number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

The articles of incorporation of William Penn Bancorporation reduce the vote required for a merger or consolidation to a majority of the total shares outstanding.
In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of William Penn Bancorporation.
Under Maryland law, a sale of all or substantially all of William Penn Bancorporation’s assets other than in the ordinary course of business, or a voluntary dissolution of William Penn Bancorporation, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.
Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between William Penn Bancorporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of William Penn Bancorporation’s voting stock after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of William Penn Bancorporation at any time after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of William Penn Bancorporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

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After the five-year prohibition, any business combination between William Penn Bancorporation and an interested stockholder generally must be recommended by the board of directors of William Penn Bancorporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of William Penn Bancorporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of William Penn Bancorporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if William Penn Bancorporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Neither the articles of incorporation or bylaws of William Penn Bancorp nor the Pennsylvania laws applicable to William Penn Bancorp contain a provision that restricts business combinations between William Penn Bancorp and any interested stockholder in the manner set forth above. Under the Pennsylvania Business Corporation Law, certain anti-takeover provisions apply to Pennsylvania publicly traded companies. However, William Penn Bancorp is not publicly traded and therefore the statute does not apply.
Dissenters’ Rights of Appraisal.   Under the Pennsylvania Business Corporation Law, stockholders may, in the case of a merger or consolidation, obtain a judicial appraisal of the fair value of their shares if they have neither voted in favor of nor consented in writing to the merger or consolidation. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, are either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders, with certain exceptions.
Under Maryland law, stockholders of William Penn Bancorporation have the right to dissent from any plan of merger or consolidation to which William Penn Bancorporation is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise or certain other conditions are met. William Penn Bancorporation’s articles of incorporation provide that stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under the Maryland General Corporation Law unless the board of directors, pursuant to a resolution approved by a majority of the directors then in office, provides for such rights in connection with a transaction.
Evaluation of Offers; Other Corporate Constituencies.   The articles of incorporation of William Penn Bancorporation provide that its directors, in discharging their duties to William Penn Bancorporation and in determining what they reasonably believe to be in the best interest of William Penn Bancorporation, may, in addition to considering the effects of any action on stockholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon William Penn Bancorporation’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, William Penn Bancorporation and its subsidiaries and on the communities in which William Penn Bancorporation and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of William Penn Bancorporation; (d) whether a more favorable price could be obtained for William Penn Bancorporation’s stock or other securities in the future; (e) the reputation and business practices of the offer or and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of William Penn Bancorporation; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire William Penn Bancorporation is not in the best interest of William Penn Bancorporation, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.
By having these standards in the articles of incorporation of William Penn Bancorporation, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of William Penn Bancorporation, even if the price offered is significantly greater than the market price of any equity security of William Penn Bancorporation.
The current articles of incorporation of William Penn Bancorp do not contain a similar provision.
Amendment of Governing Instruments.   Under the articles of incorporation of William Penn Bancorp, no amendment of the articles will be made unless proposed by the board of directors and approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required under applicable law. The articles of incorporation of William Penn Bancorporation generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.
The bylaws of William Penn Bancorp may be amended after approval of the amendment by a majority vote of the board of directors, or by a majority vote of the votes cast by the stockholders of the corporation at any legal meeting. The bylaws of William Penn Bancorporation may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of William Penn Bancorporation entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

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RESTRICTIONS ON ACQUISITION OF WILLIAM PENN BANCORPORATION
General
Certain provisions in the articles of incorporation and bylaws of William Penn Bancorporation may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.
Articles of Incorporation and Bylaws of William Penn Bancorporation
Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.
Limitation on Voting Rights.   Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of William Penn Bancorporation or any subsidiary or a trustee of a plan.
Board of Directors.
Classified Board.   Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of William Penn Bancorporation.
Filling of Vacancies; Removal.   Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.
Qualification.   Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.
Prohibition of Cumulative Voting.   Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.
Special Meetings of Stockholders.   Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President, by two-thirds of the total number of directors or by the Secretary upon the written request of the holders of a majority of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Amendment of Articles of Incorporation.   Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.
Amendment of Bylaws.   Our articles of incorporation provide that our bylaws may not be adopted, repealed, altered, amended or rescinded by stockholders except by the affirmative vote of the holders of at least 75% of the voting stock.
Advance Notice Provisions for Stockholder Nominations and Proposals.   Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of

108

the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of William Penn Bancorporation and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.
Authorized but Unissued Shares of Capital Stock.   Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Regulatory Restrictions
Maryland Corporate Law and Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between William Penn Bancorporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of William Penn Bancorporation’s voting stock after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of William Penn Bancorporation at any time after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of William Penn Bancorporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between William Penn Bancorporation and an interested stockholder generally must be recommended by the board of directors of William Penn Bancorporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of William Penn Bancorporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of William Penn Bancorporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if William Penn Bancorporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Federal Reserve Board Regulations.   Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
The acquisition of 10% or more of our outstanding common stock may trigger provisions of the Bank Holding Company Act, the Change in Bank Control Act of 1978 and the Federal Reserve Board’s Regulation Y.
Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as William Penn Bancorporation unless the Federal Reserve Board has been given 60 days’ prior written notice and has not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with William Penn Bancorporation, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

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DESCRIPTION OF WILLIAM PENN BANCORPORATION CAPITAL STOCK
The common stock of William Penn Bancorporation represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.
General
William Penn Bancorporation is authorized to issue 150,000,000 shares of common stock having a par value of $0.01 per share and 50,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of William Penn Bancorporation’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. William Penn Bancorporation will not issue any shares of preferred stock in the conversion and offering.
Common Stock
Dividends.   William Penn Bancorporation can pay dividends if, as and when declared by its board of directors. The payment of dividends by William Penn Bancorporation is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of William Penn Bancorporation will be entitled to receive and share equally in dividends declared by the board of directors of William Penn Bancorporation. If William Penn Bancorporation issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.
Voting Rights.   The holders of common stock of William Penn Bancorporation will possess exclusive voting rights in William Penn Bancorporation. They will elect William Penn Bancorporation’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of William Penn Bancorporation,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If William Penn Bancorporation issues preferred stock, holders of William Penn Bancorporation preferred stock may also possess voting rights.
Liquidation.   If there is any liquidation, dissolution or winding up of William Penn Bank, William Penn Bancorporation, as the sole holder of William Penn Bank’s capital stock, would be entitled to receive all of William Penn Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of William Penn Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of William Penn Bancorporation, the holders of its common stock would be entitled to receive all of the assets of William Penn Bancorporation available for distribution after payment or provision for payment of all its debts and liabilities. If William Penn Bancorporation issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.
Preemptive Rights; Redemption.   Holders of the common stock of William Penn Bancorporation will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.
Preferred Stock
William Penn Bancorporation will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
Exclusive Forum for Certain Stockholder Litigation Matters
The bylaws of William Penn Bancorporation provide that, unless William Penn Bancorporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of William Penn Bancorporation, (ii) any action asserting a claim of breach of a fiduciary duty owed to William Penn Bancorporation or William Penn Bancorporation’s stockholders by any director, officer or other employee of William Penn Bancorporation, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland. This exclusive forum provision does not apply to claims arising under the federal securities laws.
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for the common stock of William Penn Bancorporation will be Continental Stock Transfer & Trust Company.
REGISTRATION REQUIREMENTS
In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

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LEGAL AND TAX OPINIONS
The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. S.R. Snodgrass, P.C. has provided an opinion to us regarding the Pennsylvania income tax consequences of the conversion. Kilpatrick Townsend & Stockton LLP and S.R. Snodgrass, P.C. have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Piper Sandler & Co. and, in the event of a syndicated offering or a firm commitment offering, for any other co-managers, by Silver, Freedman Taff &Tiernan LLP.

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EXPERTS
The consolidated financial statements of William Penn Bancorp and subsidiary as of June 30, 2020 and 2019, and for the years then ended, have been included herein in reliance upon the report of S.R. Snodgrass, P.C., an independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.
RP Financial has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”
William Penn, MHC has filed an application for approval of the plan of conversion with the Federal Reserve Board and William Penn Bancorporation has filed an application to become a bank holding company, and acquire all of William Penn Bank’s outstanding common stock, with the Federal Reserve Board. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Bank of Philadelphia, Ten Independence Mall, Philadelphia, Pennsylvania 19106.
William Penn Bancorporation also has filed an application with the Pennsylvania Department of Banking and Securities to acquire control of William Penn Bank. The application may be examined at the principal office of the Pennsylvania Department of Banking and Securities located at 17 North Second Street, Suite 1300, Harrisburg, Pennsylvania 17101. This prospectus omits certain information contained in that application.
A copy of the plan of conversion is available without charge from William Penn Bank by contacting the Stock Information Center.
The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Federal Reserve Board. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Reserve Board as described above.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF WILLIAM PENN BANCORP
Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Statements of Financial Condition as September 30, 2020 (unaudited) and June 30, 2020 and 2019	F-2
Consolidated Statements of Income for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-3
Consolidated Statements of Comprehensive Income for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-4
Consolidated Statements of Changes In Stockholders’ Equity for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-5
Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-6
Notes to Consolidated Financial Statements	F-7
All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.
Separate financial statements for William Penn Bancorporation have not been included in this prospectus because William Penn Bancorporation, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of William Penn Bancorp, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial condition of William Penn Bancorp, Inc. and subsidiaries (the “Company”) as of June 30, 2020 and 2019; the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended; and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company, in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2008.
Cranberry Township, Pennsylvania
October 6, 2020

F-1

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except share and per share amounts)
As of September 30, 2020 (unaudited) and June 30, 2020 and 2019
	September 30, 2020	June 30, 2020	June 30, 2019
	(unaudited)
ASSETS
Cash and due from banks	$11,336	$21,385	$8,260
Interest bearing deposits with other banks	34,539	56,755	17,908
Federal funds sold	10,207	4,775	—
Total cash and cash equivalents	56,082	82,915	26,168
Interest-bearing time deposits	2,300	2,300	8,486
Securities available for sale	123,597	89,998	20,660
Securities held to maturity, fair value of $0, $0, and $1,937, respectively	—	—	1,906
Loans receivable, net of allowance for loan losses of $3,585 (unaudited), $3,519 and $3,209, respectively	497,630	508,605	326,017
Premises and equipment, net	13,924	16,733	8,406
Regulatory stock, at cost	3,219	4,200	2,785
Deferred income taxes	4,448	4,817	2,111
Bank-owned life insurance	14,870	14,758	11,203
Goodwill	4,858	4,858	4,858
Intangible assets	1,128	1,192	1,172
Accrued interest receivable and other assets	9,497	6,076	2,057
TOTAL ASSETS	$731,553	$736,452	$415,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$581,493	$559,848	$281,206
Advances from Federal Home Loan Bank	41,000	64,892	50,000
Advances from borrowers for taxes and insurance	2,910	4,536	3,814
Accrued interest payable and other liabilities	10,644	10,811	4,179
TOTAL LIABILITIES	636,047	640,087	339,199
Commitments and contingencies	—	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued	—	—	—
Common Stock, $.10 par value, 49,000,000 shares authorized; 4,667,304 and 4,158,113 shares issued and 4,489,345 and 3,980,154 shares outstanding at both September 30, 2020 (unaudited) and June 30, 2020 and at June 30, 2019, respectively.	467	467	416
Additional paid-in capital	42,932	42,932	22,441
Treasury Stock, 177,959 shares at cost at September 30, 2020 (unaudited), June 30, 2020 and June 30, 2019, respectively.	(3,710)	(3,710)	(3,710)
Retained earnings	55,384	56,600	57,255
Accumulated other comprehensive income	433	76	228
TOTAL WILLIAM PENN BANCORP, INC. STOCKHOLDERS’ EQUITY	95,506	96,365	76,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$731,553	$736,452	$415,829
See accompanying notes to consolidated financial statements
F-2

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share and per share amounts)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three Months Ended September 30,		Year Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
INTEREST INCOME
Loans receivable, including fees	$5,893	$4,151	$17,914	$16,595
Securities	653	273	1,557	415
Other	111	152	346	811
Total Interest Income	6,657	4,576	19,817	17,821
INTEREST EXPENSE
Deposits	1,081	873	3,604	2,297
Borrowings	359	330	1,414	1,294
Total Interest Expense	1,440	1,203	5,018	3,591
Net Interest Income	5,217	3,373	14,799	14,230
Provision For Loan Losses	66	—	626	88
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,151	3,373	14,173	14,142
OTHER INCOME
Service fees	183	139	569	483
Realized losses on sale of REO, net	—	—	—	(30)
Gain on sale of loans	—	—	—	12
Gain on sale of securities	—	93	238	140
Earnings on bank-owned life insurance	112	83	347	327
Gain on bargain purchase	—	—	746	—
Gain on sale of premises and equipment	15	—	—	—
Other	90	32	260	195
Total Other Income	400	347	2,160	1,127
OTHER EXPENSES
Salaries and employee benefits	2,554	1,571	6,855	6,438
Occupancy and equipment	759	295	1,784	1,096
Data processing	422	304	1,155	692
Professional fees	188	102	451	277
Merger related expenses	—	—	3,294	796
Amortization on intangible assets	64	59	242	260
Prepayment penalties	161	—	—	—
Other	587	315	1,611	894
Total Other Expense	4,735	2,646	15,392	10,453
Income Before Income Taxes	816	1,074	941	4,816
Income Tax Expense (Benefit)	146	220	(387)	1,060
NET INCOME	$670	$854	$1,328	$3,756
Basic and diluted earnings per share	$0.15	$0.21	$0.33	$0.94
See accompanying notes to consolidated financial statements
F-3

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three Months Ended September,		Year Ended June,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Net income	$670	$854	$1,328	$3,756
Other comprehensive income (loss):
Changes in net unrealized gain (loss) on securities available for sale	460	(148)	46	151
Tax effect	(103)	30	(10)	(31)
Reclassification adjustment for gain recognizd in net income	—	(93)	(238)	(140)
Tax effect	—	21	50	29
Other comprehensive income (loss), net of tax	357	(190)	(152)	9
Comprehensive income	$1,027	$664	$1,176	$3,765
See accompanying notes to consolidated financial statements
F-4

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands, except share amounts)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Number of Shares	Common Stock	Additional Paid-in capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, June 30, 2018	3,463,059	$364	$10,243	$(3,710)	$54,779	$219	$61,895
Net income	—	—	—	—	3,756	—	3,756
Other comprehensive income	—	—	—	—	—	9	9
Dividend paid ($0.32 per share)	—	—	—	—	(1,280)	—	(1,280)
Merger with Audubon Savings Bank	517,095	52	12,198	—	—	—	12,250
Balance, June 30, 2019	3,980,154	$416	$22,441	$(3,710)	$57,255	$228	$76,630
Net income (unaudited)	—	—	—	—	854	—	854
Other comprehensive loss (unaudited)	—	—	—	—	—	(190)	(190)
Dividend paid ($0.50 per share) (unaudited)	—	—	—	—	(1,983)	—	(1,983)
Balance, September 30, 2019	3,980,154	$416	$22,441	$(3,710)	$56,126	$38	$75,311

	Number of Shares	Common Stock	Additional Paid-in capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, June 30, 2019	3,980,154	$416	$22,441	$(3,710)	$57,255	$228	$76,630
Net income	—	—	—	—	1,328	—	1,328
Other comprehensive loss	—	—	—	—	—	(152)	(152)
Dividend paid ($0.50 per share)	—	—	—	—	(1,983)	—	(1,983)
Merger with Fidelity Savings and Loan Association	255,325	26	11,351	—	—	—	11,377
Merger with Washington Savings Bank	253,866	25	9,140	—	—	—	9,165
Balance, June 30, 2020	4,489,345	$467	$42,932	$(3,710)	$56,600	$76	$96,365
Net income (unaudited)	—	—	—	—	670	—	670
Other comprehensive income (unaudited)	—	—	—	—	—	357	357
Dividend paid ($0.42 per share) (unaudited)	—	—	—	—	(1,886)	—	(1,886)
Balance, September 30, 2020	4,489,345	$467	$42,932	$(3,710)	$55,384	$433	$95,506
See accompanying notes to consolidated financial statements
F-5

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three Months Ended September 30,		Year ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net income	$670	$854	$1,328	$3,756
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	66	—	626	88
Depreciation expense	309	98	582	408
Other accretion, net	(966)	(171)	(545)	(265)
Deferred income taxes	270	243	51	(544)
Impact of tax law change	—	—	(408)	—
Proceeds from gain on sale of loans	—	—	—	604
Origination of loans sold	—	—	—	(592)
Gain on sale of loans	—	—	—	(12)
Gain on sale of premises and equipment	(15)	—	—	—
Gain on bargain purchase	—	—	(746)	—
Loss on sale of other real estate owned	—	—	—	30
Amortization of core deposit intangibles	64	59	242	260
Gain on sale of securities	—	(93)	(238)	(140)
Earnings on bank-owned life insurance	(112)	(83)	(347)	(327)
Other, net	(1,225)	(39)	(395)	(511)
Net Cash (Used) Provided by Operating Activities	(939)	868	150	2,755
Cash Flows from Investing Activities Securities available for sale:
Purchases	(42,523)	(22,037)	(98,928)	(20,907)
Maturities, calls and principal paydowns	9,099	3,398	19,439	1,198
Proceeds from sale of securities	—	4,309	13,575	40,383
Securities held to maturity:
Maturities, calls and principal paydowns	—	—	268	1,252
Net decrease (increase) in loans receivable	11,272	(406)	(4,960)	(5,834)
Interest bearing time deposits:
Purchases	—	—	(1,500)	(1,499)
Maturities & principal paydowns	—	1,999	7,986	25,435
Regulatory stock purchases	—	—	—	(983)
Regulatory stock redemptions	981	7	133	2,535
Proceeds from sale of other real estate owned	—	—	—	250
Purchases of premises and equipment, net	(302)	(709)	(1,814)	(247)
Proceeds from the sale of premises and equipment	425	—	8	—
Acquisitions, net of cash acquired	—	—	48,848	6,693
Net Cash (Used) Provided by Investing Activities	(21,048)	(13,439)	(16,945)	48,276
Cash Flows from Financing Activities Net increase (decrease) in deposits	21,863	5,169	77,117	(6,631)
Proceeds from Federal Home Loan Bank advances	—	—	12,000	19,000
Repayment of Federal Home Loan Bank advances	(23,197)	—	(14,031)	(52,880)
Increase (decrease) in advances from borrowers for taxes and insurance	(1,626)	(1,781)	439	800
Cash dividends	(1,886)	(1,983)	(1,983)	(1,280)
Net Cash (Used) Provided for Financing Activities	(4,846)	1,405	73,542	(40,991)
Net (Decrease) Increase in Cash and Cash Equivalents	(26,833)	(11,166)	56,747	10,040
Cash and Cash Equivalents – Beginning	82,915	26,168	26,168	16,128
Cash and Cash Equivalents – Ending	$56,082	$15,002	$82,915	$26,168
Supplementary Cash Flows Information
Interest paid	$1,513	$1,205	$5,157	$3,610
Income taxes paid	25	12	12	12
Transfers from loans to other real estate owned	—	—	—	178
Transfers of securities from held to maturity to available for sale	—	—	1,637	—
Operating lease right-of-use asset recorded	—	—	1,789	—
Operating lease liabilities recorded	—	—	1,771	—
Premises transferred to held for sale	2,392	—	—	—
Acquisition of noncash assets and liabilities:
Assets acquired	—	—	244,854	149,149
Liabilities assumed	—	—	223,566	141,757
See accompanying notes to consolidated financial statements
F-6

Notes to the Consolidated Financial Statements
(For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the years ended June 30, 2020 and 2019)
Note 1 — Nature of Operations
William Penn Bancorp, Inc. (the “Company”) is a Pennsylvania chartered mid-tier stock holding company and owns 100% of the outstanding common stock of William Penn Bank (the “Bank”), a Pennsylvania chartered stock savings bank. The Bank offers consumer and commercial banking services to individuals, businesses, and nonprofit organizations throughout the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington and Camden Counties in New Jersey. The Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. The Bank is supervised and regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Pennsylvania Department of Banking and Securities.
On September 16, 2020, the Board of Directors of the Company together with the Board of Directors of William Penn, MHC (the “MHC”), a top-tier mutual holding company, and the Bank, unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company to the public and the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company in a transaction commonly referred to as a “second step” conversion. Management anticipates the transaction will be completed during the first half of the 2021 calendar year.
Note 2 — Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiaries, WPSLA Investment Corporation (“WPSLA”), Fidelity Asset Recovery Specialists, LLC, and Washington Service Corporation (“WSC”). WPSLA is a Delaware corporation organized in April 2000 to hold investment securities and loans for the Bank. At September 30, 2020, WPSLA held $95.4 million of the Bank’s $123.6 million investment securities portfolio and $30.2 million of the Bank’s $501.2 million loan portfolio. Fidelity Asset Recovery Specialists, LLC is Pennsylvania limited liability company organized in March 2015 that William Penn Bank acquired in connection with its acquisition of Fidelity Savings Association of Bucks County (“Fidelity”) in May 2020. Fidelity Asset Recovery Specialists, LLC, which is currently inactive and in the process of dissolution, was formerly utilized by Fidelity to manage and hold other real estate owned properties in Pennsylvania until disposition. WSC is a Pennsylvania corporation organized in October 2000 that William Penn Bank acquired in connection with its acquisition of Washington Savings Bank (“Washington”) in May 2020. WSC held commercial real estate, including a branch office, located in Philadelphia, Pennsylvania that was owned by Washington and was sold by William Penn Bank in September 2020. WSC is currently inactive and is in the process of dissolution. All significant intercompany accounts and transactions have been eliminated. Management makes significant operating decisions based upon the analysis of the entire Company and financial performance is evaluated on a company-wide basis. Accordingly, the various financial services and products offered are aggregated into one reportable operating segment: community banking as under guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC” or “codification”) Topic 280 for Segment Reporting.
Use of Estimates in the Preparation of Financial Statements
These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The significant estimates include the allowance for loan losses, goodwill, intangible assets, income taxes, postretirement benefits, and the fair value of investment securities. Actual results could differ from those estimates and assumptions.
Presentation of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and interest-bearing demand deposits.
Revenue Recognition
Management determined that the primary sources of revenue emanating from interest and dividend income on loans and investments along with noninterest revenue resulting from investment security and loan gains (losses), and earnings on bank owned life insurances are not within the scope of ASC 606. The main types of noninterest income within the scope of the standard include service charges on deposit accounts. The Company has contracts with its deposit customers where fees are charged if certain parameters are not met. These agreements can be cancelled at any time by either the Company or the deposit customer. Revenue from these transactions is recognized on a monthly basis as the Company has an unconditional right to the fee consideration. The Company also has transaction fees related to specific transactions or activities resulting from a customer request or activity that include overdraft fees, online banking fees, interchange fees, ATM fees and other transaction fees, as well as bargain purchase gain. These fees are attributable to specific performance obligations of the Company where the revenue is recognized at a defined point in time upon the completion of the requested service/transaction.

F-7

Investment Securities
The Company classifies and accounts for debt securities as follows:
Held-to-Maturity — Debt securities that management has the positive intent and ability to hold to maturity are classified as “held-to-maturity” and are recorded at amortized cost. Premiums are amortized and discounts are accreted using the interest method over the estimated remaining term of the underlying security.
Available-for-Sale — Debt securities that will be held for indefinite periods of time that may be sold in response to changes to market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported net of tax in other comprehensive income. Realized gains and losses on the sale of investment securities are recorded as of trade date and reported in the Consolidated Statements of Income and determined using the adjusted cost of the specific security sold.
The Company determines whether any unrealized losses are temporary in accordance with guidance under FASB ASC Topic 320 for Investments — Debt Securities. The evaluation is based upon factors such as the creditworthiness of the issuers/guarantors, the underlying collateral, if applicable, and the continuing performance of the securities. Management also evaluates other facts and circumstances that may be indicative of an other-than-temporary impairment (“OTTI”) condition. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, and near-term prospects of the issuer.
Accounting guidance for debt securities requires the Company to assess whether the loss existed by considering whether (1) the Company has the intent to sell the security, (2) it is more likely than not that it will be required to sell the security before recovery, or (3) it does not expect to recover the entire amortized cost basis of the security. The guidance requires the Company to bifurcate the impact on securities where impairment in value was deemed to be other than temporary between the component representing credit loss and the component representing loss related to other factors. The portion of the fair value decline attributable to credit loss must be recognized through a charge to earnings. The difference between the fair market value and the credit loss is recognized in other comprehensive income.
Regulatory Stock, at Cost
Common stock of the Federal Home Loan Bank of Pittsburgh (“FHLB”) and Atlantic Community Bankers Bank (“ACBB”) represent ownership in institutions which are wholly owned by other financial institutions. These restricted equity securities are accounted for at cost. The Company invests in Federal Home Loan Bank of Pittsburgh (“FHLB”) stock as required to support borrowing activities, as detailed in Note 13 to these consolidated financial statements. Although FHLB stock is an equity interest in a FHLB, it does not have a readily determinable fair value because its ownership is restricted and it lacks a market. FHLB stock can be sold back only at its par value of $100 per share and only to the FHLBs or to another member institution. The Company evaluates these investments for impairment on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Company reviews these stocks for impairment based on guidance from FASB ASC Topic 320 for Investments — Debt Securities and FASB ASC Topic 942 for Financial Services — Depository and Lending and has concluded that its investment is not impaired.
Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. Generally, the Company amortizes loan origination fees and costs over the contractual life of the loan.
The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for at least six months and the ultimate collectability of the total contractual principal and interest is no longer in doubt.
Loans Acquired with Deteriorated Credit Quality
The Company accounts for loans acquired with deteriorated credit quality in accordance with the provisions included in FASB ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality. For these loans, the Company determined that there is evidence of deterioration in credit quality since the origination of the loan and that it was probable, at the acquisition date, that the Company will be unable to collect all contractually required payments receivable.
These loans are accounted for individually or aggregated into pools of loans based on common risk characteristics (e.g., credit score, loan type, and date of origination). The Company estimates the amount and timing of expected cash flows for each purchased loan or pool, and the expected cash flows in excess of amount paid is recorded as interest income over the remaining life of the loan or pool (accretable yield). The excess of the loan’s, or pool’s, contractual principal and interest over expected cash flows is not recorded (nonaccretable difference).

F-8

Over the life of the loan or pool, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected future cash flows is greater than the carrying amount, the excess is recognized as part of future interest income.
Allowance for Loan Losses
The allowance for loan losses is determined by management based upon portfolio segment, past experience, evaluation of estimated loss and impairment in the loan portfolio, current economic conditions, and other pertinent factors. Management also considers risk characteristics by portfolio segments including, but not limited to, renewals and real estate valuations. The allowance for loan losses is maintained at a level that management considers appropriate to provide for estimated losses and impairment based upon an evaluation of known and inherent risk in the loan portfolio. Loan impairment is evaluated based on the fair value of collateral or estimated net realizable value. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations. The allowance for loan losses is established through a provision for loan losses charged to expense which is based upon past loan and loss experience and an evaluation of estimated losses in the current loan portfolio, including the evaluation of impaired loans.
Under the accounting guidance FASB ASC Topic 310 for Receivables, a loan is considered to be impaired when, based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired. When all or a portion of the loan is deemed uncollectible, the uncollectible portion is charged-off. The measurement is based either on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral dependent. Impairment losses are included in the provision for loan losses.
Loan Charge-off Policies
Consumer loans are generally fully or partially charged down to the fair value of collateral securing the asset when the loan is 180 days past due for open-end loans or 90 days past due for closed-end loans unless the loan is well secured and in the process of collection. All other loans are generally charged down to the net realizable value when the loan is 90 days past due.
Troubled Debt Restructurings (“TDRs”)
The Company considers a loan a TDR when the borrower is experiencing financial difficulty and the Company has granted a concession that it would not otherwise consider but for the borrower’s financial difficulties. A TDR includes a modification of debt terms or assets received in satisfaction of the debt (which may include foreclosure or deed in lieu of foreclosure) or a combination of types. The Company evaluates selective criteria to determine if a borrower is experiencing financial difficulty including the ability of the borrower to obtain funds from sources other than the Bank at market rates. The Company evaluates all TDR loans for impairment on an individual basis in accordance with ASC 310. Management does not consider a loan a TDR if the loan modification was a result of a customer retention program.
Transfers of Financial Assets
Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Premises and Equipment
Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the following estimated useful lives of the related assets:
Years
Office buildings and improvements	5 – 33
Furniture, fixtures, and equipment	5 – 10
Automobiles	4
Other Real Estate Owned
Real estate owned acquired in settlement of foreclosed loans is carried as a component of other assets at fair value minus estimated cost to sell. Prior to foreclosure, the estimated collectible value of the collateral is evaluated to determine whether a partial charge-off of the loan balance is necessary. After transfer to real estate owned, any subsequent write-downs are charged against other operating expenses. Direct costs incurred in the foreclosure process and subsequent holding costs incurred on such properties are recorded as expenses of current operations.
Income Taxes
Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the

F-9

reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Goodwill and Intangible Assets
Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. In certain circumstances, the Company will record a gain on bargain purchase when the fair value of the net assets of the acquired company exceeds the fair value of the equity of the acquired company. When calculating goodwill or a gain on bargain purchase in accordance with FASB ASC 805-30-55-3, the Company evaluates whether the fair value of equity of the acquired company is a more reliable measure than the fair value of the equity interests transferred. The Company considers the assumptions required to calculate the fair value of equity of an acquired company using discounted cash flow models (income approach) and/or change of control premium models (market approach) which are generally based on a higher level of market participant inputs and therefore a lower level of subjectivity when compared to the assumptions required to calculate the fair value of equity interests transferred under a fair value pricing model. As a result, the Company considers the calculation of the fair value of the equity of an acquired company to be more reliable than the calculation of the fair value of the equity interests transferred. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Intangible assets consist of core deposit intangibles arising from whole bank acquisitions. These intangible assets are measured at fair value and then amortized on an accelerated method over their estimated useful lives of ten years.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the Consolidated Statements of Financial Condition when they are funded.
Bank-owned Life Insurance
The Company funds the purchase of insurance policies on the lives of certain former officers and employees of the Company. The policies were purchased to help offset the increase in the costs of various fringe benefit plans, including healthcare. The Company has recognized any change in cash surrender value of life insurance in other income in the Company’s Consolidated Statements of Income.
Comprehensive Income
The Company presents a separate financial statement of comprehensive income that includes amounts from transactions and other events excluded from the Company’s Consolidated Statements of Income and recorded directly to retained earnings.
Business Combinations
At the date of acquisition, the Company records the assets and liabilities of the acquired companies at fair value. The results of operations for acquired companies are included in the Company’s Consolidated Statements of Income beginning at the acquisition date. Expenses arising from acquisition activities are recorded in the Consolidated Statements of Income during the period incurred.
Segment Reporting
The Company acts as an independent community financial services provider and offers traditional banking and related financial services to individual, business, and government customers. Through its branch network, the Bank offers a full array of commercial and retail financial services, including; the taking of time, savings and demand deposits; the making of commercial and mortgage loans; and the providing of other financial services. Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial and retail operations of the Bank. As such, discrete financial information is not available and segment reporting would not be meaningful.
Reclassifications
Certain amounts in the previous year financial statements have been reclassified to conform to the current year presentation. These reclassifications have no impact on prior year net income or stockholders’ equity.
Recent Accounting Pronouncements
Effective July 1, 2018, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers — Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact to the measurement or recognition of revenue of prior periods. Management determined that the primary sources of revenue emanating from interest and dividend income on loans and investments along with noninterest revenue resulting from investment security gains, and earnings on bank owned life insurances are not within the scope of ASC 606. As a result, no changes were made during the period related to these sources of revenue. The main types of noninterest income within the scope of the standard are as follows: service charges on deposit accounts — the Company has contracts with its deposit customers where fees are charged if certain parameters are not met. These agreements can be cancelled at any time by either the Company or the deposit customer. Revenue from these transactions is

F-10

recognized on a monthly basis as the Company has an unconditional right to the fee consideration. The Company also has transaction fees related to specific transactions or activities resulting from a customer request or activity that include overdraft fees, online banking fees, interchange fees, ATM fees and other transaction fees. These fees are attributable to specific performance obligations of the Company where the revenue is recognized at a defined point in time upon the completion of the requested service/transaction.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This ASU revises lessee accounting. Under the new guidance, lessees are required to recognize a lease liability and a right-of-use asset for substantially all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. ASU 2016-02 is effective for the first interim period within annual periods beginning after December 15, 2018, with early adoption permitted. Adoption using the comparative modified retrospective transition approach was required; however, in July 2018, the FASB issued ASU 2018-11, Leases-Targeted Improvements, which provides an optional transition method whereby comparative periods presented in the financial statements in the period of adoption do not need to be restated under Topic 842. The Company adopted this guidance and its related amendments on July 1, 2019 using the transition option in ASU 2018-11 and the results of this adoption are recorded in the Consolidated Statements of Financial Condition. See Note 19 for additional disclosures resulting from the Company’s adoption of this standard.
Subsequent to adopting ASU 2016-02, the FASB issued ASU No. 2019-01, Leases (Topic 842): Codification Improvements, which makes targeted changes to lessor accounting and clarifies interim transition disclosure requirements upon adopting Topic 842. The guidance is effective for annual periods beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption is permitted. The Company adopted this guidance on July 1, 2019. See Note 19 for additional disclosures resulting from the Company’s adoption of this standard.
Note 3 — Earnings Per Share
The following table presents a calculation of basic and diluted earnings per share for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019. Earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding. There are no convertible securities which would affect the numerator in calculating basic and diluted earnings per share; therefore, the net income of $670 thousand and 854 thousand for the three months ended September 30, 2020 and 2019 and the net income of $1.3 million and $3.8 million for the years ended June 30, 2020 and 2019, respectively, was used as the numerator.
The following table sets forth the composition of the weighted average common shares (denominator) used in the basic and diluted earnings per share computation.
	Three months ended September 30,		Year ended June 30,
	2020	2019	2020	2019
Weighted-average common shares outstanding	4,667,304	4,158,113	4,242,978	4,156,696
Average treasury stock shares	(177,959)	(177,959)	(177,959)	(177,959)
Average unearned ESOP shares	—	—	—	—
Weighted-average common shares and common stock equivalents used to calculate basic and diluted earnings per share	4,489,345	3,980,154	4,065,019	3,978,737
Net Income	$670	$854	$1,328	$3,756
Basic and diluted earnings per share	$0.15	$0.21	$0.33	$0.94
Note 4 — Business Combinations
Acquisition of Fidelity Savings and Loan Association of Bucks County
On May 1, 2020, William Penn Bank completed its acquisition of Fidelity Savings and Loan Association of Bucks County (“Fidelity”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 5, 2019, by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and Fidelity (the “Fidelity Merger Agreement”). At the effective time of the merger, Fidelity was merged with and into William Penn Bank, with William Penn Bank as the surviving institution, and the depositors of Fidelity became depositors of William Penn Bank, with the same rights and privileges in William Penn, MHC as if their accounts had been established at William Penn Bank on the date established at Fidelity. As part of the transaction, pursuant to the terms of the Fidelity Merger Agreement, William Penn Bancorp, Inc. issued 255,325 shares of its common stock to William Penn, MHC.
The acquisition of Fidelity increased the Company’s market share in southeastern Pennsylvania and provided the Company with one new branch location. The results of Fidelity’s operations are included in the Company’s Consolidated Statements of Income for the period beginning on May 1, 2020, the date of the acquisition, through September 30, 2020.
The acquisition of Fidelity was accounted for using the acquisition method of accounting for a mutual-to-mutual merger and, accordingly, assets acquired, liabilities assumed, and equity were recorded at their estimated fair values as of the acquisition date. The excess of the fair value of net assets acquired over the fair value of the equity acquired was recorded as a gain on bargain purchase in the amount of $613 thousand, which was recognized immediately as income in the Company’s consolidated statements of income. The gain on bargain purchase was primarily due to lower estimated discounted future cash flows used to calculate the estimated fair value

F-11

of equity due to the uncertainty of the COVID-19 pandemic, as well as a decline in public peer bank stocks pricing used to estimate change of control premium fair values when estimating the fair value of equity due to the COVID-19 pandemic. The assets purchased and liabilities assumed in the merger were recorded at their estimated fair values at the time of closing, subject to refinement for up to one year after the closing date. There were no adjustments to the fair value measurements of assets or liabilities in fiscal 2020.
In connection with the acquisition of Fidelity, the fair value of equity, and the fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition are summarized in the following table:
(Dollars in thousands)
Fair Value of Equity		$11,377
Assets acquired:
Cash and due from financial institutions	$26,867
Interest-bearing time deposits	462
Loans receivable, net	55,949
Premises and equipment	747
Regulatory stock	334
Deferred income taxes	564
Other real estate owned	100
Core deposit intangible	65
Accrued interest receivable	209
Other assets	272
Total assets	$85,569
Liabilities assumed:
Deposits	$(66,409)
Advances from Federal Home Loan Bank	(5,688)
Accrued interest payable	(5)
Other liabilities	(1,477)
Total liabilities	$(73,579)
Net assets acquired		11,990
Gain on Bargain Purchase		$(613)
In many cases, the fair values of assets acquired and liabilities assumed were determined by estimating the cash flows expected to result from those assets and liabilities and discounting them at appropriate market rates. The most significant category of assets for which this procedure was used was acquired loans. The excess of expected cash flows above the fair value of loans will be accreted to interest income over the remaining lives of the loans in accordance with FASB ASC 310-20.
Certain loans, for which specific credit-related deterioration was identified, are recorded at fair value, reflecting the present value of the amounts expected to be collected. Income recognition on these loans is based on a reasonable expectation of the timing and amount of cash flows to be collected. The timing of the sale of loan collateral was estimated for acquired loans deemed impaired and considered collateral dependent. For these collateral dependent impaired loans, the excess of the future expected cash flow over the present value of the future expected cash flow represents the accretable yield, which will be accreted into interest income over the estimated liquidation period using the effective interest method.
The following table details the loans that are accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal and interest at acquisition	$619
Contractual cash flows not expected to be collected (nonaccretable difference)	431
Expected cash flows at acquisition	188
Interest component of expected cash flows (accretable discount)	27
Fair value of acquired loans accounted for under FASB ASC 310-30	$161

F-12

Acquired loans not subject to the requirements of FASB ASC 310-30 are recorded at fair value. The fair value mark on each of these loans will be accreted into interest income over the remaining life of the loan. The following table details loans that are not accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal at acquisition	$56,785
Contractual cash flows not expected to be collected (credit mark)	1,240
Expected cash flows at acquisition	55,545
Interest rate premium mark	243
Fair value of acquired loans not accounted for under FASB ASC 310-30	$55,788
In accordance with GAAP, there was no carryover of the allowance for loan losses that had been previously recorded by Fidelity.
In connection with the acquisition of Fidelity, the Company recorded a net deferred income tax asset of $564 thousand related to tax attributes of the acquired company, along with the tax effects of fair value adjustments resulting from applying the acquisition method of accounting.
The fair value of savings and transaction deposit accounts acquired from Fidelity provide value to the Company as a source of stable and low-cost funds. The fair value of the core deposit intangible (“CDI”) was determined based on a discounted cash flow analysis. To calculate cash flows, deposit account servicing costs (net of deposit fee income) and interest expense on deposits were compared to the cost of alternative funding sources available to the Company. The life of the deposit base and projected deposit attrition rates were determined using industry historical deposit data. The CDI was valued at $65 thousand or 0.17% of acquired core deposits. The intangible asset is being amortized on an accelerated basis over ten years. Amortization for the year ended June 30, 2020 was $2 thousand.
Certificates of deposit accounts were valued by comparing the contractual cost of the portfolio to an alternative deposit portfolio bearing current market rates. The portfolio was segregated into pools based on remaining maturity. For each pool, the projected cash flows from maturing certificates were then calculated based on contractual rates and prevailing market rates. The valuation adjustment for each pool is equal to the present value of the difference of these two cash flows, discounted at the assumed market rate for a certificate with a corresponding maturity. This valuation adjustment was valued at $393 thousand and is being amortized in line with the expected cash flows driven by maturities of these deposits over the next five years. Amortization for the year ended June 30, 2020 was $35 thousand recorded as a reduction to interest expense.
Borrowings from the Federal Home Loan Bank (FHLB) of Pittsburgh were valued comparing the contractual cost of the borrowings to current market rates. The future cash flows for each borrowing was calculated based on contractual rates and prevailing market rates. The valuation adjustment for each borrowing is equal to the present value of the difference of these two cash flows, discounted at an assumed market rate for the borrowing. This valuation adjustment was valued at $433 thousand and is being amortized over the remaining life of the individual borrowings. Amortization for the year ended June 30, 2020 was $17 thousand recorded as a reduction to interest expense.
The following table presents actual operating results attributable to Fidelity since the May 1, 2020 acquisition date through June 30, 2020. This information does not include purchase accounting adjustments or acquisition integration costs.
(Dollars in thousands)	Fidelity May 1, 2020 to June 30, 2020
Net interest income	$313
Non-interest income	17
Non-interest expense	(331)
Pre-tax income	$(1)
Income tax expense	—
Net income	$(1)
The following table presents unaudited pro forma information as if the acquisition of Fidelity had occurred on July 1, 2018. This pro forma information gives effect to certain adjustments, including purchase accounting fair value adjustments, amortization of core deposit and other intangibles and related income tax effects. Acquisition costs expensed by William Penn Bank of $1.5 million and Fidelity of $227 thousand were estimated to have been incurred during the year ended June 30, 2019.
The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition of Fidelity occurred on July 1, 2018. Expected cost savings are not reflected in the pro forma amounts.
	Pro Forma for the Year Ended
(Dollars in thousands)	June 30, 2020	June 30, 2019
Net interest income	$17,352	$17,478
Provision for loan losses	(695)	(105)
Non-interest income	1,672	1,915

F-13

	Pro Forma for the Year Ended
(Dollars in thousands)	June 30, 2020	June 30, 2019
Non-interest expense	(16,005)	(14,819)
Pre-tax income	$2,324	$4,469
Income tax expense	488	938
Net income	$1,836	$3,531
Earnings per share basic and diluted	$0.41	$0.79
Acquisition of Washington Savings Bank
On May 1, 2020, William Penn Bank also completed its acquisition of Washington Savings Bank (“Washington”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 5, 2019, by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and Washington (the “Washington Merger Agreement”). At the effective time of the merger, Washington was merged with and into William Penn Bank, with William Penn Bank as the surviving institution, and the depositors of Washington became depositors of William Penn Bank, with the same rights and privileges in William Penn, MHC as if their accounts had been established at William Penn Bank on the date established at Washington. As part of the transaction, pursuant to the terms of the Washington Merger Agreement, William Penn Bancorp, Inc. issued 253,866 shares of its common stock to William Penn, MHC.
The acquisition of Washington increased the Company’s market share in southeastern Pennsylvania and provided the Company with four new branch locations. The results of Washington’s operations are included in the Company’s consolidated statements of income for the period beginning on May 1, 2020, the date of the acquisition, through September 30, 2020.
The acquisition of Washington was accounted for using the acquisition method of accounting for a mutual-to-mutual merger and, accordingly, assets acquired, liabilities assumed, and equity were recorded at their estimated fair values as of the acquisition date. The excess of the fair value of net assets acquired over the fair value of the equity acquired was recorded as a gain on bargain purchase in the amount of $133 thousand, which was recognized immediately as income in the Company’s consolidated statements of income. The gain on bargain purchase was primarily due to lower estimated discounted future cash flows used to calculate the estimated fair value of equity due to the uncertainty of the COVID-19 pandemic, as well as a decline in public peer bank stocks pricing used to estimate change of control premium fair values when estimating the fair value of equity due to the COVID-19 pandemic. The assets purchased and liabilities assumed in the merger were recorded at their estimated fair values at the time of closing, subject to refinement for up to one year after the closing date. There were no adjustments to the fair value measurements of assets or liabilities in fiscal 2020.
In connection with the acquisition of Washington, the fair value of equity, and the fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition are summarized in the following table:
(Dollars in thousands)
Fair Value of Equity		$9,165
Assets acquired:
Cash and due from financial institutions	$21,981
Securities available for sale	1,996
Interest-bearing time deposits	100
Loans receivable, net	121,520
Premises and equipment	6,356
Regulatory stock	1,214
Deferred income taxes	2,154
Bank-owned life insurance	3,208
Core deposit intangible	197
Accrued interest receivable	413
Other assets	146
Total assets	$159,285
Liabilities assumed:
Deposits	$(135,546)
Advances from Federal Home Loan Bank	(11,281)
Accrued interest payable	(145)
Other liabilities	(3,015)
Total liabilities	$(149,987)
Net assets acquired		9,298
Gain on Bargain Purchase		$(133)
In many cases, the fair values of assets acquired and liabilities assumed were determined by estimating the cash flows expected to result from those assets and liabilities and discounting them at appropriate market rates. The most significant category of assets for

F-14

which this procedure was used was acquired loans. The excess of expected cash flows above the fair value of loans will be accreted to interest income over the remaining lives of the loans in accordance with FASB ASC 310-20.
Certain loans, for which specific credit-related deterioration was identified, are recorded at fair value, reflecting the present value of the amounts expected to be collected. Income recognition on these loans is based on a reasonable expectation of the timing and amount of cash flows to be collected. The timing of the sale of loan collateral was estimated for acquired loans deemed impaired and considered collateral dependent. For these collateral dependent impaired loans, the excess of the future expected cash flow over the present value of the future expected cash flow represents the accretable yield, which will be accreted into interest income over the estimated liquidation period using the effective interest method.
The following table details the loans that are accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal and interest at acquisition	$420
Contractual cash flows not expected to be collected (nonaccretable difference)	230
Expected cash flows at acquisition	190
Interest component of expected cash flows (accretable discount)	27
Fair value of acquired loans accounted for under FASB ASC 310-30	$163
Acquired loans not subject to the requirements of FASB ASC 310-30 are recorded at fair value. The fair value mark on each of these loans will be accreted into interest income over the remaining life of the loan. The following table details loans that are not accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal at acquisition	$125,491
Contractual cash flows not expected to be collected (credit mark)	2,440
Expected cash flows at acquisition	123,051
Interest rate discount mark	1,694
Fair value of acquired loans not accounted for under FASB ASC 310-30	$121,357
In accordance with GAAP, there was no carryover of the allowance for loan losses that had been previously recorded by Washington.
In connection with the acquisition of Washington, the Company recorded a net deferred income tax asset of $2.2 million related to a net operating loss carryforward and other tax attributes of the acquired company, along with the tax effects of fair value adjustments resulting from applying the acquisition method of accounting.
The fair value of savings and transaction deposit accounts acquired from Washington provide value to the Company as a source of stable and low-cost funds. The fair value of the core deposit intangible (“CDI”) was determined based on a discounted cash flow analysis. To calculate cash flows, deposit account servicing costs (net of deposit fee income) and interest expense on deposits were compared to the cost of alternative funding sources available to the Company. The life of the deposit base and projected deposit attrition rates were determined using industry historical deposit data. The CDI was valued at $197 thousand or 0.26% of acquired core deposits. The intangible asset is being amortized on an accelerated basis over ten years. Amortization for the year ended June 30, 2020 was $6 thousand.
Certificates of deposit accounts were valued by comparing the contractual cost of the portfolio to an alternative deposit portfolio bearing current market rates. The portfolio was segregated into pools based on remaining maturity. For each pool, the projected cash flows from maturing certificates were then calculated based on contractual rates and prevailing market rates. The valuation adjustment for each pool is equal to the present value of the difference of these two cash flows, discounted at the assumed market rate for a certificate with a corresponding maturity. This valuation adjustment was valued at $1.2 million and is being amortized in line with the expected cash flows driven by maturities of these deposits over the next five years. Amortization for the year ended June 30, 2020 was $116 thousand recorded as a reduction to interest expense.
Borrowings from the FHLB of Pittsburgh were valued comparing the contractual cost of the borrowings to current market rates. The future cash flows for each borrowing was calculated based on contractual rates and prevailing market rates. The valuation adjustment for each borrowing is equal to the present value of the difference of these two cash flows, discounted at an assumed market rate for the borrowing. This valuation adjustment was valued at $281 thousand and is being amortized over the remaining life of the individual borrowings. Amortization for the year ended June 30, 2020 was $29 thousand recorded as a reduction to interest expense.
The following table presents actual operating results attributable to Washington since the May 1, 2020 acquisition date through June 30, 2020. This information does not include purchase accounting adjustments or acquisition integration costs.
(Dollars in thousands)	Washington May 1, 2020 to June 30, 2020
Net interest income	$591
Non-interest income	67
Non-interest expense	(628)

F-15

(Dollars in thousands)	Washington May 1, 2020 to June 30, 2020
Pre-tax income	$30
Income tax expense	(6)
Net income	$24

The following table presents unaudited pro forma information as if the acquisition of Washington had occurred on July 1, 2018. This pro forma information gives effect to certain adjustments, including purchase accounting fair value adjustments, amortization of core deposit and other intangibles and related income tax effects. Acquisition costs expensed by William Penn Bank of $1.8 million and Washington of $312 thousand were estimated to have been incurred during the year ended June 30, 2019.
The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition of Washington occurred on July 1, 2018. Expected cost savings are not reflected in the pro forma amounts.
	Pro Forma for the Year Ended
(Dollars in thousands)	June 30, 2020	June 30, 2019
Net interest income	$19,112	$20,149
Provision for loan losses	(752)	(196)
Non-interest income	2,409	1,715
Non-interest expense	(17,392)	(18,223)
Pre-tax income	$3,377	$3,445
Income tax expense	709	723
Net income	$2,668	$2,722
Earnings per share basic and diluted	$0.59	$0.61
Acquisition of Audubon Savings Bank
On July 1, 2018, William Penn Bank also completed its acquisition of Audubon Savings Bank (“ASB”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 6, 2017, by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and ASB (the “Audubon Merger Agreement”). At the effective time of the merger, ASB was merged with and into William Penn Bank, with William Penn Bank as the surviving institution, and the depositors of ASB became depositors of William Penn Bank, with the same rights and privileges in William Penn, MHC as if their accounts had been established at William Penn Bank on the date established at ASB. As part of the transaction, pursuant to the terms of the Audubon Merger Agreement, William Penn Bancorp, Inc. issued 517,095 shares of its common stock to William Penn, MHC.
At the time of the merger, ASB had total assets at fair value of $149.1 million, including $86.8 million in loans at fair value, and $107.2 million in deposits at fair value. The transaction was recorded as a purchase and, accordingly, the operating results of ASB have been included in the Company’s Consolidated Financial Statements since the close of business on July 1, 2018.
As of June 30, 2019, the estimated future amortization expense for the core deposit intangible is as follows (in thousands):
Core deposit intangible
2020	$234
2021	208
2022	182
2023	156
2024	130
Thereafter	262
$1,172
The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition for ASB. Core deposit intangibles will be amortized over a period of ten year using an accelerated method. Goodwill will not be amortized, but instead will be evaluated for impairment.

F-16

Consideration paid		$12,250
Assets acquired:
Cash and due from financial institutions	$6,693
Securities available for sale	39,113
Loans receivable, net	86,840
Premises and equipment	6,056
Regulatory stock	1,610
Deferred income taxes	1,256
Bank-owned life insurance	4,944
Core deposit intangible	1,432
Accrued interest receivable	522
Other assets	683
Total assets	149,149
Liabilities assumed:
Deposits	$(107,180)
Advances from Federal Home Loan Bank	(32,380)
Accrued interest payable	(81)
Other liabilities	(2,116)
Total liabilities	(141,757)
Net assets acquired		7,392
Goodwill resulting from ASB merger		$4,858
The acquired assets and liabilities were measured at estimated fair values. Management made certain estimates and exercised judgment in accounting for the acquisition. The following is a description of the methods used to determine fair value of significant assets and liabilities at the acquisition date:
Cash:   The Company acquired $6.7 million in cash, which management deemed to reflect fair value based on the short-term nature of the asset.
Loans:   The Company acquired $86.8 million in loans receivable with and without evidence of credit quality deterioration. The loans consisted of commercial loans, commercial real estate loans, residential mortgage loans (including home equity secured lines of credit), real estate construction loans, and consumer and other loans. The fair value of the performing loan portfolio includes separate adjustments to reflect a credit risk of $1.2 million and marketability component and a yield component totaling $(366) thousand reflecting the differential between portfolio and market yields.
Deposits:   The Company acquired $107.2 million in deposits. Savings and transaction accounts are variable, have no stated maturity and can be withdrawn on short notice with no penalty. Therefore, the fair value of such deposits is considered equal to the carrying value. The fair value of CD’s consists of comparing the contractual cost of the CD’s to the market rates with corresponding maturities. The valuation adjustment of $44 thousand reflects the present value of the difference between the cash flows attributable to the CD’s based on contractual and market rates. The core deposit intangible of $1.4 million is determined by the present value difference of the net cost of the core deposit versus the same amount for an alternative funding source.
Borrowings:   Borrowings from the FHLB of New York were valued comparing the contractual cost of the borrowings to current market rates. The future cash flows for each borrowing was calculated based on contractual rates and prevailing market rates. The valuation adjustment for each borrowing is equal to the present value of the difference of these two cash flows, discounted at an assumed market rate for the borrowing. This valuation adjustment was valued at $880 thousand and is being amortized over the remaining life of the individual borrowings.
This acquisition provided the Company with the strategic opportunity to expand into new markets that are projected to be vibrant in population growth and business opportunity growth. The acquisition also created synergies on the operational side of the Company by allowing noninterest expenses to be spread over a larger operating base.

F-17

Note 5 — Changes in and Reclassifications Out of Accumulated Other Comprehensive Income
The following tables present the changes in the balances of each component of accumulated other comprehensive income (“AOCI”) for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019. All amounts are presented net of tax.
(Dollars in thousands)
Accumulated Other Comprehensive Income(1)	Gains (Losses) on Securities Available for Sale
Balance at June 30, 2019	$228
Other comprehensive income before reclassifications	(118)
Amounts reclassified from accumulated other comprehensive income	(72)
Period change	(190)
Balance at September 30, 2019	$38
Balance at June 30, 2020	$76
Other comprehensive income before reclassifications	357
Amounts reclassified from accumulated other comprehensive income	—
Period change	357
Balance at September 30, 2020	$433

(1)
All amounts are net of tax. Related income tax expense is calculated using an income tax rate approximating 21%.

(Dollars in thousands)
Accumulated Other Comprehensive Income(1)	Unrealized Gains (Losses) on Securities Available for Sale
Balance at June 30, 2018	$219
Other comprehensive income before reclassifications	120
Amounts reclassified from accumulated other comprehensive income	(111)
Period change	9
Balance at June 30, 2019	$228
Other comprehensive income before reclassifications	36
Amounts reclassified from accumulated other comprehensive income	(188)
Period change	(152)
Balance at June 30, 2020	$76

(1)
All amounts are net of tax. Related income tax expense is calculated using an income tax rate approximating 21%.

The following table presents reclassifications out of AOCI by component for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019:
(Dollars in thousands)
Details about Accumulated Other Comprehensive Income Components	Amounts Reclassified from Other Comprehensive Income(1)		Affected Line Item in the Consolidated Statements of Income
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Securities available for sale:
Net securities gains reclassified into net income	$—	$93	Gain on sale of securities
Related income tax expense	$—	$(21)	Income tax expense
	$—	$72

(1)
Amounts in parenthesis indicate debits.

F-18

(Dollars in thousands)
Details about Accumulated Other Comprehensive Income Components	Amounts Reclassified from Other Comprehensive Income(1)		Affected Line Item in the Consolidated Statements of Income
	Year Ended June 30, 2020	Year Ended June 30, 2019
Securities available for sale:
Net securities gains reclassified into net income	$238	$140	Gain on sale of securities
Related income tax expense	(50)	(29)	Income tax expense
	$188	$111

(1)
Amounts in parenthesis indicate debits.

Note 6 — Interest-Bearing Time Deposits
The interest-bearing time deposits by contractual maturity are shown below:
(Dollars in thousands)	As of September 30, 2020	As of June 30, 2020	As of June 30, 2019
Due in one year or less	$1,050	$1,050	$7,986
Due after one year through five years	1,250	1,250	500
	$2,300	$2,300	$8,486
Note 7 — Investment Securities
The amortized cost, gross unrealized gains and losses, and estimated fair value of investments in debt securities are as follows:
	September 30, 2020
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available For Sale:
Mortgage-backed securities	$66,379	$270	$(249)	$66,400
U.S. agency collateralized mortgage obligations	2,377	30	(29)	2,378
U.S. government agency securities	11,658	3	(114)	11,547
Municipal bonds	24,878	323	(73)	25,128
Corporate bonds	17,750	394	—	18,144
Total Available For Sale	$123,042	$1,020	$(465)	$123,597

	June 30, 2020
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available For Sale:
Mortgage-backed securities	$51,570	$272	$(104)	$51,738
U.S. agency collateralized mortgage obligations	3,215	33	(33)	3,215
U.S. government agency securities	6,226	2	(73)	6,155
U.S. treasury securitites	1,000	—	—	1,000
Municipal bonds	10,485	33	(10)	10,508
Corporate bonds	17,399	60	(77)	17,382
Total Available For Sale	$89,895	$400	$(297)	$89,998

F-19

	June 30, 2019
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available For Sale:
Mortgage-backed securities	$3,609	$69	$—	$3,678
U.S. agency collateralized mortgage obligations	5,634	138	(5)	5,767
U.S. government agency securities	10,865	68	(21)	10,912
Private label collateralized mortgage obligations	264	39	—	303
Total Available For Sale	$20,372	$314	$(26)	$20,660
Held to Maturity:
Mortgage-backed securities	$1,500	$37	$(15)	$1,522
U.S. agency collateralized mortgage obligations	206	8	—	214
Municipal bonds	100	—	—	100
Corporate bonds	100	1	—	101
Total Held to Maturity	$1,906	$46	$—	$1,937
The Company did not sell any investment securities during the three months ended September 30, 2020 and recognized $93 thousand of gross gains on the sale of $4.3 million of investment securities during the three months ended September 30, 2019. The Company recognized $241 thousand of gross gains and $3 thousand of gross losses on the sale of $13.6 million of investment securities during the year ended June 30, 2020. The Company recognized $156 thousand of gross gains and $16 thousand of gross losses on the sale of $40.4 million of investment securities during the year ended June 30, 2019.
During the year ended June 30, 2020, the Company transferred the remaining balance of its held to maturity securities of $1.6 million to available for sale securities. As of September 30, 2020 and June 30, 2020, the Company had no securities classified as held to maturity.
The amortized cost and fair value of debt securities, by contractual maturity, are shown below. Maturities for mortgage-backed securities are dependent upon the rate environment and prepayments of the underlying loans. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without penalties.
	September 30, 2020		June 30, 2020
	Available For Sale		Available For Sale
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$5	$5	$2,904	$2,893
Due after one year through five years	11,855	12,082	9,632	9,611
Due after five years through ten years	11,443	11,559	7,606	7,602
Due after ten years	99,739	99,951	69,753	69,892
	$123,042	$123,597	$89,895	$89,998
The following tables provide information on the gross unrealized losses and fair market value of the Company’s investments with unrealized losses that are not deemed to be other than temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2020, June 30, 2020 and 2019:
	September 30, 2020
(Dollars in thousands)	Less than 12 Months		12 Months or More		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available For Sale:
Mortgage-backed securities	$34,544	$242	$264	$7	$34,808	$249
U.S. agency collateralized mortgage obligations	722	7	1,122	22	1,844	29
U.S. government agency securities	11,399	114	—	—	11,399	114
Municipal bonds	8,757	73	—	—	8,757	73
Total Temporarily Impaired Securities	$55,422	$436	$1,386	$29	$56,808	$465

F-20

	June 30, 2020
(Dollars in thousands)	Less than 12 Months		12 Months or More		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available For Sale:
Mortgage-backed securities	$22,082	$104	$—	$—	$22,082	$104
U.S. agency collateralized mortgage obligations	1,513	14	1,129	19	2,642	33
U.S. government agency securities	4,922	49	914	24	5,836	73
Municipal bonds	3,694	10	—	—	3,694	10
Corporate bonds	5,222	77	—	—	5,222	77
Total Temporarily Impaired Securities	$37,433	$254	$2,043	$43	$39,476	$297

	June 30, 2019
(Dollars in thousands)	Less than 12 Months		12 Months or More		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available For Sale:
U.S. agency collateralized mortgage obligations	$1,237	$5	$—	$—	$1,237	$5
U.S. government agency securities	2,524	21	—	—	2,524	21
	3,761	26	—	—	3,761	26
Held to Maturity:
Mortgage-backed securities	—	—	716	15	716	15
	—	—	716	15	716	15
Total Temporarily Impaired Securities	$3,761	$26	$716	$15	$4,477	$41
The Company evaluates its investment securities holdings for other-than-temporary impairment (“OTTI”) on at least a quarterly basis. As part of this process, management considers its intent to sell each debt security and whether it is more likely than not the Company will be required to sell the security before its anticipated recovery. If either of these conditions is met, OTTI is recognized in earnings equal to the entire difference between the security’s amortized cost basis and its fair value at the Statement of Financial Condition date. For securities that meet neither of these conditions, management performs analysis to determine whether any of these securities are at risk for OTTI. To determine which individual securities are at risk for OTTI and should be quantitatively evaluated utilizing a detailed analysis, management uses indicators which consider various characteristics of each security including, but not limited to, the following: the credit rating; the duration and level of the unrealized loss; prepayment assumptions; and certain other collateral-related characteristics such as delinquency rates, the security’s performance, and the severity of expected collateral losses.
The unrealized loss on securities greater than 12 months is due to current interest rate levels relative to the Company’s cost. Because the unrealized losses are due to current interest rate levels relative to the Company’s cost and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell these investments before recovery of its amortized cost, which may be at maturity, the Company does not consider these investments to be other-than temporarily impaired at September 30, 2020 and June 30, 2020. There were 35 investment securities that were temporarily impaired at September 30, 2020. There were 29 investment securities that were temporarily impaired at June 30, 2020.
Based on its analysis, management has concluded that the investment securities portfolio has experienced unrealized losses and a decrease in fair value due to interest rate volatility. However, the decline is considered temporary, and the Company does not intend to sell these securities nor is it more likely than not the Company would be required to sell the security before its anticipated recovery, which may be maturity.
At September 30, 2020, $3.3 million of investment securities were pledged to secure municipal deposits. At June 30, 2020 and 2019, $3.7 million and $832 thousand, respectively, of investment securities were pledged to secure municipal deposits.

F-21

Note 8 — Loans
Major classifications of loans at September 30, 2020, June 30, 2020, and June 30, 2019 are summarized as follows:
	September 30, 2020		June 30, 2020		June 30, 2019
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate:
1 – 4 family	$335,200	66.29%	$345,915	66.85%	$220,176	65.99%
Home equity and HELOCs	45,364	8.97	47,054	9.10	31,905	9.56
Construction -residential	13,665	2.70	15,799	3.05	9,739	2.92
Commercial real estate:
Multi-family (five or more)	14,477	2.86	14,964	2.89	11,028	3.30
Commercial non-residential	79,969	15.81	76,707	14.83	53,557	16.05
Construction and land	7,358	1.46	6,690	1.29	4,438	1.33
Commercial	5,958	1.18	6,438	1.24	2,099	0.63
Consumer Loans	3,670	0.73	3,900	0.75	741	0.22
Total Loans	505,661	100.00%	517,467	100.00%	333,683	100.00%
Loans in process	(3,916)		(4,895)		(3,669)
Unearned loan origination fees	(530)		(448)		(788)
Allowance for loan losses	(3,585)		(3,519)		(3,209)
Net Loans	$497,630		$508,605		$326,017
At September 30, 2020, the balance of 1-4 family residential real estate loans and home equity and HELOCs includes $116.9 million of loans on non-owner-occupied, one-to-four-family residences (“investor loans”), representing approximately 23.1% of total loans. The $116.9 million of one- to four-family investor loans at September 30, 2020 includes: $115.3 million of first mortgages and $1.6 million of home equity and HELOCs. At June 30, 2020 and 2019, the balance of 1-4 family residential real estate loans and home equity and HELOCs includes $114.1 million and $87.1 million of loans on non-owner-occupied, one-to-four-family residences (“investor loans”), representing approximately 22.0% and 26.1% of total loans, respectively. The $114.1 million of one- to four-family investor loans at June 30, 2020 includes: $113.6 million of first mortgages and $507 thousand of home equity and HELOCs. The $87.1 million of one- to four-family investor loans at June 30, 2019 includes: $86.3 million of first mortgages and $729 thousand of home equity and HELOCs.
During the quarter ended June 30, 2020, William Penn provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. As of September 30, 2020 and June 30, 2020, the $2.4 million of PPP loans are included in commercial loans in the above table and are guaranteed by the Small Business Administration and mature in two years. During the quarter ended June 30, 2020, William Penn also modified approximately $49.8 million of existing loans under the 2020 Coronavirus Aid, Relief, and Economic Security (“CARES”) Act to provide its customers with monetary relief. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a portion of the loans on deferral and William Penn received payments of principal and interest on a portion of the loans on deferral and, as of August 31, 2020, $6.0 million of loans remain on deferral under the CARES Act. As of November 30, 2020, $2.6 million of loans remain on deferral under the CARES Act.
Mortgage loans serviced for others are not included in the accompanying Consolidated Statements of Financial Condition. The total amount of loans serviced for the benefit of others was approximately $26.6 million, $26.6 million and $12.4 million at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing are included in advances from borrowers for taxes and insurance.
Allowance for Loan Losses.   The following tables set forth the allocation of the Bank’s allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation allocation applicable to the entire loan portfolio. The Company generally charges-off the collateral or discounted cash flow deficiency on all loans at 90 days past due and all loans rated substandard or worse that are 90 days past due.
The provision for loan losses was determined by management to be an amount necessary to maintain a balance of allowance for loan losses at a level that considers all known and current losses in the loan portfolio as well as potential losses due to unknown factors such as the economic environment. Changes in the provision were based on management’s analysis of various factors such as: estimated fair value of underlying collateral, recent loss experience in particular segments of the portfolio, levels and trends in delinquent loans, and changes in general economic and business conditions. The Company considers the allowance for loan losses of $3.6 million and $3.5 million adequate to cover loan losses inherent in the loan portfolio at September 30, 2020 and June 30, 2020, respectively.
The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans for the three months ended September 30, 2020 and 2019, respectively, and the years ended June 30, 2020 and 2019, respectively:

F-22

September 30, 2020	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Total
Allowance for credit losses:
Beginning balance	$1,483	$166	$526	$123	$727	$396	$83	$15	$3,519
Charge-offs	—	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—	—
Provision	107	(16)	(65)	(2)	53	40	(51)	—	66
Ending Balance	$1,590	$150	$461	$121	$780	$436	$32	$15	$3,585
Allowance ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	1,590	150	461	121	780	436	32	15	3,585
Total allowance	$1,590	$150	$461	$121	$780	$436	$32	$15	$3,585
Loans receivable ending balance:
Individually evaluated for impairment	$950	$680	$—	$184	$574	$—	$—	$—	$2,388
Collectively evaluated for impairment	193,714	13,591	8,015	8,750	50,205	7,358	4,070	584	286,287
Acquired non-credit impaired loans(1)	140,231	31,070	5,650	5,543	29,190	—	1,888	3,086	216,658
Acquired credit impaired loans(2)	305	23	—	—	—	—	—	—	328
Total portfolio	$335,200	$45,364	$13,665	$14,477	$79,969	$7,358	$5,958	$3,670	$505,661

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

(2)
Acquired credit impaired loans are evaluated on an individual basis.

September 30, 2019	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Charge-offs	—	—	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—	—	—
Provision	371	15	(118)	42	(264)	(29)	(55)	12	26	—
Ending Balance	$1,872	$137	$203	$113	$444	$92	$40	$15	$293	$3,209
Allowance ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	1,872	137	203	113	444	92	40	15	293	3,209
Total allowance	$1,872	$137	$203	$113	$444	$92	$40	$15	$293	$3,209
Loans receivable ending balance:
Individually evaluated for impairment	$1,495	$638	$—	$187	$652	$—	$—	$—	$—	$2,972
Collectively evaluated for impairment	178,747	21,468	6,782	10,571	31,875	4,076	1,787	679	—	255,985
Acquired non-credit impaired loans(1)	37,684	9,727	—	6	23,785	—	343	6	—	71,551
Total portfolio	$217,926	$31,833	$6,782	$10,764	$56,312	$4,076	$2,130	$685	$—	$330,508

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

F-23

June 30, 2020	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Charge-offs	(260)	(6)	—	—	(35)	—	(3)	(12)	—	(316)
Recoveries	—	—	—	—	—	—	—	—	—	—
Provision	242	50	205	52	54	275	(9)	24	(267)	626
Ending Balance	$1,483	$166	$526	$123	$727	$396	$83	$15	$—	$3,519
Allowance ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	1,483	166	526	123	727	396	83	15	—	3,519
Total allowance	$1,483	$166	$526	$123	$727	$396	$83	$15	$—	$3,519
Loans receivable ending balance:
Individually evaluated for impairment	$973	$628	$—	$185	$585	$—	$—	$—	$—	$2,371
Collectively evaluated for impairment	189,055	15,677	9,218	9,267	45,214	6,690	4,150	713	—	279,984
Acquired non-credit impaired loans(1)	155,588	30,727	6,581	5,512	30,908	—	2,288	3,187	—	234,791
Acquired credit impaired loans (2)	299	22	—	—	—	—	—	—	—	321
Total portfolio	$345,915	$47,054	$15,799	$14,964	$76,707	$6,690	$6,438	$3,900	$—	$517,467

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

(2)
Acquired credit impaired loans are evaluated on an individual basis.

June 30, 2019	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,478	$58	$191	$116	$388	$903	$4	$—	$—	$3,138
Charge-offs	(21)	—	—	—	—	—	—	—	—	(21)
Recoveries	4	—	—	—	—	—	—	—	—	4
Provision	40	64	130	(45)	320	(782)	91	3	267	88
Ending Balance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Allowance ending balance:
Individually evaluated for impairment	$58	$—	$—	$—	$—	$—	$—	$—	$—	$58
Collectively evaluated for impairment	1,443	122	321	71	708	121	95	3	267	3,151
Total allowance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Loans receivable ending balance:
Individually evaluated for impairment	$2,557	$1,185	$—	$—	$662	$—	$—	$—	$—	$4,404
Collectively evaluated for impairment	180,310	20,858	9,739	10,533	28,572	2,888	1,728	735	—	255,363
Acquired non-credit impaired loans(1)	37,309	9,862	—	495	24,323	1,550	371	6	—	73,916
Total portfolio	$220,176	$31,905	$9,739	$11,028	$53,557	$4,438	$2,099	$741	$—	$333,683

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

F-24

During the three months ended September 30, 2020 and 2019, the changes in the provision for loan losses for each portfolio of loans were primarily due to fluctuations in the outstanding balance of each portfolio of loans collectively evaluated for impairment. The overall increase in the allowance during the three months ended September 30, 2020 can be primarily attributed to an increase in non-accrual and delinquent loans and the corresponding qualitative adjustment. The increase in the allowance for 14 family residential real estate loans during the three months ended September 30, 2019 can primarily be attributed to an increase in delinquent 1-4 family residential real estate loans and the corresponding qualitative adjustment. The decrease in the allowance for commercial real estate loans for the three months ended September 30, 2019 can primarily be attributed to the Company making enhancements to its credit management and monitoring function.
During the year ended June 30, 2020, the changes in the provision for loan losses related to 1-4 family residential real estate, residential real estate construction loans and commercial real estate land loans were primarily due to concerns with the risk profile of these portfolios in the current economic environment as impacted by the COVID-19 pandemic. The increase in reserves due to the COVID-19 pandemic was limited by the Company making enhancements to its credit management function by adding new experienced team members and implementing more robust internal credit measurement and monitoring processes.
During the year ended June 30, 2019, the change in the provision for loan losses related to residential real estate loans was primarily due to modest growth in the originated loan portfolio and maintaining of strong credit quality of the portfolio. There was also a change in related reserves for commercial real estate loans resulting from the removal of a large classified loan that was partially offset by an increase in commercial non-residential loan growth.
Credit Quality Information
The following tables represent credit exposures by internally assigned grades for the year ended June 30, 2020 and 2019, respectively. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.
The Company’s internally assigned grades are as follows:
Pass — loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral.
Special Mention — loans where a potential weakness or risk exists, which could cause a more serious problem if not corrected.
Substandard — loans that have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
Doubtful — loans classified as doubtful have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.
Loss — loans classified as a loss are considered uncollectible, or of such value that continuance as an asset is not warranted.
The following tables set forth the amounts of the portfolio of classified asset categories for the commercial loan portfolios at September 30, 2020, June 30, 2020, and June 30, 2019:
September 30, 2020
	Commercial Real Estate
	Multi-family	Non-residential	Construction and land	Commercial	Total
Pass	$13,498	$78,804	$6,592	$5,958	$104,852
Special Mention	795	976	—	—	1,771
Substandard	184	189	—	—	373
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Ending Balance	$14,477	$79,969	$6,592	$5,958	$106,996

F-25

June 30, 2020
	Commercial Real Estate
	Multi-family	Non-residential	Construction and land	Commercial	Total
Pass	$13,976	$75,973	$6,690	$6,438	$103,077
Special Mention	803	507	—	—	1,310
Substandard	185	227	—	—	412
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Ending Balance	$14,964	$76,707	$6,690	$6,438	$104,799

June 30, 2019
	Commercial Real Estate
	Multi-family	Non-residential	Construction and land	Commercial	Total
Pass	$10,445	$52,151	$4,438	$2,099	$69,133
Special Mention	394	744	—	—	1,138
Substandard	189	662	—	—	851
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Ending Balance	$11,028	$53,557	$4,438	$2,099	$71,122
The following tables set forth the amounts of the portfolio of classified asset categories for the residential and consumer loan portfolios at June 30, 2020 and 2019:
September 30, 2020
	Residential Real Estate
	1 – 4 family	Home equity & HELOCs	Construction	Consumer	Total
Performing	$332,682	$44,891	$13,665	$3,525	$394,763
Non-performing	3,284	473	—	145	3,902
	$335,966	$45,364	$13,665	$3,670	$398,665
Residential Real Estate and Consumer Loans
Credit Risk Internally Assigned
(Dollars in thousands)
June 30, 2020
	Residential Real Estate
	1 – 4 family	Home equity & HELOCs	Construction	Consumer	Total
Performing	$343,562	$46,580	$15,799	$3,785	$409,726
Non-performing	2,353	474	—	115	2,942
	$345,915	$47,054	$15,799	$3,900	$412,668

June 30, 2019
	Residential Real Estate
	1 – 4 family	Home equity & HELOCs	Construction	Consumer	Total
Performing	$218,899	$31,380	$9,739	$741	$260,759
Non-performing	1,277	525	—	—	1,802
	$220,176	$31,905	$9,739	$741	$262,561

F-26

Loans Acquired with Deteriorated Credit Quality
The outstanding principal and related carrying amount of loans acquired with deteriorated credit quality, for which the Company applies the provisions of ASC 310-30, as of September 30, 2020 and June 30, 2020, are as follows. There were no loans acquired with deteriorated credit quality as of June 30, 2019.
(Dollars in thousands)	September 30, 2020	June 30, 2020
Outstanding principal balance	$773	$773
Carrying amount	328	321
The following table presents changes in the accretable discount on loans acquired with deteriorated credit quality, for which the Company applies the provisions of ASC 310-30, for the year ended June 30, 2020:
(Dollars in thousands)	Accretable Discount
Balance, May 1, 2020	$57
Accretion	(4)
Balance, June 30, 2020	$53
Accretion	(7)
Balance, September 30, 2020	$46
Loan Delinquencies and Non-accrual Loans
Following are tables which include an aging analysis of the recorded investment of past due loans as of September 30, 2020, June 30, 2020, and June 30, 2019.
	Aged Analysis of Past Due and Non-accrual Loans As of September 30, 2020							Recorded Investment > 90 Days and Accruing	Recorded Investment Loans on Non-Accrual
(Dollar amounts in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days Or Greater	Total Past Due	Acquired Credit Impaired	Current	Total Loans Receivable
Residential real estate:
1 – 4 family	$2,011	$203	$1,541	$3,755	$305	$331,906	$335,966	$—	$3,284
Home equity and HELOCs	492	—	181	673	23	44,668	45,364	—	473
Construction – residential	—	515	—	515	—	13,150	13,665	—	—
Commercial real estate:
Multi-family	—	—	184	184	—	14,293	14,477	—	184
Commercial non-residential	505	54	—	559	—	79,410	79,969	—	689
Construction and land	—	—	—	—	—	6,592	6,592	—	—
Commercial	—	—	—	—	—	5,958	5,958	—	—
Consumer	123	20	30	173	—	3,497	3,670	—	145
Total	$3,131	$792	$1,936	$5,859	$328	$499,474	$505,661	$—	$4,775

	Aged Analysis of Past Due and Non-accrual Loans As of June 30, 2020							Recorded Investment > 90 Days and Accruing	Recorded Investment Loans on Non-Accrual
(Dollar amounts in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days Or Greater	Total Past Due	Acquired Credit Impaired	Current	Total Loans Receivable
Residential real estate:
1 – 4 family	$235	$1,020	$1,477	$2,732	$299	$342,884	$345,915	$—	$2,353
Home equity and HELOCs	126	101	181	408	22	46,624	47,054	90	384
Construction – residential	—	—	—	—	—	15,799	15,799	—	—
Commercial real estate:
Multi-family	—	465	185	650	—	14,314	14,964	—	185
Commercial non-residential	100	507	—	607	—	76,100	76,707	—	135
Construction and land	—	—	—	—	—	6,690	6,690	—	—
Commercial	—	—	—	—	—	6,438	6,438	—	—
Consumer	3	21	—	24	—	3,876	3,900	—	115
Total	$464	$2,114	$1,843	$4,421	$321	$512,724	$517,467	$90	$3,172

F-27

	Aged Analysis of Past Due and Non-accrual Loans As of June 30, 2019							Recorded Investment > 90 Days and Accruing	Recorded Investment Loans on Non-Accrual
(Dollar amounts in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days Or Greater	Total Past Due	Acquired Credit Impaired	Current	Total Loans Receivable
Residential real estate:
1 – 4 family	$—	$807	$1,038	$1,845	$—	$218,331	$220,176	$7	$1,270
Home equity and HELOCs	246	59	315	620	—	31,285	31,905	140	385
Construction – residential	—	—	—	—	—	9,739	9,739	—	—
Commercial real estate:
Multi-family	—	394	189	583	—	10,445	11,028	—	189
Commercial non-residential	—	—	—	—	—	53,557	53,557	—	—
Construction and land	—	—	—	—	—	4,438	4,438	—	—
Commercial	—	—	—	—	—	2,099	2,099	—	—
Consumer	—	—	—	—	—	741	741	—	—
Total	$246	$1,260	$1,542	$3,048	$—	$330,635	$333,683	$147	$1,844
Interest income on non-accrual loans would have increased by approximately $58 thousand, $27 thousand, $91 thousand, and $3 thousand during the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively, if these loans had performed in accordance with their terms.
Impaired Loans
Management considers commercial loans and commercial real estate loans which are 90 days or more past due to be impaired. Larger commercial loans and commercial real estate loans which are 60 days or more past due are selected for impairment testing in accordance with GAAP. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value, or as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. These loans are analyzed to determine if it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance for loan losses.
The following tables include the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable.
September 30, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$950	$950	$—	$962	$7
Home equity and HELOCs	680	686	—	654	5
Construction Residential	—	—	—	—	—
Multi-family	184	184	—	185	—
Commercial non-residential	574	609	—	580	9
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$—	$—	$—	$—	$—
Home equity and HELOCs	—	—	—	—	—
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—

F-28

September 30, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Total:
1 – 4 Family	$950	$950	$—	$962	$7
Home equity and HELOCs	680	686	—	654	5
Construction Residential	—	—	—	—	—
Multi-family	184	184	—	185	—
Commercial non-residential	574	609	—	580	9
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
The impaired loans table above includes accruing TDRs in the amount of $1.4 million that are performing in accordance with their modified terms. The Company recognized $18 thousand of interest income on accruing TDRs during the three months ended September 30, 2020. The table above does not include $328 thousand of loans acquired with deteriorated credit quality, which have been recorded at their fair value at acquisition.
September 30, 2019
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$1,495	$1,495	$—	$1,946	$11
Home equity and HELOCs	638	638	—	912	10
Construction Residential	—	—	—	—	—
Multi-family	187	187	—	94	—
Commercial non-residential	652	652	—	657	8
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$—	$—	$—	$81	$—
Home equity and HELOCs	—	—	—	—	—
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
1 – 4 Family	$1,495	$1,495	$—	$2,027	$11
Home equity and HELOCs	638	638	—	912	10
Construction Residential	—	—	—	—	—
Multi-family	187	187	—	94	—
Commercial non-residential	652	652	—	657	8
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—

F-29

The impaired loans table above includes accruing TDRs in the amount of $2.4 million that are performing in accordance with their modified terms. The Company recognized $29 thousand of interest income on accruing TDRs during the three months ended September 30, 2019.
June 30, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$973	$973	$—	$1,451	$45
Home equity and HELOCs	628	634	—	906	37
Construction Residential	—	—	—	—	—
Multi-family	185	185	—	139	—
Commercial non-residential	585	620	—	624	38
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$—	$—	$—	$67	$4
Home equity and HELOCs	—	—	—	—	—
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
1 – 4 Family	$973	$973	$—	$1,518	$49
Home equity and HELOCs	628	634	—	906	37
Construction Residential	—	—	—	—	—
Multi-family	185	185	—	139	—
Commercial non-residential	585	620	—	624	38
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
The impaired loans table above includes accruing TDRs in the amount of $1.4 million that are performing in accordance with their modified terms. The Company recognized $79 thousand of interest income on accruing TDRs during the year ended June 30, 2020. The table above does not include $321 thousand of loans acquired with deteriorated credit quality, which have been recorded at their fair value at acquisition.
June 30, 2019
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$2,396	$2,396	$—	$1,927	$73
Home equity and HELOCs	1,185	1,185	—	859	47
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	662	662	—	682	42
Construction and land	—	—	—	2,251	169
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$161	$161	$58	$165	$11
Home equity and HELOCs	—	—	—	—	—

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June 30, 2019
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
1 – 4 Family	$2,557	$2,557	$58	$2,092	$84
Home equity and HELOCs	1,185	1,185	—	859	47
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	662	662	—	682	42
Construction and land	—	—	—	2,251	169
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
The impaired loans table above includes accruing TDRs in the amount of $2.4 million that are performing in accordance with their modified terms. The Company recognized $121 thousand of interest income on accruing TDRs during the year ended June 30, 2019.
Generally, the Company will charge-off the collateral or discounted cash flow deficiency on all impaired loans. Interest income that would have been recorded for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, had impaired loans been current according to their original terms, amounted to $9 thousand, $8 thousand, $40 thousand, and $32 thousand, respectively.
Troubled Debt Restructurings
The Bank determines whether a restructuring of debt constitutes a troubled debt restructuring (“TDR”) in accordance with guidance under FASB ASC Topic 310 Receivables. The Bank considers a loan a TDR when the borrower is experiencing financial difficulty and the Bank grants a concession that they would not otherwise consider but for the borrower’s financial difficulties. A TDR includes a modification of debt terms or assets received in satisfaction of the debt (including a foreclosure or a deed in lieu of foreclosure) or a combination of types. The Bank evaluates selective criteria to determine if a borrower is experiencing financial difficulty, including the ability of the borrower to obtain funds from sources other than the Bank at market rates. The Bank considers all TDR loans as impaired loans and, generally, they are put on non-accrual status. The Bank will not consider the loan a TDR if the loan modification was made for customer retention purposes and the modification reflects prevailing market conditions. The Bank’s policy for returning a loan to accruing status requires the preparation of a well-documented credit evaluation which includes the following:
•
A review of the borrower’s current financial condition in which the borrower must demonstrate sufficient cash flow to support the repayment of all principal and interest including any amounts previously charged-off;

•
An updated appraisal or home valuation which must demonstrate sufficient collateral value to support the debt; and

•
Sustained performance based on the restructured terms for at least six consecutive months.

During the quarter ended June 30, 2020, the Company began providing customer relief programs, such as payment deferrals or interest only payments on loans. The Company does not consider a modification to be a TDR if it occurred as a result of the loan forbearance program under the CARES Act. The CARES Act indicates that a loan term modification does not automatically result in TDR status if the modification is made on a good-faith basis in response to COVID-19 to borrowers who were classified as current and not more than 30 days past due as of December 31, 2019, and executed between March 1, 2020 and the earlier of (a) 60 days after the date of termination of the National Emergency, or (b) December 31, 2020. During the quarter ended June 30, 2020, the Company modified approximately $49.8 million of loans to provide its customers this monetary relief. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a portion of the loans on deferral and William Penn received payments of principal and interest on a portion of the loans on deferral and, as of August 31, 2020, $6.0 million of loans remain on deferral under the CARES Act. As of November 30, 2020, $2.6 million of loans remain on deferral under the CARES Act.

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As of September 30, 2020 and June 30, 2020, there were no loans modified that were identified as a troubled debt restructuring. The following table summarizes loans whose terms were modified in a manner that met the definition of a TDR as of and for the year ended June 30, 2019:
	For the year ended June 30, 2019
(Dollars in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Commercial non-residential	2	$232	$232
Total	2	$232	$232
The Company did not experience any re-defaulted TDRs subsequent to the loan being modified during the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019.
Note 9 — Accrued Interest Receivable
The following table provides information on accrued interest receivable at June 30, 2020 and 2019.
(Dollars in thousands)	September 30, 2020		June 30, 2020		June 30, 2019
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Interest-bearing deposits	$6	0.2%	$4	0.2%	$20	1.5%
Investment securities	776	26.6%	352	13.8%	101	7.8%
Loans	2,134	73.2%	2,184	86.0%	1,181	90.7%
Total Accrued Interest Receivable	$2,916	100.00%	$2,540	100.00%	$1,302	100.00%
Accrued interest receivable is included in accrued interest receivable and other assets on the Company’s Consolidated Statements of Financial Condition.
Note 10 — Premises and Equipment
The components of premises and equipment are as follows as of September 30, 2020, June 30, 2020 and June 30, 2019:
	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019
Land	$2,753	$4,144	$2,471
Office buildings and improvements	12,759	14,493	8,198
Furniture, fixtures and equipment	2,282	1,918	978
Automobiles	50	50	57
	17,844	20,605	11,704
Accumulated depreciation	(3,920)	(3,872)	(3,298)
	$13,924	$16,733	$8,406
Depreciation expense amounted to $309 thousand and $98 thousand for the three months ended September 30, 2020 and 2019, respectively, and $582 thousand and $408 thousand for the years ended June 30, 2020 and 2019, respectively.
During the three months ended September 30, 2020, the Company transferred two properties with a total carrying value of $2.4 million to the held for sale classification. The Company sold one of the properties in October 2020 and intends to sell the other property by the end of the 2020 calendar year.
Note 11 — Goodwill and Intangibles
The goodwill and intangible assets arising from acquisitions is accounted for in accordance with the accounting guidance in FASB ASC Topic 350 for Intangibles — Goodwill and Other. The Company recorded goodwill of $4.9 million and core deposit intangibles of $1.4 million in connection with the acquisition of Audubon Savings Bank. The Company also recorded core deposit intangibles totaling $65 thousand and $197 thousand in connection with the acquisitions of Fidelity and Washington, respectively. As of September 30, 2020 and June 30, 2020, the other intangibles consisted of $1.1 million and $1.2 million, respectively, of core deposit intangibles, which are amortized over an estimated useful life of ten years.
The Company performs its annual impairment evaluation on June 30 or more frequently if events and circumstances indicate that the fair value of the banking unit is less than its carrying value. During the year ended June 30, 2020, management included considerations of the current economic environment caused by COVID-19 in its qualitative assessment of goodwill impairment and determined that a quantitative assessment of goodwill was warranted. Management engaged a third-party valuation specialist to perform a quantitative assessment of goodwill impairment and it was determined that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment existed at June 30, 2020. During the three months ended September 30, 2020, management considered

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the current economic environment caused by the COVID-19 pandemic in its evaluation, and determined based on the totality of its qualitative assessment that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment exists during the three months ended September 30, 2020.
Goodwill and other intangibles at September 30, 2020, June 30, 2020, and June 30, 2019 are summarized as follows:
(Dollars in thousands)	Goodwill	Core Deposit Intangibles
Balance, July 1, 2018	$—	$—
Adjustments:
Additions	4,858	1,432
Amortization	—	(260)
Balance, June 30, 2019	$4,858	$1,172

(Dollars in thousands)	Goodwill	Core Deposit Intangibles
Balance, July 1, 2019	$4,858	$1,172
Adjustments:
Additions	—	262
Amortization	—	(242)
Balance, June 30, 2020	$4,858	$1,192
Adjustments:
Additions	—	—
Amortization	—	(64)
Balance, September 30, 2020	$4,858	$1,128
The following tables summarize amortizing intangible assets at September 30, 2020, June 30, 2020, and June 30, 2019:
	September 30, 2020
(Dollars in thousands)	Gross	Accumulated Amortization	Net
Core deposit intangibles	$1,694	$(566)	$1,128
	June 30, 2020
(Dollars in thousands)	Gross	Accumulated Amortization	Net
Core deposit intangibles	$1,694	$(502)	$1,192
	June 30, 2019
(Dollars in thousands)	Gross	Accumulated Amortization	Net
Core deposit intangibles	$1,432	$(260)	$1,172
Aggregate amortization expense was $64 thousand and $59 thousand for the three months ended September 30, 2020, respectively, and $242 thousand and $260 thousand for the years ended June 30, 2020 and 2019, respectively. Amortization expense for the next five years and thereafter is expected to be as follows:
(Dollars in thousands)
Twelve months ended:	September 30, 2020 Expense	June 30, 2020 Expense
2021	$248	$255
2022	217	224
2023	186	194
2024	155	163
2025	124	132
2026 and thereafter	198	224
	$1,128	$1,192

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Note 12 — Deposits
Deposits and their respective weighted-average interest rates consist of the following major classifications as of September 30, 2020, June 30, 2020, and June 30, 2019:
	September 30, 2020		June 30, 2020		June 30, 2019
(Dollars in thousands)	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Checking accounts	$140,146	0.07%	$142,223	0.13%	$67,547	0.09%
Money market accounts	140,891	0.62	129,048	0.94	67,648	1.68
Savings and club accounts	95,070	0.10	94,097	0.19	33,172	0.16
Certificates of deposit	205,386	1.71	194,480	1.86	112,839	1.90
	$581,493	0.79%	$559,848	0.93%	$281,206	1.21%
As of September 30, 2020, June 30, 2020, and June 30, 2019, the balance of checking accounts included $36.7 million, $42.8 million, and $13.1 million of non-interest bearing deposit accounts, respectively.
Time deposit accounts outstanding as of September 30, 2020 mature as follows:
(In thousands)	September 30, 2020	June 30, 2020
Twelve months ending:
2021	$128,575	$113,596
2022	35,625	37,073
2023	16,745	18,085
2024	12,170	13,426
2025	10,592	10,668
Thereafter	1,679	1,632
	$205,386	$194,480
The aggregate amount of certificates of deposit accounts in denominations of $250 thousand or more totaled $26.9 million, $22.7 million, and $22.0 million at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. The FDIC has permanently raised deposit insurance per account owner to $250 thousand for all types of accounts.
Note 13 — Advances from Federal Home Loan Bank
The Bank is a member of the FHLB system, which consists of 11 regional Federal Home Loan Banks. The FHLB provides a central credit facility primarily for member institutions. The Bank has a maximum borrowing capacity with the FHLB of Pittsburgh of approximately $304.0 million and $223.0 million at September 30, 2020 and June 30, 2020, respectively, of which $41.0 million, exclusive of purchase accounting fair value adjustment, and $64.2 million was outstanding at September 30, 2020 and June 30, 2020, respectively. FHLB advances are secured by qualifying assets of the Bank, which include Federal Home Loan Bank stock and loans. The Bank had $440.4 million and $322.0 million of loans pledged as collateral as of September 30, 2020 and June 30, 2020, respectively. The Bank, as a member of the FHLB of Pittsburgh, is required to acquire and hold shares of capital stock in that FHLB. The Bank was in compliance with the requirements for the FHLB of Pittsburgh with an investment of $3.0 million and $3.9 million at September 30, 2020 and June 30, 2020, respectively. On August 24, 2020, the Company paid off $23.2 million of advances from the FHLB of Pittsburgh due to the low interest rate environment and excess cash held on the Company’s Statement of Financial Condition.
Advances from the FHLB of Pittsburgh consist of the following as of September 30, 2020, June 30, 2020 and June 30, 2019:
(Dollars in thousands)	September 30, 2020	June 30, 2020	June 30, 2019
FHLB advances:
Convertible	$20,000	$20,000	$20,000
Fixed	14,000	21,767	11,000
Mid-term	7,000	23,215	19,000
Total FHLB advances	$41,000	$64,982	$50,000
Regarding the convertible rate notes, the FHLB of Pittsburgh has the option to convert the notes at rates ranging from 0.01% to 0.23% above the three-month LIBOR on a quarterly basis upon the arrival of specified conversion dates or the occurrence of specific events. Accordingly, contractual maturities above may differ from expected maturities. In the event the FHLB of Pittsburgh converts these advances, the Bank has the option of accepting the variable rate or repaying the advances without penalty.

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Contractual maturities and the associated weighted average interest rate of FHLB advances at September 30, 2020 and June 30, 2020 are as follows:
	September 30, 2020		June 30, 2020
(Dollars in thousands) Twelve months ending:	Amount	Weighted Average Rate	Amount	Weighted Average Rate
2021	$—	—%	$15,086	2.40%
2022	7,000	2.03%	9,092	2.17%
2023	13,000	2.74%	14,073	2.75%
2024	7,000	2.00%	9,158	2.13%
2025	14,000	2.92%	15,892	2.85%
Thereafter	—	—%	1,591	2.83%
Total FHLB advances	$41,000	2.55%	$64,892	2.53%
Note 14 — Income Taxes
The components of income tax expense are as follows for the periods presented:
	Three months ended September 30,
(Dollars in thousands)	2020	2019
Federal:
Current	$(139)	$(38)
Deferred	268	243
	129	205
State, current	15	15
	$144	$220

	Year ended June 30,
(Dollars in thousands)	2020	2019
Federal:
Current	$(448)	$1,594
Deferred	51	(544)
	(397)	1,050
State, current	10	10
	$(387)	$1,060
A reconciliation of the statutory federal income tax at a rate of 21.0% in 2020 and 2019 to the income tax expense included in the consolidated statements of income is as follows:
	Three months ended September 30,
	2020		2019
(Dollars in thousands)	Amount	% of Pretax Income	Amount	% of Pretax Income
Federal income tax at statutory rate	$171	21.0%	$226	21.0%
State tax, net of federal benefit	12	1.5	12	1.1
Bank owned-life insurance	(24)	(2.9)	(17)	(1.6)
Other	(13)	(1.7)	(1)	—
	$146	17.9%	$220	20.5%

F-35

	Year ended June 30,
	2020		2019
(Dollars in thousands)	Amount	% of Pretax Income	Amount	% of Pretax Income
Federal income tax at statutory rate	$198	21.0%	$1,011	21.0%
State tax, net of federal benefit	7	0.7	8	0.2
Bank owned-life insurance	(74)	(7.9)	(69)	(1.4)
Gain on bargain purchase	(157)	(16.7)	—	—
Non-deductible merger expenses	71	7.5	—	—
Impact of tax law change	(408)	(43.3)	—	—
Other	(24)	(2.4)	110	2.2
	$(387)	(41.1)%	$1,060	22.0%
Income tax expense for the year ended June 30, 2020 included a $408 thousand one-time income tax benefit related to a change in tax law associated with bank-owned life insurance policies acquired as part of an acquisition.
Items that gave rise to significant portions of deferred tax assets and liabilities are as follows:
	September 30,		June 30,
(Dollars in thousands)	2020	2019	2020	2019
Deferred tax assets:
Loan origination fees	$119	$171	$100	$186
Allowance for loan losses	803	705	788	757
Deferred director’s fees	288	289	289	303
Deferred compensation	531	411	525	475
Deferred pension	613	—	613	—
Purchase accounting adjustments	1,292	—	1,552	—
NOL carry forward	1,090	453	1,090	453
Other	51	11	—	60
Total Deferred Tax Assets	4,787	2,040	4,957	2,234
Deferred tax liabilities:
Net unrealized gain on securities	(123)	(10)	(21)	(60)
Premises and equipment	(180)	(63)	(114)	(63)
Other	(36)	(49)	(5)	—
Total Deferred Tax Liabilities	(339)	(122)	(140)	(123)
Net Deferred Tax Asset	$4,448	$1,918	$4,817	$2,111
GAAP prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Accounting literature also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest, and penalties. In accordance with GAAP, interest or penalties incurred for income taxes will be recorded as a component of other expenses. There are no material uncertain tax positions at September 30, 2020, June 30, 2020 or June 30, 2019. With few exceptions, the Company is no longer subject to U.S. Federal income tax examinations by taxing authorities for years before 2016.
Retained earnings included $2.8 million at September 30, 2020, June 30, 2020, and June 30, 2019, respectively, for which no provision for federal income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Act also provides for the recapture of deductions arising from “applicable excess reserve” defined as the total amount of reserve over the base year reserve. The Bank’s total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

F-36

Note 15 — Employee and Director Benefit Plans
401(k) Plan
The Bank has a savings plan qualified under Section 401(k) of the Internal Revenue Code which covers substantially all of its employees. Employees can contribute up to 50% of gross pay and the Bank matches 100% of such contributions up to 6%. The Company recorded $97 thousand, $64 thousand, $250 thousand, and $237 thousand of expense associated with the 401(k) plan during the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively.
Employee Stock Ownership Plan (“ESOP”)
The Company offers ESOP benefits to employees who met certain eligibility requirements. The ESOP is handled on a “pay as you go” basis, whereby the Bank contributes cash to the ESOP to purchase stock that will be allocated to participant accounts. Stock may be purchased by the ESOP in the open market, directly from retiring participants, or from participants electing to diversify their ESOP shares in accordance with the Plan document. During the three months ended September 30, 2020 and 2019 and the fiscal years ended June 30, 2020 and 2019, the Bank recognized ESOP expense of $62 thousand, $54 thousand, $223 thousand, and $224 thousand, respectively, under the “pay as you go” method.
Directors Retirement Plan
The Bank has a retirement plan for the directors of the Bank. Upon retirement, a director who agrees to serve as a consulting director to the Bank will receive a monthly benefit amount for a period of up to 120 months. The plan was amended in October 2017 to allow credit for service as a director while also serving as an employee. The Company recognized $36 thousand, $32 thousand, $128 thousand, and $154 thousand, respectively, of expense for these benefits in its Consolidated Statements of Income for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively. At September 30, 2020, June 30, 2020, and June 30, 2019, approximately $1.6 million, $1.6 million and $1.4 million, respectively, had been accrued under this plan.
Director Deferred Compensation Plan
The Bank has deferred compensation plans for certain directors of the Bank whereby they can elect to defer their directors’ fees. Under the plans’ provisions, benefits which accrue at the Bank’s highest certificate of deposit rate will be payable upon retirement, death, or permanent disability. At September 30, 2020, June 30, 2020, and June 30, 2019, approximately $1.3 million, respectively, had been accrued for this benefit plan. The Company recognized $7 thousand, $34 thousand, $61 thousand, and $6 thousand, respectively, of interest expense for these benefits in its Consolidated Statements of Income for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively.
Supplemental Executive Retirement Plan
In 2014, the Bank entered into supplemental executive retirement plan (“SERP”) agreements with certain former executives of the Bank. The plan required the Bank to make annual contributions with amounts payable to participants upon retirement. The Company recorded an accumulated liability associated with this plan equal to $777 thousand, $782 thousand and $583 thousand at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. The Company recognized $3 thousand, $11 thousand, $20 thousand, and $47 thousand of expense related to this benefit plan during the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively.
Note 16 — Commitments and Contingencies
The Company leases several offices as part of its regular business operations. Please refer to Note 19 for further detail regarding the Company’s operating lease commitments. In addition, the Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated balance sheets.
A summary of the Company’s loan commitments is as follows as of September 30, 2020, June 30, 2020, and June 30, 2019:
	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019
Commitments to extend credit	$18,192	$18,602	$10,952
Unfunded commitments under lines of credit	62,717	52,432	27,981
Standby letters of credit	1,000	—	—
Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have 90-day fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies, but primarily includes residential and commercial real estate.

F-37

Periodically, there have been other various claims and lawsuits against the Bank, such as claims to enforce liens, condemnation proceedings on properties in which it holds security interests, claims involving the making and servicing of real property loans and other issues incident to its business. The Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on its financial condition, results of operations or cash flows.
Note 17 — Regulatory Capital Requirements
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (described below) of tangible and core capital to total adjusted assets and of total capital to risk-weighted assets.
Management believes, as of September 30, 2020 and June 30, 2020, that the Bank meets all capital adequacy requirements to which it is subject.
As of September 30, 2020 and June 30, 2020, the most recent notification from the regulators categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum amounts and ratios of Tier I leverage capital to average assets and of common equity Tier I capital, Tier I capital, and total capital to risk-weighted assets, all as defined in the regulation.
In an effort to reduce regulatory burden, legislation enacted in May 2018 required the federal banking agencies to establish an optional “community bank leverage ratio” of between 8% to 10% tangible equity to average total consolidated assets for qualifying institutions with assets of less than $10 billion of assets. Institutions with capital meeting the specified requirement and electing to follow the alternative framework would be deemed to comply with the applicable regulatory capital requirements, including the risk-based requirements and would be considered well-capitalized under the prompt corrective action framework. The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% tier 1 capital to average total consolidated assets. The Bank has elected to adopt the optional community bank leverage ratio framework in the first quarter of 2020.
In April 2020, the Federal banking regulatory agencies modified the original Community Bank Leverage Ratio (CBLR) framework and provided that, as of the second quarter 2020, a banking organization with a leverage ratio of 8 percent or greater and that meets the other existing qualifying criteria may elect to use the community bank leverage ratio framework. The modified rule also states that the community bank leverage ratio requirement will be greater than 8 percent for the second through fourth quarters of calendar year 2020, greater than 8.5 percent for calendar year 2021, and greater than 9 percent thereafter. The transition rule also maintains a two-quarter grace period for a qualifying community banking organization whose leverage ratio falls no more than 100 basis points below the applicable community bank leverage ratio requirement.
A “small holding company,” as defined under Federal Reserve Board regulations as a holding company less than $3 billion of consolidated assets, such as the Company, is generally not subject to the regulatory capital requirements applicable to the Bank and outlined above, unless otherwise directed by the Federal Reserve Board.
The leverage ratios of the Bank at September 30, 2020 and June 30, 2020 are as follows:
As of September 30, 2020 (Dollars in thousands except for ratios)	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
William Penn Bank:
Tier 1 leverage	$86,956	11.92%	>$	29,172	>4.00%	>$	36,465	>5.00%
As of June 30, 2020 (Dollars in thousands except for ratios)	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
William Penn Bank:
Tier 1 leverage	$86,822	13.67%	>$	25,397	>4.00%	>$	31,746	>5.00%

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The Bank’s actual capital amounts and ratios as of June 30, 2019 are presented below:
As of June 30, 2019: (Dollars in thousands)	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
Total risk-based capital	$71,558	25.8%	$	>22,172	>8.0%	$	>27,715	>10.0%
Common Equity Tier 1 Capital	68,437	24.7		>12,477	>4.5		>18,022	>6.5
Core capital (to risk-weighted assets)	68,437	24.7		>16,636	>6.0		>22,181	>8.0
Core capital (to adjusted total assets)	68,437	16.9		>16,162	>4.0		>20,203	>5.0
Note 18 — Fair Value of Financial Instruments
The Company follows authoritative guidance under FASB ASC Topic 820 for Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The definition of fair value under ASC 820 is the exchange price. The guidance clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. The definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). The guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement.
Fair value is based on quoted market prices, when available. If listed prices or quotes are not available, fair value is based on fair value models that use market participant or independently sourced market data which include: discount rate, interest rate yield curves, credit risk, default rates and expected cash flow assumptions. In addition, valuation adjustments may be made in the determination of fair value. These fair value adjustments may include amounts to reflect counter party credit quality, creditworthiness, liquidity, and other unobservable inputs that are applied consistently over time. These adjustments are estimated and, therefore, subject to significant management judgment, and at times, may be necessary to mitigate the possibility of error or revision in the model-based estimate of the fair value provided by the model. The methods described above may produce fair value calculations that may not be indicative of the net realizable value. While the Company believes its valuation methods are consistent with other financial institutions, the use of different methods or assumptions to determine fair values could result in different estimates of fair value. FASB ASC Topic 820 for Fair Value Measurements and Disclosures describes three levels of inputs that may be used to measure fair value:
Level 1:
Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level 2:
Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level 3:
Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The following table presents the assets required to be measured and reported on a recurring basis on the Company’s Consolidated Statements of Financial Condition at their fair value as of September 30, 2020, June 30, 2020, and June 30, 2019, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	September 30, 2020
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Investments available-for-sale:
Mortgage-backed securities	$—	$66,400	$—	$66,400
U.S. agency collateralized mortgage obligations	—	2,378	—	2,378
U.S. government agency securities	—	11,547	—	11,547
Municipal bonds	—	25,128	—	25,128
Corporate bonds	—	18,144	—	18,144
Total Assets	$—	$123,597	$—	$123,597

F-39

	June 30, 2020
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Investments available-for-sale:
Mortgage-backed securities	$—	$51,738	$—	$51,738
U.S. agency collateralized mortgage obligations	—	3,215	—	3,215
U.S. government agency securities	—	6,155	—	6,155
U.S. treasury securities	—	1,000	—	1,000
Municipal bonds	—	10,508	—	10,508
Corporate bonds	—	17,382	—	17,382
Total Assets	$—	$89,998	$—	$89,998

	June 30, 2019
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Investments available-for-sale:
Mortgage-backed securities	$—	$3,678	$—	$3,678
U.S. agency collateralized mortgage obligations	—	5,767	—	5,767
U.S. government agency securities	—	10,912	—	10,912
Private label collateralized mortgage obligations	—	303	—	303
Total Assets	$—	$20,660	$—	$20,660
Assets and Liabilities Measured on a Non-Recurring Basis
Certain assets and liabilities may be required to be measured at fair value on a nonrecurring basis in periods subsequent to their initial recognition. Generally, nonrecurring valuation is the result of the application of other accounting pronouncements which require assets and liabilities to be assessed for impairment or recorded at the lower of cost or fair value.
Impaired loans are generally measured for impairment using the fair value of the collateral supporting the loan. Evaluating impaired loan collateral is based on Level 3 inputs utilizing outside appraisals adjusted by management for sales costs and other assumptions regarding market conditions to arrive at fair value. As of September 30, 2020 and June 30, 2020, the Company charged-off the collateral deficiency on impaired loans. As a result, there were no specific reserves on impaired loans as of September 30, 2020 and June 30, 2020. As of June 30, 2019, impaired loans with a carrying value of $4.4 million were reduced by specific valuation allowance totaling $58 thousand resulting in a net fair value of $4.3 million based on Level 3 inputs.
Other real estate owned (OREO) is measured at fair value, based on appraisals less cost to sell at the date of foreclosure. Valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value, less cost to sell. Income and expenses from operations and changes in valuation allowance are included in the net expenses from OREO.
As of September 30, 2020, there were no assets required to be measured and reported at fair value on a non-recurring basis. As of June 30, 2020 and 2019, assets required to be measured and reported at fair value on a non-recurring basis are summarized as follows:
	June 30, 2020
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Impaired loans	$—	$—	$190	$190
Other real estate owned	—	—	100	100
	$—	$—	$290	$290

	June 30, 2019
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Impaired loans	$—	$—	$4,346	$4,346
Other real estate owned	—	—	—	—
	$—	$—	$4,346	$4,346

F-40

Quantitative information regarding assets measured at fair value on a non-recurring basis is as follows:
	Quantative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range
June 30, 2020
Impaired loans	$190	Appraisal of collateral(1)	Appraisal adjustments(2)	0 – 28%
Foreclosed real estate owned	$100	Appraisal of collateral(1)(3)	Liquidation expenses(2)	0%
	Quantative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range
June 30, 2019
Impaired loans	$4,346	Appraisal of collateral(1)	Appraisal adjustments(2)	0 – 25%
Foreclosed real estate owned	$—	Appraisal of collateral(1)(3)	Liquidation expenses(2)	0%

(1)
Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not identifiable, less any associated allowance.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

(3)
Includes qualitative adjustments by management and estimated liquidation expenses.

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates.
As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.
The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments.
Cash and Due from Banks and Interest-Bearing Time Deposits
The carrying amounts of cash and amounts due from banks and interest-bearing time deposits approximate their fair value.
Securities Available for Sale and Held to Maturity
The fair value of investment and mortgage-backed securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.
Loans Receivable
The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms are adjusted for liquidity and credit risk.
Regulatory Stock
The carrying amount of Federal Home Loan Bank stock approximates fair value.
Bank-Owned Life Insurance
The fair value is equal to the cash surrender value of the life insurance policies.
Accrued Interest Receivable and Payable
The carrying amount of accrued interest receivable and payable approximates fair value.
Deposits
Fair values for demand deposits, NOW accounts, savings and club accounts, and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on similar instruments with similar maturities.

F-41

Advances from Federal Home Loan Bank
Fair value of advances from Federal Home Loan Bank is estimated using discounted cash flow analyses, based on rates currently available to the Company for advances from Federal Home Loan Bank with similar terms and remaining maturities.
Off-Balance Sheet Financial Instruments
Fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, considering market interest rates, the remaining terms and present credit worthiness of the counterparties.
In accordance with FASB ASC Topic 825 for Financial Instruments, Disclosures about Fair Value of Financial Instruments, the Company is required to disclose the fair value of financial instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a distressed sale. Fair value is best determined using observable market prices; however, for many of the Company’s financial instruments no quoted market prices are readily available. In instances where quoted market prices are not readily available, fair value is determined using present value or other techniques appropriate for the particular instrument. These techniques involve some degree of judgment, and as a result, are not necessarily indicative of the amounts the Company would realize in a current market exchange. Different assumptions or estimation techniques may have a material effect on the estimated fair value.
The following tables set forth the carrying value of financial assets and liabilities and the fair value for certain financial instruments that are not required to be measured or reported at fair value on the Consolidated Statements of Financial Condition for the periods indicated.
	Fair Value Measurements at September 30, 2020
(Dollars in thousands)	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$56,082	$56,082	$56,082	$—	$—
Interest bearing time deposits	2,300	2,300	2,300	—	—
Loans receivable, net	497,630	527,508	—	—	527,508
Regulatory stock	3,219	3,219	3,219	—	—
Bank-owned life insurance	14,870	14,870	14,870	—	—
Accrued interest receivable	2,916	2,916	2,916	—	—
Financial liabilities:
Checking accounts	140,146	140,146	140,146	—	—
Money market accounts	140,891	140,891	140,891	—	—
Savings and club accounts	95,070	95,070	95,070	—	—
Certificates of deposit	205,386	208,373	—	—	208,373
Advances from Federal Home Loan Bank	41,000	42,574	—	—	42,574
Advances from borrowers for taxes and insurance	2,910	2,910	2,910	—	—
Accrued interest payable	175	175	175	—	—
Off-balance sheet financial instruments	—	—	—	—	—

F-42

	Fair Value Measurements at June 30, 2020
(Dollars in thousands)	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$82,915	$82,915	$82,915	$—	$—
Interest bearing time deposits	2,300	2,300	2,300	—	—
Loans receivable, net	508,605	541,779	—	—	541,779
Regulatory stock	4,200	4,200	4,200	—	—
Bank-owned life insurance	14,758	14,758	14,758	—	—
Accrued interest receivable	2,540	2,540	2,540	—	—
Financial liabilities:
Checking accounts	142,223	142,223	142,223	—	—
Money market accounts	129,048	129,048	129,048	—	—
Savings and club accounts	94,097	94,097	94,097	—	—
Certificates of deposit	194,480	198,268	—	—	198,268
Advances from Federal Home Loan Bank	64,892	67,520	—	—	67,520
Advances from borrowers for taxes and insurance	4,536	4,536	4,536	—	—
Accrued interest payable	246	246	246	—	—
Off-balance sheet financial instruments	—	—	—	—	—
	Fair Value Measurements at June 30, 2019
(Dollars in thousands)	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$26,168	$26,168	$26,168	$—	$—
Interest bearing time deposits	8,486	8,486	8,486	—	—
Securities held to maturity	1,906	1,937	—	1,937	—
Loans receivable, net	326,017	330,060	—	—	330,060
Regulatory stock	2,785	2,785	2,785	—	—
Bank-owned life insurance	11,203	11,203	11,203	—	—
Accrued interest receivable	1,340	1,340	1,340	—	—
Financial liabilities:
Checking accounts	67,547	67,547	67,547	—	—
Money market accounts	67,648	67,648	67,648	—	—
Savings and club accounts	33,172	33,172	33,172	—	—
Certificates of deposit	112,839	112,245	—	—	112,245
Advances from Federal Home Loan Bank	50,000	50,651	—	—	50,651
Advances from borrowers for taxes and insurance	3,814	3,814	3,814	—	—
Accrued interest payable	171	171	171	—	—
Off-balance sheet financial instruments	—	—	—	—	—
Note 19 — Leases
A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. On July 1, 2019, the Company adopted ASU No 2016-02 “Leases” (Topic 842) and all subsequent ASUs that modified Topic 842. The adoption of Topic 842 primarily affected the Company’s accounting treatment for operating lease agreements in which the Company is the lessee.
Substantially all of the leases in which the Company is the lessee include real estate property for branches and office space with terms extending through 2042. All of the Company’s leases are classified as operating leases, and therefore, were previously not recognized on the Company’s Consolidated Statements of Financial Condition. Topic 842 requires the Company to recognize a right-of-use (“ROU”) asset and corresponding lease liability included in accrued interest receivable and other assets and accrued interest payable and other liabilities, respectively, on the Company’s Consolidated Statements of Financial Condition.

F-43

The following tables present the Consolidated Statements of Financial Condition classification of the Company’s ROU assets and lease liabilities. The Company elected not to include short-term leases (i.e., leases with initial terms of twelve months of less), or equipment leases (deemed immaterial) on the Consolidated Statements of Financial Condition.
(in thousands)		September 30, 2020
Lease Right-of-Use Assets	Classification
Operating lease right-of-use assets	Other assets	$1,589
Total Right-of-Use Assets		$1,589

(in thousands)		September 30, 2020
Lease Liabilities	Classification
Operating lease liabilities	Other liabilities	$1,585
Total Lease Liabilities		$1,585

(in thousands)		June 30, 2020
Lease Right-of-Use Assets	Classification
Operating lease right-of-use assets	Other assets	$1,663
Total Right-of-Use Assets		$1,663

(in thousands)		June 30, 2020
Lease Liabilities	Classification
Operating lease liabilities	Other liabilities	$1,638
Total Lease Liabilities		$1,638
The calculated amount of the ROU assets and lease liabilities in the table above are impacted by the length of the lease term and the discount rate used to present value the minimum lease payments. The Company’s lease agreements often include one or more options to renew at the Company’s discretion. If at lease inception, the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the calculation of the ROU asset and lease liability. Regarding the discount rate, Topic 842 requires the use of the rate implicit in the lease whenever this rate is readily determinable. As this rate is rarely determinable, the Company utilizes its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term.
September 30, 2020
Weighted average remaining lease term
Operating leases	11.8 years
Weighted average discount rate
Operating leases	2.20%
June 30, 2020
Weighted average remaining lease term
Operating leases	11.9 years
Weighted average discount rate
Operating leases	2.19%

F-44

The Company recorded $85 thousand and $142 thousand of net lease costs during the three months ended September 30, 2020 and the year ended June 30, 2020, respectively. There were no net lease costs during the three months ended September 30, 2019 and the year ended June 30, 2019. Future minimum payments for operating leases with initial or remaining terms of one year or more as of September 30, 2020 were as follows:
	September 30, 2020	June 30, 2020
(in thousands)	Operating Leases	Operating Leases
Twelve months ended:
2021	$248	$247
2022	254	252
2023	260	258
2024	260	265
2025	211	246
Thereafter	587	613
Total future minimum lease payments	$1,820	$1,881
Amounts representing interest	(235)	(243)
Present value of net future minimum lease payments	$1,585	$1,638
Note 20 — Related Party Transactions
At September 30, 2020, June 30, 2020, and June 30, 2019, certain directors, executive officers, principal holders of the Company’s common stock, associates of such persons, and affiliated companies of such persons were indebted, including undrawn commitments to lend, to the Bank in the aggregate amount of $2.1 million, $1.8 million, and $1.1 million, respectively. These total commitments to lend include $1.2 million, $1.2 million, and $995 thousand of undrawn commitments at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. The commitments are in the form of loans and guarantees for various business and personal interests. This indebtedness was incurred in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time of comparable transactions with unrelated parties. This indebtedness does not involve more than the normal risk of repayment or present other unfavorable features.
The following table shows the loan activity for related parties for the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019:
	September 30, 2020	June 30,
(Dollars in thousands)		2020	2019
Beginning Balance	$587	$147	$117
New loans and funding of existing lines of credit	277	505	—
Loans to newly appointed directors	—	103	104
Repayments	(35)	(168)	(74)
Ending balance	$829	$587	$147
None of the Company’s affiliates, officers, directors, or employees have an interest in or receive remuneration from any special purpose entities or qualified special purpose entities which the Company transacts business.
At September 30, 2020 and June 30, 2020, certain directors, executive officers, principal holders of the Company’s common stock, associates of such persons, and affiliated companies of such persons had deposits with the Bank in the aggregate amount of $2.8 million and $2.6 million, respectively.

F-45

Note 21 — Parent Company Financial Information
WILLIAM PENN BANCORP, INC.
CONDENSED STATEMENTS OF FINANCIAL CONDITION — PARENT COMPANY ONLY
(Dollars in thousands)
As of September 30, 2020 (unaudited), June 30, 2020 and 2019
	September 30,	June 30,	June 30,
	2020	2020	2019
	(unaudited)
ASSETS
Cash on deposit at the Bank	$694	$2,861	$1,440
Investment in the Bank	94,465	93,401	75,142
Other assets	347	103	48
TOTAL ASSETS	$95,506	$96,365	$76,630
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accrued and other liabilities	$—	$—	$—
TOTAL LIABILITIES	—	—	—
Commitments and contingencies	—	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued	—	—	—
Common Stock, $.10 par value, 49,000,000 shares authorized; 4,667,304 and 4,158,113 shares issued and 4,489,345 and 3,980,154 shares outstanding at both September 30, 2020 and June 30, 2020 and at June 30, 2019, respectively.	467	467	416
Additional paid-in capital	42,932	42,932	22,441
Treasury Stock, 177,959 shares at cost at September 30, 2020, June 30, 2020, and June 30, 2019, respectively.	(3,710)	(3,710)	(3,710)
Retained earnings	55,384	56,600	57,255
Accumulated other comprehensive income	433	76	228
TOTAL STOCKHOLDERS’ EQUITY	95,506	96,365	76,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$95,506	$96,365	$76,630
WILLIAM PENN BANCORP, INC.
CONDENSED STATEMENTS OF OPERATIONS — PARENT COMPANY ONLY
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three months ended September 30,		Year ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
INCOME
Interest on interest-bearing deposits with the Bank	$—	$5	$8	$14
Total Income	—	5	8	14
EXPENSES
Professional fees	44	15	50	—
Merger relates expenses	—	—	532	—
Other expenses	3	—	12	82
Total Expenses	47	15	594	82
Income before income tax benefit and equity in undistributed net income of affiliates	(47)	(10)	(586)	(68)
Income Tax Benefit	(10)	(2)	(51)	(14)
Equity in undistributed net income of the Bank	707	862	1,863	3,810
NET INCOME	$670	$854	$1,328	$3,756
Comprehensive income	$1,027	$664	$1,176	$3,765

F-46

WILLIAM PENN BANCORP, INC.
CONDENSED STATEMENTS OF CASH FLOW — PARENT COMPANY ONLY
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three months ended September 30,		Year ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net income	$670	$854	$1,328	$3,756
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Equity in undistributed net earnings of subsidiaries	(707)	(862)	(1,863)	(3,810)
Dividend from the Bank	—	1,000	4,000	2,000
Change in other assets	(244)	(9)	(61)	(8)
Net Cash Provided by (Used for) Operating Activities	(281)	983	3,404	1,938
Cash Flows from Financing Activities Cash dividends	(1,886)	(1,983)	(1,983)	(1,280)
Net Cash (Used) for Financing Activities	(1,886)	(1,983)	(1,983)	(1,280)
Net (Decrease) Increase in Cash and Cash Equivalents	(2,167)	(1,000)	1,421	658
Cash and Cash Equivalents – Beginning	2,861	1,440	1,440	782
Cash and Cash Equivalents – Ending	$694	$440	$2,861	$1,440
Supplementary Cash Flows Information
Income taxes paid	$—	$—	$—	$—
Note 22 — Subsequent Events
On August 24, 2020, the Company paid off $23.2 million of advances from the FHLB of Pittsburgh due to the current low interest rate environment and excess cash held on the Company’s Statement of Financial Condition. On September 16, 2020, the Board of Directors of William Penn Bancorp, the parent company for William Penn Bank (the “Bank”), together with the Board of Directors of William Penn, MHC (the “MHC”) and the Bank, unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company to the public and the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company in a transaction commonly referred to as a “second step” conversion. Management has reviewed events occurring through the date the financial statements were issued, and no additional subsequent events occurred requiring accrual or disclosure.

F-47

Annex A
Fidelity Savings and Loan Association of Bucks County

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Financial Condition
	March 31, 2020	June 30, 2019
	(unaudited)
Assets
Cash and due from banks	$1,084,862	$980,252
Interest bearing demand deposits	4,681,286	2,842,634
Federal funds sold	19,296,000	18,590,000
Cash and cash equivalents	25,062,148	22,412,886
Interest bearing time deposits	676,743	665,924
Investment securities available-for-sale, at fair value	470,757	577,904
Investment securities held-to-maturity (fair value March 31, 2020 $3,043; June 30, 2019 $8,782)	2,894	8,512
Loans receivable, net of allowance for loan losses of $431,534 at March 31, 2020 and $469,381 at June 30, 2019	57,492,060	62,041,187
Accrued interest receivable	178,288	205,469
Foreclosed real estate	100,100	191,100
Restricted stock, at cost	334,600	300,200
Premises and equipment, net	175,356	191,419
Prepaid expenses and other assets	211,262	199,775
Deferred income taxes, net	344,852	354,115
Total Assets	$85,049,060	$87,148,491
Liabilities and Equity
Liabilities
Deposits	$64,937,797	$68,060,437
Advances from Federal Home Loan Bank of Pittsburgh	5,270,593	4,408,422
Advances from borrowers for taxes and insurance	411,146	404,175
Accrued interest payable	22,888	18,887
Other liabilities	1,512,895	1,557,399
Total Liabilities	72,155,319	74,449,320
Equity
Surplus	951,782	951,782
Retained earnings	12,955,589	12,586,445
Accumulated other comprehensive loss	(1,013,630)	(839,056)
Total Equity	12,893,741	12,699,171
Total Liabilities and Equity	$85,049,060	$87,148,491
See accompanying notes to the financial statements.
A-1

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Income
9 Months Ended March 31,	2020	2019
	(unaudited)
Interest Income
Loans receivable, including fees:
First mortgage loans	$1,700,192	$1,686,200
Consumer and other loans	517,525	517,782
Mortgage-backed securities	14,126	18,971
Other	303,309	392,252
Total Interest Income	2,535,152	2,615,205
Interest Expense
Deposits	458,491	433,893
Federal Home Loan Bank advances	106,934	73,400
Total Interest Expense	565,425	507,293
Net interest income	1,969,727	2,107,912
Provision (Credit) for Loan Losses	(49,308)	2,686
Net interest income after provision (credit) for loan losses	2,019,035	2,105,226
Non-Interest Income
Service charges and fees	115,189	122,242
Net loss on foreclosed real estate	(2,701)	(11,470)
Other	203	916
Total Non-Interest Income	112,691	111,688
Non-Interest Expenses
Compensation and employee benefits	784,881	1,152,696
Occupancy and equipment	136,426	150,944
Foreclosed real estate expenses	14,903	4,209
Federal deposit insurance premiums	(30)	18,116
Data processing	123,221	122,882
Other	547,265	437,193
Total Non-Interest Expenses	1,606,666	1,886,040
Income before income taxes	525,060	330,874
Income Tax Expense	155,916	122,952
Net Income	$369,144	$207,922
See accompanying notes to the financial statements.
A-2

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Comprehensive Income
9 Months Ended March 31,	2020	2019
	(unaudited)
Comprehensive Income
Net income	$369,144	$207,922
Other Comprehensive Loss
Unrealized gain (loss) on securities available-for-sale, net of taxes of $518 and $(384), respectively	1,947	(1,443)
Unfunded post-retirement obligations:
Increase in minimum pension liability, net of taxes of $(55,146) and $(33,076), respectively	(207,454)	(124,427)
Reclassification adjustment for amortized prior service cost and actuarial losses for unfunded pension liability, net of taxes of $8,223 and $7,448, respectively(1)	30,933	28,017
Other comprehensive loss on unfunded post-retirement obligations	(176,521)	(96,410)
Total Other Comprehensive Loss	(174,574)	(97,853)
Comprehensive Income	$194,570	$110,069

(1)
Amounts are included in “Compensation and employee benefits” within the Consolidated Statements of Income.

See accompanying notes to the financial statements.
A-3

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Equity
	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2018	$951,782	$12,282,043	$(709,717)	$12,524,108
Net income	—	207,922	—	207,922
Other comprehensive loss	—	—	(97,853)	(97,853)
Balance, March 31, 2019 (unaudited)	$951,782	$12,489,965	$(807,570)	$12,634,177

	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2019	$951,782	$12,586,445	$(839,056)	$12,699,171
Net income	—	369,144	—	369,144
Other comprehensive loss	—	—	(174,574)	(174,574)
Balance, March 31, 2020 (unaudited)	$951,782	$12,955,589	$(1,013,630)	$12,893,741
See accompanying notes to the financial statements.
A-4

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Cash Flows
9 Months Ended March 31,	2020	2019
	(unaudited)
Cash Flows from Operating Activities
Net income	$369,144	$207,922
Adjustments to reconcile change in net income to net cash provided by operating activities:
Provision for depreciation	29,734	33,552
(Credit) provision for loan losses	(49,308)	2,686
Net amortization of securities premiums and discounts	544	802
Deferred income taxes	55,668	(9,098)
Net loss on foreclosed real estate	2,701	11,470
Decrease (increase) in assets:
Accrued interest receivable	27,181	(9,077)
Prepaid expenses and other assets	(11,487)	3,655
Increase (decrease) in liabilities:
Accrued interest payable	4,001	7,104
Other liabilities	(267,948)	53,145
Net Cash Provided by Operating Activities	160,230	302,162
Cash Flows from Investing Activities
Net purchases of interest-bearing time deposits	(10,819)	(1,592)
Net decrease (increase) in loans receivable	4,598,435	(1,577,027)
Investment securities available-for-sale:
Proceeds from maturities, calls and principal repayments	190,073	156,538
Investment securities held-to-maturity:
Proceeds from maturities, calls and principal repayments	5,613	16,736
Proceeds from sale of premises and equipment	—	850
Purchase of premises and equipment	(13,671)	(18,993)
Proceeds from sale of foreclosed real estate	88,299	31,909
Net increase in restricted stock	(34,400)	(66,000)
Net Cash Provided by (Used in) Investing Activities	4,742,530	(1,457,579)
Cash Flows from Financing Activities
Net decrease in deposits	(3,122,640)	(827,155)
Proceeds from long-term debt	1,000,000	1,770,000
Repayment of long-term debt	(137,829)	(121,086)
Net increase in advances from borrowers for taxes and insurance	6,971	5,613
Net Cash Provided by (Used in) Financing Activities	(2,253,498)	827,372
Net increase (decrease) in cash and cash equivalents	2,649,262	(328,045)
Cash and Cash Equivalents, Beginning	22,412,886	23,932,579
Cash and Cash Equivalents, Ending	$25,062,148	$23,604,534
Supplementary Cash Flows Information
Interest paid	$561,424	$500,189
Income taxes paid	$52,000	$115,000
See accompanying notes to the financial statements.
A-5

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
1.   Organization and Nature of Operations
Fidelity Savings and Loan Association of Bucks County (the “Association”) is a Pennsylvania chartered mutual savings and loan association. Although the Association offers numerous financial services, its lending activity has concentrated primarily on residential first mortgage loans, including owner occupied, non-owner occupied and construction loans, along with equity loans primarily secured by real estate located in Lower Bucks County. The Association also lends in Northeast Philadelphia and Central Bucks County.
The Association competes with other banking and financial institutions in its primary market areas. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time certificates of deposit and all types of loans. Such institutions, as well as consumer financial and insurance companies, may be considered competitors of the Association with respect to one or more of the services it renders.
The Association is subject to regulations of certain state and federal agencies and, accordingly, the Association is periodically examined by such regulatory authorities. As a consequence of the regulation of banking activities, the Association’s business is particularly susceptible to future state and federal legislation and regulations.
2.   Summary of Significant Accounting Policies
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the determination of other-than-temporary impairment of investment securities, the valuation of deferred tax assets and the valuation of defined benefit obligations.
Significant Group Concentrations of Credit Risk
The Association is principally engaged in originating one-to-four family residential real estate loans concentrated in Bucks County, Pennsylvania and the surrounding counties. The performance of the Association’s loan portfolio is affected by economic conditions in the borrowers’ geographic region. The Association offers both fixed and adjustable rates of interest on these loans which have amortization terms ranging to 30 years. The loans are generally originated on the basis of an 80% loan-to-value ratio, which has historically provided the Association with more than adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that residential real estate values in its primary lending area will deteriorate, thereby potentially impairing collateral values in its primary lending area. The Association does not have any significant concentrations to any one industry or customer. Note 3 discusses the types of securities in which the Association invests. Note 4 discusses the types of lending in which the Association engages.
Presentation of Cash Flows
For purposes of reporting cash flows, the Association considers cash on hand, amounts due from banks, interest bearing demand deposits and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one-day periods.
The Association maintains cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available. Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.
Interest Bearing Time Deposits
Interest bearing time deposits are certificates of deposits with other financial institutions and have greater than 90 day original maturities.
Investment Securities
Securities classified as available-for-sale are those securities that the Association intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Association’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as held-to-maturity are those debt securities the Association has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are

A-6

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities.
Securities are evaluated on at least a quarterly basis, and more frequently when market conditions warrant such an evaluation, to determine whether a decline in their value is other-than-temporary (“OTTI”). To determine whether a loss is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.
Declines in the fair value of securities below their cost that are deemed to be OTTI are reflected in earnings as realized losses.
For debt securities, in instances when a determination is made that OTTI exists but the investor does not intend to sell the debt security and it is not more-likely-than-not that it will be required to sell the debt security prior to its anticipated recovery, the OTTI is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss), and (b) the amount of the total OTTI related to all other factors. The amount of the total OTTI related to the credit loss is recognized in operations. The amount of the total OTTI related to all other factors is recognized in other comprehensive income.
Restricted Stock
Restricted stock, which represents a required investment in the capital stock of correspondent banks related to available credit facilities, was carried at cost as of March 31, 2020 and June 30, 2019. Restricted stock held as of March 31, 2020 and June 30, 2019 consisted of investments in the capital stock of the Federal Home Loan Bank (“FHLB”) of Pittsburgh and Atlantic Community Bankers Bank (“ACBB”).
At March 31, 2020 and June 30, 2019, the investment in FHLB stock totaled $254,600 and $220,200 respectively. At March 31, 2020, ACBB stock totaled $80,000, unchanged from June 30, 2019.
Management evaluates the restricted stock for impairment in accordance with ASC Topic 320, Investment — Debt and Equity Securities. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB and ACBB as compared to the capital stock amounts for the FHLB and ACBB and the length of time this situation has persisted, (2) commitments by the FHLB and ACBB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB and ACBB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB and (4) the liquidity position of the FHLB and ACBB.
Management believes no impairment charge is necessary related to the restricted stock as of March 31, 2020 and June 30, 2019.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Association is amortizing these amounts over the contractual life of the loan.
The loans receivable portfolio is segmented into first mortgage loans and consumer loans and other loans. First mortgage loans consist of the following classes: loans secured by one-to-four family residences, both owner occupied and non-owner occupied and loans secured by other properties. Consumer and other loans consist of the following classes: home equity and second mortgage, and savings account and other.
Management establishes reserves against interest accruals on loans when principal and interest become 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. Additionally, uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

A-7

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Allowance for Loan Losses
The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.
The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Association’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these classes of loans, adjusted for qualitative factors. These qualitative risk factors include:
1.
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.
National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.

3.
Nature and volume of the portfolio and terms of loans.

4.
Volume and severity of past due, classified and nonaccrual loans as well as and other loan modifications.

5.
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.
Effect of external factors, such as competition and legal and regulatory requirements.

7.
Changes in the value of underlying collateral for collateral-dependent loans.

8.
Changes in the quality of the Association’s loan review function.

9.
Changes in the experience, ability and depth of lending management and other relevant staff.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.
A majority of the Association’s loans receivable are residential real estate loans. One-to-four family residential mortgages and home equity loans are secured by the borrower’s residential real estate in either a first or second lien position. Residential mortgages and home equity loans have varying loan rates depending on the financial condition of the borrower and the loan to value ratio. Residential mortgages have amortizations up to 30 years and home equity loans have maturities up to 15 years. The Association also originates and participates in non-owner occupied one-to-four family mortgages comprised of investment and rental properties. The repayment of such loans is dependent upon the resale of or lease of the subject property.
The Association’s credit policies determine advance rates against the real estate collateral that can be pledged against mortgage loans.
First mortgage loans on other properties are primarily commercial real estate loans that include long-term loans financing multi-family residential loans and commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Such real estate loans typically require a loan to value ratio of not greater than 80% and vary in terms.
Consumer and other loans include savings account loans, car loans, and other consumer loans.
A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case

A-8

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.
An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Association’s impaired loans are measured based on the estimated fair value of the loan’s collateral.
For loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.
Loans whose terms are modified are classified as troubled debt restructurings if the Association grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.
The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.
In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Association’s allowance for loan losses and may require the Association to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.
Premises and Equipment
Land, building and furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expenses as incurred.
Income Taxes
The Association accounts for income taxes in accordance with the income tax accounting guidance set forth in U.S. GAAP.
The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of expenses over revenues. The Association determines deferred income taxes using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
The Association accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

A-9

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The Association had no material uncertain tax positions or accrued interest and penalties as of March 31, 2020 and June 30, 2019. No interest or penalties were paid during 2020 or 2019. The Association’s policy is to account for interest as a component of interest expense and penalties as a component of other expense.
Transfers of Financial Assets
Transfers of financial assets, including loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Association, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Association does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Income
Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available-for-sale, are reported as a separate component of the equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.
The components of other comprehensive loss are reported in the consolidated statements of comprehensive income. For the nine-month periods ended March 31, 2020 and 2019, the components of other comprehensive loss were unrealized holding gains and losses arising on available-for-sale investment securities and increases in the minimum pension liability during the periods.
Retirement Benefit Plans
The Association has a non-contributory defined benefit pension plan, which covers substantially all full-time employees. The Association’s general funding policy is to contribute maximum amounts deductible for federal income tax purposes plus additional amounts, if any, as the Association’s actuarial consultants advise to be appropriate. Contributions are intended to provide benefits attributed to service to date and for those expected to be earned in the future.
As of January 1, 2019, the Association also offers a 401(k) plan that allows for matching of employee contributions. 401(k) plan expenses consist of these matching contributions as well as any startup and administration fees not paid out of plan assets.
Advertising Costs
The Association expenses advertising costs as incurred. Advertising expense was $37,115 and $38,793 for the nine-month periods ended March 31, 2020 and 2019, respectively.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Association has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated statements of financial condition when they are funded.
Principles of Consolidation
The consolidated financial statements include the accounts of the Subsidiary and the Association. The accounts of the Association include its wholly-owned subsidiary, Fidelity Asset Recovery Specialists, LLC. All material intercompany transactions and balances have been eliminated.
Subsequent Events
Effective May 1, 2020, the merger of the Association with and into William Penn Bancorp, Inc. was completed pursuant to the terms previously announced in the Agreement and Plan of Merger (Agreement), dated as of December 5, 2019. Under the terms of the merger agreement, depositors of the Bank became depositors of William Penn Bank and have the same rights and privileges in William Penn, MHC, the mutual holding company parent of William Penn Bancorp, Inc., as if their accounts had been established at William Penn Bank on the date established at the Bank. As part of the transaction, William Penn Bancorp, Inc. issued additional shares of its common stock to William Penn, MHC in an amount equal to the fair value of Washington Savings Bank, as determined by an independent appraiser.
Management has reviewed events occurring through October 9, 2020, the date the financial statements were issued. All events subsequent to the date of the financial statements, and for which U.S. GAAP requires adjustment or disclosure, have been adjusted or disclosed, including that the 2019 novel coronavirus (or COVID-19) has adversely affected, and may continue to adversely affect, economic activity globally, nationally, and locally. Following the COVID-19 outbreak in December 2019 and January 2020, market interest rates have declined significantly. Such events also may adversely affect business and consumer confidence, generally, and the Association and its customers, and their respective suppliers, vendors, and processors may be adversely affected. The ultimate impact of these reductions

A-10

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
in interest rates and other effects of the COVID-19 outbreak cannot be determined at this time; however, they may adversely affect the Association’s financial condition and results of operations.
3.   Investment Securities
The amortized cost and fair value of the Association’s investment securities available-for-sale and held-to-maturity as of March 31, 2020 and June 30, 2019 are as follows:
March 31, 2020	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$452,176	$18,581	$—	$470,757
	$452,176	$18,581	$—	$470,757
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$2,894	$149	$—	$3,043
	$2,894	$149	$—	$3,043

June 30, 2019	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$561,788	$16,116	$—	$577,904
	$561,788	$16,116	$—	$577,904
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$8,512	$270	$—	$8,782
	$8,512	$270	$—	$8,782
The Association assesses whether OTTI is present when the fair value of a security is less than its amortized cost. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, near-term prospects of the issuer, and whether the Association has intent to sell or would be required to sell before its anticipated recovery.
As of March 31, 2020 and June 30,2019, there were no investment securities which were in unrealized loss positions.
There were no sales of investment securities during the nine-month periods ended March 31, 2020 and 2019.
The amortized cost and fair value of investment securities at March 31, 2020 and June 30, 2019, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
March 31, 2020	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	452,176	470,757	2,894	3,043
	$452,176	$470,757	$2,894	$3,043

A-11

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
June 30, 2019	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	561,788	577,904	8,512	8,782
	$561,788	$577,904	$8,512	$8,782
4.   Loans Receivable
The composition of net loans receivable at March 31, 2020 and June 30, 2019 is as follows:
	2020	2019
First mortgage loans:
One-to-four family residences – owner occupied	$23,232,841	$22,754,109
One-to-four family residences – non-owner occupied	15,447,295	18,621,665
Secured by other properties	3,244,175	3,611,107
	41,924,311	44,986,881
Consumer and other loans:
Home equity and second mortgage	16,004,808	17,519,066
Savings account loans and other	142,948	179,626
	16,147,756	17,698,692
Total Loans Receivable	58,072,067	62,685,573
Unearned loan origination fees, net	(148,473)	(175,005)
Allowance for loan losses	(431,534)	(469,381)
Loans Receivable, Net	$57,492,060	$62,041,187
The following tables summarize the activity in the allowance for loan losses by loan class for the nine-month periods ended March 31, 2020 and 2019 and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of March 31, 2020 and June 30, 2019:
March 31, 2020	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$88,324	$—	$—	$1,167	$89,491	$—	$89,491
Non-owner occupied	223,609	—	12,957	(40,198)	196,368	55,843	140,525
Secured by other properties	84,138	—	—	(3,466)	80,672	49,919	30,753
Home equity and second mortgage	67,696	—	—	(8,200)	59,496	—	59,496
Savings account loans and other	5,614	(1,937)	441	1,389	5,507	—	5,507
	$469,381	$(1,937)	$13,398	$(49,308)	$431,534	$105,762	$325,772
The above table reflects a large negative credit provision due mainly to a 17% runoff in the one-to-four family residences — non-owner occupied portfolio. Nearly all the loans comprising this portfolio are for commercial investor rental and construction, which are reserved at a higher average rate than standard consumer one-to-four family residence — owner occupied loans, those average rates being specifically 1.3% and 0.4%, respectively. Hence the reduction in the balance of the former portfolio has a greater impact upon the

A-12

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
provision than balance changes in the latter. There were no changes in the reserve rates during the nine-month period ended March 31, 2020 for any portfolio segment and therefore were not a contributing factor in the recognition of a credit provision for that period.
March 31, 2019	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$108,190	$—	$—	$(2,362)	$105,828	$—	$105,828
Non-owner occupied	200,983	—	—	14,325	215,308	44,382	170,926
Secured by other properties	90,936	—	—	(8,575)	82,361	49,919	32,442
Home equity and second mortgage	78,499	—	—	(953)	77,546	—	77,546
Savings account loans and other	8,573	(1,477)	342	251	7,689	—	7,689
	$487,181	$(1,477)	$342	$2,686	$488,732	$94,301	$394,431

March 31, 2020	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$23,232,841	$273,158	$22,959,683
Non-owner occupied	15,447,295	513,746	14,933,549
Secured by other properties	3,244,175	308,400	2,935,775
Home equity and second mortgage	16,004,808	57,650	15,947,158
Savings account loans and other	142,948	—	142,948
	$58,072,067	$1,152,954	$56,919,113

June 30, 2019	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$22,754,109	$281,984	$22,472,125
Non-owner occupied	18,621,665	545,734	18,075,931
Secured by other properties	3,611,107	326,059	3,285,048
Home equity and second mortgage	17,519,066	71,879	17,447,187
Savings account loans and other	179,626	—	179,626
	$62,685,573	$1,225,656	$61,459,917

A-13

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The following tables summarize information in regard to impaired loans by loan portfolio class as of March 31, 2020 and June 30, 2019, and for the years then ended:
March 31, 2020	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$273,158	$273,158	$—	$277,571	$6
Non-owner occupied	87,756	87,756	—	103,750	3,220
Secured by other properties	134,820	134,820	—	142,219	12,079
Home equity and second mortgage	57,650	57,650	—	64,764	569
Savings account loans and other	—	12,575	—	—	—
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	425,990	425,990	55,843	425,990	—
Secured by other properties	173,580	173,580	49,919	175,011	7,495
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$273,158	$273,158	$—	$277,571	$6
Non-owner occupied	513,746	513,746	55,843	529,740	3,220
Secured by other properties	308,400	308,400	49,919	317,230	19,574
Home equity and second mortgage	57,650	57,650	—	64,764	569
Savings account loans and other	—	12,575	—	—	—

June 30, 2019	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	119,744	151,701	—	121,019	4,755
Secured by other properties	149,618	149,618	—	156,436	13,180
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	425,990	425,990	55,843	427,181	3,061
Secured by other properties	176,441	176,441	49,919	178,378	9,753
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	545,734	577,691	55,843	548,200	7,816
Secured by other properties	326,059	326,059	49,919	334,814	22,933
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—

A-14

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Association’s internal risk rating system as of March 31, 2020 and June 30, 2019:
March 31, 2020	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$22,959,683	$—	$273,158	$—	$—	$23,232,841
Non-owner occupied	13,713,466	1,220,083	513,746	—	—	15,447,295
Secured by other properties	2,671,514	437,841	134,820	—	—	3,244,175
Home equity and second mortgage	15,947,158	—	57,650	—	—	16,004,808
Savings account loans and other	139,246	—	3,702	—	—	142,948
	$55,431,067	$1,657,924	$983,076	$—	$—	$58,072,067

June 30, 2019	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$22,472,125	$—	$281,984	$—	$—	$22,754,109
Non-owner occupied	16,706,762	1,401,017	513,886	—	—	18,621,665
Secured by other properties	3,003,645	457,844	149,618	—	—	3,611,107
Home equity and second mortgage	17,447,187	—	71,879	—	—	17,519,066
Savings account loans and other	174,814	—	4,812	—	—	179,626
	$59,804,533	$1,858,861	$1,022,179	$—	$—	$62,685,573
The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of March 31, 2020 and June 30, 2019:
March 31, 2020	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to-four family residences:
Owner occupied	$98,841	$—	$—	$98,841	$23,134,000	$23,232,841	$—
Non-owner occupied	—	—	513,746	513,746	14,933,549	15,447,295	—
Secured by other properties	—	—	—	—	3,244,175	3,244,175	—
Home equity and second mortgage	75,239	87	—	75,326	15,929,482	16,004,808	—
Savings account loans and other	—	—	—	—	142,948	142,948	—
	$174,080	$168,780	$513,746	$687,913	$57,384,154	$58,072,067	$—

June 30, 2019	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to-four family residences:
Owner occupied	$212,347	$—	$—	$212,347	$22,541,762	$22,754,109	$—
Non-owner occupied	134,350	—	513,886	648,236	17,973,429	18,621,665	—
Secured by other properties	—	149,618	—	149,618	3,461,489	3,611,107	—
Home equity and second mortgage	22,462	19,162	—	41,624	17,477,442	17,519,066	—
Savings account loans and other	—	—	—	—	179,626	179,626	—
	$369,159	$168,780	$513,886	$1,051,825	$61,633,748	$62,685,573	$—

A-15

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The following table presents nonaccrual loans by classes of the loan portfolio as of March 31,2020 and June 30, 2019:
	2020	2019
Secured by one-to-four family residences:
Owner occupied	$273,158	$281,984
Non-owner occupied	513,746	513,886
Secured by other properties	134,820	149,618
Home equity and second mortgage	57,650	71,879
Savings account loans and other	—	—
	$979,374	$1,017,367
If nonaccrual loans were performing under their original contractual rate, interest income on such loans would have increased approximately $24,025 and $22,974 for the nine-month periods ended March 31, 2020 and 2019, respectively.
The Association may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (“TDR”). The Association may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
The Association identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.
No loans were modified as part of a TDR during the nine-month periods ended March 31, 2020 and 2019, and the year ended June 30, 2019. Additionally, the Association had no troubled debt restructuring loans with a payment default, with the payment default occurring within twelve months of the restructure date, during the nine-month periods ended March 31, 2020 and 2019, and the year ended June 30, 2019.
The Association has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, their immediate families and affiliated companies (commonly referred to as related parties). Loans receivable with related parties totaled $783,938 and $810,752 at March 31, 2020 and June 30, 2019, respectively. Advances on related party loans were $0 and $41,688 in 2020 and 2019, respectively. Payments on related party loans were $26,814 and $35,525 in 2020 and 2019, respectively.
As of March 31, 2020, the Association had initiated foreclosure proceedings on residential real estate securing outstanding loan balances of $513,746, all of which were deemed impaired loans. Residential real estate held in foreclosure was $0 and $91,000 at March 31, 2020 and June 30, 2019, respectively.
5.   Premises and Equipment
The components of premises and equipment at March 31, 2020 and June 30, 2019 are as follows:
	Estimated Useful Lives	2020	2019
Buildings and improvements	3 to 35 years	$968,615	$968,615
Furniture, fixtures and equipment	1 to 15 years	776,523	771,383
		1,745,138	1,739,998
Accumulated depreciation		(1,602,432)	(1,581,229)
		142,706	158,769
Land		32,650	32,650
		$175,356	$191,419
Depreciation expense was $29,734 and $33,552 for the nine-month periods ended March 31, 2020 and 2019, respectively. There were no losses due to disposal of equipment that was not fully depreciated for the nine-month periods ended March 31, 2020 and 2019.

A-16

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
6.   Deposits
Deposits at March 31, 2020 and June 30, 2019 consist of the following major classifications:
	2020			2019
	Weighted Average Rate at March 31, 2020	Amount	Percent	Weighted Average Rate at June 30, 2019	Amount	Percent
Core deposits:
Business checking		$378,482	0.58%		$437,231	0.64%
Non-interest checking		3,041,670	4.68		3,486,425	5.12
NOW		14,791,328	22.78		16,810,886	24.70
Money market		3,140,120	4.84		3,526,512	5.18
Savings		17,372,403	26.75		17,749,181	26.08
	0.40%	38,724,003	59.63	0.41%	42,010,235	61.72
Time deposits:
Certificates of deposit	1.69%	26,213,794	40.37	1.63%	26,050,202	38.28
	0.92%	$64,937,797	100.00%	0.88%	$68,060,437	100.00%
The aggregate amount of deposits with a balance in excess of $250,000 was $8,075,933 and $9,830,976 at March 31, 2020 and June 30, 2019, respectively. Of these amounts, certificates of deposit represent $1,635,927 and $1,121,914 at March 31, 2020 and June 30, 2019, respectively.
The scheduled maturities of certificates of deposit for fiscal years subsequent to March 31, 2020 are as follows:
Years ending June 30,
2020	$2,207,456
2021	9,253,409
2022	7,745,799
2023	2,961,297
2024	2,551,586
2025	1,179,402
Thereafter	314,845
$26,213,794
Deposits of related parties totaled $1,362,816 and $1,968,411 at March 31, 2020 and June 30, 2019, respectively.
Interest expense on deposits for the nine-month periods ended March 31, 2020 and 2019 is as follows:
	2020	2019
Money market accounts	$18,052	$20,213
NOW accounts	68,808	78,539
Savings accounts	39,085	40,272
Certificates of deposit	332,546	294,869
	$458,491	$433,893
7.   Other Expense
Other expenses for the nine-month periods ended March 31, 2020 and 2019 are as follows:
	2020	2019
Correspondent Bank charges	$13,583	$13,565
Professional fees	236,572	121,277
Advertising	37,115	38,793
Insurance/surety bond premiums	18,195	18,137
Supplies	20,507	20,570
Supervisory Exams	9,877	12,633
ATM costs	55,747	51,539

A-17

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
	2020	2019
VISA debit cards	23,060	24,007
Telephone, data line, and internet charges	75,828	64,889
Postage	12,654	12,295
Dues and subscriptions	12,574	11,114
DDA/NOW account costs	5,547	9,394
Loan processing costs	6,557	7,532
Telephone banking	7,041	7,377
Courier services	8,386	7,938
Meals and entertainment	3,665	9,206
Provision for other credit losses	(7,934)	(2,448)
Other	8,291	9,375
	$547,265	$437,193

8.   Income Taxes
Applicable income tax expense for the nine-month periods ended March 31, 2020 and 2019 in the consolidated statements of income are as follows:
	2020	2019
Current, federal	$56,591	$96,181
Deferred, federal	55,668	(9,098)
Total federal income tax expense	112,259	87,083
Current, state	43,657	35,869
Deferred, state	—	—
Total state income tax expense	43,657	35,869
Total Income Tax Expense	$155,916	$122,952
Prior to 1997, the Association had qualified under provisions of the Internal Revenue Code (the Code), which permitted it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. This provision was repealed for tax years beginning after December 31, 1995. The Code currently allows a bad debt deduction to be computed based on actual experience. Additionally, the new provision requires recapture of the difference between the old and new accounting methods. The recapture period is six years and began in the fiscal year ended June 30, 1999. There would be no recapture of the pre-1988 (base year) reserves. Retained earnings at March 31, 2020 and June 30, 2019, included net income of $2,479,256, representing such bad debt deductions for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then applicable rate.
Deferred tax assets and liabilities as of March 31, 2020 and June 30, 2019 consist of the following:
	2020	2019
Assets
Impairment of securities available-for-sale	$24,731	$24,731
Allowance for loan losses	90,622	98,570
Other comprehensive loss, pension	273,348	226,425
Executive retirement plan	2,284	2,520
Other	41,241	30,147
	432,226	382,393
Valuation allowance	(24,731)	(24,731)
Total assets, net	407,495	357,662
Liabilities
Basis of premises and equipment	—	(163)
Unrealized gains on securities available-for-sale	(3,902)	(3,384)
Other	(58,741)	—
Total liabilities	(62,643)	(3,547)
Net Deferred Tax Assets	$344,852	$354,115

A-18

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Association will realize the benefits of these deferred tax assets, net of the valuation allowance provided, at March 31, 2020.
The Association is subject to federal income tax and state income tax in Pennsylvania. The Association is no longer subject to examination by federal authorities for years before 2015 and is no longer subject to examination by Pennsylvania taxing authorities for years before 2015.
9.   Pension Plan
The Association has a non-contributory defined benefit pension plan covering substantially all of its employees with 1,000 hours of service during the plan year. The benefits are based on each employee’s years of service and the average of the highest five annual salaries of the ten years prior to retirement. An employee becomes fully vested upon completion of six years of qualifying service.
The following table sets forth the plan’s funded status and amounts recognized in the Association’s consolidated statements of financial condition at March 31, 2020 and June 30, 2019, using a June 30 measurement date:
	2020	2019
Changes in benefit obligation:
Beginning of year	$2,623,485	$2,493,426
Service cost	111,274	106,724
Interest cost	67,946	104,606
Assumption changes	216,456	243,899
Actual loss	26,445	42,336
Curtailments/Settlements	(353,416)	(300,539)
Benefits paid	(55,441)	(66,967)
End of year	2,636,749	2,623,485
Changes in fair value of plan assets:
Beginning of year	1,379,626	1,613,931
Actual return on plan assets	24,980	33,201
Employer contributions	100,000	100,000
Settlements	—	(300,539)
Benefits paid	(55,441)	(66,967)
End of year	1,449,165	1,379,626
Unfunded Status at End of Year	$(1,187,584)	$(1,243,859)
Amounts recognized in the statements of financial condition consist of:
Other liabilities	$(1,187,584)	$(1,243,859)
Accumulated other comprehensive loss (pre-tax basis)	1,301,657	1,078,213
Net Amount Recognized	$114,073	$(165,646)
Amounts recognized in accumulated other comprehensive loss consists of:
Unrecognized actuarial loss	$1,301,657	$1,078,213
	$1,301,657	$1,078,213
The accumulated benefit obligation for the pension plan was $2,644,384 and $2,086,267 at March 31, 2020 and June 30, 2019, respectively.
The components of the net pension cost charged to expense for the nine-month periods ended March 31, 2020 and 2019 consisted of the following:
	2020	2019
Service cost, benefit earned during the period	$111,274	$80,043
Interest cost on projected benefit obligation	67,946	78,455
Expected return on plan assets	(44,679)	(52,152)
Recognized prior service credit	—	—

A-19

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
	2020	2019
Recognized net actuarial loss	39,156	35,465
CurtaiIment/Settlement (gain)/loss	(353,416)	111,962
Net Pension Costs	$(179,719)	$253,773

The fair value of the Association’s pension plan assets at March 31,2020 and June 30, 2019, by asset category are as follows:
March 31, 2020	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,449,165	$—	$1,449,165	$—
	$1,449,165	$—	$1,449,165	$—

June 30, 2019	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,379,626	$—	$1,379,626	$—
	$1,379,626	$—	$1,379,626	$—
The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 3.54% for 2020 and 3.54% for 2019. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 3.50% for 2020 and 3.50% for 2019. The expected long-term rate of return was 4.25% for 2020 and 4.25% for 2019. The mortality tables used in determining the actuarial present value of the projected benefit obligation were MP-2017 for 2020 and MP-2018 for 2019.
Benefits paid by the Plan were $55,441 and $66,967 and employer contributions to the Plan were $100,000 and $100,000 for the nine-month period ended March 31, 2020 and the year ended June 30, 2019, respectively.
The expected long-term rate of return on plan assets reflects long-term earnings expectations on existing plan assets and those contributions expected to be received during the current plan year. In estimating that rate, the appropriate consideration was given to historical returns earned by plan assets and the rate of return expected to be available for reinvestment.
The Association expects to contribute approximately $0 to its pension plan for the fiscal year ending June 30, 2021. The plan was frozen on April 30, 2020 and terminated on June 15, 2020.
The following benefit payments, which reflect expected future services, as appropriate, are expected to be paid in fiscal years subsequent to March 31, 2020:
Years ending June 30,
2020	$171,384
2021	2,473,000
Thereafter	—
$2,644,384
Beginning January 1, 2019, the Association also offers to its employees a 401(k) retirement benefit plan, administered by Paychex, Inc., that allows employee contributions of up to $19,000, with up to an additional $6,000 of “catch-up” contributions allowed for those employees over 50 years of age. Employees may choose to make contributions from either pre-tax or after-tax compensation. Employee contributions are matched by the Association at 100% for the first 1% of compensation contributed and at 50% for the second 1% of compensation contributed. 401(k) expenses were $12,217 and $3,684 for the nine-month periods ended March 31, 2020 and 2019, respectively.
10.   Advances from the Federal Home Loan Bank of Pittsburgh
The maximum borrowing capacity of the Association as calculated by the Federal Home Loan Bank of Pittsburgh was $37,648,000 at March 31, 2020. The Association has $5,270,593 of long-term FHLB advances at March 31, 2020 as detailed below. All advances are secured by FHLB stock and qualified mortgage loans.

A-20

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Long-term advances from the Federal Home Loan Bank include the following instruments at March 31, 2020 and June 30, 2019:
Due	Initial Conversion Date	Strike Rate	Current Interest Rate	2020	2019
April 2023	N/A	N/A	2.93103	$1,000,000	$1,000,000
January 2024	N/A	N/A	2.76062	1,000,000	1,000,000
July 2024	N/A	N/A	2.00071	1,000,000	—
January 2025	N/A	N/A	2.73683	778,628	815,873
October 2025	N/A	N/A	3.34297	712,628	743,339
October 2027	N/A	N/A	2.34936	779,406	849,210
				$5,270,593	$4,408,422
Maturities and principal repayment of long-term debt in fiscal years subsequent to March 31, 2020 are as follows:
Years ending June 30,
2020	$46,561
2021	189,386
2022	194,520
2023	1,199,797
2024	1,205,221
2025	1,705,598
Thereafter	729,510
$5,270,593
11.   Regulatory Matters
Information presented for March 31, 2020 and 2019, reflects the Basel III capital requirements that became effective January 1, 2015 for the Bank. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk- weightings and other factors.
Federal regulators require the Association maintain minimum ratios of core capital to adjusted average assets of 4.0%, common equity Tier 1 capital to risk-weighted assets of 4.5%, Tier 1 capital to risk-weighted assets of 6.0% and total risk-based capital to risk-weighted assets of 8.0%. At March 31, 2020, the Association met all the capital adequacy requirements to which they were subject. At March 31, 2020, the Association was “well capitalized” under the regulatory framework for prompt corrective action. To be “well capitalized,” the Association must maintain minimum leverage, common equity Tier 1 risk-based, Tier 1 risk-based and total risk-based capital ratios of at least 5.0%, 6.5%, 8.0% and 10.0%, respectively. Management believes that no conditions or events have occurred since March 31, 2020 that would materially adversely change the Association’s capital classifications. From time to time, the Association may need to raise additional capital to support the Association’s further growth and to maintain their “well capitalized” status.
The Association’s actual capital amounts and ratios as of March 31, 2020 and June 30, 2019 and the minimum amounts and ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:
March 31, 2020	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$14,338,905	33.9%	$4,438,643≥	≥10.500%	$4,227,279≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,907,371	32.9%	3,583,187≥	≥8.500%	3,381,823≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,907,371	32.9%	2,959,095≥	≥7.000%	2,747,731≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,907,371	15.8%	3,518,978≥	≥4.000%	4,398,722≥	≥5.0%

*
Includes capital conversion buffer of 2.500%

A-21

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
June 30, 2019	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$14,007,609	30.4%	$4,837,352≥	≥10.500%	$4,607,001≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,915,951≥	≥8.500%	3,685,601≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,224,901≥	≥7.000%	2,994,551≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,538,227	15.39%	3,539,672≥	≥4.000%	4,424,590≥	≥5.0%

*
Includes capital conversion buffer of 2.500%

12.   Financial Instruments with Off-Balance Sheet Risk
The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract amounts of those instruments reflect the extent of the Association’s involvement in particular classes of financial instruments.
The Association’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amounts of these instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Financial instruments, the contract amounts of which represent credit risk, include commitments to originate loans of $4,373,637 and $6,393,385 at March 31, 2020 and June 30, 2019, respectively, as follows:
	Fixed Rate		Variable Rate
	2020	2019	2020	2019
First or second mortgage loans	$806,000	$494,400	$—	$110,000
Unused lines of credit	558,571	899,813	1,781,087	1,753,230
Undisbursed amounts on construction loans	1,227,979	3,135,942	—	—
	$2,592,550	$4,530,155	$1,781,087	$1,863,230
Fees received in connection with first mortgage loan commitments have not been recognized in income.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer’s credit worthiness on a case-by-case basis. The amount of the collateral obtained, if it is deemed necessary by the Association upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held generally includes residential and some commercial property.
13.   Fair Value Measurements
Management uses its best judgment in estimating the fair value of the Association’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Association could have realized in sales transactions on the dates indicated. The estimated fair value amounts have been measured as of their respective period end and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period end.
The fair value measurement hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

A-22

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
There have been no changes in the methodologies used as of March 31, 2020 and June 30, 2019 and there were no transfers between levels during either period.
For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2020 and June 30, 2019 are as follows:
March 31, 2020	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$470,757	$—	$470,757
	$—	$470,757	$—	$470,757

June 30, 2019	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$577,904	$—	$577,904
	$—	$577,904	$—	$577,904
The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities, but rather by relying on the securities’ investment relationship to other benchmark quoted prices. Level 1 securities consists of the mutual fund category of securities available-for-sale.
For financial assets that were measured during the year at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2020 and June 30, 2019 are as follows:
March 31, 2020	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$493,808	$—	$—	$493,808
Foreclosed real estate	—	—	—	—
	$493,808	$—	$—	$493,808

June 30, 2019	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$496,669	$—	$—	$496,669
Foreclosed real estate	100,100	—	—	100,100
	$596,769	$—	$—	$596,769
Impaired loans carried at fair value are those in which the Association has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value at March 31, 2020 and June 30, 2019 consists of loan balances of $599,570 and $602,431 less a valuation allowance of $105,762 and $105,762, respectively.
Real estate properties acquired through, or in lieu of, foreclosure is to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

A-23

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Quantitative information about Level 3 Fair Value Measurements at March 31, 2020 and June 30, 2019 is included in the table below:
March 31, 2020	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$493,808	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$—	Appraisal of collateral	Costs to sell	9.0% (9.0)%

June 30, 2019	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$496,669	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$100,100	Appraisal of collateral	Costs to sell	9.0% (9.0)%

14.
Changes in Accumulated Other Comprehensive Loss by Component*

	Unrealized Gains (Losses) on Available-For-Sale Securities	Unfunded Post Retirement Obligations	Total
Balance, July 1, 2018	$13,048	(722,765)	(709,717)
Unrealized losses on available for sale securities	(1,443)	—	(1,443)
Increase in minimum pension liability	—	(124,427)	(124,427)
Amounts reclassified from accumulated other comprehensive loss to net income	—	28,017	28,017
Net current-period other comprehensive loss	(1,443)	(96,410)	(97,853)
Balance, March 31, 2019	$11,605	$(819,175)	$(807,570)

	Unrealized Gains (Losses) on Available-For-Sale Securities	Unfunded Post Retirement Obligations	Total
Balance, July 1, 2019	$12,732	$(851,788)	$(839,056)
Unrealized gains on available for sale securities	1,947	—	1,947
Increase in minimum pension liability	—	(207,454)	(207,454)
Amounts reclassified from accumulated other comprehensive loss to net income	—	30,933	30,933
Net current-period other comprehensive income (loss)	1,947	(176,521)	(174,574)
Balance, March 31, 2020	$14,679	$(1,028,309)	$(1,013,630)

*
All amounts are net of tax. Amounts in parentheses indicate reductions to other comprehensive income

A-24

Fidelity Savings and Loan Association of Bucks County

A-25

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	Ten Penn Center 1801 Market Street, Suite 1700 Philadelphia, PA 19103
Independent Auditor’s Report
President and Board of Directors
Fidelity Savings and Loan Association of Bucks County
Bristol, Pennsylvania
We have audited the accompanying financial statements of Fidelity Savings and Loan Association of Bucks County and Subsidiary (the “Association”), which comprise the statements of financial condition as of June 30, 2019 and 2018, and the related statements of income, comprehensive income, equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Savings and Loan Association of Bucks County as of June 30, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Philadelphia, Pennsylvania
January 15, 2020
BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.
BDO is the brand name for the BDO network and for each of the BDO Member Firms.

A-26

Fidelity Savings and Loan Association of Bucks County
Statements of Financial Condition
June 30,	2019	2018
Assets
Cash and due from banks	$980,252	$627,334
Interest bearing demand deposits	2,842,634	2,495,245
Federal funds sold	18,590,000	20,810,000
Cash and cash equivalents	22,412,886	23,932,579
Interest bearing time deposits	665,924	943,368
Investment securities available-for-sale, at fair value	577,904	774,131
Investment securities held-to-maturity (fair value 2019 $8,782; 2018 $29,696)	8,512	29,283
Loans receivable, net of allowance for loan losses of $469,381 at June 30, 2019 and $487,181 at June 30, 2018	62,041,187	60,549,606
Accrued interest receivable	205,469	198,741
Foreclosed real estate	191,100	264,509
Restricted stock, at cost	300,200	238,200
Premises and equipment, net	191,419	217,259
Prepaid expenses and other assets	199,775	249,106
Deferred income taxes, net	354,115	304,052
Total Assets	$87,148,491	$87,700,834
Liabilities and Equity
Liabilities
Deposits	$68,060,437	$70,720,933
Advances from Federal Home Loan Bank of Pittsburgh	4,408,422	2,804,840
Advances from borrowers for taxes and insurance	404,175	392,878
Accrued interest payable	18,887	12,835
Other liabilities	1,557,399	1,245,240
Total Liabilities	74,449,320	75,176,726
Equity
Surplus	951,782	951,782
Retained earnings	12,586,445	12,282,043
Accumulated other comprehensive loss	(839,056)	(709,717)
Total Equity	12,699,171	12,524,108
Total Liabilities and Equity	$87,148,491	$87,700,834
See accompanying notes to financial statements.
A-27

Fidelity Savings and Loan Association of Bucks County
Statements of Income
Years Ended June 30,	2019	2018
Interest Income
Loans receivable, including fees:
First mortgage loans	$2,258,344	$2,338,288
Consumer and other loans	694,750	678,872
Investment securities	—	35,153
Mortgage-backed securities	24,733	33,122
Other	535,113	296,889
Total Interest Income	3,512,940	3,382,324
Interest Expense
Deposits	584,220	560,021
Federal Home Loan Bank advances	104,716	31,839
Total Interest Expense	688,936	591,860
Net interest income	2,824,004	2,790,464
Provision (Credit) for Loan Losses	(16,665)	(13,875)
Net interest income after provision (credit) for loan losses	2,840,669	2,804,339
Non-Interest Income
Service charges and fees	164,279	177,492
Net loss on sale of investment securities	—	(117,767)
Net gain (loss) on sale of foreclosed real estate	9,555	(36,351)
Other	953	2,718
Total Non-Interest Income	174,787	26,092
Non-Interest Expenses
Compensation and employee benefits	1,542,738	1,373,090
Occupancy and equipment	200,104	193,718
Foreclosed real estate expenses	58,886	52,286
Federal deposit insurance premiums	23,918	26,184
Data processing	163,728	164,262
Other	593,668	574,553
Total Non-Interest Expenses	2,583,042	2,384,093
Income before income taxes	432,414	446,338
Income Tax Expense	128,012	398,247
Net Income	$304,402	$48,091
See accompanying notes to financial statements.
A-28

Fidelity Savings and Loan Association of Bucks County
Statements of Comprehensive Income
Years Ended June 30,	2019	2018
Comprehensive Income
Net income	$304,402	$48,091
Other Comprehensive (Loss) Income
Unrealized loss on securities available-for-sale, net of taxes of $(84) and $(18,887), respectively	(316)	(49,323)
Reclassification adjustment for loss on sale of available- for-sale securities, net of taxes of $0 and $24,731, respectively	—	93,036
Net unrealized (losses) gains on securities available-for- sale	(316)	43,713
Unfunded post-retirement obligations:
Decrease (Increase) in minimum pension liability, net of taxes of $(44,227) and $15,333, respectively	(166,379)	35,694
Reclassification adjustment for amortized prior service cost and actuarial losses for unfunded pension liability, net of taxes of $9,930 and $14,906, respectively(1)	37,356	39,296
Other comprehensive income on unfunded post- retirement obligations	(129,023)	74,990
Total Other Comprehensive (Loss) Income	(129,339)	118,703
Comprehensive Income	$175,063	$166,794

(1)
Amounts are included in “Compensation and employee benefits” within the Statements of Income.

See accompanying notes to financial statements.
A-29

Fidelity Savings and Loan Association of Bucks County
Statements of Equity
	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2017	$951,782	$12,100,619	$(695,087)	$12,357,314
Net income	—	48,091	—	48,091
Other comprehensive income	—	—	118,703	118,703
Reclassification of other comprehensive income to retained earnings of ‘stranded tax effects’ in accordance with ASU 2018-02	—	133,333	(133,333)	—
Balance, June 30, 2018	951,782	12,282,043	(709,717)	12,524,108
Net income	—	304,402	—	304,402
Other comprehensive loss	—	—	(129,339)	(129,339)
Balance, June 30, 2019	$951,782	$12,586,445	$(839,056)	$12,699,171
See accompanying notes to financial statements.
A-30

Fidelity Savings and Loan Association of Bucks County
Statements of Cash Flows
Years Ended June 30,	2019	2018
Cash Flows from Operating Activities
Net income	$304,402	$48,091
Adjustments to reconcile change in net income to net cash provided by operating activities:
Provision for depreciation	44,209	48,337
(Credit) Provision for loan losses	(16,665)	(13,875)
Write-down of foreclosed real estate	51,055	—
Net amortization of securities premiums and discounts	(997)	(635)
Deferred income taxes	(15,681)	259,811
Net (gain) loss on sale of foreclosed real estate	(9,555)	36,351
Net loss on sale of investment securities	—	117,767
Decrease in assets:
Accrued interest receivable	(6,728)	623
Prepaid expenses and other assets	49,331	53,818
Net loss on disposal of premises and equipment	88	49
Increase (decrease) in liabilities:
Accrued interest payable	6,052	4,336
Other liabilities	148,838	88,840
Net Cash Provided by Operating Activities	554,349	643,513
Cash Flows from Investing Activities
Net redemptions/(purchases) of interest-bearing time deposits	277,444	(2,995)
Investment securities available-for-sale:
Proceeds from maturities, calls and principal repayments	196,743	2,369,645
Proceeds from sales	—	1,882,233
Investment securities held-to-maturity:
Proceeds from maturities, calls and principal repayments	20,852	1,036,608
Net decrease (increase) in loans receivable	(1,474,916)	751,400
Purchase of premises and equipment	(18,457)	(18,417)
Proceeds from sale of foreclosed real estate	31,909	155,694
Net increase in restricted stock	(62,000)	(114,500)
Net Cash (Used In) Provided by Investing Activities	(1,028,425)	6,059,668
Cash Flows from Financing Activities
Net decrease in deposits	(2,660,496)	(5,687,378)
Proceeds from long-term debt	1,770,000	2,884,300
Repayment of long-term debt	(166,418)	(79,460)
Net increase (decrease) in advances from borrowers for taxes and insurance	11,297	(1,826)
Net Cash Used in Financing Activities	(1,045,617)	(2,884,364)
Net increase (decrease) in cash and cash equivalents	(1,519,693)	3,818,817
Cash and Cash Equivalents, Beginning	23,932,579	20,113,762
Cash and Cash Equivalents, Ending	$22,412,886	$23,932,579
Supplementary Cash Flows Information
Interest paid	$682,884	$587,524
Income taxes paid	$135,000	$156,500
Supplementary Schedule of Non-Cash Investing and Financing Activities
Foreclosed real estate acquired in settlement of loans receivable	$—	$305,399
See accompanying notes to financial statements.
A-31

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
1.   Organization and Nature of Operations
Fidelity Savings and Loan Association of Bucks County (the “Association”) is a Pennsylvania chartered mutual savings and loan association. Although the Association offers numerous financial services, its lending activity has concentrated primarily on residential first mortgage loans, including owner occupied, non-owner occupied and construction loans, along with equity loans primarily secured by real estate located in Lower Bucks County. The Association also lends in Northeast Philadelphia and Central Bucks County.
The Association competes with other banking and financial institutions in its primary market areas. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time certificates of deposit and all types of loans. Such institutions, as well as consumer financial and insurance companies, may be considered competitors of the Association with respect to one or more of the services it renders.
The Association is subject to regulations of certain state and federal agencies and, accordingly, the Association is periodically examined by such regulatory authorities. As a consequence of the regulation of banking activities, the Association’s business is particularly susceptible to future state and federal legislation and regulations.
2.   Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the determination of other-than-temporary impairment of investment securities, the valuation of deferred tax assets and the valuation of defined benefit obligations.
Significant Group Concentrations of Credit Risk
The Association is principally engaged in originating one-to-four family residential real estate loans concentrated in Bucks County, Pennsylvania and the surrounding counties. The performance of the Association’s loan portfolio is affected by economic conditions in the borrowers’ geographic region. The Association offers both fixed and adjustable rates of interest on these loans which have amortization terms ranging to 30 years. The loans are generally originated on the basis of an 80% loan-to-value ratio, which has historically provided the Association with more than adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that residential real estate values in its primary lending area will deteriorate, thereby potentially impairing collateral values in its primary lending area. The Association does not have any significant concentrations to any one industry or customer. Note 3 discusses the types of securities in which the Association invests. Note 4 discusses the types of lending in which the Association engages.
Presentation of Cash Flows
For purposes of reporting cash flows, the Association considers cash on hand, amounts due from banks, interest bearing demand deposits and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one-day periods.
The Association maintains cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available. Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.
Interest Bearing Time Deposits
Interest bearing time deposits are certificates of deposits with other financial institutions and have greater than 90 day original maturities.
Investment Securities
Securities classified as available-for-sale are those securities that the Association intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Association’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as held-to-maturity are those debt securities the Association has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are

A-32

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities.
Securities are evaluated on at least a quarterly basis, and more frequently when market conditions warrant such an evaluation, to determine whether a decline in their value is other-than-temporary (“OTTI”). To determine whether a loss is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.
Declines in the fair value of securities below their cost that are deemed to be OTTI are reflected in earnings as realized losses.
For debt securities, in instances when a determination is made that OTTI exists but the investor does not intend to sell the debt security and it is not more-likely-than-not that it will be required to sell the debt security prior to its anticipated recovery, the OTTI is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss), and (b) the amount of the total OTTI related to all other factors. The amount of the total OTTI related to the credit loss is recognized in operations. The amount of the total OTTI related to all other factors is recognized in other comprehensive income.
Restricted Stock
Restricted stock, which represents a required investment in the capital stock of correspondent banks related to available credit facilities, was carried at cost as of June 30, 2019 and 2018. As of June 30, 2018, restricted stock consisted of investments in the capital stock of the Federal Home Loan Bank (“FHLB”) of Pittsburgh and Atlantic Community Bankers Bank (“ACBB”). Restricted stock held as of June 30, 2017 consisted solely of investments in the capital stock of the FHLB.
At June 30, 2019 and 2018, the investment in FHLB stock totaled $220,200 and $158,200 respectively. At June 30, 2019, ACBB stock totaled $80,000, unchanged from June 30, 2018.
Management evaluates the restricted stock for impairment in accordance with ASC Topic 320, Investment — Debt and Equity Securities. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB and ACBB as compared to the capital stock amounts for the FHLB and ACBB and the length of time this situation has persisted, (2) commitments by the FHLB and ACBB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB and ACBB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB and (4) the liquidity position of the FHLB and ACBB.
Management believes no impairment charge is necessary related to the restricted stock as of June 30, 2019 and 2018.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Association is amortizing these amounts over the contractual life of the loan.
The loans receivable portfolio is segmented into first mortgage loans and consumer loans and other loans. First mortgage loans consist of the following classes: loans secured by one-to-four family residences, both owner occupied and non-owner occupied and loans secured by other properties. Consumer and other loans consist of the following classes: home equity and second mortgage, and savings account and other.
Management establishes reserves against interest accruals on loans when principal and interest become 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. Additionally, uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

A-33

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
Allowance for Loan Losses
The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.
The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Association’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these classes of loans, adjusted for qualitative factors. These qualitative risk factors include:
1.
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.
National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.

3.
Nature and volume of the portfolio and terms of loans.

4.
Volume and severity of past due, classified and nonaccrual loans as well as and other loan modifications.

5.
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.
Effect of external factors, such as competition and legal and regulatory requirements.

7.
Changes in the value of underlying collateral for collateral-dependent loans.

8.
Changes in the quality of the Association’s loan review function.

9.
Changes in the experience, ability and depth of lending management and other relevant staff.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.
A majority of the Association’s loans receivable are residential real estate loans. One-to-four family residential mortgages and home equity loans are secured by the borrower’s residential real estate in either a first or second lien position. Residential mortgages and home equity loans have varying loan rates depending on the financial condition of the borrower and the loan to value ratio. Residential mortgages have amortizations up to 30 years and home equity loans have maturities up to 15 years. The Association also originates and participates in non-owner occupied one-to-four family mortgages comprised of investment and rental properties. The repayment of such loans is dependent upon the resale of or lease of the subject property.
The Association’s credit policies determine advance rates against the real estate collateral that can be pledged against mortgage loans.
First mortgage loans on other properties are primarily commercial real estate loans that include long-term loans financing multi-family residential loans and commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Such real estate loans typically require a loan to value ratio of not greater than 80% and vary in terms.
Consumer and other loans include savings account loans, car loans, and other consumer loans.
A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case

A-34

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.
An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Association’s impaired loans are measured based on the estimated fair value of the loan’s collateral.
For loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.
Loans whose terms are modified are classified as troubled debt restructurings if the Association grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.
The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.
In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Association’s allowance for loan losses and may require the Association to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.
Premises and Equipment
Land, building and furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expenses as incurred.
Income Taxes
The Association accounts for income taxes in accordance with the income tax accounting guidance set forth in U.S. GAAP.
The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of expenses over revenues. The Association determines deferred income taxes using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
The Association accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

A-35

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The Association had no material uncertain tax positions or accrued interest and penalties as of June 30, 2019 and 2018. No interest or penalties were paid during 2019 or 2018. The Association’s policy is to account for interest as a component of interest expense and penalties as a component of other expense.
On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Act”) was enacted into law. The Act contained several key tax provisions including the reduction in the corporate federal tax rate from 34% to 21% effective January 1, 2018. As a result, the Association was required to re-measure, through income tax expense, its deferred tax assets and liabilities using the enacted rate at which it expects them to be recovered or settled.
Transfers of Financial Assets
Transfers of financial assets, including loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Association, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Association does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Income
Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available-for-sale, are reported as a separate component of the equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.
The components of other comprehensive (loss) income are reported in the statements of comprehensive income. For the years ended June 30, 2019 and 2018, the components of other comprehensive (loss) income were unrealized holding losses arising on available-for-sale investment securities and decrease (increase) in the minimum pension liability during the years.
Retirement Benefit Plans
The Association has a non-contributory defined benefit pension plan, which covers substantially all full-time employees. The Association’s general funding policy is to contribute maximum amounts deductible for federal income tax purposes plus additional amounts, if any, as the Association’s actuarial consultants advise to be appropriate. Contributions are intended to provide benefits attributed to service to date and for those expected to be earned in the future.
As of January 1, 2019, the Association also offers a 401(k) plan that allows for matching of employee contributions. 401(k) plan expenses consist of these matching contributions as well as any startup and administration fees not paid out of plan assets.
Advertising Costs
The Association expenses advertising costs as incurred. Advertising expense was $53,178 and $49,085 for the years ended June 30, 2019 and 2018, respectively.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Association has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the statements of financial condition when they are funded.
Principles of Consolidation
The financial statements include the accounts of the Subsidiary and the Association. The accounts of the Association include its wholly-owned subsidiary, Fidelity Asset Recovery Specialists, LLC. All material intercompany transactions and balances have been eliminated.
Subsequent Events
The Association has evaluated events and transactions occurring subsequent to the balance sheet date of June 30, 2019 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through January 15, 2020, the date these financial statements were available to be issued.
On December 5, 2019 a Merger Agreement was entered into between William Penn MHC, a federally chartered mutual holding company (the “MHC”), William Penn Bancorp, Inc., a federally chartered subsidiary holding company (“Bancorp”), William Penn Bank, a Pennsylvania chartered stock savings bank (the “Bank”) (the MHC, Bancorp and Bank collectively referred to as “William Penn”) and Fidelity Savings and Loan Association of Bucks County (“Fidelity” or the “Association”), a Pennsylvania chartered mutual savings bank. MHC owns approximately 80% of the issued and outstanding shares of Bancorp common stock with Bancorp owning 100% of the outstanding capital stock of the Bank.

A-36

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The terms of the Merger Agreement state that Fidelity will merge with and into the Bank, with the Bank as the resulting institution. In the event Fidelity is required to convert from a Pennsylvania chartered mutual savings bank to a federally chartered savings association or make an election to be treated as a savings association (“Charter Conversion”) in order to consummate the transactions completed by the agreement, Fidelity will complete the Charter Conversion immediately prior to the Merger.
The merger shall not be effective until and unless the acquisition of Fidelity by the MHC and Bancorp is approved by the Federal Reserve Board and the merger is approved by the FDIC and the Pennsylvania Department of Banking and Securities and if applicable, the charter conversion is approved by the OCC or FDIC, as applicable.
As it pertains to The Fidelity Savings & Loan Association of Bucks County Pension Plan (the “Pension Plan”), Fidelity shall take all actions necessary to fully fund the Pension Plan prior to the merger date. Fidelity will fund the Pension Plan in such amounts and upon such terms provided by William Penn in its sole discretion and the Board of Fidelity shall within 60 days of execution of the agreement adopt resolutions and amendments to commence the formal termination of the Pension Plan. William Penn will be responsible for the distribution of Pension Plan assets. Refer to Note 9 for information regarding the Pension Plan as of June 30, 2019 and 2018.
Adoption of Recent Accounting Pronouncements
Issued in February 2018, ASU 2018-02 allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act (H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018) and will improve the usefulness of information reported to financial statement users. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period for public businesses for reporting periods for which financial statements have not yet been issued. The Company early adopted this ASU as of January 1, 2018 and elected to reclassify income tax effects related to net unrealized losses on available for sale investment securities and unrealized losses on pension liabilities. The reclassification of income tax effects associated with the net unrealized losses on available for sale investment securities and unrealized losses on pension liabilities totaled $133,333. The net effect of the reclassifications was a $133,333 increase to retained earnings and $133,333 decrease to accumulated other comprehensive loss.
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A-37

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
3.   Investment Securities
The amortized cost and fair value of the Association’s investment securities available-for-sale and held-to-maturity as of June 30, 2019 and 2018 are as follows:
June 30, 2019	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$561,788	$16,116	$—	$577,904
	$561,788	$16,116	$—	$577,904
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$8,512	$270	$—	$8,782
	$8,512	$270	$—	$8,782

June 30, 2018	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$757,615	$16,517	$(1)	$774,131
	$757,615	$16,517	$(1)	$774,131
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$29,283	$413	$—	$29,696
	$29,283	$413	$—	$29,696
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A-38

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The following table shows the Association’s securities’ gross unrealized losses and fair value of securities, aggregated by security type and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2019 and 2018:
June 30, 2019	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available-for-sale:
Mortgage-backed securities	$—	$—	$—	$—	$—	$—
Securities held-to- maturity:
Mortgage-backed securities	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—

June 30, 2018	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available-for-sale:
Mortgage-backed securities	$1,086	$(1)	$—	$—	$1,086	$(1)
Securities held-to-maturity:
Mortgage-backed securities	—	—	—	—	—	—
Total	$1,086	$(1)	$—	$—	$1,086	$(1)
The Association assesses whether OTTI is present when the fair value of a security is less than its amortized cost. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, near-term prospects of the issuer, and whether the Association has intent to sell or would be required to sell before its anticipated recovery.
As of June 30, 2019, there were no investment securities which were in unrealized loss positions.
As of June 30, 2018, management believed that the estimated fair value of the securities disclosed above is primarily dependent upon the movement in market interest rates particularly given the negligible inherent credit risk associated with these securities. These investment securities were comprised of securities that were rated investment grade by at least one bond credit rating service. Although, the fair value will fluctuate as the market interest rates move, management believes that these fair values will recover as the underlying portfolios mature and are reinvested in market rate yielding investments.
There was no sale of investment securities during 2019. During the year ended June 30, 2018, the Association sold its mutual fund investment. Gross proceeds were $1,882,233 and the gross loss realized on the sale was $117,767. As of June 30, 2017, the mutual fund was in unrealized loss position. Management had previously stated that it did not intend to sell its mutual fund prior to the recovery of its cost basis, nor would it be forced to sell this security prior to recovery of the cost basis. This statement was made over a period of several years where there was limited trading activity in the mutual fund and unrealized losses were not material. During 2018, management continued to analyze the credit quality of the issuer and noted that the underlying credit quality of the assets held by the fund had deteriorated. Management also noted that the continuation of significant principal withdrawals by investors that occurred over the preceding twelve-month period could lead to a potential future liquidity issue and result in credit deterioration. To limit the Association’s exposure to future losses, the Association decided to sell the investment at a net loss 2018 as a result of the potential of credit deterioration in the fund, which was not present as of June 30, 2017.
The amortized cost and fair value of investment securities at June 30, 2019 and 2018, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
June 30, 2019	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	561,788	577,904	8,512	8,782
	$561,788	$577,904	$8,512	$8,782

A-39

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2018	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	757,615	774,131	29,283	29,696
	$757,615	$774,131	$29,283	$29,696
4.   Loans Receivable
The composition of net loans receivable at June 30, 2019 and 2018 is as follows:
	2019	2018
First mortgage loans:
One-to-four family residences – owner occupied	$22,754,109	$21,205,105
One-to-four family residences – non-owner occupied	18,621,665	18,485,241
Secured by other properties	3,611,107	4,798,757
	44,986,881	44,489,103
Consumer and other loans:
Home equity and second mortgage	17,519,066	16,553,808
Savings account loans and other	179,626	134,938
	17,698,692	16,688,746
Total Loans Receivable	62,685,573	61,177,849
Unearned loan origination fees, net	(175,005)	(141,062)
Allowance for loan losses	(469,381)	(487,181)
Loans Receivable, Net	$62,041,187	$60,549,606
The following tables summarize the activity in the allowance for loan losses by loan class for the years ended June 30, 2019 and 2018 and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of June 30, 2019 and 2018:
June 30, 2019	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$108,190	$—	$—	$(19,866)	$88,324	$—	$88,324
Non-owner occupied	200,983	—	—	22,626	223,609	55,843	167,766
Secured by other properties	90,936	—	—	(6,798)	84,138	49,919	34,219
Home equity and second mortgage	78,499	—	—	(10,803)	67,696	—	67,696
Savings account loans and other	8,573	(1,477)	342	(1,824)	5,614	—	5,614
	$487,181	$(1,477)	$342	$(16,665)	$469,381	$105,762	$363,619

A-40

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2018	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to- four family residences:
Owner occupied	$93,365	$—	$—	$14,825	$108,190	$—	$108,190
Non-owner occupied	271,216	(59,833)	—	(10,400)	200,983	42,911	158,072
Secured by other properties	109,285	—	—	(18,349)	90,936	49,919	41,017
Home equity and second mortgage	83,581	—	—	(5,082)	78,499	—	78,499
Savings account loans and other	7,927	(4,625)	140	5,131	8,573	—	8,573
	$565,374	$(64,458)	$140	$(13,875)	$487,181	$92,830	$394,351

June 30, 2019	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$22,754,109	$281,984	$22,472,125
Non-owner occupied	18,621,665	545,734	18,075,931
Secured by other properties	3,611,107	326,059	3,285,048
Home equity and second mortgage	17,519,066	71,879	17,447,187
Savings account loans and other	179,626	—	179,626
	$62,685,573	$1,225,656	$61,459,917

June 30, 2018	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$21,205,105	$150,387	$21,054,718
Non-owner occupied	18,485,241	550,668	17,934,573
Secured by other properties	4,798,757	343,569	4,455,188
Home equity and second mortgage	16,553,808	55,931	16,497,877
Savings account loans and other	134,938	—	134,938
	$61,177,849	$1,100,555	$60,077,294
The following tables summarize information in regard to impaired loans by loan portfolio class as of June 30, 2019 and 2018, and for the years then ended:
June 30, 2019	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	119,744	151,701	—	121,019	4,755

A-41

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2019	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Secured by other properties	149,618	149,618	—	156,436	13,180
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	425,990	425,990	55,843	427,181	3,061
Secured by other properties	176,441	176,441	49,919	178,378	9,753
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	545,734	577,691	55,843	548,200	7,816
Secured by other properties	326,059	326,059	49,919	334,814	22,933
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—
June 30, 2018	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$150,387	$150,387	$—	$303,342	$3,526
Non-owner occupied	235,408	267,365	—	343,512	12,602
Secured by other properties	163,254	163,254	—	168,569	11,764
Home equity and second mortgage	55,931	55,931	—	127,257	5,191
Savings account loans and other	—	16,765	—	2,230	186
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	315,260	315,260	42,911	318,908	14,371
Secured by other properties	180,315	180,315	49,919	182,158	9,931
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$150,387	$150,387	$—	$303,342	$3,526
Non-owner occupied	550,668	582,625	42,911	662,420	26,973
Secured by other properties	343,569	343,569	49,919	350,727	21,695
Home equity and second mortgage	55,931	55,931	—	127,257	5,191
Savings account loans and other	—	16,765	—	2,230	186

A-42

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Association’s internal risk rating system as of June 30, 2019 and 2018:
June 30, 2019	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$22,472,125	$—	$281,984	$—	$—	$22,754,109
Non-owner occupied	16,706,762	1,401,017	513,886	—	—	18,621,665
Secured by other properties	3,003,645	457,844	149,618	—	—	3,611,107
Home equity and second mortgage	17,447,187	—	71,879	—	—	17,519,066
Savings account loans and other	174,814	—	4,812	—	—	179,626
	$59,804,533	$1,858,861	$1,022,179	$—	$—	$62,685,573

June 30, 2018	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$21,054,718	$—	$150,387	$—	$—	$21,205,105
Non-owner occupied	18,485,241	—	—	—	—	18,485,241
Secured by other properties	4,635,503	—	163,254	—	—	4,798,757
Home equity and second mortgage	16,497,877	—	55,931	—	—	16,553,808
Savings account loans and other	134,938	—	—	—	—	134,938
	$60,808,277	$—	$369,572	$—	$—	$61,177,849
The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of June 30, 2019 and 2018:
June 30, 2019	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to- four family residences:
Owner occupied	$212,347	$—	$—	$212,347	$22,541,762	$22,754,109	$—
Non-owner occupied	134,350	—	513,886	648,236	17,973,429	18,621,665	—
Secured by other properties	—	149,618	—	149,618	3,461,489	3,611,107	—
Home equity and second mortgage	22,462	19,162	—	41,624	17,477,442	17,519,066	—
Savings account loans and other	—	—	—	—	179,626	179,626	—
	$369,159	$168,780	$513,886	$1,051,825	$61,633,748	$62,685,573	$—

June 30, 2018	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to-four family residences:
Owner occupied	$145,939	$68,862	$150,387	$365,188	$20,839,917	$21,205,105	$—
Non-owner occupied	—	—	—	—	18,485,241	18,485,241	—
Secured by other properties	—	163,254	—	163,254	4,635,503	4,798,757	—
Home equity and second mortgage	—	67,860	55,931	123,791	16,430,017	16,553,808	—
Savings account loans and other	—	—	—	—	134,938	134,938	—
	$145,939	$299,976	$206,318	$652,233	$60,525,616	$61,177,849	$—

A-43

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The following table presents nonaccrual loans by classes of the loan portfolio as of June 30, 2019 and 2018:
	2019	2018
Secured by one-to-four family residences:
Owner occupied	$281,984	$150,387
Non-owner occupied	513,886	—
Secured by other properties	149,618	163,254
Home equity and second mortgage	71,879	55,931
Savings account loans and other	—	—
	$1,017,367	$369,572
If these loans were performing under their original contractual rate, interest income on such loans would have increased approximately $31,497 and $8,424 for the year ended June 30, 2019 and 2018, respectively.
The Association may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (“TDR”). The Association may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
The Association identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.
No loans were modified as part of a TDR during the years ended June 30, 2019 and 2018. Additionally, the Association had no troubled debt restructuring loans with a payment default, with the payment default occurring within twelve months of the restructure date, during the years ended June 30, 2019 and 2018.
The Association has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, their immediate families and affiliated companies (commonly referred to as related parties). Loans receivable with related parties totaled $810,752 and $804,589 at June 30, 2019 and 2018, respectively. Advances on related party loans were $41,688 and $5,712 in 2019 and 2018, respectively. Payments on related party loans were $35,525 and $28,201 in 2019 and 2018, respectively.
As of June 30, 2019, the Association had initiated foreclosure proceedings on residential real estate securing outstanding loan balances of $513,886, all of which were deemed impaired loans. Residential real estate held in foreclosure was $91,000 and $113,354 at June 30, 2019 and 2018, respectively.
5.   Premises and Equipment
The components of premises and equipment at June 30, 2019 and 2018 are as follows:
	Estimated Useful Lives	2019	2018
Buildings and improvements	3 to 35 years	$968,615	$968,615
Furniture, fixtures and equipment	1 to 15 years	771,383	769,310
		1,739,998	1,737,925
Accumulated depreciation		(1,581,229)	(1,553,316)
		158,769	184,609
Land		32,650	32,650
		$191,419	$217,259
Depreciation expense was $44,209 and $48,337 for the years ended June 30, 2019 and 2018, respectively. Losses due to disposal of equipment that was not fully depreciated were $88 and $49 for the years ended June 30, 2019 and 2018, respectively. These losses are included in Occupancy and equipment expense on the Statements of Income.

A-44

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
6.   Deposits
Deposits at June 30, 2019 and 2018 consist of the following major classifications:
	2019			2018
	Weighted Average Rate at June 30, 2019	Amount	Percent	Weighted Average Rate at June 30, 2017	Amount	Percent
Core deposits:
Business checking		$437,231	0.64%		$322,715	0.46%
Non-interest checking		3,486,425	5.12		2,738,631	3.87
NOW		16,810,886	24.70		18,753,514	26.52
Money market		3,526,512	5.18		4,092,473	5.79
Savings		17,749,181	26.08		18,118,590	25.62
	0.41%	42,010,235	61.72	0.43%	44,025,923	62.26
Time deposits:
Certificates of deposit	1.63%	26,050,202	38.28	1.27%	26,695,010	37.74
	0.88%	$68,060,437	100.00%	0.75%	$70,720,933	100.00%
The aggregate amount of deposits with a balance in excess of $250,000 was $9,830,976 and $9,544,542 at June 30, 2019 and 2018, respectively. Of these amounts, certificates of deposit represent $1,121,914 and $838,017 at June 30, 2019 and 2018, respectively.
The scheduled maturities of certificates of deposit for fiscal years subsequent to June 30, 2019 are as follows:
Years ending June 30,
2020	$9,549,030
2021	3,505,427
2022	6,225,297
2023	2,959,540
2024	2,602,855
Thereafter	1,208,053
$26,050,202
Deposits of related parties totaled $1,968,411 and $1,110,500 at June 30, 2019 and 2018, respectively.
Interest expense on deposits for the years ended June 30, 2019 and 2018 is as follows:
	2019	2018
Money market accounts	$26,160	$26,411
NOW accounts	103,195	122,866
Savings accounts	53,711	53,314
Certificates of deposit	401,154	357,430
	$584,220	$560,021
7.   Other Expense
Other expenses for the years ended June 30, 2019 and 2018 are as follows:
	2019	2018
Correspondent Bank charges	$18,239	$25,571
Professional fees	160,974	161,499
Advertising	53,178	49,085
Insurance/surety bond premiums	24,144	24,318
Supplies	16,212	27,798
Supervisory Exams	27,350	17,548
ATM costs	69,847	67,045
VISA debit cards	30,839	30,215

A-45

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
	2019	2018
Telephone, data line, and internet charges	84,891	81,399
Postage	16,993	19,869
Dues and subscriptions	15,426	13,917
DDA/NOW account costs	12,230	12,211
Loan processing costs	11,230	6,778
Telephone banking	9,716	9,991
Courier services	10,618	10,090
Meals and entertainment	10,496	6,104
Provision for other credit losses	8,048	(2,566)
Other	13,237	13,681
	$593,668	$574,553

8.   Income Taxes
Applicable income tax expense for the years ended June 30, 2019 and 2018 in the statements of income are as follows:
	2019	2018
Current, federal	$106,386	$123,144
Deferred, federal	(15,681)	240,386
Total federal income tax expense	90,705	363,530
Current, state	37,307	15,292
Deferred, state	—	19,425
Total state income tax expense	37,307	34,717
Total Income Tax Expense	$128,012	$398,247
For the year ended June 30, 2018, deferred federal income tax expense included expense of $281,885 related to the write-down of the deferred tax asset for the effect of the change in the federal tax rate from 34% to 21%. In addition, 2018 deferred federal income tax expense also included a benefit of $155,997 related to the release of a valuation allowance. The release of the valuation allowance related to the sale of a mutual fund in 2018 in which an impairment loss on the security had been recognized in a previous year. Upon sale of the security in 2018, the previous valuation allowance of $180,728 was released and a new valuation allowance was recorded in the amount of $24,731, due to the uncertainty surrounding the Association’s ability to realize future capital gains in order to offset the realized capital loss.
Prior to 1997, the Association had qualified under provisions of the Internal Revenue Code (the Code), which permitted it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. This provision was repealed for tax years beginning after December 31, 1995. The Code currently allows a bad debt deduction to be computed based on actual experience. Additionally, the new provision requires recapture of the difference between the old and new accounting methods. The recapture period is six years and began in the fiscal year ended June 30, 1999. There would be no recapture of the pre-1988 (base year) reserves. Retained earnings at June 30, 2019, included net income of $2,479,256, representing such bad debt deductions for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then applicable rate.
Deferred tax assets and liabilities as of June 30, 2019 and 2018 consist of the following:
	2019	2018
Assets
Impairment of securities available-for-sale	$24,731	$24,731
Allowance for loan losses	98,570	102,308
Other comprehensive loss, pension	226,425	192,128
Executive retirement plan	2,520	2,835
Other	30,147	10,646
	382,393	332,648
Valuation allowance	(24,731)	(24,731)
Total assets, net	357,662	307,917

A-46

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
	2019	2018
Liabilities
Basis of premises and equipment	(163)	(396)
Unrealized gains on securities available-for-sale	(3,384)	(3,469)
Total liabilities	(3,547)	(3,865)
Net Deferred Tax Assets	$354,115	$304,052

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Association will realize the benefits of these deferred tax assets, net of the valuation allowance provided, at June 30, 2019.
The Association is subject to federal income tax and state income tax in Pennsylvania. The Association is no longer subject to examination by federal authorities for years before 2015 and is no longer subject to examination by Pennsylvania taxing authorities for years before 2015.
9.   Pension Plan
The Association has a non-contributory defined benefit pension plan covering substantially all of its employees with 1,000 hours of service during the plan year. The benefits are based on each employee’s years of service and the average of the highest five annual salaries of the ten years prior to retirement. An employee becomes fully vested upon completion of six years of qualifying service.
The following table sets forth the plan’s funded status and amounts recognized in the Association’s statements of financial condition at June 30, 2019 and 2018, using a June 30 measurement date:
	2019	2018
Changes in benefit obligation:
Beginning of year	$2,493,426	$2,448,837
Service cost	106,724	101,462
Interest cost	104,606	95,069
Assumption changes	243,899	(113,561)
Actual loss	42,336	28,586
Benefits paid	(367,506)	(66,967)
End of year	2,623,485	2,493,426
Changes in fair value of plan assets:
Beginning of year	1,613,931	1,449,918
Actual return on plan assets	33,201	30,980
Employer contributions	100,000	200,000
Benefits paid	(367,506)	(66,967)
End of year	1,379,626	1,613,931
Unfunded Status at End of Year	$(1,243,859)	$(879,495)
Amounts recognized in the statements of financial condition consist of:
Other liabilities	$(1,243,859)	$(879,495)
Accumulated other comprehensive loss (pre-tax basis)	1,078,213	914,893
Net Amount Recognized	$(165,646)	$35,398
Amounts recognized in accumulated other comprehensive loss consists of:
Unrecognized actuarial loss	$1,078,213	$914,893
	$1,078,213	$914,893
The accumulated benefit obligation for the pension plan was $2,086,267 and $2,080,873 at June 30, 2019 and 2018, respectively.

A-47

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The components of the net pension cost charged to expense for the years ended June 30, 2019 and 2018 consisted of the following:
	2019	2018
Service cost, benefit earned during the period	$106,724	$101,462
Interest cost on projected benefit obligation	104,606	95,069
Expected return on plan assets	(69,534)	(64,928)
Recognized prior service credit	—	(1,946)
Recognized net actuarial loss	47,286	56,148
Settlement loss	111,962	—
Net Pension Costs	$301,044	$185,805
The fair value of the Association’s pension plan assets at June 30, 2019 and 2018, by asset category are as follows:
June 30, 2017	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,379,626	$—	$1,379,626	$—
	$1,379,626	$—	$1,379,626	$—

June 30, 2018	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,613,931	$—	$1,613,931	$—
	$1,613,931	$—	$1,613,931	$—
The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 3.54% for 2019 and 4.17% for 2018. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 3.50% for 2019 and 3.50% for 2018. The expected long-term rate of return was 4.25% for 2019 and 4.25% for 2018. The mortality tables used in determining the actuarial present value of the projected benefit obligation were MP-2018 for 2019 and MP-2017 for 2018.
Benefits paid by the Plan were $367,506 and $66,967 and employer contributions to the Plan were $100,000 and $200,000 for the years ended June 30, 2019 and 2018, respectively.
The expected long-term rate of return on plan assets reflects long-term earnings expectations on existing plan assets and those contributions expected to be received during the current plan year. In estimating that rate, the appropriate consideration was given to historical returns earned by plan assets and the rate of return expected to be available for reinvestment.
The Association expects to fully fund its pension plan during the fiscal year ending June 30, 2020.
The following benefit payments, which reflect expected future services, as appropriate, are expected to be paid in fiscal years subsequent to June 30, 2019:
Years ending June 30,
2020	$100,600
2021	119,400
2022	118,000
2023	116,600
2024	136,500
Thereafter	921,000
$1,512,100
Beginning January 1, 2019, the Association also offers to its employees a 401(k) retirement benefit plan, administered by Paychex, Inc., that allows employee contributions of up to $19,000, with up to an additional $6,000 of “catch-up” contributions allowed for those

A-48

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
employees over 50 years of age. Employees may choose to make contributions from either pre-tax or after-tax compensation. Employee contributions are matched by the Association at 100% for the first 1% of compensation contributed and at 50% for the second 1% of compensation contributed. For the year ended June 30, 2019, 401(k) expense was $7,744.
10.   Advances from the Federal Home Loan Bank of Pittsburgh
The maximum borrowing capacity of the Association as calculated by the Federal Home Loan Bank of Pittsburgh was $37,270,450 at June 30, 2019. The Association has $4,408,422 of long-term FHLB advances at June 30, 2019 as detailed below. All advances are secured by FHLB stock and qualified mortgage loans.
Long-term advances from the Federal Home Loan Bank include the following instruments at June 30, 2019 and 2018:
Due	Initial Conversion Date	Strike Rate	Current Interest Rate	2019	2018
April 2023	N/A	N/A	2.93103	$1,000,000	$1,000,000
January 2024	N/A	N/A	2.76062	1,000,000	—
January 2025	N/A	N/A	2.73683	815,873	864,449
October 2025	N/A	N/A	3.34297	743,339	—
October 2027	N/A	N/A	2.34936	849,210	940,391
				$4,408,422	$2,804,840
Maturities and principal repayment of long-term debt in fiscal years subsequent to June 30, 2018 are as follows:
Years ending June 30,
2020	$184,390
2021	189,386
2022	194,520
2023	1,199,797
2024	1,205,221
Thereafter	1,435,108
$4,408,422
11.   Regulatory Matters
Information presented for June 30, 2019 and 2018, reflects the Basel III capital requirements that became effective January 1, 2015 for the Bank. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weightings and other factors.
Federal regulators require the Association maintain minimum ratios of core capital to adjusted average assets of 4.0%, common equity Tier 1 capital to risk-weighted assets of 4.5%, Tier 1 capital to risk-weighted assets of 6.0% and total risk-based capital to risk-weighted assets of 8.0%. At June 30, 2019, the Association met all the capital adequacy requirements to which they were subject. At June 30, 2019, the Association was “well capitalized” under the regulatory framework for prompt corrective action. To be “well capitalized,” the Association must maintain minimum leverage, common equity Tier 1 risk-based, Tier 1 risk-based and total risk-based capital ratios of at least 5.0%, 6.5%, 8.0% and 10.0%, respectively. Management believes that no conditions or events have occurred since June 30, 2019 that would materially adversely change the Association’s capital classifications. From time to time, the Association may need to raise additional capital to support the Association’s further growth and to maintain their “well capitalized” status.
The Association’s actual capital amounts and ratios as of June 30, 2019 and 2018 and the minimum amounts and ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:
June 30, 2019	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$14,007,609	30.4%	$4,837,352≥	≥10.500%	$4,607,001≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,915,951≥	≥8.500%	3,685,601≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,224,901≥	≥7.000%	2,994,551≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,538,227	15.3%	3,539,672≥	≥4.000%	4,424,590≥	≥5.0%

*
Includes capital conversion buffer of 2.500%

A-49

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2018	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$13,721,006	31.1%	$4,354,194≥	≥9.875%	$4,409,310≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,233,825	30.0%	3,472,332≥	≥7.875%	3,527,448≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,233,825	30.0%	2,810,935≥	≥6.375%	2,866,052≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,233,825	14.9%	3,553,932≥	≥4.000%	4,442,416≥	≥5.0%

*
Includes capital conversion buffer of 1.875%

12.   Financial Instruments with Off-Balance Sheet Risk
The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract amounts of those instruments reflect the extent of the Association’s involvement in particular classes of financial instruments.
The Association’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amounts of these instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Financial instruments, the contract amounts of which represent credit risk, include commitments to originate loans of $6,393,385 and $4,938,801 at June 30, 2019 and 2018, respectively, as follows:
	Fixed Rate		Variable Rate
	2019	2018	2019	2018
First or second mortgage loans	$494,400	$195,000	$110,000	$—
Unused lines of credit	899,813	1,208,739	1,753,230	1,684,883
Undisbursed amounts on construction loans	3,135,942	1,839,679	—	10,500
	$4,530,155	$3,243,418	$1,863,230	$1,695,383
Fees received in connection with first mortgage loan commitments have not been recognized in income.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer’s credit worthiness on a case-by-case basis. The amount of the collateral obtained, if it is deemed necessary by the Association upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held generally includes residential and some commercial property.
13.   Fair Value Measurements
Management uses its best judgment in estimating the fair value of the Association’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Association could have realized in sales transactions on the dates indicated. The estimated fair value amounts have been measured as of their respective period end and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period end.
The fair value measurement hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

A-50

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
There have been no changes in the methodologies used as of June 30, 2019 and 2018 and there were no transfers between levels during either period.
For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and 2018 are as follows:
June 30, 2019	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$577,904	$—	$577,904
	$—	$577,904	$—	$577,904

June 30, 2018	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$774,131	$—	$774,131
	$—	$774,131	$—	$774,131
The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities, but rather by relying on the securities’ investment relationship to other benchmark quoted prices. Level 1 securities consists of the mutual fund category of securities available-for-sale.
For financial assets that were measured during the year at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and 2018 are as follows:
June 30, 2019	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$496,669	$—	$—	$496,669
Foreclosed real estate	100,100	—	—	100,100
	$596,769	$—	$—	$596,769

June 30, 2018	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$402,745	$—	$—	$402,745
Foreclosed real estate	113,354	—	—	113,354
	$516,099	$—	$—	$516,099
Impaired loans carried at fair value are those in which the Association has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value at June 30, 2019 and 2018 consists of loan balances of $602,431 and $495,575 less a valuation allowance of $105,762 and $92,830, respectively.
Real estate properties acquired through, or in lieu of, foreclosure is to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

A-51

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
Quantitative information about Level 3 Fair Value Measurements at June 30, 2019 and 2018 is included in the table below:
June 30, 2019	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$496,669	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$100,100	Appraisal of collateral	Costs to sell	9.0% (9.0)%
June 30, 2018	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$402,745	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$113,354	Appraisal of collateral	Costs to sell	9.0% (9.0)%
14.   Changes in Accumulated Other Comprehensive Loss by Component*
	Unrealized Gains (Losses) on Available- For-Sale Securities	Unfunded Post Retirement Obligations	Total
Balance, July 1, 2017	$(21,806)	$(673,281)	$(695,087)
Unrealized losses on available for sale securities	(49,323)	—	(49,323)
Decrease in minimum pension liability	—	35,694	35,694
Amounts reclassified from accumulated other comprehensive loss to net income	93,036	39,296	132,332
Net current-period other comprehensive income	43,713	74,990	118,703
Amounts reclassified from accumulated other comprehensive loss to retained earnings	(8,859)	(124,474)	(133,333)
Balance, June 30, 2018	13,048	(722,765)	(709,717)
Unrealized losses on available for sale securities	(316)	—	(316)
Increase in minimum pension liability	—	(166,379)	(166,379)
Amounts reclassified from accumulated other comprehensive loss to net income	—	37,356	37,356
Net current-period other comprehensive (loss)	(316)	(129,023)	(129,339)
Balance, June 30, 2019	$12,732	$(851,788)	$(839,056)

*
All amounts are net of tax. Amounts in parentheses indicate reductions to other comprehensive income

A-52

Annex B
WASHINGTON SAVINGS BANK AND SUBSIDIARY
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2020

INDEPENDENT AUDITOR’S REPORT
Board of Directors
Washington Savings Bank and Subsidiary
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Washington Savings Bank and subsidiary, which comprise the consolidated statement of financial condition as of March 31, 2020 and 2019; the related consolidated statements of operations, comprehensive loss, changes in net worth, and cash flows for the years then ended; and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Washington Savings Bank and subsidiary as of March 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.
Cranberry Township, Pennsylvania
June 30, 2020
S.R. Snodgrass, P.C. • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: 724-934-0344 • Fax: 724-934-0345

B-1

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
	March 31,
	2020	2019
ASSETS
Cash and amounts due from other institutions	$3,056,532	$2,048,669
Interest-bearing deposits with other institutions	15,234,031	6,576,740
Cash and cash equivalents	18,290,563	8,625,409
Certificates of deposit	100,000	100,000
Equity securities	30,425	57,187
Investment securities held to maturity (fair value of $2,494,946)	—	2,500,000
Investment securities available for sale	1,992,916	1,000,773
Mortgage-backed securities held to maturity (fair value of $491,635 and $661,492)	478,678	650,156
Loans (net of allowance for loan losses of $740,397 and $678,410)	127,439,835	139,826,664
Accrued interest receivable	446,848	640,401
Regulatory stock	1,225,000	1,597,600
Premises and equipment, net	4,694,700	4,957,676
Bank-owned life insurance	3,201,865	3,122,918
Other assets	961,540	910,126
TOTAL ASSETS	$158,862,370	$163,988,910
LIABILITIES
Deposits	$133,606,269	$130,486,497
Short-term advances from Federal Home Loan Bank	—	11,000,000
Long-term advances from Federal Home Loan Bank	11,000,000	8,000,000
Accrued interest payable	45,456	71,142
Advance payments by borrowers for taxes and insurance	266,009	255,434
Other liabilities	628,278	732,486
TOTAL LIABILITIES	145,546,012	150,545,559
NET WORTH
Retained earnings	13,310,534	13,415,778
Accumulated other comprehensive income	5,824	27,573
TOTAL NET WORTH	13,316,358	13,443,351
TOTAL LIABILITIES AND NET WORTH	$158,862,370	$163,988,910
See accompanying notes to the consolidated financial statements.
B-2

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
	Year Ended March 31,
	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$5,618,902	$5,836,044
Interest on mortgage-backed securities	19,929	20,622
Interest and dividends on investments	198,461	195,654
Interest-bearing deposits with other institutions	209,882	110,432
Total interest and dividend income	6,047,174	6,162,752
INTEREST EXPENSE
Deposits	1,357,495	1,243,938
Short-term advances from Federal Home Loan Bank	134,751	214,210
Long-term advances from Federal Home Loan Bank	312,192	179,626
Total interest expense	1,804,438	1,637,774
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	4,242,736	4,524,978
Provision for loan losses	126,000	108,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,116,736	4,416,978
NONINTEREST INCOME
Service charges on deposit accounts	75,588	80,076
(Loss) gain on sale of loans, net	(2,648)	1,887
Earnings on bank-owned life insurance	78,947	79,342
Rental income	172,670	167,589
Other income	124,608	126,149
Total noninterest income	449,165	455,043
NONINTEREST EXPENSE
Salaries and employee benefits expenses	1,982,421	2,632,301
Occupancy expenses	699,924	761,981
Furniture and equipment expenses	184,082	197,828
Insurance and bond premiums	83,236	105,498
Data processing expenses	473,942	473,230
Professional fees	189,817	179,003
Federal deposit insurance	72,384	98,670
Correspondent service charges	128,973	118,972
Gain on sale of other real estate owned	—	(51,115)
Other expenses	875,499	1,082,817
Total noninterest expense	4,690,278	5,599,185
LOSS BEFORE INCOME TAX BENEFIT	(124,377)	(727,164)
Income tax benefit	(19,133)	(22,958)
NET LOSS	$(105,244)	$(704,206)
See accompanying notes to the consolidated financial statements.
B-3

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
	Year Ended March 31,
	2020	2019
Net loss	$(105,244)	$(704,206)
Other comprehensive (loss) income :
Unrealized holding (losses) gains on securities	(27,535)	20,402
Tax effect	5,786	(1,639)
Other comprehensive (loss) income, net of tax	(21,749)	18,763
Comprehensive loss	$(126,993)	$(685,443)
See accompanying notes to the consolidated financial statements.
B-4

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN NET WORTH
	Retained Earnings	Accumulated Other Comprehensive Income	Total Net Worth
Balance, March 31, 2018	$14,119,984	$8,810	$14,128,794
Net loss	(704,206)	—	(704,206)
Other comprehensive income	—	18,763	18,763
Balance, March 31, 2019	13,415,778	27,573	13,443,351
Net loss	(105,244)	—	(105,244)
Other comprehensive loss	—	(21,749)	(21,749)
Balance, March 31, 2020	$13,310,534	$5,824	$13,316,358
See accompanying notes to the consolidated financial statements.
B-5

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
	Year Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(105,244)	$(704,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	462,518	489,137
Provision for loan losses	126,000	108,000
Net accretion of securities premiums and discounts and loan fees	(8,390)	(1,286)
Earnings on bank-owned life insurance	(78,947)	(79,342)
Gain on sale of other real estate owned	—	(51,115)
Loss (gain) on sale of loans, net	2,648	(1,887)
Mortgage loans originated for sale	(462,370)	(308,789)
Proceeds from the sale of mortgage loans originated for sale	459,722	310,676
Decrease in accrued interest receivable	193,553	23,727
(Decrease) increase in accrued interest payable	(25,686)	37,095
Deferred income taxes	(1,092)	(39,397)
Increase in supplemental retirement plan	22,868	226,278
Other, net	(171,612)	125,368
Net cash provided by operating activities	413,968	134,259
INVESTING ACTIVITIES
Purchase of:
Investment securities held to maturity	(500,000)	—
Investment securities available for sale	(1,985,143)	(1,000,000)
Proceeds from:
Calls and maturities of investment securities held to maturity	3,000,000	—
Calls and maturities of investment securities available for sale	1,000,000	2,000,000
Principal collected on:
Mortgage-backed securities held to maturity	171,625	188,009
Net decrease (increase) in loans	12,261,299	(7,030,286)
Purchases of premises and equipment	(199,542)	(101,773)
Purchase of regulatory stock	(37,600)	(1,120,800)
Redemption of regulatory stock	410,200	845,800
Proceeds from sale of real estate owned	—	176,226
Net cash provided by (used for) investing activities	14,120,839	(6,042,824)
FINANCING ACTIVITIES
Net increase in passbook, NOW, MMDA, and club accounts	5,460,558	959,511
Net decrease in certificates of deposit	(2,340,786)	(4,455,591)
Increase in advances from borrowers for taxes and insurance	10,575	29,728
Net (decrease) increase in short-term Federal Home Loan Bank advances	(11,000,000)	4,000,000
Repayment of long-term Federal Home Loan Bank advances	(1,000,000)	(2,000,000)
Proceeds from long-term Federal Home Loan Bank advances	4,000,000	6,000,000
Net cash (used for) provided by financing activities	(4,869,653)	4,533,648
Net increase (decrease) in cash and cash equivalents	9,665,154	(1,374,917)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,625,409	10,000,326
CASH AND CASH EQUIVALENTS AT END OF YEAR	$18,290,563	$8,625,409
SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$1,830,124	$1,600,679
Income taxes	—	156,500
See accompanying notes to the consolidated financial statements.
B-6

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Washington Savings Bank and subsidiary (the “Bank”) is a state chartered mutual savings and loan bank located in the northeast area of Philadelphia, Pennsylvania. The Bank’s principal sources of revenue emanate from its investment, mortgage-backed securities, and mortgage loan portfolios. The Bank is supervised by the Federal Deposit Insurance Corporation (FDIC) and the Pennsylvania Department of Banking and Securities.
The consolidated financial statements include the accounts of Washington Savings Bank and its wholly owned subsidiary, Washington Service Corporation, after elimination of all significant intercompany transactions and balances.
Basis of Presentation
The accounting principles followed by the Bank and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Statement of Financial Condition date and operations for the period. Actual results could differ from those estimates.
Cash and Cash Equivalents
For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from other institutions and interest-bearing deposits with other institutions.
Equity securities
Equity securities are held at fair value. Holdings gains and losses are recorded as income. Dividends on these securities are recognized as income when earned.
Investment and Mortgage-Backed Securities
Held to Maturity — Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method over the estimated remaining term of the underlying security.
Available for Sale — Debt securities that will be held for indefinite periods of time, including securities that may be sold in response to changes to market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments, are classified as available for sale. These assets are carried at estimated fair value. Unrealized gains and losses are excluded from income and are reported, net of tax, as a separate component of net worth until realized. Realized gains and losses on the sale of investment securities are reported in the Consolidated Statement of Operations and determined using the adjusted cost of the specific security sold and are accounted for on the trade-date basis.
Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the fair value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its fair value, and whether or not the Bank intends to sell the security or whether it’s more likely than not that the Bank would be required to sell the security before its anticipated recovery in fair value. A decline in value that is considered to be other than temporary is recorded as a loss within noninterest income in the Consolidated Statement of Operations.
Loans
The Bank grants commercial, mortgage, and consumer loans to customers. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions associated with the commercial, mortgage, and consumer lending environment. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balances.
Loans Held for Sale
The Bank sells certain residential real estate loans in the secondary market. The Bank may retain the right to service the loan or may sell the loan servicing. The Bank determines whether a loan will be held for sale at the time the application is received from the customer. Loans held for sale are carried at the lower of aggregate cost or estimated fair value. Gains and losses on the disposition of loans held for sale are determined on the specific identification method. The Bank typically retains the servicing rights to mortgage loans sold and recognizes as separate assets, included in other assets, the rights to service loans for others.

B-7

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. An allowance for loan losses is maintained at a level that management considers adequate to provide for losses based upon evaluation of known and inherent risks in the loan portfolio. The loan loss reserves are established as an allowance for estimated losses based on the probable losses of the loan portfolio. In assessing risk, management considers historical experience, volume, and composition of lending conducted by the Bank, industry standards, status of nonperforming loans, general economic conditions as they relate to the Bank’s market area, and other factors related to the collectability of the Bank’s loan portfolio.
The allowance for loan losses consists of three elements: (1) specific allowances for impaired loans; (2) a general valuation allowance on all classified loans; and (3) a general valuation allowance on the remainder of the loan portfolio. This is consistent with the regulatory method of classifying reserves. Although the amount of each element of the allowance is determined separately, the entire allowance for loan losses is available for the entire portfolio. An allowance for impaired loans is established in the amounts by which the discounted cash flows (or collateral value or observable market price) are lower than the carrying value of the loan. A general allowance is established for classified loans. These loans are segregated by loan category, and allowance percentages are assigned to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared with loans in the general portfolio.
The general allowance for loans that are not classified is established to recognize the inherent losses associated with lending activities, but that, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating non-classified loans by loan category and assigning loss factors to each category. The loss factors have been derived using historical loss experience adjusted for qualitative factors. The historical loss factors are adjusted for qualitative factors that, in management’s judgment, could affect the collectability of the portfolio as of the evaluation date. These qualitative factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and bank regulatory examination results. The applied loss factors are reevaluated annually to ensure their relevance in the current economic environment.
Nonaccrual Loans
Nonaccrual loans consist of nonperforming loans that are delinquent 90 days or more as to payment of principal or interest. When a loan is placed in the nonaccrual category, interest accruals cease and uncollected accrued interest receivable is reversed and charged against current interest income. From the time such loans are placed on a nonaccrual basis, cash receipts are recorded as either a reduction of outstanding principal or as interest income, depending on management’s assessment of the ultimate collectability of principal and interest. Nonaccrual loans are generally not returned to accruing status until principal and interest payments have been brought current and full collectability is reasonably ensured.
Deferred Loan Fees
Loan fees, net of certain direct loan origination costs, are deferred and amortized into income over the life of the loan using the interest method.
Regulatory Stock
The Bank reports its investment in the Federal Home Loan Bank (FHLB) and Atlantic Community Bancshares, Inc. (ACB) stock at cost in the Consolidated Statement of Financial Condition, since the Bank does not have the ability to influence the FHLB and ACB.
The Bank is a member of the FHLB of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated for impairment as necessary. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted; (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) the impact of legislative and regulatory changes on the customer base of the FHLB; and (d) the liquidity position of the FHLB. With consideration given to these factors, management concluded that the stock was not impaired at March 31, 2020 or 2019.
Premises and Equipment
Land is carried at cost. Premises and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the expected useful lives of the assets, which range from 5 to 40 years. Amortization of leasehold

B-8

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

improvements is computed using the straight-line method over the shorter of the useful lives of the improvements or the remaining lease term. The costs of maintenance and repairs are expensed as they are incurred, and renewals and betterments are capitalized.
Bank-Owned Life Insurance
The Bank owns insurance on the lives of a certain group of key employees. The policies were purchased to help offset the increase in the costs of various fringe benefit plans, including health care. The cash surrender value of these policies is included as an asset on the Consolidated Statement of Financial Condition, and any increases in the cash surrender value are recorded as noninterest income on the Consolidated Statement of Operations. In the event of the death of an insured individual under these policies, the Bank would receive a death benefit that would be recorded as noninterest income.
Real Estate Owned
Real estate owned acquired in settlement of foreclosed loans is carried as a component of other assets at fair value minus estimated cost to sell. Prior to foreclosure, the estimated collectible value of the collateral is evaluated to determine whether a partial charge-off through the allowance for loan losses is required to record the asset at its net realizable value. After transfer to real estate owned, any subsequent write-downs are charged against other operating expenses. Direct costs incurred in the foreclosure process and subsequent holding costs incurred on such properties are recorded as expenses of current operations.
Income Taxes
The Bank files a consolidated federal income tax return. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.
Transfer of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Loss
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net loss. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of the net worth section of the Consolidated Statement of Financial Condition. Such items, along with net loss, are the components of comprehensive loss, as presented in the Consolidated Statement of Comprehensive Loss.
Reclassification of Comparative Amounts
Certain comparative amounts for prior years have been reclassified to conform to current-year presentations. Such reclassifications did not affect consolidated net loss or consolidated net worth.
2.
INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, and fair value of debt securities held to maturity and available for sale by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	March 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale
U.S. government agencies maturing:
Less than 1 year	$1,992,916	$—	$—	$1,992,916
Total	$1,992,916	$—	$—	$1,992,916

B-9

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.
INVESTMENT SECURITIES (continued)

	March 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to Maturity
U.S. government agencies maturing:
1 year to 5 years	$2,500,000	$—	$(5,054)	$2,494,946
Total	$2,500,000	$—	$(5,054)	$2,494,946
Available for Sale
U.S. government agencies maturing:
1 year to 5 years	$1,000,000	$773	$—	$1,000,773
Total	$1,000,000	$773	$—	$1,000,773
There were no held to maturity investment securities as of March 31, 2020.
Investment securities and mortgage-backed securities with a carrying value of $1,024,438 and $2,537,903 at March 31, 2020 and 2019, respectively, were pledged to secure public deposits and for other purposes, as provided by law.
During the years ended March 31, 2020 and 2019, the Bank did not sell any investment securities.
3.
MORTGAGE-BACKED SECURITIES

The amortized cost, gross unrealized gains and losses, and fair value of mortgage-backed securities held to maturity are as follows:
	March 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to Maturity
Government National Mortgage Association pass-through certificates	$449,323	$12,938	$—	$462,261
Freddie Mac pass-through certificates	29,355	136	(117)	29,374
Total	$478,678	$13,074	$(117)	$491,635

	March 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to Maturity
Government National Mortgage Association pass-through certificates	$603,907	$11,674	$—	$615,581
Fannie Mae pass-through certificates	134	—	—	134
Freddie Mac pass-through certificates	46,115	139	(477)	45,777
Total	$650,156	$11,813	$(477)	$661,492
The amortized cost and fair values of mortgage-backed securities at March 31, 2020, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Held to Maturity
	Amortized Cost	Fair Value
Due in 1 year or less	$216	$218
Due in 1 years to 5 years	24,661	25,111
Due in 5 years to 10 years	54,167	55,732
Due after 10 years	399,634	410,574
Total	$478,678	$491,635

B-10

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
4.
UNREALIZED LOSSES ON SECURITIES

The following tables show the Bank’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at March 31, 2020 and 2019.
	2020
	Less Than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Held to Maturity
Freddie Mac pass-through certificates	$—	$—	$24,625	$(117)	$24,625	$(117)
Total	$—	$—	$24,625	$(117)	$24,625	$(117)

	2019
	Less Than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Held to Maturity
U.S. government agencies	$—	$—	$2,494,946	$(5,054)	$2,494,946	$(5,054)
Freddie Mac pass-through certificates	—	—	37,425	(477)	37,425	(477)
Total	$—	$—	$2,532,371	$(5,531)	$2,532,371	$(5,531)
The Bank reviews its position quarterly and has asserted that at March 31, 2020, the declines outlined in the above table represent temporary declines, and the Bank does not intend to sell, and does not believe it will be required to sell, these securities before recovery of their cost basis, which may be at maturity. There were two positions that were temporarily impaired at March 31, 2020. The Bank has concluded that the unrealized losses disclosed above are not other than temporary, but are the result of interest rate changes, sector credit ratings changes, or company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period.
5.
LOANS

Loans consist of the following:
	2020	2019
Mortgage loans (one-to-four family residential)	$108,078,400	$118,964,944
Commercial loans	14,222,968	14,740,664
Automobile loans	1,284,670	1,429,456
Unsecured loans	2,348,794	2,697,476
Deposit loans	18,093	20,343
Other	2,078,837	2,465,813
Total	128,031,762	140,318,696
Less:
Allowance for loan losses	740,397	678,410
Deferred loan fees, net	(148,470)	(186,378)
Total	$127,439,835	$139,826,664
The Bank’s loan portfolio consists predominantly of one-to-four family unit first-mortgage loans in the Philadelphia, Pennsylvania, area. These loans are typically secured by first lien positions on the respective real estate properties and are subject to the Bank’s loan underwriting policies. In general, the Bank’s loan portfolio performance at March 31, 2020 and 2019, is dependent upon the local economic conditions.
Loans serviced by the Bank for others amounted to $18,501,300 and $19,855,213 at March 31, 2020 and 2019, respectively.

B-11

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5.
LOANS (continued)

Certain officers, directors, and related affiliates of the Bank have loans with the Bank. As of March 31, 2020, aggregate loans extended to officers, directors, and related affiliates or associates were $440,732. As of March 31, 2019, aggregate loans extended to officers, directors, and related affiliates or associates were $546,017. A summary of activity during the years ended March 31, 2020 and 2019, is as follows:
	Beginning Balance	Additions	Amount Collected	Ending Balance
2020	$546,017	$—	$(105,285)	$440,732
2019	$963,878	$5,949	$(423,810)	$546,017

6.
ALLOWANCE FOR LOAN LOSSES

The following table presents, by portfolio segment, the activity within the allowance for loan losses and the ending balance of the allowance for loan losses:
	Mortgage Loans	Commercial Loans	Automobile Loans	Unsecured Loans	Deposit Loans	Other Loans	Unallocated	Total
Balance, March 31, 2018	$468,344	$118,416	$5,426	$30,730	$—	$—	$23,472	$646,388
Add provisions charged to operations	(34,649)	10,534	3,151	(15,504)	—	150,798	(6,330)	108,000
Add recoveries	809	—	—	—	—	—	—	809
Less loans charged off	(8,783)	—	—	(11,387)	—	(56,617)	—	(76,787)
Balance, March 31, 2019	$425,721	$128,950	$8,577	$3,839	$—	$94,181	$17,142	$678,410
Add provisions charged to operations	(39,030)	18,205	(1,044)	2,371	—	85,220	60,278	126,000
Add recoveries	—	—	—	—	—	—	—	—
Less loans charged off	(45,954)	—	—	—	—	(18,059)	—	(64,013)
Balance, March 31, 2020	$340,737	$147,155	$7,533	$6,210	$—	$161,342	$77,420	$740,397
Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Bank has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: (1) the mortgage loan portfolio; (2) the commercial loans; (3) the automobile loan portfolio; (4) the unsecured loan portfolio; (5) the deposit loan portfolio; and (6) the other loan portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to non-classified loans. The following qualitative factors are analyzed for each portfolio segment:
•
Changes in lending policies and procedures

•
Changes in personnel responsible for the particular portfolio — relative to experience and ability of staff

•
Trend for past due, criticized, and classified loans

•
Relevant economic factors

•
Quality of the loan review system

•
Value of collateral for collateral-dependent loans

•
The effect of any concentrations of credit and the changes in level of such concentrations

•
Other external factors

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio.
The Bank may also maintain an unallocated allowance to account for any factors or conditions that may cause a potential loss but are not specifically addressed in the process described above. The Bank analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.
Loans by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the Statement of Financial Condition date. The Bank considers the allowance for loan losses of $740,397 adequate to cover loan losses inherent in the loan portfolio at March 31, 2020. The following table presents, by portfolio segment, the allowance for loan losses for the years ended March 31, 2020 and 2019.

B-12

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.
ALLOWANCE FOR LOAN LOSSES (continued)

	March 31, 2020
	Mortgage Loans	Commercial Loans	Automobile Loans	Unsecured Loans	Deposit Loans	Other Loans	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	340,737	147,155	7,533	6,210	—	161,342	77,420	740,397
Total	$340,737	$147,155	$7,533	$6,210	$—	$161,342	$77,420	$740,397
Loans:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—		$—
Collectively evaluated for impairment	108,078,400	14,222,968	1,284,670	2,348,794	18,093	2,078,837		128,031,762
Total	$108,078,400	$14,222,968	$1,284,670	$2,348,794	$18,093	$2,078,837		$128,031,762

	March 31, 2019
	Mortgage Loans	Commercial Loans	Automobile Loans	Unsecured Loans	Deposit Loans	Other Loans	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	425,721	128,950	8,577	3,839	—	94,181	17,142	678,410
Total	$425,721	$128,950	$8,577	$3,839	$—	$94,181	$17,142	$678,410
Loans:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—		$—
Collectively evaluated for impairment	118,964,944	14,740,664	1,429,456	2,697,476	20,343	2,465,813		140,318,696
Total	$118,964,944	$14,740,664	$1,429,456	$2,697,476	$20,343	$2,465,813		$140,318,696
Credit Quality Information
The following table presents performing and nonperforming mortgage loans, automobile loans, unsecured loans, deposit loans, and other loans based on payment activity for the years ended March 31, 2020 and 2019. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due or are placed on nonaccrual status.
	March 31, 2020
	Performing	Nonperforming	Total
Mortgage loans	$107,565,754	$512,646	$108,078,400
Commercial loans	14,222,968	—	14,222,968
Automobile loans	1,284,670	—	1,284,670
Unsecured loans	2,348,794	—	2,348,794
Deposit loans	18,093	—	18,093
Other loans	1,995,790	83,047	2,078,837
Total	$127,436,069	$595,693	$128,031,762

	March 31, 2019
	Performing	Nonperforming	Total
Mortgage loans	$118,848,998	$115,946	$118,964,944
Commercial loans	14,740,664	—	14,740,664
Automobile loans	1,429,456	—	1,429,456
Unsecured loans	2,697,476	—	2,697,476
Deposit loans	20,343	—	20,343
Other loans	2,454,344	11,469	2,465,813
Total	$140,191,281	$127,415	$140,318,696

B-13

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.
ALLOWANCE FOR LOAN LOSSES (continued)

Age Analysis of Past-Due Loans by Class
The following is a table that includes an aging analysis of the recorded investment of past due loans as of March 31, 2020 and 2019.
	March 31, 2020
	Current	31-60 Days Past Due	61 – 90 Days Past Due	Greater Than 90 Days Past Due	Greater Than 90 Days Past Due and Still Accruing	Total Past Due	Total Loans
Mortgage loans	$107,198,317	$37,448	$329,989	$512,646	$—	$880,083	$108,078,400
Commercial loans	14,222,968	—	—	—	—	—	14,222,968
Automobile loans	1,270,744	13,926	—	—	—	13,926	1,284,670
Unsecured loans	2,348,794	—	—	—	—	—	2,348,794
Deposit loans	18,093	—	—	—	—	—	18,093
Other loans	1,950,623	26,932	32,180	69,102	—	128,214	2,078,837
Total	$127,009,539	$78,306	$362,169	$581,748	$—	$1,022,223	$128,031,762

	March 31, 2019
	Current	31-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days Past Due	Greater Than 90 Days Past Due and Still Accruing	Total Past Due	Total Loans
Mortgage loans	$118,631,673	$—	$217,325	$115,946	$—	$333,271	$118,964,944
Commercial loans	14,740,664	—	—	—	—	—	14,740,664
Automobile loans	1,429,456	—	—	—	—	—	1,429,456
Unsecured loans	2,697,476	—	—	—	—	—	2,697,476
Deposit loans	20,343	—	—	—	—	—	20,343
Other loans	2,454,344	—	—	11,469	—	11,469	2,465,813
Total	$139,973,956	$—	$217,325	$127,415	$—	$344,740	$140,318,696
Impaired Loans
Management evaluates loans that are 90 days or more past due, on nonaccrual status, or showing signs of significant credit deterioration for impairment. These loans are analyzed to determine if it is probable that all amounts will not be collected according to the contractual terms of the loan agreements. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or charge-off to the allowance.
There were no impaired loans as of and during the year ended March 31, 2020. There were no impaired loans as of March 31, 2019. The average recorded investment of impaired mortgage loans was $162,231 for the year ended March 31, 2019. For 2020 and 2019, no interest income has been recognized on impaired loans.
Nonaccrual Loans
Loans are typically considered nonaccrual upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income.
The following table presents nonaccrual loans as of March 31, 2020 and 2019:
	2020	2019
Mortgage loans	$512,646	$115,946
Commercial loans	—	—
Automobile loans	—	—
Unsecured loans	—	—
Deposit loans	—	—
Other loans	83,047	11,469
Total	$595,693	$127,415

B-14

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.
ALLOWANCE FOR LOAN LOSSES (continued)

At March 31, 2020, the Bank had no consumer mortgage loans that are secured by residential real estate property for which foreclosure proceedings are in process according to local jurisdiction.
Troubled Debt Restructurings
A troubled debt restructuring is a formal restructure of a loan when the lender, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower. The concessions may be granted in various forms, including reduction in the stated interest rate, reduction in the loan balance or accrued interest, or extension of the maturity date. During the years ended 2019 and 2020, there were no modified loans identified as troubled debt restructurings.
The Bank did not have any troubled debt restructurings within the prior 12 months where a concession had been made that then defaulted in 2020 or 2019.
7.
ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consists of the following:
	2020	2019
Investments and interest-bearing deposits	$24,242	$36,410
Mortgage-backed securities	617	893
Loans receivable	421,989	603,098
Total	$446,848	$640,401

8.
PREMISES AND EQUIPMENT

Premises and equipment consist of the following:
	2020	2019
Land	$827,914	$827,914
Buildings	10,646,249	10,575,694
Furniture and equipment	1,956,037	1,827,050
	13,430,200	13,230,658
Less accumulated depreciation	8,735,500	8,272,982
Total	$4,694,700	$4,957,676
Depreciation expense amounted to $462,518 and $489,137 for the years ended March 31, 2020 and 2019, respectively.
9.
DEPOSITS

Comparative details of deposits are as follows:
	2020
	Weighted- Average Rate	Amount	Percent
Passbook	0.15%	$25,573,031	19.1%
NOW and MMDA	0.39	49,860,088	37.3
Club	0.15	65,939	0.1
Certificates	2.12	58,107,211	43.5
Total	1.10%	$133,606,269	100.0%

	2019
	Weighted- Average Rate	Amount	Percent
Passbook	0.15%	$26,961,705	20.7%
NOW and MMDA	0.15	43,012,987	33.0
Club	0.15	63,808	0.1
Certificates	2.07	60,447,997	46.2
Total	1.04%	$130,486,497	100.0%

B-15

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
9.
DEPOSITS (continued)

The aggregate amount of certificates of deposit with a minimum denomination of $250,000 or more amounted to $4,182,033 and $4,647,658 at March 31, 2020 and 2019, respectively.
While certificate accounts are renewed frequently rather than redeemed, they are scheduled to mature contractually as follows:
2020
Within one year	$24,853,753
Beyond one year but within two years	12,696,109
Beyond two years but within three years	10,437,896
Beyond three years but within four years	6,360,505
Beyond four years but within five years	3,758,948
Total	$58,107,211
Interest expense by deposit category for the years ended March 31, 2020 and 2019, consisted of the following:
	2020	2019
Passbook, NOW and MMDA	$102,621	$102,525
Certificates	1,254,874	1,141,413
Total	$1,357,495	$1,243,938

10.
ADVANCES FROM FEDERAL HOME LOAN BANK OF PITTSBURGH

The following table sets forth information concerning short-term FHLB of Pittsburgh advances:
	2020	2019
Short-term FHLB advances:
Average balance outstanding	$4,778,082	$8,139,726
Maximum amount outstanding at any month-end during the period	9,000,000	11,000,000
Balance outstanding at end of period	—	11,000,000
Average interest rate during the period	2.82%	2.63%
Weighted-average interest rate at end of period	—%	2.74%
The short-term FHLB advances had fixed interest rates. There were no short-tern FHLB advances outstanding as of March 31, 2020.
The long-term FHLB advances consist of the following:
	Maturity Range		Weighted-Average	Interest Rate Range
Description	From	To	Rate	From	To	2020	2019
Mid Term Repo Fixed Rate	May 21, 2020	May 23, 2022	2.59%	2.34%	2.87%	$9,000,000	$7,000,000
Fixed Rate	June 13, 2022	May 21, 2024	2.55%	2.38%	3.02%	2,000,000	1,000,000
						$11,000,000	$8,000,000
The long-term FHLB advances at March 31, 2020, mature as follows:
Years Ending March 31,	Amount
2021	$5,000,000
2022	3,000,000
2023	2,000,000
2024	1,000,000
Total	$11,000,000
Under terms of a blanket agreement, collateral for the FHLB borrowings are secured by all FHLB stock and substantially all qualified first mortgage loans. Under the credit arrangement, the Bank has a borrowing capacity of approximately $79.2 million at March 31, 2020.

B-16

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11.
INCOME TAXES

The benefit for income taxes for the years ended March 31 consists of:
	2020	2019
Current	$(18,041)	$16,439
Deferred	(1,092)	(39,397)
Total	$(19,133)	$(22,958)
The following temporary differences gave rise to the net deferred tax asset at March 31:
	2020	2019
Deferred tax assets:
Accrued retirement	$78,613	$72,287
Allowance for loan losses	155,483	142,466
Premises and equipment	255,903	250,682
Federal net operating loss carryforward	98,596	127,328
Other	21,310	44,948
Total gross deferred tax assets before valuation allowance	609,905	637,711
Valuation allowance	(98,596)	(127,328)
Total gross deferred tax assets	511,309	510,383
Deferred tax liabilities:
Deferred loan fees	(1,257)	(1,423)
Unrealized gain on available-for-sale debt securities and equity securities	—	(7,096)
Total gross deferred tax liabilities	(1,257)	(8,519)
Net deferred tax asset	$510,052	$501,864
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.
At March 31, 2020, the Bank has gross operating loss carryforwards available for federal income tax purposes of approximately $469,503, resulting in deferred tax assets of approximately $98,596, for which a valuation allowance of $98,596 has been recorded for losses that will not be utilized.
The reconciliation of the federal statutory rate and the Bank’s effective income tax rate is as follows:
	2020		2019
	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision of statutory rate	$(26,119)	(21.0)%	$(152,705)	(21.0)%
State income tax, net of federal tax benefit	2,336	1.9	38,800	4.2
Earnings on bank-owned life insurance	(16,579)	(13.3)	(16,662)	(2.3)
Merger expenses	43,255	34.8	—	—
Adjustment in valuation allowance	(28,991)	(23.3)	127,328	17.5
Other, net	6,965	5.6	(19,719)	(2.7)
Actual tax expense and effective rate	$(19,133)	(15.3)%	$(22,958)	(4.3)%
U.S. generally accepted accounting principles prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

B-17

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11.
INCOME TAXES (continued)

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Bank recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Operations. The Bank’s federal and state income tax returns for taxable years through 2015 have been closed for purposes of examination by the Internal Revenue Service and the Pennsylvania Department of Revenue.
12.
COMMITMENTS

At March 31, 2020, the Bank had $784,400 in outstanding commitments to originate fixed-rate mortgage loans, to be funded within 60 days, at rates ranging from 3.25 percent to 5.75 percent. At March 31, 2019, the Bank had $2,927,000 in outstanding commitments to originate fixed-rate mortgage loans, to be funded within 60 days, at rates ranging from 3.74 percent to 5.00 percent. These commitments are subject to normal credit risk. Additionally, at March 31, 2020 and 2019, the Bank had $11,566,206 and $11,097,163 of commitments to extend credit, respectively.
Various legal claims also arise from time to time in the normal course of business that, in the opinion of management, will have no material effect on the Bank’s consolidated financial statements.
At March 31, 2020, the Bank was committed under noncancellable lease agreements for minimum rental payments to lessors as follows:
2021	$27,723
2022	27,696
2023	27,668
2024	27,640
2025	—
2026 and thereafter	—
Total	$110,727
Total rental expense for the above lease agreements for the years ended March 31, 2020 and 2019, were $25,438 and $27,751, respectively.
13.
EMPLOYEE BENEFITS

The Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions Retirement Fund (Plan), a tax-qualified multi-employer pension plan. The Plan provided defined pension benefits to the Bank’s employees.
The Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 333. The Plan operates as a multi-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Plan.
The Plan is a multiple-employer plan under Internal Revenue Code Section 413(c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Plan, contributions made by a participating employer may be used to provide benefits to participants of other participating employers. The funded status (fair value of the Plan assets divided by funding target) based on an actuarial valuation report was 95.84 percent and 96.33 percent, respectively, as of June 30, 2019, and June 30, 2018. The fair value of the Plan assets reflects any contributions received through June 30, 2019. Total contributions made to the Plan, as reported on Form 5500, were $138,321,604 and $164,570,408 for the plan years ended June 30, 2019, and June 30, 2018, respectively. The Bank’s contributions to the Plan were not more than 5 percent of the total contributions to the Plan. During the years ended March 31, 2020 and 2019, the Bank recognized $77,708 and $70,072, respectively, as pension expense, and made contributions of $80,005 and $68,903, respectively, to the Plan.
The Bank has a supplemental retirement plan, the Directors Consultation and Retirement Plan (DCR Plan), for the directors of the Bank. The DCR Plan will provide each director with postretirement benefits based on years of service. The Bank also has a Supplemental Retirement Plan (SRP) for an officer of the Bank. The SRP requires the Bank to make monthly payments to the officer upon his retirement for a period of ten years. At March 31, 2020 and 2019, $374,346 and $344,226, respectively, has been accrued in connection with these plans. The Bank incurred pretax expenses of $37,004 and $227,978 in 2020 and 2019, respectively.
The Bank has a defined contribution 401(k) pension plan (401(k) Plan). The Bank’s contributions to the 401(k) Plan, which are at the discretion of the Board of Directors, are based on a percentage of contributions made by eligible employees. For the years ended March 31, 2020 and 2019, the Bank contributed $25,126 and $25,371, respectively, to the 401(k) Plan.
14.
REGULATORY MATTERS

Restriction on Cash and Due from Banks
The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve was $395,000 and $619,000 for the year ended March 31, 2020 and 2019, respectively.

B-18

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
14.
REGULATORY MATTERS (continued)

Regulatory Capital Requirements
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total, Tier 1 capital, and common equity Tier 1 (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 2020, that the Bank meets all capital adequacy requirements to which it is subject.
As of March 31, 2020, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum core, common equity Tier 1, Tier 1 risk-based, and total risk-based ratios, as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.
The following table reconciles the Bank’s capital under U.S. generally accepted accounting principles to regulatory capital.
	2020	2019
Total net worth	$13,316,358	$13,443,351
Deduction due to insufficient amounts of additional Tier 1 and Tier 2 capital to cover deductions	—	—
Disallowed deferred tax assets	(510,052)	(482,962)
Accumulated other comprehensive income	(5,824)	(27,573)
Tier 1, core, and common equity Tier 1 capital	12,800,482	12,932,816
Allowance for loan losses and off-balance-sheet commitments	770,504	708,517
Unrealized gain on equity securities	6,256	33,791
Total risk-based capital	$13,577,242	$13,675,124
The Bank’s actual capital ratios are presented in the following table, which shows that the Bank met all regulatory capital requirements.
	2020		2019
	Amount	Ratio	Amount	Ratio
Total capital
(to risk-weighted assets)
Actual	$13,577,242	12.6%	$13,675,124	12.4%
For capital adequacy purposes	8,592,560	8.0	8,836,000	8.0
To be well capitalized	10,740,700	10.0	11,045,000	10.0
Tier 1 capital
(to risk-weighted assets)
Actual	$12,800,482	11.9%	$12,932,816	11.7%
For capital adequacy purposes	6,444,420	6.0	6,627,000	6.0
To be well capitalized	8,592,560	8.0	8,836,000	8.0
Core capital
(to adjusted assets)
Actual	$12,800,482	7.9%	$12,932,816	8.2%
For capital adequacy purposes	6,448,158	4.0	6,343,717	4.0
To be well capitalized	8,060,197	5.0	7,929,647	5.0
Common equity Tier 1 capital
(to average assets)
Actual	$12,800,482	11.9%	$12,932,816	11.7%
For capital adequacy purposes	4,833,315	4.5	4,970,250	4.5
To be well capitalized	6,981,455	6.5	7,179,250	6.5

B-19

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15.
FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels are as follows:
Level I:
Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:
Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:
Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data, when available.
The following tables present the assets reported on the Consolidated Statement of Financial Condition at their fair value as of March 31, 2020 and 2019, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	March 31, 2020
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
U.S. government agencies	$—	$1,992,916	$—	$1,992,916
Freddie Mac common stock	15,684	—	—	15,684
Other stock	14,741	—	—	14,741
	March 31, 2019
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
U.S. government agencies	$—	$1,000,773	$—	$1,000,773
Freddie Mac common stock	30,184	—	—	30,184
Other stock	27,003	—	—	27,003
There were no assets measured at fair value on a nonrecurring basis as of March 31, 2020 and 2019.
16.
ACCUMULATED OTHER COMPREHENSIVE INCOME

The activity in accumulated other comprehensive income for the years ended March 31, 2020 and 2019, is as follows:
Accumulated Other Comprehensive Income(1)	Unrealized Gains (Losses) on Securities Available for Sale
Balance at March 31, 2018	$8,810
Other comprehensive income before reclassifications	18,763
Amounts reclassified from accumulated other comprehensive income	—
Period change	18,763
Balance at March 31, 2019	$27,573
Other comprehensive loss before reclassifications	(21,749)
Amounts reclassified from accumulated other comprehensive income	—
Period change	(21,749)
Balance at March 31, 2020	$5,824

(1)
All amounts are net of tax. Amounts in parentheses indicate debits.

There were no amounts reclassified out of accumulated other comprehensive income during the years ended March 31, 2020 and 2019.

B-20

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
17.
SUBSEQUENT EVENTS

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including estimates inherent in the process of preparing financial statements. Non-recognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. Management has reviewed all events occurring through June 30, 2020, the date the consolidated financial statements were issued, and determined the following subsequent events required disclosure:
The 2019 novel coronavirus (COVID-19) has adversely affected, and may continue to adversely affect, economic activity globally, nationally, and locally. Following the COVID-19 outbreak in December 2019 and January 2020, market interest rates have declined significantly, with the ten-year treasury bond falling below 1.00 percent on March 3, 2020, for the first time. Such events also may adversely affect business and consumer confidence, generally, and the Bank and its customers, and their respective suppliers, vendors, and processors may be adversely affected. On March 3, 2020, the Federal Open Market Committee reduced the target federal funds rate by 50 basis points to 1.00 percent to 1.25 percent. This rate was further reduced to 0 percent to 0.25 percent on March 16, 2020. These reductions in interest rates and other effects of the COVID-19 outbreak may adversely affect the Bank’s financial condition and results of operations.
Effective May 1, 2020, the merger of the Bank with and into William Penn Bancorp, Inc. was completed pursuant to the terms previously announced in the Agreement and Plan of Merger (Agreement), dated as of December 5, 2019. Under the terms of the merger agreement, depositors of the Bank became depositors of William Penn Bank and have the same rights and privileges in William Penn, MHC, the mutual holding company parent of William Penn Bancorp, Inc., as if their accounts had been established at William Penn Bank on the date established at the Bank. As part of the transaction, William Penn Bancorp, Inc. issued additional shares of its common stock to William Penn, MHC in an amount equal to the fair value of Washington Savings Bank, as determined by an independent appraiser.

B-21

Annex C
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma condensed statement of income for the year ended June 30, 2020 presents the pro forma results of operations of William Penn Bancorp, Inc. (“William Penn”) after giving effect to the acquisitions of both Fidelity Savings and Loan Association of Bucks County (“Fidelity”) and Washington Savings Bank (“Washington”) using the acquisition method of accounting, assuming that the acquisitions became effective at the beginning of the period presented. William Penn completed the acquisitions of both Fidelity and Washington on May 1, 2020. A pro forma condensed statement of financial condition has not been included because the acquisitions of Fidelity and Washington are already reflected in William Penn’s historical statement of financial condition as of June 30, 2020.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the acquisitions of Fidelity and Washington. The fair values are estimates as of the date hereof. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

C-1

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended June 30, 2020
Reflecting the Acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank
	Year Ended June 30, 2020									Pro Forma Combined Year Ended June 30, 2020
	As reported			Pro Forma Adjustments
(Dollars in thousands)	William Penn	Fidelity(1)	Washington(2)	Fidelity		Washington		William Penn
INTEREST INCOME
Loans receivable, including fees	$17,914	$2,436	$5,619	$156	(a)	$559	(b)	$—		$26,684
Securities	1,557	15	218	—		—		—		1,790
Other	346	305	210	—		—		—		861
Total Interest Income	19,817	2,756	6,047	156		559		—		29,335
INTEREST EXPENSE
Deposits	3,604	508	1,357	(157)	(c)	(468)	(c)	—		4,844
Borrowings	1,414	119	447	(84)	(d)	(130)	(d)	—		1,766
Total Interest Expense	5,018	627	1,804	(241)		(598)		—		6,610
Net Interest Income	14,799	2,129	4,243	397		1,157		—		22,725
Provision (Benefit) For Loan Losses	626	(49)	126	—		—		—		703
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,173	2,178	4,117	397		1,157		—		22,022
OTHER INCOME
Service fees	569	127	76	—		—		—		772
Gain on sale of securities	238	1	—	—		—		—		239
Earnings on bank-owned life insurance	347	—	79	—		—		—		426
Gain on bargain purchase	746	—	—	—		—		(746)	(e)	—
Other	260	(2)	294	—		—		—		552
Total Other Income	2,160	126	449	—		—		(746)		1,989
OTHER EXPENSES
Salaries and employee benefits	6,855	882	1,982	—		—		—		9,719
Occupancy and equipment	1,784	192	884	9	(f)	22	(f)	—		2,891
Data processing	1,155	137	474	—		—		—		1,766
Professional fees	451	167	190	—		—		—		7808
Merger related expenses	3,294	—	—	—		—		(3,294)	(e)	—
Amortization on intangible assets	242	—	—	10	(g)	27	(g)	—		279
Other	1,611	540	1,160	—		—		—		3,311
Total Other Expense	15,392	1,918	4,690	19		49		(3,294)		18,774
Income (Loss) Before Income Taxes	941	386	(124)	378		1,108		2,548		5,237
Income Tax Expense (Benefit)	(387)	116	(19)	85	(h)	249	(h)	741	(h)	786
NET INCOME (LOSS)	$1,328	$270	$(105)	$293		$859		$1,807		$4,452
Pro Forma Combined Per Share Data (Common Stock)
Basic and diluted earnings per share	$0.30									$0.98	(i)
Dividends declared per share	0.50									0.50
Book value	21.47									22.15	(j)
Tangible book value	20.10									20.79	(j)
Weighted average shares outstanding (basic and diluted)	4,489,345									4,489,345	(i)

(1)
Due to the acquisition of Fidelity on May 1, 2020, this information is presented from the beginning of the fiscal year of July 1, 2019 through May 1, 2020.

(2)
Due to the acquisition of Washington on May 1, 2020, this information is based on the audited financial statements for the fiscal year ended March 31, 2020, since such information is within 93 days of William Penn’s fiscal year end.

C-2

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note A — Basis of Presentation
William Penn Bancorp, Inc. (“William Penn”) completed its acquisitions of Fidelity and Washington on May 1, 2020. The acquisitions have been accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of Fidelity and Washington presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the transaction date and as if the transactions had been effective on July 1, 2019. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.
Note B — Pro Forma Financial Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(a)
Adjustment reflects a fair value accretion on portfolio loans assuming the transaction was consummated on July 1, 2019. This consists of $288 thousand, for the ten months ended April 30, 2020, in accretable adjustments to the credit mark on the acquired loans. Amortization of $132 thousand was also included for the ten months ended April 30, 2020, which related to an interest rate adjustment on the acquired loans.

(b)
Adjustment reflects a fair value accretion on portfolio loans assuming the transaction was consummated on July 1, 2019. This consists of $493 thousand, for the nine months ended March 31, 2020, in accretable adjustments to the credit mark on the acquired loans. Accretion of $66 thousand was also included for the nine months ended March 31, 2020, which related to an interest rate adjustment on the acquired loans.

(c)
Adjustment reflects the accretion of the premium on acquired certificates of deposit assuming the transactions were consummated on July 1, 2019. The amount was estimated using the effective yield amortization method based on the remaining life of each certificate of deposit type on the assumed transaction date of July 1, 2019.

(d)
Adjustment reflects accretion of the premium on acquired Federal Home Loan Bank borrowings assuming the transactions were consummated on July 1, 2019. The amount was estimated using the effective yield amortization method based on the remaining life of each individual borrowing assumed as if the transaction occurred on July 1, 2019.

(e)
Adjustment eliminates impact of bargain purchase gain and merger-related expenses.

(f)
Adjustment reflects depreciation expense on the fair value adjustment of premises and equipment acquired.

(g)
Adjustment reflects the amortization of the core deposit intangible to be acquired in the transactions over an estimated useful life of 10 years using the sum-of-the-years digits method assuming the transactions were consummated on July 1, 2019.

(h)
Adjustment reflects an applicable income tax rate of 22.5% related to fair value pro forma adjustments.

(i)
The pro forma combined basic and diluted earnings per share as of June 30, 2020, are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of William Penn common shares outstanding during that period, as adjusted for the assumed issuance of a total of 509,191 shares (255,325 shares associated with the acquisition of Fidelity and 253,866 shares associated with the acquisition of Washington) of William Penn common stock in connection with the transactions, effective as of July 1, 2019.

(j)
Book value per share equals the pro forma combined total stockholders’ equity as of June 30, 2020, divided by the number of shares of William Penn common stock outstanding as of June 30, 2020, as adjusted, to give effect to the assumed issuance of 509,191 shares of William Penn common stock in connection with the transactions, effective as of July 1, 2019.

Tangible book value per common share is a non-GAAP financial measure. William Penn’s management believes that such information is important information to be provided because it can be used, in conjunction with more traditional bank capital ratios, to assess, on a pro forma basis, the combined companies’ capital adequacy without the effect of accumulated other comprehensive loss, goodwill, and other intangible assets and compare that capital adequacy with the capital adequacy of other banking organizations with significant amounts of goodwill and/or other intangible assets. Book value per common share is the most directly comparable financial measure calculated in accordance with GAAP. The following table presents, as of June 30, 2020, on a pro forma combined basis, the total stockholders’ equity and tangible common equity of the combined

C-3

companies and presents a reconciliation of the pro forma combined tangible book value per common share compared to the pro forma combined book value per common share:
	William Penn	Pro Forma with Fidelity and Washington
(Dollars in thousands, except per share data)	(audited)	(unaudited)
Tangible common equity
Total common stockholders’ equity	$96,365	$99,489
Adjustments:
Accumulated other comprehensive income	(76)	(76)
Goodwill	(4,858)	(4,858)
Other intangible assets	(1,192)	(1,155)
Tangible common equity	$90,239	$93,400
Common shares outstanding	4,489,345	4,489,345
Book value per common share	$21.47	$22.15
Tangible book value per common share	20.10	20.79

C-4

You should rely only on the information contained in this prospectus. Neither William Penn Bank nor William Penn Bancorporation has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
(Proposed Holding Company for William Penn Bank)
Up to
12,650,000 Shares
COMMON STOCK

Prospectus

Piper Sandler

[•]
Until [•], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ALTERNATE PROSPECTUS FOR EXCHANGE OFFER
Explanatory Note
William Penn Bancorporation, a recently formed Maryland corporation, is offering shares of its common stock for sale to eligible depositors, certain borrowers and the public in connection with the conversion of William Penn Bank from the mutual holding company structure to the stock holding company structure. Concurrent with the completion of the conversion and the offering, shares of common stock of William Penn Bancorp, Inc., a Pennsylvania corporation, owned by persons other than William Penn, MHC will be canceled and exchanged for shares of William Penn Bancorporation. This alternate prospectus serves as the proxy statement for the special meeting of stockholders of William Penn Bancorp, Inc., at which meeting stockholders will be asked to approve the plan of conversion and reorganization, and the prospectus for the shares of William Penn Bancorporation. to be issued in the exchange offer. As indicated in this alternate prospectus, portions of the alternate prospectus will be identical to portions of the offering prospectus.
This explanatory note will not appear in the final proxy statement/prospectus.

William Penn Bancorp, Inc.
Dear Stockholder:
William Penn Bancorp, Inc. a Pennsylvania corporation that is referred to as “William Penn Bancorp” throughout this document, is soliciting stockholder votes regarding the conversion of William Penn Bank from the partially public mutual holding company form of organization to the fully-public stock holding company structure. The conversion involves the formation of a new holding company for William Penn Bank, which will be called William Penn Bancorporation. (a Maryland corporation that is referred to as “William Penn Bancorporation” throughout this document), the exchange of shares of William Penn Bancorporation for your shares of William Penn Bancorp, and the sale by William Penn Bancorporation of up to 12,650,000 shares of common stock. Upon completion of the transactions, William Penn Bancorp will cease to exist.
The Proxy Vote — Your Vote Is Very Important
We have received conditional regulatory approval to implement the conversion, however we must also receive the approval of our stockholders. Enclosed is a proxy statement/prospectus describing the proposal before our stockholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the plan of conversion.
The Exchange
At the conclusion of the conversion, your shares of William Penn Bancorp common stock will be exchanged for shares of common stock of William Penn Bancorporation. The number of new shares of William Penn Bancorporation common stock that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of William Penn Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of William Penn Bancorp that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.
The Stock Offering
We are offering the shares of common stock of William Penn Bancorporation for sale at $10.00 per share. The shares are being offered in a “subscription offering” to eligible depositors and certain borrowers of William Penn Bank. If all shares are not subscribed for in the subscription offering, shares are expected to be available in a “community offering” to William Penn Bancorp public stockholders and others not eligible to place orders in the subscription offering. If you are interested in purchasing shares of our common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the phone number in the Questions and Answers section herein. The stock offering period is expected to expire on February 17, 2021.
If you have any questions please refer to the Questions and Answers section herein. We thank you for your support as a stockholder of William Penn Bancorp.
Sincerely,
Kenneth J. Stephon
President and Chief Executive Officer
This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WILLIAM PENN BANCORPORATION
(Proposed Holding Company for William Penn Bank)
PROSPECTUS OF WILLIAM PENN BANCORPORATION
PROXY STATEMENT OF WILLIAM PENN BANCORP, INC.
William Penn Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, William Penn Bank is a wholly-owned subsidiary of William Penn Bancorp, Inc., a Pennsylvania corporation that is referred to as “William Penn Bancorp” throughout this document, and William Penn, MHC owns 82.7% of William Penn Bancorp’s common stock. The remaining 17.3% of William Penn Bancorp’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, William Penn Bancorporation, a Maryland corporation that is referred to as “William Penn Bancorporation” throughout this document, will become the parent of William Penn Bank. Each share of William Penn Bancorp common stock owned by the public will be exchanged for between 2.3941 and 3.2391 shares of common stock of William Penn Bancorporation so that William Penn Bancorp’s existing public stockholders will own approximately the same percentage of William Penn Bancorporation common stock as they owned of William Penn Bancorp’s common stock immediately before the conversion. The actual number of shares that you will receive will depend on the percentage of William Penn Bancorp common stock held by the public at the completion of the conversion, the final independent appraisal of William Penn Bancorporation and the number of shares of William Penn Bancorporation common stock sold in the offering described in the following paragraph. The exchange ratio will not depend on the market price of William Penn Bancorp common stock. See “Proposal 1 — Approval of the Plan of Conversion — Share Exchange Ratio” for a discussion of the exchange ratio.
Concurrently with the exchange offer, we are offering up to 12,650,000 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 9,350,000 shares to complete the offering. All shares are offered at a price of $10.00 per share. The shares we are offering represent the 82.7% ownership interest in William Penn Bancorp now owned by William Penn, MHC. We are offering the shares of common stock in a “subscription offering” to eligible depositors and certain borrowers of William Penn Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to our local communities and the stockholders of William Penn Bancorp. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers.
The conversion of William Penn, MHC and the offering and exchange of common stock by William Penn Bancorporation is referred to herein as the “conversion and offering.” After the conversion and offering are completed, William Penn Bank will be a wholly-owned subsidiary of William Penn Bancorporation, and 100% of the common stock of William Penn Bancorporation will be owned by public stockholders. As a result of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “WMPN,” and we expect the shares of William Penn Bancorporation common stock will be quoted on the Nasdaq Capital Market under the symbol “WMPN.” The conversion and offering will be conducted pursuant to the plan of conversion and reorganization (the “plan of conversion”) of William Penn Bank, William Penn Bancorp and William Penn, MHC. The conversion and offering cannot be completed unless the stockholders of William Penn Bancorp approve the plan of conversion. Stockholders of William Penn Bancorp will consider and vote upon the plan of conversion at William Penn Bancorp’s special meeting of stockholders at to be held virtually at [•] on March 1, 2021 at 2:00 p.m., Eastern time. William Penn Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.
This document serves as the proxy statement for the special meeting of stockholders of William Penn Bancorp and the prospectus for the shares of William Penn Bancorporation common stock to be issued in exchange for shares of William Penn Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Federal Reserve Board. This document does not serve as the prospectus relating to the offering by William Penn Bancorporation of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.
This proxy statement/prospectus contains information that you should consider in evaluating the plan conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 14 for a discussion of certain risk factors relating to the conversion and offering.
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this proxy statement/prospectus is [•], and it is first being mailed to stockholders of William Penn Bancorp on or about [•].

i

William Penn Bancorp, Inc.
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
(267) 540-8500
Notice of Special Meeting of Stockholders
On March 1, 2021, William Penn Bancorp will hold its special meeting of stockholders virtually at [•]. The meeting will begin at 2:00 p.m., Eastern time. At the meeting, stockholders will consider and act on the following:
1.
The approval of a plan of conversion and reorganization (the “plan of conversion”) pursuant to which: (A) William Penn, MHC, which currently owns 82.7% of the common stock of William Penn Bancorp, will merge with and into William Penn Bancorp, with William Penn Bancorp being the surviving entity; (B) William Penn Bancorp will merge with and into William Penn Bancorporation, a Maryland corporation recently formed to be the holding company for William Penn Bank, with William Penn Bancorporation being the surviving entity; (C) the outstanding shares of William Penn Bancorp, other than those held by William Penn, MHC, will be converted into shares of common stock of William Penn Bancorporation; and (D) William Penn Bancorporation will offer shares of its common stock for sale in a subscription offering and, if necessary, in a community offering and/or syndicated community offering.

2.
An informational proposal regarding approval of a provision in William Penn Bancorporation’s amended and restated articles of incorporation (the “articles of incorporation”) requiring a super-majority vote to approve certain amendments to William Penn Bancorporation’s articles of incorporation.

3.
An informational proposal regarding approval of a provision in William Penn Bancorporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of William Penn Bancorporation’s outstanding voting stock.

4.
The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

5.
Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.
The provisions of William Penn Bancorporation’s articles of incorporation, which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of William Penn Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
Only stockholders as of December 31, 2020 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.
Please complete and sign the enclosed form of proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.
BY ORDER OF THE BOARD OF DIRECTORS
Jonathan T. Logan
Corporate Secretary
Bristol, Pennsylvania
[MAIL DATE]

Questions and Answers
You should read this document for more information about the conversion and offering. The application including the plan of conversion described in this document has been conditionally approved by the Federal Reserve Board.
The Proxy Vote
Q.
What am I being asked to approve?

A.
William Penn Bancorp stockholders as of December 31, 2020 are asked to vote on the plan of conversion. Under the plan of conversion, William Penn Bank will convert from the mutual holding company form of organization to the stock holding company form, and as part of such conversion, our newly formed stock holding company, William Penn Bancorporation, will offer for sale, in the form of shares of its common stock, William Penn, MHC’s 82.7% ownership interest in William Penn Bancorp. In addition to the shares of common stock to be issued to those who purchase shares in the offering, public stockholders of William Penn Bancorp as of the completion of the conversion and offering will receive shares of William Penn Bancorporation common stock in exchange for their existing shares of William Penn Bancorp common stock. The exchange will be based on an exchange ratio that will result in William Penn Bancorp’s existing public stockholders owning approximately the same percentage of William Penn Bancorporation common stock as they owned of William Penn Bancorp immediately prior to the conversion and offering.

Stockholders also are asked to vote on the following informational proposals with respect to the amended and restated articles of incorporation (the “articles of incorporation”) of William Penn Bancorporation:
•
Approval of a provision in William Penn Bancorporation’s articles of incorporation requiring a super-majority vote to approve certain amendments to William Penn Bancorporation’s articles of incorporation; and

•
Approval of a provision in William Penn Bancorporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of William Penn Bancorporation’s outstanding voting stock.

The provisions of William Penn Bancorporation’s articles of incorporation, which are summarized as informational proposals were approved as part of the process in which the board of directors of William Penn Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of William Penn Bancorporation’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of William Penn Bancorporation, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
YOUR VOTE IS IMPORTANT. WE CANNOT COMPLETE THE CONVERSION AND OFFERING UNLESS THOSE PROPOSALS RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES HELD BY OUR PUBLIC STOCKHOLDERS.
Q.
What is the conversion and related stock offering?

A.
William Penn Bank is converting from a partially-public mutual holding company structure to a fully-public stock holding company ownership structure. Currently, William Penn, MHC owns 82.7% of William Penn Bancorp’s common stock. The remaining 17.3% of William Penn Bancorp’s common stock is owned by public stockholders. As a result of the conversion, William Penn Bancorporation will become the parent of William Penn Bank.

Shares of common stock of William Penn Bancorporation, representing the 82.7% ownership interest of William Penn, MHC in William Penn Bancorp, are being offered for sale to eligible depositors of William Penn Bank and, possibly, to the public. At the completion of the conversion and offering, public stockholders of William Penn Bancorp will exchange their shares of William Penn Bancorp common stock for shares of common stock of William Penn Bancorporation.
After the conversion and offering are completed, William Penn Bank will be a wholly-owned subsidiary of William Penn Bancorporation, and 100% of the common stock of William Penn Bancorporation will be owned by public stockholders. Our organization will have completed the transition from partial to fully-public ownership. As a result of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
See “Proposal 1 — Approval of the Plan of Conversion” beginning on page 29 of this proxy statement/prospectus, for more information about the conversion and offering.
Q.
What are reasons for the conversion and offering?

A.
The primary reasons for the conversion and offering are to (1) strengthen our capital position and support our future growth with the additional capital we will raise in the stock offering, (2) create a more liquid and active market for shares of William Penn Bancorporation common stock, (3) transition us to a more common and flexible organizational structure and (4) enable William Penn Bancorporation to pay dividends to public stockholders without diluting their stock ownership interest.

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Q.
Why should I vote?

A.
You are not required to vote, but your vote is very important. For us to implement the plan of conversion, we must receive the affirmative vote of (1) the holders of at least two-thirds of the outstanding shares of William Penn Bancorp common stock, including shares held by William Penn, MHC and (2) the holders of a majority of the outstanding shares of William Penn Bancorp common stock entitled to vote at the special meeting, excluding shares held by William Penn, MHC.Your board of directors recommends that you vote “FOR” the plan of conversion.

Q.
What happens if I don’t vote?

A.
Your prompt vote is very important. Not voting will have the same effect as voting “Against “ the plan of conversion. Without sufficient favorable votes “FOR” the plan of conversion, we cannot complete the conversion and offering.

Q.
How do I vote?

A.
You should mark your vote, sign your proxy card and return it in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or via the Internet, by following instructions on your proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST “ THE PLAN OF CONVERSION.

Q.
If my shares are held in street name, will my broker automatically vote on my behalf?

A.
No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.
What if I do not give voting instructions to my broker?

A.
Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

Q.
How can I revoke my proxy?

A.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of William Penn Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

The Exchange
Q.
I currently own shares of William Penn Bancorp common stock. What will happen to my shares as a result of the conversion?

A.
At the completion of the conversion, your shares of William Penn Bancorp common stock will be canceled and exchanged for shares of common stock of William Penn Bancorporation, a newly formed Maryland corporation. The number of shares you will receive will be based on an exchange ratio, determined as of the completion of the conversion and offering, that is intended to result in William Penn Bancorp’s existing public stockholders owning approximately 17.3% of William Penn Bancorporation’s common stock, which is the same percentage of William Penn Bancorp common stock currently owned by existing public stockholders as adjusted to reflect the assets of William Penn, MHC.

Q.
Does the exchange ratio depend on the market price of William Penn Bancorp common stock?

A.
No, the exchange ratio will not be based on the market price of William Penn Bancorp common stock. Therefore, changes in the price of William Penn Bancorp common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.
How will the actual exchange ratio be determined?

A.
Because the purpose of the exchange ratio is to maintain the ownership percentage of the existing public stockholders of William Penn Bancorp, the actual exchange ratio will depend on the number of shares of William Penn Bancorporation’s common stock sold in the offering and, therefore, cannot be determined until the completion of the conversion and offering.

Q.
How many shares will I receive in the exchange?

A.
You will receive between 2.3941 and 3.2391 shares of William Penn Bancorporation common stock for each share of William Penn Bancorp common stock you own on the date of the completion of the conversion and offering. For example, if you own 100 shares of William Penn Bancorp common stock, and the exchange ratio is 2.8166 (at the midpoint of the offering range), you will receive 281 shares of William Penn Bancorporation common stock and $6.60 in cash, the value of the fractional share, based on the $10.00 per share purchase price in the offering. Stockholders who hold shares in street name at a brokerage firm or are held in book-entry form by our transfer agent will receive these funds in their accounts. Stockholders who hold stock certificates will receive a check in the mail.

Q.
Should I submit my stock certificates now?

A.
No. If you hold a stock certificate for William Penn Bancorp common stock, instructions for exchanging your certificate will be sent to you after completion of the conversion and offering. Until you submit the transmittal form and certificate, you will not

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receive your new certificate and check for cash in lieu of fractional shares, if any. If your shares are held in street name at a brokerage firm, the share exchange will occur automatically upon completion of the conversion and offering, without any action on your part. Please do not send in your stock certificate until you receive a transmittal form and instructions.
Q.
Do I have dissenters’ and appraisal rights?

A.
Yes. Under Pennsylvania law, dissenters’ rights of appraisal are available to William Penn Bancorp stockholders in connection with the conversion and offering. Pennsylvania law requires dissenting stockholders to follow certain statutory procedures in order to perfect your dissenters’ rights. Please refer to “Rights of Dissenting Stockholders” and Appendix D to this proxy statement/prospectus, which contains the full text of the section of the Pennsylvania statutes that govern dissenters’ rights.

Stock Offering
Q.
May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A.
Eligible depositors and certain borrowers of William Penn Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. If you would like to receive a prospectus and stock order form, please call our Stock Information Center at (855) 414-2266 from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Order forms, along with full payment, must be received (not postmarked) no later than 5:00 p.m., Eastern time on February 17, 2021.
Other Questions?
For answers to questions about the conversion or voting, please read this proxy statement/prospectus. Questions about voting may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, by calling (888) 742-1305, Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern time. For answers to questions about the stock offering, you may call our Stock Information Center, toll-free, (855) 414-2266 from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. A copy of the plan of conversion is available from William Penn Bank upon written request to the Corporate Secretary and is available for inspection at the offices of William Penn Bank and at the Federal Reserve Board.

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Summary
This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.
Special Meeting of Stockholders
Date, Time and Place; Record Date
The special meeting of William Penn Bancorp stockholders is scheduled to be held virtually at [•] at 2:00 p.m., Eastern time, on March 1, 2021. Only William Penn Bancorp stockholders of record as of the close of business on December 31, 2020 are entitled to notice of, and to vote at, the special meeting of stockholders and any adjournments or postponements of the meeting.
Purpose of the Meeting
Stockholders will be voting on the following proposals at the special meeting:
1.
Approval of the plan of conversion;

2.
An informational proposal regarding approval of a provision in William Penn Bancorporation’s articles of incorporation requiring a super-majority vote to approve certain amendments to William Penn Bancorporation’s articles of incorporation.

3.
An informational proposal regarding approval of a provision in William Penn Bancorporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of William Penn Bancorporation’s outstanding voting stock.

4.
The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

The provisions of William Penn Bancorporation’s articles of incorporation, which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of William Penn Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of William Penn Bancorporation’s articles of incorporation, which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of William Penn Bancorporation, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Vote Required
Proposal 1: Approval of the Plan of Conversion.   Approval of the plan of conversion requires the affirmative vote of holders of at least two-thirds of the outstanding shares of William Penn Bancorp, including the shares held by William Penn, MHC, and a majority of the outstanding shares of William Penn Bancorp, excluding the shares held by William Penn, MHC.
Informational Proposals 2 and 3.   While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
Proposal 4: Approval of the Adjournment of the Special Meeting.   We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
As of the record date, there were 4,489,345 shares of William Penn Bancorp common stock outstanding, of which William Penn, MHC owned 3,711,114. The directors and executive officers of William Penn Bancorp (and their affiliates), as a group, beneficially owned 67,114 shares of William Penn Bancorp common stock, representing 1.49% of the outstanding shares of William Penn Bancorp common stock and 8.62% of the shares held by persons other than William Penn, MHC as of such date. William Penn, MHC and our directors and executive officers intend to vote their shares in favor of the plan of conversion. Tyndall Capital Partners LP and Jeffrey Halis who, together, beneficially own 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders) have entered into a written agreement with us pursuant to which they have agreed to vote all such shares in favor of the plan of conversion. See “Our Management — Stockholder Agreement” for a detailed description of the written agreement we have entered into with Tyndall Capital Partners LP and Mr. Halis.
Our Company
William Penn Bancorp is, and William Penn Bancorporation following the completion of the conversion and offering will be, the bank holding company for William Penn Bank, a Pennsylvania-chartered savings bank. William Penn Bank currently conducts business through its twelve branch offices located in Bucks and Philadelphia Counties in Pennsylvania and Burlington and Camden Counties in New Jersey.

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William Penn Bank’s principal business consists of originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and to a lesser extent, non-residential real estate, multi-family and construction loans. William Penn Bank also offers commercial loans and other consumer loans, as well as a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices.
In July 2018, William Penn Bank acquired Audubon Savings Bank, a New Jersey chartered mutual savings association headquartered in Audubon, New Jersey and with two additional branch offices located in Mount Laurel and Pine Hill, New Jersey. The acquisition of Audubon Savings Bank enhanced our market share in Burlington and Camden Counties in New Jersey, and provided William Penn Bank with a physical presence in Southern New Jersey. Our entire executive management leadership team, and a large majority of the next tier of management, joined William Penn Bank in the Audubon Savings Bank merger or have been recruited since our acquisition of Audubon Savings Bank in July 2018.
In May 2020, William Penn Bank acquired both (i) Fidelity Savings and Loan Association of Bucks County, a Pennsylvania- chartered mutual savings bank headquartered in Bristol, Pennsylvania and with a branch office located in Bristol, Pennsylvania, and (ii) Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania and with three additional branch offices located in Philadelphia, Pennsylvania. The acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank further increased our market presence in our existing market area.
Our principal executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007 and our telephone number is (267) 540-8500. Our website address is www.williampenn.bank. Information on our web site should not be considered a part of this proxy statement/prospectus.
The Conversion
Description of the Conversion
William Penn Bank has been organized in the mutual holding company structure since 2008. The following diagram shows our current organizational structure, reflecting ownership percentages as of September 30, 2020:
The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of William Penn Bank’s common stock will be owned by William Penn Bancorporation, and all of William Penn Bancorporation’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to in this proxy statement/prospectus as the “plan of conversion”). Upon completion of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
As part of the conversion, we are offering for sale shares of common stock representing the 82.7% ownership interest of William Penn Bancorp that is currently held by William Penn, MHC. At the conclusion of the conversion and offering, existing public stockholders of William Penn Bancorp will receive shares of common stock of William Penn Bancorporation in exchange for their existing shares of common stock of William Penn Bancorp, based upon an exchange ratio of 2.3941 to 3.2391 at the minimum and maximum of the offering range, respectively. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in William Penn Bancorp’s existing public stockholders owning approximately the same percentage interest, 17.3%, of William Penn Bancorporation common stock as they currently own of William Penn Bancorp common stock, as adjusted to reflect the assets of William Penn, MHC, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing stockholders may purchase in the offering. The exchange ratio will be adjusted downward to reflect assets held by William Penn, MHC (other than shares of stock of William Penn Bancorp) at the completion of the conversion, which assets currently consist of cash. For more information, see “— Effect of William Penn, MHC’s Assets on Minority Stock Ownership.”

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After the conversion and offering, our ownership structure will be as follows:
The normal business operations of William Penn Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve William Penn Bancorp and William Penn Bank in the mutual holding company structure will serve the new holding company and William Penn Bank in the fully converted stock form.
Reasons for the Conversion and Offering
Our primary reasons for the conversion and offering are as follows:
•
Strengthen our capital position with the additional capital we will raise in the stock offering to support our planned growth.   A strong capital position is essential to achieving our long-term objectives of growing William Penn Bank and building stockholder value. While William Penn Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth.

•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and offering, and the listing of the shares on the Nasdaq Capital Market, is expected to result in a more liquid and active market for William Penn Bancorporation common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•
Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions.

•
Facilitate our ability to continue to pay dividends to our public stockholders.   Current regulations of the Federal Reserve Board substantially restrict the ability of certain mutual holding companies, such as William Penn, MHC, to waive dividends declared by their subsidiaries. Accordingly, because any dividends declared and paid by William Penn Bancorp must also be paid to William Penn, MHC, along with all other stockholders, the amount of dividends available for all other stockholders is less than if William Penn, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to continue to pay dividends to all stockholders of William Penn Bancorporation, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Conditions to Completing the Conversion and Offering
We cannot complete the conversion and offering unless:
•
the plan of conversion is approved by at least a majority of votes eligible to be cast by members of William Penn, MHC;

•
the plan of conversion is approved by at least two-thirds of the outstanding shares of William Penn Bancorp, including shares held by William Penn, MHC;

•
the plan of conversion is approved by at least a majority of the votes eligible to be cast by stockholders of William Penn Bancorp, excluding shares held by William Penn, MHC;

•
we sell at least the minimum number of shares offered; and

•
we receive the final approval of the Federal Reserve Board and the Pennsylvania Department of Banking and Securities to complete the conversion and offering.

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William Penn, MHC, which owns 82.7% of the outstanding shares of William Penn Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of June 30, 2020, directors and executive officers of William Penn Bancorp and their associates beneficially owned 67,114 shares of William Penn Bancorp or 1.5% of the outstanding shares, and they intend to vote those shares in favor of the plan of conversion. Tyndall Capital Partners LP and Jeffrey Halis who, together, beneficially own 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders) have entered into a written agreement with us pursuant to which they have agreed to vote all such shares in favor of the plan of conversion. See “Our Management — Stockholder Agreement” for a detailed description of the written agreement we have entered into with Tyndall Capital Partners LP and Mr. Halis.
The Exchange of Existing Shares of William Penn Bancorp Common Stock
If you are a stockholder of William Penn Bancorp on the date we complete the conversion and offering, your existing shares will be canceled and exchanged for shares of William Penn Bancorporation. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and offering. The following table shows how the exchange ratio will adjust, based on the appraised value of William Penn Bancorporation as of November 4, 2020, assuming public stockholders of William Penn Bancorp own 17.3% of William Penn Bancorp common stock and William Penn, MHC has net assets of $5.5 million immediately prior to the completion of the conversion. The table also shows how many shares of William Penn Bancorporation a hypothetical owner of William Penn Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of William Penn Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent per Share Value(1)	Shares to be Received for 100 Existing Shares(2)
	Amount	Percent	Amount	Percent
Minimum	9,350,000	83.4%	1,863,166	16.6%	11,213,166	2.3941	$23.94	239
Midpoint	11,000,000	83.4	2,191,960	16.6	13,191,960	2.8166	28.17	281
Maximum	12,650,000	83.4	2,520,754	16.6	15,170,754	3.2391	32.39	323

(1)
Represents the value of shares of William Penn Bancorporation common stock received in the conversion by a holder of one share of William Penn Bancorp common stock at the exchange ratio, assuming a market price of $10.00 per share.

(2)
Cash will be paid instead of issuing any fractional shares.

No fractional shares of William Penn Bancorporation common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share offering price.
Effect of the Conversion on Stockholders of William Penn Bancorp
The following table compares historical information for William Penn Bancorporation with similar information on a pro forma and per equivalent William Penn Bancorp share basis. The information listed as “per equivalent William Penn Bancorporation share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.
	William Penn Bancorp Historical	Pro Forma	Exchange Ratio	Per Equivalent William Penn Bancorporation Share
Book value per share at September 30, 2020:
Sale of 9,350,000 shares	$21.27	$16.14	2.3941x	$38.64
Sale of 11,000,000 shares	21.27	14.81	2.8166	41.71
Sale of 12,650,000 shares	21.27	13.83	3.2391	44.80
Earnings per share for the three months ended September 30, 2020:
Sale of 9,350,000 shares	$0.15	$0.04	2.3941	$0.10
Sale of 11,000,000 shares	0.15	0.03	2.8166	0.08
Sale of 12,650,000 shares	0.15	0.02	3.2391	0.06
Price per share(1):
Sale of 9,350,000 shares	$32.25	$10.00	2.3941	$23.94
Sale of 11,000,000 shares	32.25	10.00	2.8166	28.17
Sale of 12,650,000 shares	32.25	10.00	3.2391	32.39

(1)
At September 16, 2020, which was the day of the adoption of the plan of conversion.

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How We Determined the Offering Range and Exchange Ratio
Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. In accordance with the regulations of the Federal Reserve Board, a valuation range is established which ranges from 15% below to 15% above this pro forma market value. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated that in its valuation as of November 4, 2020, the full market value of William Penn Bancorporation’s common stock was $131.9 million, resulting in a range from $112.1 million at the minimum to $151.7 million at the maximum. Based on this valuation, we are selling the number of shares representing the 82.7% of William Penn Bancorp currently owned by William Penn, MHC. This results in an offering range of $93.5 million to $126.5 million, with a midpoint of $110.0 million. RP Financial will receive fees totaling $100,000 for its appraisal report, plus $15,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.
In preparing its appraisal, RP Financial considered the information in this proxy statement/prospectus including our financial statements. RP Financial also considered the following factors, among others:
•
the trading market for William Penn Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities;

•
our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of noninterest income, and the amount of noninterest expense;

•
the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•
a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded banks and bank and savings and loan holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure; and

•
the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans.

Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.
The appraisal was based in part upon William Penn Bancorp’s financial condition and results of operations, the effect of the additional capital that will be raised from the sale of common stock in this offering and an analysis of a peer group of nine publicly traded thrift holding companies that RP Financial considered comparable to William Penn Bancorp. The appraisal peer group consists of the companies listed below. Total assets are as of September 30, 2020.
Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Prudential Bancorp, Inc. (PBIP)	Nasdaq	Philadelphia, Pennsylvania	$1,188(1)
Elmira Savings Bank (ESBK)	Nasdaq	Elmira, New York	674
HMN Financial, Inc. (HMNF)	Nasdaq	Rochester, Minnesota	898
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Nasdaq	Shreveport, Louisiana	542
HV Bancorp, Inc. (HVBC)	Nasdaq	Doylestown, Pennsylvania	425(1)
IF Bancorp, Inc. (IROQ)	Nasdaq	Watseka, Illinois	726
Randolph Bancorp, Inc. (RNDB)	Nasdaq	Stoughton, Massachusetts	723
Severn Bancorp, Inc. (SVBI)	Nasdaq	Annapolis, Maryland	940
WVS Financial Corp. (WVFC)	Nasdaq	Pittsburgh, Pennsylvania	332

(1)
As of June 30, 2020.

In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of William Penn Bancorporation with the peer group. RP Financial made a downward adjustment for profitability, growth and viability of earnings and marketing of the issue and made an upward adjustment for financial condition and asset growth. The slight downward adjustment for profitability, growth and viability of earnings took into consideration our less favorable efficiency ratio and lower pro forma returns as a percentage of assets and equity relative to the comparable peer group measures. The slight downward adjustment for marketing of the issue took into consideration the volatile stock market conditions in both the overall

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market and, more specifically, the market for bank and thrift stocks and the heightened uncertainty associated with the new issue market in the prevailing stock market environment, including the new issue market for William Penn Bancorporation. The slight upward adjustment for financial condition took into consideration William Penn Bancorp’s stronger pro forma capital position and resulting higher pro forma ratio of interest-earning-assets-to-interest-bearing liabilities relative to the comparable peer group measures. The slight upward adjustment for asset growth took into consideration William Penn Bancorp’s stronger historical asset growth and greater earnings growth potential that may be realized from asset growth as a result of the recent acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended September 30, 2020. Stock prices are as of November 4, 2020, as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
William Penn Bancorporation (pro forma):
Minimum	61.13x	61.96%	64.06%
Midpoint	81.04x	67.52%	69.64%
Maximum	106.73x	72.31%	74.40%
Peer group companies as of November 4, 2020:
Average	11.49x	74.76%	77.15%
Median	11.82x	72.90%	77.73%

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through September 30, 2020. These ratios are different than presented in “Pro Forma Data.”

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our common stock would be priced at a premium of 828.9% to the peer group on a price-to-core earnings basis, a discount of 3.3% to the peer group on a price-to-book basis and a discount of 3.6% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value basis and a tangible book value basis.
Compared to the average pricing ratios of the peer group, at the minimum of the offering range, our common stock would be priced at a premium of 432.0% the peer group on a price-to-core earnings basis, a discount of 17.1% to the peer group on a price-to-book basis and a discount of 17.0% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.
Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Based upon such formula and the offering range, the exchange ratio will range from a minimum of 2.3941 shares to a maximum of 3.2391 shares of William Penn Bancorporation common stock for each current share of William Penn Bancorp common stock, with a midpoint of 2.8166 shares. Based upon this exchange ratio, we expect to issue between 1,863,166 shares and 2,520,754 shares of William Penn Bancorporation common stock to the holders of William Penn Bancorp common stock outstanding immediately before the completion of the conversion and offering.
Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.
Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.

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How We Intend to Use the Proceeds of this Offering
The following table summarizes how we intend to use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.
	9,350,000 Shares at $10.00 per Share	12,650,000 Shares at $10.00 per Share
	(In thousands)
Offering proceeds	$93,500	$126,500
Less: offering expenses	2,247	2,551
Net offering proceeds	91,253	123,949
Less:
Proceeds contributed to William Penn Bank	45,626	61,975
Proceeds used for loan to employee stock ownership plan	7,480	10,120
Proceeds remaining for William Penn Bancorporation	$38,147	$51,854
Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, William Penn Bancorporation may use the funds it retains to invest in securities, repurchase shares of its common stock (subject to regulatory restrictions) pay cash dividends or for general corporate purposes. William Penn Bank intends to use the portion of the proceeds that it receives to fund new loans, to invest in securities or for general corporate purposes. However, we have not allocated specific dollar amounts to any particular area of our loan portfolio. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to acquire other companies as opportunities arise, primarily in or adjacent to our existing market areas, although we have no specific understandings or agreements to do so at this time.
Purchases by Directors and Executive Officers
We expect that our directors and executive officers, together with their associates, will subscribe for approximately 132,000 shares, which is 1.2% of the shares offered at the midpoint of the offering. Our directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of William Penn Bancorp, our directors and executive officers, together with their associates, are expected to own 321,029 shares of William Penn Bancorporation common stock, which would equal 2.43% of our outstanding shares if 11,000,000 shares are sold at the midpoint of the offering range.
Market for William Penn Bancorporation’s Common Stock
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “WMPN,” and we expect the shares of William Penn Bancorporation common stock will be listed on the Nasdaq Capital Market under the symbol “WMPN” upon the completion of the conversion. Once shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. Persons purchasing the common stock in the offering may not be able to sell their shares at or above the $10.00 offering price. Brokerage firms typically charge commissions related to the purchase or sale of securities.
Our Dividend Policy
William Penn Bancorp has historically paid an annual cash dividend to all stockholders and, for the year ended June 30, 2020, declared an annual cash dividend of $0.42 per share.
After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis but have not determined the timing of our first quarterly dividend following the completion of the conversion and offering. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions.
We also intend to seek regulatory approval, subsequent to the completion of the conversion and offering, to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved, particularly if it is deemed to be a return of capital under 12 C.F.R. § 239.63(e)(4).
We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. See “Our Dividend Policy” for additional information.
Benefits of the Conversion to Management
We will recognize additional compensation expense related to the expanded employee stock ownership plan and the intended new equity incentive plan. The actual expense will depend on the market value of our common stock and will increase as the value of our

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common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the intended new equity incentive plan would have been $1.8 million for the year ended June 30, 2020 on an after-tax basis, assuming shares had been sold at the maximum of the offering range. If awards under the intended new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 10.4%. See “Pro Forma Data” for an illustration of the effects of each of these plans.
Employee Stock Ownership Plan.   In connection with our reorganization to the mutual holding company structure in April 2008, William Penn Bank’s employee stock ownership plan purchased 87,384 shares of William Penn Bancorp common stock in William Penn Bancorp’s minority stock offering using funds borrowed from William Penn Bancorp. The loan from William Penn Bancorp to the employee stock ownership plan has been fully repaid and our employee stock ownership plan is currently administered on a “pay as you go” basis, whereby William Penn Bank periodically contributes cash to the employee stock ownership plan to purchase shares of William Penn Bancorp common stock that will be allocated to plan participants’ accounts.
Our existing employee stock ownership plan intends to purchase an amount of shares equal to 8% of the shares sold in the offering. The plan will use the proceeds from a 25-year loan from William Penn Bancorporation to purchase these shares. We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the intended purchases, subject to Federal Reserve Board approval. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants based on an individual’s compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.
New Equity Incentive Plan.   We do not maintain an existing equity incentive plan, but intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our stockholders for their approval. Under this plan, we may grant stock options in an amount up to 10.0% of the number of shares sold in the offering and restricted stock awards in an amount up to 4.0% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan may award a greater number of options and restricted stock if the plan is adopted after one year from the date of the completion of the conversion. We have not yet determined the number of shares that would be reserved for issuance under this plan. The new equity incentive plan will comply with all applicable Federal Reserve Board regulations.
The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan (assuming the equity incentive plan is implemented within one year following the completion of the conversion). The equity incentive plan may award a greater number of options and restricted stock awards if the plan is adopted more than one year after completion of the conversion.
	Number of Shares to be Granted or Purchased		Dilution Resulting From the Issuance of Shares for Stock Benefit Plans	Total Estimated Value At Maximum of Offering Range
(Dollars in thousands)	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued in the Offering(3)
Employee stock ownership plan(1)	1,012,000	8.0%	0.00%	$10,120
Restricted stock awards(1)	506,000	4.0	3.22	5,060
Stock options(2)	1,265,000	10.0	7.68	3,782
Total	2,783,000	22.0%	10.43%	$18,962

(1)
Assumes the value of William Penn Bancorporation common stock is $10.00 per share for determining the total estimated value.

(2)
Assumes the value of a stock option is $2.99, which was determined using the Black-Scholes option pricing formula. See “Pro Forma Data.”

(3)
At the maximum of the offering range, we will sell 12,650,000 shares.

We may fund our plans through open market purchases, as opposed to new issuances of authorized common stock. Federal Reserve Board regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or, with prior regulatory approval, under extraordinary circumstances.
The following table presents information regarding our existing employee stock ownership plan and additional shares to be purchased by our employee stock ownership plan, and our proposed new equity incentive plan. The table below assumes that 15,208,616 shares are outstanding after the offering, which includes the sale of 12,650,000 shares in the offering at the maximum of the offering range and the issuance of 2,558,616 shares in exchange for shares of William Penn Bancorp using an exchange ratio of 3.2877. It is also assumed that the value of the stock is $10.00 per share.

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	Eligible Participants	Number of Shares at Maximum of Offering Range	Estimated Value of Shares	Percentage of Shares Outstanding After the Conversion and Offering
	(Dollars in thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2008 offering(1)		287,292(2)	$874	1.89%
Shares to be purchased in this offering		1,012,000	10,120	6.65
Total		1,299,292	$10,994	8.54%

(1)
Represents 87,384 shares purchased in William Penn Bancorp’s 2008 minority stock offering, as adjusted for the 3.2877 exchange ratio at the maximum of the offering range.

(2)
As of June 30, 2020, all of these shares had been allocated to the accounts of participants and no shares remain unallocated.

Dissenters’ Rights
Under Pennsylvania law, dissenters’ rights of appraisal are available to William Penn Bancorp stockholders in connection with the conversion and offering. Pennsylvania law requires dissenting stockholders to follow certain statutory procedures in order to perfect your dissenters’ rights. Please refer to “Rights of Dissenting Stockholders” and Appendix D to this proxy statement/prospectus, which contains the full text of the section of the Pennsylvania statutes that govern dissenters’ rights.
Differences in Stockholder Rights
As a result of the conversion, existing stockholders of William Penn Bancorp will become stockholders of William Penn Bancorporation. The rights of stockholders of William Penn Bancorporation will be less than the rights stockholders currently have. The decrease in stockholder rights results from differences between the articles of incorporation and bylaws of William Penn Bancorporation and the articles of incorproation and bylaws of William Penn Bancorp and from distinctions between Maryland and Pennsylvania law. The differences in stockholder rights under the articles of incorporation and bylaws of William Penn Bancorporation are not mandated by Maryland law but have been chosen by management as being in the best interests of the corporation and all of its stockholders. However, the provisions in William Penn Bancorporation’s articles of incorporation and bylaws may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult.
The differences in stockholder rights include the following:
•
supermajority voting requirements for certain business combinations and changes to some provisions of the articles of incorporation and bylaws;

•
limitation on the right to vote shares;

•
a majority of stockholders required to call special meetings of stockholders; and

•
greater lead time required for stockholders to submit business proposals or director nominations.

Tax Consequences
As a general matter, (1) the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or to existing stockholders of William Penn Bancorp who receive William Penn Bancorporation common stock in exchange for their William Penn Bancorp common stock and (2) the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing stockholders of William Penn Bancorp who receive cash in lieu of fractional share interests in shares of William Penn Bancorporation will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Townsend & Stockton LLP and S.R. Snodgrass, P.C. have issued us opinions to this effect, which are summarized under “The Conversion and Offering — Material Income Tax Consequences.”
Important Risks in Owning William Penn Bancorporation’s Common Stock
An investment in William Penn Bancorporation’s common stock is subject to risk, including risks related to our business and this offering.
Specific risks related to our business include, but are not limited to, those related to the ongoing novel coronavirus (“COVID-19”) pandemic; our emphasis on residential mortgage lending; our origination of non-owner-occupied one- to four-family residential mortgage loans; our planned increased in commercial real estate and commercial lending; our allowance for loan losses; the geographic concentration of our loan portfolio and local and national economic conditions; our deferred tax assets; the value of our goodwill; our strategy of growing through mergers and acquisitions; our branch office strategy; our liquidity management; competition within our market area; changes in interest rates; reliance on our management team; reputation risk; dependence on technology; cybersecurity risks; acts of terrorism or other external events; changes in and compliance with laws and regulations; and the historical low trading volume of our common stock.

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Specific risks related to this offering include, but are not limited to, those related to the future trading price of the common stock of William Penn Bancorporation; trading market for the common stock of William Penn Bancorporation; use of the net offering proceeds; intended new stock-based benefit plans; return on equity after the completion of the offering; anti-takeover factors; forum selection provision for certain litigation; and the irrevocability of your investment decision.
Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 14 of this proxy statement/prospectus.

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Risk Factors
You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of William Penn Bancorporation common stock.
Risks Related to Our Business
Risks Related to COVID-19 Pandemic and Associated Economic Slowdown
The widespread outbreak of the novel coronavirus (“COVID-19”) has adversely affected, and will likely continue to adversely affect, our business, financial condition, and results of operations. Moreover, the longer the pandemic persists, the more material the ultimate effects are likely to be.
The COVID-19 pandemic is negatively impacting economic and commercial activity and financial markets, both globally and within the United States. In our market area, stay-at-home orders and travel restrictions — and similar orders imposed across the United States to restrict the spread of COVID-19 — resulted in significant business and operational disruptions, including business closures, supply chain disruptions, and mass layoffs and furloughs. Local jurisdictions have subsequently lifted stay-at-home orders and moved to phased reopening of businesses, although capacity restrictions and health and safety recommendations that encourage continued physical distancing and working remotely have limited the ability of businesses to return to pre-pandemic levels of activity.
We have implemented business continuity plans and continue to provide financial services to clients, while taking health and safety measures such as transitioning most in-person customer transactions to our drive-thru facilities and limiting access to the interior of our facilities, frequent cleaning of our facilities, and using a remote workforce where possible. Despite these safeguards, we may nonetheless experience business disruptions.
The COVID-19 pandemic has negatively affected our business and is likely to continue to do so. During the quarter ended June 30, 2020, we provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. We also granted eligible loan modifications in the form of payment deferral of principal and interest for $49.8 million of existing loans under the 2020 Coronavirus Aid, Relief, and Economic Security (CARES) Act. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The extent to which COVID-19 will continue to negatively affect our business is unknown and will depend on the geographic spread of the virus, the overall severity of the disease, the duration of the pandemic, the actions undertaken by national, state and local governments and health officials to contain the virus or treat its effects, and how quickly and to what extent economic conditions improve and normal business and operating conditions resume. The longer the pandemic persists, the more material the ultimate effects are likely to be.
The continued spread of COVID-19 and the efforts to contain the virus, including stay-at-home orders and travel restrictions, could, among other things: (1) cause changes in consumer and business spending, borrowing and saving habits, which may affect the demand for loans and other products and services we offer, as well as the creditworthiness of potential and current borrowers; (2) cause our borrowers to be unable to meet existing payment obligations, particularly those borrowers that may be disproportionately affected by business shut downs and travel restrictions, such as those operating in the travel, lodging, retail, and entertainment industries, resulting in increases in loan delinquencies, problem assets, and foreclosures; (3) cause the value of collateral for loans, especially real estate, to decline in value; (4) reduce the availability and productivity of our employees; (5) require us to increase our allowance for credit losses; (6) cause our vendors and counterparties to be unable to meet existing obligations to us; (7) negatively impact the business and operations of third party service providers that perform critical services for our business; (8) impede our ability to close mortgage loans, if appraisers and title companies are unable to perform their functions; (9) cause the value of our securities portfolio to decline; and (10) cause the net worth and liquidity of loan guarantors to decline, impairing their ability to honor commitments to us.
Any one or a combination of the above events could have a material, adverse effect on our business, financial condition, and results of operations.
Risks Related to Our Lending Activities
Our emphasis on residential mortgage loans exposes us to lending risks.
At September 30, 2020, $335.2 million, or 66.3%, of our loan portfolio was secured by one- to four-family real estate and we intend to continue to make loans of this type after the offering. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.
Our origination of non-owner occupied one- to four-family residential mortgage loans may expose us to increased lending risks.
At September 30, 2020, loans secured by non-owner occupied one- to four-family residential properties totaled $116.9 million, or 29.7% of our total residential loan portfolio (including home equity loans and lines of credit and residential construction loans). We intend to continue to make loans secured by non-owner occupied one- to four-family residential properties in the future. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without

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the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.
Our planned increase in commercial real estate and commercial lending could expose us to increased lending risks and related loan losses.
At September 30, 2020, we had $107.8 million in commercial real estate and business loans (which include non-residential real estate loans, multi-family loans, land loans and commercial loans), which represented 21.3% of our total loan portfolio at that date. Of this amount, $80.0 million, or 15.8% of our total loan portfolio, was comprised of non-residential real estate loans made to small and medium-sized business located in our market area. Our current business strategy is to continue to increase our originations of commercial real estate loans in accordance with our conservative underwriting guidelines. Commercial real estate loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the properties and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans.
The offering will allow us to increase our loans-to-one borrower limit which may result in larger loan balances. In addition, to the extent that borrowers have more than one commercial loan outstanding, an adverse development with respect to one loan or one credit relationship could expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan. Furthermore, if loans that are collateralized by commercial real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.
If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.
In determining the amount of the allowance for loan losses, we analyze, among other things, our loss and delinquency experience by portfolio segments and we consider the effect of existing economic conditions. In addition, we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. If the actual results are different from our estimates, or our analyses are inaccurate, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance and would decrease our net income. Our emphasis on loan growth and on increasing our portfolio, as well as any future credit deterioration, will require us to increase our allowance further in the future.
In addition, our banking regulators periodically review our allowance for loan losses and could require us to increase our provision for loan losses. Any increase in our allowance for loan losses or loan charge-offs resulting from these regulatory reviews may have a material adverse effect on our results of operations and financial condition.
The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.
While there is not a single employer or industry in our market area on which a significant number of our customers are dependent, a substantial portion of our loan portfolio is comprised of loans secured by property located in the suburbs of Philadelphia, particularly in Bucks and Philadelphia Counties in Pennsylvania and in Southern New Jersey. This makes us vulnerable to a downturn in the local economy and real estate markets. Adverse conditions in the local economy such as unemployment, recession, a catastrophic event or other factors beyond our control could impact the ability of our borrowers to repay their loans, which could impact our net interest income. Decreases in local real estate values caused by economic conditions, recent changes in tax laws or other events could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure. Further, deterioration in local economic conditions could drive the level of loan losses beyond the level we have provided for in our allowance for loan losses, which in turn could necessitate an increase in our provision for loan losses and a resulting reduction to our earnings and capital.
Economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.
Prolonged deteriorating economic conditions could significantly affect the markets in which we do business, the value of our loans and investment securities, and our ongoing operations, costs and profitability. Further, declines in real estate values and sales volumes and elevated unemployment levels may result in higher loan delinquencies, increases in our non-performing and classified assets and a decline in demand for our products and services. These events may cause us to incur losses and may adversely affect our financial condition and results of operations. Reduction in problem assets can be slow, and the process can be exacerbated by the condition of the properties securing non-performing loans and the lengthy foreclosure process in Pennsylvania and New Jersey, where the majority of our borrowers reside. To the extent that we must work through the resolution of assets, economic problems may cause us to incur losses and adversely affect our capital, liquidity, and financial condition.
Risks Related to our Deferred Tax Assets and Goodwill
We may not be able to realize our deferred tax assets.
We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. At September 30, 2020, we had net deferred tax assets totaling $4.4 million. We have determined that no

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valuation allowance is required as of September 30, 2020, although there is no guarantee that those assets will be fully recognizable in future periods. Management regularly reviews the net deferred tax asset for recoverability based on our history of earnings, expectations for future earnings and expected timing of reversals of temporary differences.
The value of our goodwill may decline in the future.
As of September 30, 2020, we had $4.9 million of goodwill. A significant decline in our expected future cash flows, a significant adverse change in the business climate or slower growth rates, any or all of which could be materially impacted by many of the risk factors discussed herein, may necessitate our taking charges in the future related to the impairment of our goodwill. Future regulatory actions could also have a material impact on assessments of goodwill for impairment. If the fair value of our net assets improves at a faster rate than the market value of our reporting units, or if we were to experience increases in book values of a reporting unit in excess of the increase in fair value of equity, we may also have to take charges related to the impairment of our goodwill. If we were to conclude that a future write-down of our goodwill is necessary, we would record the appropriate charge, which could have a material adverse effect on our results of operations.
Risks Related to Our Growth Strategy
We are subject to certain risks in connection with our strategy of growing through mergers and acquisitions.
Acquisitions of banking institutions and other financial service companies within and surrounding our market area have been, and we expect will continue to be, a key component of our strategy. In July 2018, we acquired Audubon Savings Bank, a New Jersey- chartered mutual savings association headquartered in Audubon, New Jersey. Additionally, in May 2020, we acquired both Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania and Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania. It is possible that we could acquire other banking institutions, other financial services companies or branches of financial institutions in the future. Acquisitions typically involve the payment of a premium over book and trading values and, therefore, may result in the dilution of our tangible book value per share. Our ability to engage in future mergers and acquisitions depends on various factors, including: (1) our ability to identify suitable merger partners and acquisition opportunities; (2) our ability to finance and complete transactions on acceptable terms and at acceptable prices; and (3) our ability to receive the necessary regulatory and, when required, stockholder approvals. Our inability to engage in an acquisition or merger for any of these reasons could have an adverse impact on the implementation of our business strategies. Furthermore, mergers and acquisitions involve a number of risks and challenges, including (1) our ability to achieve planned synergies and to integrate the branches and operations we acquire, and the internal controls and regulatory functions of the acquired entity into our current operations and (2) the diversion of management’s attention from existing operations, which may adversely affect our ability to successfully conduct our business and negatively impact our financial results.
The building of market share through our branch office strategy, and our ability to achieve profitability on new branch offices, may increase our expenses and negatively affect our earnings.
We believe there are branch expansion opportunities within our market area and adjacent markets, including markets in other states, and will seek to grow our deposit base by adding branches to our existing twelve-branch network. There are considerable costs involved in opening branch offices, especially in light of the capabilities needed to compete in today’s environment. Moreover, new branch offices generally require a period of time to generate sufficient revenues to offset their costs, especially in areas in which we do not have an established presence. Accordingly, new branch offices could negatively impact our earnings and may do so for some period of time. Our investments in products and services, and the related personnel required to implement new policies and procedures, take time to earn returns and can be expected to negatively impact our earnings for the foreseeable future. The profitability of our expansion strategy will depend on whether the income that we generate from the new branch offices will offset the increased expenses resulting from operating these branch offices.
Risks Related to Our Business and Industry Generally
Ineffective liquidity management could adversely affect our financial results and condition.
Effective liquidity management is essential for the operation of our business. We require sufficient liquidity to meet customer loan requests, customer deposit maturities/withdrawals, payments on our debt obligations as they come due and other cash commitments under both normal operating conditions and other unpredictable circumstances causing industry or general financial market stress. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy generally. Factors that could detrimentally impact our access to liquidity sources include a downturn in the geographic markets in which our loans and operations are concentrated or difficult credit markets. Our access to deposits may also be affected by the liquidity needs of our depositors. In particular, a majority of our liabilities are checking accounts and other liquid deposits, which are payable on demand or upon several days’ notice, while by comparison, a substantial majority of our assets are loans, which cannot be called or sold in the same time frame. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future, especially if a large number of our depositors seek to withdraw their accounts, regardless of the reason. A failure to maintain adequate liquidity could materially and adversely affect our business, results of operations or financial condition.
Strong competition within our market area could hurt our profits and slow growth.
Our profitability depends upon our continued ability to compete successfully in our market area. We face intense competition both in making loans and attracting deposits. We continue to face stiff competition for one- to four-family residential loans from other

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financial service providers, including large national residential lenders, local community banks and credit unions. Other competitors for one- to four-family residential loans include credit unions and mortgage brokers which keep overhead costs and mortgage rates down by selling loans and not holding or servicing them. Our competitors for commercial real estate loans include other community banks and commercial lenders, some of which are larger than us and have greater resources and lending limits than we have and offer services that we do not provide. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. We expect competition to remain strong in the future.
Changes in interest rates may hurt our profits and asset values and our strategies for managing interest rate risk may not be effective.
We are subject to significant interest rate risk as a financial institution with a high percentage of fixed-rate loans and certificates of deposit on our balance sheet. During the past several years, it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels. As a result, recent market rates on the loans we have originated and the yields on securities we have purchased have been at relatively low levels. Our interest-bearing liabilities, on the other hand, likely will reprice or mature more quickly than our interest-earning assets, much of which has been booked relatively recently. Accordingly, if market interest rates increase, our net interest income may be adversely affected and may decrease, which may have an adverse effect on our future profitability. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted-average yield earned on our interest-earning assets and the weighted-average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. Changes in interest rates also can affect: (1) our ability to originate loans; (2) the value of our interest-earning assets and our ability to realize gains from the sale of such assets; (3) our ability to obtain and retain deposits in competition with other available investment alternatives; and (4) the ability of our borrowers to repay their loans, particularly adjustable or variable-rate loans. Interest rates are highly sensitive to many factors, including government monetary policies, domestic and international economic and political conditions and other factors beyond our control.
We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
We depend upon the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess expertise in our markets and key business relationships, and the loss of any one of them could be difficult to replace. Our loss of one or more of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets.
We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance.
We are a community bank and our reputation is one of the most valuable assets of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers or otherwise, our business and operating results may be materially adversely affected.
We are dependent on our information technology and telecommunications systems and third-party service providers; systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.
Our business is dependent on the successful and uninterrupted functioning of our information technology and telecommunications systems and third-party service providers. The failure of these systems, or the termination of a third-party software license or service agreement on which any of these systems is based, could interrupt our operations. Because our information technology and telecommunications systems interface with and depend on third-party systems, we could experience service denials if demand for such services exceeds capacity or such third-party systems fail or experience interruptions. If significant, sustained or repeated, a system failure or service denial could compromise our ability to operate effectively, damage our reputation, result in a loss of customer business, and/or subject us to additional regulatory scrutiny and possible financial liability, any of which could have a material adverse effect on us.
Our third-party service providers may be vulnerable to unauthorized access, computer viruses, phishing schemes and other security breaches. We likely will expend additional resources to protect against the threat of such security breaches and computer viruses, or to alleviate problems caused by such security breaches or viruses. To the extent that the activities of our third-party service providers or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, regulatory scrutiny, litigation costs and other possible liabilities.
Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, as well as personally identifiable information about our customers and employees.

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The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. We, our customers, and other financial institutions with which we interact, are subject to ongoing, continuous attempts to penetrate key systems by individual hackers, organized criminals, and in some cases, state-sponsored organizations. While we have established policies and procedures to prevent or limit the impact of cyber-attacks, there can be no assurance that such events will not occur or will be adequately addressed if they do. In addition, we also outsource certain cybersecurity functions, such as penetration testing, to third party service providers, and the failure of these service providers to adequately perform such functions could increase our exposure to security breaches and cybersecurity threats. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other malicious code and cyber-attacks that could have an impact on information security. Any such breach or attacks could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such unauthorized access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties; disrupt our operations and the services we provide to customers; damage our reputation; and cause a loss of confidence in our products and services, all of which could adversely affect our financial condition and results of operations.
We must keep pace with technological change to remain competitive.
Financial products and services have become increasingly technology-driven. Our ability to meet the needs of our customers competitively, and in a cost-efficient manner, is dependent on the ability to keep pace with technological advances and to invest in new technology as it becomes available, as well as related essential personnel. In addition, technology has lowered barriers to entry into the financial services market and made it possible for financial technology companies and other non-bank entities to offer financial products and services traditionally provided by banks. The ability to keep pace with technological change is important, and the failure to do so, due to cost, proficiency or otherwise, could have a material adverse impact on our business and therefore on our financial condition and results of operations.
Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or outside persons, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of our internal control system and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulations, adverse business decisions or their implementation, and customer attrition due to potential negative publicity. Although our control testing has not identified any significant deficiencies in our internal control system, a breakdown in our internal control system, improper operation of our systems or improper employee actions could result in material financial loss to us, the imposition of regulatory action, and damage to our reputation.
Acts of terrorism and other external events could impact our business.
Financial institutions have been, and continue to be, targets of terrorist threats aimed at compromising operating and communication systems. Such events could cause significant damage, impact the stability of our facilities and result in additional expenses, impair the ability of our borrowers to repay their loans, reduce the value of collateral securing repayment of our loans, and result in the loss of revenue. The occurrence of any such event could have a material adverse effect on our business, operations and financial condition.
Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.
William Penn Bank is subject to extensive government regulation, supervision and examination by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities. In addition, William Penn, MHC and William Penn Bancorp are, and William Penn Bancorporation. will be, subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Pennsylvania Department of Banking and Securities. Such regulation, supervision and examination govern the activities in which we may engage, and are intended primarily for the protection of the deposit insurance fund and William Penn Bank’s depositors and not for the protection of our stockholders. Federal and state regulatory agencies have the ability to take strong supervisory actions against financial institutions that have experienced increased loan production and losses and other underwriting weaknesses or have compliance weaknesses. These actions include the entering into of formal or informal written agreements and cease and desist orders that place certain limitations on their operations. If we were to become subject to a regulatory action, such action could negatively impact our ability to execute our business plan, and result in operational restrictions, as well as our ability to grow, pay dividends, repurchase stock or engage in mergers and acquisitions. See “Regulation — Banking Regulation — Capital Requirements” for a discussion of regulatory capital requirements.
We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
William Penn Bancorporation is an emerging growth company and, for so long as it continues to be an emerging growth company, William Penn Bancorporation may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding

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advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, William Penn Bancorporation also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
William Penn Bancorporation will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (2) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. Investors may find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Risks Related to the Trading History of our Common Stock
The trading history of our common stock is characterized by low trading volume. The value of your common stock may be subject to sudden decreases due to the volatility of the price of our common stock.
Although our common stock trades on OTC Pink Marketplace, it has not been regularly traded. We cannot predict the extent to which investor interest in us will lead to a more active trading market in our common stock or how liquid that market might become. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence is dependent upon the individual decisions of investors, over which we have no control.
The market price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including, but not limited to, the factors discussed in other risk factors and the following:
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actual or anticipated fluctuations in our operating results;

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changes in interest rates;

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changes in the legal or regulatory environment in which we operate;

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press releases, announcements or publicity relating to us or our competitors or relating to trends in our industry;

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changes in expectations as to our future financial performance, including financial estimates or recommendations by securities analysts and investors;

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future issuances of our common stock;

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changes in economic conditions in our marketplace, general conditions in the U.S. economy, financial markets or the banking industry; and

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other developments affecting our competitors or us.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance, and could prevent you from selling your common stock at or above the price at which you purchased shares. In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.
Risks Related to the Offering and Share Exchange
The market value of William Penn Bancorporation common stock received in the share exchange may be less than the market value of William Penn Bancorp common stock exchanged.
The number of shares of William Penn Bancorporation common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of William Penn Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of William Penn Bancorporation common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of William Penn Bancorp common stock will own approximately the same percentage of William Penn Bancorporation common stock after the conversion and offering as they owned of William Penn Bancorp common stock immediately before the completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of William Penn Bancorp common stock.
The exchange ratio ranges from a minimum of 2.3941 to a maximum of 3.2391 shares of William Penn Bancorporation common stock per share of William Penn Bancorp common stock. Shares of William Penn Bancorporation common stock issued in the share

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exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of William Penn Bancorp common stock at the time of the exchange, the initial market value of the William Penn Bancorporation common stock that you receive in the share exchange could be less than the market value of the William Penn Bancorp common stock that you currently own. See “Proposal 1 — Approval of the Plan of Conversion — The Share Exchange Ratio.”
Risks Related to the Offering
The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of William Penn Bancorporation and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.
William Penn Bancorp does not have an active trading market for its common stock and an active trading market for William Penn Bancorporation’s common stock may not develop.
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace operated by OTC Markets Group under the trading symbol “WMPN.” Upon completion of the conversion, the common stock of William Penn Bancorporation will replace the existing shares of William Penn Bancorp, and we expect the common stock will be listed on the Nasdaq Capital Market. William Penn Bancorp does not have an active trading market for its common stock and an active public trading market for William Penn Bancorporation’s common stock may not develop or be sustained after the stock offering. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
We intend to invest 50% of the net proceeds of the offering in William Penn Bank. We may use any remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. William Penn Bank may use the net proceeds it receives to fund new loans, develop new products and services, expand its office network by establishing additional loan production offices, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening or acquiring new branches or acquiring other financial institutions, may require the approval of the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.
Our stock-based benefit plans will increase our expenses and reduce our net income.
We intend to adopt one or more stock-based benefit plans after the conversion and offering, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.
In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $2.2 million ($1.8 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Our Management — Executive Compensation — Future Equity Incentive Plan.”

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The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
We intend to adopt one or more stock-based benefit plans following the conversion and offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the stock-based benefit plans through open market purchases, stockholders would experience dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to regulatory limitations of 10% and 4%, respectively, of the shares of common stock sold in the offering, and all such stock options are exercised. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, the stock-based benefit plans would not be subject to these regulatory limitations and stockholders could experience greater dilution.
Although the implementation of stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.
We have not determined when we will adopt one or more stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plans will increase our expenses and reduce our net income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “— The implementation of stock-based benefit plans may dilute your ownership interest.” Historically, stockholders have approved these stock-based benefit plans. Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.
Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity is low and will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and non-interest income, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.
We will incur increased costs as a result of operating as a fully public company and our management will be required to devote substantial time to new compliance initiatives.
Upon completion of the conversion and offering, we will incur significant legal, accounting and other expenses associated with being a fully public company. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the Nasdaq Stock Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives, which could divert their attention from our core operations, and we may also need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.
Various factors may make takeover attempts more difficult to achieve.
Certain provisions of our articles of incorporation and bylaws and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of William Penn Bancorporation without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without the prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must obtain the approval of the Federal Reserve Board before acquiring control of a bank holding company. Moreover, there also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of William Penn Bancorporation without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of William Penn Bancorporation.”

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Our bylaws provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.
The bylaws of William Penn Bancorporation provide that, unless William Penn Bancorporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of William Penn Bancorporation, (ii) any action asserting a claim of breach of a fiduciary duty owed to William Penn Bancorporation or William Penn Bancorporation’s stockholders, by any director, officer or other employee of William Penn Bancorporation, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it believes is more favorable for disputes with William Penn Bancorporation and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.
You may not revoke your decision to purchase William Penn Bancorporation common stock in the subscription or community offerings after you send us your order.
Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond April 2, 2021, or the number of shares to be sold in the offering is increased to more than 12,650,000 shares or decreased to fewer than 9,350,000 shares.
The distribution of subscription rights could have adverse income tax consequences.
If the subscription rights granted to certain current or former depositors and borrowers of William Penn Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received a letter from RP Financial which states its belief, without undertaking any independent investigation of state or federal law or the position of the Internal Revenue Service, that as an ascertainable factual matter the subscription rights will have no market value; however, such letter is not binding on the Internal Revenue Service.
A Warning About Forward-Looking Statements
This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:
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statements of our beliefs, goals, intentions and expectations;

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statements regarding our business plans, prospects, growth and operating strategies;

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statements regarding the quality of our loan and investment portfolios; and

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estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:
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general economic conditions, either nationally or in our market area, that are worse than expected;

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changes in the interest rate environment that reduce our interest margins, reduce the fair value of financial instruments or reduce the demand for our loan products;

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increased competitive pressures among financial services companies;

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changes in consumer spending, borrowing and savings habits;

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changes in the quality and composition of our loan or investment portfolios;

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changes in real estate market values in our market area;

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decreased demand for loan products, deposit flows, competition, or decreased demand for financial services in our market area

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major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

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legislative or regulatory changes that adversely affect our business or changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board;

•
technological changes that may be more difficult or expensive than expected;

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•
success or consummation of new business initiatives may be more difficult or expensive than expected;

•
the inability to successfully integrate acquired businesses and financial institutions into our business operations;

•
adverse changes in the securities markets;

•
the inability of third party service providers to perform; and

•
changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this proxy statement/prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.
Further information on other factors that could affect us are included in the section captioned “Risk Factors.”
Selected Consolidated Financial and Other Data
The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information as of September 30, 2020 and 2019 and for the three months then ended is derived in part from the unaudited consolidated financial statements that appear in this proxy statement/prospectus. The information as of June 30, 2020 and 2019 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. The information at June 30, 2018, 2017 and 2016, and for the years then ended, is derived in part from our audited financial statements that do not appear in this proxy statement/prospectus. The information presented below reflects William Penn Bancorp on a consolidated basis and does not include the financial condition, results of operations or other data of William Penn, MHC.
As described elsewhere in this proxy statement/prospectus, we have consummated three acquisitions in recent fiscal periods. In July 2018, we acquired Audubon Savings Bank, a New Jersey-chartered mutual savings association headquartered in Audubon, New Jersey. Additionally, in May 2020, we acquired both Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania, and Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania. The results of operation and other financial data of the acquired companies are not included in the table below for the periods prior to their respective acquisition dates and, therefore, the results of operations and other financial data for these prior periods are not comparable in all respects and may not be predictive of future results.
For additional information about Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, you should read the consolidated financial statements of those entities, as well as the unaudited pro forma condensed consolidated information, included in Annex A through Annex C to this proxy statement/prospectus.
	At September 30,	At June 30,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2018	2017	2016
Financial Condition Data:
Total assets	$731,553	$736,452	$415,829	$301,109	$315,997	$314,074
Total cash and cash equivalents	56,082	82,915	26,168	16,128	13,252	11,234
Interest-bearing time deposits	2,300	2,300	8,486	32,422	45,400	45,645
Investment securities available-for-sale	123,597	89,998	20,660	1,816	2,910	4,076
Investment securities held-to-maturity	—	—	1,906	3,147	4,226	4,938
Loans receivable, net	497,630	508,605	326,017	233,389	234,865	231,911
Deposits	581,493	559,848	281,206	180,657	182,199	177,300
Federal Home Loan Bank advances	41,000	64,892	50,000	51,500	65,500	70,500
Stockholders’ equity	95,506	96,365	76,630	61,895	61,604	59,903

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	For the Three Months Ended September 30,		For the Years Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Operating Data:
Interest and dividend income	$6,657	$4,576	$19,817	$17,821	$12,175	$11,950	$12,435
Interest expense	1,440	1,203	5,018	3,591	3,182	3,448	3,524
Net interest income	5,217	3,373	14,799	14,230	8,993	8,502	8,911
Provision (credit) for loan losses	66	—	626	88	(120)	15	5
Net interest income after provision for loan losses	5,151	3,373	14,173	14,142	9,113	8,487	8,906
Non-interest income	400	347	2,160	1,127	641	511	493
Non-interest expense	4,735	2,646	15,392	10,453	6,283	5,109	5,722
Income before income taxes	816	1,074	941	4,816	3,471	3,889	3,677
Income tax expense (benefit)	146	220	(387)	1,060	2,007	1,325	1,246
Net income	$670	$854	$1,328	$3,756	$1,464	$2,564	$2,431
Average common shares outstanding – basic	4,489,345	3,980,154	4,065,019	3,978,737	3,464,257	3,461,633	3,482,653
Average common shares outstanding – diluted	4,489,345	3,980,154	4,065,019	3,978,737	3,464,257	3,461,633	3,482,653
Earnings per share – basic	$0.15	$0.21	$0.33	$0.94	$0.42	$0.74	$0.70
Earnings per share – diluted	$0.15	$0.21	$0.33	$0.94	$0.42	$0.74	$0.70
Dividends per share	$0.42	$0.50	$0.50	$0.32	$0.31	$0.28	$0.27

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	At or for the Three Months Ended September 30,		At or For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Performance Ratios:
Return on average assets	0.36%	0.82%	0.27%	0.92%	0.48%	0.81%	0.77%
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties)(1)	0.45	0.82	0.79	1.11	0.60	0.81	0.77
Return on average equity	2.80	4.52	1.64	5.01	2.39	4.22	4.08
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties)(2)	3.47	4.52	4.78	6.08	3.00	4.22	4.08
Interest rate spread(3)	2.96	3.27	3.10	3.57	2.84	2.62	2.72
Net interest margin(4)	3.11	3.52	3.30	3.76	3.08	2.85	2.95
Non-interest expense to average assets	2.57	2.53	3.13	2.55	2.05	1.62	1.81
Efficiency ratio(5)	77.30	71.13	90.76	68.07	65.22	56.68	60.85
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties)(6)	81.43	71.13	74.62	62.88	61.32	56.68	60.85
Average interest-earning assets to average interest-bearing liabilities	115.97	119.27	117.92	120.23	121.88	120.36	120.33
Average equity to average assets	13.02	18.10	16.52	18.31	19.95	19.28	18.81
Capital Ratios(7):
Total capital (to risk-weighted assets)	N/A	25.65	N/A	25.82%	33.69%	30.76%	30.70%
Tier 1 capital (to risk-weighted assets)	N/A	24.52	N/A	24.68	32.49	29.50	29.45
Common equity Tier 1 capital (to risk-weighted assets)	N/A	24.52	N/A	24.68	32.49	29.50	29.45
Tier 1 leverage capital (to adjusted total assets)	11.92	16.59	13.67	16.94	20.00	18.72	18.18
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.71%	0.97%	0.68%	0.96%	1.29%	1.35%	1.33%
Allowance for loan losses as a percent of non-performing loans	75.08	156.08	107.88	161.18	75.76	58.33	81.61
Net charge-offs (recoveries) to average outstanding loans during the period	0.00	0.00	0.09	0.01	0.02	(0.02)	0.15
Non-performing loans as a percent of total loans(8)	0.95	0.63	0.64	0.60	1.75	2.38	1.69
Non-performing assets as a percent of total assets(8)	0.67	0.52	0.46	0.48	1.42	1.81	1.51
Other Data:
Number of full-service branch offices	12	6	12	6	3	3	3

(1)
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties) is a non-GAAP measure that represents our adjusted net income divided by average assets. For a reconciliation of this non-GAAP measure, see “Non-GAAP Financial Information.”

(2)
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties) is a non-GAAP measure that represents our adjusted net income divided by average stockholders’ equity. For a reconciliation of this non-GAAP measure, see “Non-GAAP Financial Information.”

(3)
Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(4)
Represents net interest income as a percent of average interest-earning assets.

(5)
Represents non-interest expense divided by the sum of net interest income and non-interest income.

(6)
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) is a non-GAAP measure that represents our adjusted non-interest expense divided by the sum of net interest income and adjusted non-interest expense. For a reconciliation of this non-GAAP measure, see “Non-GAAP Financial Information.”

(7)
Ratios are for William Penn Bank. During the fiscal year ended June 30, 2020, William Penn Bank elected the “community bank leverage ratio” alternative reporting framework.

(8)
Non-performing loans and assets include loans on non-accrual, accruing loans past due 90 days or more and other real estate owned.

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Non-GAAP Financial Information
In this proxy statement/prospectus, we present the non-GAAP financial measures discussed below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.
With respect to each of the non-GAAP financial measures discussed below, (i) merger charges and gain on bargain purchase for the years ended June 30, 2020 and 2019 relate to our acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank in May 2020, (ii) merger charges for the year ended June 30, 2018 relate to our acquisition of Audubon Savings Bank in July 2018 and (iii) prepayment penalties for the three months ended September 30, 2020 relate to our prepayment of $23.2 million of higher cost FHLB of Pittsburgh advances in August 2020.
Return on Average Assets (Excluding Merger Charges, Gain on Bargain Purchase and Prepayment Penalties)
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties) represents our adjusted net income (adjusted by the exclusion of the foregoing items) divided by average assets. Management believes that the presentation of this non-GAAP measure assists investors in understanding the impact of non-recurring items on our return on average assets ratio. The following table provides a reconciliation of our return on average assets ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) for each of the periods presented in the table above:
	For the Three Months Ended September 30,		For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Net income	$670	$854	$1,328	$3,756	$1,464	$2,564	$2,431
Less adjustments:
Merger charges	—	—	3,294	796	375	—	—
Gain on bargain purchase	—	—	(746)	—	—	—	—
Prepayment penalties	161	—	—	—	—	—	—
Adjusted net income	$831	$854	$3,876	$4,552	$1,839	$2,564	$2,431
Average assets	$735,846	$417,769	$490,981	$409,142	$307,132	$315,036	$316,681
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties)	0.45%	0.82%	0.79%	1.11%	0.60%	0.81%	0.77%
Return on Average Equity (Excluding Merger Charges, Gain on Bargain Purchase and Prepayment Penalties)
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties) represents our adjusted net income (adjusted by the exclusion of the foregoing items) divided by average equity. Management believes that the presentation of this non-GAAP measure assists investors in understanding the impact of non-recurring items on our return on average equity ratio. The following table provides a reconciliation of our return on average equity ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) for each of the periods presented in the table above:
	For the Three Months Ended September 30,		For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Net income	$670	$854	$1,328	$3,756	$1,464	$2,564	$2,431
Less adjustments:
Merger charges	—	—	3,294	796	375	—	—
Gain on bargain purchase	—	—	(746)	—	—	—	—
Prepayment penalties	161	—	—	—	—	—	—
Adjusted net income	$831	$854	$3,876	$4,552	$1,839	$2,564	$2,431
Average stockholders’ equity	$95,821	$75,622	$81,122	$74,912	$61,269	$60,754	$59,576
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties)	3.47%	4.52%	4.78%	6.08%	3.00%	4.22%	4.08%

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Efficiency Ratio (Excluding Merger Charges, Gain on Bargain Purchase and Prepayment Penalties)
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) represents our adjusted non-interest expense (adjusted by the exclusion of the foregoing items) divided by the sum of net interest income and adjusted non-interest expense. Management believes that the presentation of this non-GAAP measure assists investors in understanding the impact of non-recurring items on our efficiency ratio. The following table provides a reconciliation of our efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties) for each of the periods presented in the table above:
	For the Three Months Ended September 30,		For the Year Ended June 30,
	2020	2019	2020	2019	2018	2017	2016
Non-interest expense	$4,735	$2,646	$15,392	$10,453	$6,283	$5,109	$5,722
Less adjustments:
Merger charges	—	—	3,294	796	375	—	—
Prepayment penalties	161	—	—	—	—	—	—
Adjusted non-interest expense	$4,574	$2,646	$12,098	$9,657	$5,908	$5,109	$5,722
Net interest income	$5,217	$3,373	$14,799	$14,230	$8,993	$8,502	$8,911
Non-interest income	$400	$347	$2,160	$1,127	$641	$511	$493
Less adjustments:
Gain on bargain purchase	—	—	746	—	—	—	—
Adjusted non-interest income	$400	$347	$1,414	$1,127	$641	$511	$493
Efficiency ratio (excluding merger charges, gain on bargain purchase and prepayment penalties)	77.30%	71.13%	74.62%	62.88%	61.32%	56.68%	60.85%
Special Meeting of William Penn Bancorp Stockholders
Date, Place, Time and Purpose
William Penn Bancorp’s board of directors is sending you this document to request that you allow your shares of William Penn Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the William Penn Bancorp board of directors will ask you to vote on a proposal to approve the plan of conversion. You will also be asked to vote on informational provisions regarding William Penn Bancorporation’s articles of incorporation. You also may be asked to vote on a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the plan of conversion. The special meeting will be held virtually at [•] at 2:00 p.m., Eastern time, on March 1, 2021.
Who Can Vote at the Meeting
You are entitled to vote your William Penn Bancorp common stock if our records show that you held your shares as of the close of business on December 31, 2020. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
As of the record date, there were 4,489,345 shares of William Penn Bancorp common stock outstanding, of which William Penn, MHC owned 3,711,114 shares.
Attending the Meeting
If you are a stockholder as of the close of business on December 31, 2020, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of William Penn Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Vote Required
The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposal 1: Approval of the Plan of Conversion.    To be approved, the plan of conversion requires the affirmative vote of at least two-thirds of the outstanding shares of William Penn Bancorp common stock, including the shares held by William Penn, MHC, and

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the affirmative vote of a majority of the votes eligible to be cast at the meeting, excluding shares of William Penn, MHC. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion.
Informational Proposals 2 and 3: Approval of Certain Provisions in William Penn Bancorporation’s Articles of Incorporation.    While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
Proposal 4: Approval of the Adjournment of the Special Meeting.    We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
Shares Held by William Penn, MHC and Our Officers and Directors
As of December 31, 2020, William Penn, MHC beneficially owned 3,711,114 shares of William Penn Bancorp common stock. This equals 82.7% of our outstanding shares. William Penn, MHC intends to vote all of its shares in favor of the plan of conversion.
As of December 31, 2020, the directors and executive officers of William Penn Bancorp (and their affiliates), as a group, beneficially owned 67,114 shares of William Penn Bancorp common stock, representing 1.49% of the outstanding shares of William Penn Bancorp common stock and 8.62% of the shares held by persons other than William Penn, MHC as of such date. William Penn, MHC and our directors and executive officers intend to vote their shares in favor of the plan of conversion.
Tyndall Capital Partners LP and Jeffrey Halis who, together, beneficially own 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders) as of the Decermber 31, 2020 have entered into a written agreement with us pursuant to which they have agreed to vote all such shares in favor of the plan of conversion. See “Our Management — Stockholder Agreement” for a detailed description of the written agreement we have entered into with Tyndall Capital Partners LP and Mr. Halis.
Voting by Proxy
Our board of directors is sending you this proxy statement to request that you allow your shares of William Penn Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of William Penn Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” each of the Informational Proposals 2 and 3 and “FOR” approval of the adjournment of the special meeting.
If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of William Penn Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
If your William Penn Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.
Solicitation of Proxies
William Penn Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of William Penn Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. William Penn Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. William Penn Bancorp has retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, and has agreed to pay them a fee of $5,000 for stockholder solicitation services and $1,000 for stockholder information agent services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with this solicitation.
Participants in the ESOP and 401(k) Plan and Equity Incentive Plan
If you participate in the William Penn Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the William Penn Bank 401(k) Retirement Savings Plan (the “401(k) Plan”), you will receive a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received

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timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares of William Penn Bancorp common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is February 22, 2021.
Proposal 1 — Approval of the Plan of Conversion
This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of William Penn, MHC, William Penn Bancorp and William Penn Bank. The Federal Reserve Board has conditionally approved the application that includes the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.
General
On September 16, 2020, the boards of directors of William Penn, MHC, William Penn Bancorp and William Penn Bank unanimously adopted a plan of conversion (which is referred to as the “plan of conversion”). The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, William Penn Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of William Penn Bancorporation, a newly formed Maryland corporation. Current stockholders of William Penn Bancorp, other than William Penn, MHC, will receive shares of William Penn Bancorporation common stock in exchange for their shares of William Penn Bancorp common stock. Following the conversion and offering, William Penn Bancorp and William Penn, MHC will no longer exist.
The conversion to a stock holding company structure also includes the offering by William Penn Bancorporation of its common stock to eligible depositors and certain borrowers of William Penn Bank in a subscription offering and to members of the general public through a community offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers. The amount of capital being raised in the offering is based on an independent appraisal of William Penn Bancorporation. Most of the terms of the offering are required by the regulations of the Federal Reserve Board.
Consummation of the conversion and offering requires the approval of the Federal Reserve Board and the Pennsylvania Department of Banking and Securities. In addition, pursuant to Federal Reserve Board regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by members of William Penn, MHC, (2) the holders of at least two-thirds of the shares of William Penn Bancorp common stock eligible to vote, including shares held by William Penn, MHC, and (3) the holders of at least a majority of the outstanding shares of common stock of William Penn Bancorp, excluding shares held by William Penn, MHC.
The Federal Reserve Board approved the application that includes our plan of conversion, subject to, among other things, approval of the plan of conversion by William Penn, MHC’s members and William Penn Bancorp’s stockholders. Meetings of William Penn, MHC’s members and William Penn Bancorp’s stockholders have been called for this purpose and will be held on March 1, 2021.
Funds received before completion of the offering will be maintained in a segregated account at William Penn Bank until completion or termination of the offering. If we fail to receive the necessary stockholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at William Penn Bank’s passbook savings rate and all deposit account withdrawal holds will be canceled. We will not make any deduction from the returned funds for the costs of the offering.
The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from William Penn Bank upon request and is available for inspection at the offices of William Penn Bank and at the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement, of which this proxy statement/prospectus forms a part, that William Penn Bancorporation has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”
Reasons for the Conversion and Offering
Our primary reasons for the conversion and offering are as follows:
•
Strengthen our capital position with the additional capital we will raise in the stock offering to support our planned growth.   A strong capital position is essential to achieving our long-term objectives of growing William Penn Bank and building stockholder value. While William Penn Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth.

•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and offering, and the listing of the shares on the Nasdaq Capital Market, is expected to result in a more liquid and active market for William Penn Bancorporation common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

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•
Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings.

•
Facilitate future mergers and acquisitions.   Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions.

•
Facilitate our ability to continue to pay dividends to our public stockholders.   Current regulations of the Federal Reserve Board substantially restrict the ability of certain mutual holding companies, such as William Penn, MHC, to waive dividends declared by their subsidiaries. Accordingly, because any dividends declared and paid by William Penn Bancorp must also be paid to William Penn, MHC, along with all other stockholders, the amount of dividends available for all other stockholders is less than if William Penn, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to continue to pay dividends to all stockholders of William Penn Bancorporation, subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Description of the Conversion
William Penn Bank has been organized in the mutual holding company structure since 2008. The following diagram shows our current organizational structure, reflecting ownership percentages as of September 30, 2020:
The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of William Penn Bank’s common stock will be owned by William Penn Bancorporation, and all of William Penn Bancorporation’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to in this proxy statement/prospectus as the “plan of conversion”). Upon completion of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
As part of the conversion, we are offering for sale shares of common stock representing the 82.7% ownership interest of William Penn Bancorp that is currently held by William Penn, MHC. At the conclusion of the conversion and offering, existing public stockholders of William Penn Bancorp will receive shares of common stock of William Penn Bancorporation in exchange for their existing shares of common stock of William Penn Bancorp, based upon an exchange ratio of 2.3941 to 3.2391 at the minimum and maximum of the offering range, respectively. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in William Penn Bancorp’s existing public stockholders owning approximately the same percentage interest, 17.3%, of William Penn Bancorporation common stock as they currently own of William Penn Bancorp common stock, as adjusted to reflect the assets of William Penn, MHC, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing stockholders may purchase in the offering. The exchange ratio will be adjusted downward to reflect assets held by William Penn, MHC (other than shares of stock of William Penn Bancorp) at the completion of the conversion, which assets currently consist of cash. For more information, see “— Effect of William Penn, MHC’s Assets on Minority Stock Ownership.”

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After the conversion and offering, our ownership structure will be as follows:
The normal business operations of William Penn Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve William Penn Bancorp and William Penn Bank in the mutual holding company structure will serve the new holding company and William Penn Bank in the fully converted stock form.
Share Exchange Ratio for Current Stockholders
At the completion of the conversion, each publicly held share of William Penn Bancorp common stock will be converted automatically into the right to receive a number of shares of William Penn Bancorporation common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in William Penn Bancorporation after the conversion as they held in William Penn Bancorp immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted downward to reflect certain assets held by William Penn, MHC. The exchange ratio will not depend on the market value of William Penn Bancorp common stock. The exchange ratio will be based on the percentage of William Penn Bancorp common stock held by the public, the independent valuation of William Penn Bancorporation prepared by RP Financial and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 2.3941 shares for each publicly held share of William Penn Bancorp at the minimum of the offering range to 3.2391 shares for each publicly held share of William Penn Bancorp at the maximum of the offering range.
The following table shows how the exchange ratio will adjust, based on the appraised value of William Penn Bancorporation as of November 4, 2020, assuming public stockholders of William Penn Bancorp own 17.3% of William Penn Bancorp common stock and William Penn, MHC has net assets of $5.5 million immediately prior to the completion of the conversion. The table also shows how many shares of William Penn Bancorporation a hypothetical owner of William Penn Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in This Offering		Shares of William Penn Bancorporation to be Issued for Shares of William Penn Bancorp		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Shares to be Received for 100 Existing Shares(2)
	Amount	Percent	Amount	Percent
Minimum	9,350,000	83.4%	1,863,166	16.6%	11,213,166	2.3941	$23.94	239
Midpoint	11,000,000	83.4	2,191,960	16.6	13,191,960	2.8166	28.17	281
Maximum	12,650,000	83.4	2,520,754	16.6	15,170,754	3.2391	32.39	323

(1)
Represents the value of shares of William Penn Bancorporation common stock to be received in the conversion by a holder of one share of William Penn Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.

(2)
Cash will be paid in lieu of fractional shares.

How We Determined the Offering Range and the $10.00 Purchase Price
Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisals. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. RP Financial will receive fees totaling $100,000 for its appraisal report, plus $15,000 for each appraisal update (of which there will be at least one more) and reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against

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liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. RP Financial has not received any other compensation from us in the past two years.
RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our conversion application as filed with the Federal Reserve Board and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.
In connection with its appraisal, RP Financial reviewed the following factors, among others:
•
the economic make-up of our primary market area;

•
our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that RP Financial deemed comparable to us;

•
the specific terms of the offering of our common stock;

•
the pro forma impact of the additional capital raised in the offering;

•
our proposed dividend policy;

•
conditions of securities markets in general; and

•
the market for thrift institution common stock in particular.

RP Financial’s independent valuation also utilized certain assumptions as to the pro forma earnings of William Penn Bancorporation the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of William Penn Bancorporation, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 8.0% and 4.0%, respectively, of the shares of William Penn Bancorporation common stock sold in the offering. The new equity incentive plan also is assumed to grant options to purchase the equivalent of 10.0% of the shares of William Penn Bancorporation common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.
Consistent with Federal Reserve Board appraisal guidelines, RP Financial applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between William Penn Bancorporation and the peer group.
In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of William Penn Bancorporation with the peer group. RP Financial made a slight downward adjustment for profitability, growth and viability of earnings and marketing of the issue and made slight upward adjustments for financial condition and asset growth. The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrifts and their holding companies, which has been relatively volatile and has underperformed in relation to the U.S. stock market generally.
The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, RP Financial placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approach in estimating pro forma market value. As of the November 4, 2020 valuation date, the peer group consisted of nine publicly traded, fully converted thrifts or thrift holding companies based in the Mid-Atlantic, New England, Midwest and Southwest regions of the United States. The peer group included companies with:
•
average assets of $716.0 million;

•
average non-performing assets of 0.81% of total assets;

•
average loans of 67.2% of total assets

•
average tangible equity of 10.4% of total assets; and

•
average core income of 0.86% of average assets.

The appraisal peer group consists of the companies listed below. Total assets are as of September 30, 2020.
Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Prudential Bancorp, Inc. (PBIP)	Nasdaq	Philadelphia, Pennsylvania	$1,188(1)
Elmira Savings Bank (ESBK)	Nasdaq	Elmira, New York	674
HMN Financial, Inc. (HMNF)	Nasdaq	Rochester, Minnesota	898

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Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Nasdaq	Shreveport, Louisiana	542
HV Bancorp, Inc. (HVBC)	Nasdaq	Doylestown, Pennsylvania	425(1)
IF Bancorp, Inc. (IROQ)	Nasdaq	Watseka, Illinois	726
Randolph Bancorp, Inc. (RNDB)	Nasdaq	Stoughton, Massachusetts	723
Severn Bancorp, Inc. (SVBI)	Nasdaq	Annapolis, Maryland	940
WVS Financial Corp. (WVFC)	Nasdaq	Pittsburgh, Pennsylvania	332

(1)
As of June 30, 2020

In accordance with the regulations of the Federal Reserve Board, a valuation range is established that ranges from 15% below to 15% above our pro forma market value. RP Financial has indicated that in its valuation as of November 4, 2020, our common stock’s estimated full market value was $151.7 million, resulting in a range from $112.1 million at the minimum to $152.1 million at the maximum. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 82.7% ownership interest that William Penn, MHC has in William Penn Bancorp as adjusted to reflect the assets held by William Penn, MHC (other than shares of William Penn Bancorp). The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of William Penn Bancorp common stock owned by William Penn, MHC and the $10.00 price per share, the minimum of the offering range is 9,350,000 shares, the midpoint of the offering range is 11,000,000 shares and the maximum of the offering range is 12,650,000 shares. RP Financial will update its independent valuation before we complete our offering.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended September 30, 2020. Stock prices are as of November 4, 2020, as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
William Penn Bancorporation (pro forma):
Minimum	61.13x	61.96%	64.06%
Midpoint	81.04x	67.52%	69.64%
Maximum	106.73x	72.31%	74.40%
Peer group companies as of November 4, 2020:
Average	11.49x	74.76%	77.15%
Median	11.82x	72.90%	77.73%

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through September 30, 2020. These ratios are different than presented in “Pro Forma Data.”

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 2.3941 to a maximum of 3.2391 shares of William Penn Bancorporation common stock for each current share of William Penn Bancorp common stock, with a midpoint of 2.8166. Based upon this exchange ratio, we expect to issue between 1,863,166 and 2,520,754 shares of William Penn Bancorporation common stock to the holders of William Penn Bancorp common stock, other than William Penn, MHC, outstanding immediately before the completion of the conversion and offering.
Our board of directors considered the appraisal when recommending that stockholders of William Penn Bancorp and members of William Penn, MHC approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.
Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Federal Reserve Board, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.
No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds

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would be promptly returned and holds on funds authorized for withdrawal from deposit accounts will be released and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be canceled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released. If RP Financial establishes a new valuation range, it must be approved by the Federal Reserve Board.
In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.
Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”
Subscription Offering and Subscription Rights
Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:
1.
Persons with deposits in William Penn Bank with balances of $50 or more (“qualifying deposits”) as of the close of business on June 30, 2019 (“eligible account holders”).

2.
Our employee stock ownership plan.

3.
Persons with qualifying deposits in William Penn Bank as of the close of business on December 31, 2020 who are not eligible account holders, excluding our officers, directors and their associates (“supplemental eligible account holders”).

4.
William Penn Bank’s depositors as of the close of business on December 31, 2020 who are not in categories 1 or 3 above and former borrowers of William Penn Bank as of June 1, 2005 whose loans continue to be outstanding at William Penn Bank as of December 31, 2020 (“other members”).

The plan of conversion provides that each holder of a deposit account in Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank (each of which was merged with and into William Penn Bank effective as of May 1, 2020) has the same rights and privileges as a depositor of William Penn Bank under the plan of conversion as if such holder’s deposit account had been established at William Penn Bank on the date established at Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank.
The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “— Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber to determine the maximum amount that may be subscribed for by an individual in the offering.
Purchase of Shares
Eligible depositors and certain borrowers of William Penn Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. William Penn Bancorp stockholders have a preference in the community offering after orders submitted by residents of our communities. If you would like to receive a prospectus and stock order form, please call our Stock Information Center at (855) 414-2266 from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.
Plan of Distribution; Selling Agent and Underwriter Compensation
Subscription and Community Offerings.   To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Piper Sandler & Co., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Piper Sandler & Co. will assist us on a best efforts basis in the subscription and community offerings by:
•
consulting as to the securities marketing implications of the plan of conversion and reorganization;

•
reviewing with our board of directors the financial impact of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

•
reviewing all offering documents, including the prospectus, stock order forms and related offering materials;

•
assisting in the design and implementation of a marketing strategy for the offering;

•
assisting management in scheduling and preparing for discussions or meetings with potential investors or other broker-dealers in connection with the offering; and

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•
providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Piper Sandler & Co. will receive a fee equal to (i) 1.00% of the aggregate purchase price of the shares sold in the subscription offering (excluding shares purchased by or on behalf of any of our directors, officers or employees or members of their immediate families and shares purchased by any employee benefit plan established for the benefit of our directors, officers and employees) and (ii) 3.00% of the aggregate purchase price of the shares sold in the community offering.
Syndicated Offering or Firm Commitment Offering.   If shares of common stock are sold in a syndicated or firm commitment offering, we will pay fees or have an underwriting discount of 5.50% of the aggregate purchase price of the common stock sold in the syndicated or firm commitment offering by or to Piper Sandler & Co. and any other broker-dealers or underwriters included in the syndicated or firm commitment offering, as applicable. All fees payable with respect to the syndicated or firm commitment offering will be in addition to fees payable with respect to the subscription and community offerings.
Expenses.   Piper Sandler & Co., and to the extent a syndicated or firm commitment offering is conducted, the other broker-dealers or underwriters participating in such offering, will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its services as marketing agent, including attorneys’ fees, regardless of whether the subscription, community or syndicated offering and/or firm commitment offerings are consummated, not to exceed $140,000 without our prior approval.
Records Management
We have also engaged Piper Sandler & Co. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Piper Sandler & Co., will assist us in the offering by:
•
consolidating deposit accounts for voting and subscription rights;

•
organizing and supervising our stock information center;

•
coordinating the proxy solicitation of members and special meeting services; and

•
providing necessary subscription processing services.

Piper Sandler & Co. will receive fees of $60,000 for these services. In addition, in the event certain circumstances arise, such as a material delay in the offering, additional records management charges may be incurred. Of the fees for serving as records agent, $30,000 has been paid as of the date of this proxy statement/prospectus.
Indemnity
We will indemnify Piper Sandler & Co. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Piper Sandler & Co.’s engagement with respect to the conversion.
Book Entry Delivery
After completion of the conversion, each holder of a certificate(s) evidencing shares of William Penn Bancorp common stock (other than William Penn, MHC), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a book entry statement the number of full shares of William Penn Bancorporation common stock into which the holder’s shares have been converted based on the exchange ratio. Stock certificates will not be issued. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing shares of William Penn Bancorp common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a book entry statement evidencing William Penn Bancorporation common stock. William Penn Bancorp stockholders should not forward their certificates to William Penn Bancorp or the exchange agent until they have received the transmittal letter. If you hold shares of William Penn Bancorp common stock in street name, your account should automatically be credited with shares of William Penn Bancorporation common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.
We will not issue any fractional shares of William Penn Bancorporation common stock. For each fractional share that would otherwise be issued as a result of the exchange of William Penn Bancorporation common stock for William Penn Bancorp common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former William Penn Bancorp stockholder would otherwise be entitled by $10.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered William Penn Bancorp stock certificates. If you hold shares of William Penn Bancorp common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.
No holder of a certificate representing shares of William Penn Bancorp common stock will be entitled to receive any dividends on William Penn Bancorp common stock until the certificate representing such holder’s shares of William Penn Bancorp common stock is surrendered in exchange for a book entry statement representing shares of William Penn Bancorporation common stock. If we declare dividends after the conversion but before surrender of certificates representing shares of William Penn Bancorp common

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stock, dividends payable on shares of William Penn Bancorp common stock not then issued shall accrue without interest. Any such dividends shall be paid without interest upon surrender of the certificates representing shares of William Penn Bancorp common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of William Penn Bancorp common stock as evidencing ownership of the number of full shares of William Penn Bancorporation common stock into which the shares of William Penn Bancorp common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.
We will not be obligated to deliver a book entry statement representing shares of William Penn Bancorporation common stock to which a holder of William Penn Bancorp common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of William Penn Bancorp common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of William Penn Bancorp common stock is to be issued in a name other than that in which the certificate evidencing William Penn Bancorp common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.
Restrictions on Repurchase of Stock
Under Federal Reserve Board regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Federal Reserve Board, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Federal Reserve Board may approve the open market repurchase of up to 5% of our common stock during the first year following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Federal Reserve Board. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.
Effects of Conversion on Depositors and Borrowers
Continuity.   The conversion will not affect the normal business of William Penn Bank of accepting deposits and making loans. William Penn Bank will continue to be a Pennsylvania-chartered savings bank and will continue to be regulated by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities. After the conversion, William Penn Bank will continue to offer its existing services to depositors, borrowers and other customers. The directors of William Penn Bancorp serving at the time of the conversion will be the directors of William Penn Bancorporation upon the completion of the conversion.
Effect on Deposit Accounts.   Pursuant to the plan of conversion, each depositor of William Penn Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, statements and other evidences of their accounts.
Effect on Loans.   No loan outstanding from William Penn Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.
Effect on Voting Rights of Members.   At present, all depositors and certain borrowers of William Penn Bank have voting rights in, William Penn, MHC as to all matters requiring member approval. Upon completion of the conversion, depositors and certain borrowers will cease to be members of William Penn, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in William Penn Bank will be vested in William Penn Bancorporation as the sole stockholder of William Penn Bank. The stockholders of William Penn Bancorporation will possess exclusive voting rights with respect to William Penn Bancorporation common stock.
Tax Effects.   We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to William Penn, MHC, William Penn Bancorp, William Penn Bank, the public stockholders of William Penn Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders or other members. See “— Material Income Tax Consequences.”
Effect on Liquidation Rights.   Each depositor in William Penn Bank has both a deposit account in William Penn Bank and a pro rata ownership interest in the net worth of William Penn, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of William Penn, MHC and William Penn Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in William Penn, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her deposit account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of William Penn, MHC, which is lost to the extent that the balance in the account is reduced or closed.

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Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that William Penn, MHC and William Penn Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of William Penn, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by William Penn Bancorporation and William Penn Bank in an aggregate amount equal to (i) William Penn, MHC’s ownership interest in William Penn Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this proxy statement/prospectus, plus (ii) the value of the net assets of William Penn, MHC as of the date of the latest statement of financial condition of William Penn, MHC prior to the consummation of the conversion (excluding its ownership of William Penn Bancorp). William Penn Bancorporation and William Penn Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in William Penn Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with William Penn Bank a liquidation interest in the residual net worth, if any, of William Penn Bancorporation or William Penn Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) William Penn Bancorporation and William Penn Bank or (b) William Penn Bank. See “— Liquidation Rights.”
Liquidation Rights
Liquidation Prior to the Conversion.   In the unlikely event that William Penn, MHC is liquidated prior to the conversion, all claims of creditors of William Penn, MHC would be paid first. Thereafter, if there were any assets of William Penn, MHC remaining, these assets would be distributed to depositors of William Penn Bank pro rata based on the value of their accounts in William Penn Bank.
Liquidation Following the Conversion.   The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by William Penn Bancorporation for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) William Penn, MHC’s ownership interest in William Penn Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this proxy statement/prospectus plus (ii) the value of the net assets of William Penn, MHC as of the date of the latest statement of financial condition of William Penn, MHC prior to the consummation of the conversion (excluding its ownership of William Penn Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in William Penn Bank to support the William Penn Bancorporation liquidation account in the event William Penn Bancorporation does not have sufficient assets to fund its obligations under the William Penn Bancorporation liquidation account.
In the unlikely event that William Penn Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in William Penn Bancorporation, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of William Penn Bank or William Penn Bancorporation above that amount.
The liquidation account established by William Penn Bancorporation is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in William Penn, MHC) after the conversion in the event of a complete liquidation of William Penn Bancorporation and William Penn Bank or a liquidation solely of William Penn Bank. Specifically, in the unlikely event that either (i) William Penn Bank or (ii) William Penn Bancorporation and William Penn Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2019 and December 31, 2020 of their interests in the liquidation account maintained by William Penn Bancorporation. Also, in a complete liquidation of both entities, or of William Penn Bank only, when William Penn Bancorporation has insufficient assets (other than the stock of William Penn Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and William Penn Bank has positive net worth, then William Penn Bank shall immediately make a distribution to fund William Penn Bancorporation’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by William Penn Bancorporation as adjusted from time to time pursuant to the plan of conversion and federal regulations. If William Penn Bancorporation is completely liquidated or sold apart from a sale or liquidation of William Penn Bank, then the William Penn Bancorporation liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the William Penn Bank liquidation account, subject to the same rights and terms as the William Penn Bancorporation liquidation account.
Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, William Penn Bancorporation will transfer, or upon the prior written approval of the Federal Reserve William Penn Bancorporation may transfer, the liquidation account and the depositors’ interests in such account to William Penn Bank and the liquidation account shall thereupon be subsumed into the liquidation account of William Penn Bank.
Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which William Penn Bancorporation or William Penn Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

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Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in William Penn Bank, Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank on June 30, 2019 or, with regard to William Penn Bank, December 31, 2020, respectively, equal to the proportion that the balance of such account holder’s deposit account on June 30, 2019 or December 31, 2020, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in William Penn Bank on such dates.
If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2019 or December 31, 2020, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.
Material Income Tax Consequences
Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to William Penn, MHC, William Penn Bancorp, William Penn Bank, William Penn Bancorporation, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that William Penn Bancorporation or William Penn Bank would prevail in a judicial proceeding.
William Penn, MHC, William Penn Bancorp, William Penn Bank and William Penn Bancorporation have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding all of the material federal income tax consequences of the conversion, which includes the following:
1.   The merger of William Penn, MHC with and into William Penn Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.
2.   The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in William Penn, MHC for liquidation interests in William Penn Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.
3.   None of William Penn, MHC, William Penn Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of William Penn, MHC to William Penn Bancorp and the assumption by William Penn Bancorp of William Penn, MHC’s liabilities, if any, in constructive exchange for liquidation interests in William Penn Bancorp.
4.   The basis of the assets of William Penn, MHC and the holding period of such assets to be received by William Penn Bancorp will be the same as the basis and holding period of such assets in William Penn, MHC immediately before the exchange.
5.   The merger of William Penn Bancorp with and into William Penn Bancorporation will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither William Penn Bancorp nor William Penn Bancorporation will recognize gain or loss as a result of such merger.
6.   The basis of the assets of William Penn Bancorp and the holding period of such assets to be received by William Penn Bancorporation will be the same as the basis and holding period of such assets in William Penn Bancorp immediately before the exchange.
7.   Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in William Penn Bancorp for interests in the liquidation account in William Penn Bancorporation.
8.   The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in William Penn Bancorp for interests in the liquidation account established in William Penn Bancorporation will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.
9.   Each stockholder’s aggregate basis in shares of William Penn Bancorporation common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of William Penn Bancorp common stock surrendered in the exchange.
10.   Each stockholder’s holding period in his or her William Penn Bancorporation common stock received in the exchange will include the period during which the William Penn Bancorp common stock surrendered was held, provided that the William Penn Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

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11.   Except with respect to cash received in lieu of fractional shares, current stockholders of William Penn Bancorp will not recognize any gain or loss upon their exchange of William Penn Bancorp common stock for William Penn Bancorporation common stock.
12.   Cash received by any current stockholder of William Penn Bancorp in lieu of a fractional share interest in shares of William Penn Bancorporation common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of William Penn Bancorporation common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.
13.   It is more likely than not that the fair market value of the nontransferable subscription rights to purchase William Penn Bancorporation common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of William Penn Bancorporation common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.
14.   It is more likely than not that the fair market value of the benefit provided by the liquidation account of William Penn Bank supporting the payment of the William Penn Bancorporation liquidation account in the event William Penn Bancorporation lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the William Penn Bank liquidation account as of the effective date of the merger of William Penn Bancorp with and into William Penn Bancorporation.
15.   It is more likely than not that the basis of the shares of William Penn Bancorporation common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the William Penn Bancorporation common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.
16.   No gain or loss will be recognized by William Penn Bancorporation on the receipt of money in exchange for William Penn Bancorporation common stock sold in the offering.
We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to William Penn, MHC, William Penn Bancorp, William Penn Bank, William Penn Bancorporation and persons receiving subscription rights and stockholders of William Penn Bancorp. With respect to items 13 and 15 above, Kilpatrick Townsend & Stockton LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (in certain cases, whether or not the rights are exercised) in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to such interest in a liquidation account; (ii) the interests in the William Penn Bancorporation liquidation account and the William Penn Bank liquidation account are not transferable; (iii) the amounts due under the William Penn Bancorporation liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in William Penn Bank are reduced; and (iv) the William Penn Bank liquidation account payment obligation arises only if William Penn Bancorporation lacks sufficient assets to fund the William Penn Bancorporation liquidation account.
In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the William Penn Bank liquidation account supporting the payment of the William Penn Bancorporation liquidation account in the event William Penn Bancorporation lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes it is more likely than not that such rights in the William Penn Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.
The opinion of Kilpatrick Townsend & Stockton LLP, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

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The federal income tax opinion has been filed with the Securities and Exchange Commission as an exhibit to William Penn Bancorporation’s registration statement.
Accounting Consequences
The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of William Penn Bank will remain unchanged from their historical cost basis.
Interpretation, Amendment and Termination
All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Federal Reserve Board. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of William Penn, MHC and stockholders of William Penn Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Federal Reserve Board. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of stockholders and the date of the special meeting of members of William Penn, MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Federal Reserve Board. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of William Penn, MHC approve the plan of conversion, and may not be extended by us or the Federal Reserve Board.
Proposals 2 and 3 — Informational Proposals Related to the Articles of Incorporation of William Penn Bancorporation
By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of William Penn Bancorp has approved each of the informational proposals numbered 2 and 3, both of which relate to provisions included in the articles of incorporation of William Penn Bancorporation. Each of these informational proposals is discussed in more detail below.
As a result of the conversion, the public stockholders of William Penn Bancorp, whose rights are presently governed by the articles of incorporation and bylaws of William Penn Bancorp, will become stockholders of William Penn Bancorporation, whose rights will be governed by the articles of incorporation and bylaws of William Penn Bancorporation. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the articles of incorporation of William Penn Bancorp and the articles of incorporation of William Penn Bancorporation. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.
The provisions of William Penn Bancorporation’s articles of incorporation which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of William Penn Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. William Penn Bancorp’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of William Penn Bancorporation’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of William Penn Bancorporation, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Informational Proposal 2 — Approval of a Provision in William Penn Bancorporation’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to William Penn Bancorporation’s Articles of incorporation. No amendment of the articles of incorporation of William Penn Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of William Penn Bancorporation generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.
These limitations on amendments to specified provisions of William Penn Bancorporation’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, William Penn, MHC, as the holder of a majority of the outstanding shares of William Penn Bancorp, currently can effectively block any stockholder proposed change to the articles of incorporation.
This provision in William Penn Bancorporation’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of William Penn Bancorporation and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

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The board of directors recommends that you vote “FOR” the approval of a provision in William Penn Bancorporation’s articles of incorporation requiring a super-majority vote to approve certain amendments to William Penn Bancorporation’s articles of incorporation.
Informational Proposal 3 — Approval of a Provision in William Penn Bancorporation’s Articles of incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of William Penn Bancorporation’s Outstanding Voting Stock. The articles of incorporation of William Penn Bancorporation provide that in no event shall any person who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter (the “10% limit”) be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction does not apply if the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by William Penn Bancorporation to be beneficially, owned by such person and his or her affiliates).
The foregoing restriction does not apply to:
•
any director or officer acting solely in their capacities as directors and officers; or

•
any employee benefit plans of William Penn Bancorporation or any subsidiary or a trustee of a plan.

The board of directors recommends that you vote “FOR” the approval of a provision in William Penn Bancorporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of William Penn Bancorporation’s outstanding voting stock.
Proposal 4 — Adjournment of the Special Meeting
If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by William Penn Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, William Penn Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of William Penn Bancorp recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
Use of Proceeds
Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $91.3 million and $123.9 million. See the section of this proxy statement/prospectus entitled “Pro Forma Data” for the assumptions used to arrive at these amounts.
We intend to distribute the net proceeds as follows:
	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range
	9,350,000 Shares at $10.00 per Share	Percent of Net Proceeds	11,000,000 Shares at $10.00 per Share	Percent of Net Proceeds	12,650,000 Shares at $10.00 per Share	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$93,500		$110,000		$126,500
Less: offering expenses	2,247		2,399		2,551
Net offering proceeds	91,253	100.0%	107,601	100.0%	123,949	100.0%
Less:
Proceeds contributed to William Penn Bank	45,626	50.0	53,801	50.0	61,975	50.0
Proceeds used for loan to employee stock ownership plan	7,480	8.2	8,800	8.2	10,120	8.2
Proceeds remaining for William Penn Bancorporation	$38,147	41.8%	$45,000	41.8%	$51,854	41.8%
Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of William Penn Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated offering.
We initially intend to invest the proceeds retained from the offering at William Penn Bancorporation in short-term investments, such as U.S. treasury and government agency securities and cash and cash equivalents. The actual amounts to be invested in different

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instruments will depend on the interest rate environment and William Penn Bancorporation’s liquidity requirements. In the future, William Penn Bancorporation may liquidate its investments and use those funds:
•
to pay dividends to stockholders;

•
to repurchase shares of its common stock, subject to regulatory restrictions;

•
to finance the possible acquisition of financial institutions or other businesses that are related to banking as opportunities arise, primarily in or adjacent to our existing market areas, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•
for other general corporate purposes, including contributing additional capital to William Penn Bank.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we are not permitted to repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.
William Penn Bank may use the net proceeds it receives from the offering:
•
to fund new loans;

•
to enhance existing products and services, support growth and the development of new products and services;

•
to invest in securities;

•
for the possible future expansion of our branch office network by establishing or acquiring additional branch offices; and

•
for other general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.
We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.
We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors — Risks Related to the Offering — Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

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Our Dividend Policy
William Penn Bancorp has historically paid an annual cash dividend to all stockholders and, for the year ended June 30, 2020, declared an annual cash dividend of $0.42 per share.
After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis but have not determined the timing of our first quarterly dividend following the completion of the conversion and offering. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions.
We also intend to seek regulatory approval, subsequent to the completion of the conversion and offering, to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved particularly if it is deemded to be a return of capital under 12 C.F.R. §239.63(e)(4).
There can be no assurance that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
William Penn Bancorporation will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by William Penn Bancorporation in connection with the conversion. The source of dividends will depend on the net proceeds retained by William Penn Bancorporation and earnings thereon, and dividends from William Penn Bank. In addition, William Penn Bancorporation will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.
Pennsylvania law provides that dividends may be declared and paid by William Penn Bank only out of accumulated net earnings and may be paid in cash or property other than its own shares. Dividends may not be declared or paid unless stockholders’ equity is at least equal to contributed capital. In addition, any payment of dividends by William Penn Bank to William Penn Bancorporation that would be deemed to be drawn out of William Penn Bank’s tax bad debt reserves would require the payment of federal income taxes by William Penn Bank at the then current income tax rate on the amount deemed distributed. William Penn Bancorporation does not contemplate any distribution by William Penn Bank that would result in this type of tax liability.
Pursuant to Federal Reserve Board regulations, William Penn Bancorporation may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering.
Market for the Common Stock
William Penn Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “WMPN.” Upon completion of the conversion, the shares of common stock of William Penn Bancorporation will be exchanged for the existing shares of William Penn Bancorp and are expected to be listed on the Nasdaq Capital Market under the symbol “WMPN.”
As of the close of business on December 31, 2020, there were 4,489,345 shares of William Penn Bancorp common stock outstanding, including 778,231 publicly held shares (shares held by stockholders other than William Penn, MHC), and on that date William Penn Bancorp had approximately 241 stockholders of record.
As of December 31, 2020, William Penn Bancorp had approximately 14 registered market makers in its common stock. Piper Sandler & Co. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.
On September 15, 2020, the business day immediately preceding the public announcement of the conversion, and on [•], the date of this proxy statement/prospectus, the closing prices of William Penn Bancorp common stock as reported on the OTC Pink Marketplace were $32.25 per share and $[•] per share, respectively. On the effective date of the conversion, all publicly held shares of William Penn Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of William Penn Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.”
Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment.

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Capitalization
The following table presents the historical consolidated capitalization of William Penn Bancorp at September 30, 2020 and the pro forma consolidated capitalization of William Penn Bancorporation after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.
	At September 30, 2020	Minimum of Offering Range 9,350,000 Shares at $10.00 per Share	Midpoint of Offering Range 11,000,000 Shares at $10.00 per Share	Maximum of Offering Range 12,650,000 Shares at $10.00 per Share
	(Dollars in thousands)
Deposits(1)	$581,493	$581,493	$581,493	$581,493
Borrowed funds	41,000	41,000	41,000	41,000
Total deposits and borrowed funds	$622,493	$622,493	$622,493	$622,493
Stockholders’ equity:
Preferred Stock:
50,000,000 shares, $0.01 par value per share authorized; none issued or outstanding	$—	$—	$—	$—
Common stock:
150,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding(2)	467	112	132	152
Additional paid-in capital	42,932	130,830	147,158	163,486
William Penn, MHC capital consolidation	—	5,473	5,473	5,473
Retained earnings(3)	55,384	55,384	55,384	55,384
Accumulated other comprehensive income	433	433	433	433
Less:
Treasury stock	(3,710)	—	—	—
Common stock to be acquired by employee stock ownership plan(4)	—	(7,480)	(8,800)	(10,120)
Common stock to be acquired by new equity incentive plan(5)	—	(3,740)	(4,400)	(5,060)
Total stockholders’ equity	$95,506	$181,012	$195,380	$209,748
Total stockholders’ equity as a percentage of total assets	13.06%	22.15%	23.50%	24.80%
Tangible equity as a percentage of tangible assets	12.34%	21.58%	22.94%	24.26%

(1)
Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)
As of September 30, 2020, William Penn Bancorp had 4,489,345 shares of common stock outstanding. On a pro forma basis, William Penn Bancorporation will have total issued and outstanding shares of 11,213,166, 13,191,960 and 15,170,754 at the minimum, midpoint and maximum of the offering range, respectively.

(3)
Retained earnings are restricted by applicable regulatory capital requirements.

(4)
Assumes that 8% of the common stock sold in the offering will be acquired by the employee stock ownership plan with funds borrowed from William Penn Bancorporation. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since the funds are borrowed from William Penn Bancorporation, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of William Penn Bancorporation. See “Our Management — Tax-Qualified Retirement Plans — William Penn Bank Employee Stock Ownership Plan.”

(5)
Assumes the purchase in the open market at $10.00 per share, for restricted stock awards under the proposed new equity incentive plan, of a number of shares equal to 4.0% of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The new equity incentive plan will be submitted to stockholders for approval at a meeting of stockholders held no earlier than six months following the offering. See “Risk Factors — Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management — Future Equity Incentive Plan.”

44

Regulatory Capital Compliance
At September 30, 2020, William Penn Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The following table presents William Penn Bank’s capital position relative to its regulatory capital requirements at September 30, 2020, on a historical and a pro forma basis. The table reflects receipt by William Penn Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. During the fiscal year ended June 30, 2020, William Penn Bank elected the “community bank leverage ratio” alternative capital reporting framework. For a discussion of the capital standards applicable to William Penn Bank, see “Regulation and Supervision — Banking Regulation — Regulatory Capital Requirements.”
	William Penn Bank Historical at September 30, 2020		Pro Forma at September 30, 2020, Based Upon the Sale in the Offering of
			9,350,000 Shares		11,000,000 Shares		12,650,000 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$94,465	12.92%	$128,871	16.59%	$135,066	17.21%	$141,260	17.81%
Tier 1 leverage capital(1)(2)	$86,956	11.92%	$121,362	15.66%	127,557	16.29%	$133,751	16.90%
Tier 1 leverage requirement	36,465	5.00	38,746	5.00	39,155	5.00	39,564	5.00
Excess	$50,491	6.92%	$82,616	10.66%	$88,402	11.29%	$94,187	11.90%
Tier 1 risk-based capital(1)(2)	$86,956	19.30%	$121,362	26.40%	$127,557	27.65%	$133,751	28.89%
Tier 1 risk-based requirement	36,044	8.00	36,774	8.00	36,905	8.00	37,036	8.00
Excess	$50,912	11.30%	$84,588	18.40%	$90,652	19.65%	$96,715	20.89%
Total risk-based capital(1)(2)	$90,541	20.10%	$124,947	27.18%	$131,142	28.43%	$137,336	29.67%
Total risk-based requirement	45,056	10.00	45,968	10.00	46,132	10.00	46,295	10.00
Excess	$45,485	10.10%	$78,979	17.18%	$85,010	18.43%	$91,041	19.67%
Common equity tier 1 risk-based capital(1)(2)	$86,956	19.30%	$121,362	26.40%	$127,557	27.65%	$133,751	28.89%
Common equity tier 1 risk-based requirement	29,286	6.50	29,879	6.50	29,985	6.50	30,092	6.50
Excess	$57,670	12.80%	$91,483	19.90%	$97,572	21.15%	$103,659	22.39%
Reconciliation of capital infused into William Penn Bank:
Net proceeds			$45,626		$53,801		$61,975
Less: Common stock acquired by new equity incentive plan			(3,740)		(4,400)		(5,060)
Less: Common stock acquired by employee stock ownership plan			(7,480)		(8,800)		(10,120)
Pro forma increase			$34,406		$40,601		$46,795

(1)
Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

45

Pro Forma Data
The following table illustrates the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions, although actual expenses may vary from these estimates:
•
all of the shares of common stock will be sold in the subscription and community offerings and no shares will be sold in the syndicated offering;

•
our employee stock ownership plan will purchase a number of shares equal to 8% of the shares sold in the offering with a loan from William Penn Bancorporation that will be repaid in equal installments over 25 years;

•
we will pay Piper Sandler & Co. a fee equal to 1.00% of the aggregate amount of common stock sold in the subscription offering, except that no fee will be paid with respect to shares purchased by our employee stock ownership plan and by our officers, directors and employees or members of their immediate families; and

•
total expenses of the offering, excluding selling agent commissions and expenses, will be approximately $1.4 million.

We calculated pro forma consolidated net income for the three months ended September 30, 2020 and the year ended June 30, 2020, as if the estimated net investable proceeds had been invested at an assumed interest rate of 0.28% (0.22% on an after-tax basis using an assumed tax rate of 22.5%). This represents the yield on the five-year United States Treasury Note at September 30, 2020 which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal banking regulators.
We calculated historical and pro forma per share amounts by dividing historical and pro forma consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.
The pro forma table gives effect to the implementation of a new stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plan will vest over a five-year period.
We also have assumed that options will be granted under stock-based benefit plan to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.03 for each option.
We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the conversion and offering.
As discussed under “Use of Proceeds,” we intend to contribute 50% of the net offering proceeds to William Penn Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.
The pro forma table does not give effect to:
•
withdrawals from deposit accounts to purchase shares of common stock in the offering;

•
our results of operations after the offering; or

•
changes in the market price of the shares of common stock after the offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of William Penn Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering — Liquidation Rights.”

46

	At or for the Three Months Ended September 30, 2020 Based upon the Sale at $10.00 Per Share of
	9,350,000 Shares	11,000,000 Shares	12,650,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$93,500	$110,000	$126,500
Expenses	2,247	2,399	2,551
Estimated net proceeds	91,253	107,601	123,949
Common stock purchased by employee stock ownership plan	(7,480)	(8,800)	(10,120)
Common stock purchased by stock-based benefit plans	(3,740)	(4,400)	(5,060)
Estimated net proceeds, as adjusted	$80,033	$94,401	$108,769
For the Three Months Ended September 30, 2020
Consolidated net earnings:
Historical	$670	$670	$670
Income on adjusted net proceeds	43	51	59
Income on mutual holding company asset contribution	3	3	3
Employee stock ownership plan(1)	(58)	(68)	(78)
Stock awards(2)	(145)	(171)	(196)
Stock options(3)	(134)	(157)	(181)
Pro forma net income	$380	$328	$277
Earnings per share(4):
Historical	$0.07	$0.06	$0.05
Income on adjusted net proceeds	—	—	—
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)
Stock awards(2)	(0.01)	(0.01)	(0.01)
Stock options(3)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share(4)	$0.04	$0.03	$0.02
Offering price to pro forma net earnings per share	62.50x	83.33x	125.00x
Number of shares used in earnings per share calculations	10,472,646	12,320,760	14,168,874
At September 30, 2020
Stockholders’ equity:
Historical	$95,506	$95,506	$95,506
Estimated net proceeds	91,253	107,601	123,949
Mutual holding company capital contribution	5,473	5,473	5,473
Common stock acquired by employee stock ownership plan(1)	(7,480)	(8,800)	(10,120)
Stock awards(2)	(3,740)	(4,400)	(5,060)
Pro forma stockholders’ equity	$181,012	$195,380	$209,748
Intangible assets	(5,986)	(5,986)	(5,986)
Pro forma tangible stockholders’ equity	$175,026	$189,394	$203,762
Stockholders’ equity per share:
Historical	$8.51	$7.24	$6.30
Estimated net proceeds	8.14	8.16	8.17
Equity increase from the mutual holding company	0.49	0.41	0.36
Common stock acquired by employee stock ownership plan(1)	(0.67)	(0.67)	(0.67)
Common stock acquired by stock-based benefit plans(2)	(0.33)	(0.33)	(0.33)
Pro forma stockholders’ equity per share(5)	$16.14	$14.81	$13.83
Intangible assets	(0.53)	(0.45)	(0.39)
Pro forma tangible stockholders’ equity per share(5)	$15.61	$14.36	$13.44
Pro forma price to book value	61.96%	67.52%	72.31%
Pro forma price to tangible book value	64.06%	69.64%	74.40%
Number of shares outstanding for pro forma book value per share calculations	11,213,166	13,191,960	15,170,754
(footnotes begin on page 49)

47

	At or for the Year Ended June 30, 2020 Based upon the Sale at $10.00 Per Share of
	9,350,000 Shares	11,000,000 Shares	12,650,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$93,500	$110,000	$126,500
Expenses	2,247	2,399	2,551
Estimated net proceeds	91,253	107,601	123,949
Common stock purchased by employee stock ownership plan	(7,480)	(8,800)	(10,120)
Common stock purchased by stock-based benefit plans	(3,740)	(4,400)	(5,060)
Estimated net proceeds, as adjusted	$80,033	$94,401	$108,769
For the Year Ended June 30, 2020
Consolidated net earnings:
Historical	$1,328	$1,328	$1,328
Income on adjusted net proceeds	174	205	236
Income on mutual holding company asset contribution	8	8	8
Employee stock ownership plan(1)	(232)	(273)	(314)
Stock awards(2)	(580)	(682)	(784)
Stock options(3)	(535)	(629)	(723)
Pro forma net income	$163	$(43)	(249)
Earnings per share(4):
Historical	$0.13	$0.11	$0.09
Income on adjusted net proceeds	0.02	0.02	0.02
Employee stock ownership plan(1)	(0.02)	(0.02)	(0.02)
Stock awards(2)	(0.06)	(0.06)	(0.06)
Stock options(3)	(0.05)	(0.05)	(0.05)
Pro forma earnings per share(4)	$0.02	$—	$(0.02)
Offering price to pro forma net earnings per share	500.00x	NM	NM
Number of shares used in earnings per share calculations	10,495,086	12,347,160	14,199,234
At June 30, 2020
Stockholders’ equity:
Historical	$96,365	$96,365	$96,365
Estimated net proceeds	91,253	107,601	123,949
Mutual holding company capital contribution	3,903	3,903	3,903
Common stock acquired by employee stock ownership plan(1)	(7,480)	(8,800)	(10,120)
Stock awards(2)	(3,740)	(4,400)	(5,060)
Pro forma stockholders’ equity	$180,301	$194,669	$209,037
Intangible assets	(6,050)	(6,050)	(6,050)
Pro forma tangible stockholders’ equity	$174,251	$188,619	$202,987
Stockholders’ equity per share:
Historical	$8.59	$7.30	$6.35
Estimated net proceeds	8.14	8.16	8.17
Equity increase from the mutual holding company	0.35	0.30	0.26
Common stock acquired by employee stock ownership plan(1)	(0.67)	(0.67)	(0.67)
Common stock acquired by stock-based benefit plans(2)	(0.33)	(0.33)	(0.33)
Pro forma stockholders’ equity per share(5)	$16.08	$14.76	$13.78
Intangible assets	(0.54)	(0.46)	(0.40)
Pro forma tangible stockholders’ equity per share(5)	$15.54	$14.30	$13.38
Pro forma price to book value	62.19%	67.75%	72.57%
Pro forma price to tangible book value	64.35%	69.93%	74.74%
Number of shares outstanding for pro forma book value per share calculations	11,213,166	13,191,960	15,170,754
(footnotes begin on page 49)

48

(1)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from William Penn Bancorporation. William Penn Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. William Penn Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by William Penn Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 22.5%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that shares were committed to be released over 25 equal annual installments during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)
Assumes that a new stock-based benefit plan purchases an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from William Penn Bancorporation or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by William Penn Bancorporation. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended June 30, 2020, and (iii) the plan expense reflects an effective tax rate of 22.5%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.2%.

(3)
Assumes that options are granted under a new stock-based benefit plan to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.03 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25.0% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 22.5%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 7.7%.

(4)
Per share figures include publicly held shares of William Penn Bancorp common stock that will be exchanged for shares of William Penn Bancorporation common stock in the conversion. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares of William Penn Bancorp and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note (1) above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)
Per share figures include publicly held shares of William Penn Bancorp common stock that will be exchanged for shares of William Penn Bancorporation common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares of William Penn Bancorp at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 2.3941, 2.8166 and 3.2391 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

Our Business
General
William Penn Bancorporation is a Maryland corporation that was organized in July 2020. Upon completion of the conversion, William Penn Bancorporation will become the holding company of William Penn Bank, a Pennsylvania-chartered savings bank, and will succeed to all of the business and operations of William Penn Bancorp and each of William Penn Bancorp and William Penn, MHC will cease to exist.

49

William Penn Bancorp was incorporated under the laws of the United States on April 15, 2008 for the purpose of serving as the savings and loan holding company of William Penn Bank, as part of William Penn Bank’s conversion from the mutual to stock form of organization. William Penn, MHC was incorporated under the laws of the United States on April 15, 2008 for the purpose of serving as the mutual holding company parent of William Penn Bank as part of the mutual holding company reorganization.
In April 2008, in connection with William Penn Bank’s reorganization into the mutual holding company structure, William Penn Bancorp completed its initial public offering in which it (i) sold 1,025,283 shares of its outstanding common stock to the public, (ii) issued 2,548,713 shares of its common stock to William Penn, MHC and (iii) contributed 67,022 shares of its outstanding common stock to The William Penn Community Foundation. William Penn, MHC’s sole business activity is the ownership of 3,711,114 shares of common stock of William Penn Bancorp, or 82.7% of the common stock outstanding as of the date of this proxy statement/prospectus. William Penn, MHC engages in no other business activities and has no stockholders.
Effective May 1, 2020, in connection with William Penn Bank’s acquisition of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, William Penn Bancorp and William Penn, MHC each converted from a federally-chartered savings and loan holding company to a Pennsylvania-chartered bank holding company. After completion of the conversion and offering, William Penn Bancorp and William Penn, MHC will cease to exist.
William Penn Bank’s principal business consists of originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and to a lesser extent, non-residential real estate, multi-family and construction loans. We also offer commercial loans and other consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
Recent Acquisition History
On July 1, 2018, we acquired Audubon Savings Bank, a New Jersey-chartered mutual savings association headquartered in Audubon, New Jersey and with two additional branch offices located in Mount Laurel and Pine Hill, New Jersey. The acquisition of Audubon Savings Bank enhanced our market share in Burlington and Camden Counties in New Jersey, and provided William Penn Bank with a physical presence in Southern New Jersey. In connection with the acquisition of Audubon Savings Bank, William Penn Bancorp issued 517,095 shares of common stock to William Penn, MHC.
On May 1, 2020, we acquired both (i) Fidelity Savings and Loan Association of Bucks County, a Pennsylvania-chartered mutual savings bank headquartered in Bristol, Pennsylvania and with a branch office located in Bristol Pennsylvania, and (ii) Washington Savings Bank, a Pennsylvania-chartered mutual savings bank headquartered in Philadelphia, Pennsylvania and with three additional branch offices located in Philadelphia, Pennsylvania. The acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank further increased our market presence in our existing market area. In connection with the acquisition of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, William Penn Bancorp issued an aggregate of 509,191 shares of common stock to William Penn, MHC.
Market Area
We are headquartered in Bristol, Pennsylvania and currently operate twelve full-service branch offices in Bucks and Philadelphia Counties in Pennsylvania and in Burlington and Camden Counties in New Jersey. We periodically evaluate our network of banking offices to optimize the penetration in our market area. Our business strategy currently includes opening new branches in and around our market area, which may include neighboring counties.
We consider our primary market area to be the Philadelphia suburbs of lower Bucks County and Northeast Philadelphia in Pennsylvania, and the Philadelphia suburbs located in Southern New Jersey. This area has historically benefitted from having a large number of corporate headquarters located within it. The area benefits from having a well-educated employment base and the diversity provided by a large number of industrial, service, retail and high technology businesses. Other employment is provided by a variety of wholesale trade, manufacturing, federal, state and local governments, hospitals and utilities.
According to the U.S. Census Bureau, as of July 1, 2019, (i) Bucks County had an estimated population of 628,270, representing a 0.5% increase from April 1, 2010, and a median household income of $86,055 and (ii) Philadelphia County had an estimated population of 1.6 million, representing a 3.8% increase from April 1, 2010, and a median household income of $43,744. In addition, (i) Burlington County had an estimated population of 445,349, representing a 0.8% decrease from April 1, 2010, and a median household income of $84,992, (ii) Camden County had an estimated population of 506,471, representing a 1.4% decrease from April 1, 2010, and a median household income of $67,118, (iii) Gloucester County had an estimated population of 291,636, representing a 1.0% increase from April 1, 2010, and a median household income of $85,160 and (iv) Mercer County had an estimated population of 367,430, remaining relatively unchanged from April 1, 2010, and a median household income of $79,990. At that same date, the median household income in the United States was $65,084.
As of June 2020, the unemployment rate in Bucks and Philadelphia Counties totaled 12.7% and 17.7%, respectively, and the unemployment rate in Burlington, Camden, Gloucester and Mercer Counties totaled 13.7%, 16.3%, 15.4% and 10.9%, respectively, as compared to a national unemployment rate of 11.2% for June 2020.

50

Competition
We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits and loans has historically come from the numerous national, regional and local community financial institutions operating in our market area, including a number of independent banks and credit unions, in addition to other financial service companies, such as brokerage firms, mortgage companies and mortgage brokers. In addition, we face competition for investors’ funds from money market funds and other corporate and government securities. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage and consumer credit market, such as financial technology companies, securities companies and specialty finance companies. We believe that our long-standing presence in Bucks County, our recent expansion into Southern New Jersey and Northeast Philadelphia, and our personal service philosophy enhance our ability to compete favorably in attracting and retaining individual and business customers. We actively solicit deposit-related customers and compete for deposits by offering customers personal attention, professional service and competitive interest rates.
Lending Activities
Our loan portfolio consists primarily of one- to four-family residential mortgage loans. To a lesser extent, our loan portfolio includes non-residential real estate loans, multi-family residential loans, commercial real estate, commercial business and consumer loans. Substantially all of our loans are secured by properties located within our local markets.
One- to Four-Family Residential Loans.    Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes in our market area. Such loans totaled $335.2 million, or 66.3% of our total loan portfolio, at September 30, 2020.
We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans rather than fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans (as opposed to adjustable interest rates) and adjustable-rate mortgage loans that can be originated or purchased at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates, and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.
We offer fixed-rate loans with terms of either 10, 15, 20 or up to 30 years. Our adjustable-rate mortgage loans are also based on a 10, 15, 20 or up to 30 year amortization schedule. Interest rates and payments on our adjustable-rate mortgage loans adjust every three, five, seven or ten years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate that is based on the respective three, five, seven or ten year monthly Constant Maturity U.S. Treasury indices.
Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest rate sensitivity is limited by the annual and lifetime interest rate adjustment limits.
While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.
We also regularly make loans secured by non-owner occupied one- to four-family residential properties. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. In reaching a decision on whether to originate a non-owner occupied one- to four-family residential real estate loan, we consider the net operating income of the property, the borrower’s credit history and profitability, and the value of the underlying property. At September 30, 2020, loans secured by non-owner occupied one- to four-family properties totaled $116.9 million, or 29.7% of our total residential loan portfolio, which includes home equity loans and lines of credit and residential construction loans.
We do not make conventional loans with loan-to-value ratios exceeding 95% and generally limit loan-to-value ratios on our conventional loans to 80%. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance, a government guarantee or additional collateral. We require all properties securing mortgage loans to be appraised by licensed independent appraisers from appraisal management companies approved by our board of directors. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance and/or flood insurance for loans on property located in a flood zone, before closing the loan.
Our largest one- to four-family residential loan at September 30, 2020 was a non-owner-occupied one- to four-family residential loan for $2.4 million secured by a single-family residence located on the Eastern Shore of Maryland, all of which is outstanding. This loan is performing in accordance with its terms.

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Non-Residential Real Estate and Multi-Family Loans.    We offer fixed rate and adjustable-rate mortgage loans secured by commercial real estate, multi-family residential real estate and land. Our non-residential and multi-family real estate loans are generally secured by office buildings, retail and mixed-use properties, condominiums, apartment buildings, single-family subdivisions and owner-occupied properties used for businesses. At September 30, 2020, our commercial and multi-family real estate loan portfolio totaled $94.4 million, or 18.7% of our total loan portfolio.
We originate multi-family and non-residential real estate loans with terms generally up to 25 years. Interest rates and payments on adjustable-rate loans adjust every one, three, five and ten years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to the interest rate used for one-to four-family loan products, plus a spread based on credit-worthiness and risk. Loan amounts generally do not exceed 80% of the appraised value for well-qualified borrowers.
Our largest non-residential real estate loan at September 30, 2020 was for $6.2 million, of which $6.1 million is outstanding. This loan is secured by a shopping center and church located in Gloucester County and is performing in accordance with its terms.
Loans secured by multi-family residential and non-residential real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family residential and non-residential real estate lending is the borrower’s credit-worthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. In reaching a decision on whether to make a multi-family residential or non-residential real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property.
Home Equity Loans and Lines of Credit.    We offer home equity loans and lines of credit, which have adjustable rates of interest that are indexed to the prime rate as published in The Wall Street Journal for terms of up to 20 years. These loans are originated with maximum loan-to-value ratios of 80% of the appraised value of the property, and we require that we have a second lien position on the property. We also offer secured and unsecured lines of credit for well-qualified individuals and small businesses. Management includes these loans based on the collateral supporting the line of credit in either the non-residential, multi-family, commercial or one-to-four family categories for the purposes of monitoring and evaluating the portfolio. At September 30, 2020, such loans totaled $45.4 million, or 9.0% of our total loan portfolio.
Residential and Commercial Construction Loans and Land Loans.    We originate (i) residential construction loans to individuals and purchase loans that finance the construction of owner-occupied residential dwellings for personal use, which we classify within our residential real estate loan portfolio, (ii) commercial construction loans for the development of projects including non-owner occupied residential dwellings, condominiums, apartment buildings, single-family subdivisions, single-family investor loans, as well as owner-occupied properties used for business, which we classify within our commercial real estate loan portfolio and (iii) commercial land loans for the purchase and development of raw land.
Our residential construction loans generally provide for the payment of interest only during the construction phase, which can be up to 18 months. At the end of the construction phase, substantially all of our loans automatically convert to permanent mortgage loans. Construction loans generally can be made with a maximum loan to value ratio of 80% of the appraised value with maximum terms of 30 years. Our residential construction loans totaled $13.7 million, or 2.7% of our total loan portfolio, at September 30, 2020. At September 30, 2020, our largest outstanding residential construction loan was for $2.2 million, all of which was disbursed and outstanding, and related to the development of a residential subdivision in Horsham Township, Pennsylvania. This loan is performing in accordance with its terms. We also require periodic inspections of the property during the term of the construction.
Our commercial construction loans provide for payment of interest only during the construction phase and may, in the case of an apartment or commercial building, convert to a permanent mortgage loan upon the completion of construction. In the case of a single-family subdivision or construction or builder loan, as individual lots are sold, the principal balance is reduced by agreed upon release prices at the outset of the loan sufficient to liquidate the loan prior to the final sale. In the case of a commercial construction loan, the construction period may be from nine months to two years. Loans are generally made to a maximum of 75% of the lower of the cost or the appraised market value as determined by an independent licensed appraiser. We also require periodic inspections of the property during the term of the construction loan.
We do not currently offer land loans, but have historically offered land loans to individuals on approved residential building lots for personal use. The land loans in our loan portfolio have terms of up to 15 years and to a maximum loan to value ratio of 80% of the appraised value. In addition, the land loans in our portfolio are adjustable-rate loans with adjustments occurring every three and five years, based on the original contract. Interest rate adjustments are based on the Constant Maturity U.S. Treasury indices plus a spread. Our adjustable-rate land loans in generally have an interest rate floor.
Our commercial construction and land loans totaled $7.4 million, or 1.5% of our total loan portfolio, at September 30, 2020 and was comprised of $4.5 million in commercial construction loans and $2.9 million in land loans at that date. At September 30, 2020, our largest outstanding commercial construction and land loan was a commercial land loan for $3.0 million, of which $2.9 million was disbursed and outstanding, for a commercial development project outside Wildwood, New Jersey. This loan is performing in accordance with its terms.
Commercial Business Loans.    These loans consist of operating lines of credit secured by general business assets and equipment. The operating lines of credit are generally short term in nature with interest rates tied to short-term rates and adjustments occurring daily, monthly, or quarterly based on the original contract. For adjustable loans, there is also an interest rate floor. The equipment loans

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are typically made with maturities of less than five years and are priced with a fixed interest rate. Longer repayments of up to 15 years can be made depending on the useful life of the equipment being financed. Generally, rates are fixed for not longer than five years and will reset, generally based on the Constant Maturity U.S. Treasury indices plus a spread, if the amortization or maturity of the loan is longer. At September 30, 2020, such loans totaled $6.0 million, or 1.2% of our total loan portfolio.
Consumer Loans.    In the past, we have offered a variety of consumer loans, which include automobile and personal secured and unsecured loans to our customer base. However, we no longer offer these loans to customers.
Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws may limit the amount which can be recovered on such loans.
Loan Origination, Purchases and Sales.    Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, advertising and referrals from customers and local realtors. Historically, we have primarily originated our own loans and retained them in our portfolio. However, we also occasionally purchase loans or participation interests in loans. As of September 30, 2020, we had an aggregate of $5.1 million in purchased loan participations outstanding. The largest outstanding loan participation as of September 30, 2020 was a commercial non-residential real estate loan for $692,000. This loan is performing in accordance with its terms.
We also occasionally sell some of the longer-term fixed-rate one-to-four family mortgage loans that we originate in the secondary market based on prevailing market interest rate conditions, an analysis of the composition and risk of the loan portfolio, liquidity needs and interest rate risk management goals. Generally, loans are sold with recourse and with servicing retained. We did not sell any loans during the three months ended September 30, 2020 or the year ended June 30, 2020 and sold $592,000 of loans during the year ended June 30, 2019. We occasionally sell participation interests in loans and may sell loan participations in the future.
Loan Approval Procedures and Authority.    Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management.
With respect to residential mortgage loans, loans with a total loan commitment of less than $250,000 may be approved by the loan’s residential underwriter, as well as one of the following individuals: our Chief Executive Officer, Chief Commercial Officer, Director of Residential Lending or Loan Servicing Manager. Loans with a total loan commitment of between $250,000 to $750,000 must be approved by (i) the loan’s residential underwriter, (ii) either our Director of Residential Lending or Loan Servicing Manager and (iii) either our Chief Executive Officer or Chief Commercial Officer. Loans with a total loan commitment of between $750,000 and $2.0 million must be approved by our Officers’ Loan Committee, which consists of our Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer, Director of Commercial Lending, Director of Residential Lending and Loan Servicing Manager. Loans with a total loan commitment in excess of $2.0 million, and up to our legal lending limit, must be approved by our Directors’ Loan Committee, which consists of our entire board of directors.
With respect to commercial loans, loans with a total loan commitment of up to $500,000 (and unsecured lines or letters of credit with total loan commitments of up to $250,000) may be approved by the originating loan officer as well as either our Chief Commercial Officer or Director of Commercial Lending. Loans with a total loan commitment of between $500,000 and $2.0 million (and unsecured lines or letters of credit with total loan commitments of between $250,000 and $1.0 million) must generally be approved by our Officers’ Loan Committee, and loans with a total loan commitment in excess of $2.0 million (or $1.0 million for unsecured lines or letters of credit) must be approved by our Directors’ Loan Committee.
Loans to One Borrower.    The maximum amount that we may lend to one borrower and the borrower’s related entities is limited by statute to generally 15% of our stated capital and reserves. At September 30, 2020, our regulatory lending maximum was $14.7 million.
Loan Commitments.    We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 30 days.
Delinquencies.    When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We generally make initial contact with the borrower when the loan becomes ten to fifteen days past due. If payment is not received by the 45th day of delinquency, additional letters are sent and phone calls generally are made to the customer. When the loan becomes 120 days past due, we generally commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances. Management informs the board of directors on a monthly basis of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.
As of September 30, 2020, we had provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. We also had granted eligible loan modifications in the form of payment deferral of principal and interest for $49.8 million

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of existing loans under the CARES Act. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a substantial portion of the loans on deferral and, as of November 30, 2020, $2.6 million of loans remain on deferral under the CARES Act.
Investment Activities
We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and preferred shares, subordinated debt and certificates of deposit of federally insured institutions. At September 30, 2020, our investment portfolio consisted primarily of municipal securities with maturities of five to more than ten years, corporate bonds, and mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae with stated final maturities of 40 years or less.
Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for our investment portfolio, including approval of our investment policy. Our Chief Operating Officer is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with our investment policy.
Deposit Activities and Other Sources of Funds
General.    Deposits and loan repayments are the major sources of our funds for lending and other investment activities. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.
Deposit Accounts.    The vast majority of our depositors are residents of Southeastern Pennsylvania and Southern New Jersey. Deposits are raised primarily from within our primary market area through the offering of a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts, club savings accounts, certificate accounts and various retirement accounts. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, and the interest rate among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity.
Borrowings.    If necessary, we borrow from the Federal Home Loan Bank of Pittsburgh to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of Pittsburgh and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s credit-worthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member’s assets, and short-term borrowings of less than one year may not exceed 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. There were approximately $41.0 million of Federal Home Loan Bank advances outstanding at September 30, 2020. At September 30, 2020, we had the ability to borrow an additional $263.0 million from the Federal Home Loan Bank of Pittsburgh. In addition, as of September 30, 2020, we had $10.0 million of available credit from Atlantic Community Bank to purchase federal funds.
Personnel
At September 30, 2020, we had 103 full-time employees and three part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.
Subsidiaries
William Penn Bancorp’s only direct subsidiary is William Penn Bank. William Penn Bank maintains the following subsidiaries:
WPSLA Investment Corporation is a Delaware corporation organized in April 2000 to hold certain investment securities and loans for William Penn Bank. At September 30, 2020, WPSLA Investment Corporation held $95.4 million of William Penn Bank’s $123.6 million securities portfolio and $30.2 million of William Penn Bank’s $501.2 million total loan portfolio.
Fidelity Asset Recovery Specialists, LLC is a Pennsylvania limited liability company organized in March 2015 that William Penn Bank acquired in connection with its acquisition of Fidelity Savings and Loan Association of Bucks County in May 2020. This subsidiary, which is currently inactive and in the process of dissolution, was formerly utilized by Fidelity Savings and Loan Association of Bucks County to manage and hold other real estate owned properties located in Pennsylvania until disposition.
Washington Service Corporation is a Pennsylvania corporation organized in October 2000 that William Penn Bank acquired in connection with its acquisition of Washington Savings Bank in May 2020. This subsidiary, which is currently inactive and in the

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process of dissolution, formerly held commercial real estate, including a branch office located in Philadelphia, Pennsylvania, that was previously owned by Washington Savings Bank.
Legal Proceedings
We are involved in routine legal proceedings in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to our financial condition, results of operations and cash flows.
Properties
At September 30, 2020, we conducted business through our administrative headquarters located in Bristol, Pennsylvania and our twelve branch offices located in Bucks and Philadelphia Counties in Pennsylvania and Burlington and Camden Counties in New Jersey. At September 30, 2020, we owned ten of our branch office locations, leased building space at one of our branch office locations and leased the land at one of our branch office locations. We also lease our administrative headquarters located in Bristol, Pennsylvania and own two additional administrative offices located in Bucks County, Pennsylvania and one additional administrative office located in Camden County, New Jersey. However, we do not currently conduct any significant business operations from any of these three additional administrative offices. At September 30, 2020, the total net book value of our land, buildings, furniture, fixtures and equipment was $13.9 million.
Management’s Discussion and Analysis of
Financial Condition and Results of Operations
This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the unaudited consolidated financial statements as of September 30, 2020 and 2019 and for the three months then ended and the audited consolidated financial statements as of June 30, 2020 and 2019 and for the fiscal years then ended of William Penn Bancorp that appear beginning on page F-1 of this proxy statement/prospectus. You should read the information in this section in conjunction with the business and financial information regarding William Penn Bancorp and the financial statements provided in this proxy statement/prospectus.
Overview
Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting of money market accounts, statement savings accounts, individual retirement accounts, certificates of deposit and Federal Home Loan Bank advances. Our results of operations also are affected by our provisions for loan losses, noninterest income and noninterest expense. Noninterest income currently consists primarily of fees, service charges, earnings on bank-owned life insurance and gains on the sale of loans and investment securities. Noninterest expense currently consists primarily of salaries and employee benefits, occupancy and equipment, data processing, merger-related expenses and professional fees. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies, and actions of regulatory authorities.
Business Strategy
Since our acquisition of Audubon Savings Bank in July 2018, and continuing with our acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank in May 2020, we have focused on serving the financial needs of consumers and businesses in our primary markets of Southeastern Pennsylvania and Southern New Jersey. Through our wholly owned bank subsidiary, William Penn Bank, we deliver a comprehensive range of traditional depository and lending products, online banking services, and cash management tools for small businesses. Our business strategy is to continue to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:
Continuing our transformation to a relationship-based banking business model.
Following our acquisition of Audubon Savings Bank in July 2018, our primary strategic objective has been to transform William Penn Bank from a price-driven, transaction-based savings institution to a service-driven, relationship-based bank that emphasizes securing relationships rather than amassing accounts. We have taken an active approach toward accomplishing this transformation, a key component of which is to opportunistically hire talented individuals, or existing teams of individuals, with relationships in retail, commercial, and small business banking in furtherance of our efforts to increase our commercial lending activities. Since March 2019, we have hired nine top producers from regional competitors.
We believe that customer satisfaction is a key to sustainable growth and profitability. While continually striving to ensure that our products and services meet our customers’ needs, we also encourage our employees to focus on providing personal service and attentiveness to our customers in a proactive manner. We believe that many opportunities remain to deliver what our customers want in the form of exceptional service and convenience and we intend to continue to focus our operating strategy on taking advantage of these opportunities.

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Maintaining our emphasis on residential portfolio lending while also increasing our commercial lending activities.
Our primary lending focus historically has been the origination of one- to four-family mortgage loans. At September 30, 2020, $335.2 million, or 66.3%, of our loan portfolio was secured by one- to four-family real estate loans and we intend to continue to emphasize this type of lending after the offering. We believe there are opportunities to increase our residential mortgage lending in our market area, and we intend to take advantage of these opportunities through the additional lending staff we have welcomed as a result of our recent acquisitions of Audubon Savings Bank, Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as by increasing our existing residential mortgage origination channels.
In addition to continuing our emphasis on one- to four-family mortgage loans, we also intend to increase our commercial lending activities, particularly with respect to commercial real estate, multi-family residential and commercial business loans, following the completion of the offering. We believe the expansion of our multi-family residential and commercial real estate lending activities will further diversify our balance sheet, help to control our interest rate risk exposure and increase our presence in our market area. After the offering, we will continue to look for additional experienced commercial lending personnel and will continue to enhance our infrastructure in order to implement this component of our business strategy.
We believe that strong asset quality is a key to long-term financial success, and we have sought to maintain a high level of asset quality and mitigate credit risk by using conservative underwriting standards for all of our residential and commercial lending products, combined with diligent monitoring and collection efforts. Following the completion of the offering, we will continue to seek residential and commercial lending opportunities in our market area that will further our business strategy and that are also consistent with our conservative underwriting standards. As a result of the continued economic uncertainty due to the COVID-19 pandemic, and the significant business and operational disruptions that borrowers may face (including business closures, supply chain disruptions, and mass layoffs and furloughs) that have resulted from the pandemic, we will continue to carefully scrutinize residential and commercial lending opportunities following the completion of the offering. If significant lending opportunities that meet our conservative underwriting standards do not arise as a result of the pandemic, we will not compromise our underwriting criteria and will strategically slow down our plans to increase our lending activities until economic conditions improve.
Recruiting and retaining top talent and personnel.
Our entire executive management leadership team, and a large majority of the next tier of management, either joined William Penn Bank in connection with the acquisition of Audubon Savings Bank or have been recruited since our acquisition of Audubon Savings Bank in July 2018. We have also hired teams of relationship bankers from regional competitors and intend to continue to opportunistically hire talented individuals, or existing teams of individuals, with relationships in retail, commercial, and small business banking. As a result of William Penn Bank’s strong capital levels (which will be further strengthened by the offering) and expansion strategy, we believe we have the ability to continue hiring and developing top performers for the foreseeable future.
Continuing to invest in our facilities and expand our branch network through de novo branching.
In addition to our investment in people, we have been enhancing and optimizing both our facilities and branch network in recent years. We have consolidated most of our non-branch operations into one location located in Bristol, Pennsylvania that opened in November 2019 and expect to consolidate our loan origination and servicing administration operations into one location located in Philadelphia, Pennsylvania that we acquired in connection with our recent acquisition of Washington Savings Bank.
We have also improved the infrastructure of our branch footprint and intend to continue our strategy to broaden our existing branch network by expanding into new markets and broadening our geographic footprint. In June 2020, we opened a new branch office in Collingswood, New Jersey, the first de novo branch applying our strategy of entering walkable towns and suburbs with vibrant commercial corridors and main streets. In addition, we expect to open a new branch office in Yardley, Pennsylvania during the first calendar quarter of 2021 and a new branch office in Doylestown, Pennsylvania during the third quarter of 2021. We also plan to continue to open new branches in desirable locations in attractive growth markets. New branches will feature modern design elements and will include open, collaborative spaces with room for private meetings.
Executing a multi-faceted expansion plan that involves branch acquisitions and the possible acquisition of other financial institutions and/or financial services companies.
Our expansion strategies complement our overall strategic vision. We intend to expand our franchise and reinvest our excess capital by continuing to hire talented relationship managers, opening de novo branches, and making opportunistic whole bank or branch acquisitions, with an emphasis on expanding our presence in Bucks County, Pennsylvania and Southern New Jersey, as well as entering the Montgomery County, Pennsylvania, and Central New Jersey markets. We believe significant opportunities exist, and will continue to exist, for additional expansion through acquisitions both in our current market and in other adjacent markets within the greater Delaware Valley area. Our acquisition strategy includes traditional whole bank acquisitions and complementary acquisitions of select branch banking offices.
We have completed three whole bank acquisitions since 2018, which serve as the platform for our ability to successfully integrate financial institutions, and our executive management team has a history of running and integrating highly efficient banking institutions while focusing on building a culture of expense control. As a result of these three whole bank acquisitions and our focus on continued expense control, we have increased our core deposits (consisting of checking accounts, money market accounts and savings and club accounts) from $96.8 million at June 30, 2018 to $376.1 million, or 288.4%, at September 30, 2020.

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We believe that maintaining strong relationships with our regulators is an important component of our long-term strategy. We maintain an active dialogue with our regulators and we view our relationships with our regulators a long-term partnership, and we will continue to follow this philosophy as we implement our plans for future growth.
Improving our technology platform.
We are committed to building a technology platform that enables us to deliver best-in-class products and services to our customers and is also scalable to accommodate our long-term growth plans. To accomplish this objective, we have made and are continuing to make substantial investments in our information technology infrastructure, including data backup, security, accessibility, integration, business continuity, website development, online and mobile banking technologies, cash management technology and internal/external ease of use. We continue to develop new strategies for streamlining internal and external practices using technology such as online account opening, an online education center, and remote appointments.
Employing a stockholder-focused management of capital.
Maintaining a strong capital base is critical to support our long-range business plan; however, we recognize that we will have a high level of capital following completion of the offering. Consequently, we intend to manage our capital position through the growth of assets, as well as the utilization of appropriate capital management tools, consistent with applicable regulations and policies, and subject to market conditions. Under current federal regulations, subject to limited exceptions, we may not repurchase shares of our common stock during the first year following the completion of the offering.
William Penn Bancorp has historically paid an annual cash dividend to stockholders and, for the year ended June 30, 2020, declared an annual cash dividend of $0.42 per share. After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis but have not determined the timing of our first quarterly dividend following the completion of the conversion and offering. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions. We also intend to seek regulatory approval, subsequent to the completion of the conversion and offering, to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved, particularly if it is deemed to be a return of capital under 12 C.F.R. § 239.63(e)(4).
Critical Accounting Policies
We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider these accounting policies to be our critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Actual results could differ from these judgments and estimates under different conditions, resulting in a change that could have a material impact on the carrying values of our assets and liabilities and our results of operations.
Allowance for Loan Losses
We consider the allowance for loan and losses to be a critical accounting policy. The allowance for loan losses is determined by management based upon portfolio segments, past historical experience, evaluation of estimated losses and impairment in the loan portfolio, current economic conditions, and other pertinent factors. Management also considers risk characteristics by portfolio segments including, but not limited to, renewals and real estate valuations. The allowance for loan losses is maintained at a level that management considers adequate to provide for estimated losses and impairment based upon an evaluation of known and inherent risk in the loan portfolio. Loan impairment is evaluated based on the fair value of collateral or present value of expected cash flows. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.
The allowance for loan and lease losses is established through a provision for loan losses charged to expense, which is based upon past loan loss experience and an evaluation of estimated losses in the current loan portfolio, including the evaluation of impaired loans. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: overall economic conditions; value of collateral; strength of guarantors; loss exposure at default; the amount and timing of future cash flows on impaired loans; and determination of loss factors to be applied to the various segments of the portfolio. All of these estimates are susceptible to significant change. Management regularly reviews the level of loss experience, current economic conditions and other factors related to the collectability of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, as an integral part of their examination process, periodically review our allowance for loan losses.
Our financial results are affected by the changes in and the level of the allowance for loan losses. This process involves our analysis of complex internal and external variables, and it requires that we exercise judgment to estimate an appropriate allowance for loan losses. As a result of the uncertainty associated with this subjectivity, we cannot assure the precision of the amount reserved, should we experience sizeable loan losses in any particular period. For example, changes in the financial condition of individual borrowers, economic conditions, or the condition of various markets in which collateral may be sold could require us to significantly decrease or

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increase the level of the allowance for loan losses. Such an adjustment could materially affect net income as a result of the change in provision for loan losses. For example, a change in the estimate resulting in a 10% to 20% difference in the allowance would have resulted in an additional provision for loan losses of $359,000 to $717,000 for the twelve months ended September 30, 2020. We also have approximately $4.9 million as of September 30, 2020 in non-performing assets consisting of non-performing loans and other real estate owned. Most of these assets are collateral dependent loans where we have incurred credit losses to write the assets down to their current appraised value less selling costs. We continue to assess the realizability of these loans and update our appraisals on these loans each year. To the extent the property values continue to decline, there could be additional losses on these non-performing loans which may be material. For example, a 10% decrease in the collateral value supporting the non-performing loans could result in additional credit losses of $488,000. In recent periods, we experienced strong asset quality metrics including low levels of delinquencies, net charge-offs and non-performing assets. Management considered market conditions in deriving the estimated allowance for loan losses; however, given the continued economic difficulties and uncertaintues and the COVID-19 pandemic, the ultimate amount of loss could vary from that estimate.
In June 2016, the FASB issued ASU 2016-13: Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Topic 326 amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. This update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this update are expected to be effective for us on July 1, 2023. We are in the process of evaluating the impact of this guidance but expect that the impact will likely be material to our consolidated financial statements.
Goodwill
The acquisition method of accounting for business combinations requires us to record assets acquired, liabilities assumed, and consideration paid at their estimated fair values as of the acquisition date. The excess of consideration paid (or the fair value of the equity of the acquiree) over the fair value of net assets acquired represents goodwill. Goodwill totaled $4.9 million at September 30, 2020, June 30, 2020 and June 30, 2019. Goodwill and other indefinite lived intangible assets are not amortized on a recurring basis, but rather are subject to periodic impairment testing. The provisions of Accounting Standards Codification (“ASC”) Topic 350 allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test.
During the year ended June 30, 2020, management included considerations of the current economic environment caused by COVID-19 in its qualitative assessment of goodwill impairment and determined that a quantitative assessment of goodwill was warranted. Management engaged a third-party valuation specialist to perform a quantitative assessment of goodwill impairment and it was determined that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment existed during the year ended June 30, 2020.
During the three months ended September 30, 2020, management considered the current economic environment caused by the COVID-19 pandemic in its evaluation, and determined based on the totality of its qualitative assessment that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment existed during the three months ended September 30, 2020.
Income Taxes
We are subject to the income tax laws of the various jurisdictions where we conduct business and estimate income tax expense based on amounts expected to be owed to these various tax jurisdictions. The estimated income tax expense (benefit) is reported in the consolidated statements of income. The evaluation pertaining to the tax expense and related tax asset and liability balances involves a high degree of judgment and subjectivity around the ultimate measurement and resolution of these matters.
Accrued taxes represent the net estimated amount due to or to be received from tax jurisdictions either currently or in the future and are reported in other assets on our consolidated statements of financial condition. We assess the appropriate tax treatment of transactions and filing positions after considering statutes, regulations, judicial precedent and other pertinent information and maintain tax accruals consistent with our evaluation. Changes in the estimate of accrued taxes occur periodically due to changes in tax rates, interpretations of tax laws, the status of examinations by the tax authorities and newly enacted statutory, judicial and regulatory guidance that could impact the relative merits of tax positions. These changes, when they occur, impact accrued taxes and can materially affect our operating results. We regularly evaluate our uncertain tax positions and estimate the appropriate level of reserves related to each of these positions.
As of September 30, 2020 and June 30, 2020, we had net deferred tax assets totaling $4.4 million and $4.8 million, respectively. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If currently available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax assets and liabilities. These judgments require us to make projections of future taxable income. Management believes, based upon current facts, that it is more likely than not that there will be sufficient taxable income in future years to realize the deferred tax assets. The judgments and estimates we make in determining

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our deferred tax assets are inherently subjective and are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance that results in additional income tax expense in the period in which it is recognized would negatively affect earnings. Our net deferred tax asset was determined based on the current enacted federal tax rate of 21%. Any possible future reduction in federal tax rates, would reduce the value of our net deferred tax assets and result in immediate write-down of the net deferred tax assets though our statement of operations, the effect of which would be material.
Balance Sheet Analysis
Comparison of Financial Condition at September 30, 2020 and June 30, 2020
Total assets decreased $4.9 million, or 0.7%, to $731.6 million at September 30, 2020, from $736.5 million of total assets at June 30, 2020. The decrease in total assets can primarily be attributed to a $26.8 million decrease in total cash and cash equivalents and a $10.9 million decrease in gross loans, partially offset by a $33.6 million increase in investment securities.
Cash and cash equivalents decreased $26.8 million, or 32.4%, to $56.1 million at September 30, 2020, from $82.9 million at June 30, 2020. The decrease in cash and cash equivalents was primarily driven by a $33.6 million increase in investment securities as we deployed our excess cash by purchasing high-quality investment securities as well as prepaying $23.2 million of higher cost FHLB advances, resulting in large part in the $23.9 million decrease in advances outstanding at September 30, 2020. During the three months ended September 30, 2020, we made a strategic decision to use $23.2 million of cash to prepay higher-cost advances from the FHLB in order to lower future borrowing costs. These decreases to cash and cash equivalents were partially offset by a $10.9 million decrease in gross loans and a $21.6 million increase in deposits.
During the three months ended September 30, 2020, we transferred two properties from premises and equipment with a total carrying value of $2.4 million to the held for sale classification included in other assets on our consolidated statement of financial condition. We sold one of the properties in October 2020 and expect to sell the other property by the end of the 2020 calendar year.
Comparison of Financial Condition at June 30, 2020 and June 30, 2019
Total assets increased $320.7 million, or 77.1%, to $736.5 million at June 30, 2020, from $415.8 million at June 30, 2019. The increase in total assets was primarily attributable to a $244.9 million increase in total assets resulting from the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
Cash and cash equivalents increased $56.7 million, or 216.9%, to $82.9 million at June 30, 2020, from $26.2 million at June 30, 2019. The increase in cash and cash equivalents was primarily driven by cash acquired as part of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, combined with organic deposit growth, partially offset by purchases of investment securities.
Premises and equipment, regulatory stock, deferred income taxes, and bank-owned life insurance all increased year over year due primarily to the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank completed in May 2020.
Accrued interest receivable and other assets increased $4.0 million to $6.1 million from $2.1 million as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as the recognition of a right-to-use asset of $1.7 million related to the addition of three new operating leases.
Investments
Our investment portfolio consists primarily of corporate bonds with maturities of one to ten years, municipal securities with maturities of five to more than ten years and mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae with stated final maturities of 40 years or less. Investments increased $33.6 million, or 37.3%, to $123.6 million at September 30, 2020, from $90.0 million at June 30, 2020. During the three months ended September 30, 2020, we purchased $42.5 million of investment securities with the remaining excess cash available from the acquisitions in May 2020 of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank combined with the organic growth in deposits experienced during the period. Investments increased $67.4 million, or 298.8%, to $90.0 million at June 30, 2020, compared to $22.6 million at June 30, 2019. During the year ended June 30, 2020, we purchased $98.9 million of investment securities with excess cash available following the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank as well as the organic growth in deposits during the period. We focus on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current as well as in rising interest rate environments.

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The following table sets forth the amortized cost and fair value of investment securities at September 30, 2020 and at June 30, 2020, 2019 and 2018. At June 30, 2020, we reclassified all of our securities portfolio as available-for-sale securities.
	At September 30,		At June 30,
	2020		2020		2019		2018
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available-for-sale:
Mortgage-backed securities	$66,379	$66,400	$51,570	$51,738	$3,609	$3,678	$—	$—
U.S. agency collateralized mortgage obligations	2,377	2,378	3,215	3,215	5,634	5,767	—	—
U.S. government agency securities	11,658	11,547	6,226	6,155	10,865	10,912	—	—
U.S. treasury securities	—	—	1,000	1,000	—	—	—	—
Private label collateralized mortgage obligations	—	—	—	—	264	303	1,539	1,816
Municipal bonds	24,878	25,128	10,485	10,508	—	—	—	—
Corporate bonds	17,750	18,144	17,399	17,382	—	—	—	—
Total securities available-for-sale	123,042	123,597	89,895	89,998	20,372	20,660	1,539	1,816
Securities held-to-maturity:
Mortgage-backed securities	—	—	—	—	1,500	1,522	2,336	2,305
U.S. agency collateralized mortgage obligations	—	—	—	—	206	214	611	634
Municipal bonds	—	—	—	—	100	100	100	100
Corporate bonds	—	—	—	—	100	101	100	102
Total securities held-to-maturity	—	—	—	—	1,906	1,937	3,147	3,141
Total investment securities	$123,042	$123,597	$89,895	$89,998	$22,278	$22,597	$4,686	$4,957
The following tables set forth the stated maturities and weighted average yields of investment securities at September 30, 2020 and June 30, 2020. Certain securities have adjustable interest rates and will reprice monthly, quarterly, semi-annually or annually within the various maturity ranges. The table presents contractual maturities for mortgage-backed securities and does not reflect repricing or the effect of prepayments.
	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
September 30, 2020 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available-for-sale:
Mortgage-backed securities	$—	—%	$—	—%	$—	—%	$66,400	2.64%	$66,400	2.64%
U.S. agency collateralized mortgage obligations	5	0.68	—	—	1,095	3.26	1,278	3.37	2,378	3.31
U.S. government agency securities	—	—	105	4.40	3,839	2.87	7,603	2.89	11,547	2.90
Municipal bonds	—	—	—	—	458	5.56	24,670	2.44	25,128	2.50
Corporate bonds	—	—	11,977	5.13	6,167	5.04	—	—	18,144	5.10
Total investment securities	$5	0.68%	$12,082	5.13%	$11,559	4.20%	$99,951	2.62%	$123,597	3.02%

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
June 30, 2020 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available-for-sale:
Mortgage-backed securities	$—	—%	$—	—%	$—	—%	$51,738	2.80%	$51,738	2.80%
U.S. agency collateralized mortgage obligations	5	0.93	—	—	1,124	3.26	2,086	3.47	3,215	3.39
U.S. government agency securities	—	—	132	4.61	—	—	6,023	3.96	6,155	3.97
Municipal bonds	—	—	—	—	463	5.56	10,045	3.01	10,508	3.12
Corporate bonds	1,888	1.79	9,479	5.35	6,015	5.04	—	—	17,382	4.86
U.S. treasuries securities	1,000	0.09	—	—	—	—	—	—	1,000	0.09
Total investment securities	$2,893	1.20%	$9,611	5.34%	$7,602	4.81%	$69,892	2.95%	$89,998	3.31%

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Loans
Our loan portfolio consists primarily of one-to four-family residential mortgage loans. To a lesser extent, our loan portfolio consists of non-residential and multi-family residential real estate, commercial, construction and consumer loans. Net loans decreased $11.0 million, or 2.2%, to $497.6 million at September 30, 2020, from $508.6 million at June 30, 2020. The COVID-19 pandemic and low interest rate environment have intensified an already highly competitive market for residential lending. We maintain conservative lending practices and are focused on lending to borrowers with high credit quality located within our market footprint. Net loans increased $182.6 million, or 56.0%, to $508.6 million at June 30, 2020, from $326.0 million at June 30, 2019. The increase in net loans was primarily attributable to the $177.5 million of loans, consisting primarily of one- to four-family residential mortgage loans, acquired as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
During the quarter ended June 30, 2020, William Penn Bank provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. William Penn Bank also granted eligible loan modifications in the form of payment deferral of principal and interest for $49.8 million of existing loans under the 2020 Coronavirus Aid, Relief, and Economic Security (CARES) Act. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a substantial portion of the loans on deferral and, as of November 30, 2020, only $2.6 million of loans remained on deferral under the CARES Act.
The following table shows the loan portfolio at the dates indicated:
	At September 30,		At June 30,
	2020		2020		2019
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate loans:
One- to four-family	$335,200	66.29%	$345,915	66.85%	$220,176	65.98%
Home equity and HELOCs	45,364	8.97	47,054	9.10	31,905	9.56
Residential construction	13,665	2.70	15,799	3.05	9,739	2.92
Total residential real estate loans	394,229	77.96	408,768	79.00	261,820	78.46
Commercial real estate loans:
Multi-family	14,477	2.86	14,964	2.89	11,028	3.30
Commercial non-residential	79,969	15.81	76,707	14.83	53,557	16.05
Commercial construction and land	7,358	1.46	6,690	1.29	4,438	1.33
Total commercial real estate loans	101,804	20.13	98,361	19.01	69,023	20.68
Commercial loans	5,958	1.18	6,438	1.24	2,099	0.63
Consumer loans	3,670	0.73	3,900	0.75	741	0.23
Total loans	505,661	100.00%	517,467	100.00%	333,683	100.00%
Loans in process	(3,916)		(4,895)		(3,669)
Unearned loan origination fees	(530)		(448)		(788)
Allowance for loan losses	(3,585)		(3,519)		(3,209)
Loans, net	$497,630		$508,605		$326,017

	At June 30,
	2018		2017		2016
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate loans:
One- to four-family	$170,322	70.00%	$166,219	67.82%	$162,395	66.26%
Home equity and HELOCS	21,158	8.70	22,938	9.36	24,799	10.12
Residential construction	11,831	4.86	8,836	3.61	12,050	4.92
Total residential real estate loans	203,311	83.56	197,993	80.79	199,244	81.30
Commercial real estate loans:
Multi-family	12,061	4.96	12,076	4.93	12,539	5.12
Commercial non-residential	23,759	9.76	24,820	10.13	26,744	10.91
Commercial construction and land	3,131	1.29	9,120	3.72	5,319	2.17
Total commercial real estate loans	38,951	16.01	46,016	18.78	44,602	18.20
Commercial loans	196	0.08	129	0.05	51	0.02
Consumer loans	859	0.35	947	0.38	1,183	0.48
Total loans	243,317	100.00%	245,085	100.00%	245,080	100.00%
Loans in process	(5,716)		(5,879)		(8,896)
Unearned loan origination fees	(1,074)		(1,038)		(1,025)
Allowance for loan losses	(3,138)		(3,303)		(3,248)
Loans, net	$233,389		$234,865		$231,911

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The following tables set forth certain information at September 30, 2020 and June 30, 2020 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The tables below do not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.
September 30, 2020 (Dollars in thousands)	One- to Four-Family	Home Equity and HELOCs	Residential Construction	Multi- Family	Commercial Non- Residential	Commercial Construction and Land	Commercial	Consumer	Total Loans
Amounts due in:
One year or less	$976	$3,603	$8,305	$1,251	$2,203	$1,295	$617	$732	$18,982
More than 1 – 5 years	16,764	5,319	5,360	1,410	8,497	6,063	2,964	1,117	47,494
More than 5 – 10 years	50,953	9,394	—	2,909	11,882	—	2,377	77	77,592
More than 10 years	266,507	27,048	—	8,907	57,387	—	—	1,744	361,593
Total	$335,200	$45,364	$13,665	$14,477	$79,969	$7,358	$5,958	$3,670	$505,661

June 30, 2020 (Dollars in thousands)	One- to Four-Family	Home Equity and HELOCs	Residential Construction	Multi- Family	Commercial Non- Residential	Commercial Construction and Land	Commercial	Consumer	Total Loans
Amounts due in:
One year or less	$4,080	$1,137	$7,773	$1,817	$5,466	$747	$934	$786	$22,740
More than 1 – 5 years	18,510	5,314	8,026	1,734	8,564	5,943	4,069	1,169	53,329
More than 5 – 10 years	53,274	10,063	—	2,755	12,696	—	1,435	333	80,556
More than 10 years	270,051	30,540	—	8,658	49,981	—	—	1,612	360,842
Total	$345,915	$47,054	$15,799	$14,964	$76,707	$6,690	$6,438	$3,900	$517,467

The following tables set forth all loans at September 30, 2020 and June 30, 2020 that are due after September 30, 2021 and June 30, 2021, respectively, and have either fixed interest rates or floating or adjustable interest rates:
	Due After September 30, 2021
At September 30, 2020 (Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Residential real estate loans:
One- to four-family	$212,050	$122,174	$334,224
Home equity and HELOCs	17,125	24,636	41,761
Residential construction	3,461	1,899	5,360
Commercial real estate loans:
Multi-family	4,261	8,965	13,226
Commercial non-residential	30,086	47,680	77,766
Commercial construction and land	3,841	2,222	6,063
Commercial loans	4,919	422	5,341
Consumer loans	1,321	1,617	2,938
Total	$277,064	$209,615	$486,679

	Due After June 30, 2021
At June 30, 2020 (Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Residential real estate loans:
One- to four-family	$223,615	$118,220	$341,835
Home equity and HELOCs	18,513	27,404	45,917
Residential construction	5,497	2,529	8,026
Commercial real estate loans:
Multi-family	5,493	7,654	13,147
Commercial non-residential	23,163	48,078	71,241
Commercial construction and land	4,231	1,712	5,943

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	Due After June 30, 2021
At June 30, 2020 (Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Commercial loans	5,072	432	5,504
Consumer loans	1,606	1,508	3,114
Total	$287,190	$207,537	$494,727

Deposits
Deposits are a major source of our funds for lending and other investment purposes, and our deposits are provided primarily by individuals within our market area. Deposits increased $21.6 million, or 3.9%, to $581.5 million at September 30, 2020, from $559.9 million at June 30, 2020. Deposit growth was achieved through strong organic growth and the successful opening of a new branch location located in Collingswood, New Jersey during the quarter ended June 30, 2020.
Deposits increased $278.6 million, or 99.1%, to $559.8 million at June 30, 2020, from $281.2 million at June 30, 2019. Deposit growth was primarily the result of the assumption of an aggregate of $202.0 million of deposits in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020 with the remaining increase attributed to strong organic growth. Excluding deposits acquired in the mergers, organic growth produced an increase in deposits of $76.7 million, or 27.3%.
The following table sets forth the deposits as a percentage of total deposits for the dates indicated:
	At September 30,		At June 30,
	2020		2020		2019		2018
(Dollars in thousands)	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits
Checking accounts	$140,146	24.10%	$142,223	25.40%	$67,547	24.02%	$28,278	15.66%
Money market accounts	140,891	24.23	129,048	23.05	67,648	24.06	50,010	27.68
Savings and club accounts	95,070	16.35	94,097	16.81	33,172	11.79	18,542	10.26
Certificates of deposit	205,386	35.32	194,480	34.74	112,839	40.13	83,827	46.40
Total	$581,493	100.00%	$559,848	100.00%	$281,206	100.00%	$180,657	100.00%
The following tables set forth the time remaining until maturity for certificates of deposit of $100,000 or more at September 30, 2020 and June 30, 2020.
September 30, 2020 (Dollars in thousands)	Certificates of Deposit
Maturity Period:
Three months or less	$18,236
Over three through six months	29,371
Over six through twelve months	16,858
Over twelve months	30,850
Total	$95,315

June 30, 2020 (Dollars in thousands)	Certificates of Deposit
Maturity Period:
Three months or less	$10,243
Over three through six months	16,396
Over six through twelve months	25,260
Over twelve months	32,878
Total	$84,777

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The following table sets forth the deposit activity for the periods indicated:
	Three Months Ended September 30, 2020		Year Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019	2018
Beginning balance	$559,848	$281,206	$281,206	$180,657	$182,199
Deposits acquired from Audubon Savings Bank	—	—	—	107,180	—
Deposits acquired from Washington Savings Bank	—	—	135,546	—	—
Deposits acquired from Fidelity Savings and Loan Association of Bucks County	—	—	66,409	—	—
Increase (decrease) before interest credited	20,361	4,288	72,924	(8,937)	(3,028)
Interest credited	1,284	877	3,763	2,306	1,486
Net increase (decrease) in deposits	21,645	5,165	278,642	100,549	(1,542)
Ending balance	$581,493	$286,371	$559,848	$281,206	$180,657
The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated:
	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2018
Less than 0.50%	$5,058	$6,535	$—	$—
0.50% to 0.99%	22,208	13,598	9,453	16,021
1.00% to 1.49%	52,193	33,320	26,761	24,587
1.50% to 1.99%	49,667	55,299	19,673	19,708
2.00% to 2.99%	68,349	77,850	54,777	23,511
3.00% and greater	7,911	7,878	2,175	—
Ending balance	$205,386	$194,480	$112,839	$83,827
The following tables set forth the amount and maturities of our certificates of deposit by interest rate at September 30, 2020 and June 30, 2020.
	Period to Maturity
September 30, 2020 (Dollars in thousands)	One Year or Less	More than One Year to Two Years	More than Two Years to Three Years	More than Three Years to Four Years	More than Four Years	Total	Percent of Total Certificate Accounts
Less than 0.50%	$5,049	$9	$—	$—	$—	$5,058	2.47%
0.50% to 0.99%	15,451	6,706	51	—	—	22,208	10.81
1.00% to 1.49%	41,482	4,364	3,819	558	1,970	52,193	25.41
1.50% to 1.99%	30,978	7,709	4,060	2,224	4,696	49,667	24.18
2.00% to 2.99%	34,643	15,594	8,094	4,848	5,170	68,349	33.28
3.00% and greater	972	1,243	721	4,540	435	7,911	3.85
Total	$128,575	$35,625	$16,745	$12,170	$12,271	$205,386	100.00%

	Period to Maturity
June 30, 2020 (Dollars in thousands)	One Year or Less	More than One Year to Two Years	More than Two Years to Three Years	More than Three Years to Four Years	More than Four Years	Total	Percent of Total Certificate Accounts
Less than 0.50%	$6,418	$117	$—	$—	$—	$6,535	3.36%
0.50% to 0.99%	11,374	2,168	56	—	—	13,598	6.99
1.00% to 1.49%	24,513	5,200	2,524	423	660	33,320	17.13
1.50% to 1.99%	27,882	14,997	4,321	2,881	5,218	55,299	28.43
2.00% to 2.99%	42,465	13,731	10,118	5,546	5,990	77,850	40.03
3.00% and greater	944	860	1,066	4,576	432	7,878	4.06
Total	$113,596	$37,073	$18,085	$13,426	$12,300	$194,480	100.00%

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The following table sets forth the average balances and weighted average rates of our deposit products for the periods indicated:
	At September 30,			Year Ended June 30,
	2020			2020			2019			2018
	Average Balance	Percent	Weighted Average Cost	Average Balance	Percent	Weighted Average Cost	Average Balance	Percent	Weighted Average Cost	Average Balance	Percent	Weighted Average Cost
Non-interest bearing checking accounts	$41,145	7.19%	—%	$20,311	5.93%	—%	$11,901	4.29%	—%	$—	—%	—%
Interest-bearing checking accounts	101,272	17.69	0.20	63,389	18.52	0.13	56,605	20.38	0.09	27,577	15.14	0.06
Money market deposit accounts	136,543	23.85	0.96	88,965	25.99	1.28	64,363	23.18	0.81	48,002	26.35	0.44
Savings and club accounts	94,586	16.52	0.18	42,044	12.28	0.16	39,354	14.17	0.12	21,443	11.77	0.15
Certificates of deposit	198,933	34.75	1.33	127,553	37.28	1.82	105,464	37.98	1.59	85,137	46.74	1.44
Total	$572,479	100.00%	0.76%	$342,262	100.00%	1.05%	$277,687	100.00%	0.83%	$182,159	100.00%	0.82%

Accrued Interest Payable and Other Liabilities
Accrued interest payable and other liabilities increased $6.6 million to $10.8 million as of June 30, 2020 from $4.2 million as of June 30, 2019 as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, including the assumption of approximately $2.7 million of pension liabilities. In addition, a lease liability of $1.6 million related to the addition of three new operating leases was recognized during the year ended June 30, 2020.
Accrued interest payable and other liabilities have remained relatively consistent as of September 30, 2020 when compared to June 30, 2020.
Borrowings
Borrowings decreased $23.9 million, or 36.8%, to $41.0 million at September 30, 2020, from $64.9 million at June 30, 2020. The decrease in borrowings was primarily due to the prepayment of $23.2 million in August 2020 of higher-cost advances from the FHLB of Pittsburgh, incurring a $161,000 prepayment penalty.
Borrowings increased $14.9 million, or 29.8%, to $64.9 million at June 30, 2020, from $50.0 million at June 30, 2019. The increase in borrowings was primarily due to FHLB advances assumed in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank.
The following table sets forth the outstanding borrowings and weighted averages at the dates or for the periods indicated. We did not have any outstanding borrowings other than Federal Home Loan Bank advances for any of the periods presented.
	At or For the Three Months Ended September 30,	At or For the Year Ended June 30,
(Dollars in thousands)	2020	2020	2019	2018
Maximum amount outstanding at any month-end during period:
Federal Home Loan Bank advances	$64,854	$65,922	$51,500	$65,500
Average outstanding balance during period:
Federal Home Loan Bank advances	$52,608	$58,401	$48,772	$57,503
Weighted average interest rate during period:
Federal Home Loan Bank advances	2.73%	2.42%	2.65%	2.95%
Balance outstanding at end of period:
Federal Home Loan Bank advances	$41,000	$64,892	$50,000	$51,500
Weighted average interest rate at end of period:
Federal Home Loan Bank advances	2.55%	2.53%	2.58%	2.71%
Stockholders’ Equity
Stockholders’ equity decreased $859,000, or 0.9%, to $95.5 million at September 30, 2020, from $96.4 million at June 30, 2020. The decrease in stockholders’ equity was due to $1.9 million of dividends paid to common stockholders in August 2020, partially offset by net income of $670,000 and a $357,000 increase in the accumulated other comprehensive income component of the unrealized gain on available-for-sale investment securities during the quarter ended September 30, 2020.

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Stockholders’ equity increased $19.8 million, or 25.8%, to $96.4 million at June 30, 2020, from $76.6 million at June 30, 2019. The increase in stockholders’ equity was primarily due to $20.5 million of equity recorded at fair value in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank and $1.3 million of net income during the year ended June 30, 2020, partially offset by $2.0 million of dividends paid to stockholders during the year ended June 30, 2020.
Results of Operations for the Three Months Ended September 30, 2020 and 2019
Summary
The following table sets forth the income summary for the periods indicated:
	Three Months Ended September 30,
			Change Fiscal 2020/2019
(Dollars in thousands)	2020	2019	$	%
Net interest income	$5,217	$3,373	$1,844	54.67%
Provision for loan losses	66	—	66	100.00
Non-interest income	400	347	53	15.27
Non-interest expenses	4,735	2,646	2,089	78.95
Income tax expense	146	220	(74)	(33.64)
Net income	$670	$854	$(184)	(21.55)%
Return on average assets	0.36%	0.82%
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties)(1)	0.45	0.82
Return on average equity	2.80	4.52
Return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties)(1)	3.47	4.52

(1)
Return on average assets (excluding merger charges, gain on bargain purchase and prepayment penalties) and return on average equity (excluding merger charges, gain on bargain purchase and prepayment penalties) are non-GAAP financial measures. For a reconciliation of these non-GAAP measures, see “Non-GAAP Financial Information.”

General
We recorded net income of $670,000, or $0.15 per diluted share, for the three months ended September 30, 2020, compared to net income of $854,000, or $0.21 per diluted share, for the three months ended September 30, 2019. Net income for the three months ended September 30, 2020 included $161,000, or $0.04 per diluted share, of prepayment penalties associated with the prepayment of $23.2 million of higher-cost advances from the FHLB of Pittsburgh.
Net Interest Income
For the three months ended September 30, 2020, net interest income was $5.2 million, an increase of $1.8 million, or 54.7%, from the three months ended September 30, 2019. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank effective May 1, 2020 of $230.4 million. The net interest margin totaled 3.11% for the three months ended September 30, 2020 compared to 3.52% for the same period in 2019. The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.
Provision for Loan Losses
As a result of the continued economic uncertainty due to the COVID-19 pandemic, we recorded a $66,000 provision for loan losses during the three months ended September 30, 2020 compared to no provision for loan losses during the three months ended September 30, 2019. Our allowance for loan losses totaled $3.6 million, or 1.24% of total loans, excluding acquired loans, as of September 30, 2020, compared to $3.5 million, or 1.25% of total loans, excluding acquired loans, as of June 30, 2020. Based on a review of the loans that were in the loan portfolio at September 30, 2020, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable at such date.
Management uses available information to establish the appropriate level of the allowance for loan losses. Future additions or reductions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. As a result, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses.

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Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Service fees	$183	$139
Gain on sale of securities	—	93
Earnings on bank-owned life insurance	112	83
Gain on sale of premises and equipment	15	—
Other	90	32
Total	$400	$347
For the three months ended September 30, 2020, non-interest income totaled $400,000, an increase of $53,000, or 15.3%, from the three months ended September 30, 2019. The increase was primarily due to an increase in service fees as a result of higher deposit transaction volume due primarily to the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank effective May 1, 2020, as well as an increase in rental income, partially offset by a decrease in the gain on sale of investment securities.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Salaries and employee benefits	$2,554	$1,571
Occupancy and equipment	759	295
Data processing	422	304
Professional fees	188	102
Amortization of intangible assets	64	59
Prepayment penalties.	161	—
Other	587	315
Total	$4,735	$2,646
For the three months ended September 30, 2020, non-interest expense totaled $4.7 million, an increase of $2.1 million, or 78.9%, from the three months ended September 30, 2019. The increase in non-interest expense was primarily due to a $983,000 increase in salaries and employee benefits due to the addition of new employees from the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank and a $464,000 increase in occupancy and equipment expense due to additional operating costs from the branch offices and increased depreciation expense associated with the premises and equipment acquired in the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank. In addition, the three months ended September 30, 2020 included $161,000 of prepayment penalties associated with the prepayment of $23.2 million of higher-cost advances from the FHLB. The increase in other non-interest expense can be attributed to operating a larger organization that has resulted from the two acquisitions by William Penn Bank completed on May 1, 2020.
Income Taxes
For the three months ended September 30, 2020, we recorded a provision for income taxes of $146,000, reflecting an effective tax rate of 17.9%, compared to a provision for income taxes of $220,000, reflecting an effective tax rate of 20.5%, for the same period in 2019. The decrease in the provision for income taxes for the three months ended September 30, 2020 compared to the same period a year ago is primarily due to lower income before income taxes. The decrease in the effective tax rate for the three months ended September 30, 2020 compared to the same period a year ago also reflects the higher ratio of tax-exempt income on our investment in bank-owned life insurance and municipal securities relative to income before income taxes.

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Results of Operations for the Years Ended June 30, 2020 and 2019
Summary
The following table sets forth the income summary for the periods indicated:
	Year Ended June 30,
			Change Fiscal 2020/2019
(Dollars in thousands)	2020	2019	$	%
Net interest income	$14,799	$14,230	$569	4.00%
Provision for loan losses	626	88	538	611.36
Non-interest income	2,160	1,127	1,033	91.66
Non-interest expenses	15,392	10,453	4,939	47.25
Income tax (benefit) expense	(387)	1,060	(1,447)	(136.51)
Net income	$1,328	$3,756	$(2,428)	(64.64)%
Return on average assets	0.27%	0.92%
Return on average assets (excluding merger charges and gain on bargain purchase)(1)	0.79	1.11
Return on average equity	1.64	5.01
Return on average equity (excluding merger charges and gain on bargain purchase)(1)	4.78	6.08

(1)
Return on average assets (excluding merger charges and gain on bargain purchase) and return on average equity (excluding merger charges and gain on bargain purchase) are non-GAAP financial measures. For a reconciliation of these non-GAAP measures, see “Non-GAAP Financial Information.”

General
We recorded net income of $1.3 million, or $0.33 per diluted share, for the year ended June 30, 2020, compared to net income of $3.8 million, or $0.94 per diluted share, for the year ended June 30, 2019. Net income for the year ended June 30, 2020 included $2.5 million, or $0.63 per diluted share, of merger-related expenses, net of the gain on bargain purchase associated with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020.
Net Interest Income
For the year ended June 30, 2020, we reported net interest income of $14.8 million, an increase of $569,000, or 4.0%, from the year ended June 30, 2019. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020. Our net interest margin was 3.30% for the year ended June 30, 2020, as compared to 3.76% for 2019. The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.
Provision for Loan Losses
As a result of the continued economic uncertainty due to the COVID-19 pandemic, we recorded a $626,000 provision for loan losses during the year ended June 30, 2020 compared to an $88,000 provision for loan losses during the prior year. Our allowance for loan losses totaled $3.5 million, or 1.25% of total loans, excluding acquired loans, as of June 30, 2020, compared to $3.2 million, or 1.24% of total loans, excluding acquired loans, as of June 30, 2019. The COVID-19 pandemic has resulted in highly uncertain economic conditions, including higher levels of unemployment. The increase in reserves due to the COVID-19 pandemic was limited by enhancements we made to our credit management function by adding new experienced team members and implementing more robust internal credit measurement and monitoring processes. Based on a review of the loans that were in the loan portfolio at June 30, 2020, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable at such date.
Management uses available information to establish the appropriate level of the allowance for loan losses. Future additions or reductions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. As a result, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses.

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Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Year Ended June 30,
(Dollars in thousands)	2020	2019
Service fees	$569	$483
Realized losses on sale of real estate owned, net	—	(30)
Gain on sale of loans	—	12
Gain on sale of securities	238	140
Earnings on bank-owned life insurance	347	327
Gain on bargain purchase	746	—
Other	260	195
Total	$2,160	$1,127
For the year ended June 30, 2020, non-interest income totaled $2.2 million, an increase of $1.0 million, or 91.7%, from the year ended June 30, 2019. The increase was primarily due to a $746,000 gain on bargain purchase recorded in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank. The gain on bargain purchase was primarily due to lower estimated discounted future cash flows used to calculate the estimated fair value of equity of the acquired institutions due to the uncertainty of the COVID-19 pandemic, as well as a decline in public peer bank stocks pricing used to estimate change of control premium fair values when estimating the fair value of equity of the acquired institutions due to the COVID-19 pandemic. There was also an increase of $98,000 in the gain on sale of investment securities, as well as increases in service fees resulting from operating with a larger depositor base.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Year Ended June 30,
(Dollars in thousands)	2020	2019
Salaries and employee benefits	$6,855	$6,438
Occupancy and equipment	1,784	1,096
Data processing	1,155	692
Professional fees	451	277
Merger-related expenses	3,294	796
Amortization of intangible assets	242	260
Other	1,611	894
Total	$15,392	$10,453
For the year ended June 30, 2020, non-interest expense totaled $15.4 million, an increase of $4.9 million, or 47.3%, from the year ended June 30, 2019. The increase in non-interest expense was primarily due to $3.3 million of merger-related expenses associated with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as a $688,000 increase in occupancy and equipment expense due to additional operating costs from new branch offices and increased depreciation expense association with premises and equipment from the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank. The increase in data processing expense was also primarily related to a larger branch network, as well as additional enhancements to products and services offered by our larger combined company. The increase in salaries and benefits and other non-interest expense resulted from operating a larger organization that has resulted from three acquisitions by William Penn Bank in the past two years. In addition, in 2019 there was a reduction of a contingent liability for loans previously sold based on historical evidence and maturing of that portfolio.
Income Taxes
For the year ended June 30, 2020, we recognized an income tax benefit of $387,000, reflecting an effective tax benefit of 41.1%, compared to a provision for income taxes of $1.1 million, reflecting an effective tax rate of 22.0%, for the year ended June 30, 2019. The decrease in the effective tax rate in the year ended June 30, 2020 compared to the same period a year ago was primarily due to the $408,000 effect of a change in tax law related to the treatment of bank-owned life insurance acquired as part of our acquisition of Audubon Savings Bank.
Average Balances and Yields
The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average daily balances of assets or liabilities, respectively, for the periods presented. Loan fees, including

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prepayment fees, are included in interest income on loans and are not material. Non-accrual loans are included in the average balances only. In addition, yields for tax-exempt investment securities are presented on a tax-equivalent basis.
	Three Months Ended September 30,
	2020			2019
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Loans(1)	$504,463	$5,893	4.67%	$329,964	$4,151	5.03%
Investment securities(2)	109,663	653	2.53	30,828	273	3.54
Other interest-earning assets	63,051	111	0.70	22,821	152	2.66
Total interest-earning assets	677,177	6,657	3.96	383,613	4,576	4.77
Non-interest-earning assets	58,669			34,156
Total assets	$735,846			$417,769
Interest-bearing liabilities:
Interest-bearing accounts	$101,272	51	0.20%	$55,394	16	0.12%
Money market deposit accounts	136,543	326	0.96	70,500	287	1.63
Savings and club accounts	94,586	43	0.18	32,105	12	0.15
Certificates of deposit	198,933	661	1.33	113,628	558	1.96
Total interest-bearing deposits	531,334	1,081	0.81	271,627	873	1.29
FHLB advances	52,608	359	2.73	50,000	330	2.64
Total interest-bearing liabilities	583,942	1,440	0.99	321,627	1,203	1.50
Non-interest-bearing liabilities:
Non-interest-bearing deposits	41,145			13,049
Other non-interest-bearing liabilities	14,938			7,471
Total liabilities	640,025			342,147
Total equity	95,821			75,622
Total liabilities and equity	$735,846			$417,769
Net interest income		$5,217			$3,373
Interest rate spread(3)		2.96%			3.27%
Net interest-earning assets(4)	$93,235			$61,986
Net interest margin(5)		3.11%			3.52%
Ratio of interest-earning assets to interest-bearing liabilities	115.97%			119.27%

(1)
Includes nonaccrual loan balances and interest recognized on such loans.

(2)
Includes securities available for sale and securities held to maturity.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

	Year Ended June 30,
	2020			2019			2018
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Loans(1)	$366,372	$17,914	4.89%	$330,102	$16,595	5.03%	$237,950	$10,992	4.62%
Investment securities(2)	56,755	1,557	2.74	17,181	415	2.42	8,569	317	3.70
Other interest-earning assets	25,373	346	1.36	30,899	811	2.62	45,585	866	1.90
Total interest-earning assets	448,500	19,817	4.42	378,182	17,821	4.71	292,104	12,175	4.17
Non-interest-earning assets	42,481			30,960			15,028
Total assets	$490,981			$409,142			$307,132
Interest-bearing liabilities:
Interest-bearing accounts	$63,389	82	0.13%	$56,605	53	0.09%	$27,577	16	0.06%
Money market deposit accounts	88,965	1,136	1.28	64,363	524	0.81	48,002	209	0.44
(table continued on following page)

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	Year Ended June 30,
	2020			2019			2018
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost

Savings and club accounts	42,044	67	0.16	39,354	48	0.12	21,443	33	0.15
Certificates of deposit	127,553	2,319	1.82	105,464	1,672	1.59	85,137	1,228	1.44
Total interest-bearing deposits	321,951	3,604	1.12	265,786	2,297	0.86	182,159	1,486	0.82
FHLB advances	58,401	1,414	2.42	48,772	1,294	2.65	57,503	1,696	2.95
Total interest-bearing liabilities	380,352	5,018	1.32	314,558	3,591	1.14	239,662	3,182	1.33
Non-interest-bearing liabilities:
Non-interest-bearing deposits	20,311			11,901			—
Other non-interest-bearing liabilities	9,196			7,771			6,201
Total liabilities	409,859			334,230			245,863
Total equity	81,122			74,912			61,269
Total liabilities and equity	$490,981			$409,142			$307,132
Net interest income		$14,799			$14,230			$8,993
Interest rate spread(3)		3.10%			3.57%			2.84%
Net interest-earning assets(4)	$68,148			$63,624			$52,442
Net interest margin(5)		3.30%			3.76%			3.08%
Ratio of interest-earning assets to interest-bearing liabilities	117.92%			120.23%			121.88%

(1)
Includes nonaccrual loan balances and interest recognized on such loans.

(2)
Includes securities available for sale and securities held to maturity.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by current rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume which cannot be segregated have been allocated proportionately based on the changes due to rate and volume.
	Three Months Ended 09/30/2020 Compared to Three Months Ended 09/30/2019			Year Ended 06/30/2020 Compared to Year Ended 06/30/2019			Year Ended 06/30/2019 Compared to Year Ended 06/30/2018
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
(Dollars in thousands)	Volume	Rate	Total	Volume	Rate	Total	Volume	Rate	Total
Interest income:
Loans	$2,057	$(315)	$1,742	$1,783	$(464)	$1,319	$4,744	$859	$5,603
Investment securities	496	(116)	380	1,094	48	1,142	236	(138)	98
Other interest-earning assets	129	(170)	(41)	(186)	(279)	(465)	(328)	273	(55)
Total interest-earning assets	2,682	(601)	2,081	2,691	(695)	1,996	4,652	994	5,646
Interest expense:
Interest-bearing accounts	118	(83)	35	5	24	29	41	(4)	37
Money market deposit accounts	192	(153)	39	(32)	644	612	31	284	315
Savings and club accounts	29	2	31	3	15	18	23	(8)	15
Certificates of deposit	324	(221)	103	524	124	648	343	101	444
Total interest-bearing deposits	663	(455)	208	500	807	1,307	438	373	811
FHLB advances	19	10	29	240	(120)	120	(183)	(219)	(402)
Total interest-bearing liabilities	682	(445)	237	740	687	1,427	255	154	409
Net change in net interest income	$2,000	$(156)	$1,844	$1,951	$(1,382)	$569	$4,397	$840	$5,237

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Risk Management
General
Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for at fair value. Other risks that we face are operational risk, liquidity risk and reputation risk. Operational risk includes risks related to fraud, regulatory compliance, processing errors, technology, and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.
Management of Credit Risk
The objective of our credit risk management strategy is to quantify and manage credit risk and to limit the risk of loss resulting from an individual customer default. Our credit risk management strategy focuses on conservatism, diversification within the loan portfolio and significant levels of monitoring. Our lending practices include conservative exposure limits and underwriting, extensive documentation and collection standards. Our credit risk management strategy also emphasizes diversification on both an industry and customer level as well as regular credit examinations and management reviews of large credit exposures and credits experiencing deterioration of credit quality.
Classified Assets
Federal Deposit Insurance Corporation regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified as “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s escalated level of attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, adversely affecting the repayment of the asset. Loans classified as impaired for financial reporting purposes are generally those loans classified as substandard or doubtful for regulatory reporting purposes.
An insured institution is required to establish allowances for loan losses in an amount deemed prudent by management for loans classified as substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required to charge off such amounts. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities.
The following table sets forth information with respect to our non-performing assets at the dates indicated.
	At September 30,	At June 30,
(Dollars in thousands)	2020	2020	2019	2018	2017	2016
Non-accrual loans:
Residential real estate loans:
One- to four-family	$3,284	$2,353	$1,270	$1,100	$2,559	$969
Home equity and HELOCs	473	384	385	41	103	10
Residential construction	—	—	—	—	—	—
Total residential real estate loans	3,757	2,737	1,655	1,141	2,662	979
Commercial real estate loans:
Multi-family	184	185	189	—	—	—
Commercial non-residential	689	135	—	—	—	—
Commercial construction and land	—	—	—	—	—	—
Total commercial real estate loans	873	320	189	—	—	—
(table continued on following page)

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	At September 30,	At June 30,
(Dollars in thousands)	2020	2020	2019	2018	2017	2016
Commercial loans	—	—	—	—	—	—
Consumer loans	145	115	—	—	—	—
Total non-accrual loans	4,775	3,172	1,844	1,141	2,662	979
Accruing loans past due 90 days or more:
Residential real estate loans:
One- to four-family	—	—	7	—	—	—
Home equity and HELOCs	—	90	140	—	—	—
Residential construction	—	—	—	—	—	—
Total residential real estate loans	—	90	147	—	—	—
Commercial real estate loans:
Multi-family	—	—	—	—	—	—
Commercial non-residential	—	—	—	—	—	—
Commercial construction and land	—	—	—	3,001	3,001	3,001
Total commercial real estate loans	—	—	—	3,001	3,001	3,001
Commercial loans	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—
Total accruing loans past due 90 days or more	—	90	147	3,001	3,001	3,001
Total non-performing loans	4,775	3,262	1,991	4,142	5,663	3,980
Real estate owned	100	100	—	135	69	755
Total non-performing assets	$4,875	$3,362	$1,991	$4,277	$5,732	$4,735
Total non-performing loans to total loans	0.95%	0.64%	0.60%	1.75%	2.38%	1.69%
Total non-performing assets to total assets	0.67%	0.46	0.48	1.42	1.81	1.51
During the three months ended September 30, 2020, nonperforming assets increased 45.0% to $4.9 million from $3.4 million as of June 30, 2020. The increase in nonperforming assets was primarily the result of a one- to four-family residential real estate loan with an outstanding balance of $947,000 and a commercial non-residential loan with an outstanding balance of $504,000 becoming 90 days or more delinquent and placed on non-accrual status during the three months ended September 30, 2020. Although these two loans made payments (which were treated as a reduction of principal) after being placed on non-accrual status and were between 30 and 59 days past due as of September 30, 2020, we determined to keep such loans on non-accrual status as of September 30, 2020. During the year ended June 30, 2020, nonperforming assets increased 68.9% to $3.4 million from $2.0 million as of June 30, 2019. The increase in nonperforming assets was driven by an increase in nonaccrual loans primarily due to five one- to four-family residential real estate loans totaling $726,000 becoming 90 days or more delinquent and being on non-accrual status as of June 30, 2020.
Total nonperforming loans consisted of 37 loans to 36 unrelated borrowers as of September 30, 2020, as compared to 32 loans to 32 unrelated borrowers at June 30, 2020 and 17 loans to 17 unrelated borrowers at June 30, 2019. The increase in nonperforming loans as of September 30, 2020 compared to June 30, 2020 was primarily the result of a number of residential real estate loans moving to nonaccrual during the period. The increase in nonperforming loans as of June 30, 2020 compared to June 30, 2019 was primarily the result of loans acquired in connection with our acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, as well as the increase in five one- to four-family residential real estate loans becoming 90 days or more delinquent. Interest income on non-performing loans would have increased by approximately $58,000, $91,000 and $3,000 during the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, respectively, if these loans had performed in accordance with their terms during the respective periods. There were no loans greater than 90 days delinquent that remained on accrual status as of September 30, 2020. For the years ended June 30, 2020 and 2019, gross interest income of approximately $4,000 and $7,000, respectively, was recorded on loans greater than 90 days delinquent that remained on accrual status at the end of the period.
There are circumstances when foreclosure and liquidations are the remedy pursued. However, from time to time, as part of our loss mitigation strategy, we may renegotiate the loan terms (i.e., interest rate, structure, repayment term, etc.) based on the economic or legal reasons related to the borrower’s financial difficulties. We had no new troubled debt restructurings (“TDRs”) during the three months ended September 30, 2020 and the year ended June 30, 2020 and we had two new TDRs during the year ended June 30, 2019 for a balance of $232,000. TDRs are initially considered to be nonperforming and are placed on non-accrual, except for those that have established a sufficient performance history (generally a minimum of six consecutive months of performance) under the terms of the restructured loan.
During the quarter ended June 30, 2020, we began providing customer relief programs, such as payment deferrals or interest only payments on loans. In accordance with guidance from the federal banking agencies, we do not consider a modification to be a TDR if it occurred as a result of the loan forbearance program under the CARES Act. The CARES Act indicates that a loan term modification does not automatically result in TDR status if the modification is short-term in nature (e.g., six months) and made on a good-faith

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basis in response to COVID-19 to borrowers who were classified as current as of December 31, 2019. During the quarter ended June 30, 2020, we modified loans with an aggregate principal balance of approximately $49.8 million to provide our customers this monetary relief. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a substantial portion of the loans on deferral and William Penn Bank received payments of principal and interest. We did not have any new deferrals durng the three months ended September 30, 2020 and, as of November 30, 2020, only $2.6 million of loans remained on deferral under the CARES Act.
Impaired loans at both September 30, 2020 and June 30, 2020 included $1.4 million of performing loans whose terms have been modified in troubled debt restructurings, compared to $2.4 million at June 30, 2019. The amount of TDR loans included in impaired loans decreased as a result principal payments and pay-offs. These restructured loans are being monitored by management and are performing in accordance with their restructured terms.
At September 30, 2020, none of our 35 substandard loans with an aggregate balance of $4.3 million were considered TDRs and were included in nonperforming assets. At June 30, 2020, none of our 32 substandard loans with an aggregate balance of $3.4 million were considered TDRs and were included in nonperforming assets. At June 30, 2019, none of our 19 substandard loans with an aggregate balance of $2.7 million were considered TDRs and were included in nonperforming assets.
The following table provides information about delinquencies in our loan portfolio at the dates indicated:
	At September 30,			At June 30,
	2020			2020			2019
	Days Past Due			Days Past Due			Days Past Due
(Dollars in thousands)	30-59	60-89	90 or more	30-59	60-89	90 or more	30-59	60-89	90 or more
Residential real estate loans:
One- to four-family	$2,011	$203	$1,541	$235	$1,020	$1,477	$—	$807	$1,038
Home equity and HELOCs	492	—	181	126	101	181	246	59	315
Residential construction	—	515	—	—	—	—	—	—	—
Commercial real estate loans:
Multi-family	—	—	184	—	465	185	—	394	189
Commercial non-residential	505	54	—	100	507	—	—	—	—
Commercial construction and land	—	—	—	—	—	—	—	—	—
Commercial loans.	—	—	—	—	—	—	—	—	—
Consumer loans	123	20	30	3	21	—	—	—	—
Total	$3,131	$792	$1,936	$464	$2,114	$1,843	$246	$1,260	$1,542

	At June 30,
	2018			2017			2016
	Days Past Due			Days Past Due			Days Past Due
(Dollars in thousands)	30-59	60-89	90 or more	30-59	60-89	90 or more	30-59	60-89	90 or more
Residential real estate loans:
One- to four-family	$647	$21	$1,100	$945	$368	$2,559	$2,073	$912	$969
Home equity and second Mortgages	87	89	41	89	—	103	79	89	10
Residential construction	—	—	—	—	—	—	—	—	—
Commercial real estate loans:
Multi-family	—	—	—	—	—	—	—	—	—
Commercial non-residential	—	—	—	—	—	—	—	—	—
Commercial construction and land	—	—	3,001	—	—	3,001	—	—	3,001
Commercial loans..	—	—	—	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—	—	—	—
Total	$734	$110	$4,142	$1,034	$368	$5,663	$2,152	$1,001	$3,980

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The following table summarizes classified and criticized assets of all portfolio types at the dates indicated:
	At September 30,	At June 30,
(Dollars in thousands)	2020	2020	2019	2018	2017	2016
Classified loans:
Substandard	$4,275	$3,354	$2,653	$7,467	$9,578	$8,008
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—
Total classified loans	4,275	3,354	2,653	7,467	9,578	8,008
Special mention	1,791	1,310	1,138	413	438	459
Total criticized loans(1)	$6,066	$4,664	$3,791	$7,880	$10,016	$8,467

(1)
Criticized residential real estate and consumer loans include all residential real estate and consumer loans that were on non-accrual status and all residential and consumer loans that were greater than 90 days delinquent on the dates presented.

On the basis of management’s review of its assets, at September 30, 2020, June 30, 2020 and 2019, we classified $1.8 million, $1.3 million and $1.1 million, respectively, of our assets as special mention and $4.3 million, $3.4 million and $2.7 million, respectively, of our assets as substandard. We classified none of our assets as doubtful or loss at September 30, 2020 or at June 30, 2020 and 2019. The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute nonperforming assets.
Allowance for Loan Losses
Our allowance for loan losses is maintained at a level necessary to absorb loan losses which are both probable and reasonably estimable. Management, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume of loan activities, along with the general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. We maintain a loan review system, which provides for periodic reviews of our loan portfolio, which increases the probability that we will be able to obtain the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified losses based on a review of such information. A loan evaluated for impairment is considered to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The interest on these impaired loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Should full collection of principle be expected, cash collected on nonaccrual loans can be recognized as interest income.
The general component consists of quantitative and qualitative factors and covers non-impaired loans. The quantitative factors are based on historical loss experience adjusted for qualitative factors. For all loans other than performing credits acquired from Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2020, the historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by us or industry loss history experienced by peer banks in our market area using the most recent twelve quarters.
This actual and industry loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment. These qualitative factors include consideration of the following:
•
levels of trends in delinquencies and impaired loans;

•
levels of trends in charge-offs and recoveries;

•
trends in volume and terms of loans;

•
effects of any changes in risk selection and underwriting standards;

•
other changes in lending policies, procedures and practices;

•
experience, ability and depth of lending management and other relevant staff;

•
national and local economic trends and conditions;

•
industry conditions; and

•
effects of changes in credit concentrations.

The allowance is increased through provisions charged against current earnings and offset by recoveries of previously charged-off loans. Loans which are determined to be uncollectible are charged against the allowance. Management uses available information to recognize probable and reasonably estimable loan losses, but future loss provisions may be necessary based on changing economic conditions and other factors. The allowance for loan losses as of September 30, 2020 and as of June 30, 2020 and 2019 was maintained

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at a level that represents management’s best estimate of losses inherent in the loan portfolio at such dates, and such losses were both probable and reasonably estimable. In addition, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, as an integral part of their examination process, periodically review our allowance for loan losses.
Each quarter, management evaluates the total balance of the allowance for loan losses based on several factors that are not loan specific but are reflective of the inherent losses in the loan portfolio. This process includes, but is not limited to, a periodic review of loan collectability in light of historical experience, the nature and volume of loan activity, conditions that may affect the ability of the borrower to repay, underlying value of collateral, if applicable, and economic conditions in our market areas. First, we group loans by delinquency status. All loans 90 days or more delinquent and all loans classified as substandard or doubtful are evaluated individually, based primarily on the value of the collateral securing the loan. Specific loss allowances are established as required by this analysis. All loans for which a specific loss allowance has not been assigned are segregated by type and delinquency status and a loss allowance is established by using loss experience data and management’s judgment concerning other matters it considers relevant. The allowance is allocated to each category of loan based on the results of the above analysis.
This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance at a level to absorb probable and estimable losses, additions may be necessary if economic or other conditions in the future differ from the current environment.
The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated:
	At September 30,			At June 30,
	2020			2020			2019
(Dollars in thousands)	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category
Residential real estate loans:
One- to four-family	$1,590	44.35%	0.47%	$1,483	42.14%	0.43%	$1,501	46.78%	0.68%
Home equity and HELOCs	150	4.18	0.33	166	4.72	0.35	122	3.80	0.38
Residential construction	461	12.86	3.37	526	14.95	3.33	321	10.00	3.30
Commercial real estate loans:
Multi-family	121	3.38	0.84	123	3.50	0.82	71	2.21	0.64
Commercial non-residential	780	21.76	0.98	727	20.66	0.95	708	22.07	1.32
Commercial construction and land	436	12.16	5.93	396	11.25	5.92	121	3.77	2.73
Commercial loans	32	0.89	0.54	83	2.36	1.29	95	2.96	4.53
Consumer loans	15	0.42	—	15	0.42	0.38	3	.09	0.40
Total general and allocated allowance	$3,585	100.00	0.71	3,519	100.00	0.68	2,942	91.68	0.88
Unallocated	—	—	—	—	—	—	267	8.32	—
Total allowance for loan losses	$3,585	100.00%	0.71%	$3,519	100.00%	0.68%	$3,209	100.00%	0.96%

	At June 30,
	2018			2017			2016
(Dollars in thousands)	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category
Residential real estate loans:
One- to four-family	$1,478	47.10%	0.87%	$1,857	56.22%	1.12%	$1,658	51.06%	1.02%
Home equity and HELOCs	58	1.84	0.27	66	2.00	0.29	88	2.71	0.35
Residential construction	191	6.09	1.61	93	2.82	1.05	133	4.09	1.10
Commercial real estate loans:
Multi-family	116	3.70	0.96	8	0.24	0.07	111	3.42	0.89
Commercial non-residential	388	12.36	1.63	439	13.29	1.77	577	17.76	2.16
Commercial construction and land(1)	903	28.78	28.84	837	25.34	9.18	679	20.90	12.77
(table continued on following page)

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	At June 30,
	2018			2017			2016
(Dollars in thousands)	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category	Amount	% of Allowance Amount to Total Allowance	% of Allowance to Loans in Category
Commercial loans	4	0.13	2.04	3	0.09	2.33	2	0.06	3.92
Consumer loans	—	—	—	—	—	—	—	—	—
Total general and allocated allowance	3,138	100.00	1.29	3,303	100.00	1.35	3,248	100.00	1.33
Unallocated	—	—	—	—	—	—	—	—	—
Total allowance for loan losses	$3,138	100.00%	1.29%	$3,303	100.00%	1.35%	$3,248	100.00%	1.33%

(1)
William Penn Bank had reserves related to one borrower relationship that was past its maturity date. This loan relationship was subsequently renewed. The loan was for undeveloped land and was made on an interest-only basis; the borrower continued to make required interest only payments on the loan throughout the period from its original maturity date until it was renewed.

The following table sets forth an analysis of the activity in the allowance for loan losses for the periods indicated
	Three Months Ended September 30,		At or For the Year Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019	2018	2017	2016
Allowance at beginning of period	$3,519	$3,209	$3,209	$3,138	$3,303	$3,248	$3,606
Provision (recovery) for loan losses	66	—	626	88	(120)	15	5
Charge-offs:
Residential real estate loans:
One- to four-family	—	—	(260)	(21)	(82)	(56)	(384)
Home equity and HELOCs	—	—	(6)	—	—	—	—
Residential construction	—	—	—	—	—	—	—
Total residential real estate loans	—	—	(266)	(21)	(82)	(56)	(384)
Commercial real estate loans:
Multi-family	—	—	—	—	—	—	—
Commercial non-residential	—	—	(35)	—	—	—	—
Commercial construction and land	—	—	—	—	—	—	—
Total commercial real estate loans.	—	—	(35)	—	—	—	—
Commercial loans	—	—	(3)	—	—	—	—
Consumer loans	—	—	(12)	—	—	—	—
Total charge-offs	—	—	(316)	(21)	(82)	(56)	(384)
Recoveries:
Residential real estate loans:
One- to four-family	—	—	—	4	31	36	14
Home equity and HELOCs	—	—	—	—	—	—	—
Residential construction	—	—	—	—	—	—	—
Total residential real estate loans	—	—	—	4	31	36	14
Commercial real estate loans:
Multi-family	—	—	—	—	6	—	7
Commercial non-residential	—	—	—	—	—	60	—
Commercial construction and land	—	—	—	—	—	—	—
Total commercial real estate loans.	—	—	—	—	6	60	7
Commercial loans	—	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—	—
Total recoveries	—	—	—	4	37	96	21
Net (charge-offs) recoveries	—	—	(316)	(17)	(45)	40	(363)
(table continued on following page)

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	Three Months Ended September 30,		At or For the Year Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019	2018	2017	2016
Allowance at end of period	$3,585	$3,209	$3,519	$3,209	$3,138	$3,303	$3,248
Total loans(1)	$501,215	$329,224	$512,124	$329,226	$236,527	$238,168	$235,159
Average loans outstanding	504,463	329,964	366,961	330,102	237,950	237,060	243,116
Ratio of allowance to non- performing loans	75.08%	156.08%	107.88%	161.18%	75.76%	58.33%	81.61%
Ratio of allowance to total loans	0.71%	0.97%	0.68%	0.96%	1.29%	1.35%	1.33%
Ratio of net charge-offs (recoveries) to average loans	0.00%	0.00%	0.09%	0.01%	0.02%	(0.02)%	0.15%

(1)
Net of loans in process and unearned loan origination fees.

The allowance for loan losses increased $66,000 to $3.6 million at September 30, 2020 from $3.5 million at June 30, 2020. During the three months ended September 30, 2020, the changes in the provision for loan losses for each category of loan type were primarily due to fluctuations in the outstanding balance of each category of loans collectively evaluated for impairment. The overall increase in the allowance can be primarily attributed to an increase in non-accrual and delinquent loans and the corresponding qualitative adjustment.
The allowance for loan losses increased $310,000 to $3.5 million at June 30, 2020 from $3.2 million at June 30, 2019, primarily due to increases in the general reserves for residential construction and commercial real estate land loans. The increase in reserves for these two portfolios was primarily due to management’s concern with the risk profile of these portfolios during the economic uncertainty as a result of the COVID-19 pandemic. Management adjusted the qualitative factors for each of these loan segments based on the elevated levels of unemployment and the depressed economic conditions due to the uncertainly surrounding the COVID-19 pandemic. The increase in reserves due to the COVID-19 pandemic was limited by William Penn Bank making enhancements to its credit management function by adding new experienced team members and implementing more robust internal credit management and monitoring processes. The loan portfolio also includes an aggregate of $217.0 million of loans acquired at their fair values in the Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank acquisitions on May 1, 2020 and the acquisition of Audubon Savings Bank on July 1, 2019.
Impaired loans were $2.4 million with no valuation allowance necessary at both September 30, 2020 and June 30, 2020, as compared to $4.4 million with a valuation allowance of $58,000 at June 30, 2019. The $2.4 million of impaired loans at September 30, 2020 and June 30, 2020 does not include $328,000 and $321,000, respectively, of loans acquired in connection with the two acquisitions with deteriorated credit quality, which have been recorded at their fair value at acquisition under FASB ASC 310-30 (see note 4 to the notes to consolidated financial statements).
Interest Rate Risk Management
Interest rate risk is defined as the exposure to current and future earnings and capital that arises from adverse movements in interest rates. Depending on a bank’s asset/liability structure, adverse movements in interest rates could be either rising or falling interest rates. For example, a bank with predominantly long-term fixed-rate assets and short-term liabilities could have an adverse earnings exposure to a rising rate environment. Conversely, a short-term or variable-rate asset base funded by longer term liabilities could be negatively affected by falling rates. This is referred to as re-pricing or maturity mismatch risk.
Interest rate risk also arises from changes in the slope of the yield curve (yield curve risk), from imperfect correlations in the adjustment of rates earned and paid on different instruments with otherwise similar re-pricing characteristics (basis risk), and from interest rate related options embedded in our assets and liabilities (option risk).
Our objective is to manage our interest rate risk by determining whether a given movement in interest rates affects our net interest income and the market value of our portfolio equity in a positive or negative way and to execute strategies to maintain interest rate risk within established limits. The results at September 30, 2020 indicate a level of risk within the parameters of our model. Our management believes that the September 30, 2020 results indicate a profile that reflects interest rate risk exposures in both rising and declining rate environments for both net interest income and economic value.
Model Simulation Analysis.   We view interest rate risk from two different perspectives. The traditional accounting perspective, which defines and measures interest rate risk as the change in net interest income and earnings caused by a change in interest rates, provides the best view of short-term interest rate risk exposure. We also view interest rate risk from an economic perspective, which defines and measures interest rate risk as the change in the market value of portfolio equity caused by changes in the values of assets and liabilities, which fluctuate due to changes in interest rates. The market value of portfolio equity, also referred to as the economic value of equity, is defined as the present value of future cash flows from existing assets, minus the present value of future cash flows from existing liabilities.
These two perspectives give rise to income simulation and economic value simulation, each of which presents a unique picture of our risk of any movement in interest rates. Income simulation identifies the timing and magnitude of changes in income resulting from changes in prevailing interest rates over a short-term time horizon (usually one or two years). Economic value simulation reflects the interest rate sensitivity of assets and liabilities in a more comprehensive fashion, reflecting all future time periods. It can identify the quantity of interest rate risk as a function of the changes in the economic values of assets and liabilities, and the corresponding change

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in the economic value of equity of William Penn Bank. Both types of simulation assist in identifying, measuring, monitoring and controlling interest rate risk and are employed by management to ensure that variations in interest rate risk exposure will be maintained within policy guidelines.
We produce these simulation reports and discuss them with our management Asset and Liability Committee and Board Risk Committee on at least a quarterly basis. The simulation reports compare baseline (no interest rate change) to the results of an interest rate shock, to illustrate the specific impact of the interest rate scenario tested on income and equity. The model, which incorporates all asset and liability rate information, simulates the effect of various interest rate movements on income and equity value. The reports identify and measure our interest rate risk exposure present in our current asset/liability structure. Management considers both a static (current position) and dynamic (forecast changes in volume) analysis as well as non-parallel and gradual changes in interest rates and the yield curve in assessing interest rate exposures.
If the results produce quantifiable interest rate risk exposure beyond our limits, then the testing will have served as a monitoring mechanism to allow us to initiate asset/liability strategies designed to reduce and therefore mitigate interest rate risk. The table below sets forth an approximation of our interest rate risk exposure. The simulation uses projected repricing of assets and liabilities at September 30, 2020. The income simulation analysis presented represents a one-year impact of the interest scenario assuming a static balance sheet. Various assumptions are made regarding the prepayment speed and optionality of loans, investment securities and deposits, which are based on analysis and market information. The assumptions regarding optionality, such as prepayments of loans and the effective lives and repricing of non-maturity deposit products, are documented periodically through evaluation of current market conditions and historical correlations to our specific asset and liability products under varying interest rate scenarios. Because the prospective effects of hypothetical interest rate changes are based on a number of assumptions, these computations should not be relied upon as indicative of actual results. While we believe such assumptions to be reasonable, assumed prepayment rates may not approximate actual future prepayment activity on mortgage-backed securities or agency issued collateralized obligations (secured by one- to four-family loans and multifamily loans). Further, the computation does not reflect any actions that management may undertake in response to changes in interest rates and assumes a constant asset base. Management periodically reviews the rate assumptions based on existing and projected economic conditions and consults with industry experts to validate our model and simulation results.
The table below sets forth, as of September 30, 2020, William Penn Bank’s net portfolio value, the estimated changes in our net portfolio value and net interest income that would result from the designated instantaneous parallel changes in market interest rates.
	Twelve Month Net Interest Income	Net Portfolio Value
Change in Interest Rates (Basis Points)	Percent of Change	Estimated NPV	Percent of Change
+200	(6.63)%	$124,778	(6.35)%
+100	(3.21)	128,512	(3.55)
0	—	133,239	—
-50	1.29	123,513	(7.30)
As of September 30, 2020, based on the scenarios above, net interest income would decrease by approximately 3.21% to 6.63%, over a one-year time horizon in a rising interest rate environment. One-year net interest income would increase by approximately 1.29% in a declining interest rate environment over the same period.
Economic value at risk would be negatively impacted by a rise in interest rates. We have established an interest rate floor of zero percent for measuring interest rate risk. The difference between the two results reflects the relatively long terms of a portion of our assets which is captured by the economic value at risk but has less impact on the one-year net interest income sensitivity.
Overall, our September 30, 2020 results indicate that we are adequately positioned with an acceptable net interest income and economic value at risk and that all interest rate risk results continue to be within our policy guidelines.
Liquidity and Capital Resources
We maintain liquid assets at levels we believe are adequate to meet our liquidity needs. William Penn Bank’s liquidity ratio was 28.6% as of September 30, 2020 compared to 27.3% as of June 30, 2020 and 16.7% as of June 30, 2019. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings, and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives. Our liquidity ratio is calculated as the sum of total cash and cash equivalents and unencumbered investments securities divided by the sum of total deposits and advances from the FHLB of Pittsburgh. William Penn Bank maintains a liquidity ratio policy that requires this metric to be above 10.0% to provide for the effective management of extension risk and other interest rate risks.
Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities, other short-term investments, earnings, and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements.

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Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statements of Cash Flows included with the Consolidated Financial Statements which begin on page F-1 of this proxy statement/prospectus.
Our primary investing activities are the origination and purchase of one- to four-family, non-residential and multi-family real estate and other loans, including loans originated for sale, and the purchase of investment securities. For the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, our net loan run-off (principal payments and payoffs in excess of originations) totaled $11.3 million, $5.0 million and $5.8 million, respectively. For the three months ended September 30, 2020, we did not purchase any loans as compared to $14.0 million of loan purchases during the year ended June 30, 2020. We did not purchase any loans during the year ended June 30, 2019. We did not sell any loans during the three months ended September 30, 2020 or the year ended June 30, 2020. During the year ended June 30, 2019, we received $592,000 from the sale of one- to four-family loans, resulting in an aggregate gain of $12,000. Cash received from the sales, calls, maturities and pay-downs on securities totaled $9.1 million, $33.3 million and $42.8 million for the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, respectively. We purchased $42.5 million, $98.9 million and $20.9 million in securities during the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019, respectively.
Deposit flows are generally affected by the level of interest rates we offer, the interest rates and products offered by local competitors, and other factors. Total deposits increased $21.6 million during the three months ended September 30, 2020 primarily due to strong organic growth and the successful opening of a new branch location located in Collingswood, New Jersey during the quarter ended June 30, 2020. Deposits increased $278.6 million at June 30, 2020 primarily due to an aggregate of $202.0 million of deposits assumed in connection with the acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank on May 1, 2010. Excluding the impact of the acquired deposits in fiscal 2020, deposits increased $76.6 million for the year ended June 30, 2020.
Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Pittsburgh to provide advances. As a member of the Federal Home Loan Bank of Pittsburgh, we are required to own capital stock in the Federal Home Loan Bank of Pittsburgh and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. We had an available borrowing limit of $304.0 million, $223.0 million and $202.7 million from the Federal Home Loan Bank of Pittsburgh as of September 30, 2020 and as of June 30, 2020 and 2019, respectively. There were $41.0 million, $64.9 million and $50.0 million, respectively, of Federal Home Loan Bank advances outstanding at September 30, 2020 and at June 30, 2020 and 2019, respectively.
At September 30, 2020, we had outstanding commitments to originate loans of $18.2 million, unfunded commitments under lines of credit of $62.7 million and $1.0 million of standby letters of credit. At September 30, 2020, certificates of deposit scheduled to mature in less than one year totaled $128.6 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained by us, we will have to utilize other funding sources, such as Federal Home Loan Bank advances, in order to maintain our level of assets. Alternatively, we could reduce our level of liquid assets, such as our cash and cash equivalents. In addition, the cost of such deposits may be significantly higher if market interest rates are higher at the time of renewal.
The following tables present certain of our contractual obligations at September 30, 2020 and June 30, 2020:
		Payments due by period
September 30, 2020 (Dollars in thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
Borrowed funds	$41,000	$—	$20,000	$21,000	$—
Commitments to fund loans	18,192	18,192	—	—	—
Unused lines of credit	62,717	26,772	2,119	1,198	32,628
Standby letters of credit	1,000	1,000	—	—	—
Operating lease obligations	1,820	248	514	471	587
Total	$124,729	$46,212	$22,633	$22,669	$33,215

		Payments due by period
June 30, 2020 (Dollars in thousands)	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
Borrowed funds	$64,892	$15,086	$23,165	$25,050	$1,591
Commitments to fund loans	18,602	18,602	—	—	—
Unused lines of credit	52,432	8,662	7,293	1,909	34,568
Operating lease obligations	1,881	247	510	511	613
Total	$137,807	$42,597	$30,968	$27,470	$36,772

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William Penn Bancorp is a separate legal entity from William Penn Bank and must provide for its own liquidity. In addition to its operating expenses, William Penn Bancorp is responsible for paying any dividends declared to its stockholders, and interest and principal on outstanding debt, if any. William Penn Bancorp’s primary source of income is dividends received from William Penn Bank. At September 30, 2020, William Penn Bancorp had liquid assets of $694,000.
Off-Balance Sheet Arrangements
For the three months ended September 30, 2020 and the year ended June 30, 2020, we did not engage in any off-balance sheet transactions reasonably likely to have a material adverse effect on our financial condition, results of operations or cash-flows.
Recent Accounting Pronouncements
For a discussion of the impact of recent accounting pronouncements, see note 2 to the notes to the consolidated financial statements of William Penn Bancorp included in this proxy statement/prospectus.
Impact of Inflation and Changing Prices
The consolidated financial statements and related notes of William Penn Bancorp have been prepared in accordance with GAAP, which generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.
Our Management
Board of Directors
The board of directors of William Penn Bancorporation is comprised of eleven individuals who are elected for terms of three years, approximately one-third of whom are elected annually. The directors of William Penn Bancorporation are the same individuals that comprise the boards of directors of William Penn Bancorp, William Penn, MHC and William Penn Bank. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., except for (i) Kenneth J. Stephon, who serves as our President and Chief Executive Officer, (ii) Terry L. Sager, who previously served as our President and Chief Executive Officer, and (iii) Charles Corcoran, who previously served as our Executive Vice President and Chief Financial Officer. In determining the independence of our directors, the board considered transactions, relationships or arrangements between us and our directors that are not required to be disclosed in this proxy statement/prospectus under the heading “— Transactions with Related Persons.”
Information regarding our directors is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of September 30, 2020. The indicated period of service as a director includes the period of service as a director of William Penn Bank.
The following directors have terms ending in 2021:
Charles Corcoran retired as Executive Vice President and Chief Financial Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC in May 2018. Mr. Corcoran served as Executive Vice President and Chief Financial Officer from April 2010 until his retirement and, prior to that time, served in various roles at William Penn Bank since 1979. Mr. Corcoran also serves as a director of the William Penn Bank Community Foundation. Mr. Corcoran’s service as our former Executive Vice President and Chief Financial Officer, as well as his long history with William Penn Bank, provides the board of directors with valuable insight regarding the operations of William Penn Bank and the markets in which we operate. Age 68. Director since 1989.
Christopher M. Molden has served as the President of Molden Development, a real estate development company located in Bristol, Pennsylvania, since June 2016 and has also served as a consultant to Molden Funeral Chapel and Cremation Service, a funeral services company located in Bristol, Pennsylvania, since June 2016. From June 1981 to June 2016, Mr. Molden was the President and Funeral Director of Molden Funeral Chapel in Bristol, Pennsylvania. Prior to joining the board of directors in 2020, Mr. Molden served as a director of Fidelity Savings and Loan Association of Bucks County until its merger with William Penn Bank on May 1, 2020. Mr. Molden has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 61. Director since 2020.
William B.K. Parry, Jr. is President of William B. Parry & Son, Ltd., an insurance agency located in Langhorne, Pennsylvania, of which he is also a partial owner. Mr. Parry also serves as President of Bucks County Contributionship, a mutual insurance company located in Langhorne, Pennsylvania. As a result of his local business operations, Mr. Parry has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 72. Director since 1986.
Vincent P. Sarubbi, Esq. is a partner in the law firm of Archer & Greiner, P.C. at the firm’s Haddonfield, New Jersey office. Before joining Archer & Greiner, P.C., he was appointed by the Governor of New Jersey and served as the Camden County Prosecutor from July 2002 to March 2006. Prior to joining the board of directors in 2018, Mr. Sarubbi served as the Chairman of the Board of Audubon Savings Bank until its merger with William Penn Bank on July 1, 2018. Mr. Sarubbi’s extensive legal experience provides the board of directors with valuable experience regarding legal matters associated with our operations. Age 60. Director since 2018.

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The following directors have terms ending in 2022:
D. Michael Carmody, Jr. is the owner of an accounting firm located in Haddon Heights, New Jersey. He is a certified public accountant and is also a member of the board of directors of the Automobile Association of America-South Jersey located in Voorhees, New Jersey. Prior to joining the board of directors in 2018, Mr. Carmody served as the Vice Chairman of the Board of Audubon Savings Bank until its merger with William Penn Bank on July 1, 2018. As a certified public accountant, Mr. Carmody provides the board of directors with significant experience regarding financial and accounting matters. Age 64. Director since 2018.
William J. Feeney served as the Chairman of our Board from 2008 until his retirement as Chairman in November 2020. Mr. Feeney is a retired police chief of Northampton Township, Pennsylvania, and is the retired president of KevinBuilt, Inc., a former Plumsteadville, Pennsylvania building contractor, and the former owner of Occasions of Naples, Inc., a floral and gift company located in Naples, Florida. As a former local police chief and building contractor, Mr. Feeney has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 76. Director since 1985.
Terry L. Sager is the former President and Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC. She served as President of William Penn Bank, William Penn Bancorp and William Penn, MHC from April 2010 until October 2018 and as Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC from April 2010 until her retirement in February 2019. Ms. Sager is also is a certified public accountant and serves on the Board of Directors of Bucks County Contributionship, a mutual insurance company located in Langhorne, Pennsylvania. Ms. Sager’s service as our former President and Chief Executive Officer, as well as her long history with William Penn Bank, provides the board of directors with valuable insight regarding the operations of William Penn Bank and the markets in which we operate. Age 59. Director since 2010.
The following directors have terms ending in 2023:
Craig Burton is a certified public accountant and is a Principal in Bee, Bergvall & Co., Certified Public Accountants, located in Warrington, Pennsylvania. As a certified public accountant, Mr. Burton provides the board of directors with significant experience regarding financial and accounting matters. Age 71. Director since 1993.
Glenn Davis is the owner of G Davis Properties LLC, an owner and operator of nonresidential real estate located in Lansdale, Pennsylvania, since 2016. Mr. Davis retired as the president and owner of Davis Pontiac, Inc., an automobile dealership located in Richboro, Pennsylvania, in 2007. Mr. Davis is also a member of the Board of Trustees of the Auto Dealers Caring for Kids Foundation. As a result of his local business operations, Mr. Davis has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 68. Director since 1986.
William C. Niemczura is retired and previously served as the Chairman of the Board and President of Fidelity Savings and Loan Association of Bucks County from September 2011 to December 2016. Following his retirement, Mr. Niemczura continued to serve as the Chairman of the Board of Fidelity Savings and Loan Association of Bucks County until its merger with William Penn Bank on May 1, 2020. Mr. Niemczura’s extensive ties to our market area, as well as his banking experience and former service as Chairman and President of Fidelity Savings and Loan Association of Bucks County, provides the board of directors with valuable insight regarding the local banking community and the markets in which we operate. Age 74. Director since 2020.
Kenneth J. Stephon is the President and Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC and, as of November 2020, also serves as Chairman of the Board for all three entities as well as William Penn Bancorporation. Mr. Stephon previously served as Senior Executive Vice President and Chief Operating Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC from July 2018 until October 2018, when he became President. He was appointed Chief Executive Officer of William Penn Bank, William Penn Bancorp and William Penn, MHC in February 2019. Mr. Stephon has over 40 years of banking industry experience and previously served as President and Chief Executive Officer, as well as a director, of Audubon Savings Bank from October 2013 until its merger with William Penn Bank on July 1, 2018. He also serves as a director of the Pennsylvania Association of Community Bankers and the Insured Financial Institutions of the Delaware Valley. Mr. Stephon’s extensive banking experience and extensive leadership experience, as well as his history and familiarity with William Penn Bank and Audubon Savings Bank, position him well to continue to serve as our President and Chief Executive Officer. Age 61. Director since 2018.
Executive Officers
Our executive officers are elected annually by the board of directors and serve at the board’s discretion. The following individuals currently serve as our executive officers and will serve in the same positions following the conversion and offering:
Name	Position
Kenneth J. Stephon	President and Chief Executive Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Jill M. Ross	Executive Vice President and Chief Retail and Commercial Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Gregory S. Garcia	Executive Vice President and Chief Operating Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank
Jonathan T. Logan	Senior Vice President and Chief Financial Officer of William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank

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Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of September 30, 2020.
Jill M. Ross joined William Penn Bancorp, William Penn, MHC and William Penn Bank in March 2019 as Senior Vice President and Chief Retail Officer, and was promoted to Executive Vice President and Chief Retail and Commercial Officer in April 2020. Prior to that time, Ms. Ross served as Senior Vice President and New Jersey Regional Director of Beneficial Bank in Philadelphia, Pennsylvania, from June 2012 to March 2019, and as Vice President and Relationship Manager of Beneficial Bank from March 2008 to June 2012. Ms. Ross has 25 years of banking industry experience. She is a member of the board of directors of the William Penn Bank Community Foundation, the Virtua Foundation and the Girl Scouts of Southern New Jersey. Age 43.
Gregory S. Garcia joined William Penn Bancorp, William Penn, MHC and William Penn Bank in September 2018 as Senior Vice President and was appointed as Chief Financial Officer in January 2019. In April 2020, Mr. Garcia was again promoted to Executive Vice President and Chief Operating Officer of William Penn Bancorp, William Penn, MHC and William Penn Bank. Mr. Garcia previously served as an Executive Managing Director of FinPro, Inc. from September 2016 to July 2018, and as a Senior Managing Director of FinPro, Inc. from February 2004 to September 2016. Age 43.
Jonathan T. Logan joined William Penn Bancorp, William Penn, MHC and William Penn Bank as Senior Vice President and Chief Financial Officer in April 2020. Mr. Logan served as Vice President and Controller of Towne Park, a hospitality services company, from March 2019 to March 2020. Prior to that time, Mr. Logan served as Vice President and Corporate Controller of Beneficial Bank in Philadelphia, Pennsylvania from April 2011 to March 2019. Age 37.
Board Leadership and the Board’s Role in Risk Oversight
Currently, Kenneth J. Stephon serves as our Chairman of the Board and as our President and Chief Executive Officer. Our board of directors believes that potential efficiencies result from having the President and Chief Executive Officer also serve in the role of Chairman of the Board and that our President and Chief Executive Officer, as the director most familiar with our current business operations and industry, is therefore best able to identify the strategic priorities to be discussed by the Board. The Chairman of the Board has no greater nor lesser vote on matters considered by the board than any other director, and the Chairman does not vote on any related party transaction. All of our directors, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders.
In connection with Mr. Stephon’s appointment as Chairman of the Board in November 2020, our board of directors appointed William J. Feeney to serve as our lead independent director. As lead independent director, Mr. Feeney provides leadership to (and reports to) the board of directors that is focused on enhancing effective corporate governance, providing a source of board leadership complementary to, collaborative with and independent of the leadership of the Chairman of the Board and President and Chief Executive Officer, and promoting best practices and high standards of corporate governance.
A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The full board of directors’ involvement in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for us. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.
Meetings and Committees of the Board of Directors
William Penn Bancorp and William Penn Bank conduct business through meetings of their boards of directors and their committees. William Penn Bancorp’s board of directors held three regular meetings and no special meetings during the fiscal year ended June 30, 2020, and William Penn Bank’s board of directors held twelve regular meetings and one special meeting during the fiscal year ended June 30, 2020. No director attended fewer than 75% of the total meetings of the board of directors of William Penn Bancorp and the committees on which such director served during the fiscal year ended June 30, 2020.
Effective as of the annual meeting of William Penn Bancorp stockholders that was held on November 18, 2020, we reconstituted our board committees, including the composition of our various committees and the frequency of committee meetings, to better address corporate best practices and the needs and operational efficiencies of our board of directors as a whole. In connection with the reorganization of our board committees, we eliminated William Penn Bank’s standing Asset Liability Committee and formed a new Risk Committee that includes non-employee directors that are especially familiar with our operations and the various risks we face. As part of our board committee reorganization, we also approved a new compensation structure for our board of directors, which became effective as of the annual meeting of William Penn Bancorp stockholders held on November 18, 2020, that includes an annual retainer for service on the board and on board committees. For more information on our current director compensation practices, see “— Director Compensation.”

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The following table identifies our standing committees and their members as of November 18, 2020. All members of the Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Craig Burton	X		X
D. Michael Carmody, Jr.	X		X
Charles Corcoran				X
Glenn Davis		X	X
William J. Feeney		X	X
Christopher M. Molden		X	X
William C. Niemczura			X	X
William B.K. Parry, Jr.				X
Terry L. Sager				X
Vincent P. Sarubbi	X
Kenneth J. Stephon
Number of Meetings in Fiscal 2020	4	1	1	N/A
Audit Committee.   The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that Craig Burton and D. Michael Carmody, Jr. are “audit committee financial experts,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Mr. Burton and Mr. Carmody are independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on William Penn Bancorp’s website (www.williampenn.bank).
Compensation Committee.   The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation of our President and Chief Executive Officer over recent years when determining appropriate compensation for the President and Chief Executive Officer. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to and aligned with the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the board, the committee reviews recommendations from the President and Chief Executive Officer and Human Resources Manager. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full board of directors. The Compensation Committee acts under a written charter, a copy of which is available on William Penn Bancorp’s website (www.williampenn.bank).
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for the annual selection of the board of directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to William Penn Bancorp’s corporate governance policy. At any given time, the Nominating and Corporate Governance Committee is comprised of all of the independent members of our board of directors, except for those standing for re-election during the applicable year. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on William Penn Bancorp’s website (www.williampenn.bank).
Risk Committee.   The Risk Committee assists the board of directors in supervising the enterprise risk management activities of William Penn Bancorp and William Penn Bank and advises the board of directors with respect to the enterprise risk management framework of William Penn Bancorp and William Penn Bank. The committee reviews and assesses our risk exposure as it relates to capital, earnings, credit risk, liquidity risk, interest rate risk, regulatory risk, business continuity risk, strategic risk, market risk, operational risk, cyber-security risk and reputation risk.

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Director Compensation
The following table sets forth the compensation received by non-employee directors for their service on our board of directors during the fiscal year ended June 30, 2020.
Name	Fees Earned or Paid in Cash	Total
Craig Burton	$43,620	$43,620
D. Michael Carmody, Jr.	43,620	43,620
Charles Corcoran	43,620	43,620
Glenn Davis	43,620	43,620
William J. Feeney	48,120	48,120
Christopher M. Molden(1)	5,470	5,470
William C. Niemczura(1)	5,470	5,470
William B.K. Parry, Jr.	43,620	43,620
Terry L. Sager	41,220	41,220
Vincent P. Sarubbi	43,620	43,620

(1)
Messrs. Molden and Niemczura were each appointed as directors effective as of May 1, 2020 in connection with the merger of Fidelity Savings and Loan Association of Bucks County with and into William Penn Bank.

Director Board Fees.   Each director of William Penn Bank also serves on the boards of directors of William Penn Bancorp and William Penn, MHC. There is no additional compensation paid for service on the boards of directors of William Penn Bancorp and William Penn MHC. Mr. Stephon, who is the only director at this time who is also an employee, is not compensated for his service as a director of William Penn Bank, William Penn Bancorp or William Penn, MHC. Non-employees may elect to defer their Board compensation under the William Penn Bank Deferred Compensation Plan. No fees were deferred by directors in fiscal year 2020.
Fiscal 2020.   During the fiscal year ended June 30, 2020, each non-employee director of William Penn Bank received a monthly fee of $2,735 for their service on the board of directors of William Penn Bank, and the Chairman of the Board received an additional $375 per month. Non-employee directors received $1,200 for attendance at meetings of the Asset Liability Committee, the Audit Committee and the Compensation Committee.
Fiscal 2021.   As part of our board committee reorganization that became effective as of the annual meeting of William Penn Bancorp stockholders that was held on November 18, 2020, we approved a new compensation structure for our board of directors that includes an annual retainer for service on the board as well as for service on board committees. As a result, for the remainder of the fiscal year ending June 30, 2021 beginning on November 18, 2020, (i) each non-employee member of our board directors will receive an annual retainer of $33,000, (ii) each director will receive an additional annual retainer of $12,000 for their service on our board committees and (iii) our lead independent director will receive an additional annual retainer of $5,400.
Deferred Compensation Plan for Directors.   The William Penn Bank Deferred Compensation Plan for Directors provides non-employee directors with the opportunity to defer all or part of their annual compensation. Account balances are credited at a rate equal to the highest rate offered on William Penn Bank certificates of deposit as of December 31st of each plan year. The earnings rate for the 2020 plan year was 2.30%. Plan distributions commence on the first day of the first month after the earlier of (1) a participant’s death or (2) the later of (i) a participant’s ceasing for any reason (other than death) to be a member of the board of directors of William Penn Bank or (ii) a participant reaching age 70. The deferred compensation plan is payable either in (1) a lump sum payment, (2) 120 equal monthly payments or (3) equal installments at specified future dates agreed upon by the board and the participant. In the event of death, the payments will be made to a designated beneficiary. The participant may request a withdrawal under the deferred compensation plan for a severe hardship prior to age 70.
Directors Consultation and Retirement Plan.   The William Penn Bank Directors Consultation and Retirement Plan provides retirement benefits to the directors of William Penn Bank. The retirement benefit is calculated as the greater of (1) average of the director’s total monthly compensation during the 60 calendar months immediately prior to retirement, exclusive of committee fees, or (2) $900, times a specified percentage based on years of service as a director (if less than 10 years of service — 0%, 10 but less than 15 years — 50%, and 15 or more years — 100%). In the event Mr. Sarubbi or Mr. Carmody (each a former director of Audubon Savings Bank), does not have 15 years of service on the William Penn Bank board of directors as of the date of his retirement after having attained the age of 75, then he shall be deemed to have had 15 years of service as a director for purposes of the plan and be entitled to receive a retirement benefit upon his termination of service as a director calculated as if his retirement benefit percentage reflected 15 years of service as of date of his retirement date.
Participants are eligible for plan benefits upon attainment of ten years of service as a director. Plan benefits are payable for up to 120 months. Upon the death of a participant who is receiving benefit payments under the plan prior to his or her death, the remaining number of benefit payments to be made under the plan shall be paid to the beneficiary after the participant’s death. Upon the death of a participant who is not receiving benefit payments under the plan prior to his or her death, the beneficiary shall receive 120 monthly payments. If a beneficiary dies after the participant but prior to receiving all payments under the plan, then the remaining payments will be paid to the beneficiary’s estate in the form of a lump sum payment.

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Upon a change in control of William Penn Bank, if the director experiences a termination of service, then the director shall be presumed to have 15 years of service as of the date of such change in control and shall receive a lump sum payment equal to the present value of the aggregate payments that would have been due the director. Upon a disability, the director shall be presumed to have 10 years of service and shall receive benefits on the first day of the calendar month after the disability.
Executive Compensation
Summary Compensation Table.   The following information is furnished for all individuals serving as the principal executive officer of William Penn Bancorp for the most recently completed fiscal year and our next two most highly compensated executive officers whose total compensation for the year ended June 30, 2020 exceeded $100,000.
Name and Principal Position	Year	Salary	Bonus(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total ($)
Kenneth J. Stephon President and Chief Executive Officer	2020	$368,319	$1,250	$123,187	$55,343	$548,099
Jill M. Ross Executive Vice President and Chief Retail and Commercial Officer	2020	182,560	36,250	65,312	34,229	318,351
Gregory S. Garcia Executive Vice President and Chief Operating Officer	2020	189,735	1,250	53,437	32,556	276,978

(1)
Reflects a $1,250 discretionary holiday bonus paid to all William Penn Bank employees during the fiscal year ended June 30, 2020. For Ms. Ross, also includes $35,000 in signing bonuses paid to Ms. Ross during the fiscal year ended June 30, 2020 pursuant to the terms of her offer letter of employment from William Penn Bank.

(2)
Represents performance-based cash incentives earned for the performance period commencing on July 1, 2019 and ending on June 30, 2020.

(3)
Details of the amounts reported in “All Other Compensation” for fiscal 2020 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Stephon	Ms. Ross	Mr. Garcia
Health insurance premiums	$19,909	$19,909	$19,909
Employer contributions to 401(k) Plan	17,329	14,320	12,647
Employee stock ownership plan	18,105	—	—
Annual Incentive Plan.   The following table sets forth the threshold, target and maximum award that may be earned by each named executive officer under the William Penn Bank Annual Incentive Plan for the fiscal year ended June 30, 2020.
	Date of Corporate Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name		Threshold	Target	Maximum
Kenneth J. Stephon	June 19, 2019	$54,750	$109,500	$164,250
Jill M. Ross	June 19, 2019	23,750	47,500	71,250
Gregory S. Garcia	June 19, 2019	23,750	47,500	71,250

(1)
See “— Summary Compensation Table” above for the actual awards earned by our named executive officers under the William Penn Bank Annual Incentive Plan for the fiscal year ended June 30, 2020.

Employment Agreements.   William Penn Bank and William Penn Bancorp maintain employment agreements with Mr. Stephon, Ms. Ross and Mr. Garcia. The term of Mr. Stephon’s employment agreement is thirty-six months and the term of the employment agreements with Ms. Ross and Mr. Garcia is twenty-four months. Each of the agreements automatically extends for an additional year on the first anniversary of the effective date of each employment agreement and on each anniversary date thereafter, unless one party gives the other party notice of its intent not to renew the agreement, at which time the term of the employment agreement becomes fixed at thirty-six months for Mr. Stephon and twenty-four months for both Ms. Ross and Mr. Garcia. Unless otherwise extended, the employment agreement with Mr. Stephon will expire on July 1, 2023 and the employment agreements with Ms. Ross and Mr. Garcia will expire on July 1, 2022. Current base salaries under the employment agreements for Mr. Stephon, Ms. Ross and Mr. Garcia are $420,000, $210,000 and $200,000, respectively. The Compensation Committee of the board of directors annually reviews the executives’ base salaries. In addition to base salary, the agreements provide that the executives shall be eligible to participate in incentive compensation, determined and payable at the discretion of the Compensation Committee. The executives shall also be entitled to continue participation in any fringe benefit arrangements in which he or she was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the executive’s duties. The parties to the employment agreements intend to enter into new

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employment agreements with William Penn Bank and William Penn Bancorporation following the closing of the offering which will be substantially similar to the current employment agreements with the executives.
If an executive’s employment is terminated during the term of his or her employment agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a non-change in control severance payment. The employment agreements with Ms. Ross and Mr. Garcia provide for a non-change in control severance payment equal to one times base salary. The employment agreement with Mr. Stephon provides for a non-change in control severance payment equal to the sum of: (i) Mr. Stephon’s base salary due under the remaining term of his employment agreement as of his termination date, plus (ii) two times the highest bonus paid to Mr. Stephon during the term of his employment agreement. Each executive is also entitled, as severance, to an additional cash payment in an amount equal to a multiple of William Penn Bank’s monthly COBRA charge (i.e. thirty-six months for Mr. Stephon and twelve months for Ms. Ross and Mr. Garcia) in effect for the type of bank-provided group health plan coverage in effect for each executive (i.e. spouse coverage) on his or her termination date. Non-change in control severance payments under all of the employment agreements are subject to the receipt of a signed release of claims from the executive within the time frame set forth in the agreement. In addition, each executive would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
If Mr. Stephon’s employment is terminated during the term of his employment agreement without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), Mr. Stephon would be entitled to a payment equal to three times the sum of: (i) his base salary, at the greater of the base salary in effect on the date of the change in control or his termination date, plus (ii) the highest annual bonus paid to him during the three-year period prior to the year in which he terminates employment following a change in control. In addition, Mr. Stephon is entitled to a lump sum cash payment in an after tax amount equal to thirty-six times William Penn Bank’s monthly COBRA charge in effect on his termination date for the type of group health coverage in effect for Mr. Stephon (i.e. family coverage) as of his termination date. In addition, Mr. Stephon would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
In the event Ms. Ross’ or Mr. Garcia’s employment is terminated during the term of their employment agreements without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control, these executives would be entitled to a cash change in control severance payment equal to two times their base salary in effect as of their termination date. Each executive would also be entitled to a lump sum cash payment in an after tax amount equal to eighteen times William Penn Bank’s monthly COBRA charge in effect on his or her termination date for the type of group health coverage in effect for the executives (i.e. family coverage) as of their termination date. In addition, the executives would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.
For purposes of the executive’s ability to resign and receive a payment under the employment agreements, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the executive’s base salary; (ii) a material adverse change in executive’s position that results in a demotion in the executive’s status within William Penn Bancorp and William Penn Bank; (iii) a change in the primary location at which the executive is required to perform the duties of his or her employment to a location that is more than fifty (50) miles from the location of William Penn Bank’s headquarters as of the date of the executive’s employment agreement; and (iv) a material breach by William Penn Bancorp and William Penn Bank of any written agreement between the executive, on the one hand, and any of William Penn Bancorp and William Penn Bank or any other affiliate of William Penn Bancorp, on the other hand, unless arising from the executive’s inability to materially perform his duties contemplated hereunder.
Mr. Stephon’s employment agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made. The employment agreements with Ms. Ross and Mr. Garcia provide that, in the event total payments to the executives exceed their respective 280G cap, the payments will be reduced to $1.00 less than the amount which is three time the executive’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code, as amended.
Under the employment agreements, if an executive is terminated due to disability, the executive will remain eligible for long-term disability benefits pursuant to the terms of the William Penn Bank long-term disability program.
Upon retirement of an executive, the executive will be entitled to benefits under any retirement plans to which he or she is a party but shall not be entitled to any amount or benefits under the employment agreement.
The employment agreements provide that, except in the event of a change in control, the executives are subject to a one-year non-compete in the event their employment is terminated. The employment agreements further require that the executives not solicit business, customers or employees of William Penn Bank and William Penn Bancorp for one year following termination of employment, except in connection with a change in control. The employment agreements also provide that William Penn Bancorp and William Penn Bank will indemnify the executives to the fullest extent legally allowable.

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To the extent that a payment is made or a benefit is received from William Penn Bank, the same payment or benefit will not be paid or received from William Penn Bancorp.
Tax-Qualified Retirement Plans
William Penn Bank Employee Stock Ownership Plan (“ESOP”).   The ESOP is a tax-qualified defined contribution plan for all employees of William Penn Bank who are 21 years of age or older and have completed one (1) year of service with William Penn Bank. Eligible employees can begin participation in the ESOP on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the ESOP eligibility requirements. All named executive officers participate in the ESOP.
In connection with the offering, the ESOP trustees plan to subscribe for and purchase, on behalf of the ESOP, 8% of the shares of William Penn Bancorporation common stock sold in the offering (748,000, 880,000 and 1,012,000 at the minimum, midpoint and maximum of the offering range, respectively) and fund its stock purchase through a loan from William Penn Bancorporation equal to 100% of the aggregate purchase price of the common stock. The ESOP trustees will be directed to repay the loan principally through William Penn Bank’s contributions to the ESOP and, possibly, dividends paid on common stock held by the plan over a 25-year loan term. The fixed interest rate for the ESOP loan will be the Wall Street Journal prime rate as of the date of closing. See “Pro Forma Data.” We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the intended purchases.
All shares purchased by the trustees on behalf of ESOP will be held in a loan suspense account. Shares will be released from the loan suspense account on a pro rata basis, as William Penn Bank will make contributions to the ESOP sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of compensation. Participants cliff vest in their ESOP benefits over a three-year period. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.
Participants may direct the trustee regarding the voting of common stock allocated to ESOP accounts. The trustees will vote all allocated shares held in the ESOP as directed by participants. The trustees will vote all unallocated shares, as well as allocated shares for which instructions are not received, in the same ratio as those shares for which participants provide voting instructions, subject to the fiduciary responsibilities of the trustees.
Under applicable accounting requirements, William Penn Bank will record compensation expense for the leveraged ESOP at the fair market value of the shares when committed for release to participant accounts.
William Penn Bank 401(k) Retirement Savings Plan (“401(k) Plan”).   The 401(k) Plan is a tax-qualified defined contribution plan for all employees of William Penn Bank who are 21 years of age or older and completed one (1) year of service with William Penn Bank. All named executive officers are eligible to participate in the 401(k) Plan. Participants may elect to make salary deferrals up to 50% of their 401(k) Plan compensation, subject to annual limitations imposed by the Internal Revenue Code. In addition, William Penn Bank makes safe harbor matching contributions to the 401(k) Plan on behalf of each eligible participant in an amount equal to 100% of each eligible participant’s salary deferrals up to 6% of 401(k) Plan Compensation each plan year. Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options selected by the 401(k) Plan Committee. Participants may take distributions of their vested account balances following separation from service. During employment, participants may borrow from their vested account balances in accordance with the 401(k) Plan Loan Policy and take distributions of their vested account balances after attainment of age 59-1∕2 or on account of hardship. Participants are 100% vested in their 401(k) Plan account balances.
In connection with the offering, the plan intends to re-open the William Penn Bancorp Stock Fund investment in the 401(k) Plan to new investment and re-title the fund the William Penn Bancorporation Stock Fund (the “Employer Stock Fund”). 401(k) Plan participants will be permitted to invest their 401(k) Plan account balances in William Penn Bancorporation common stock in the offering. Unlike the ESOP, the 401(k) Plan does not have priority subscription rights to purchase common stock in the offering. A 401(k) Plan participant who elects to invest his or her 401(k) Plan funds in the offering through the Employer Stock Fund will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase the common stock using funds outside the 401(k) Plan. The trustees will purchase common stock in the offering on behalf of 401(k) Plan participants, to the extent that shares are available. Participants will direct the 401(k) Plan trustees regarding the voting of shares purchased for their 401(k) Plan accounts through the Employer Stock Fund. 401(k) Plan participants will be provided with a supplement to this proxy statement/prospectus that will set forth the procedures for subscribing for shares of William Penn Bancorporation common stock in the offering.
Future Equity Incentive Plan
Following the offering, William Penn Bancorporation plans to adopt an equity incentive plan that will provide for grants of stock options, restricted stock and/or restricted stock units. In accordance with applicable regulations, William Penn Bancorporation anticipates that the plan will authorize a number of stock options equal to 10.0% of the total shares sold in the offering, and a number of shares of restricted stock/restricted stock units equal to 4.0% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 1,309,000 shares, assuming 9,350,000 shares are issued in the offering, to 1,771,000 shares, assuming 12,650,000 shares are issued in the offering.

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William Penn Bancorporation may fund the future equity incentive plan through the purchase of common stock in the open market by a trust that may be established in connection with the plan or from authorized, but unissued, shares of William Penn Bancorporation common stock. The issuance of additional shares for future equity grants would dilute the interests of existing stockholders. See “Pro Forma Data.”
Any stock options granted under a future equity incentive plan will be granted at an exercise price equal to 100% of the fair market value of William Penn Bancorporation common stock on the date of grant. Future awards of restricted stock or restricted stock units will be made at no cost to recipients. The plan administer will determine the terms and conditions of each equity award granted under the future equity incentive plan including, but not limited to the type of and amount of an award, as well as vesting conditions for each award, subject to applicable regulations. Regulatory requirements may vary depending on whether William Penn Bancorporation adopts the plan within one year following the completion of the offering or after one year following the completion of the offering. If William Penn Bancorporation adopts the future equity incentive plan more than one year after completion of the offering, the plan would not be subject to many existing regulatory requirements, including limiting the number of awards reserved or granted under the plan and the time period over which participants may vest in awards granted to them.
Transactions with Related Persons
Loans and Extensions of Credits.   The Sarbanes-Oxley Act generally prohibits loans by William Penn Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by William Penn Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. William Penn Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit William Penn Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
In accordance with banking regulations, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of William Penn Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to William Penn Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors must disclose any existing or emerging conflicts of interest to our President and Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (ii) the ownership of more than 1% of the outstanding securities (or that represents more than 5% of the total assets of the employee and/or family member) of any business entity that does business with or is in competition with William Penn Bancorp.
The aggregate amount of loans by William Penn Bank to its executive officers and directors and their affiliates was $587,000 at June 30, 2020. As of that date, these loans were performing according to their original terms.
Other Transactions.   William B.K. Parry, Jr. is President of William B. Parry & Son, Ltd., an insurance agency located in Langhorne, Pennsylvania, and also maintains a 17.8% ownership interest in the insurance agency. William Penn Bank has purchased certain insurance policies through William B. Parry & Son, Ltd. and, during the year ended June 30, 2020, paid insurance premiums of $171,800 to William B. Parry & Son Ltd. (or insurers represented by William B. Parry & Son, Ltd.), resulting in insurance commissions of $21,250 for the agency for the year ended June 30, 2020.
Stockholder Agreement
On August 4, 2020, William Penn Bancorporation, William Penn Bancorp, William Penn, MHC and William Penn Bank entered into a written agreement with Tyndall Capital Partners LP and Jeffrey Halis (together, the “Tyndall Capital Parties”), who beneficially own an aggregate of 342,817 shares of William Penn Bancorp common stock (representing 7.6% of William Penn Bancorp’s outstanding shares and 44.1% of outstanding shares held by William Penn Bancorp’s public stockholders), with respect to certain voting and corporate matters. During the term of the agreement, which expires on August 4, 2025, the Tyndall Capital Parties have agreed to vote all shares of William Penn Bancorp or William Penn Bancorporation beneficially owned by the Tyndall Capital Parties in accordance with the recommendations of our board of directors on all proposals at any meeting of our stockholders. Notwithstanding the foregoing, the stockholder agreement provides that, with respect to any such proposal that requires only a majority of votes cast by William Penn Bancorp or William Penn Bancorporation stockholders to be approved (as opposed to a proposal requiring a majority or higher percentage of total shares of common stock outstanding), the Tyndall Capital Parties may abstain from voting the shares of William Penn Bancorp or William Penn Bancorporation common stock they beneficially own in lieu of voting such shares in accordance with the recommendation of our board of directors with respect to the proposal.
The stockholder agreement provides that the Tyndall Capital Parties will not acquire any additional shares of William Penn Bancorp or William Penn Bancorporation common stock (except for shares of William Penn Bancorporation common stock issued in exchange for shares of William Penn Bancorp as part of the conversion and offering) during the term of agreement. The agreement further provides that the Tyndall Capital Parties may not, without our prior written consent, knowingly directly or indirectly, sell, transfer

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or otherwise dispose of any block of shares of common stock of (i) William Penn Bancorp that constitute, in the aggregate, an amount equal to 5.0% or more of the outstanding shares of William Penn Bancorp held by stockholders other than William Penn, MHC or (ii) William Penn Bancorporation that constitute, in the aggregate, an amount equal to 5.0% or more of the outstanding shares of William Penn Bancorp held by stockholders other than William Penn, MHC (after giving effect to the final exchange ratio for the conversion and offering) immediately prior to the effective time of the conversion and offering, unless, in either case, the purchaser or transferee of such shares agrees in writing for our benefit, prior to such sale or transfer, to be bound by the terms of the stockholder agreement and to be subject to all obligations of the Tyndall Capital Parties to us under the stockholder agreement for the remaining term of the stockholder agreement.
During the term of the stockholder agreement, the Tyndall Capital Parties have also agreed, among other things, not to (i) solicit proxies in opposition to any recommendations or proposals of the board of directors of William Penn Bancorp or William Penn Bancorporation, (ii) initiate or solicit stockholder proposals or seek to place any representatives on the board of directors of William Penn Bancorp or William Penn Bancorporation, (iii) oppose any proposal or director nomination submitted by the board of directors of William Penn Bancorp or William Penn Bancorporation to stockholders, (iv) vote for any nominee to the board of directors of William Penn Bancorp or William Penn Bancorporation other than those nominated or supported by the board of directors, (v) seek to exercise any control or influence over the management of William Penn Bancorp, William Penn Bancorporation or William Penn Bank, (vi) propose or seek to effect a merger or sale of William Penn Bancorp or William Penn Bancorporation or (vii) initiate litigation against William Penn Bancorp, William Penn Bancorporation, William Penn, MHC or William Penn Bank.
Pursuant to the terms of the stockholder agreement, we have also agreed to seek regulatory approval to pay a one-time, special dividend of up to $0.50 per share to all stockholders of William Penn Bancorporation following the completion of the conversion and offering. We have been advised by the staff of the Federal Reserve Board that it is unlikely that the special dividend will be approved, particularly if it is deemed to be a return of capital under 12 C.F.R. § 239.63(e)(4).
Indemnification for Directors and Officers
William Penn Bancorporation’s articles of incorporation provide that William Penn Bancorporation must indemnify all directors and officers of William Penn Bancorporation against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of William Penn Bancorporation. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of William Penn Bancorporation pursuant to its articles of incorporation or otherwise, William Penn Bancorporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
Stock Ownership
The following table provides information as of December 31, 2020 about the persons known to William Penn Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(1)
William Penn, MHC	3,711,114	82.7%
10 Canal Street, Suite 104 Bristol, Pennsylvania 19007
Tyndall Capital Partners LP	342,817	7.6%
Jeffrey Halis 150 East 58th Street, 14th Floor New York, New York 10155

(1)
Based on 4,489,345 shares of William Penn Bancorp common stock outstanding and entitled to vote as of December 31, 2020.

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The following table provides information as of December 31, 2020 about the shares of William Penn Bancorp common stock that may be considered to be beneficially owned by each director and executive officer of William Penn Bancorp, and by all directors and executive officers of William Penn Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of December 31, 2020, none of the individuals listed below owned 1.0% or more of William Penn Bancorp’s outstanding common stock and all directors and executive officers as a group owned 1.49% of William Penn Bancorp’s outstanding common stock.
Name	Number of Shares Beneficially Owned
Directors:
Craig Burton	4,800
D. Michael Carmody, Jr.	100
Charles Corcoran	15,043
Glenn Davis	5,000
William J. Feeney	14,000
Christopher M. Molden	200
William C. Niemczura	350
William B.K. Parry, Jr.	13,500
Terry L. Sager	13,057
Vincent P. Sarubbi	100
Kenneth J. Stephon	964
Executive Officers Who Are Not Directors:
Jill M. Ross	—
Gregory S. Garcia	—
Jonathan T. Logan	—
All Directors and Executive Officers as a Group (14 persons)	67,114

*
Represents less than 1.0% of William Penn Bancorp’s outstanding shares.

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Subscriptions by Executive Officers and Directors
The table below sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, the following information:
•
The number of shares of new common stock to be received in exchange for shares of William Penn Bancorp common stock upon consummation of the conversion and the offering, based upon their beneficial ownership of William Penn Bancorp common stock as of December 31, 2020;

•
The proposed purchases of William Penn Bancorporation common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•
The total amount of William Penn Bancorporation common stock to be held upon consummation of the conversion and offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering — Limitations on Purchases of Shares.”
The proposed purchase of shares by directors and executive officers of William Penn Bancorporation common stock in the offering does not constitute a recommendation or endorsement by such individuals that you should buy stock in the offering. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”
	Number of Shares Received in Exchange for Shares of William Penn Bancorp(1)	Proposed Purchases of Stock in the Offering		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares(1)	Percentage of Total Outstanding(2)
Directors:
Craig Burton	13,519	5,000	$50,000	18,519	*
D. Michael Carmody, Jr.	281	12,500	125,000	12,781	*
Charles Corcoran	42,370	—	—	42,370	*
Glenn Davis	14,083	10,000	100,000	24,083	*
William J. Feeney	39,432	10,000	100,000	49,432	*
Christopher M. Molden	563	10,000	100,000	10,563	*
William C. Niemczura	985	10,000	100,000	10,985	*
William B.K. Parry, Jr.	38,024	2,500	25,000	40,524	*
Terry L. Sager	36,776	10,000	100,000	46,776	*
Vincent P. Sarubbi	281	15,000	150,000	15,281	*
Kenneth J. Stephon	2,715	30,000	300,000	32,715	*
Executive Officers Who are Not Also Directors:
Jill M. Ross	—	10,000	100,000	10,000	*
Gregory S. Garcia	—	5,000	50,000	5,000	*
Jonathan T. Logan	—	2,000	20,000	2,000	*
All Directors and Executive Officers as a Group (14 persons)	189,029	132,000	$1,320,000	321,029	2.43%

*
Less than 1.0%.

(1)
Based on information presented in “Stock Ownership.”

(2)
If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would beneficially own 2.61% of the outstanding shares of William Penn Bancorporation common stock.

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Regulation and Supervision
General
William Penn Bank is a Pennsylvania-chartered stock savings bank. William Penn Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. William Penn Bank is subject to extensive regulation by the Pennsylvania Department of Banking and Securities, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its primary federal regulator. William Penn Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. William Penn Bank is a member of the Federal Home Loan Bank of Pittsburgh.
The regulation and supervision of William Penn Bank establish a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the Federal Deposit Insurance Corporation, the protection of the insurance fund. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
As a bank holding company following the conversion, William Penn Bancorporation will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. William Penn Bancorporation will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
Any change in applicable laws or regulations, whether by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Commonwealth of Pennsylvania or Congress, could have a material adverse impact on the operations and financial performance of William Penn Bancorporation and William Penn Bank. In addition, William Penn Bancorporation and William Penn Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the William Penn Bancorporation and William Penn Bank.
Set forth below is a brief description of material regulatory requirements that are or will be applicable to William Penn Bank and William Penn Bancorporation. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on William Penn Bank and William Penn Bancorporation.
Bank Regulation
Pennsylvania Savings Bank Law.   The Pennsylvania Banking Code of 1965, as amended, contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers and employees, as well as corporate powers, savings and investment operations and other aspects of William Penn Bank and its affairs. The Pennsylvania Banking Code delegates extensive rule-making power and administrative discretion to the Pennsylvania Department of Banking and Securities so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices. Specifically, under the Pennsylvania Banking Code, the Pennsylvania Department of Banking and Securities is given the authority to exercise such supervision over state-chartered savings banks as to afford the greatest safety to creditors, stockholders and depositors, ensure business safety and soundness, conserve assets, protect the public interest and maintain public confidence in such institutions.
The Pennsylvania Banking Code provides, among other powers, that state-chartered savings banks may engage in any activity permissible for a national banking association or federal savings association, subject to regulation by the Pennsylvania Department of Banking and Securities (which shall not be more restrictive than the regulation imposed upon a national banking association or federal savings association, respectively). Before it engages in an activity allowable for a national banking association or federal savings association, a state-chartered savings bank must either obtain prior approval from the Pennsylvania Department of Banking and Securities or provide at least 30 days’ prior written notice to the Pennsylvania Department of Banking and Securities. The authority of William Penn Bank under Pennsylvania law, however, may be constrained by federal law and regulation.
Capital Requirements.   Federal regulations require Federal Deposit Insurance Corporation-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a Tier 1 capital to average assets leverage ratio of 4%.
For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of accumulated other comprehensive income

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(“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). William Penn Bank exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.
In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (such as recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one to four- family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.
In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in starting on January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019. At September 30, 2020, William Penn Bank exceeded the fully phased in regulatory requirement for the capital conservation buffer.
The Economic Growth, Regulatory Relief, and Consumer Protection Act enacted in May 2018 required the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish for banks with assets of less than $10 billion of assets a community bank leverage ratio (the ratio of a bank’s tangible equity capital to average total consolidated assets) of 8 to 10%. A qualifying community bank with capital meeting the specified requirements (including off balance sheet exposures of 25% or less of total assets and trading assets and liabilities of 5% or less of total assets) and electing to follow the alternative framework is considered to meet all applicable regulatory capital requirements including the risk-based requirements. The community bank leverage ratio was established at 9% Tier 1 capital to total average assets, effective January 1, 2020. A qualifying bank may opt in and out of the community bank leverage ratio framework on its quarterly call report. A bank that ceases to meet any qualifying criteria is provided with a two-quarter grace period to comply with the community bank leverage ratio requirements or the general capital regulations by the federal regulators. In addition, Section 4012 of the Coronavirus Aid, Relief and Economic Security Act of 2020 required that the community bank leverage ratio be temporarily lowered to 8%. The federal regulators issued a rule making the lower ratio effective April 23, 2020. The rules also established a two-quarter grace period for a qualifying community bank whose leverage ratio falls below the 8% community bank leverage ratio requirement so long as the bank maintains a leverage ratio of 7% or greater. Another rule was issued providing for the transition back to the 9% community bank leverage ratio, increasing the ratio to 8.5% for calendar year 2021 and to 9% thereafter. During the fiscal year ended June 30, 2020, William Penn Bank elected the community bank leverage ratio alternative reporting framework.
The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.
Standards for Safety and Soundness.   As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.
Investments and Activities.   Under federal law, all state-chartered banks insured by the Federal Deposit Insurance Corporation have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation permit exceptions to these limitations. For example, state chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise grandfathered state authority to invest in common or preferred stocks listed on a national securities exchange and in the shares of an investment company registered under federal law. William Penn Bank received grandfathering authority from the Federal Deposit Insurance Corporation to invest in listed stocks and/or registered shares. The maximum permissible investment is 100% of Tier 1 capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by Pennsylvania Banking Code of 1965, whichever is less. Such grandfathering authority may be terminated upon the Federal Deposit Insurance Corporation’s determination that such investments pose a safety and soundness risk to William Penn Bank

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or if William Penn Bank converts its charter or undergoes a change in control. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in other state authorized activities or investments (other than non-subsidiary equity investments) that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. As of June 30, 2020, William Penn Bank held no marketable equity securities under such grandfathering authority.
Interstate Banking and Branching.   Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis to the extent that branching is authorized by the law of the host state for the banks chartered by that state.
Prompt Corrective Regulatory Action.   Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.
The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of September 30, 2020, William Penn Bank was a “well capitalized” institution under the Federal Deposit Insurance Corporation regulations.
At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.
The previously referenced law establishing a “community bank leverage ratio” adjusted the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio are considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.
Transaction with Affiliates and Regulation W of the Federal Reserve Regulations.   Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.
Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater

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than 10.0% stockholder of a financial institution, and certain affiliated interests of these, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.
Enforcement.   The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state chartered savings banks, including William Penn Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.
Federal Insurance of Deposit Accounts.   William Penn Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in William Penn Bank are insured up to a maximum of $250,000 for each separately insured depositor.
The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets currently range from 1 1∕2 to 30 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.
The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation was required to seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more were supposed to fund the increase. The Federal Deposit Insurance Corporation indicated in November 2018 that the 1.35% ratio was exceeded. Insured institutions of less than $10 billion of assets will receive credits for the portion of their assessments that contributed to raising the reserve ratio between 1.15% and 1.35% effective when the fund rate achieves 1.38%. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long range fund ratio of 2%.
The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of William Penn Bank. Future insurance assessment rates cannot be predicted.
Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.
Privacy Regulations.   Federal Deposit Insurance Corporation regulations generally require that William Penn Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, William Penn Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. William Penn Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.
Community Reinvestment Act.   Under the Community Reinvestment Act, or CRA, as implemented by Federal Deposit Insurance Corporation regulations, a non-member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a non-member bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. William Penn Bank’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”
Consumer Protection and Fair Lending Regulations.   Pennsylvania savings banks are subject to a variety of federal statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

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USA PATRIOT Act.   William Penn Bank is subject to the USA PATRIOT Act, which gave federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act provided measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.
Other Regulations
Interest and other charges collected or contracted for by William Penn Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:
•
Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•
Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•
Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•
Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of William Penn Bank also are subject to, among others, the:
•
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System
The Federal Reserve Act authorizes the Federal Reserve Board to require depository associations to maintain noninterest-earning reserves against their transaction accounts (primarily negotiable order of withdrawal and regular checking accounts). The amounts are adjusted annually and, for 2019, the regulations provided that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $127.5 million; and a 10% reserve ratio is applied above $127.5 million. The first $16.9 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) were exempted from the reserve requirements. William Penn Bank complied with the foregoing requirements during 2019. On March 15, 2020, the Federal Reserve Board reduced reserve requirement to 0% effective as of March 26, 2020, which eliminated reserve requirements for all depository institutions.
Federal Home Loan Bank System
William Penn Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. At September 30, 2020, William Penn Bank had a maximum borrowing capacity from the Federal Home Loan Bank of Pittsburgh of $304.0 million, of which it had $41.0 million in outstanding borrowings. William Penn Bank, as a member of the Federal Home Loan Bank of Pittsburgh, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. William Penn Bank was in compliance with requirements for the Federal Home Loan Bank of Pittsburgh with an investment of $3.0 million at September 30, 2020.
Holding Company Regulation
William Penn Bancorporation will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. William Penn Bancorporation will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for the William Penn Bancorporation to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, prior approval may also be necessary from other agencies having supervisory jurisdiction over the bank to be acquired before any bank acquisition can be completed.
A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so

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closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.
The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.
William Penn Bancorporation will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis) which have historically been similar to, though less stringent than, those of the Federal Deposit Insurance Corporation for William Penn Bank. The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to bank holding companies; as is the case with institutions themselves, the capital conservation buffer was phased in between 2016 and 2019. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion. As a result, William Penn Bancorporation will not be subject to the capital requirement until such time as its consolidated assets exceed $3.0 billion.
A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.
The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength doctrine. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. In addition, the Federal Reserve Board has issued guidance that requires consultation with the agency prior to a bank holding company’s payment of dividends or repurchase of stock under certain circumstances. These regulatory policies could affect the ability of the William Penn Bancorporation to pay dividends, repurchase its stock or otherwise engage in capital distributions.
Under the Federal Deposit Insurance Act, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default.
The status of William Penn Bancorporation as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.
Federal Securities Laws
William Penn Bancorporation common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. William Penn Bancorporation will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
The registration under the Securities Act of 1933 of shares of common stock issued in William Penn Bancorporation’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of William Penn Bancorporation may be resold without registration. Shares purchased by an affiliate of William Penn Bancorporation will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If William Penn Bancorporation meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of William Penn Bancorporation that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of William Penn Bancorporation, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, William Penn Bancorporation may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

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Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.
Change in Control Regulations
Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as William Penn Bancorporation unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with William Penn Bancorporation, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.
In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.
Emerging Growth Company Status
William Penn Bancorporation is an emerging growth company and, for so long as it continues to be an emerging growth company, William Penn Bancorporation may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, William Penn Bancorporation also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
William Penn Bancorporation will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (ii) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
Federal and State Taxation
Federal Income Taxation
General.   We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. The tax years corresponding to our fiscal years ended June 30, 2017 through 2020 remain subject to examination by the Internal Revenue Service and by Pennsylvania and Philadelphia taxing authorities. The tax years corresponding to our fiscal years ended June 30, 2016 through 2020 remain subject to examination by New Jersey taxing authorities. For 2019, William Penn Bank’s maximum federal income tax rate was 21.0%.
William Penn Bancorporation and William Penn Bank will enter into a tax allocation agreement. Because William Penn Bancorporation will own 100% of the issued and outstanding capital stock of William Penn Bank, William Penn Bancorporation and William Penn Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group William Penn Bancorporation is the common parent corporation. As a result of this affiliation, William Penn Bank may be included in the filing of a consolidated federal income tax return with William Penn Bancorporation and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.
Bad Debt Reserves.   For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for non-qualifying loans was computed using the experience method. Federal legislation

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enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves as of December 31, 1987. Approximately $2.8 million of income tax related to our accumulated bad debt reserves will not be recognized unless William Penn Bank makes a “non-dividend distribution” to William Penn Bancorporation as described below.
Distributions.   If William Penn Bank makes “non-dividend distributions” to William Penn Bancorporation, the distributions will be considered to have been made from William Penn Bank’s un-recaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from William Penn Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in William Penn Bank’s taxable income. Non-dividend distributions include distributions in excess of William Penn Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of William Penn Bank’s current or accumulated earnings and profits will not be so included in William Penn Bank’s taxable income.
The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if William Penn Bank makes a non-dividend distribution to William Penn Bancorporation, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 21.0% federal corporate income tax rate. William Penn Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.
State Taxation
Pennsylvania Taxation.   William Penn Bank, as a savings bank conducting business in Pennsylvania, is subject to tax under the Pennsylvania Mutual Thrift Institutions Tax (“MTIT”) Act, as amended to include thrift institutions having capital stock. The MTIT is a tax upon separately stated net book income, determined in accordance with generally accepted accounting principles with certain adjustments. In computing income subject to MTIT taxation, there is an allowance for the deduction of interest income earned on state, federal and local obligations, while also disallowing a portion of a thrift’s interest expense associated with such tax-exempt income. The MTIT tax rate is 11.5%. Net operating losses, if any, can be carried forward a maximum of three years for MTIT purposes.
Philadelphia Taxation.   In addition, as a savings bank conducting business in Philadelphia, William Penn Bank is also subject to the City of Philadelphia Business Privilege Tax. The City of Philadelphia Business Privilege Tax is a tax upon net income or taxable receipts imposed on persons carrying on or exercising for gain or profit certain business activities within Philadelphia. Pursuant to the City of Philadelphia Business Privilege Tax, the 2019 tax rate was 6.25% on net income and 0.145% on gross receipts. For regulated industry taxpayers, the tax is the lesser of the tax on net income or the tax on gross receipts. The City of Philadelphia Business Privilege Tax allows for the deduction by financial businesses from receipts of (a) the cost of securities and other intangible property and monetary metals sold, exchanged, paid at maturity or redeemed, but only to the extent of the total gross receipts from securities and other intangible property and monetary metals sold, exchanged, paid out at maturity or redeemed; (b) moneys or credits received in repayment of the principal amount of deposits, advances, credits, loans and other obligations; (c) interest received on account of deposits, advances, credits, loans and other obligations made to persons resident or having their principal place of business outside Philadelphia; (d) interest received on account of other deposits, advances, credits, loans and other obligations but only to the extent of interest expenses attributable to such deposits, advances, credits, loans and other obligations; and (e) payments received on account of shares purchased by stockholders. An apportioned net operating loss may be carried forward for three tax years following the tax year for which it was first reported.
New Jersey Taxation.   William Penn Bank is subject to New Jersey’s Corporation Business Tax at the rate of 9.0% on its separate company apportioned taxable income. For this purpose, “taxable income” generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations). Net operating losses may be carried forward for twenty years following the tax year for which they were first reported.
Rights of Dissenting Stockholders
General
Pennsylvania law provides that William Penn Bancorp stockholders are entitled to object to and dissent from the plan of conversion and demand payment for the otherwise determined fair value of their shares of William Penn Bancorp common stock in accordance with the procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law.
If you are a stockholder and you are considering exercising your right to dissent, you should read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, which is attached to this proxy statement/prospectus as Annex D. A discussion of the material provisions of the statute follows here. This discussion is qualified in its entirety by reference to the applicable dissenters’ rights provisions of Pennsylvania law. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law. You are advised to consult legal counsel if you are considering the exercise of your dissenters’ rights. Failure to strictly comply with these procedures may result in the loss of these dissenters’ rights.
Before the day of the special meeting of William Penn Bancorp stockholders set forth in the notice to this proxy statement/prospectus, send any written notice or demand required concerning your exercise of dissenters’ rights to:

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William Penn Bancorp, Inc.
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
Attention: Jonathan T. Logan, Corporate Secretary
Definition of Fair Value.    The term “fair value” means the value of a share of William Penn Bancorp common stock immediately before the day of the conversion, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the conversion.
Procedural Requirements
Notice of Intent to Dissent.    If you wish to dissent, you must:
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file a written notice with William Penn Bancorp of your intention to demand payment of the fair value of your shares if the conversion is completed, prior to the vote of stockholders on the plan of conversion at the meeting;

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make no change in your beneficial ownership of stock from the date you give notice through the day of completion of the conversion; and

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refrain from voting your shares to approve and adopt the plan of conversion (a failure to vote against approval and adoption of the plan of conversion, however, will not constitute a waiver of dissenters’ rights).from

Stockholders considering exercising dissenters’ rights should recognize that the fair value could be more than, the same as or less than the exchange ratio for the conversion that they would be entitled to receive under the terms of the plan of conversion if they do not exercise dissenters’ rights with respect to their shares.
Only a record holder of shares of William Penn Bancorp common stock is entitled to assert dissenters’ rights with respect to the shares registered in such holder’s name. A beneficial owner who is not a record holder and who wishes to exercise dissenters’ rights may do so only if he or she submits a written consent of the record holder with his or her demand for payment (the demand for payment is described below). Accordingly, beneficial owners are advised to consult promptly with the appropriate record holder as to the timely exercise of dissenters’ rights.
A record holder, such as a broker or depository nominee, who holds shares as a nominee for others may exercise dissenters’ rights with respect to all of the shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. The demand for payment (which is described below) must show the name and address of the person or persons on whose behalf the dissenters’ rights are being exercised. A beneficial owner may not assert dissenters’ rights with respect to some but less than all shares owned by him or her, whether or not all of the shares so owned by him or her are registered in his or her name.
Neither delivery of a proxy nor a vote against approval and adoption of the plan of conversion provide the necessary written notice of intention to dissent.
Notice to Demand Payment.    If the conversion is approved by the required vote of stockholders, William Penn Bancorporation will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval and adoption of the plan of conversion. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.
Failure to Comply with Notice to Demand Payment.    You must take each step in the order above and in strict compliance with the statute to maintain your dissenters’ rights. If you fail to follow the steps, you will lose your right to dissent, and your shares of William Penn Bancorp common stock will be converted into the right to receive shares of William Penn Bancorporation in accordance with the final exchange ratio for the conversion and offering.
Payment of Fair Value of Shares.    Promptly after the consummation of the conversion, or upon timely receipt of demand for payment if the conversion already has taken place, William Penn Bancorporation, as successor to William Penn Bancorp, will send dissenters who have deposited their stock certificates the amount that William Penn Bancorporation estimates to be the fair value of the shares or give written notice that no remittance will be made. The remittance or notice will be accompanied by:
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a closing balance sheet and statement of income of William Penn Bancorp for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

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a statement of William Penn Bancorporation’s estimate of the fair value of the William Penn Bancorp stock; and

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a notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

If William Penn Bancorporation does not remit the amount of its estimate of the fair value of the shares as provided above, it will return all stock certificates that have been deposited. William Penn Bancorporation may make a notation on any such certificate that a demand for payment has been made. If shares with respect to which notation has been so made are transferred, a transferee of such shares will not acquire by such transfer any rights other than those that the original dissenter had after making demand for payment.
Estimate by Dissenter of Fair Value of Shares.    If a dissenter believes that the amount stated or remitted by William Penn Bancorporation is less than the fair value of the shares, the dissenter may send his or her estimate of the fair value of the shares to

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William Penn Bancorporation, which will be deemed a demand for payment of the amount of the deficiency. If William Penn Bancorporation remits payment or sends notice to the dissenter of the estimated value of a dissenters’ shares and the dissenter does not file his or her own estimate within 30 days after the mailing by William Penn Bancorporation of its remittance or notice, the dissenter will be entitled to no more than the amount stated in the notice or remitted by William Penn Bancorporation.
Valuation Proceeding.    If any demands for payment remain unsettled within 60 days after the latest to occur of:
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timely receipt by William Penn Bancorporation, as William Penn Bancorp’s successor, of any demands for payment; or

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timely receipt by William Penn Bancorporation, as William Penn Bancorp’s successor, of any estimates by dissenters of the fair value, then William Penn Bancorporation may file an application in court requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

If a stockholder is a nonresident, the copy will be served in the manner provided or prescribed by or under applicable provisions of Pennsylvania law relating to bases of jurisdiction and interstate and international procedure. The jurisdiction of the court will be plenary and exclusive. Such court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser will have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party will be entitled to recover the amount by which the fair value of his or her shares is found to exceed the amount, if any, previously remitted, plus interest.
Interest from the effective time of the conversion until the date of payment will be at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors.
If William Penn Bancorporation fails to file the application, then any dissenter may file an application at any time within a period of 30 days following the expiration of the 60-day period and request that the court determine the fair value of the shares. The fair value determined by the court may, but need not, equal the dissenters’ estimates of fair value and may be higher or lower than the consideration payable to William Penn Bancorp stockholders. If no dissenter files an application, then each dissenter entitled to do so shall be paid William Penn Bancorporation’s estimate of the fair value of the shares and no more and may bring an action to recover any amount not previously remitted.
William Penn Bancorporation intends to negotiate in good faith with any dissenting stockholders. If, after negotiation, a claim cannot be settled, then William Penn Bancorporation intends to file an application requesting that the fair value of the stock be determined by the court.
Costs and Expenses.   The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against William Penn Bancorporation, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenting stockholders who are parties and whose action in demanding the payment or supplemental payment in accordance with their estimate of the fair value of their shares, as described above, the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.
Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against William Penn Bancorporation, as William Penn Bancorp’s successor, and in favor of any or all dissenting stockholders if William Penn Bancorp failed to comply substantially with the requirements of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, and may be assessed against either William Penn Bancorporation, as William Penn Bancorp’s successor, or a dissenting stockholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D.
If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to other dissenting stockholders similarly situated and should not be assessed against William Penn Bancorporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting stockholders who were benefited.
From and after the effective time of the conversion, dissenting stockholders are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on their shares.
Comparison of Stockholders’ Rights
As a result of the conversion, current holders of William Penn Bancorp common stock will become stockholders of William Penn Bancorporation. There are certain differences in stockholder rights arising from distinctions between the Pennsylvania articles of incorporation and bylaws of William Penn Bancorp and the Maryland articles of incorporation and bylaws of William Penn Bancorporation and from distinctions between laws with respect to Pennsylvania law and Maryland law.
In some instances, the rights of stockholders of William Penn Bancorporation will be less than the rights stockholders of William Penn Bancorp currently have. The decrease in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interest of William Penn Bancorporation. In some instances, the differences in stockholder rights may increase management rights. In other instances, the provisions in William Penn Bancorporation’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an

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independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of William Penn Bancorporation and its stockholders.
This description below is intended to be a summary of the material differences affecting the rights of stockholders. You are encouraged to reference the actual articles of incorporation and bylaws of William Penn Bancorporation and Maryland law for additional information.
Authorized Capital Stock.   The authorized capital stock of William Penn Bancorp consists of 49,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, no par value per share. The authorized capital stock of the William Penn Bancorporation will consist of 150,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
William Penn Bancorp’s articles of incorporation and William Penn Bancorporation’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.
Issuance of Capital Stock.   Currently, pursuant to applicable laws and regulations, William Penn, MHC is required to own not less than a majority of the outstanding common stock of William Penn Bancorp. There will be no such restriction applicable to William Penn Bancorporation following consummation of the conversion, as William Penn, MHC will cease to exist.
William Penn Bancorporation’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of William Penn Bancorporation, whereas William Penn Bancorp’s Pennsylvania articles of incorporation provide that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Neither the Pennsylvania articles of incorporation of William Penn Bancorp nor the articles of incorporation and bylaws of William Penn Bancorporation provide for preemptive rights to stockholders in connection with the issuance of capital stock.
Voting Rights.   Neither the Pennsylvania articles of incorporation of William Penn Bancorp nor the Maryland articles of incorporation of William Penn Bancorporation permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.
Payment of Dividends.   The ability of William Penn Bank to pay dividends on its capital stock is restricted by the Pennsylvania Department of Banking and Securities, Federal Deposit Insurance Corporation and Federal Reserve Board regulations and by tax considerations related to savings associations. William Penn Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect William Penn Bancorporation because dividends from William Penn Bank will be a primary source of funds for the payment of dividends to the stockholders of William Penn Bancorporation.
Maryland law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.
Board of Directors.   The bylaws of William Penn Bancorp and the articles of incorporation of William Penn Bancorporation each require the board of directors to be divided into three classes as nearly equal in number as reasonably possible and that the members of each class be elected for a term of three years to serve until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of William Penn Bancorp and the bylaws of William Penn Bancorporation, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors remaining in office, whether or not a quorum is present. Any director of William Penn Bancorp so chosen shall hold office until the next annual meeting of stockholders, and any director of William Penn Bancorporation so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified.
The bylaws of both William Penn Bancorp and William Penn Bancorporation provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

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Under the bylaws of William Penn Bancorp, directors may be removed by the vote of the holders of a majority of the shares of stock entitled to vote at a meeting of stockholders called for such purpose. The bylaws of William Penn Bancorporation provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote in the election of directors.
Limitations on Liability.   The articles of incorporation of William Penn Bancorporation provide that, to the fullest extent permitted under Maryland law, the directors and officers of William Penn Bancorporation shall have no personal liability to William Penn Bancorporation or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise provided by the Maryland General Corporation Law.
Currently, Pennsylvania law permits corporations like William Penn Bancorp to limit the personal liability of directors if a bylaw to that effect is approved by the stockholders entitled to vote. The bylaws of William Penn Bancorp do not currently contain a provision limiting the personal liability of directors.
Indemnification of Directors, Officers, Employees and Agents.   The articles of incorporation of William Penn Bancorp provide that William Penn Bancorp will indemnify any person who was or is a party or is threatened to be made a party to an action by reason of being a director or officer of William Penn Bancorp, or serving at the request of William Penn Bancorp as a director, officer or representative of another corporation or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such action. William Penn Bancorp will also indemnify any person who was or is a party or is threatened to be made a party to an action by or in the right of William Penn Bancorp to procure a judgment in its favor by reason of being a director or officer of William Penn Bancorp, or serving at the request of William Penn Bancorp as a director, officer or representative of another corporation or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such action, except that in no case will a person be indemnified where the act or failure to act giving rise to the claim for indemnification is determined by an appropriate court to have constituted willful misconduct or recklessness.
The articles of incorporation of William Penn Bancorporation provide that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of William Penn Bancorporation also provide that William Penn Bancorporation will indemnify its employees and agents to such extent as shall be authorized by the board of directors and be permitted by law.
Special Meetings of Stockholders.   The bylaws of William Penn Bancorp provide that special meetings of the stockholders of William Penn Bancorp may be called by the Chairman, the President, a majority of the board of directors or upon the written request of the holders of not less than 20% of the outstanding capital stock of William Penn Bancorp entitled to vote at the meeting. The bylaws of William Penn Bancorporation provide that special meetings of stockholders may be called by the Chairman, the President or by two-thirds of the total number of directors. In addition, Maryland law provides that a special meeting of stockholders may be called by the Secretary upon written request of the holders of a majority of all the shares entitled to vote at a meeting.
Stockholder Nominations and Proposals.   The bylaws of William Penn Bancorp provide an advance notice procedure for stockholders to nominate directors or bring other business before an annual or special meeting of stockholders of William Penn Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of William Penn Bancorp’s board of directors or by a stockholder who has given appropriate notice to William Penn Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given William Penn Bancorp appropriate notice of its intention to bring that business before the meeting. William Penn Bancorp’s secretary must receive notice of the nomination or proposal in writing at least 5 days before the date of the annual meeting. If 5 days’ prior written notice of the nomination or proposal is not given to the Secretary, a stockholder may still make a proposal at the annual meeting and the proposal may be discussed and considered, but the proposal will be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more after the meeting.
William Penn Bancorporation’s bylaws also establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of William Penn Bancorporation. A person may not be nominated for election as a director unless that person is nominated by or at the direction of William Penn Bancorporation board of directors or by a stockholder who has given appropriate notice to William Penn Bancorporation before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given William Penn Bancorporation appropriate notice of its intention to bring that business before the meeting. William Penn Bancorporation’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to William Penn Bancorporation concerning the nature of the new business, the stockholder, the stockholder’s ownership in William Penn Bancorporation and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide William Penn Bancorporation with certain information concerning the nominee and the proposing stockholder.

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Advance notice of nominations or proposed business by stockholders gives William Penn Bancorporation’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.
Stockholder Action Without a Meeting.   Under Maryland law, action may be taken by stockholders of William Penn Bancorporation without a meeting if all stockholders entitled to vote on the action give written consent to taking such action without a meeting. The bylaws of William Penn Bancorp provide that action may be taken by stockholders without a meeting if all stockholders entitled to vote on the matter consent to the taking of such action without a meeting.
Stockholders’ Right to Examine Books and Records.   Pennsylvania law provides that stockholders of corporations such as William Penn Bancorp may inspect and make extracts from the share register, books and records of account, and records of the proceedings of the incorporators, stockholders and directors of the corporation after proper written notice for a proper purpose.
Under Maryland law, a stockholder who has been a stockholder of record for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least 20 days’ written notice, to inspect in person or by agent, the corporation’s books of account and its stock ledger. In addition, under Maryland law, any stockholder or his agent, upon at least seven days’ written notice, may inspect and copy during usual business hours, the corporation’s bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements. In addition, any stockholder or his agent, upon at least 20 days’ written notice, may request a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request.
Limitations on Voting Rights.   The articles of incorporation of William Penn Bancorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of William Penn Bancorporation or any subsidiary or a trustee of a plan.
In addition, Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of William Penn Bancorporation’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Mergers, Consolidations and Sales of Assets.   Under the Pennsylvania Business Corporation Law, a merger of William Penn Bancorp must be approved by the holders of a majority of the votes cast by all stockholders voting thereon, provided that no vote of the stockholders is required if: (i) the articles of incorporation of the surviving association are identical to the articles on incorporation of the corporation for which stockholder approval is not required, (ii) each outstanding share of the corporation for which stockholder approval is not required is to continue as or be converted into an identical share of the surviving association, and (iii) the plan of merger provides that the stockholders of the corporation for which stockholder approval is not required are to hold in the aggregate shares of the surviving association to be outstanding immediately after the effectiveness of the merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors. In addition, if prior to the adoption of the plan of merger and the effectiveness of the merger another entity owns 80% or more of the outstanding shares of each class of the corporation, or if no shares of the corporation have been issued, stockholder approval will not be required for the merger.
Pennsylvania law also provides that a majority of the stockholders entitled to vote must approve a sale of all or substantially all of the assets of William Penn Bancorp.
Under Maryland law, a merger or consolidation of William Penn Bancorporation requires approval of two-thirds of all votes entitled to be cast by stockholders, except that no approval by stockholders is required for a merger where William Penn Bancorporation is the surviving corporation if:
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The plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the stockholders;

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Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

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The number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

The articles of incorporation of William Penn Bancorporation reduce the vote required for a merger or consolidation to a majority of the total shares outstanding.
In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of William Penn Bancorporation.

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Under Maryland law, a sale of all or substantially all of William Penn Bancorporation’s assets other than in the ordinary course of business, or a voluntary dissolution of William Penn Bancorporation, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.
Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between William Penn Bancorporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of William Penn Bancorporation’s voting stock after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of William Penn Bancorporation at any time after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of William Penn Bancorporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between William Penn Bancorporation and an interested stockholder generally must be recommended by the board of directors of William Penn Bancorporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of William Penn Bancorporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of William Penn Bancorporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if William Penn Bancorporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Neither the articles of incorporation or bylaws of William Penn Bancorp nor the Pennsylvania laws applicable to William Penn Bancorp contain a provision that restricts business combinations between William Penn Bancorp and any interested stockholder in the manner set forth above. Under the Pennsylvania Business Corporation Law, certain anti-takeover provisions apply to Pennsylvania publicly traded companies. However, William Penn Bancorp is not publicly traded and therefore the statute does not apply.
Dissenters’ Rights of Appraisal.   Under the Pennsylvania Business Corporation Law, stockholders may, in the case of a merger or consolidation, obtain a judicial appraisal of the fair value of their shares if they have neither voted in favor of nor consented in writing to the merger or consolidation. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, are either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders, with certain exceptions.
Under Maryland law, stockholders of William Penn Bancorporation have the right to dissent from any plan of merger or consolidation to which William Penn Bancorporation is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise or certain other conditions are met. William Penn Bancorporation’s articles of incorporation provide that stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under the Maryland General Corporation Law unless the board of directors, pursuant to a resolution approved by a majority of the directors then in office, provides for such rights in connection with a transaction.
Evaluation of Offers; Other Corporate Constituencies.   The articles of incorporation of William Penn Bancorporation provide that its directors, in discharging their duties to William Penn Bancorporation and in determining what they reasonably believe to be in the best interest of William Penn Bancorporation, may, in addition to considering the effects of any action on stockholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon William Penn Bancorporation’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, William Penn Bancorporation and its subsidiaries and on the communities in which William Penn Bancorporation and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of William Penn Bancorporation; (d) whether a more favorable price could be obtained for William Penn Bancorporation’s stock or other securities in the future; (e) the reputation and business practices of the offer or and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of William Penn Bancorporation; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire William Penn Bancorporation is not in the best interest of William Penn Bancorporation, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.
By having these standards in the articles of incorporation of William Penn Bancorporation, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of William Penn Bancorporation, even if the price offered is significantly greater than the market price of any equity security of William Penn Bancorporation.
The current articles of incorporation of William Penn Bancorp do not contain a similar provision.

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Amendment of Governing Instruments.   Under the articles of incorporation of William Penn Bancorp, no amendment of the articles will be made unless proposed by the board of directors and approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required under applicable law. The articles of incorporation of William Penn Bancorporation generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.
The bylaws of William Penn Bancorp may be amended after approval of the amendment by a majority vote of the board of directors, or by a majority vote of the votes cast by the stockholders of the corporation at any legal meeting. The bylaws of William Penn Bancorporation may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of William Penn Bancorporation entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).
Restrictions on Acquisition of William Penn Bancorporation
General
Certain provisions in the articles of incorporation and bylaws of William Penn Bancorporation may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.
Articles of Incorporation and Bylaws of William Penn Bancorporation
Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.
Limitation on Voting Rights.   Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of William Penn Bancorporation or any subsidiary or a trustee of a plan.
Board of Directors.
Classified Board.   Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of William Penn Bancorporation.
Filling of Vacancies; Removal.   Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.
Qualification.   Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.
Prohibition of Cumulative Voting.   Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.
Special Meetings of Stockholders.   Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President, by two-thirds of the total number of directors or by the Secretary

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upon the written request of the holders of a majority of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Amendment of Articles of Incorporation.   Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.
Amendment of Bylaws.   Our articles of incorporation provide that our bylaws may not be adopted, repealed, altered, amended or rescinded by stockholders except by the affirmative vote of the holders of at least 75% of the voting stock.
Advance Notice Provisions for Stockholder Nominations and Proposals.   Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of William Penn Bancorporation and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.
Authorized but Unissued Shares of Capital Stock.   Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Regulatory Restrictions
Maryland Corporate Law and Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between William Penn Bancorporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of William Penn Bancorporation’s voting stock after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of William Penn Bancorporation at any time after the date on which William Penn Bancorporation had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of William Penn Bancorporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between William Penn Bancorporation and an interested stockholder generally must be recommended by the board of directors of William Penn Bancorporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of William Penn Bancorporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of William Penn Bancorporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if William Penn Bancorporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Federal Reserve Board Regulations.   Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

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The acquisition of 10% or more of our outstanding common stock may trigger provisions of the Bank Holding Company Act, the Change in Bank Control Act of 1978 and the Federal Reserve Board’s Regulation Y.
Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as William Penn Bancorporation unless the Federal Reserve Board has been given 60 days’ prior written notice and has not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with William Penn Bancorporation, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.
Description of William Penn Bancorporation Capital Stock
The common stock of William Penn Bancorporation represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.
General
William Penn Bancorporation is authorized to issue 150,000,000 shares of common stock having a par value of $0.01 per share and 50,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of William Penn Bancorporation’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. William Penn Bancorporation will not issue any shares of preferred stock in the conversion and offering.
Common Stock
Dividends.   William Penn Bancorporation can pay dividends if, as and when declared by its board of directors. The payment of dividends by William Penn Bancorporation is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of William Penn Bancorporation will be entitled to receive and share equally in dividends declared by the board of directors of William Penn Bancorporation. If William Penn Bancorporation issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.
Voting Rights.   The holders of common stock of William Penn Bancorporation will possess exclusive voting rights in William Penn Bancorporation. They will elect William Penn Bancorporation’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of William Penn Bancorporation,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If William Penn Bancorporation issues preferred stock, holders of William Penn Bancorporation preferred stock may also possess voting rights.
Liquidation.   If there is any liquidation, dissolution or winding up of William Penn Bank, William Penn Bancorporation, as the sole holder of William Penn Bank’s capital stock, would be entitled to receive all of William Penn Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of William Penn Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of William Penn Bancorporation, the holders of its common stock would be entitled to receive all of the assets of William Penn Bancorporation available for distribution after payment or provision for payment of all its debts and liabilities. If William Penn Bancorporation issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.
Preemptive Rights; Redemption.   Holders of the common stock of William Penn Bancorporation will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.
Preferred Stock
William Penn Bancorporation will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
Exclusive Forum for Certain Stockholder Litigation Matters
The bylaws of William Penn Bancorporation provide that, unless William Penn Bancorporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of William Penn Bancorporation, (ii) any action asserting a claim of breach of a fiduciary duty owed to William Penn Bancorporation or William Penn Bancorporation’s stockholders by any director, officer or other employee of William Penn Bancorporation, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland. This exclusive forum provision does not apply to claims arising under the federal securities laws.

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Transfer Agent and Registrar
The transfer agent and registrar for the common stock of William Penn Bancorporation will be Continental Stock Transfer & Trust Company.
Registration Requirements
In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.
Legal and Tax Opinions
The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. S.R. Snodgrass, P.C. has provided an opinion to us regarding the Pennsylvania income tax consequences of the conversion. Kilpatrick Townsend & Stockton LLP and S.R. Snodgrass, P.C. have consented to the references to their opinions in this proxy statement/prospectus. Certain legal matters will be passed upon for Piper Sandler & Co. by Silver Friedman Taff & Tiernan LLP, Washington, DC.
Experts
The consolidated financial statements of William Penn Bancorp and subsidiary as of June 30, 2020 and 2019, and for the years then ended, have been included in this proxy statement/prospectus in reliance upon the report of S.R. Snodgrass, P.C., an independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.
RP Financial, LC. has consented to the summary in this proxy statement/prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this proxy statement/prospectus.
Submission of Business Proposals and Stockholder Nominations
If the conversion is completed as expected, William Penn Bancorp will no longer exist. William Penn Bancorp will not hold an annual meeting of stockholders during the fiscal year ending June 30, 2021 if the conversion is completed as expected.
If the conversion is not completed, William Penn Bancorp will hold its annual meeting of stockholders during the fiscal year ending June 30, 2021. William Penn Bancorp’s bylaws provide that, to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than five days before the date of the annual meeting. A copy of the bylaws may be obtained from William Penn Bancorp.
If the conversion is completed as expected, William Penn Bancorporation will hold its first annual meeting of stockholders as a public company in 2021. Under William Penn Bancorporation’s bylaws a person may not be nominated for election as a director unless that person is nominated by or at the direction of the William Penn Bancorporation board of directors or by a stockholder who has given appropriate notice to William Penn Bancorporation before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given William Penn Bancorporation appropriate notice of its intention to bring that business before the meeting. William Penn Bancorporation’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
Stockholder Communications
William Penn Bancorp encourages stockholder communications to the board of directors and/or individual directors. Stockholders who wish to communicate with the board of directors or an individual director should send their communications to the care of Jonathan T. Logan, Corporate Secretary, 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.
Miscellaneous
William Penn Bancorp will pay the cost of this proxy solicitation. William Penn Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of William Penn Bancorp. Additionally, directors, officers and other employees of William Penn Bancorp may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. William Penn Bancorp has retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist it in soliciting proxies and has agreed to pay them a fee of $5,000 plus reasonable expenses for these services.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing

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and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one Annual Report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.
Where You Can Find More Information
We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This proxy statement/prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”
William Penn, MHC has filed an application for approval of the plan of conversion with the Federal Reserve Board and William Penn Bancorporation has filed an application to become a bank holding company, and acquire all of William Penn Bank’s outstanding common stock, with the Federal Reserve Board. This proxy statement/prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Bank of Philadelphia, Ten Independence Mall, Philadelphia, Pennsylvania 19106.
William Penn Bancorporation also has filed an application with the Pennsylvania Department of Banking and Securities to acquire control of William Penn Bank. The application may be examined at the principal office of the Pennsylvania Department of Banking and Securities located at 17 North Second Street, Suite 1300, Harrisburg, Pennsylvania 17101. This proxy statement/prospectus omits certain information contained in that application.
A copy of the plan of conversion is available without charge from William Penn Bank by contacting the Stock Information Center.
The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Federal Reserve Board. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Reserve Board as described above.

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Index to Consolidated Financial Statements of William Penn Bancorp
Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Statements of Financial Condition as September 30, 2020 (unaudited) and June 30, 2020 and 2019	F-2
Consolidated Statements of Income for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-3
Consolidated Statements of Comprehensive Income for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-4
Consolidated Statements of Changes In Stockholders’ Equity for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-5
Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019	F-6
Notes to Consolidated Financial Statements	F-7
All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.
Separate financial statements for William Penn Bancorporation have not been included in this proxy statement/prospectus because William Penn Bancorporation, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of William Penn Bancorp, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial condition of William Penn Bancorp, Inc. and subsidiaries (the “Company”) as of June 30, 2020 and 2019; the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended; and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company, in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2008.
Cranberry Township, Pennsylvania
October 6, 2020

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except share and per share amounts)
As of September 30, 2020 (unaudited) and June 30, 2020 and 2019
	September 30, 2020	June 30, 2020	June 30, 2019
	(unaudited)
ASSETS
Cash and due from banks	$11,336	$21,385	$8,260
Interest bearing deposits with other banks	34,539	56,755	17,908
Federal funds sold	10,207	4,775	—
Total cash and cash equivalents	56,082	82,915	26,168
Interest-bearing time deposits	2,300	2,300	8,486
Securities available for sale	123,597	89,998	20,660
Securities held to maturity, fair value of $0, $0, and $1,937, respectively	—	—	1,906
Loans receivable, net of allowance for loan losses of $3,585 (unaudited), $3,519 and $3,209, respectively	497,630	508,605	326,017
Premises and equipment, net	13,924	16,733	8,406
Regulatory stock, at cost	3,219	4,200	2,785
Deferred income taxes	4,448	4,817	2,111
Bank-owned life insurance	14,870	14,758	11,203
Goodwill	4,858	4,858	4,858
Intangible assets	1,128	1,192	1,172
Accrued interest receivable and other assets	9,497	6,076	2,057
TOTAL ASSETS	$731,553	$736,452	$415,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$581,493	$559,848	$281,206
Advances from Federal Home Loan Bank	41,000	64,892	50,000
Advances from borrowers for taxes and insurance	2,910	4,536	3,814
Accrued interest payable and other liabilities	10,644	10,811	4,179
TOTAL LIABILITIES	636,047	640,087	339,199
Commitments and contingencies	—	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued	—	—	—
Common Stock, $.10 par value, 49,000,000 shares authorized; 4,667,304 and 4,158,113 shares issued and 4,489,345 and 3,980,154 shares outstanding at both September 30, 2020 (unaudited) and June 30, 2020 and at June 30, 2019, respectively.	467	467	416
Additional paid-in capital	42,932	42,932	22,441
Treasury Stock, 177,959 shares at cost at September 30, 2020 (unaudited), June 30, 2020 and June 30, 2019, respectively.	(3,710)	(3,710)	(3,710)
Retained earnings	55,384	56,600	57,255
Accumulated other comprehensive income	433	76	228
TOTAL WILLIAM PENN BANCORP, INC. STOCKHOLDERS’ EQUITY	95,506	96,365	76,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$731,553	$736,452	$415,829
See accompanying notes to consolidated financial statements

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share and per share amounts)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three Months Ended September 30,		Year Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
INTEREST INCOME
Loans receivable, including fees	$5,893	$4,151	$17,914	$16,595
Securities	653	273	1,557	415
Other	111	152	346	811
Total Interest Income	6,657	4,576	19,817	17,821
INTEREST EXPENSE
Deposits	1,081	873	3,604	2,297
Borrowings	359	330	1,414	1,294
Total Interest Expense	1,440	1,203	5,018	3,591
Net Interest Income	5,217	3,373	14,799	14,230
Provision For Loan Losses	66	—	626	88
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,151	3,373	14,173	14,142
OTHER INCOME
Service fees	183	139	569	483
Realized losses on sale of REO, net	—	—	—	(30)
Gain on sale of loans	—	—	—	12
Gain on sale of securities	—	93	238	140
Earnings on bank-owned life insurance	112	83	347	327
Gain on bargain purchase	—	—	746	—
Gain on sale of premises and equipment	15	—	—	—
Other	90	32	260	195
Total Other Income	400	347	2,160	1,127
OTHER EXPENSES
Salaries and employee benefits	2,554	1,571	6,855	6,438
Occupancy and equipment	759	295	1,784	1,096
Data processing	422	304	1,155	692
Professional fees	188	102	451	277
Merger related expenses	—	—	3,294	796
Amortization on intangible assets	64	59	242	260
Prepayment penalties	161	—	—	—
Other	587	315	1,611	894
Total Other Expense	4,735	2,646	15,392	10,453
Income Before Income Taxes	816	1,074	941	4,816
Income Tax Expense (Benefit)	146	220	(387)	1,060
NET INCOME	$670	$854	$1,328	$3,756
Basic and diluted earnings per share	$0.15	$0.21	$0.33	$0.94
See accompanying notes to consolidated financial statements

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three Months Ended September,		Year Ended June,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Net income	$670	$854	$1,328	$3,756
Other comprehensive income (loss):
Changes in net unrealized gain (loss) on securities available for sale	460	(148)	46	151
Tax effect	(103)	30	(10)	(31)
Reclassification adjustment for gain recognizd in net income	—	(93)	(238)	(140)
Tax effect	—	21	50	29
Other comprehensive income (loss), net of tax	357	(190)	(152)	9
Comprehensive income	$1,027	$664	$1,176	$3,765
See accompanying notes to consolidated financial statements

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands, except share amounts)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Number of Shares	Common Stock	Additional Paid-in capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, June 30, 2018	3,463,059	$364	$10,243	$(3,710)	$54,779	$219	$61,895
Net income	—	—	—	—	3,756	—	3,756
Other comprehensive income	—	—	—	—	—	9	9
Dividend paid ($0.32 per share)	—	—	—	—	(1,280)	—	(1,280)
Merger with Audubon Savings Bank	517,095	52	12,198	—	—	—	12,250
Balance, June 30, 2019	3,980,154	$416	$22,441	$(3,710)	$57,255	$228	$76,630
Net income (unaudited)	—	—	—	—	854	—	854
Other comprehensive loss (unaudited)	—	—	—	—	—	(190)	(190)
Dividend paid ($0.50 per share) (unaudited)	—	—	—	—	(1,983)	—	(1,983)
Balance, September 30, 2019	3,980,154	$416	$22,441	$(3,710)	$56,126	$38	$75,311

	Number of Shares	Common Stock	Additional Paid-in capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, June 30, 2019	3,980,154	$416	$22,441	$(3,710)	$57,255	$228	$76,630
Net income	—	—	—	—	1,328	—	1,328
Other comprehensive loss	—	—	—	—	—	(152)	(152)
Dividend paid ($0.50 per share)	—	—	—	—	(1,983)	—	(1,983)
Merger with Fidelity Savings and Loan Association	255,325	26	11,351	—	—	—	11,377
Merger with Washington Savings Bank	253,866	25	9,140	—	—	—	9,165
Balance, June 30, 2020	4,489,345	$467	$42,932	$(3,710)	$56,600	$76	$96,365
Net income (unaudited)	—	—	—	—	670	—	670
Other comprehensive income (unaudited)	—	—	—	—	—	357	357
Dividend paid ($0.42 per share) (unaudited)	—	—	—	—	(1,886)	—	(1,886)
Balance, September 30, 2020	4,489,345	$467	$42,932	$(3,710)	$55,384	$433	$95,506
See accompanying notes to consolidated financial statements

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three Months Ended September 30,		Year ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net income	$670	$854	$1,328	$3,756
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	66	—	626	88
Depreciation expense	309	98	582	408
Other accretion, net	(966)	(171)	(545)	(265)
Deferred income taxes	270	243	51	(544)
Impact of tax law change	—	—	(408)	—
Proceeds from gain on sale of loans	—	—	—	604
Origination of loans sold	—	—	—	(592)
Gain on sale of loans	—	—	—	(12)
Gain on sale of premises and equipment	(15)	—	—	—
Gain on bargain purchase	—	—	(746)	—
Loss on sale of other real estate owned	—	—	—	30
Amortization of core deposit intangibles	64	59	242	260
Gain on sale of securities	—	(93)	(238)	(140)
Earnings on bank-owned life insurance	(112)	(83)	(347)	(327)
Other, net	(1,225)	(39)	(395)	(511)
Net Cash (Used) Provided by Operating Activities	(939)	868	150	2,755
Cash Flows from Investing Activities Securities available for sale:
Purchases	(42,523)	(22,037)	(98,928)	(20,907)
Maturities, calls and principal paydowns	9,099	3,398	19,439	1,198
Proceeds from sale of securities	—	4,309	13,575	40,383
Securities held to maturity:
Maturities, calls and principal paydowns	—	—	268	1,252
Net decrease (increase) in loans receivable	11,272	(406)	(4,960)	(5,834)
Interest bearing time deposits:
Purchases	—	—	(1,500)	(1,499)
Maturities & principal paydowns	—	1,999	7,986	25,435
Regulatory stock purchases	—	—	—	(983)
Regulatory stock redemptions	981	7	133	2,535
Proceeds from sale of other real estate owned	—	—	—	250
Purchases of premises and equipment, net	(302)	(709)	(1,814)	(247)
Proceeds from the sale of premises and equipment	425	—	8	—
Acquisitions, net of cash acquired	—	—	48,848	6,693
Net Cash (Used) Provided by Investing Activities	(21,048)	(13,439)	(16,945)	48,276
Cash Flows from Financing Activities Net increase (decrease) in deposits	21,863	5,169	77,117	(6,631)
Proceeds from Federal Home Loan Bank advances	—	—	12,000	19,000
Repayment of Federal Home Loan Bank advances	(23,197)	—	(14,031)	(52,880)
Increase (decrease) in advances from borrowers for taxes and insurance	(1,626)	(1,781)	439	800
Cash dividends	(1,886)	(1,983)	(1,983)	(1,280)
Net Cash (Used) Provided for Financing Activities	(4,846)	1,405	73,542	(40,991)
Net (Decrease) Increase in Cash and Cash Equivalents	(26,833)	(11,166)	56,747	10,040
Cash and Cash Equivalents – Beginning	82,915	26,168	26,168	16,128
Cash and Cash Equivalents – Ending	$56,082	$15,002	$82,915	$26,168
Supplementary Cash Flows Information
Interest paid	$1,513	$1,205	$5,157	$3,610
Income taxes paid	25	12	12	12
Transfers from loans to other real estate owned	—	—	—	178
Transfers of securities from held to maturity to available for sale	—	—	1,637	—
Operating lease right-of-use asset recorded	—	—	1,789	—
Operating lease liabilities recorded	—	—	1,771	—
Premises transferred to held for sale	2,392	—	—	—
Acquisition of noncash assets and liabilities:
Assets acquired	—	—	244,854	149,149
Liabilities assumed	—	—	223,566	141,757
See accompanying notes to consolidated financial statements

Notes to the Consolidated Financial Statements
(For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the years ended June 30, 2020 and 2019)
Note 1 — Nature of Operations
William Penn Bancorp, Inc. (the “Company”) is a Pennsylvania chartered mid-tier stock holding company and owns 100% of the outstanding common stock of William Penn Bank (the “Bank”), a Pennsylvania chartered stock savings bank. The Bank offers consumer and commercial banking services to individuals, businesses, and nonprofit organizations throughout the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington and Camden Counties in New Jersey. The Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. The Bank is supervised and regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Pennsylvania Department of Banking and Securities.
On September 16, 2020, the Board of Directors of the Company together with the Board of Directors of William Penn, MHC (the “MHC”), a top-tier mutual holding company, and the Bank, unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company to the public and the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company in a transaction commonly referred to as a “second step” conversion. Management anticipates the transaction will be completed during the first half of the 2021 calendar year.
Note 2 — Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, the Bank, and the Bank’s wholly owned subsidiaries, WPSLA Investment Corporation (“WPSLA”), Fidelity Asset Recovery Specialists, LLC, and Washington Service Corporation (“WSC”). WPSLA is a Delaware corporation organized in April 2000 to hold investment securities and loans for the Bank. At September 30, 2020, WPSLA held $95.4 million of the Bank’s $123.6 million investment securities portfolio and $30.2 million of the Bank’s $501.2 million loan portfolio. Fidelity Asset Recovery Specialists, LLC is Pennsylvania limited liability company organized in March 2015 that William Penn Bank acquired in connection with its acquisition of Fidelity Savings Association of Bucks County (“Fidelity”) in May 2020. Fidelity Asset Recovery Specialists, LLC, which is currently inactive and in the process of dissolution, was formerly utilized by Fidelity to manage and hold other real estate owned properties in Pennsylvania until disposition. WSC is a Pennsylvania corporation organized in October 2000 that William Penn Bank acquired in connection with its acquisition of Washington Savings Bank (“Washington”) in May 2020. WSC held commercial real estate, including a branch office, located in Philadelphia, Pennsylvania that was owned by Washington and was sold by William Penn Bank in September 2020. WSC is currently inactive and is in the process of dissolution. All significant intercompany accounts and transactions have been eliminated. Management makes significant operating decisions based upon the analysis of the entire Company and financial performance is evaluated on a company-wide basis. Accordingly, the various financial services and products offered are aggregated into one reportable operating segment: community banking as under guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC” or “codification”) Topic 280 for Segment Reporting.
Use of Estimates in the Preparation of Financial Statements
These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The significant estimates include the allowance for loan losses, goodwill, intangible assets, income taxes, postretirement benefits, and the fair value of investment securities. Actual results could differ from those estimates and assumptions.
Presentation of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and interest-bearing demand deposits.
Revenue Recognition
Management determined that the primary sources of revenue emanating from interest and dividend income on loans and investments along with noninterest revenue resulting from investment security and loan gains (losses), and earnings on bank owned life insurances are not within the scope of ASC 606. The main types of noninterest income within the scope of the standard include service charges on deposit accounts. The Company has contracts with its deposit customers where fees are charged if certain parameters are not met. These agreements can be cancelled at any time by either the Company or the deposit customer. Revenue from these transactions is recognized on a monthly basis as the Company has an unconditional right to the fee consideration. The Company also has transaction fees related to specific transactions or activities resulting from a customer request or activity that include overdraft fees, online banking fees, interchange fees, ATM fees and other transaction fees, as well as bargain purchase gain. These fees are attributable to specific performance obligations of the Company where the revenue is recognized at a defined point in time upon the completion of the requested service/transaction.

Investment Securities
The Company classifies and accounts for debt securities as follows:
Held-to-Maturity — Debt securities that management has the positive intent and ability to hold to maturity are classified as “held-to-maturity” and are recorded at amortized cost. Premiums are amortized and discounts are accreted using the interest method over the estimated remaining term of the underlying security.
Available-for-Sale — Debt securities that will be held for indefinite periods of time that may be sold in response to changes to market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported net of tax in other comprehensive income. Realized gains and losses on the sale of investment securities are recorded as of trade date and reported in the Consolidated Statements of Income and determined using the adjusted cost of the specific security sold.
The Company determines whether any unrealized losses are temporary in accordance with guidance under FASB ASC Topic 320 for Investments — Debt Securities. The evaluation is based upon factors such as the creditworthiness of the issuers/guarantors, the underlying collateral, if applicable, and the continuing performance of the securities. Management also evaluates other facts and circumstances that may be indicative of an other-than-temporary impairment (“OTTI”) condition. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, and near-term prospects of the issuer.
Accounting guidance for debt securities requires the Company to assess whether the loss existed by considering whether (1) the Company has the intent to sell the security, (2) it is more likely than not that it will be required to sell the security before recovery, or (3) it does not expect to recover the entire amortized cost basis of the security. The guidance requires the Company to bifurcate the impact on securities where impairment in value was deemed to be other than temporary between the component representing credit loss and the component representing loss related to other factors. The portion of the fair value decline attributable to credit loss must be recognized through a charge to earnings. The difference between the fair market value and the credit loss is recognized in other comprehensive income.
Regulatory Stock, at Cost
Common stock of the Federal Home Loan Bank of Pittsburgh (“FHLB”) and Atlantic Community Bankers Bank (“ACBB”) represent ownership in institutions which are wholly owned by other financial institutions. These restricted equity securities are accounted for at cost. The Company invests in Federal Home Loan Bank of Pittsburgh (“FHLB”) stock as required to support borrowing activities, as detailed in Note 13 to these consolidated financial statements. Although FHLB stock is an equity interest in a FHLB, it does not have a readily determinable fair value because its ownership is restricted and it lacks a market. FHLB stock can be sold back only at its par value of $100 per share and only to the FHLBs or to another member institution. The Company evaluates these investments for impairment on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Company reviews these stocks for impairment based on guidance from FASB ASC Topic 320 for Investments — Debt Securities and FASB ASC Topic 942 for Financial Services — Depository and Lending and has concluded that its investment is not impaired.
Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. Generally, the Company amortizes loan origination fees and costs over the contractual life of the loan.
The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for at least six months and the ultimate collectability of the total contractual principal and interest is no longer in doubt.
Loans Acquired with Deteriorated Credit Quality
The Company accounts for loans acquired with deteriorated credit quality in accordance with the provisions included in FASB ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality. For these loans, the Company determined that there is evidence of deterioration in credit quality since the origination of the loan and that it was probable, at the acquisition date, that the Company will be unable to collect all contractually required payments receivable.
These loans are accounted for individually or aggregated into pools of loans based on common risk characteristics (e.g., credit score, loan type, and date of origination). The Company estimates the amount and timing of expected cash flows for each purchased loan or pool, and the expected cash flows in excess of amount paid is recorded as interest income over the remaining life of the loan or pool (accretable yield). The excess of the loan’s, or pool’s, contractual principal and interest over expected cash flows is not recorded (nonaccretable difference).

Over the life of the loan or pool, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected future cash flows is greater than the carrying amount, the excess is recognized as part of future interest income.
Allowance for Loan Losses
The allowance for loan losses is determined by management based upon portfolio segment, past experience, evaluation of estimated loss and impairment in the loan portfolio, current economic conditions, and other pertinent factors. Management also considers risk characteristics by portfolio segments including, but not limited to, renewals and real estate valuations. The allowance for loan losses is maintained at a level that management considers appropriate to provide for estimated losses and impairment based upon an evaluation of known and inherent risk in the loan portfolio. Loan impairment is evaluated based on the fair value of collateral or estimated net realizable value. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations. The allowance for loan losses is established through a provision for loan losses charged to expense which is based upon past loan and loss experience and an evaluation of estimated losses in the current loan portfolio, including the evaluation of impaired loans.
Under the accounting guidance FASB ASC Topic 310 for Receivables, a loan is considered to be impaired when, based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired. When all or a portion of the loan is deemed uncollectible, the uncollectible portion is charged-off. The measurement is based either on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral dependent. Impairment losses are included in the provision for loan losses.
Loan Charge-off Policies
Consumer loans are generally fully or partially charged down to the fair value of collateral securing the asset when the loan is 180 days past due for open-end loans or 90 days past due for closed-end loans unless the loan is well secured and in the process of collection. All other loans are generally charged down to the net realizable value when the loan is 90 days past due.
Troubled Debt Restructurings (“TDRs”)
The Company considers a loan a TDR when the borrower is experiencing financial difficulty and the Company has granted a concession that it would not otherwise consider but for the borrower’s financial difficulties. A TDR includes a modification of debt terms or assets received in satisfaction of the debt (which may include foreclosure or deed in lieu of foreclosure) or a combination of types. The Company evaluates selective criteria to determine if a borrower is experiencing financial difficulty including the ability of the borrower to obtain funds from sources other than the Bank at market rates. The Company evaluates all TDR loans for impairment on an individual basis in accordance with ASC 310. Management does not consider a loan a TDR if the loan modification was a result of a customer retention program.
Transfers of Financial Assets
Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Premises and Equipment
Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the following estimated useful lives of the related assets:
Years
Office buildings and improvements	5 – 33
Furniture, fixtures, and equipment	5 – 10
Automobiles	4
Other Real Estate Owned
Real estate owned acquired in settlement of foreclosed loans is carried as a component of other assets at fair value minus estimated cost to sell. Prior to foreclosure, the estimated collectible value of the collateral is evaluated to determine whether a partial charge-off of the loan balance is necessary. After transfer to real estate owned, any subsequent write-downs are charged against other operating expenses. Direct costs incurred in the foreclosure process and subsequent holding costs incurred on such properties are recorded as expenses of current operations.
Income Taxes
Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Goodwill and Intangible Assets
Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. In certain circumstances, the Company will record a gain on bargain purchase when the fair value of the net assets of the acquired company exceeds the fair value of the equity of the acquired company. When calculating goodwill or a gain on bargain purchase in accordance with FASB ASC 805-30-55-3, the Company evaluates whether the fair value of equity of the acquired company is a more reliable measure than the fair value of the equity interests transferred. The Company considers the assumptions required to calculate the fair value of equity of an acquired company using discounted cash flow models (income approach) and/or change of control premium models (market approach) which are generally based on a higher level of market participant inputs and therefore a lower level of subjectivity when compared to the assumptions required to calculate the fair value of equity interests transferred under a fair value pricing model. As a result, the Company considers the calculation of the fair value of the equity of an acquired company to be more reliable than the calculation of the fair value of the equity interests transferred. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Intangible assets consist of core deposit intangibles arising from whole bank acquisitions. These intangible assets are measured at fair value and then amortized on an accelerated method over their estimated useful lives of ten years.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the Consolidated Statements of Financial Condition when they are funded.
Bank-owned Life Insurance
The Company funds the purchase of insurance policies on the lives of certain former officers and employees of the Company. The policies were purchased to help offset the increase in the costs of various fringe benefit plans, including healthcare. The Company has recognized any change in cash surrender value of life insurance in other income in the Company’s Consolidated Statements of Income.
Comprehensive Income
The Company presents a separate financial statement of comprehensive income that includes amounts from transactions and other events excluded from the Company’s Consolidated Statements of Income and recorded directly to retained earnings.
Business Combinations
At the date of acquisition, the Company records the assets and liabilities of the acquired companies at fair value. The results of operations for acquired companies are included in the Company’s Consolidated Statements of Income beginning at the acquisition date. Expenses arising from acquisition activities are recorded in the Consolidated Statements of Income during the period incurred.
Segment Reporting
The Company acts as an independent community financial services provider and offers traditional banking and related financial services to individual, business, and government customers. Through its branch network, the Bank offers a full array of commercial and retail financial services, including; the taking of time, savings and demand deposits; the making of commercial and mortgage loans; and the providing of other financial services. Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial and retail operations of the Bank. As such, discrete financial information is not available and segment reporting would not be meaningful.
Reclassifications
Certain amounts in the previous year financial statements have been reclassified to conform to the current year presentation. These reclassifications have no impact on prior year net income or stockholders’ equity.
Recent Accounting Pronouncements
Effective July 1, 2018, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers — Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact to the measurement or recognition of revenue of prior periods. Management determined that the primary sources of revenue emanating from interest and dividend income on loans and investments along with noninterest revenue resulting from investment security gains, and earnings on bank owned life insurances are not within the scope of ASC 606. As a result, no changes were made during the period related to these sources of revenue. The main types of noninterest income within the scope of the standard are as follows: service charges on deposit accounts — the Company has contracts with its deposit customers where fees are charged if certain parameters are not met. These agreements can be cancelled at any time by either the Company or the deposit customer. Revenue from these transactions is recognized on a monthly basis as the Company has an unconditional right to the fee consideration. The Company also has transaction fees related to specific transactions or activities resulting from a customer request or activity that include overdraft fees, online banking fees, interchange fees, ATM fees and other transaction fees. These fees are attributable to specific performance obligations of the Company where the revenue is recognized at a defined point in time upon the completion of the requested service/transaction.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This ASU revises lessee accounting. Under the new guidance, lessees are required to recognize a lease liability and a right-of-use asset for substantially all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. ASU 2016-02 is effective for the first interim period within annual periods beginning after December 15, 2018, with early adoption permitted. Adoption using the comparative modified retrospective transition approach was required; however, in July 2018, the FASB issued ASU 2018-11, Leases-Targeted Improvements, which provides an optional transition method whereby comparative periods presented in the financial statements in the period of adoption do not need to be restated under Topic 842. The Company adopted this guidance and its related amendments on July 1, 2019 using the transition option in ASU 2018-11 and the results of this adoption are recorded in the Consolidated Statements of Financial Condition. See Note 19 for additional disclosures resulting from the Company’s adoption of this standard.
Subsequent to adopting ASU 2016-02, the FASB issued ASU No. 2019-01, Leases (Topic 842): Codification Improvements, which makes targeted changes to lessor accounting and clarifies interim transition disclosure requirements upon adopting Topic 842. The guidance is effective for annual periods beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption is permitted. The Company adopted this guidance on July 1, 2019. See Note 19 for additional disclosures resulting from the Company’s adoption of this standard.
Note 3 — Earnings Per Share
The following table presents a calculation of basic and diluted earnings per share for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019. Earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding. There are no convertible securities which would affect the numerator in calculating basic and diluted earnings per share; therefore, the net income of $670 thousand and 854 thousand for the three months ended September 30, 2020 and 2019 and the net income of $1.3 million and $3.8 million for the years ended June 30, 2020 and 2019, respectively, was used as the numerator.
The following table sets forth the composition of the weighted average common shares (denominator) used in the basic and diluted earnings per share computation.
	Three months ended September 30,		Year ended June 30,
	2020	2019	2020	2019
Weighted-average common shares outstanding	4,667,304	4,158,113	4,242,978	4,156,696
Average treasury stock shares	(177,959)	(177,959)	(177,959)	(177,959)
Average unearned ESOP shares	—	—	—	—
Weighted-average common shares and common stock equivalents used to calculate basic and diluted earnings per share	4,489,345	3,980,154	4,065,019	3,978,737
Net Income	$670	$854	$1,328	$3,756
Basic and diluted earnings per share	$0.15	$0.21	$0.33	$0.94
Note 4 — Business Combinations
Acquisition of Fidelity Savings and Loan Association of Bucks County
On May 1, 2020, William Penn Bank completed its acquisition of Fidelity Savings and Loan Association of Bucks County (“Fidelity”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 5, 2019, by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and Fidelity (the “Fidelity Merger Agreement”). At the effective time of the merger, Fidelity was merged with and into William Penn Bank, with William Penn Bank as the surviving institution, and the depositors of Fidelity became depositors of William Penn Bank, with the same rights and privileges in William Penn, MHC as if their accounts had been established at William Penn Bank on the date established at Fidelity. As part of the transaction, pursuant to the terms of the Fidelity Merger Agreement, William Penn Bancorp, Inc. issued 255,325 shares of its common stock to William Penn, MHC.
The acquisition of Fidelity increased the Company’s market share in southeastern Pennsylvania and provided the Company with one new branch location. The results of Fidelity’s operations are included in the Company’s Consolidated Statements of Income for the period beginning on May 1, 2020, the date of the acquisition, through September 30, 2020.
The acquisition of Fidelity was accounted for using the acquisition method of accounting for a mutual-to-mutual merger and, accordingly, assets acquired, liabilities assumed, and equity were recorded at their estimated fair values as of the acquisition date. The excess of the fair value of net assets acquired over the fair value of the equity acquired was recorded as a gain on bargain purchase in the amount of $613 thousand, which was recognized immediately as income in the Company’s consolidated statements of income. The gain on bargain purchase was primarily due to lower estimated discounted future cash flows used to calculate the estimated fair value of equity due to the uncertainty of the COVID-19 pandemic, as well as a decline in public peer bank stocks pricing used to estimate change of control premium fair values when estimating the fair value of equity due to the COVID-19 pandemic. The assets purchased and liabilities assumed in the merger were recorded at their estimated fair values at the time of closing, subject to refinement for up to one year after the closing date. There were no adjustments to the fair value measurements of assets or liabilities in fiscal 2020.
In connection with the acquisition of Fidelity, the fair value of equity, and the fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition are summarized in the following table:
(Dollars in thousands)
Fair Value of Equity		$11,377
Assets acquired:
Cash and due from financial institutions	$26,867
Interest-bearing time deposits	462
Loans receivable, net	55,949
Premises and equipment	747
Regulatory stock	334
Deferred income taxes	564
Other real estate owned	100
Core deposit intangible	65
Accrued interest receivable	209
Other assets	272
Total assets	$85,569
Liabilities assumed:
Deposits	$(66,409)
Advances from Federal Home Loan Bank	(5,688)
Accrued interest payable	(5)
Other liabilities	(1,477)
Total liabilities	$(73,579)
Net assets acquired		11,990
Gain on Bargain Purchase		$(613)
In many cases, the fair values of assets acquired and liabilities assumed were determined by estimating the cash flows expected to result from those assets and liabilities and discounting them at appropriate market rates. The most significant category of assets for which this procedure was used was acquired loans. The excess of expected cash flows above the fair value of loans will be accreted to interest income over the remaining lives of the loans in accordance with FASB ASC 310-20.
Certain loans, for which specific credit-related deterioration was identified, are recorded at fair value, reflecting the present value of the amounts expected to be collected. Income recognition on these loans is based on a reasonable expectation of the timing and amount of cash flows to be collected. The timing of the sale of loan collateral was estimated for acquired loans deemed impaired and considered collateral dependent. For these collateral dependent impaired loans, the excess of the future expected cash flow over the present value of the future expected cash flow represents the accretable yield, which will be accreted into interest income over the estimated liquidation period using the effective interest method.
The following table details the loans that are accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal and interest at acquisition	$619
Contractual cash flows not expected to be collected (nonaccretable difference)	431
Expected cash flows at acquisition	188
Interest component of expected cash flows (accretable discount)	27
Fair value of acquired loans accounted for under FASB ASC 310-30	$161

Acquired loans not subject to the requirements of FASB ASC 310-30 are recorded at fair value. The fair value mark on each of these loans will be accreted into interest income over the remaining life of the loan. The following table details loans that are not accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal at acquisition	$56,785
Contractual cash flows not expected to be collected (credit mark)	1,240
Expected cash flows at acquisition	55,545
Interest rate premium mark	243
Fair value of acquired loans not accounted for under FASB ASC 310-30	$55,788
In accordance with GAAP, there was no carryover of the allowance for loan losses that had been previously recorded by Fidelity.
In connection with the acquisition of Fidelity, the Company recorded a net deferred income tax asset of $564 thousand related to tax attributes of the acquired company, along with the tax effects of fair value adjustments resulting from applying the acquisition method of accounting.
The fair value of savings and transaction deposit accounts acquired from Fidelity provide value to the Company as a source of stable and low-cost funds. The fair value of the core deposit intangible (“CDI”) was determined based on a discounted cash flow analysis. To calculate cash flows, deposit account servicing costs (net of deposit fee income) and interest expense on deposits were compared to the cost of alternative funding sources available to the Company. The life of the deposit base and projected deposit attrition rates were determined using industry historical deposit data. The CDI was valued at $65 thousand or 0.17% of acquired core deposits. The intangible asset is being amortized on an accelerated basis over ten years. Amortization for the year ended June 30, 2020 was $2 thousand.
Certificates of deposit accounts were valued by comparing the contractual cost of the portfolio to an alternative deposit portfolio bearing current market rates. The portfolio was segregated into pools based on remaining maturity. For each pool, the projected cash flows from maturing certificates were then calculated based on contractual rates and prevailing market rates. The valuation adjustment for each pool is equal to the present value of the difference of these two cash flows, discounted at the assumed market rate for a certificate with a corresponding maturity. This valuation adjustment was valued at $393 thousand and is being amortized in line with the expected cash flows driven by maturities of these deposits over the next five years. Amortization for the year ended June 30, 2020 was $35 thousand recorded as a reduction to interest expense.
Borrowings from the Federal Home Loan Bank (FHLB) of Pittsburgh were valued comparing the contractual cost of the borrowings to current market rates. The future cash flows for each borrowing was calculated based on contractual rates and prevailing market rates. The valuation adjustment for each borrowing is equal to the present value of the difference of these two cash flows, discounted at an assumed market rate for the borrowing. This valuation adjustment was valued at $433 thousand and is being amortized over the remaining life of the individual borrowings. Amortization for the year ended June 30, 2020 was $17 thousand recorded as a reduction to interest expense.
The following table presents actual operating results attributable to Fidelity since the May 1, 2020 acquisition date through June 30, 2020. This information does not include purchase accounting adjustments or acquisition integration costs.
(Dollars in thousands)	Fidelity May 1, 2020 to June 30, 2020
Net interest income	$313
Non-interest income	17
Non-interest expense	(331)
Pre-tax income	$(1)
Income tax expense	—
Net income	$(1)
The following table presents unaudited pro forma information as if the acquisition of Fidelity had occurred on July 1, 2018. This pro forma information gives effect to certain adjustments, including purchase accounting fair value adjustments, amortization of core deposit and other intangibles and related income tax effects. Acquisition costs expensed by William Penn Bank of $1.5 million and Fidelity of $227 thousand were estimated to have been incurred during the year ended June 30, 2019.
The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition of Fidelity occurred on July 1, 2018. Expected cost savings are not reflected in the pro forma amounts.
	Pro Forma for the Year Ended
(Dollars in thousands)	June 30, 2020	June 30, 2019
Net interest income	$17,352	$17,478
Provision for loan losses	(695)	(105)
Non-interest income	1,672	1,915

	Pro Forma for the Year Ended
(Dollars in thousands)	June 30, 2020	June 30, 2019
Non-interest expense	(16,005)	(14,819)
Pre-tax income	$2,324	$4,469
Income tax expense	488	938
Net income	$1,836	$3,531
Earnings per share basic and diluted	$0.41	$0.79
Acquisition of Washington Savings Bank
On May 1, 2020, William Penn Bank also completed its acquisition of Washington Savings Bank (“Washington”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 5, 2019, by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and Washington (the “Washington Merger Agreement”). At the effective time of the merger, Washington was merged with and into William Penn Bank, with William Penn Bank as the surviving institution, and the depositors of Washington became depositors of William Penn Bank, with the same rights and privileges in William Penn, MHC as if their accounts had been established at William Penn Bank on the date established at Washington. As part of the transaction, pursuant to the terms of the Washington Merger Agreement, William Penn Bancorp, Inc. issued 253,866 shares of its common stock to William Penn, MHC.
The acquisition of Washington increased the Company’s market share in southeastern Pennsylvania and provided the Company with four new branch locations. The results of Washington’s operations are included in the Company’s consolidated statements of income for the period beginning on May 1, 2020, the date of the acquisition, through September 30, 2020.
The acquisition of Washington was accounted for using the acquisition method of accounting for a mutual-to-mutual merger and, accordingly, assets acquired, liabilities assumed, and equity were recorded at their estimated fair values as of the acquisition date. The excess of the fair value of net assets acquired over the fair value of the equity acquired was recorded as a gain on bargain purchase in the amount of $133 thousand, which was recognized immediately as income in the Company’s consolidated statements of income. The gain on bargain purchase was primarily due to lower estimated discounted future cash flows used to calculate the estimated fair value of equity due to the uncertainty of the COVID-19 pandemic, as well as a decline in public peer bank stocks pricing used to estimate change of control premium fair values when estimating the fair value of equity due to the COVID-19 pandemic. The assets purchased and liabilities assumed in the merger were recorded at their estimated fair values at the time of closing, subject to refinement for up to one year after the closing date. There were no adjustments to the fair value measurements of assets or liabilities in fiscal 2020.
In connection with the acquisition of Washington, the fair value of equity, and the fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition are summarized in the following table:
(Dollars in thousands)
Fair Value of Equity		$9,165
Assets acquired:
Cash and due from financial institutions	$21,981
Securities available for sale	1,996
Interest-bearing time deposits	100
Loans receivable, net	121,520
Premises and equipment	6,356
Regulatory stock	1,214
Deferred income taxes	2,154
Bank-owned life insurance	3,208
Core deposit intangible	197
Accrued interest receivable	413
Other assets	146
Total assets	$159,285
Liabilities assumed:
Deposits	$(135,546)
Advances from Federal Home Loan Bank	(11,281)
Accrued interest payable	(145)
Other liabilities	(3,015)
Total liabilities	$(149,987)
Net assets acquired		9,298
Gain on Bargain Purchase		$(133)
In many cases, the fair values of assets acquired and liabilities assumed were determined by estimating the cash flows expected to result from those assets and liabilities and discounting them at appropriate market rates. The most significant category of assets for which this procedure was used was acquired loans. The excess of expected cash flows above the fair value of loans will be accreted to interest income over the remaining lives of the loans in accordance with FASB ASC 310-20.
Certain loans, for which specific credit-related deterioration was identified, are recorded at fair value, reflecting the present value of the amounts expected to be collected. Income recognition on these loans is based on a reasonable expectation of the timing and amount of cash flows to be collected. The timing of the sale of loan collateral was estimated for acquired loans deemed impaired and considered collateral dependent. For these collateral dependent impaired loans, the excess of the future expected cash flow over the present value of the future expected cash flow represents the accretable yield, which will be accreted into interest income over the estimated liquidation period using the effective interest method.
The following table details the loans that are accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal and interest at acquisition	$420
Contractual cash flows not expected to be collected (nonaccretable difference)	230
Expected cash flows at acquisition	190
Interest component of expected cash flows (accretable discount)	27
Fair value of acquired loans accounted for under FASB ASC 310-30	$163
Acquired loans not subject to the requirements of FASB ASC 310-30 are recorded at fair value. The fair value mark on each of these loans will be accreted into interest income over the remaining life of the loan. The following table details loans that are not accounted for in accordance with FASB ASC 310-30 as of May 1, 2020:
(Dollars in thousands)
Contractually required principal at acquisition	$125,491
Contractual cash flows not expected to be collected (credit mark)	2,440
Expected cash flows at acquisition	123,051
Interest rate discount mark	1,694
Fair value of acquired loans not accounted for under FASB ASC 310-30	$121,357
In accordance with GAAP, there was no carryover of the allowance for loan losses that had been previously recorded by Washington.
In connection with the acquisition of Washington, the Company recorded a net deferred income tax asset of $2.2 million related to a net operating loss carryforward and other tax attributes of the acquired company, along with the tax effects of fair value adjustments resulting from applying the acquisition method of accounting.
The fair value of savings and transaction deposit accounts acquired from Washington provide value to the Company as a source of stable and low-cost funds. The fair value of the core deposit intangible (“CDI”) was determined based on a discounted cash flow analysis. To calculate cash flows, deposit account servicing costs (net of deposit fee income) and interest expense on deposits were compared to the cost of alternative funding sources available to the Company. The life of the deposit base and projected deposit attrition rates were determined using industry historical deposit data. The CDI was valued at $197 thousand or 0.26% of acquired core deposits. The intangible asset is being amortized on an accelerated basis over ten years. Amortization for the year ended June 30, 2020 was $6 thousand.
Certificates of deposit accounts were valued by comparing the contractual cost of the portfolio to an alternative deposit portfolio bearing current market rates. The portfolio was segregated into pools based on remaining maturity. For each pool, the projected cash flows from maturing certificates were then calculated based on contractual rates and prevailing market rates. The valuation adjustment for each pool is equal to the present value of the difference of these two cash flows, discounted at the assumed market rate for a certificate with a corresponding maturity. This valuation adjustment was valued at $1.2 million and is being amortized in line with the expected cash flows driven by maturities of these deposits over the next five years. Amortization for the year ended June 30, 2020 was $116 thousand recorded as a reduction to interest expense.
Borrowings from the FHLB of Pittsburgh were valued comparing the contractual cost of the borrowings to current market rates. The future cash flows for each borrowing was calculated based on contractual rates and prevailing market rates. The valuation adjustment for each borrowing is equal to the present value of the difference of these two cash flows, discounted at an assumed market rate for the borrowing. This valuation adjustment was valued at $281 thousand and is being amortized over the remaining life of the individual borrowings. Amortization for the year ended June 30, 2020 was $29 thousand recorded as a reduction to interest expense.
The following table presents actual operating results attributable to Washington since the May 1, 2020 acquisition date through June 30, 2020. This information does not include purchase accounting adjustments or acquisition integration costs.
(Dollars in thousands)	Washington May 1, 2020 to June 30, 2020
Net interest income	$591
Non-interest income	67
Non-interest expense	(628)

(Dollars in thousands)	Washington May 1, 2020 to June 30, 2020
Pre-tax income	$30
Income tax expense	(6)
Net income	$24

The following table presents unaudited pro forma information as if the acquisition of Washington had occurred on July 1, 2018. This pro forma information gives effect to certain adjustments, including purchase accounting fair value adjustments, amortization of core deposit and other intangibles and related income tax effects. Acquisition costs expensed by William Penn Bank of $1.8 million and Washington of $312 thousand were estimated to have been incurred during the year ended June 30, 2019.
The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition of Washington occurred on July 1, 2018. Expected cost savings are not reflected in the pro forma amounts.
	Pro Forma for the Year Ended
(Dollars in thousands)	June 30, 2020	June 30, 2019
Net interest income	$19,112	$20,149
Provision for loan losses	(752)	(196)
Non-interest income	2,409	1,715
Non-interest expense	(17,392)	(18,223)
Pre-tax income	$3,377	$3,445
Income tax expense	709	723
Net income	$2,668	$2,722
Earnings per share basic and diluted	$0.59	$0.61
Acquisition of Audubon Savings Bank
On July 1, 2018, William Penn Bank also completed its acquisition of Audubon Savings Bank (“ASB”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 6, 2017, by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and ASB (the “Audubon Merger Agreement”). At the effective time of the merger, ASB was merged with and into William Penn Bank, with William Penn Bank as the surviving institution, and the depositors of ASB became depositors of William Penn Bank, with the same rights and privileges in William Penn, MHC as if their accounts had been established at William Penn Bank on the date established at ASB. As part of the transaction, pursuant to the terms of the Audubon Merger Agreement, William Penn Bancorp, Inc. issued 517,095 shares of its common stock to William Penn, MHC.
At the time of the merger, ASB had total assets at fair value of $149.1 million, including $86.8 million in loans at fair value, and $107.2 million in deposits at fair value. The transaction was recorded as a purchase and, accordingly, the operating results of ASB have been included in the Company’s Consolidated Financial Statements since the close of business on July 1, 2018.
As of June 30, 2019, the estimated future amortization expense for the core deposit intangible is as follows (in thousands):
Core deposit intangible
2020	$234
2021	208
2022	182
2023	156
2024	130
Thereafter	262
$1,172
The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition for ASB. Core deposit intangibles will be amortized over a period of ten year using an accelerated method. Goodwill will not be amortized, but instead will be evaluated for impairment.

Consideration paid		$12,250
Assets acquired:
Cash and due from financial institutions	$6,693
Securities available for sale	39,113
Loans receivable, net	86,840
Premises and equipment	6,056
Regulatory stock	1,610
Deferred income taxes	1,256
Bank-owned life insurance	4,944
Core deposit intangible	1,432
Accrued interest receivable	522
Other assets	683
Total assets	149,149
Liabilities assumed:
Deposits	$(107,180)
Advances from Federal Home Loan Bank	(32,380)
Accrued interest payable	(81)
Other liabilities	(2,116)
Total liabilities	(141,757)
Net assets acquired		7,392
Goodwill resulting from ASB merger		$4,858
The acquired assets and liabilities were measured at estimated fair values. Management made certain estimates and exercised judgment in accounting for the acquisition. The following is a description of the methods used to determine fair value of significant assets and liabilities at the acquisition date:
Cash:   The Company acquired $6.7 million in cash, which management deemed to reflect fair value based on the short-term nature of the asset.
Loans:   The Company acquired $86.8 million in loans receivable with and without evidence of credit quality deterioration. The loans consisted of commercial loans, commercial real estate loans, residential mortgage loans (including home equity secured lines of credit), real estate construction loans, and consumer and other loans. The fair value of the performing loan portfolio includes separate adjustments to reflect a credit risk of $1.2 million and marketability component and a yield component totaling $(366) thousand reflecting the differential between portfolio and market yields.
Deposits:   The Company acquired $107.2 million in deposits. Savings and transaction accounts are variable, have no stated maturity and can be withdrawn on short notice with no penalty. Therefore, the fair value of such deposits is considered equal to the carrying value. The fair value of CD’s consists of comparing the contractual cost of the CD’s to the market rates with corresponding maturities. The valuation adjustment of $44 thousand reflects the present value of the difference between the cash flows attributable to the CD’s based on contractual and market rates. The core deposit intangible of $1.4 million is determined by the present value difference of the net cost of the core deposit versus the same amount for an alternative funding source.
Borrowings:   Borrowings from the FHLB of New York were valued comparing the contractual cost of the borrowings to current market rates. The future cash flows for each borrowing was calculated based on contractual rates and prevailing market rates. The valuation adjustment for each borrowing is equal to the present value of the difference of these two cash flows, discounted at an assumed market rate for the borrowing. This valuation adjustment was valued at $880 thousand and is being amortized over the remaining life of the individual borrowings.
This acquisition provided the Company with the strategic opportunity to expand into new markets that are projected to be vibrant in population growth and business opportunity growth. The acquisition also created synergies on the operational side of the Company by allowing noninterest expenses to be spread over a larger operating base.

Note 5 — Changes in and Reclassifications Out of Accumulated Other Comprehensive Income
The following tables present the changes in the balances of each component of accumulated other comprehensive income (“AOCI”) for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019. All amounts are presented net of tax.
(Dollars in thousands)
Accumulated Other Comprehensive Income(1)	Gains (Losses) on Securities Available for Sale
Balance at June 30, 2019	$228
Other comprehensive income before reclassifications	(118)
Amounts reclassified from accumulated other comprehensive income	(72)
Period change	(190)
Balance at September 30, 2019	$38
Balance at June 30, 2020	$76
Other comprehensive income before reclassifications	357
Amounts reclassified from accumulated other comprehensive income	—
Period change	357
Balance at September 30, 2020	$433

(1)
All amounts are net of tax. Related income tax expense is calculated using an income tax rate approximating 21%.

(Dollars in thousands)
Accumulated Other Comprehensive Income(1)	Unrealized Gains (Losses) on Securities Available for Sale
Balance at June 30, 2018	$219
Other comprehensive income before reclassifications	120
Amounts reclassified from accumulated other comprehensive income	(111)
Period change	9
Balance at June 30, 2019	$228
Other comprehensive income before reclassifications	36
Amounts reclassified from accumulated other comprehensive income	(188)
Period change	(152)
Balance at June 30, 2020	$76

(1)
All amounts are net of tax. Related income tax expense is calculated using an income tax rate approximating 21%.

The following table presents reclassifications out of AOCI by component for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019:
(Dollars in thousands)
Details about Accumulated Other Comprehensive Income Components	Amounts Reclassified from Other Comprehensive Income(1)		Affected Line Item in the Consolidated Statements of Income
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Securities available for sale:
Net securities gains reclassified into net income	$—	$93	Gain on sale of securities
Related income tax expense	$—	$(21)	Income tax expense
	$—	$72

(1)
Amounts in parenthesis indicate debits.

(Dollars in thousands)
Details about Accumulated Other Comprehensive Income Components	Amounts Reclassified from Other Comprehensive Income(1)		Affected Line Item in the Consolidated Statements of Income
	Year Ended June 30, 2020	Year Ended June 30, 2019
Securities available for sale:
Net securities gains reclassified into net income	$238	$140	Gain on sale of securities
Related income tax expense	(50)	(29)	Income tax expense
	$188	$111

(1)
Amounts in parenthesis indicate debits.

Note 6 — Interest-Bearing Time Deposits
The interest-bearing time deposits by contractual maturity are shown below:
(Dollars in thousands)	As of September 30, 2020	As of June 30, 2020	As of June 30, 2019
Due in one year or less	$1,050	$1,050	$7,986
Due after one year through five years	1,250	1,250	500
	$2,300	$2,300	$8,486
Note 7 — Investment Securities
The amortized cost, gross unrealized gains and losses, and estimated fair value of investments in debt securities are as follows:
	September 30, 2020
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available For Sale:
Mortgage-backed securities	$66,379	$270	$(249)	$66,400
U.S. agency collateralized mortgage obligations	2,377	30	(29)	2,378
U.S. government agency securities	11,658	3	(114)	11,547
Municipal bonds	24,878	323	(73)	25,128
Corporate bonds	17,750	394	—	18,144
Total Available For Sale	$123,042	$1,020	$(465)	$123,597

	June 30, 2020
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available For Sale:
Mortgage-backed securities	$51,570	$272	$(104)	$51,738
U.S. agency collateralized mortgage obligations	3,215	33	(33)	3,215
U.S. government agency securities	6,226	2	(73)	6,155
U.S. treasury securitites	1,000	—	—	1,000
Municipal bonds	10,485	33	(10)	10,508
Corporate bonds	17,399	60	(77)	17,382
Total Available For Sale	$89,895	$400	$(297)	$89,998

	June 30, 2019
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available For Sale:
Mortgage-backed securities	$3,609	$69	$—	$3,678
U.S. agency collateralized mortgage obligations	5,634	138	(5)	5,767
U.S. government agency securities	10,865	68	(21)	10,912
Private label collateralized mortgage obligations	264	39	—	303
Total Available For Sale	$20,372	$314	$(26)	$20,660
Held to Maturity:
Mortgage-backed securities	$1,500	$37	$(15)	$1,522
U.S. agency collateralized mortgage obligations	206	8	—	214
Municipal bonds	100	—	—	100
Corporate bonds	100	1	—	101
Total Held to Maturity	$1,906	$46	$—	$1,937
The Company did not sell any investment securities during the three months ended September 30, 2020 and recognized $93 thousand of gross gains on the sale of $4.3 million of investment securities during the three months ended September 30, 2019. The Company recognized $241 thousand of gross gains and $3 thousand of gross losses on the sale of $13.6 million of investment securities during the year ended June 30, 2020. The Company recognized $156 thousand of gross gains and $16 thousand of gross losses on the sale of $40.4 million of investment securities during the year ended June 30, 2019.
During the year ended June 30, 2020, the Company transferred the remaining balance of its held to maturity securities of $1.6 million to available for sale securities. As of September 30, 2020 and June 30, 2020, the Company had no securities classified as held to maturity.
The amortized cost and fair value of debt securities, by contractual maturity, are shown below. Maturities for mortgage-backed securities are dependent upon the rate environment and prepayments of the underlying loans. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without penalties.
	September 30, 2020		June 30, 2020
	Available For Sale		Available For Sale
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$5	$5	$2,904	$2,893
Due after one year through five years	11,855	12,082	9,632	9,611
Due after five years through ten years	11,443	11,559	7,606	7,602
Due after ten years	99,739	99,951	69,753	69,892
	$123,042	$123,597	$89,895	$89,998
The following tables provide information on the gross unrealized losses and fair market value of the Company’s investments with unrealized losses that are not deemed to be other than temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2020, June 30, 2020 and 2019:
	September 30, 2020
(Dollars in thousands)	Less than 12 Months		12 Months or More		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available For Sale:
Mortgage-backed securities	$34,544	$242	$264	$7	$34,808	$249
U.S. agency collateralized mortgage obligations	722	7	1,122	22	1,844	29
U.S. government agency securities	11,399	114	—	—	11,399	114
Municipal bonds	8,757	73	—	—	8,757	73
Total Temporarily Impaired Securities	$55,422	$436	$1,386	$29	$56,808	$465

	June 30, 2020
(Dollars in thousands)	Less than 12 Months		12 Months or More		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available For Sale:
Mortgage-backed securities	$22,082	$104	$—	$—	$22,082	$104
U.S. agency collateralized mortgage obligations	1,513	14	1,129	19	2,642	33
U.S. government agency securities	4,922	49	914	24	5,836	73
Municipal bonds	3,694	10	—	—	3,694	10
Corporate bonds	5,222	77	—	—	5,222	77
Total Temporarily Impaired Securities	$37,433	$254	$2,043	$43	$39,476	$297

	June 30, 2019
(Dollars in thousands)	Less than 12 Months		12 Months or More		Total Fair Value	Total Unrealized Losses
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available For Sale:
U.S. agency collateralized mortgage obligations	$1,237	$5	$—	$—	$1,237	$5
U.S. government agency securities	2,524	21	—	—	2,524	21
	3,761	26	—	—	3,761	26
Held to Maturity:
Mortgage-backed securities	—	—	716	15	716	15
	—	—	716	15	716	15
Total Temporarily Impaired Securities	$3,761	$26	$716	$15	$4,477	$41
The Company evaluates its investment securities holdings for other-than-temporary impairment (“OTTI”) on at least a quarterly basis. As part of this process, management considers its intent to sell each debt security and whether it is more likely than not the Company will be required to sell the security before its anticipated recovery. If either of these conditions is met, OTTI is recognized in earnings equal to the entire difference between the security’s amortized cost basis and its fair value at the Statement of Financial Condition date. For securities that meet neither of these conditions, management performs analysis to determine whether any of these securities are at risk for OTTI. To determine which individual securities are at risk for OTTI and should be quantitatively evaluated utilizing a detailed analysis, management uses indicators which consider various characteristics of each security including, but not limited to, the following: the credit rating; the duration and level of the unrealized loss; prepayment assumptions; and certain other collateral-related characteristics such as delinquency rates, the security’s performance, and the severity of expected collateral losses.
The unrealized loss on securities greater than 12 months is due to current interest rate levels relative to the Company’s cost. Because the unrealized losses are due to current interest rate levels relative to the Company’s cost and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell these investments before recovery of its amortized cost, which may be at maturity, the Company does not consider these investments to be other-than temporarily impaired at September 30, 2020 and June 30, 2020. There were 35 investment securities that were temporarily impaired at September 30, 2020. There were 29 investment securities that were temporarily impaired at June 30, 2020.
Based on its analysis, management has concluded that the investment securities portfolio has experienced unrealized losses and a decrease in fair value due to interest rate volatility. However, the decline is considered temporary, and the Company does not intend to sell these securities nor is it more likely than not the Company would be required to sell the security before its anticipated recovery, which may be maturity.
At September 30, 2020, $3.3 million of investment securities were pledged to secure municipal deposits. At June 30, 2020 and 2019, $3.7 million and $832 thousand, respectively, of investment securities were pledged to secure municipal deposits.

Note 8 — Loans
Major classifications of loans at September 30, 2020, June 30, 2020, and June 30, 2019 are summarized as follows:
	September 30, 2020		June 30, 2020		June 30, 2019
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate:
1 – 4 family	$335,200	66.29%	$345,915	66.85%	$220,176	65.99%
Home equity and HELOCs	45,364	8.97	47,054	9.10	31,905	9.56
Construction -residential	13,665	2.70	15,799	3.05	9,739	2.92
Commercial real estate:
Multi-family (five or more)	14,477	2.86	14,964	2.89	11,028	3.30
Commercial non-residential	79,969	15.81	76,707	14.83	53,557	16.05
Construction and land	7,358	1.46	6,690	1.29	4,438	1.33
Commercial	5,958	1.18	6,438	1.24	2,099	0.63
Consumer Loans	3,670	0.73	3,900	0.75	741	0.22
Total Loans	505,661	100.00%	517,467	100.00%	333,683	100.00%
Loans in process	(3,916)		(4,895)		(3,669)
Unearned loan origination fees	(530)		(448)		(788)
Allowance for loan losses	(3,585)		(3,519)		(3,209)
Net Loans	$497,630		$508,605		$326,017
At September 30, 2020, the balance of 1-4 family residential real estate loans and home equity and HELOCs includes $116.9 million of loans on non-owner-occupied, one-to-four-family residences (“investor loans”), representing approximately 23.1% of total loans. The $116.9 million of one- to four-family investor loans at September 30, 2020 includes: $115.3 million of first mortgages and $1.6 million of home equity and HELOCs. At June 30, 2020 and 2019, the balance of 1-4 family residential real estate loans and home equity and HELOCs includes $114.1 million and $87.1 million of loans on non-owner-occupied, one-to-four-family residences (“investor loans”), representing approximately 22.0% and 26.1% of total loans, respectively. The $114.1 million of one- to four-family investor loans at June 30, 2020 includes: $113.6 million of first mortgages and $507 thousand of home equity and HELOCs. The $87.1 million of one- to four-family investor loans at June 30, 2019 includes: $86.3 million of first mortgages and $729 thousand of home equity and HELOCs.
During the quarter ended June 30, 2020, William Penn provided $2.4 million in Paycheck Protection Program (PPP) loans for 56 new and existing customers. As of September 30, 2020 and June 30, 2020, the $2.4 million of PPP loans are included in commercial loans in the above table and are guaranteed by the Small Business Administration and mature in two years. During the quarter ended June 30, 2020, William Penn also modified approximately $49.8 million of existing loans under the 2020 Coronavirus Aid, Relief, and Economic Security (“CARES”) Act to provide its customers with monetary relief. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a portion of the loans on deferral and William Penn received payments of principal and interest on a portion of the loans on deferral and, as of August 31, 2020, $6.0 million of loans remain on deferral under the CARES Act. As of November 30, 2020, $2.6 million of loans remain on deferral under the CARES Act.
Mortgage loans serviced for others are not included in the accompanying Consolidated Statements of Financial Condition. The total amount of loans serviced for the benefit of others was approximately $26.6 million, $26.6 million and $12.4 million at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing are included in advances from borrowers for taxes and insurance.
Allowance for Loan Losses.   The following tables set forth the allocation of the Bank’s allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation allocation applicable to the entire loan portfolio. The Company generally charges-off the collateral or discounted cash flow deficiency on all loans at 90 days past due and all loans rated substandard or worse that are 90 days past due.
The provision for loan losses was determined by management to be an amount necessary to maintain a balance of allowance for loan losses at a level that considers all known and current losses in the loan portfolio as well as potential losses due to unknown factors such as the economic environment. Changes in the provision were based on management’s analysis of various factors such as: estimated fair value of underlying collateral, recent loss experience in particular segments of the portfolio, levels and trends in delinquent loans, and changes in general economic and business conditions. The Company considers the allowance for loan losses of $3.6 million and $3.5 million adequate to cover loan losses inherent in the loan portfolio at September 30, 2020 and June 30, 2020, respectively.
The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans for the three months ended September 30, 2020 and 2019, respectively, and the years ended June 30, 2020 and 2019, respectively:

September 30, 2020	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Total
Allowance for credit losses:
Beginning balance	$1,483	$166	$526	$123	$727	$396	$83	$15	$3,519
Charge-offs	—	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—	—
Provision	107	(16)	(65)	(2)	53	40	(51)	—	66
Ending Balance	$1,590	$150	$461	$121	$780	$436	$32	$15	$3,585
Allowance ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	1,590	150	461	121	780	436	32	15	3,585
Total allowance	$1,590	$150	$461	$121	$780	$436	$32	$15	$3,585
Loans receivable ending balance:
Individually evaluated for impairment	$950	$680	$—	$184	$574	$—	$—	$—	$2,388
Collectively evaluated for impairment	193,714	13,591	8,015	8,750	50,205	7,358	4,070	584	286,287
Acquired non-credit impaired loans(1)	140,231	31,070	5,650	5,543	29,190	—	1,888	3,086	216,658
Acquired credit impaired loans(2)	305	23	—	—	—	—	—	—	328
Total portfolio	$335,200	$45,364	$13,665	$14,477	$79,969	$7,358	$5,958	$3,670	$505,661

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

(2)
Acquired credit impaired loans are evaluated on an individual basis.

September 30, 2019	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Charge-offs	—	—	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—	—	—
Provision	371	15	(118)	42	(264)	(29)	(55)	12	26	—
Ending Balance	$1,872	$137	$203	$113	$444	$92	$40	$15	$293	$3,209
Allowance ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	1,872	137	203	113	444	92	40	15	293	3,209
Total allowance	$1,872	$137	$203	$113	$444	$92	$40	$15	$293	$3,209
Loans receivable ending balance:
Individually evaluated for impairment	$1,495	$638	$—	$187	$652	$—	$—	$—	$—	$2,972
Collectively evaluated for impairment	178,747	21,468	6,782	10,571	31,875	4,076	1,787	679	—	255,985
Acquired non-credit impaired loans(1)	37,684	9,727	—	6	23,785	—	343	6	—	71,551
Total portfolio	$217,926	$31,833	$6,782	$10,764	$56,312	$4,076	$2,130	$685	$—	$330,508

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

June 30, 2020	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Charge-offs	(260)	(6)	—	—	(35)	—	(3)	(12)	—	(316)
Recoveries	—	—	—	—	—	—	—	—	—	—
Provision	242	50	205	52	54	275	(9)	24	(267)	626
Ending Balance	$1,483	$166	$526	$123	$727	$396	$83	$15	$—	$3,519
Allowance ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	1,483	166	526	123	727	396	83	15	—	3,519
Total allowance	$1,483	$166	$526	$123	$727	$396	$83	$15	$—	$3,519
Loans receivable ending balance:
Individually evaluated for impairment	$973	$628	$—	$185	$585	$—	$—	$—	$—	$2,371
Collectively evaluated for impairment	189,055	15,677	9,218	9,267	45,214	6,690	4,150	713	—	279,984
Acquired non-credit impaired loans(1)	155,588	30,727	6,581	5,512	30,908	—	2,288	3,187	—	234,791
Acquired credit impaired loans (2)	299	22	—	—	—	—	—	—	—	321
Total portfolio	$345,915	$47,054	$15,799	$14,964	$76,707	$6,690	$6,438	$3,900	$—	$517,467

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

(2)
Acquired credit impaired loans are evaluated on an individual basis.

June 30, 2019	Residential real estate:			Commercial real estate:
(Dollar amounts in thousands)	1 – 4 family	Home Equity and HELOCs	Construction- residential	Multi-family (five or more)	Commercial non-residential	Construction and Land	Commercial	Consumer	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,478	$58	$191	$116	$388	$903	$4	$—	$—	$3,138
Charge-offs	(21)	—	—	—	—	—	—	—	—	(21)
Recoveries	4	—	—	—	—	—	—	—	—	4
Provision	40	64	130	(45)	320	(782)	91	3	267	88
Ending Balance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Allowance ending balance:
Individually evaluated for impairment	$58	$—	$—	$—	$—	$—	$—	$—	$—	$58
Collectively evaluated for impairment	1,443	122	321	71	708	121	95	3	267	3,151
Total allowance	$1,501	$122	$321	$71	$708	$121	$95	$3	$267	$3,209
Loans receivable ending balance:
Individually evaluated for impairment	$2,557	$1,185	$—	$—	$662	$—	$—	$—	$—	$4,404
Collectively evaluated for impairment	180,310	20,858	9,739	10,533	28,572	2,888	1,728	735	—	255,363
Acquired non-credit impaired loans(1)	37,309	9,862	—	495	24,323	1,550	371	6	—	73,916
Total portfolio	$220,176	$31,905	$9,739	$11,028	$53,557	$4,438	$2,099	$741	$—	$333,683

(1)
Acquired non-credit impaired loans are evaluated collectively, excluding loans that have subsequently moved to non-accrual status which are individually evaluated for impairment.

During the three months ended September 30, 2020 and 2019, the changes in the provision for loan losses for each portfolio of loans were primarily due to fluctuations in the outstanding balance of each portfolio of loans collectively evaluated for impairment. The overall increase in the allowance during the three months ended September 30, 2020 can be primarily attributed to an increase in non-accrual and delinquent loans and the corresponding qualitative adjustment. The increase in the allowance for 14 family residential real estate loans during the three months ended September 30, 2019 can primarily be attributed to an increase in delinquent 1-4 family residential real estate loans and the corresponding qualitative adjustment. The decrease in the allowance for commercial real estate loans for the three months ended September 30, 2019 can primarily be attributed to the Company making enhancements to its credit management and monitoring function.
During the year ended June 30, 2020, the changes in the provision for loan losses related to 1-4 family residential real estate, residential real estate construction loans and commercial real estate land loans were primarily due to concerns with the risk profile of these portfolios in the current economic environment as impacted by the COVID-19 pandemic. The increase in reserves due to the COVID-19 pandemic was limited by the Company making enhancements to its credit management function by adding new experienced team members and implementing more robust internal credit measurement and monitoring processes.
During the year ended June 30, 2019, the change in the provision for loan losses related to residential real estate loans was primarily due to modest growth in the originated loan portfolio and maintaining of strong credit quality of the portfolio. There was also a change in related reserves for commercial real estate loans resulting from the removal of a large classified loan that was partially offset by an increase in commercial non-residential loan growth.
Credit Quality Information
The following tables represent credit exposures by internally assigned grades for the year ended June 30, 2020 and 2019, respectively. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.
The Company’s internally assigned grades are as follows:
Pass — loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral.
Special Mention — loans where a potential weakness or risk exists, which could cause a more serious problem if not corrected.
Substandard — loans that have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
Doubtful — loans classified as doubtful have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.
Loss — loans classified as a loss are considered uncollectible, or of such value that continuance as an asset is not warranted.
The following tables set forth the amounts of the portfolio of classified asset categories for the commercial loan portfolios at September 30, 2020, June 30, 2020, and June 30, 2019:
September 30, 2020
	Commercial Real Estate
	Multi-family	Non-residential	Construction and land	Commercial	Total
Pass	$13,498	$78,804	$6,592	$5,958	$104,852
Special Mention	795	976	—	—	1,771
Substandard	184	189	—	—	373
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Ending Balance	$14,477	$79,969	$6,592	$5,958	$106,996

June 30, 2020
	Commercial Real Estate
	Multi-family	Non-residential	Construction and land	Commercial	Total
Pass	$13,976	$75,973	$6,690	$6,438	$103,077
Special Mention	803	507	—	—	1,310
Substandard	185	227	—	—	412
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Ending Balance	$14,964	$76,707	$6,690	$6,438	$104,799

June 30, 2019
	Commercial Real Estate
	Multi-family	Non-residential	Construction and land	Commercial	Total
Pass	$10,445	$52,151	$4,438	$2,099	$69,133
Special Mention	394	744	—	—	1,138
Substandard	189	662	—	—	851
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Ending Balance	$11,028	$53,557	$4,438	$2,099	$71,122
The following tables set forth the amounts of the portfolio of classified asset categories for the residential and consumer loan portfolios at June 30, 2020 and 2019:
September 30, 2020
	Residential Real Estate
	1 – 4 family	Home equity & HELOCs	Construction	Consumer	Total
Performing	$332,682	$44,891	$13,665	$3,525	$394,763
Non-performing	3,284	473	—	145	3,902
	$335,966	$45,364	$13,665	$3,670	$398,665
Residential Real Estate and Consumer Loans
Credit Risk Internally Assigned
(Dollars in thousands)
June 30, 2020
	Residential Real Estate
	1 – 4 family	Home equity & HELOCs	Construction	Consumer	Total
Performing	$343,562	$46,580	$15,799	$3,785	$409,726
Non-performing	2,353	474	—	115	2,942
	$345,915	$47,054	$15,799	$3,900	$412,668

June 30, 2019
	Residential Real Estate
	1 – 4 family	Home equity & HELOCs	Construction	Consumer	Total
Performing	$218,899	$31,380	$9,739	$741	$260,759
Non-performing	1,277	525	—	—	1,802
	$220,176	$31,905	$9,739	$741	$262,561

Loans Acquired with Deteriorated Credit Quality
The outstanding principal and related carrying amount of loans acquired with deteriorated credit quality, for which the Company applies the provisions of ASC 310-30, as of September 30, 2020 and June 30, 2020, are as follows. There were no loans acquired with deteriorated credit quality as of June 30, 2019.
(Dollars in thousands)	September 30, 2020	June 30, 2020
Outstanding principal balance	$773	$773
Carrying amount	328	321
The following table presents changes in the accretable discount on loans acquired with deteriorated credit quality, for which the Company applies the provisions of ASC 310-30, for the year ended June 30, 2020:
(Dollars in thousands)	Accretable Discount
Balance, May 1, 2020	$57
Accretion	(4)
Balance, June 30, 2020	$53
Accretion	(7)
Balance, September 30, 2020	$46
Loan Delinquencies and Non-accrual Loans
Following are tables which include an aging analysis of the recorded investment of past due loans as of September 30, 2020, June 30, 2020, and June 30, 2019.
	Aged Analysis of Past Due and Non-accrual Loans As of September 30, 2020							Recorded Investment > 90 Days and Accruing	Recorded Investment Loans on Non-Accrual
(Dollar amounts in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days Or Greater	Total Past Due	Acquired Credit Impaired	Current	Total Loans Receivable
Residential real estate:
1 – 4 family	$2,011	$203	$1,541	$3,755	$305	$331,906	$335,966	$—	$3,284
Home equity and HELOCs	492	—	181	673	23	44,668	45,364	—	473
Construction – residential	—	515	—	515	—	13,150	13,665	—	—
Commercial real estate:
Multi-family	—	—	184	184	—	14,293	14,477	—	184
Commercial non-residential	505	54	—	559	—	79,410	79,969	—	689
Construction and land	—	—	—	—	—	6,592	6,592	—	—
Commercial	—	—	—	—	—	5,958	5,958	—	—
Consumer	123	20	30	173	—	3,497	3,670	—	145
Total	$3,131	$792	$1,936	$5,859	$328	$499,474	$505,661	$—	$4,775

	Aged Analysis of Past Due and Non-accrual Loans As of June 30, 2020							Recorded Investment > 90 Days and Accruing	Recorded Investment Loans on Non-Accrual
(Dollar amounts in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days Or Greater	Total Past Due	Acquired Credit Impaired	Current	Total Loans Receivable
Residential real estate:
1 – 4 family	$235	$1,020	$1,477	$2,732	$299	$342,884	$345,915	$—	$2,353
Home equity and HELOCs	126	101	181	408	22	46,624	47,054	90	384
Construction – residential	—	—	—	—	—	15,799	15,799	—	—
Commercial real estate:
Multi-family	—	465	185	650	—	14,314	14,964	—	185
Commercial non-residential	100	507	—	607	—	76,100	76,707	—	135
Construction and land	—	—	—	—	—	6,690	6,690	—	—
Commercial	—	—	—	—	—	6,438	6,438	—	—
Consumer	3	21	—	24	—	3,876	3,900	—	115
Total	$464	$2,114	$1,843	$4,421	$321	$512,724	$517,467	$90	$3,172

	Aged Analysis of Past Due and Non-accrual Loans As of June 30, 2019							Recorded Investment > 90 Days and Accruing	Recorded Investment Loans on Non-Accrual
(Dollar amounts in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days Or Greater	Total Past Due	Acquired Credit Impaired	Current	Total Loans Receivable
Residential real estate:
1 – 4 family	$—	$807	$1,038	$1,845	$—	$218,331	$220,176	$7	$1,270
Home equity and HELOCs	246	59	315	620	—	31,285	31,905	140	385
Construction – residential	—	—	—	—	—	9,739	9,739	—	—
Commercial real estate:
Multi-family	—	394	189	583	—	10,445	11,028	—	189
Commercial non-residential	—	—	—	—	—	53,557	53,557	—	—
Construction and land	—	—	—	—	—	4,438	4,438	—	—
Commercial	—	—	—	—	—	2,099	2,099	—	—
Consumer	—	—	—	—	—	741	741	—	—
Total	$246	$1,260	$1,542	$3,048	$—	$330,635	$333,683	$147	$1,844
Interest income on non-accrual loans would have increased by approximately $58 thousand, $27 thousand, $91 thousand, and $3 thousand during the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively, if these loans had performed in accordance with their terms.
Impaired Loans
Management considers commercial loans and commercial real estate loans which are 90 days or more past due to be impaired. Larger commercial loans and commercial real estate loans which are 60 days or more past due are selected for impairment testing in accordance with GAAP. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value, or as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. These loans are analyzed to determine if it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance for loan losses.
The following tables include the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable.
September 30, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$950	$950	$—	$962	$7
Home equity and HELOCs	680	686	—	654	5
Construction Residential	—	—	—	—	—
Multi-family	184	184	—	185	—
Commercial non-residential	574	609	—	580	9
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$—	$—	$—	$—	$—
Home equity and HELOCs	—	—	—	—	—
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—

September 30, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Total:
1 – 4 Family	$950	$950	$—	$962	$7
Home equity and HELOCs	680	686	—	654	5
Construction Residential	—	—	—	—	—
Multi-family	184	184	—	185	—
Commercial non-residential	574	609	—	580	9
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
The impaired loans table above includes accruing TDRs in the amount of $1.4 million that are performing in accordance with their modified terms. The Company recognized $18 thousand of interest income on accruing TDRs during the three months ended September 30, 2020. The table above does not include $328 thousand of loans acquired with deteriorated credit quality, which have been recorded at their fair value at acquisition.
September 30, 2019
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$1,495	$1,495	$—	$1,946	$11
Home equity and HELOCs	638	638	—	912	10
Construction Residential	—	—	—	—	—
Multi-family	187	187	—	94	—
Commercial non-residential	652	652	—	657	8
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$—	$—	$—	$81	$—
Home equity and HELOCs	—	—	—	—	—
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
1 – 4 Family	$1,495	$1,495	$—	$2,027	$11
Home equity and HELOCs	638	638	—	912	10
Construction Residential	—	—	—	—	—
Multi-family	187	187	—	94	—
Commercial non-residential	652	652	—	657	8
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—

The impaired loans table above includes accruing TDRs in the amount of $2.4 million that are performing in accordance with their modified terms. The Company recognized $29 thousand of interest income on accruing TDRs during the three months ended September 30, 2019.
June 30, 2020
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$973	$973	$—	$1,451	$45
Home equity and HELOCs	628	634	—	906	37
Construction Residential	—	—	—	—	—
Multi-family	185	185	—	139	—
Commercial non-residential	585	620	—	624	38
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$—	$—	$—	$67	$4
Home equity and HELOCs	—	—	—	—	—
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
1 – 4 Family	$973	$973	$—	$1,518	$49
Home equity and HELOCs	628	634	—	906	37
Construction Residential	—	—	—	—	—
Multi-family	185	185	—	139	—
Commercial non-residential	585	620	—	624	38
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
The impaired loans table above includes accruing TDRs in the amount of $1.4 million that are performing in accordance with their modified terms. The Company recognized $79 thousand of interest income on accruing TDRs during the year ended June 30, 2020. The table above does not include $321 thousand of loans acquired with deteriorated credit quality, which have been recorded at their fair value at acquisition.
June 30, 2019
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
1 – 4 Family residential real Estate	$2,396	$2,396	$—	$1,927	$73
Home equity and HELOCs	1,185	1,185	—	859	47
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	662	662	—	682	42
Construction and land	—	—	—	2,251	169
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
1 – 4 Family	$161	$161	$58	$165	$11
Home equity and HELOCs	—	—	—	—	—

June 30, 2019
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
1 – 4 Family	$2,557	$2,557	$58	$2,092	$84
Home equity and HELOCs	1,185	1,185	—	859	47
Construction Residential	—	—	—	—	—
Multi-family	—	—	—	—	—
Commercial non-residential	662	662	—	682	42
Construction and land	—	—	—	2,251	169
Commecial	—	—	—	—	—
Consumer	—	—	—	—	—
The impaired loans table above includes accruing TDRs in the amount of $2.4 million that are performing in accordance with their modified terms. The Company recognized $121 thousand of interest income on accruing TDRs during the year ended June 30, 2019.
Generally, the Company will charge-off the collateral or discounted cash flow deficiency on all impaired loans. Interest income that would have been recorded for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, had impaired loans been current according to their original terms, amounted to $9 thousand, $8 thousand, $40 thousand, and $32 thousand, respectively.
Troubled Debt Restructurings
The Bank determines whether a restructuring of debt constitutes a troubled debt restructuring (“TDR”) in accordance with guidance under FASB ASC Topic 310 Receivables. The Bank considers a loan a TDR when the borrower is experiencing financial difficulty and the Bank grants a concession that they would not otherwise consider but for the borrower’s financial difficulties. A TDR includes a modification of debt terms or assets received in satisfaction of the debt (including a foreclosure or a deed in lieu of foreclosure) or a combination of types. The Bank evaluates selective criteria to determine if a borrower is experiencing financial difficulty, including the ability of the borrower to obtain funds from sources other than the Bank at market rates. The Bank considers all TDR loans as impaired loans and, generally, they are put on non-accrual status. The Bank will not consider the loan a TDR if the loan modification was made for customer retention purposes and the modification reflects prevailing market conditions. The Bank’s policy for returning a loan to accruing status requires the preparation of a well-documented credit evaluation which includes the following:
•
A review of the borrower’s current financial condition in which the borrower must demonstrate sufficient cash flow to support the repayment of all principal and interest including any amounts previously charged-off;

•
An updated appraisal or home valuation which must demonstrate sufficient collateral value to support the debt; and

•
Sustained performance based on the restructured terms for at least six consecutive months.

During the quarter ended June 30, 2020, the Company began providing customer relief programs, such as payment deferrals or interest only payments on loans. The Company does not consider a modification to be a TDR if it occurred as a result of the loan forbearance program under the CARES Act. The CARES Act indicates that a loan term modification does not automatically result in TDR status if the modification is made on a good-faith basis in response to COVID-19 to borrowers who were classified as current and not more than 30 days past due as of December 31, 2019, and executed between March 1, 2020 and the earlier of (a) 60 days after the date of termination of the National Emergency, or (b) December 31, 2020. During the quarter ended June 30, 2020, the Company modified approximately $49.8 million of loans to provide its customers this monetary relief. Generally, these modifications included the deferral of principal and interest payments for a period of three months, although interest income continued to accrue. The three-month deferral period has ended on a portion of the loans on deferral and William Penn received payments of principal and interest on a portion of the loans on deferral and, as of August 31, 2020, $6.0 million of loans remain on deferral under the CARES Act. As of November 30, 2020, $2.6 million of loans remain on deferral under the CARES Act.

As of September 30, 2020 and June 30, 2020, there were no loans modified that were identified as a troubled debt restructuring. The following table summarizes loans whose terms were modified in a manner that met the definition of a TDR as of and for the year ended June 30, 2019:
	For the year ended June 30, 2019
(Dollars in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Commercial non-residential	2	$232	$232
Total	2	$232	$232
The Company did not experience any re-defaulted TDRs subsequent to the loan being modified during the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019.
Note 9 — Accrued Interest Receivable
The following table provides information on accrued interest receivable at June 30, 2020 and 2019.
(Dollars in thousands)	September 30, 2020		June 30, 2020		June 30, 2019
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Interest-bearing deposits	$6	0.2%	$4	0.2%	$20	1.5%
Investment securities	776	26.6%	352	13.8%	101	7.8%
Loans	2,134	73.2%	2,184	86.0%	1,181	90.7%
Total Accrued Interest Receivable	$2,916	100.00%	$2,540	100.00%	$1,302	100.00%
Accrued interest receivable is included in accrued interest receivable and other assets on the Company’s Consolidated Statements of Financial Condition.
Note 10 — Premises and Equipment
The components of premises and equipment are as follows as of September 30, 2020, June 30, 2020 and June 30, 2019:
	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019
Land	$2,753	$4,144	$2,471
Office buildings and improvements	12,759	14,493	8,198
Furniture, fixtures and equipment	2,282	1,918	978
Automobiles	50	50	57
	17,844	20,605	11,704
Accumulated depreciation	(3,920)	(3,872)	(3,298)
	$13,924	$16,733	$8,406
Depreciation expense amounted to $309 thousand and $98 thousand for the three months ended September 30, 2020 and 2019, respectively, and $582 thousand and $408 thousand for the years ended June 30, 2020 and 2019, respectively.
During the three months ended September 30, 2020, the Company transferred two properties with a total carrying value of $2.4 million to the held for sale classification. The Company sold one of the properties in October 2020 and intends to sell the other property by the end of the 2020 calendar year.
Note 11 — Goodwill and Intangibles
The goodwill and intangible assets arising from acquisitions is accounted for in accordance with the accounting guidance in FASB ASC Topic 350 for Intangibles — Goodwill and Other. The Company recorded goodwill of $4.9 million and core deposit intangibles of $1.4 million in connection with the acquisition of Audubon Savings Bank. The Company also recorded core deposit intangibles totaling $65 thousand and $197 thousand in connection with the acquisitions of Fidelity and Washington, respectively. As of September 30, 2020 and June 30, 2020, the other intangibles consisted of $1.1 million and $1.2 million, respectively, of core deposit intangibles, which are amortized over an estimated useful life of ten years.
The Company performs its annual impairment evaluation on June 30 or more frequently if events and circumstances indicate that the fair value of the banking unit is less than its carrying value. During the year ended June 30, 2020, management included considerations of the current economic environment caused by COVID-19 in its qualitative assessment of goodwill impairment and determined that a quantitative assessment of goodwill was warranted. Management engaged a third-party valuation specialist to perform a quantitative assessment of goodwill impairment and it was determined that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment existed at June 30, 2020. During the three months ended September 30, 2020, management considered the current economic environment caused by the COVID-19 pandemic in its evaluation, and determined based on the totality of its qualitative assessment that it is not more likely than not that the carrying value of goodwill is impaired. No goodwill impairment exists during the three months ended September 30, 2020.
Goodwill and other intangibles at September 30, 2020, June 30, 2020, and June 30, 2019 are summarized as follows:
(Dollars in thousands)	Goodwill	Core Deposit Intangibles
Balance, July 1, 2018	$—	$—
Adjustments:
Additions	4,858	1,432
Amortization	—	(260)
Balance, June 30, 2019	$4,858	$1,172

(Dollars in thousands)	Goodwill	Core Deposit Intangibles
Balance, July 1, 2019	$4,858	$1,172
Adjustments:
Additions	—	262
Amortization	—	(242)
Balance, June 30, 2020	$4,858	$1,192
Adjustments:
Additions	—	—
Amortization	—	(64)
Balance, September 30, 2020	$4,858	$1,128
The following tables summarize amortizing intangible assets at September 30, 2020, June 30, 2020, and June 30, 2019:
	September 30, 2020
(Dollars in thousands)	Gross	Accumulated Amortization	Net
Core deposit intangibles	$1,694	$(566)	$1,128
	June 30, 2020
(Dollars in thousands)	Gross	Accumulated Amortization	Net
Core deposit intangibles	$1,694	$(502)	$1,192
	June 30, 2019
(Dollars in thousands)	Gross	Accumulated Amortization	Net
Core deposit intangibles	$1,432	$(260)	$1,172
Aggregate amortization expense was $64 thousand and $59 thousand for the three months ended September 30, 2020, respectively, and $242 thousand and $260 thousand for the years ended June 30, 2020 and 2019, respectively. Amortization expense for the next five years and thereafter is expected to be as follows:
(Dollars in thousands)
Twelve months ended:	September 30, 2020 Expense	June 30, 2020 Expense
2021	$248	$255
2022	217	224
2023	186	194
2024	155	163
2025	124	132
2026 and thereafter	198	224
	$1,128	$1,192

Note 12 — Deposits
Deposits and their respective weighted-average interest rates consist of the following major classifications as of September 30, 2020, June 30, 2020, and June 30, 2019:
	September 30, 2020		June 30, 2020		June 30, 2019
(Dollars in thousands)	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Checking accounts	$140,146	0.07%	$142,223	0.13%	$67,547	0.09%
Money market accounts	140,891	0.62	129,048	0.94	67,648	1.68
Savings and club accounts	95,070	0.10	94,097	0.19	33,172	0.16
Certificates of deposit	205,386	1.71	194,480	1.86	112,839	1.90
	$581,493	0.79%	$559,848	0.93%	$281,206	1.21%
As of September 30, 2020, June 30, 2020, and June 30, 2019, the balance of checking accounts included $36.7 million, $42.8 million, and $13.1 million of non-interest bearing deposit accounts, respectively.
Time deposit accounts outstanding as of September 30, 2020 mature as follows:
(In thousands)	September 30, 2020	June 30, 2020
Twelve months ending:
2021	$128,575	$113,596
2022	35,625	37,073
2023	16,745	18,085
2024	12,170	13,426
2025	10,592	10,668
Thereafter	1,679	1,632
	$205,386	$194,480
The aggregate amount of certificates of deposit accounts in denominations of $250 thousand or more totaled $26.9 million, $22.7 million, and $22.0 million at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. The FDIC has permanently raised deposit insurance per account owner to $250 thousand for all types of accounts.
Note 13 — Advances from Federal Home Loan Bank
The Bank is a member of the FHLB system, which consists of 11 regional Federal Home Loan Banks. The FHLB provides a central credit facility primarily for member institutions. The Bank has a maximum borrowing capacity with the FHLB of Pittsburgh of approximately $304.0 million and $223.0 million at September 30, 2020 and June 30, 2020, respectively, of which $41.0 million, exclusive of purchase accounting fair value adjustment, and $64.2 million was outstanding at September 30, 2020 and June 30, 2020, respectively. FHLB advances are secured by qualifying assets of the Bank, which include Federal Home Loan Bank stock and loans. The Bank had $440.4 million and $322.0 million of loans pledged as collateral as of September 30, 2020 and June 30, 2020, respectively. The Bank, as a member of the FHLB of Pittsburgh, is required to acquire and hold shares of capital stock in that FHLB. The Bank was in compliance with the requirements for the FHLB of Pittsburgh with an investment of $3.0 million and $3.9 million at September 30, 2020 and June 30, 2020, respectively. On August 24, 2020, the Company paid off $23.2 million of advances from the FHLB of Pittsburgh due to the low interest rate environment and excess cash held on the Company’s Statement of Financial Condition.
Advances from the FHLB of Pittsburgh consist of the following as of September 30, 2020, June 30, 2020 and June 30, 2019:
(Dollars in thousands)	September 30, 2020	June 30, 2020	June 30, 2019
FHLB advances:
Convertible	$20,000	$20,000	$20,000
Fixed	14,000	21,767	11,000
Mid-term	7,000	23,215	19,000
Total FHLB advances	$41,000	$64,982	$50,000
Regarding the convertible rate notes, the FHLB of Pittsburgh has the option to convert the notes at rates ranging from 0.01% to 0.23% above the three-month LIBOR on a quarterly basis upon the arrival of specified conversion dates or the occurrence of specific events. Accordingly, contractual maturities above may differ from expected maturities. In the event the FHLB of Pittsburgh converts these advances, the Bank has the option of accepting the variable rate or repaying the advances without penalty.

Contractual maturities and the associated weighted average interest rate of FHLB advances at September 30, 2020 and June 30, 2020 are as follows:
	September 30, 2020		June 30, 2020
(Dollars in thousands) Twelve months ending:	Amount	Weighted Average Rate	Amount	Weighted Average Rate
2021	$—	—%	$15,086	2.40%
2022	7,000	2.03%	9,092	2.17%
2023	13,000	2.74%	14,073	2.75%
2024	7,000	2.00%	9,158	2.13%
2025	14,000	2.92%	15,892	2.85%
Thereafter	—	—%	1,591	2.83%
Total FHLB advances	$41,000	2.55%	$64,892	2.53%
Note 14 — Income Taxes
The components of income tax expense are as follows for the periods presented:
	Three months ended September 30,
(Dollars in thousands)	2020	2019
Federal:
Current	$(139)	$(38)
Deferred	268	243
	129	205
State, current	15	15
	$144	$220

	Year ended June 30,
(Dollars in thousands)	2020	2019
Federal:
Current	$(448)	$1,594
Deferred	51	(544)
	(397)	1,050
State, current	10	10
	$(387)	$1,060
A reconciliation of the statutory federal income tax at a rate of 21.0% in 2020 and 2019 to the income tax expense included in the consolidated statements of income is as follows:
	Three months ended September 30,
	2020		2019
(Dollars in thousands)	Amount	% of Pretax Income	Amount	% of Pretax Income
Federal income tax at statutory rate	$171	21.0%	$226	21.0%
State tax, net of federal benefit	12	1.5	12	1.1
Bank owned-life insurance	(24)	(2.9)	(17)	(1.6)
Other	(13)	(1.7)	(1)	—
	$146	17.9%	$220	20.5%

	Year ended June 30,
	2020		2019
(Dollars in thousands)	Amount	% of Pretax Income	Amount	% of Pretax Income
Federal income tax at statutory rate	$198	21.0%	$1,011	21.0%
State tax, net of federal benefit	7	0.7	8	0.2
Bank owned-life insurance	(74)	(7.9)	(69)	(1.4)
Gain on bargain purchase	(157)	(16.7)	—	—
Non-deductible merger expenses	71	7.5	—	—
Impact of tax law change	(408)	(43.3)	—	—
Other	(24)	(2.4)	110	2.2
	$(387)	(41.1)%	$1,060	22.0%
Income tax expense for the year ended June 30, 2020 included a $408 thousand one-time income tax benefit related to a change in tax law associated with bank-owned life insurance policies acquired as part of an acquisition.
Items that gave rise to significant portions of deferred tax assets and liabilities are as follows:
	September 30,		June 30,
(Dollars in thousands)	2020	2019	2020	2019
Deferred tax assets:
Loan origination fees	$119	$171	$100	$186
Allowance for loan losses	803	705	788	757
Deferred director’s fees	288	289	289	303
Deferred compensation	531	411	525	475
Deferred pension	613	—	613	—
Purchase accounting adjustments	1,292	—	1,552	—
NOL carry forward	1,090	453	1,090	453
Other	51	11	—	60
Total Deferred Tax Assets	4,787	2,040	4,957	2,234
Deferred tax liabilities:
Net unrealized gain on securities	(123)	(10)	(21)	(60)
Premises and equipment	(180)	(63)	(114)	(63)
Other	(36)	(49)	(5)	—
Total Deferred Tax Liabilities	(339)	(122)	(140)	(123)
Net Deferred Tax Asset	$4,448	$1,918	$4,817	$2,111
GAAP prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Accounting literature also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest, and penalties. In accordance with GAAP, interest or penalties incurred for income taxes will be recorded as a component of other expenses. There are no material uncertain tax positions at September 30, 2020, June 30, 2020 or June 30, 2019. With few exceptions, the Company is no longer subject to U.S. Federal income tax examinations by taxing authorities for years before 2016.
Retained earnings included $2.8 million at September 30, 2020, June 30, 2020, and June 30, 2019, respectively, for which no provision for federal income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Act also provides for the recapture of deductions arising from “applicable excess reserve” defined as the total amount of reserve over the base year reserve. The Bank’s total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

Note 15 — Employee and Director Benefit Plans
401(k) Plan
The Bank has a savings plan qualified under Section 401(k) of the Internal Revenue Code which covers substantially all of its employees. Employees can contribute up to 50% of gross pay and the Bank matches 100% of such contributions up to 6%. The Company recorded $97 thousand, $64 thousand, $250 thousand, and $237 thousand of expense associated with the 401(k) plan during the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively.
Employee Stock Ownership Plan (“ESOP”)
The Company offers ESOP benefits to employees who met certain eligibility requirements. The ESOP is handled on a “pay as you go” basis, whereby the Bank contributes cash to the ESOP to purchase stock that will be allocated to participant accounts. Stock may be purchased by the ESOP in the open market, directly from retiring participants, or from participants electing to diversify their ESOP shares in accordance with the Plan document. During the three months ended September 30, 2020 and 2019 and the fiscal years ended June 30, 2020 and 2019, the Bank recognized ESOP expense of $62 thousand, $54 thousand, $223 thousand, and $224 thousand, respectively, under the “pay as you go” method.
Directors Retirement Plan
The Bank has a retirement plan for the directors of the Bank. Upon retirement, a director who agrees to serve as a consulting director to the Bank will receive a monthly benefit amount for a period of up to 120 months. The plan was amended in October 2017 to allow credit for service as a director while also serving as an employee. The Company recognized $36 thousand, $32 thousand, $128 thousand, and $154 thousand, respectively, of expense for these benefits in its Consolidated Statements of Income for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively. At September 30, 2020, June 30, 2020, and June 30, 2019, approximately $1.6 million, $1.6 million and $1.4 million, respectively, had been accrued under this plan.
Director Deferred Compensation Plan
The Bank has deferred compensation plans for certain directors of the Bank whereby they can elect to defer their directors’ fees. Under the plans’ provisions, benefits which accrue at the Bank’s highest certificate of deposit rate will be payable upon retirement, death, or permanent disability. At September 30, 2020, June 30, 2020, and June 30, 2019, approximately $1.3 million, respectively, had been accrued for this benefit plan. The Company recognized $7 thousand, $34 thousand, $61 thousand, and $6 thousand, respectively, of interest expense for these benefits in its Consolidated Statements of Income for the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively.
Supplemental Executive Retirement Plan
In 2014, the Bank entered into supplemental executive retirement plan (“SERP”) agreements with certain former executives of the Bank. The plan required the Bank to make annual contributions with amounts payable to participants upon retirement. The Company recorded an accumulated liability associated with this plan equal to $777 thousand, $782 thousand and $583 thousand at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. The Company recognized $3 thousand, $11 thousand, $20 thousand, and $47 thousand of expense related to this benefit plan during the three months ended September 30, 2020 and 2019 and the years ended June 30, 2020 and 2019, respectively.
Note 16 — Commitments and Contingencies
The Company leases several offices as part of its regular business operations. Please refer to Note 19 for further detail regarding the Company’s operating lease commitments. In addition, the Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated balance sheets.
A summary of the Company’s loan commitments is as follows as of September 30, 2020, June 30, 2020, and June 30, 2019:
	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019
Commitments to extend credit	$18,192	$18,602	$10,952
Unfunded commitments under lines of credit	62,717	52,432	27,981
Standby letters of credit	1,000	—	—
Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have 90-day fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies, but primarily includes residential and commercial real estate.

Periodically, there have been other various claims and lawsuits against the Bank, such as claims to enforce liens, condemnation proceedings on properties in which it holds security interests, claims involving the making and servicing of real property loans and other issues incident to its business. The Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on its financial condition, results of operations or cash flows.
Note 17 — Regulatory Capital Requirements
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (described below) of tangible and core capital to total adjusted assets and of total capital to risk-weighted assets.
Management believes, as of September 30, 2020 and June 30, 2020, that the Bank meets all capital adequacy requirements to which it is subject.
As of September 30, 2020 and June 30, 2020, the most recent notification from the regulators categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum amounts and ratios of Tier I leverage capital to average assets and of common equity Tier I capital, Tier I capital, and total capital to risk-weighted assets, all as defined in the regulation.
In an effort to reduce regulatory burden, legislation enacted in May 2018 required the federal banking agencies to establish an optional “community bank leverage ratio” of between 8% to 10% tangible equity to average total consolidated assets for qualifying institutions with assets of less than $10 billion of assets. Institutions with capital meeting the specified requirement and electing to follow the alternative framework would be deemed to comply with the applicable regulatory capital requirements, including the risk-based requirements and would be considered well-capitalized under the prompt corrective action framework. The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% tier 1 capital to average total consolidated assets. The Bank has elected to adopt the optional community bank leverage ratio framework in the first quarter of 2020.
In April 2020, the Federal banking regulatory agencies modified the original Community Bank Leverage Ratio (CBLR) framework and provided that, as of the second quarter 2020, a banking organization with a leverage ratio of 8 percent or greater and that meets the other existing qualifying criteria may elect to use the community bank leverage ratio framework. The modified rule also states that the community bank leverage ratio requirement will be greater than 8 percent for the second through fourth quarters of calendar year 2020, greater than 8.5 percent for calendar year 2021, and greater than 9 percent thereafter. The transition rule also maintains a two-quarter grace period for a qualifying community banking organization whose leverage ratio falls no more than 100 basis points below the applicable community bank leverage ratio requirement.
A “small holding company,” as defined under Federal Reserve Board regulations as a holding company less than $3 billion of consolidated assets, such as the Company, is generally not subject to the regulatory capital requirements applicable to the Bank and outlined above, unless otherwise directed by the Federal Reserve Board.
The leverage ratios of the Bank at September 30, 2020 and June 30, 2020 are as follows:
As of September 30, 2020 (Dollars in thousands except for ratios)	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
William Penn Bank:
Tier 1 leverage	$86,956	11.92%	>$	29,172	>4.00%	>$	36,465	>5.00%
As of June 30, 2020 (Dollars in thousands except for ratios)	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
William Penn Bank:
Tier 1 leverage	$86,822	13.67%	>$	25,397	>4.00%	>$	31,746	>5.00%

The Bank’s actual capital amounts and ratios as of June 30, 2019 are presented below:
As of June 30, 2019: (Dollars in thousands)	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
Total risk-based capital	$71,558	25.8%	$	>22,172	>8.0%	$	>27,715	>10.0%
Common Equity Tier 1 Capital	68,437	24.7		>12,477	>4.5		>18,022	>6.5
Core capital (to risk-weighted assets)	68,437	24.7		>16,636	>6.0		>22,181	>8.0
Core capital (to adjusted total assets)	68,437	16.9		>16,162	>4.0		>20,203	>5.0
Note 18 — Fair Value of Financial Instruments
The Company follows authoritative guidance under FASB ASC Topic 820 for Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The definition of fair value under ASC 820 is the exchange price. The guidance clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. The definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). The guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement.
Fair value is based on quoted market prices, when available. If listed prices or quotes are not available, fair value is based on fair value models that use market participant or independently sourced market data which include: discount rate, interest rate yield curves, credit risk, default rates and expected cash flow assumptions. In addition, valuation adjustments may be made in the determination of fair value. These fair value adjustments may include amounts to reflect counter party credit quality, creditworthiness, liquidity, and other unobservable inputs that are applied consistently over time. These adjustments are estimated and, therefore, subject to significant management judgment, and at times, may be necessary to mitigate the possibility of error or revision in the model-based estimate of the fair value provided by the model. The methods described above may produce fair value calculations that may not be indicative of the net realizable value. While the Company believes its valuation methods are consistent with other financial institutions, the use of different methods or assumptions to determine fair values could result in different estimates of fair value. FASB ASC Topic 820 for Fair Value Measurements and Disclosures describes three levels of inputs that may be used to measure fair value:
Level 1:
Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level 2:
Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level 3:
Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The following table presents the assets required to be measured and reported on a recurring basis on the Company’s Consolidated Statements of Financial Condition at their fair value as of September 30, 2020, June 30, 2020, and June 30, 2019, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	September 30, 2020
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Investments available-for-sale:
Mortgage-backed securities	$—	$66,400	$—	$66,400
U.S. agency collateralized mortgage obligations	—	2,378	—	2,378
U.S. government agency securities	—	11,547	—	11,547
Municipal bonds	—	25,128	—	25,128
Corporate bonds	—	18,144	—	18,144
Total Assets	$—	$123,597	$—	$123,597

	June 30, 2020
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Investments available-for-sale:
Mortgage-backed securities	$—	$51,738	$—	$51,738
U.S. agency collateralized mortgage obligations	—	3,215	—	3,215
U.S. government agency securities	—	6,155	—	6,155
U.S. treasury securities	—	1,000	—	1,000
Municipal bonds	—	10,508	—	10,508
Corporate bonds	—	17,382	—	17,382
Total Assets	$—	$89,998	$—	$89,998

	June 30, 2019
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Investments available-for-sale:
Mortgage-backed securities	$—	$3,678	$—	$3,678
U.S. agency collateralized mortgage obligations	—	5,767	—	5,767
U.S. government agency securities	—	10,912	—	10,912
Private label collateralized mortgage obligations	—	303	—	303
Total Assets	$—	$20,660	$—	$20,660
Assets and Liabilities Measured on a Non-Recurring Basis
Certain assets and liabilities may be required to be measured at fair value on a nonrecurring basis in periods subsequent to their initial recognition. Generally, nonrecurring valuation is the result of the application of other accounting pronouncements which require assets and liabilities to be assessed for impairment or recorded at the lower of cost or fair value.
Impaired loans are generally measured for impairment using the fair value of the collateral supporting the loan. Evaluating impaired loan collateral is based on Level 3 inputs utilizing outside appraisals adjusted by management for sales costs and other assumptions regarding market conditions to arrive at fair value. As of September 30, 2020 and June 30, 2020, the Company charged-off the collateral deficiency on impaired loans. As a result, there were no specific reserves on impaired loans as of September 30, 2020 and June 30, 2020. As of June 30, 2019, impaired loans with a carrying value of $4.4 million were reduced by specific valuation allowance totaling $58 thousand resulting in a net fair value of $4.3 million based on Level 3 inputs.
Other real estate owned (OREO) is measured at fair value, based on appraisals less cost to sell at the date of foreclosure. Valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value, less cost to sell. Income and expenses from operations and changes in valuation allowance are included in the net expenses from OREO.
As of September 30, 2020, there were no assets required to be measured and reported at fair value on a non-recurring basis. As of June 30, 2020 and 2019, assets required to be measured and reported at fair value on a non-recurring basis are summarized as follows:
	June 30, 2020
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Impaired loans	$—	$—	$190	$190
Other real estate owned	—	—	100	100
	$—	$—	$290	$290

	June 30, 2019
(Dollars in thousands)	Level I	Level II	Level III	Total
Assets:
Impaired loans	$—	$—	$4,346	$4,346
Other real estate owned	—	—	—	—
	$—	$—	$4,346	$4,346

Quantitative information regarding assets measured at fair value on a non-recurring basis is as follows:
	Quantative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range
June 30, 2020
Impaired loans	$190	Appraisal of collateral(1)	Appraisal adjustments(2)	0 – 28%
Foreclosed real estate owned	$100	Appraisal of collateral(1)(3)	Liquidation expenses(2)	0%
	Quantative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range
June 30, 2019
Impaired loans	$4,346	Appraisal of collateral(1)	Appraisal adjustments(2)	0 – 25%
Foreclosed real estate owned	$—	Appraisal of collateral(1)(3)	Liquidation expenses(2)	0%

(1)
Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not identifiable, less any associated allowance.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

(3)
Includes qualitative adjustments by management and estimated liquidation expenses.

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates.
As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.
The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments.
Cash and Due from Banks and Interest-Bearing Time Deposits
The carrying amounts of cash and amounts due from banks and interest-bearing time deposits approximate their fair value.
Securities Available for Sale and Held to Maturity
The fair value of investment and mortgage-backed securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.
Loans Receivable
The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms are adjusted for liquidity and credit risk.
Regulatory Stock
The carrying amount of Federal Home Loan Bank stock approximates fair value.
Bank-Owned Life Insurance
The fair value is equal to the cash surrender value of the life insurance policies.
Accrued Interest Receivable and Payable
The carrying amount of accrued interest receivable and payable approximates fair value.
Deposits
Fair values for demand deposits, NOW accounts, savings and club accounts, and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on similar instruments with similar maturities.

Advances from Federal Home Loan Bank
Fair value of advances from Federal Home Loan Bank is estimated using discounted cash flow analyses, based on rates currently available to the Company for advances from Federal Home Loan Bank with similar terms and remaining maturities.
Off-Balance Sheet Financial Instruments
Fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, considering market interest rates, the remaining terms and present credit worthiness of the counterparties.
In accordance with FASB ASC Topic 825 for Financial Instruments, Disclosures about Fair Value of Financial Instruments, the Company is required to disclose the fair value of financial instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a distressed sale. Fair value is best determined using observable market prices; however, for many of the Company’s financial instruments no quoted market prices are readily available. In instances where quoted market prices are not readily available, fair value is determined using present value or other techniques appropriate for the particular instrument. These techniques involve some degree of judgment, and as a result, are not necessarily indicative of the amounts the Company would realize in a current market exchange. Different assumptions or estimation techniques may have a material effect on the estimated fair value.
The following tables set forth the carrying value of financial assets and liabilities and the fair value for certain financial instruments that are not required to be measured or reported at fair value on the Consolidated Statements of Financial Condition for the periods indicated.
	Fair Value Measurements at September 30, 2020
(Dollars in thousands)	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$56,082	$56,082	$56,082	$—	$—
Interest bearing time deposits	2,300	2,300	2,300	—	—
Loans receivable, net	497,630	527,508	—	—	527,508
Regulatory stock	3,219	3,219	3,219	—	—
Bank-owned life insurance	14,870	14,870	14,870	—	—
Accrued interest receivable	2,916	2,916	2,916	—	—
Financial liabilities:
Checking accounts	140,146	140,146	140,146	—	—
Money market accounts	140,891	140,891	140,891	—	—
Savings and club accounts	95,070	95,070	95,070	—	—
Certificates of deposit	205,386	208,373	—	—	208,373
Advances from Federal Home Loan Bank	41,000	42,574	—	—	42,574
Advances from borrowers for taxes and insurance	2,910	2,910	2,910	—	—
Accrued interest payable	175	175	175	—	—
Off-balance sheet financial instruments	—	—	—	—	—

	Fair Value Measurements at June 30, 2020
(Dollars in thousands)	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$82,915	$82,915	$82,915	$—	$—
Interest bearing time deposits	2,300	2,300	2,300	—	—
Loans receivable, net	508,605	541,779	—	—	541,779
Regulatory stock	4,200	4,200	4,200	—	—
Bank-owned life insurance	14,758	14,758	14,758	—	—
Accrued interest receivable	2,540	2,540	2,540	—	—
Financial liabilities:
Checking accounts	142,223	142,223	142,223	—	—
Money market accounts	129,048	129,048	129,048	—	—
Savings and club accounts	94,097	94,097	94,097	—	—
Certificates of deposit	194,480	198,268	—	—	198,268
Advances from Federal Home Loan Bank	64,892	67,520	—	—	67,520
Advances from borrowers for taxes and insurance	4,536	4,536	4,536	—	—
Accrued interest payable	246	246	246	—	—
Off-balance sheet financial instruments	—	—	—	—	—
	Fair Value Measurements at June 30, 2019
(Dollars in thousands)	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$26,168	$26,168	$26,168	$—	$—
Interest bearing time deposits	8,486	8,486	8,486	—	—
Securities held to maturity	1,906	1,937	—	1,937	—
Loans receivable, net	326,017	330,060	—	—	330,060
Regulatory stock	2,785	2,785	2,785	—	—
Bank-owned life insurance	11,203	11,203	11,203	—	—
Accrued interest receivable	1,340	1,340	1,340	—	—
Financial liabilities:
Checking accounts	67,547	67,547	67,547	—	—
Money market accounts	67,648	67,648	67,648	—	—
Savings and club accounts	33,172	33,172	33,172	—	—
Certificates of deposit	112,839	112,245	—	—	112,245
Advances from Federal Home Loan Bank	50,000	50,651	—	—	50,651
Advances from borrowers for taxes and insurance	3,814	3,814	3,814	—	—
Accrued interest payable	171	171	171	—	—
Off-balance sheet financial instruments	—	—	—	—	—
Note 19 — Leases
A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. On July 1, 2019, the Company adopted ASU No 2016-02 “Leases” (Topic 842) and all subsequent ASUs that modified Topic 842. The adoption of Topic 842 primarily affected the Company’s accounting treatment for operating lease agreements in which the Company is the lessee.
Substantially all of the leases in which the Company is the lessee include real estate property for branches and office space with terms extending through 2042. All of the Company’s leases are classified as operating leases, and therefore, were previously not recognized on the Company’s Consolidated Statements of Financial Condition. Topic 842 requires the Company to recognize a right-of-use (“ROU”) asset and corresponding lease liability included in accrued interest receivable and other assets and accrued interest payable and other liabilities, respectively, on the Company’s Consolidated Statements of Financial Condition.

The following tables present the Consolidated Statements of Financial Condition classification of the Company’s ROU assets and lease liabilities. The Company elected not to include short-term leases (i.e., leases with initial terms of twelve months of less), or equipment leases (deemed immaterial) on the Consolidated Statements of Financial Condition.
(in thousands)		September 30, 2020
Lease Right-of-Use Assets	Classification
Operating lease right-of-use assets	Other assets	$1,589
Total Right-of-Use Assets		$1,589

(in thousands)		September 30, 2020
Lease Liabilities	Classification
Operating lease liabilities	Other liabilities	$1,585
Total Lease Liabilities		$1,585

(in thousands)		June 30, 2020
Lease Right-of-Use Assets	Classification
Operating lease right-of-use assets	Other assets	$1,663
Total Right-of-Use Assets		$1,663

(in thousands)		June 30, 2020
Lease Liabilities	Classification
Operating lease liabilities	Other liabilities	$1,638
Total Lease Liabilities		$1,638
The calculated amount of the ROU assets and lease liabilities in the table above are impacted by the length of the lease term and the discount rate used to present value the minimum lease payments. The Company’s lease agreements often include one or more options to renew at the Company’s discretion. If at lease inception, the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the calculation of the ROU asset and lease liability. Regarding the discount rate, Topic 842 requires the use of the rate implicit in the lease whenever this rate is readily determinable. As this rate is rarely determinable, the Company utilizes its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term.
September 30, 2020
Weighted average remaining lease term
Operating leases	11.8 years
Weighted average discount rate
Operating leases	2.20%
June 30, 2020
Weighted average remaining lease term
Operating leases	11.9 years
Weighted average discount rate
Operating leases	2.19%

The Company recorded $85 thousand and $142 thousand of net lease costs during the three months ended September 30, 2020 and the year ended June 30, 2020, respectively. There were no net lease costs during the three months ended September 30, 2019 and the year ended June 30, 2019. Future minimum payments for operating leases with initial or remaining terms of one year or more as of September 30, 2020 were as follows:
	September 30, 2020	June 30, 2020
(in thousands)	Operating Leases	Operating Leases
Twelve months ended:
2021	$248	$247
2022	254	252
2023	260	258
2024	260	265
2025	211	246
Thereafter	587	613
Total future minimum lease payments	$1,820	$1,881
Amounts representing interest	(235)	(243)
Present value of net future minimum lease payments	$1,585	$1,638
Note 20 — Related Party Transactions
At September 30, 2020, June 30, 2020, and June 30, 2019, certain directors, executive officers, principal holders of the Company’s common stock, associates of such persons, and affiliated companies of such persons were indebted, including undrawn commitments to lend, to the Bank in the aggregate amount of $2.1 million, $1.8 million, and $1.1 million, respectively. These total commitments to lend include $1.2 million, $1.2 million, and $995 thousand of undrawn commitments at September 30, 2020, June 30, 2020, and June 30, 2019, respectively. The commitments are in the form of loans and guarantees for various business and personal interests. This indebtedness was incurred in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time of comparable transactions with unrelated parties. This indebtedness does not involve more than the normal risk of repayment or present other unfavorable features.
The following table shows the loan activity for related parties for the three months ended September 30, 2020 and the years ended June 30, 2020 and 2019:
	September 30, 2020	June 30,
(Dollars in thousands)		2020	2019
Beginning Balance	$587	$147	$117
New loans and funding of existing lines of credit	277	505	—
Loans to newly appointed directors	—	103	104
Repayments	(35)	(168)	(74)
Ending balance	$829	$587	$147
None of the Company’s affiliates, officers, directors, or employees have an interest in or receive remuneration from any special purpose entities or qualified special purpose entities which the Company transacts business.
At September 30, 2020 and June 30, 2020, certain directors, executive officers, principal holders of the Company’s common stock, associates of such persons, and affiliated companies of such persons had deposits with the Bank in the aggregate amount of $2.8 million and $2.6 million, respectively.

Note 21 — Parent Company Financial Information
WILLIAM PENN BANCORP, INC.
CONDENSED STATEMENTS OF FINANCIAL CONDITION — PARENT COMPANY ONLY
(Dollars in thousands)
As of September 30, 2020 (unaudited), June 30, 2020 and 2019
	September 30,	June 30,	June 30,
	2020	2020	2019
	(unaudited)
ASSETS
Cash on deposit at the Bank	$694	$2,861	$1,440
Investment in the Bank	94,465	93,401	75,142
Other assets	347	103	48
TOTAL ASSETS	$95,506	$96,365	$76,630
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accrued and other liabilities	$—	$—	$—
TOTAL LIABILITIES	—	—	—
Commitments and contingencies	—	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued	—	—	—
Common Stock, $.10 par value, 49,000,000 shares authorized; 4,667,304 and 4,158,113 shares issued and 4,489,345 and 3,980,154 shares outstanding at both September 30, 2020 and June 30, 2020 and at June 30, 2019, respectively.	467	467	416
Additional paid-in capital	42,932	42,932	22,441
Treasury Stock, 177,959 shares at cost at September 30, 2020, June 30, 2020, and June 30, 2019, respectively.	(3,710)	(3,710)	(3,710)
Retained earnings	55,384	56,600	57,255
Accumulated other comprehensive income	433	76	228
TOTAL STOCKHOLDERS’ EQUITY	95,506	96,365	76,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$95,506	$96,365	$76,630
WILLIAM PENN BANCORP, INC.
CONDENSED STATEMENTS OF OPERATIONS — PARENT COMPANY ONLY
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three months ended September 30,		Year ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
INCOME
Interest on interest-bearing deposits with the Bank	$—	$5	$8	$14
Total Income	—	5	8	14
EXPENSES
Professional fees	44	15	50	—
Merger relates expenses	—	—	532	—
Other expenses	3	—	12	82
Total Expenses	47	15	594	82
Income before income tax benefit and equity in undistributed net income of affiliates	(47)	(10)	(586)	(68)
Income Tax Benefit	(10)	(2)	(51)	(14)
Equity in undistributed net income of the Bank	707	862	1,863	3,810
NET INCOME	$670	$854	$1,328	$3,756
Comprehensive income	$1,027	$664	$1,176	$3,765

WILLIAM PENN BANCORP, INC.
CONDENSED STATEMENTS OF CASH FLOW — PARENT COMPANY ONLY
(Dollars in thousands)
For the Three Months Ended September 30, 2020 and 2019 (unaudited) and the Years Ended June 30, 2020 and 2019
	Three months ended September 30,		Year ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net income	$670	$854	$1,328	$3,756
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Equity in undistributed net earnings of subsidiaries	(707)	(862)	(1,863)	(3,810)
Dividend from the Bank	—	1,000	4,000	2,000
Change in other assets	(244)	(9)	(61)	(8)
Net Cash Provided by (Used for) Operating Activities	(281)	983	3,404	1,938
Cash Flows from Financing Activities Cash dividends	(1,886)	(1,983)	(1,983)	(1,280)
Net Cash (Used) for Financing Activities	(1,886)	(1,983)	(1,983)	(1,280)
Net (Decrease) Increase in Cash and Cash Equivalents	(2,167)	(1,000)	1,421	658
Cash and Cash Equivalents – Beginning	2,861	1,440	1,440	782
Cash and Cash Equivalents – Ending	$694	$440	$2,861	$1,440
Supplementary Cash Flows Information
Income taxes paid	$—	$—	$—	$—
Note 22 — Subsequent Events
On August 24, 2020, the Company paid off $23.2 million of advances from the FHLB of Pittsburgh due to the current low interest rate environment and excess cash held on the Company’s Statement of Financial Condition. On September 16, 2020, the Board of Directors of William Penn Bancorp, the parent company for William Penn Bank (the “Bank”), together with the Board of Directors of William Penn, MHC (the “MHC”) and the Bank, unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company to the public and the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company in a transaction commonly referred to as a “second step” conversion. Management has reviewed events occurring through the date the financial statements were issued, and no additional subsequent events occurred requiring accrual or disclosure.

Annex A
Fidelity Savings and Loan Association of Bucks County

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Financial Condition
	March 31, 2020	June 30, 2019
	(unaudited)
Assets
Cash and due from banks	$1,084,862	$980,252
Interest bearing demand deposits	4,681,286	2,842,634
Federal funds sold	19,296,000	18,590,000
Cash and cash equivalents	25,062,148	22,412,886
Interest bearing time deposits	676,743	665,924
Investment securities available-for-sale, at fair value	470,757	577,904
Investment securities held-to-maturity (fair value March 31, 2020 $3,043; June 30, 2019 $8,782)	2,894	8,512
Loans receivable, net of allowance for loan losses of $431,534 at March 31, 2020 and $469,381 at June 30, 2019	57,492,060	62,041,187
Accrued interest receivable	178,288	205,469
Foreclosed real estate	100,100	191,100
Restricted stock, at cost	334,600	300,200
Premises and equipment, net	175,356	191,419
Prepaid expenses and other assets	211,262	199,775
Deferred income taxes, net	344,852	354,115
Total Assets	$85,049,060	$87,148,491
Liabilities and Equity
Liabilities
Deposits	$64,937,797	$68,060,437
Advances from Federal Home Loan Bank of Pittsburgh	5,270,593	4,408,422
Advances from borrowers for taxes and insurance	411,146	404,175
Accrued interest payable	22,888	18,887
Other liabilities	1,512,895	1,557,399
Total Liabilities	72,155,319	74,449,320
Equity
Surplus	951,782	951,782
Retained earnings	12,955,589	12,586,445
Accumulated other comprehensive loss	(1,013,630)	(839,056)
Total Equity	12,893,741	12,699,171
Total Liabilities and Equity	$85,049,060	$87,148,491
See accompanying notes to the financial statements.

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Income
9 Months Ended March 31,	2020	2019
	(unaudited)
Interest Income
Loans receivable, including fees:
First mortgage loans	$1,700,192	$1,686,200
Consumer and other loans	517,525	517,782
Mortgage-backed securities	14,126	18,971
Other	303,309	392,252
Total Interest Income	2,535,152	2,615,205
Interest Expense
Deposits	458,491	433,893
Federal Home Loan Bank advances	106,934	73,400
Total Interest Expense	565,425	507,293
Net interest income	1,969,727	2,107,912
Provision (Credit) for Loan Losses	(49,308)	2,686
Net interest income after provision (credit) for loan losses	2,019,035	2,105,226
Non-Interest Income
Service charges and fees	115,189	122,242
Net loss on foreclosed real estate	(2,701)	(11,470)
Other	203	916
Total Non-Interest Income	112,691	111,688
Non-Interest Expenses
Compensation and employee benefits	784,881	1,152,696
Occupancy and equipment	136,426	150,944
Foreclosed real estate expenses	14,903	4,209
Federal deposit insurance premiums	(30)	18,116
Data processing	123,221	122,882
Other	547,265	437,193
Total Non-Interest Expenses	1,606,666	1,886,040
Income before income taxes	525,060	330,874
Income Tax Expense	155,916	122,952
Net Income	$369,144	$207,922
See accompanying notes to the financial statements.

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Comprehensive Income
9 Months Ended March 31,	2020	2019
	(unaudited)
Comprehensive Income
Net income	$369,144	$207,922
Other Comprehensive Loss
Unrealized gain (loss) on securities available-for-sale, net of taxes of $518 and $(384), respectively	1,947	(1,443)
Unfunded post-retirement obligations:
Increase in minimum pension liability, net of taxes of $(55,146) and $(33,076), respectively	(207,454)	(124,427)
Reclassification adjustment for amortized prior service cost and actuarial losses for unfunded pension liability, net of taxes of $8,223 and $7,448, respectively(1)	30,933	28,017
Other comprehensive loss on unfunded post-retirement obligations	(176,521)	(96,410)
Total Other Comprehensive Loss	(174,574)	(97,853)
Comprehensive Income	$194,570	$110,069

(1)
Amounts are included in “Compensation and employee benefits” within the Consolidated Statements of Income.

See accompanying notes to the financial statements.

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Equity
	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2018	$951,782	$12,282,043	$(709,717)	$12,524,108
Net income	—	207,922	—	207,922
Other comprehensive loss	—	—	(97,853)	(97,853)
Balance, March 31, 2019 (unaudited)	$951,782	$12,489,965	$(807,570)	$12,634,177

	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2019	$951,782	$12,586,445	$(839,056)	$12,699,171
Net income	—	369,144	—	369,144
Other comprehensive loss	—	—	(174,574)	(174,574)
Balance, March 31, 2020 (unaudited)	$951,782	$12,955,589	$(1,013,630)	$12,893,741
See accompanying notes to the financial statements.

Fidelity Savings and Loan Association of Bucks County
Consolidated Statements of Cash Flows
9 Months Ended March 31,	2020	2019
	(unaudited)
Cash Flows from Operating Activities
Net income	$369,144	$207,922
Adjustments to reconcile change in net income to net cash provided by operating activities:
Provision for depreciation	29,734	33,552
(Credit) provision for loan losses	(49,308)	2,686
Net amortization of securities premiums and discounts	544	802
Deferred income taxes	55,668	(9,098)
Net loss on foreclosed real estate	2,701	11,470
Decrease (increase) in assets:
Accrued interest receivable	27,181	(9,077)
Prepaid expenses and other assets	(11,487)	3,655
Increase (decrease) in liabilities:
Accrued interest payable	4,001	7,104
Other liabilities	(267,948)	53,145
Net Cash Provided by Operating Activities	160,230	302,162
Cash Flows from Investing Activities
Net purchases of interest-bearing time deposits	(10,819)	(1,592)
Net decrease (increase) in loans receivable	4,598,435	(1,577,027)
Investment securities available-for-sale:
Proceeds from maturities, calls and principal repayments	190,073	156,538
Investment securities held-to-maturity:
Proceeds from maturities, calls and principal repayments	5,613	16,736
Proceeds from sale of premises and equipment	—	850
Purchase of premises and equipment	(13,671)	(18,993)
Proceeds from sale of foreclosed real estate	88,299	31,909
Net increase in restricted stock	(34,400)	(66,000)
Net Cash Provided by (Used in) Investing Activities	4,742,530	(1,457,579)
Cash Flows from Financing Activities
Net decrease in deposits	(3,122,640)	(827,155)
Proceeds from long-term debt	1,000,000	1,770,000
Repayment of long-term debt	(137,829)	(121,086)
Net increase in advances from borrowers for taxes and insurance	6,971	5,613
Net Cash Provided by (Used in) Financing Activities	(2,253,498)	827,372
Net increase (decrease) in cash and cash equivalents	2,649,262	(328,045)
Cash and Cash Equivalents, Beginning	22,412,886	23,932,579
Cash and Cash Equivalents, Ending	$25,062,148	$23,604,534
Supplementary Cash Flows Information
Interest paid	$561,424	$500,189
Income taxes paid	$52,000	$115,000

See accompanying notes to the financial statements.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
1.   Organization and Nature of Operations
Fidelity Savings and Loan Association of Bucks County (the “Association”) is a Pennsylvania chartered mutual savings and loan association. Although the Association offers numerous financial services, its lending activity has concentrated primarily on residential first mortgage loans, including owner occupied, non-owner occupied and construction loans, along with equity loans primarily secured by real estate located in Lower Bucks County. The Association also lends in Northeast Philadelphia and Central Bucks County.
The Association competes with other banking and financial institutions in its primary market areas. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time certificates of deposit and all types of loans. Such institutions, as well as consumer financial and insurance companies, may be considered competitors of the Association with respect to one or more of the services it renders.
The Association is subject to regulations of certain state and federal agencies and, accordingly, the Association is periodically examined by such regulatory authorities. As a consequence of the regulation of banking activities, the Association’s business is particularly susceptible to future state and federal legislation and regulations.
2.   Summary of Significant Accounting Policies
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the determination of other-than-temporary impairment of investment securities, the valuation of deferred tax assets and the valuation of defined benefit obligations.
Significant Group Concentrations of Credit Risk
The Association is principally engaged in originating one-to-four family residential real estate loans concentrated in Bucks County, Pennsylvania and the surrounding counties. The performance of the Association’s loan portfolio is affected by economic conditions in the borrowers’ geographic region. The Association offers both fixed and adjustable rates of interest on these loans which have amortization terms ranging to 30 years. The loans are generally originated on the basis of an 80% loan-to-value ratio, which has historically provided the Association with more than adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that residential real estate values in its primary lending area will deteriorate, thereby potentially impairing collateral values in its primary lending area. The Association does not have any significant concentrations to any one industry or customer. Note 3 discusses the types of securities in which the Association invests. Note 4 discusses the types of lending in which the Association engages.
Presentation of Cash Flows
For purposes of reporting cash flows, the Association considers cash on hand, amounts due from banks, interest bearing demand deposits and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one-day periods.
The Association maintains cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available. Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.
Interest Bearing Time Deposits
Interest bearing time deposits are certificates of deposits with other financial institutions and have greater than 90 day original maturities.
Investment Securities
Securities classified as available-for-sale are those securities that the Association intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Association’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as held-to-maturity are those debt securities the Association has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities.
Securities are evaluated on at least a quarterly basis, and more frequently when market conditions warrant such an evaluation, to determine whether a decline in their value is other-than-temporary (“OTTI”). To determine whether a loss is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.
Declines in the fair value of securities below their cost that are deemed to be OTTI are reflected in earnings as realized losses.
For debt securities, in instances when a determination is made that OTTI exists but the investor does not intend to sell the debt security and it is not more-likely-than-not that it will be required to sell the debt security prior to its anticipated recovery, the OTTI is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss), and (b) the amount of the total OTTI related to all other factors. The amount of the total OTTI related to the credit loss is recognized in operations. The amount of the total OTTI related to all other factors is recognized in other comprehensive income.
Restricted Stock
Restricted stock, which represents a required investment in the capital stock of correspondent banks related to available credit facilities, was carried at cost as of March 31, 2020 and June 30, 2019. Restricted stock held as of March 31, 2020 and June 30, 2019 consisted of investments in the capital stock of the Federal Home Loan Bank (“FHLB”) of Pittsburgh and Atlantic Community Bankers Bank (“ACBB”).
At March 31, 2020 and June 30, 2019, the investment in FHLB stock totaled $254,600 and $220,200 respectively. At March 31, 2020, ACBB stock totaled $80,000, unchanged from June 30, 2019.
Management evaluates the restricted stock for impairment in accordance with ASC Topic 320, Investment — Debt and Equity Securities. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB and ACBB as compared to the capital stock amounts for the FHLB and ACBB and the length of time this situation has persisted, (2) commitments by the FHLB and ACBB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB and ACBB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB and (4) the liquidity position of the FHLB and ACBB.
Management believes no impairment charge is necessary related to the restricted stock as of March 31, 2020 and June 30, 2019.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Association is amortizing these amounts over the contractual life of the loan.
The loans receivable portfolio is segmented into first mortgage loans and consumer loans and other loans. First mortgage loans consist of the following classes: loans secured by one-to-four family residences, both owner occupied and non-owner occupied and loans secured by other properties. Consumer and other loans consist of the following classes: home equity and second mortgage, and savings account and other.
Management establishes reserves against interest accruals on loans when principal and interest become 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. Additionally, uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Allowance for Loan Losses
The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.
The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Association’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these classes of loans, adjusted for qualitative factors. These qualitative risk factors include:
1.
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.
National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.

3.
Nature and volume of the portfolio and terms of loans.

4.
Volume and severity of past due, classified and nonaccrual loans as well as and other loan modifications.

5.
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.
Effect of external factors, such as competition and legal and regulatory requirements.

7.
Changes in the value of underlying collateral for collateral-dependent loans.

8.
Changes in the quality of the Association’s loan review function.

9.
Changes in the experience, ability and depth of lending management and other relevant staff.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.
A majority of the Association’s loans receivable are residential real estate loans. One-to-four family residential mortgages and home equity loans are secured by the borrower’s residential real estate in either a first or second lien position. Residential mortgages and home equity loans have varying loan rates depending on the financial condition of the borrower and the loan to value ratio. Residential mortgages have amortizations up to 30 years and home equity loans have maturities up to 15 years. The Association also originates and participates in non-owner occupied one-to-four family mortgages comprised of investment and rental properties. The repayment of such loans is dependent upon the resale of or lease of the subject property.
The Association’s credit policies determine advance rates against the real estate collateral that can be pledged against mortgage loans.
First mortgage loans on other properties are primarily commercial real estate loans that include long-term loans financing multi-family residential loans and commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Such real estate loans typically require a loan to value ratio of not greater than 80% and vary in terms.
Consumer and other loans include savings account loans, car loans, and other consumer loans.
A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.
An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Association’s impaired loans are measured based on the estimated fair value of the loan’s collateral.
For loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.
Loans whose terms are modified are classified as troubled debt restructurings if the Association grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.
The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.
In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Association’s allowance for loan losses and may require the Association to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.
Premises and Equipment
Land, building and furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expenses as incurred.
Income Taxes
The Association accounts for income taxes in accordance with the income tax accounting guidance set forth in U.S. GAAP.
The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of expenses over revenues. The Association determines deferred income taxes using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
The Association accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The Association had no material uncertain tax positions or accrued interest and penalties as of March 31, 2020 and June 30, 2019. No interest or penalties were paid during 2020 or 2019. The Association’s policy is to account for interest as a component of interest expense and penalties as a component of other expense.
Transfers of Financial Assets
Transfers of financial assets, including loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Association, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Association does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Income
Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available-for-sale, are reported as a separate component of the equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.
The components of other comprehensive loss are reported in the consolidated statements of comprehensive income. For the nine-month periods ended March 31, 2020 and 2019, the components of other comprehensive loss were unrealized holding gains and losses arising on available-for-sale investment securities and increases in the minimum pension liability during the periods.
Retirement Benefit Plans
The Association has a non-contributory defined benefit pension plan, which covers substantially all full-time employees. The Association’s general funding policy is to contribute maximum amounts deductible for federal income tax purposes plus additional amounts, if any, as the Association’s actuarial consultants advise to be appropriate. Contributions are intended to provide benefits attributed to service to date and for those expected to be earned in the future.
As of January 1, 2019, the Association also offers a 401(k) plan that allows for matching of employee contributions. 401(k) plan expenses consist of these matching contributions as well as any startup and administration fees not paid out of plan assets.
Advertising Costs
The Association expenses advertising costs as incurred. Advertising expense was $37,115 and $38,793 for the nine-month periods ended March 31, 2020 and 2019, respectively.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Association has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated statements of financial condition when they are funded.
Principles of Consolidation
The consolidated financial statements include the accounts of the Subsidiary and the Association. The accounts of the Association include its wholly-owned subsidiary, Fidelity Asset Recovery Specialists, LLC. All material intercompany transactions and balances have been eliminated.
Subsequent Events
Effective May 1, 2020, the merger of the Association with and into William Penn Bancorp, Inc. was completed pursuant to the terms previously announced in the Agreement and Plan of Merger (Agreement), dated as of December 5, 2019. Under the terms of the merger agreement, depositors of the Bank became depositors of William Penn Bank and have the same rights and privileges in William Penn, MHC, the mutual holding company parent of William Penn Bancorp, Inc., as if their accounts had been established at William Penn Bank on the date established at the Bank. As part of the transaction, William Penn Bancorp, Inc. issued additional shares of its common stock to William Penn, MHC in an amount equal to the fair value of Washington Savings Bank, as determined by an independent appraiser.
Management has reviewed events occurring through October 9, 2020, the date the financial statements were issued. All events subsequent to the date of the financial statements, and for which U.S. GAAP requires adjustment or disclosure, have been adjusted or disclosed, including that the 2019 novel coronavirus (or COVID-19) has adversely affected, and may continue to adversely affect, economic activity globally, nationally, and locally. Following the COVID-19 outbreak in December 2019 and January 2020, market interest rates have declined significantly. Such events also may adversely affect business and consumer confidence, generally, and the Association and its customers, and their respective suppliers, vendors, and processors may be adversely affected. The ultimate impact of these reductions

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
in interest rates and other effects of the COVID-19 outbreak cannot be determined at this time; however, they may adversely affect the Association’s financial condition and results of operations.
3.   Investment Securities
The amortized cost and fair value of the Association’s investment securities available-for-sale and held-to-maturity as of March 31, 2020 and June 30, 2019 are as follows:
March 31, 2020	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$452,176	$18,581	$—	$470,757
	$452,176	$18,581	$—	$470,757
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$2,894	$149	$—	$3,043
	$2,894	$149	$—	$3,043

June 30, 2019	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$561,788	$16,116	$—	$577,904
	$561,788	$16,116	$—	$577,904
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$8,512	$270	$—	$8,782
	$8,512	$270	$—	$8,782
The Association assesses whether OTTI is present when the fair value of a security is less than its amortized cost. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, near-term prospects of the issuer, and whether the Association has intent to sell or would be required to sell before its anticipated recovery.
As of March 31, 2020 and June 30,2019, there were no investment securities which were in unrealized loss positions.
There were no sales of investment securities during the nine-month periods ended March 31, 2020 and 2019.
The amortized cost and fair value of investment securities at March 31, 2020 and June 30, 2019, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
March 31, 2020	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	452,176	470,757	2,894	3,043
	$452,176	$470,757	$2,894	$3,043

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
June 30, 2019	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	561,788	577,904	8,512	8,782
	$561,788	$577,904	$8,512	$8,782
4.   Loans Receivable
The composition of net loans receivable at March 31, 2020 and June 30, 2019 is as follows:
	2020	2019
First mortgage loans:
One-to-four family residences – owner occupied	$23,232,841	$22,754,109
One-to-four family residences – non-owner occupied	15,447,295	18,621,665
Secured by other properties	3,244,175	3,611,107
	41,924,311	44,986,881
Consumer and other loans:
Home equity and second mortgage	16,004,808	17,519,066
Savings account loans and other	142,948	179,626
	16,147,756	17,698,692
Total Loans Receivable	58,072,067	62,685,573
Unearned loan origination fees, net	(148,473)	(175,005)
Allowance for loan losses	(431,534)	(469,381)
Loans Receivable, Net	$57,492,060	$62,041,187
The following tables summarize the activity in the allowance for loan losses by loan class for the nine-month periods ended March 31, 2020 and 2019 and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of March 31, 2020 and June 30, 2019:
March 31, 2020	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$88,324	$—	$—	$1,167	$89,491	$—	$89,491
Non-owner occupied	223,609	—	12,957	(40,198)	196,368	55,843	140,525
Secured by other properties	84,138	—	—	(3,466)	80,672	49,919	30,753
Home equity and second mortgage	67,696	—	—	(8,200)	59,496	—	59,496
Savings account loans and other	5,614	(1,937)	441	1,389	5,507	—	5,507
	$469,381	$(1,937)	$13,398	$(49,308)	$431,534	$105,762	$325,772
The above table reflects a large negative credit provision due mainly to a 17% runoff in the one-to-four family residences — non-owner occupied portfolio. Nearly all the loans comprising this portfolio are for commercial investor rental and construction, which are reserved at a higher average rate than standard consumer one-to-four family residence — owner occupied loans, those average rates being specifically 1.3% and 0.4%, respectively. Hence the reduction in the balance of the former portfolio has a greater impact upon the

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
provision than balance changes in the latter. There were no changes in the reserve rates during the nine-month period ended March 31, 2020 for any portfolio segment and therefore were not a contributing factor in the recognition of a credit provision for that period.
March 31, 2019	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$108,190	$—	$—	$(2,362)	$105,828	$—	$105,828
Non-owner occupied	200,983	—	—	14,325	215,308	44,382	170,926
Secured by other properties	90,936	—	—	(8,575)	82,361	49,919	32,442
Home equity and second mortgage	78,499	—	—	(953)	77,546	—	77,546
Savings account loans and other	8,573	(1,477)	342	251	7,689	—	7,689
	$487,181	$(1,477)	$342	$2,686	$488,732	$94,301	$394,431

March 31, 2020	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$23,232,841	$273,158	$22,959,683
Non-owner occupied	15,447,295	513,746	14,933,549
Secured by other properties	3,244,175	308,400	2,935,775
Home equity and second mortgage	16,004,808	57,650	15,947,158
Savings account loans and other	142,948	—	142,948
	$58,072,067	$1,152,954	$56,919,113

June 30, 2019	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$22,754,109	$281,984	$22,472,125
Non-owner occupied	18,621,665	545,734	18,075,931
Secured by other properties	3,611,107	326,059	3,285,048
Home equity and second mortgage	17,519,066	71,879	17,447,187
Savings account loans and other	179,626	—	179,626
	$62,685,573	$1,225,656	$61,459,917

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The following tables summarize information in regard to impaired loans by loan portfolio class as of March 31, 2020 and June 30, 2019, and for the years then ended:
March 31, 2020	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$273,158	$273,158	$—	$277,571	$6
Non-owner occupied	87,756	87,756	—	103,750	3,220
Secured by other properties	134,820	134,820	—	142,219	12,079
Home equity and second mortgage	57,650	57,650	—	64,764	569
Savings account loans and other	—	12,575	—	—	—
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	425,990	425,990	55,843	425,990	—
Secured by other properties	173,580	173,580	49,919	175,011	7,495
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$273,158	$273,158	$—	$277,571	$6
Non-owner occupied	513,746	513,746	55,843	529,740	3,220
Secured by other properties	308,400	308,400	49,919	317,230	19,574
Home equity and second mortgage	57,650	57,650	—	64,764	569
Savings account loans and other	—	12,575	—	—	—

June 30, 2019	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	119,744	151,701	—	121,019	4,755
Secured by other properties	149,618	149,618	—	156,436	13,180
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	425,990	425,990	55,843	427,181	3,061
Secured by other properties	176,441	176,441	49,919	178,378	9,753
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	545,734	577,691	55,843	548,200	7,816
Secured by other properties	326,059	326,059	49,919	334,814	22,933
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Association’s internal risk rating system as of March 31, 2020 and June 30, 2019:
March 31, 2020	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$22,959,683	$—	$273,158	$—	$—	$23,232,841
Non-owner occupied	13,713,466	1,220,083	513,746	—	—	15,447,295
Secured by other properties	2,671,514	437,841	134,820	—	—	3,244,175
Home equity and second mortgage	15,947,158	—	57,650	—	—	16,004,808
Savings account loans and other	139,246	—	3,702	—	—	142,948
	$55,431,067	$1,657,924	$983,076	$—	$—	$58,072,067

June 30, 2019	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$22,472,125	$—	$281,984	$—	$—	$22,754,109
Non-owner occupied	16,706,762	1,401,017	513,886	—	—	18,621,665
Secured by other properties	3,003,645	457,844	149,618	—	—	3,611,107
Home equity and second mortgage	17,447,187	—	71,879	—	—	17,519,066
Savings account loans and other	174,814	—	4,812	—	—	179,626
	$59,804,533	$1,858,861	$1,022,179	$—	$—	$62,685,573
The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of March 31, 2020 and June 30, 2019:
March 31, 2020	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to-four family residences:
Owner occupied	$98,841	$—	$—	$98,841	$23,134,000	$23,232,841	$—
Non-owner occupied	—	—	513,746	513,746	14,933,549	15,447,295	—
Secured by other properties	—	—	—	—	3,244,175	3,244,175	—
Home equity and second mortgage	75,239	87	—	75,326	15,929,482	16,004,808	—
Savings account loans and other	—	—	—	—	142,948	142,948	—
	$174,080	$168,780	$513,746	$687,913	$57,384,154	$58,072,067	$—

June 30, 2019	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to-four family residences:
Owner occupied	$212,347	$—	$—	$212,347	$22,541,762	$22,754,109	$—
Non-owner occupied	134,350	—	513,886	648,236	17,973,429	18,621,665	—
Secured by other properties	—	149,618	—	149,618	3,461,489	3,611,107	—
Home equity and second mortgage	22,462	19,162	—	41,624	17,477,442	17,519,066	—
Savings account loans and other	—	—	—	—	179,626	179,626	—
	$369,159	$168,780	$513,886	$1,051,825	$61,633,748	$62,685,573	$—

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
The following table presents nonaccrual loans by classes of the loan portfolio as of March 31,2020 and June 30, 2019:
	2020	2019
Secured by one-to-four family residences:
Owner occupied	$273,158	$281,984
Non-owner occupied	513,746	513,886
Secured by other properties	134,820	149,618
Home equity and second mortgage	57,650	71,879
Savings account loans and other	—	—
	$979,374	$1,017,367
If nonaccrual loans were performing under their original contractual rate, interest income on such loans would have increased approximately $24,025 and $22,974 for the nine-month periods ended March 31, 2020 and 2019, respectively.
The Association may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (“TDR”). The Association may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
The Association identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.
No loans were modified as part of a TDR during the nine-month periods ended March 31, 2020 and 2019, and the year ended June 30, 2019. Additionally, the Association had no troubled debt restructuring loans with a payment default, with the payment default occurring within twelve months of the restructure date, during the nine-month periods ended March 31, 2020 and 2019, and the year ended June 30, 2019.
The Association has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, their immediate families and affiliated companies (commonly referred to as related parties). Loans receivable with related parties totaled $783,938 and $810,752 at March 31, 2020 and June 30, 2019, respectively. Advances on related party loans were $0 and $41,688 in 2020 and 2019, respectively. Payments on related party loans were $26,814 and $35,525 in 2020 and 2019, respectively.
As of March 31, 2020, the Association had initiated foreclosure proceedings on residential real estate securing outstanding loan balances of $513,746, all of which were deemed impaired loans. Residential real estate held in foreclosure was $0 and $91,000 at March 31, 2020 and June 30, 2019, respectively.
5.   Premises and Equipment
The components of premises and equipment at March 31, 2020 and June 30, 2019 are as follows:
	Estimated Useful Lives	2020	2019
Buildings and improvements	3 to 35 years	$968,615	$968,615
Furniture, fixtures and equipment	1 to 15 years	776,523	771,383
		1,745,138	1,739,998
Accumulated depreciation		(1,602,432)	(1,581,229)
		142,706	158,769
Land		32,650	32,650
		$175,356	$191,419
Depreciation expense was $29,734 and $33,552 for the nine-month periods ended March 31, 2020 and 2019, respectively. There were no losses due to disposal of equipment that was not fully depreciated for the nine-month periods ended March 31, 2020 and 2019.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
6.   Deposits
Deposits at March 31, 2020 and June 30, 2019 consist of the following major classifications:
	2020			2019
	Weighted Average Rate at March 31, 2020	Amount	Percent	Weighted Average Rate at June 30, 2019	Amount	Percent
Core deposits:
Business checking		$378,482	0.58%		$437,231	0.64%
Non-interest checking		3,041,670	4.68		3,486,425	5.12
NOW		14,791,328	22.78		16,810,886	24.70
Money market		3,140,120	4.84		3,526,512	5.18
Savings		17,372,403	26.75		17,749,181	26.08
	0.40%	38,724,003	59.63	0.41%	42,010,235	61.72
Time deposits:
Certificates of deposit	1.69%	26,213,794	40.37	1.63%	26,050,202	38.28
	0.92%	$64,937,797	100.00%	0.88%	$68,060,437	100.00%
The aggregate amount of deposits with a balance in excess of $250,000 was $8,075,933 and $9,830,976 at March 31, 2020 and June 30, 2019, respectively. Of these amounts, certificates of deposit represent $1,635,927 and $1,121,914 at March 31, 2020 and June 30, 2019, respectively.
The scheduled maturities of certificates of deposit for fiscal years subsequent to March 31, 2020 are as follows:
Years ending June 30,
2020	$2,207,456
2021	9,253,409
2022	7,745,799
2023	2,961,297
2024	2,551,586
2025	1,179,402
Thereafter	314,845
$26,213,794
Deposits of related parties totaled $1,362,816 and $1,968,411 at March 31, 2020 and June 30, 2019, respectively.
Interest expense on deposits for the nine-month periods ended March 31, 2020 and 2019 is as follows:
	2020	2019
Money market accounts	$18,052	$20,213
NOW accounts	68,808	78,539
Savings accounts	39,085	40,272
Certificates of deposit	332,546	294,869
	$458,491	$433,893
7.   Other Expense
Other expenses for the nine-month periods ended March 31, 2020 and 2019 are as follows:
	2020	2019
Correspondent Bank charges	$13,583	$13,565
Professional fees	236,572	121,277
Advertising	37,115	38,793
Insurance/surety bond premiums	18,195	18,137
Supplies	20,507	20,570
Supervisory Exams	9,877	12,633
ATM costs	55,747	51,539

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
	2020	2019
VISA debit cards	23,060	24,007
Telephone, data line, and internet charges	75,828	64,889
Postage	12,654	12,295
Dues and subscriptions	12,574	11,114
DDA/NOW account costs	5,547	9,394
Loan processing costs	6,557	7,532
Telephone banking	7,041	7,377
Courier services	8,386	7,938
Meals and entertainment	3,665	9,206
Provision for other credit losses	(7,934)	(2,448)
Other	8,291	9,375
	$547,265	$437,193

8.   Income Taxes
Applicable income tax expense for the nine-month periods ended March 31, 2020 and 2019 in the consolidated statements of income are as follows:
	2020	2019
Current, federal	$56,591	$96,181
Deferred, federal	55,668	(9,098)
Total federal income tax expense	112,259	87,083
Current, state	43,657	35,869
Deferred, state	—	—
Total state income tax expense	43,657	35,869
Total Income Tax Expense	$155,916	$122,952
Prior to 1997, the Association had qualified under provisions of the Internal Revenue Code (the Code), which permitted it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. This provision was repealed for tax years beginning after December 31, 1995. The Code currently allows a bad debt deduction to be computed based on actual experience. Additionally, the new provision requires recapture of the difference between the old and new accounting methods. The recapture period is six years and began in the fiscal year ended June 30, 1999. There would be no recapture of the pre-1988 (base year) reserves. Retained earnings at March 31, 2020 and June 30, 2019, included net income of $2,479,256, representing such bad debt deductions for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then applicable rate.
Deferred tax assets and liabilities as of March 31, 2020 and June 30, 2019 consist of the following:
	2020	2019
Assets
Impairment of securities available-for-sale	$24,731	$24,731
Allowance for loan losses	90,622	98,570
Other comprehensive loss, pension	273,348	226,425
Executive retirement plan	2,284	2,520
Other	41,241	30,147
	432,226	382,393
Valuation allowance	(24,731)	(24,731)
Total assets, net	407,495	357,662
Liabilities
Basis of premises and equipment	—	(163)
Unrealized gains on securities available-for-sale	(3,902)	(3,384)
Other	(58,741)	—
Total liabilities	(62,643)	(3,547)
Net Deferred Tax Assets	$344,852	$354,115

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Association will realize the benefits of these deferred tax assets, net of the valuation allowance provided, at March 31, 2020.
The Association is subject to federal income tax and state income tax in Pennsylvania. The Association is no longer subject to examination by federal authorities for years before 2015 and is no longer subject to examination by Pennsylvania taxing authorities for years before 2015.
9.   Pension Plan
The Association has a non-contributory defined benefit pension plan covering substantially all of its employees with 1,000 hours of service during the plan year. The benefits are based on each employee’s years of service and the average of the highest five annual salaries of the ten years prior to retirement. An employee becomes fully vested upon completion of six years of qualifying service.
The following table sets forth the plan’s funded status and amounts recognized in the Association’s consolidated statements of financial condition at March 31, 2020 and June 30, 2019, using a June 30 measurement date:
	2020	2019
Changes in benefit obligation:
Beginning of year	$2,623,485	$2,493,426
Service cost	111,274	106,724
Interest cost	67,946	104,606
Assumption changes	216,456	243,899
Actual loss	26,445	42,336
Curtailments/Settlements	(353,416)	(300,539)
Benefits paid	(55,441)	(66,967)
End of year	2,636,749	2,623,485
Changes in fair value of plan assets:
Beginning of year	1,379,626	1,613,931
Actual return on plan assets	24,980	33,201
Employer contributions	100,000	100,000
Settlements	—	(300,539)
Benefits paid	(55,441)	(66,967)
End of year	1,449,165	1,379,626
Unfunded Status at End of Year	$(1,187,584)	$(1,243,859)
Amounts recognized in the statements of financial condition consist of:
Other liabilities	$(1,187,584)	$(1,243,859)
Accumulated other comprehensive loss (pre-tax basis)	1,301,657	1,078,213
Net Amount Recognized	$114,073	$(165,646)
Amounts recognized in accumulated other comprehensive loss consists of:
Unrecognized actuarial loss	$1,301,657	$1,078,213
	$1,301,657	$1,078,213
The accumulated benefit obligation for the pension plan was $2,644,384 and $2,086,267 at March 31, 2020 and June 30, 2019, respectively.
The components of the net pension cost charged to expense for the nine-month periods ended March 31, 2020 and 2019 consisted of the following:
	2020	2019
Service cost, benefit earned during the period	$111,274	$80,043
Interest cost on projected benefit obligation	67,946	78,455
Expected return on plan assets	(44,679)	(52,152)
Recognized prior service credit	—	—

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
	2020	2019
Recognized net actuarial loss	39,156	35,465
CurtaiIment/Settlement (gain)/loss	(353,416)	111,962
Net Pension Costs	$(179,719)	$253,773

The fair value of the Association’s pension plan assets at March 31,2020 and June 30, 2019, by asset category are as follows:
March 31, 2020	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,449,165	$—	$1,449,165	$—
	$1,449,165	$—	$1,449,165	$—

June 30, 2019	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,379,626	$—	$1,379,626	$—
	$1,379,626	$—	$1,379,626	$—
The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 3.54% for 2020 and 3.54% for 2019. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 3.50% for 2020 and 3.50% for 2019. The expected long-term rate of return was 4.25% for 2020 and 4.25% for 2019. The mortality tables used in determining the actuarial present value of the projected benefit obligation were MP-2017 for 2020 and MP-2018 for 2019.
Benefits paid by the Plan were $55,441 and $66,967 and employer contributions to the Plan were $100,000 and $100,000 for the nine-month period ended March 31, 2020 and the year ended June 30, 2019, respectively.
The expected long-term rate of return on plan assets reflects long-term earnings expectations on existing plan assets and those contributions expected to be received during the current plan year. In estimating that rate, the appropriate consideration was given to historical returns earned by plan assets and the rate of return expected to be available for reinvestment.
The Association expects to contribute approximately $0 to its pension plan for the fiscal year ending June 30, 2021. The plan was frozen on April 30, 2020 and terminated on June 15, 2020.
The following benefit payments, which reflect expected future services, as appropriate, are expected to be paid in fiscal years subsequent to March 31, 2020:
Years ending June 30,
2020	$171,384
2021	2,473,000
Thereafter	—
$2,644,384
Beginning January 1, 2019, the Association also offers to its employees a 401(k) retirement benefit plan, administered by Paychex, Inc., that allows employee contributions of up to $19,000, with up to an additional $6,000 of “catch-up” contributions allowed for those employees over 50 years of age. Employees may choose to make contributions from either pre-tax or after-tax compensation. Employee contributions are matched by the Association at 100% for the first 1% of compensation contributed and at 50% for the second 1% of compensation contributed. 401(k) expenses were $12,217 and $3,684 for the nine-month periods ended March 31, 2020 and 2019, respectively.
10.   Advances from the Federal Home Loan Bank of Pittsburgh
The maximum borrowing capacity of the Association as calculated by the Federal Home Loan Bank of Pittsburgh was $37,648,000 at March 31, 2020. The Association has $5,270,593 of long-term FHLB advances at March 31, 2020 as detailed below. All advances are secured by FHLB stock and qualified mortgage loans.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Long-term advances from the Federal Home Loan Bank include the following instruments at March 31, 2020 and June 30, 2019:
Due	Initial Conversion Date	Strike Rate	Current Interest Rate	2020	2019
April 2023	N/A	N/A	2.93103	$1,000,000	$1,000,000
January 2024	N/A	N/A	2.76062	1,000,000	1,000,000
July 2024	N/A	N/A	2.00071	1,000,000	—
January 2025	N/A	N/A	2.73683	778,628	815,873
October 2025	N/A	N/A	3.34297	712,628	743,339
October 2027	N/A	N/A	2.34936	779,406	849,210
				$5,270,593	$4,408,422
Maturities and principal repayment of long-term debt in fiscal years subsequent to March 31, 2020 are as follows:
Years ending June 30,
2020	$46,561
2021	189,386
2022	194,520
2023	1,199,797
2024	1,205,221
2025	1,705,598
Thereafter	729,510
$5,270,593
11.   Regulatory Matters
Information presented for March 31, 2020 and 2019, reflects the Basel III capital requirements that became effective January 1, 2015 for the Bank. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk- weightings and other factors.
Federal regulators require the Association maintain minimum ratios of core capital to adjusted average assets of 4.0%, common equity Tier 1 capital to risk-weighted assets of 4.5%, Tier 1 capital to risk-weighted assets of 6.0% and total risk-based capital to risk-weighted assets of 8.0%. At March 31, 2020, the Association met all the capital adequacy requirements to which they were subject. At March 31, 2020, the Association was “well capitalized” under the regulatory framework for prompt corrective action. To be “well capitalized,” the Association must maintain minimum leverage, common equity Tier 1 risk-based, Tier 1 risk-based and total risk-based capital ratios of at least 5.0%, 6.5%, 8.0% and 10.0%, respectively. Management believes that no conditions or events have occurred since March 31, 2020 that would materially adversely change the Association’s capital classifications. From time to time, the Association may need to raise additional capital to support the Association’s further growth and to maintain their “well capitalized” status.
The Association’s actual capital amounts and ratios as of March 31, 2020 and June 30, 2019 and the minimum amounts and ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:
March 31, 2020	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$14,338,905	33.9%	$4,438,643≥	≥10.500%	$4,227,279≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,907,371	32.9%	3,583,187≥	≥8.500%	3,381,823≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,907,371	32.9%	2,959,095≥	≥7.000%	2,747,731≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,907,371	15.8%	3,518,978≥	≥4.000%	4,398,722≥	≥5.0%

*
Includes capital conversion buffer of 2.500%

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
June 30, 2019	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$14,007,609	30.4%	$4,837,352≥	≥10.500%	$4,607,001≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,915,951≥	≥8.500%	3,685,601≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,224,901≥	≥7.000%	2,994,551≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,538,227	15.39%	3,539,672≥	≥4.000%	4,424,590≥	≥5.0%

*
Includes capital conversion buffer of 2.500%

12.   Financial Instruments with Off-Balance Sheet Risk
The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract amounts of those instruments reflect the extent of the Association’s involvement in particular classes of financial instruments.
The Association’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amounts of these instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Financial instruments, the contract amounts of which represent credit risk, include commitments to originate loans of $4,373,637 and $6,393,385 at March 31, 2020 and June 30, 2019, respectively, as follows:
	Fixed Rate		Variable Rate
	2020	2019	2020	2019
First or second mortgage loans	$806,000	$494,400	$—	$110,000
Unused lines of credit	558,571	899,813	1,781,087	1,753,230
Undisbursed amounts on construction loans	1,227,979	3,135,942	—	—
	$2,592,550	$4,530,155	$1,781,087	$1,863,230
Fees received in connection with first mortgage loan commitments have not been recognized in income.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer’s credit worthiness on a case-by-case basis. The amount of the collateral obtained, if it is deemed necessary by the Association upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held generally includes residential and some commercial property.
13.   Fair Value Measurements
Management uses its best judgment in estimating the fair value of the Association’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Association could have realized in sales transactions on the dates indicated. The estimated fair value amounts have been measured as of their respective period end and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period end.
The fair value measurement hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
There have been no changes in the methodologies used as of March 31, 2020 and June 30, 2019 and there were no transfers between levels during either period.
For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2020 and June 30, 2019 are as follows:
March 31, 2020	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$470,757	$—	$470,757
	$—	$470,757	$—	$470,757

June 30, 2019	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$577,904	$—	$577,904
	$—	$577,904	$—	$577,904
The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities, but rather by relying on the securities’ investment relationship to other benchmark quoted prices. Level 1 securities consists of the mutual fund category of securities available-for-sale.
For financial assets that were measured during the year at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2020 and June 30, 2019 are as follows:
March 31, 2020	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$493,808	$—	$—	$493,808
Foreclosed real estate	—	—	—	—
	$493,808	$—	$—	$493,808

June 30, 2019	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$496,669	$—	$—	$496,669
Foreclosed real estate	100,100	—	—	100,100
	$596,769	$—	$—	$596,769
Impaired loans carried at fair value are those in which the Association has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value at March 31, 2020 and June 30, 2019 consists of loan balances of $599,570 and $602,431 less a valuation allowance of $105,762 and $105,762, respectively.
Real estate properties acquired through, or in lieu of, foreclosure is to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

Fidelity Savings and Loan Association of Bucks County
Notes to Consolidated Financial Statements
Quantitative information about Level 3 Fair Value Measurements at March 31, 2020 and June 30, 2019 is included in the table below:
March 31, 2020	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$493,808	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$—	Appraisal of collateral	Costs to sell	9.0% (9.0)%

June 30, 2019	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$496,669	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$100,100	Appraisal of collateral	Costs to sell	9.0% (9.0)%

14.
Changes in Accumulated Other Comprehensive Loss by Component*

	Unrealized Gains (Losses) on Available-For-Sale Securities	Unfunded Post Retirement Obligations	Total
Balance, July 1, 2018	$13,048	(722,765)	(709,717)
Unrealized losses on available for sale securities	(1,443)	—	(1,443)
Increase in minimum pension liability	—	(124,427)	(124,427)
Amounts reclassified from accumulated other comprehensive loss to net income	—	28,017	28,017
Net current-period other comprehensive loss	(1,443)	(96,410)	(97,853)
Balance, March 31, 2019	$11,605	$(819,175)	$(807,570)

	Unrealized Gains (Losses) on Available-For-Sale Securities	Unfunded Post Retirement Obligations	Total
Balance, July 1, 2019	$12,732	$(851,788)	$(839,056)
Unrealized gains on available for sale securities	1,947	—	1,947
Increase in minimum pension liability	—	(207,454)	(207,454)
Amounts reclassified from accumulated other comprehensive loss to net income	—	30,933	30,933
Net current-period other comprehensive income (loss)	1,947	(176,521)	(174,574)
Balance, March 31, 2020	$14,679	$(1,028,309)	$(1,013,630)

*
All amounts are net of tax. Amounts in parentheses indicate reductions to other comprehensive income

Fidelity Savings and Loan Association of Bucks County

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	Ten Penn Center 1801 Market Street, Suite 1700 Philadelphia, PA 19103
Independent Auditor’s Report
President and Board of Directors
Fidelity Savings and Loan Association of Bucks County
Bristol, Pennsylvania
We have audited the accompanying financial statements of Fidelity Savings and Loan Association of Bucks County and Subsidiary (the “Association”), which comprise the statements of financial condition as of June 30, 2019 and 2018, and the related statements of income, comprehensive income, equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Savings and Loan Association of Bucks County as of June 30, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Philadelphia, Pennsylvania
January 15, 2020
BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.
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Fidelity Savings and Loan Association of Bucks County
Statements of Financial Condition
June 30,	2019	2018
Assets
Cash and due from banks	$980,252	$627,334
Interest bearing demand deposits	2,842,634	2,495,245
Federal funds sold	18,590,000	20,810,000
Cash and cash equivalents	22,412,886	23,932,579
Interest bearing time deposits	665,924	943,368
Investment securities available-for-sale, at fair value	577,904	774,131
Investment securities held-to-maturity (fair value 2019 $8,782; 2018 $29,696)	8,512	29,283
Loans receivable, net of allowance for loan losses of $469,381 at June 30, 2019 and $487,181 at June 30, 2018	62,041,187	60,549,606
Accrued interest receivable	205,469	198,741
Foreclosed real estate	191,100	264,509
Restricted stock, at cost	300,200	238,200
Premises and equipment, net	191,419	217,259
Prepaid expenses and other assets	199,775	249,106
Deferred income taxes, net	354,115	304,052
Total Assets	$87,148,491	$87,700,834
Liabilities and Equity
Liabilities
Deposits	$68,060,437	$70,720,933
Advances from Federal Home Loan Bank of Pittsburgh	4,408,422	2,804,840
Advances from borrowers for taxes and insurance	404,175	392,878
Accrued interest payable	18,887	12,835
Other liabilities	1,557,399	1,245,240
Total Liabilities	74,449,320	75,176,726
Equity
Surplus	951,782	951,782
Retained earnings	12,586,445	12,282,043
Accumulated other comprehensive loss	(839,056)	(709,717)
Total Equity	12,699,171	12,524,108
Total Liabilities and Equity	$87,148,491	$87,700,834
See accompanying notes to financial statements.

Fidelity Savings and Loan Association of Bucks County
Statements of Income
Years Ended June 30,	2019	2018
Interest Income
Loans receivable, including fees:
First mortgage loans	$2,258,344	$2,338,288
Consumer and other loans	694,750	678,872
Investment securities	—	35,153
Mortgage-backed securities	24,733	33,122
Other	535,113	296,889
Total Interest Income	3,512,940	3,382,324
Interest Expense
Deposits	584,220	560,021
Federal Home Loan Bank advances	104,716	31,839
Total Interest Expense	688,936	591,860
Net interest income	2,824,004	2,790,464
Provision (Credit) for Loan Losses	(16,665)	(13,875)
Net interest income after provision (credit) for loan losses	2,840,669	2,804,339
Non-Interest Income
Service charges and fees	164,279	177,492
Net loss on sale of investment securities	—	(117,767)
Net gain (loss) on sale of foreclosed real estate	9,555	(36,351)
Other	953	2,718
Total Non-Interest Income	174,787	26,092
Non-Interest Expenses
Compensation and employee benefits	1,542,738	1,373,090
Occupancy and equipment	200,104	193,718
Foreclosed real estate expenses	58,886	52,286
Federal deposit insurance premiums	23,918	26,184
Data processing	163,728	164,262
Other	593,668	574,553
Total Non-Interest Expenses	2,583,042	2,384,093
Income before income taxes	432,414	446,338
Income Tax Expense	128,012	398,247
Net Income	$304,402	$48,091
See accompanying notes to financial statements.

Fidelity Savings and Loan Association of Bucks County
Statements of Comprehensive Income
Years Ended June 30,	2019	2018
Comprehensive Income
Net income	$304,402	$48,091
Other Comprehensive (Loss) Income
Unrealized loss on securities available-for-sale, net of taxes of $(84) and $(18,887), respectively	(316)	(49,323)
Reclassification adjustment for loss on sale of available- for-sale securities, net of taxes of $0 and $24,731, respectively	—	93,036
Net unrealized (losses) gains on securities available-for- sale	(316)	43,713
Unfunded post-retirement obligations:
Decrease (Increase) in minimum pension liability, net of taxes of $(44,227) and $15,333, respectively	(166,379)	35,694
Reclassification adjustment for amortized prior service cost and actuarial losses for unfunded pension liability, net of taxes of $9,930 and $14,906, respectively(1)	37,356	39,296
Other comprehensive income on unfunded post- retirement obligations	(129,023)	74,990
Total Other Comprehensive (Loss) Income	(129,339)	118,703
Comprehensive Income	$175,063	$166,794

(1)
Amounts are included in “Compensation and employee benefits” within the Statements of Income.

See accompanying notes to financial statements.

Fidelity Savings and Loan Association of Bucks County
Statements of Equity
	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, July 1, 2017	$951,782	$12,100,619	$(695,087)	$12,357,314
Net income	—	48,091	—	48,091
Other comprehensive income	—	—	118,703	118,703
Reclassification of other comprehensive income to retained earnings of ‘stranded tax effects’ in accordance with ASU 2018-02	—	133,333	(133,333)	—
Balance, June 30, 2018	951,782	12,282,043	(709,717)	12,524,108
Net income	—	304,402	—	304,402
Other comprehensive loss	—	—	(129,339)	(129,339)
Balance, June 30, 2019	$951,782	$12,586,445	$(839,056)	$12,699,171
See accompanying notes to financial statements.

Fidelity Savings and Loan Association of Bucks County
Statements of Cash Flows
Years Ended June 30,	2019	2018
Cash Flows from Operating Activities
Net income	$304,402	$48,091
Adjustments to reconcile change in net income to net cash provided by operating activities:
Provision for depreciation	44,209	48,337
(Credit) Provision for loan losses	(16,665)	(13,875)
Write-down of foreclosed real estate	51,055	—
Net amortization of securities premiums and discounts	(997)	(635)
Deferred income taxes	(15,681)	259,811
Net (gain) loss on sale of foreclosed real estate	(9,555)	36,351
Net loss on sale of investment securities	—	117,767
Decrease in assets:
Accrued interest receivable	(6,728)	623
Prepaid expenses and other assets	49,331	53,818
Net loss on disposal of premises and equipment	88	49
Increase (decrease) in liabilities:
Accrued interest payable	6,052	4,336
Other liabilities	148,838	88,840
Net Cash Provided by Operating Activities	554,349	643,513
Cash Flows from Investing Activities
Net redemptions/(purchases) of interest-bearing time deposits	277,444	(2,995)
Investment securities available-for-sale:
Proceeds from maturities, calls and principal repayments	196,743	2,369,645
Proceeds from sales	—	1,882,233
Investment securities held-to-maturity:
Proceeds from maturities, calls and principal repayments	20,852	1,036,608
Net decrease (increase) in loans receivable	(1,474,916)	751,400
Purchase of premises and equipment	(18,457)	(18,417)
Proceeds from sale of foreclosed real estate	31,909	155,694
Net increase in restricted stock	(62,000)	(114,500)
Net Cash (Used In) Provided by Investing Activities	(1,028,425)	6,059,668
Cash Flows from Financing Activities
Net decrease in deposits	(2,660,496)	(5,687,378)
Proceeds from long-term debt	1,770,000	2,884,300
Repayment of long-term debt	(166,418)	(79,460)
Net increase (decrease) in advances from borrowers for taxes and insurance	11,297	(1,826)
Net Cash Used in Financing Activities	(1,045,617)	(2,884,364)
Net increase (decrease) in cash and cash equivalents	(1,519,693)	3,818,817
Cash and Cash Equivalents, Beginning	23,932,579	20,113,762
Cash and Cash Equivalents, Ending	$22,412,886	$23,932,579
Supplementary Cash Flows Information
Interest paid	$682,884	$587,524
Income taxes paid	$135,000	$156,500
Supplementary Schedule of Non-Cash Investing and Financing Activities
Foreclosed real estate acquired in settlement of loans receivable	$—	$305,399

See accompanying notes to financial statements.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
1.   Organization and Nature of Operations
Fidelity Savings and Loan Association of Bucks County (the “Association”) is a Pennsylvania chartered mutual savings and loan association. Although the Association offers numerous financial services, its lending activity has concentrated primarily on residential first mortgage loans, including owner occupied, non-owner occupied and construction loans, along with equity loans primarily secured by real estate located in Lower Bucks County. The Association also lends in Northeast Philadelphia and Central Bucks County.
The Association competes with other banking and financial institutions in its primary market areas. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time certificates of deposit and all types of loans. Such institutions, as well as consumer financial and insurance companies, may be considered competitors of the Association with respect to one or more of the services it renders.
The Association is subject to regulations of certain state and federal agencies and, accordingly, the Association is periodically examined by such regulatory authorities. As a consequence of the regulation of banking activities, the Association’s business is particularly susceptible to future state and federal legislation and regulations.
2.   Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the determination of other-than-temporary impairment of investment securities, the valuation of deferred tax assets and the valuation of defined benefit obligations.
Significant Group Concentrations of Credit Risk
The Association is principally engaged in originating one-to-four family residential real estate loans concentrated in Bucks County, Pennsylvania and the surrounding counties. The performance of the Association’s loan portfolio is affected by economic conditions in the borrowers’ geographic region. The Association offers both fixed and adjustable rates of interest on these loans which have amortization terms ranging to 30 years. The loans are generally originated on the basis of an 80% loan-to-value ratio, which has historically provided the Association with more than adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that residential real estate values in its primary lending area will deteriorate, thereby potentially impairing collateral values in its primary lending area. The Association does not have any significant concentrations to any one industry or customer. Note 3 discusses the types of securities in which the Association invests. Note 4 discusses the types of lending in which the Association engages.
Presentation of Cash Flows
For purposes of reporting cash flows, the Association considers cash on hand, amounts due from banks, interest bearing demand deposits and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one-day periods.
The Association maintains cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available. Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.
Interest Bearing Time Deposits
Interest bearing time deposits are certificates of deposits with other financial institutions and have greater than 90 day original maturities.
Investment Securities
Securities classified as available-for-sale are those securities that the Association intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Association’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as held-to-maturity are those debt securities the Association has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities.
Securities are evaluated on at least a quarterly basis, and more frequently when market conditions warrant such an evaluation, to determine whether a decline in their value is other-than-temporary (“OTTI”). To determine whether a loss is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.
Declines in the fair value of securities below their cost that are deemed to be OTTI are reflected in earnings as realized losses.
For debt securities, in instances when a determination is made that OTTI exists but the investor does not intend to sell the debt security and it is not more-likely-than-not that it will be required to sell the debt security prior to its anticipated recovery, the OTTI is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss), and (b) the amount of the total OTTI related to all other factors. The amount of the total OTTI related to the credit loss is recognized in operations. The amount of the total OTTI related to all other factors is recognized in other comprehensive income.
Restricted Stock
Restricted stock, which represents a required investment in the capital stock of correspondent banks related to available credit facilities, was carried at cost as of June 30, 2019 and 2018. As of June 30, 2018, restricted stock consisted of investments in the capital stock of the Federal Home Loan Bank (“FHLB”) of Pittsburgh and Atlantic Community Bankers Bank (“ACBB”). Restricted stock held as of June 30, 2017 consisted solely of investments in the capital stock of the FHLB.
At June 30, 2019 and 2018, the investment in FHLB stock totaled $220,200 and $158,200 respectively. At June 30, 2019, ACBB stock totaled $80,000, unchanged from June 30, 2018.
Management evaluates the restricted stock for impairment in accordance with ASC Topic 320, Investment — Debt and Equity Securities. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB and ACBB as compared to the capital stock amounts for the FHLB and ACBB and the length of time this situation has persisted, (2) commitments by the FHLB and ACBB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB and ACBB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB and (4) the liquidity position of the FHLB and ACBB.
Management believes no impairment charge is necessary related to the restricted stock as of June 30, 2019 and 2018.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Association is amortizing these amounts over the contractual life of the loan.
The loans receivable portfolio is segmented into first mortgage loans and consumer loans and other loans. First mortgage loans consist of the following classes: loans secured by one-to-four family residences, both owner occupied and non-owner occupied and loans secured by other properties. Consumer and other loans consist of the following classes: home equity and second mortgage, and savings account and other.
Management establishes reserves against interest accruals on loans when principal and interest become 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. Additionally, uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
Allowance for Loan Losses
The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.
The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Association’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these classes of loans, adjusted for qualitative factors. These qualitative risk factors include:
1.
Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.
National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.

3.
Nature and volume of the portfolio and terms of loans.

4.
Volume and severity of past due, classified and nonaccrual loans as well as and other loan modifications.

5.
Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.
Effect of external factors, such as competition and legal and regulatory requirements.

7.
Changes in the value of underlying collateral for collateral-dependent loans.

8.
Changes in the quality of the Association’s loan review function.

9.
Changes in the experience, ability and depth of lending management and other relevant staff.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.
A majority of the Association’s loans receivable are residential real estate loans. One-to-four family residential mortgages and home equity loans are secured by the borrower’s residential real estate in either a first or second lien position. Residential mortgages and home equity loans have varying loan rates depending on the financial condition of the borrower and the loan to value ratio. Residential mortgages have amortizations up to 30 years and home equity loans have maturities up to 15 years. The Association also originates and participates in non-owner occupied one-to-four family mortgages comprised of investment and rental properties. The repayment of such loans is dependent upon the resale of or lease of the subject property.
The Association’s credit policies determine advance rates against the real estate collateral that can be pledged against mortgage loans.
First mortgage loans on other properties are primarily commercial real estate loans that include long-term loans financing multi-family residential loans and commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Such real estate loans typically require a loan to value ratio of not greater than 80% and vary in terms.
Consumer and other loans include savings account loans, car loans, and other consumer loans.
A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.
An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Association’s impaired loans are measured based on the estimated fair value of the loan’s collateral.
For loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.
Loans whose terms are modified are classified as troubled debt restructurings if the Association grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.
The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.
In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Association’s allowance for loan losses and may require the Association to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.
Premises and Equipment
Land, building and furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expenses as incurred.
Income Taxes
The Association accounts for income taxes in accordance with the income tax accounting guidance set forth in U.S. GAAP.
The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of expenses over revenues. The Association determines deferred income taxes using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
The Association accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The Association had no material uncertain tax positions or accrued interest and penalties as of June 30, 2019 and 2018. No interest or penalties were paid during 2019 or 2018. The Association’s policy is to account for interest as a component of interest expense and penalties as a component of other expense.
On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Act”) was enacted into law. The Act contained several key tax provisions including the reduction in the corporate federal tax rate from 34% to 21% effective January 1, 2018. As a result, the Association was required to re-measure, through income tax expense, its deferred tax assets and liabilities using the enacted rate at which it expects them to be recovered or settled.
Transfers of Financial Assets
Transfers of financial assets, including loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Association, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Association does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Income
Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available-for-sale, are reported as a separate component of the equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.
The components of other comprehensive (loss) income are reported in the statements of comprehensive income. For the years ended June 30, 2019 and 2018, the components of other comprehensive (loss) income were unrealized holding losses arising on available-for-sale investment securities and decrease (increase) in the minimum pension liability during the years.
Retirement Benefit Plans
The Association has a non-contributory defined benefit pension plan, which covers substantially all full-time employees. The Association’s general funding policy is to contribute maximum amounts deductible for federal income tax purposes plus additional amounts, if any, as the Association’s actuarial consultants advise to be appropriate. Contributions are intended to provide benefits attributed to service to date and for those expected to be earned in the future.
As of January 1, 2019, the Association also offers a 401(k) plan that allows for matching of employee contributions. 401(k) plan expenses consist of these matching contributions as well as any startup and administration fees not paid out of plan assets.
Advertising Costs
The Association expenses advertising costs as incurred. Advertising expense was $53,178 and $49,085 for the years ended June 30, 2019 and 2018, respectively.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Association has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the statements of financial condition when they are funded.
Principles of Consolidation
The financial statements include the accounts of the Subsidiary and the Association. The accounts of the Association include its wholly-owned subsidiary, Fidelity Asset Recovery Specialists, LLC. All material intercompany transactions and balances have been eliminated.
Subsequent Events
The Association has evaluated events and transactions occurring subsequent to the balance sheet date of June 30, 2019 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through January 15, 2020, the date these financial statements were available to be issued.
On December 5, 2019 a Merger Agreement was entered into between William Penn MHC, a federally chartered mutual holding company (the “MHC”), William Penn Bancorp, Inc., a federally chartered subsidiary holding company (“Bancorp”), William Penn Bank, a Pennsylvania chartered stock savings bank (the “Bank”) (the MHC, Bancorp and Bank collectively referred to as “William Penn”) and Fidelity Savings and Loan Association of Bucks County (“Fidelity” or the “Association”), a Pennsylvania chartered mutual savings bank. MHC owns approximately 80% of the issued and outstanding shares of Bancorp common stock with Bancorp owning 100% of the outstanding capital stock of the Bank.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The terms of the Merger Agreement state that Fidelity will merge with and into the Bank, with the Bank as the resulting institution. In the event Fidelity is required to convert from a Pennsylvania chartered mutual savings bank to a federally chartered savings association or make an election to be treated as a savings association (“Charter Conversion”) in order to consummate the transactions completed by the agreement, Fidelity will complete the Charter Conversion immediately prior to the Merger.
The merger shall not be effective until and unless the acquisition of Fidelity by the MHC and Bancorp is approved by the Federal Reserve Board and the merger is approved by the FDIC and the Pennsylvania Department of Banking and Securities and if applicable, the charter conversion is approved by the OCC or FDIC, as applicable.
As it pertains to The Fidelity Savings & Loan Association of Bucks County Pension Plan (the “Pension Plan”), Fidelity shall take all actions necessary to fully fund the Pension Plan prior to the merger date. Fidelity will fund the Pension Plan in such amounts and upon such terms provided by William Penn in its sole discretion and the Board of Fidelity shall within 60 days of execution of the agreement adopt resolutions and amendments to commence the formal termination of the Pension Plan. William Penn will be responsible for the distribution of Pension Plan assets. Refer to Note 9 for information regarding the Pension Plan as of June 30, 2019 and 2018.
Adoption of Recent Accounting Pronouncements
Issued in February 2018, ASU 2018-02 allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act (H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018) and will improve the usefulness of information reported to financial statement users. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period for public businesses for reporting periods for which financial statements have not yet been issued. The Company early adopted this ASU as of January 1, 2018 and elected to reclassify income tax effects related to net unrealized losses on available for sale investment securities and unrealized losses on pension liabilities. The reclassification of income tax effects associated with the net unrealized losses on available for sale investment securities and unrealized losses on pension liabilities totaled $133,333. The net effect of the reclassifications was a $133,333 increase to retained earnings and $133,333 decrease to accumulated other comprehensive loss.
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Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
3.   Investment Securities
The amortized cost and fair value of the Association’s investment securities available-for-sale and held-to-maturity as of June 30, 2019 and 2018 are as follows:
June 30, 2019	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$561,788	$16,116	$—	$577,904
	$561,788	$16,116	$—	$577,904
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$8,512	$270	$—	$8,782
	$8,512	$270	$—	$8,782

June 30, 2018	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$757,615	$16,517	$(1)	$774,131
	$757,615	$16,517	$(1)	$774,131
Securities held-to-maturity:
Mortgage-backed securities, GSEs	$29,283	$413	$—	$29,696
	$29,283	$413	$—	$29,696
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Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The following table shows the Association’s securities’ gross unrealized losses and fair value of securities, aggregated by security type and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2019 and 2018:
June 30, 2019	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available-for-sale:
Mortgage-backed securities	$—	$—	$—	$—	$—	$—
Securities held-to- maturity:
Mortgage-backed securities	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—

June 30, 2018	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available-for-sale:
Mortgage-backed securities	$1,086	$(1)	$—	$—	$1,086	$(1)
Securities held-to-maturity:
Mortgage-backed securities	—	—	—	—	—	—
Total	$1,086	$(1)	$—	$—	$1,086	$(1)
The Association assesses whether OTTI is present when the fair value of a security is less than its amortized cost. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, near-term prospects of the issuer, and whether the Association has intent to sell or would be required to sell before its anticipated recovery.
As of June 30, 2019, there were no investment securities which were in unrealized loss positions.
As of June 30, 2018, management believed that the estimated fair value of the securities disclosed above is primarily dependent upon the movement in market interest rates particularly given the negligible inherent credit risk associated with these securities. These investment securities were comprised of securities that were rated investment grade by at least one bond credit rating service. Although, the fair value will fluctuate as the market interest rates move, management believes that these fair values will recover as the underlying portfolios mature and are reinvested in market rate yielding investments.
There was no sale of investment securities during 2019. During the year ended June 30, 2018, the Association sold its mutual fund investment. Gross proceeds were $1,882,233 and the gross loss realized on the sale was $117,767. As of June 30, 2017, the mutual fund was in unrealized loss position. Management had previously stated that it did not intend to sell its mutual fund prior to the recovery of its cost basis, nor would it be forced to sell this security prior to recovery of the cost basis. This statement was made over a period of several years where there was limited trading activity in the mutual fund and unrealized losses were not material. During 2018, management continued to analyze the credit quality of the issuer and noted that the underlying credit quality of the assets held by the fund had deteriorated. Management also noted that the continuation of significant principal withdrawals by investors that occurred over the preceding twelve-month period could lead to a potential future liquidity issue and result in credit deterioration. To limit the Association’s exposure to future losses, the Association decided to sell the investment at a net loss 2018 as a result of the potential of credit deterioration in the fund, which was not present as of June 30, 2017.
The amortized cost and fair value of investment securities at June 30, 2019 and 2018, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
June 30, 2019	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	561,788	577,904	8,512	8,782
	$561,788	$577,904	$8,512	$8,782

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2018	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	—	—	—	—
Due after ten years through fifteen years	—	—	—	—
Mortgage-backed securities	757,615	774,131	29,283	29,696
	$757,615	$774,131	$29,283	$29,696
4.   Loans Receivable
The composition of net loans receivable at June 30, 2019 and 2018 is as follows:
	2019	2018
First mortgage loans:
One-to-four family residences – owner occupied	$22,754,109	$21,205,105
One-to-four family residences – non-owner occupied	18,621,665	18,485,241
Secured by other properties	3,611,107	4,798,757
	44,986,881	44,489,103
Consumer and other loans:
Home equity and second mortgage	17,519,066	16,553,808
Savings account loans and other	179,626	134,938
	17,698,692	16,688,746
Total Loans Receivable	62,685,573	61,177,849
Unearned loan origination fees, net	(175,005)	(141,062)
Allowance for loan losses	(469,381)	(487,181)
Loans Receivable, Net	$62,041,187	$60,549,606
The following tables summarize the activity in the allowance for loan losses by loan class for the years ended June 30, 2019 and 2018 and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of June 30, 2019 and 2018:
June 30, 2019	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$108,190	$—	$—	$(19,866)	$88,324	$—	$88,324
Non-owner occupied	200,983	—	—	22,626	223,609	55,843	167,766
Secured by other properties	90,936	—	—	(6,798)	84,138	49,919	34,219
Home equity and second mortgage	78,499	—	—	(10,803)	67,696	—	67,696
Savings account loans and other	8,573	(1,477)	342	(1,824)	5,614	—	5,614
	$487,181	$(1,477)	$342	$(16,665)	$469,381	$105,762	$363,619

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2018	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions (Credits)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to- four family residences:
Owner occupied	$93,365	$—	$—	$14,825	$108,190	$—	$108,190
Non-owner occupied	271,216	(59,833)	—	(10,400)	200,983	42,911	158,072
Secured by other properties	109,285	—	—	(18,349)	90,936	49,919	41,017
Home equity and second mortgage	83,581	—	—	(5,082)	78,499	—	78,499
Savings account loans and other	7,927	(4,625)	140	5,131	8,573	—	8,573
	$565,374	$(64,458)	$140	$(13,875)	$487,181	$92,830	$394,351

June 30, 2019	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$22,754,109	$281,984	$22,472,125
Non-owner occupied	18,621,665	545,734	18,075,931
Secured by other properties	3,611,107	326,059	3,285,048
Home equity and second mortgage	17,519,066	71,879	17,447,187
Savings account loans and other	179,626	—	179,626
	$62,685,573	$1,225,656	$61,459,917

June 30, 2018	Loans Receivable
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Secured by one-to-four family residences:
Owner occupied	$21,205,105	$150,387	$21,054,718
Non-owner occupied	18,485,241	550,668	17,934,573
Secured by other properties	4,798,757	343,569	4,455,188
Home equity and second mortgage	16,553,808	55,931	16,497,877
Savings account loans and other	134,938	—	134,938
	$61,177,849	$1,100,555	$60,077,294
The following tables summarize information in regard to impaired loans by loan portfolio class as of June 30, 2019 and 2018, and for the years then ended:
June 30, 2019	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	119,744	151,701	—	121,019	4,755

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2019	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Secured by other properties	149,618	149,618	—	156,436	13,180
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	425,990	425,990	55,843	427,181	3,061
Secured by other properties	176,441	176,441	49,919	178,378	9,753
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$281,984	$281,984	$—	$287,132	$5
Non-owner occupied	545,734	577,691	55,843	548,200	7,816
Secured by other properties	326,059	326,059	49,919	334,814	22,933
Home equity and second mortgage	71,879	71,879	—	108,384	2,917
Savings account loans and other	—	12,575	—	—	—
June 30, 2018	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$150,387	$150,387	$—	$303,342	$3,526
Non-owner occupied	235,408	267,365	—	343,512	12,602
Secured by other properties	163,254	163,254	—	168,569	11,764
Home equity and second mortgage	55,931	55,931	—	127,257	5,191
Savings account loans and other	—	16,765	—	2,230	186
With an allowance recorded:
Secured by one-to-four family residences:
Owner occupied	$—	$—	$—	$—	$—
Non-owner occupied	315,260	315,260	42,911	318,908	14,371
Secured by other properties	180,315	180,315	49,919	182,158	9,931
Home equity and second mortgage	—	—	—	—	—
Savings account loans and other	—	—	—	—	—
Total:
Secured by one-to-four family residences:
Owner occupied	$150,387	$150,387	$—	$303,342	$3,526
Non-owner occupied	550,668	582,625	42,911	662,420	26,973
Secured by other properties	343,569	343,569	49,919	350,727	21,695
Home equity and second mortgage	55,931	55,931	—	127,257	5,191
Savings account loans and other	—	16,765	—	2,230	186

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Association’s internal risk rating system as of June 30, 2019 and 2018:
June 30, 2019	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$22,472,125	$—	$281,984	$—	$—	$22,754,109
Non-owner occupied	16,706,762	1,401,017	513,886	—	—	18,621,665
Secured by other properties	3,003,645	457,844	149,618	—	—	3,611,107
Home equity and second mortgage	17,447,187	—	71,879	—	—	17,519,066
Savings account loans and other	174,814	—	4,812	—	—	179,626
	$59,804,533	$1,858,861	$1,022,179	$—	$—	$62,685,573

June 30, 2018	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Secured by one-to-four family residences:
Owner occupied	$21,054,718	$—	$150,387	$—	$—	$21,205,105
Non-owner occupied	18,485,241	—	—	—	—	18,485,241
Secured by other properties	4,635,503	—	163,254	—	—	4,798,757
Home equity and second mortgage	16,497,877	—	55,931	—	—	16,553,808
Savings account loans and other	134,938	—	—	—	—	134,938
	$60,808,277	$—	$369,572	$—	$—	$61,177,849
The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of June 30, 2019 and 2018:
June 30, 2019	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to- four family residences:
Owner occupied	$212,347	$—	$—	$212,347	$22,541,762	$22,754,109	$—
Non-owner occupied	134,350	—	513,886	648,236	17,973,429	18,621,665	—
Secured by other properties	—	149,618	—	149,618	3,461,489	3,611,107	—
Home equity and second mortgage	22,462	19,162	—	41,624	17,477,442	17,519,066	—
Savings account loans and other	—	—	—	—	179,626	179,626	—
	$369,159	$168,780	$513,886	$1,051,825	$61,633,748	$62,685,573	$—

June 30, 2018	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Secured by one-to-four family residences:
Owner occupied	$145,939	$68,862	$150,387	$365,188	$20,839,917	$21,205,105	$—
Non-owner occupied	—	—	—	—	18,485,241	18,485,241	—
Secured by other properties	—	163,254	—	163,254	4,635,503	4,798,757	—
Home equity and second mortgage	—	67,860	55,931	123,791	16,430,017	16,553,808	—
Savings account loans and other	—	—	—	—	134,938	134,938	—
	$145,939	$299,976	$206,318	$652,233	$60,525,616	$61,177,849	$—

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The following table presents nonaccrual loans by classes of the loan portfolio as of June 30, 2019 and 2018:
	2019	2018
Secured by one-to-four family residences:
Owner occupied	$281,984	$150,387
Non-owner occupied	513,886	—
Secured by other properties	149,618	163,254
Home equity and second mortgage	71,879	55,931
Savings account loans and other	—	—
	$1,017,367	$369,572
If these loans were performing under their original contractual rate, interest income on such loans would have increased approximately $31,497 and $8,424 for the year ended June 30, 2019 and 2018, respectively.
The Association may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (“TDR”). The Association may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
The Association identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.
No loans were modified as part of a TDR during the years ended June 30, 2019 and 2018. Additionally, the Association had no troubled debt restructuring loans with a payment default, with the payment default occurring within twelve months of the restructure date, during the years ended June 30, 2019 and 2018.
The Association has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, their immediate families and affiliated companies (commonly referred to as related parties). Loans receivable with related parties totaled $810,752 and $804,589 at June 30, 2019 and 2018, respectively. Advances on related party loans were $41,688 and $5,712 in 2019 and 2018, respectively. Payments on related party loans were $35,525 and $28,201 in 2019 and 2018, respectively.
As of June 30, 2019, the Association had initiated foreclosure proceedings on residential real estate securing outstanding loan balances of $513,886, all of which were deemed impaired loans. Residential real estate held in foreclosure was $91,000 and $113,354 at June 30, 2019 and 2018, respectively.
5.   Premises and Equipment
The components of premises and equipment at June 30, 2019 and 2018 are as follows:
	Estimated Useful Lives	2019	2018
Buildings and improvements	3 to 35 years	$968,615	$968,615
Furniture, fixtures and equipment	1 to 15 years	771,383	769,310
		1,739,998	1,737,925
Accumulated depreciation		(1,581,229)	(1,553,316)
		158,769	184,609
Land		32,650	32,650
		$191,419	$217,259
Depreciation expense was $44,209 and $48,337 for the years ended June 30, 2019 and 2018, respectively. Losses due to disposal of equipment that was not fully depreciated were $88 and $49 for the years ended June 30, 2019 and 2018, respectively. These losses are included in Occupancy and equipment expense on the Statements of Income.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
6.   Deposits
Deposits at June 30, 2019 and 2018 consist of the following major classifications:
	2019			2018
	Weighted Average Rate at June 30, 2019	Amount	Percent	Weighted Average Rate at June 30, 2017	Amount	Percent
Core deposits:
Business checking		$437,231	0.64%		$322,715	0.46%
Non-interest checking		3,486,425	5.12		2,738,631	3.87
NOW		16,810,886	24.70		18,753,514	26.52
Money market		3,526,512	5.18		4,092,473	5.79
Savings		17,749,181	26.08		18,118,590	25.62
	0.41%	42,010,235	61.72	0.43%	44,025,923	62.26
Time deposits:
Certificates of deposit	1.63%	26,050,202	38.28	1.27%	26,695,010	37.74
	0.88%	$68,060,437	100.00%	0.75%	$70,720,933	100.00%
The aggregate amount of deposits with a balance in excess of $250,000 was $9,830,976 and $9,544,542 at June 30, 2019 and 2018, respectively. Of these amounts, certificates of deposit represent $1,121,914 and $838,017 at June 30, 2019 and 2018, respectively.
The scheduled maturities of certificates of deposit for fiscal years subsequent to June 30, 2019 are as follows:
Years ending June 30,
2020	$9,549,030
2021	3,505,427
2022	6,225,297
2023	2,959,540
2024	2,602,855
Thereafter	1,208,053
$26,050,202
Deposits of related parties totaled $1,968,411 and $1,110,500 at June 30, 2019 and 2018, respectively.
Interest expense on deposits for the years ended June 30, 2019 and 2018 is as follows:
	2019	2018
Money market accounts	$26,160	$26,411
NOW accounts	103,195	122,866
Savings accounts	53,711	53,314
Certificates of deposit	401,154	357,430
	$584,220	$560,021
7.   Other Expense
Other expenses for the years ended June 30, 2019 and 2018 are as follows:
	2019	2018
Correspondent Bank charges	$18,239	$25,571
Professional fees	160,974	161,499
Advertising	53,178	49,085
Insurance/surety bond premiums	24,144	24,318
Supplies	16,212	27,798
Supervisory Exams	27,350	17,548
ATM costs	69,847	67,045
VISA debit cards	30,839	30,215

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
	2019	2018
Telephone, data line, and internet charges	84,891	81,399
Postage	16,993	19,869
Dues and subscriptions	15,426	13,917
DDA/NOW account costs	12,230	12,211
Loan processing costs	11,230	6,778
Telephone banking	9,716	9,991
Courier services	10,618	10,090
Meals and entertainment	10,496	6,104
Provision for other credit losses	8,048	(2,566)
Other	13,237	13,681
	$593,668	$574,553

8.   Income Taxes
Applicable income tax expense for the years ended June 30, 2019 and 2018 in the statements of income are as follows:
	2019	2018
Current, federal	$106,386	$123,144
Deferred, federal	(15,681)	240,386
Total federal income tax expense	90,705	363,530
Current, state	37,307	15,292
Deferred, state	—	19,425
Total state income tax expense	37,307	34,717
Total Income Tax Expense	$128,012	$398,247
For the year ended June 30, 2018, deferred federal income tax expense included expense of $281,885 related to the write-down of the deferred tax asset for the effect of the change in the federal tax rate from 34% to 21%. In addition, 2018 deferred federal income tax expense also included a benefit of $155,997 related to the release of a valuation allowance. The release of the valuation allowance related to the sale of a mutual fund in 2018 in which an impairment loss on the security had been recognized in a previous year. Upon sale of the security in 2018, the previous valuation allowance of $180,728 was released and a new valuation allowance was recorded in the amount of $24,731, due to the uncertainty surrounding the Association’s ability to realize future capital gains in order to offset the realized capital loss.
Prior to 1997, the Association had qualified under provisions of the Internal Revenue Code (the Code), which permitted it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. This provision was repealed for tax years beginning after December 31, 1995. The Code currently allows a bad debt deduction to be computed based on actual experience. Additionally, the new provision requires recapture of the difference between the old and new accounting methods. The recapture period is six years and began in the fiscal year ended June 30, 1999. There would be no recapture of the pre-1988 (base year) reserves. Retained earnings at June 30, 2019, included net income of $2,479,256, representing such bad debt deductions for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then applicable rate.
Deferred tax assets and liabilities as of June 30, 2019 and 2018 consist of the following:
	2019	2018
Assets
Impairment of securities available-for-sale	$24,731	$24,731
Allowance for loan losses	98,570	102,308
Other comprehensive loss, pension	226,425	192,128
Executive retirement plan	2,520	2,835
Other	30,147	10,646
	382,393	332,648
Valuation allowance	(24,731)	(24,731)
Total assets, net	357,662	307,917

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
	2019	2018
Liabilities
Basis of premises and equipment	(163)	(396)
Unrealized gains on securities available-for-sale	(3,384)	(3,469)
Total liabilities	(3,547)	(3,865)
Net Deferred Tax Assets	$354,115	$304,052

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Association will realize the benefits of these deferred tax assets, net of the valuation allowance provided, at June 30, 2019.
The Association is subject to federal income tax and state income tax in Pennsylvania. The Association is no longer subject to examination by federal authorities for years before 2015 and is no longer subject to examination by Pennsylvania taxing authorities for years before 2015.
9.   Pension Plan
The Association has a non-contributory defined benefit pension plan covering substantially all of its employees with 1,000 hours of service during the plan year. The benefits are based on each employee’s years of service and the average of the highest five annual salaries of the ten years prior to retirement. An employee becomes fully vested upon completion of six years of qualifying service.
The following table sets forth the plan’s funded status and amounts recognized in the Association’s statements of financial condition at June 30, 2019 and 2018, using a June 30 measurement date:
	2019	2018
Changes in benefit obligation:
Beginning of year	$2,493,426	$2,448,837
Service cost	106,724	101,462
Interest cost	104,606	95,069
Assumption changes	243,899	(113,561)
Actual loss	42,336	28,586
Benefits paid	(367,506)	(66,967)
End of year	2,623,485	2,493,426
Changes in fair value of plan assets:
Beginning of year	1,613,931	1,449,918
Actual return on plan assets	33,201	30,980
Employer contributions	100,000	200,000
Benefits paid	(367,506)	(66,967)
End of year	1,379,626	1,613,931
Unfunded Status at End of Year	$(1,243,859)	$(879,495)
Amounts recognized in the statements of financial condition consist of:
Other liabilities	$(1,243,859)	$(879,495)
Accumulated other comprehensive loss (pre-tax basis)	1,078,213	914,893
Net Amount Recognized	$(165,646)	$35,398
Amounts recognized in accumulated other comprehensive loss consists of:
Unrecognized actuarial loss	$1,078,213	$914,893
	$1,078,213	$914,893
The accumulated benefit obligation for the pension plan was $2,086,267 and $2,080,873 at June 30, 2019 and 2018, respectively.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
The components of the net pension cost charged to expense for the years ended June 30, 2019 and 2018 consisted of the following:
	2019	2018
Service cost, benefit earned during the period	$106,724	$101,462
Interest cost on projected benefit obligation	104,606	95,069
Expected return on plan assets	(69,534)	(64,928)
Recognized prior service credit	—	(1,946)
Recognized net actuarial loss	47,286	56,148
Settlement loss	111,962	—
Net Pension Costs	$301,044	$185,805
The fair value of the Association’s pension plan assets at June 30, 2019 and 2018, by asset category are as follows:
June 30, 2017	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,379,626	$—	$1,379,626	$—
	$1,379,626	$—	$1,379,626	$—

June 30, 2018	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Certificates of deposit	$1,613,931	$—	$1,613,931	$—
	$1,613,931	$—	$1,613,931	$—
The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 3.54% for 2019 and 4.17% for 2018. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 3.50% for 2019 and 3.50% for 2018. The expected long-term rate of return was 4.25% for 2019 and 4.25% for 2018. The mortality tables used in determining the actuarial present value of the projected benefit obligation were MP-2018 for 2019 and MP-2017 for 2018.
Benefits paid by the Plan were $367,506 and $66,967 and employer contributions to the Plan were $100,000 and $200,000 for the years ended June 30, 2019 and 2018, respectively.
The expected long-term rate of return on plan assets reflects long-term earnings expectations on existing plan assets and those contributions expected to be received during the current plan year. In estimating that rate, the appropriate consideration was given to historical returns earned by plan assets and the rate of return expected to be available for reinvestment.
The Association expects to fully fund its pension plan during the fiscal year ending June 30, 2020.
The following benefit payments, which reflect expected future services, as appropriate, are expected to be paid in fiscal years subsequent to June 30, 2019:
Years ending June 30,
2020	$100,600
2021	119,400
2022	118,000
2023	116,600
2024	136,500
Thereafter	921,000
$1,512,100
Beginning January 1, 2019, the Association also offers to its employees a 401(k) retirement benefit plan, administered by Paychex, Inc., that allows employee contributions of up to $19,000, with up to an additional $6,000 of “catch-up” contributions allowed for those

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
employees over 50 years of age. Employees may choose to make contributions from either pre-tax or after-tax compensation. Employee contributions are matched by the Association at 100% for the first 1% of compensation contributed and at 50% for the second 1% of compensation contributed. For the year ended June 30, 2019, 401(k) expense was $7,744.
10.   Advances from the Federal Home Loan Bank of Pittsburgh
The maximum borrowing capacity of the Association as calculated by the Federal Home Loan Bank of Pittsburgh was $37,270,450 at June 30, 2019. The Association has $4,408,422 of long-term FHLB advances at June 30, 2019 as detailed below. All advances are secured by FHLB stock and qualified mortgage loans.
Long-term advances from the Federal Home Loan Bank include the following instruments at June 30, 2019 and 2018:
Due	Initial Conversion Date	Strike Rate	Current Interest Rate	2019	2018
April 2023	N/A	N/A	2.93103	$1,000,000	$1,000,000
January 2024	N/A	N/A	2.76062	1,000,000	—
January 2025	N/A	N/A	2.73683	815,873	864,449
October 2025	N/A	N/A	3.34297	743,339	—
October 2027	N/A	N/A	2.34936	849,210	940,391
				$4,408,422	$2,804,840
Maturities and principal repayment of long-term debt in fiscal years subsequent to June 30, 2018 are as follows:
Years ending June 30,
2020	$184,390
2021	189,386
2022	194,520
2023	1,199,797
2024	1,205,221
Thereafter	1,435,108
$4,408,422
11.   Regulatory Matters
Information presented for June 30, 2019 and 2018, reflects the Basel III capital requirements that became effective January 1, 2015 for the Bank. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weightings and other factors.
Federal regulators require the Association maintain minimum ratios of core capital to adjusted average assets of 4.0%, common equity Tier 1 capital to risk-weighted assets of 4.5%, Tier 1 capital to risk-weighted assets of 6.0% and total risk-based capital to risk-weighted assets of 8.0%. At June 30, 2019, the Association met all the capital adequacy requirements to which they were subject. At June 30, 2019, the Association was “well capitalized” under the regulatory framework for prompt corrective action. To be “well capitalized,” the Association must maintain minimum leverage, common equity Tier 1 risk-based, Tier 1 risk-based and total risk-based capital ratios of at least 5.0%, 6.5%, 8.0% and 10.0%, respectively. Management believes that no conditions or events have occurred since June 30, 2019 that would materially adversely change the Association’s capital classifications. From time to time, the Association may need to raise additional capital to support the Association’s further growth and to maintain their “well capitalized” status.
The Association’s actual capital amounts and ratios as of June 30, 2019 and 2018 and the minimum amounts and ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:
June 30, 2019	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$14,007,609	30.4%	$4,837,352≥	≥10.500%	$4,607,001≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,915,951≥	≥8.500%	3,685,601≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,538,227	29.4%	3,224,901≥	≥7.000%	2,994,551≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,538,227	15.3%	3,539,672≥	≥4.000%	4,424,590≥	≥5.0%

*
Includes capital conversion buffer of 2.500%

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
June 30, 2018	Actual		For Capital Adequacy Purposes*		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital (to risk-weighted assets)	$13,721,006	31.1%	$4,354,194≥	≥9.875%	$4,409,310≥	≥10.0%
Tier 1 capital (to risk-weighted assets)	13,233,825	30.0%	3,472,332≥	≥7.875%	3,527,448≥	≥8.0%
Common Equity tier 1 capital (to risk-weighted assets)	13,233,825	30.0%	2,810,935≥	≥6.375%	2,866,052≥	≥6.5%
Tier 1 Leverage Ratio capital (to average tangible assets)	13,233,825	14.9%	3,553,932≥	≥4.000%	4,442,416≥	≥5.0%

*
Includes capital conversion buffer of 1.875%

12.   Financial Instruments with Off-Balance Sheet Risk
The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract amounts of those instruments reflect the extent of the Association’s involvement in particular classes of financial instruments.
The Association’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amounts of these instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Financial instruments, the contract amounts of which represent credit risk, include commitments to originate loans of $6,393,385 and $4,938,801 at June 30, 2019 and 2018, respectively, as follows:
	Fixed Rate		Variable Rate
	2019	2018	2019	2018
First or second mortgage loans	$494,400	$195,000	$110,000	$—
Unused lines of credit	899,813	1,208,739	1,753,230	1,684,883
Undisbursed amounts on construction loans	3,135,942	1,839,679	—	10,500
	$4,530,155	$3,243,418	$1,863,230	$1,695,383
Fees received in connection with first mortgage loan commitments have not been recognized in income.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer’s credit worthiness on a case-by-case basis. The amount of the collateral obtained, if it is deemed necessary by the Association upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held generally includes residential and some commercial property.
13.   Fair Value Measurements
Management uses its best judgment in estimating the fair value of the Association’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Association could have realized in sales transactions on the dates indicated. The estimated fair value amounts have been measured as of their respective period end and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period end.
The fair value measurement hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
There have been no changes in the methodologies used as of June 30, 2019 and 2018 and there were no transfers between levels during either period.
For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and 2018 are as follows:
June 30, 2019	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$577,904	$—	$577,904
	$—	$577,904	$—	$577,904

June 30, 2018	Level 1	Level 2	Level 3	Total
Securities available-for-sale:
Residential mortgage-backed securities, U.S. government sponsored enterprises (GSEs)	$—	$774,131	$—	$774,131
	$—	$774,131	$—	$774,131
The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities, but rather by relying on the securities’ investment relationship to other benchmark quoted prices. Level 1 securities consists of the mutual fund category of securities available-for-sale.
For financial assets that were measured during the year at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and 2018 are as follows:
June 30, 2019	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$496,669	$—	$—	$496,669
Foreclosed real estate	100,100	—	—	100,100
	$596,769	$—	$—	$596,769

June 30, 2018	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$402,745	$—	$—	$402,745
Foreclosed real estate	113,354	—	—	113,354
	$516,099	$—	$—	$516,099
Impaired loans carried at fair value are those in which the Association has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value at June 30, 2019 and 2018 consists of loan balances of $602,431 and $495,575 less a valuation allowance of $105,762 and $92,830, respectively.
Real estate properties acquired through, or in lieu of, foreclosure is to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

Fidelity Savings and Loan Association of Bucks County
Notes to Financial Statements
Quantitative information about Level 3 Fair Value Measurements at June 30, 2019 and 2018 is included in the table below:
June 30, 2019	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$496,669	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$100,100	Appraisal of collateral	Costs to sell	9.0% (9.0)%
June 30, 2018	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$402,745	Appraisal of collateral	Costs to sell	9.0% (9.0)%
Foreclosed real estate	$113,354	Appraisal of collateral	Costs to sell	9.0% (9.0)%
14.   Changes in Accumulated Other Comprehensive Loss by Component*
	Unrealized Gains (Losses) on Available- For-Sale Securities	Unfunded Post Retirement Obligations	Total
Balance, July 1, 2017	$(21,806)	$(673,281)	$(695,087)
Unrealized losses on available for sale securities	(49,323)	—	(49,323)
Decrease in minimum pension liability	—	35,694	35,694
Amounts reclassified from accumulated other comprehensive loss to net income	93,036	39,296	132,332
Net current-period other comprehensive income	43,713	74,990	118,703
Amounts reclassified from accumulated other comprehensive loss to retained earnings	(8,859)	(124,474)	(133,333)
Balance, June 30, 2018	13,048	(722,765)	(709,717)
Unrealized losses on available for sale securities	(316)	—	(316)
Increase in minimum pension liability	—	(166,379)	(166,379)
Amounts reclassified from accumulated other comprehensive loss to net income	—	37,356	37,356
Net current-period other comprehensive (loss)	(316)	(129,023)	(129,339)
Balance, June 30, 2019	$12,732	$(851,788)	$(839,056)

*
All amounts are net of tax. Amounts in parentheses indicate reductions to other comprehensive income

Annex B
WASHINGTON SAVINGS BANK AND SUBSIDIARY
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2020

INDEPENDENT AUDITOR’S REPORT
Board of Directors
Washington Savings Bank and Subsidiary
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Washington Savings Bank and subsidiary, which comprise the consolidated statement of financial condition as of March 31, 2020 and 2019; the related consolidated statements of operations, comprehensive loss, changes in net worth, and cash flows for the years then ended; and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Washington Savings Bank and subsidiary as of March 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.
Cranberry Township, Pennsylvania
June 30, 2020
S.R. Snodgrass, P.C. • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: 724-934-0344 • Fax: 724-934-0345

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
	March 31,
	2020	2019
ASSETS
Cash and amounts due from other institutions	$3,056,532	$2,048,669
Interest-bearing deposits with other institutions	15,234,031	6,576,740
Cash and cash equivalents	18,290,563	8,625,409
Certificates of deposit	100,000	100,000
Equity securities	30,425	57,187
Investment securities held to maturity (fair value of $2,494,946)	—	2,500,000
Investment securities available for sale	1,992,916	1,000,773
Mortgage-backed securities held to maturity (fair value of $491,635 and $661,492)	478,678	650,156
Loans (net of allowance for loan losses of $740,397 and $678,410)	127,439,835	139,826,664
Accrued interest receivable	446,848	640,401
Regulatory stock	1,225,000	1,597,600
Premises and equipment, net	4,694,700	4,957,676
Bank-owned life insurance	3,201,865	3,122,918
Other assets	961,540	910,126
TOTAL ASSETS	$158,862,370	$163,988,910
LIABILITIES
Deposits	$133,606,269	$130,486,497
Short-term advances from Federal Home Loan Bank	—	11,000,000
Long-term advances from Federal Home Loan Bank	11,000,000	8,000,000
Accrued interest payable	45,456	71,142
Advance payments by borrowers for taxes and insurance	266,009	255,434
Other liabilities	628,278	732,486
TOTAL LIABILITIES	145,546,012	150,545,559
NET WORTH
Retained earnings	13,310,534	13,415,778
Accumulated other comprehensive income	5,824	27,573
TOTAL NET WORTH	13,316,358	13,443,351
TOTAL LIABILITIES AND NET WORTH	$158,862,370	$163,988,910
See accompanying notes to the consolidated financial statements.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
	Year Ended March 31,
	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$5,618,902	$5,836,044
Interest on mortgage-backed securities	19,929	20,622
Interest and dividends on investments	198,461	195,654
Interest-bearing deposits with other institutions	209,882	110,432
Total interest and dividend income	6,047,174	6,162,752
INTEREST EXPENSE
Deposits	1,357,495	1,243,938
Short-term advances from Federal Home Loan Bank	134,751	214,210
Long-term advances from Federal Home Loan Bank	312,192	179,626
Total interest expense	1,804,438	1,637,774
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	4,242,736	4,524,978
Provision for loan losses	126,000	108,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,116,736	4,416,978
NONINTEREST INCOME
Service charges on deposit accounts	75,588	80,076
(Loss) gain on sale of loans, net	(2,648)	1,887
Earnings on bank-owned life insurance	78,947	79,342
Rental income	172,670	167,589
Other income	124,608	126,149
Total noninterest income	449,165	455,043
NONINTEREST EXPENSE
Salaries and employee benefits expenses	1,982,421	2,632,301
Occupancy expenses	699,924	761,981
Furniture and equipment expenses	184,082	197,828
Insurance and bond premiums	83,236	105,498
Data processing expenses	473,942	473,230
Professional fees	189,817	179,003
Federal deposit insurance	72,384	98,670
Correspondent service charges	128,973	118,972
Gain on sale of other real estate owned	—	(51,115)
Other expenses	875,499	1,082,817
Total noninterest expense	4,690,278	5,599,185
LOSS BEFORE INCOME TAX BENEFIT	(124,377)	(727,164)
Income tax benefit	(19,133)	(22,958)
NET LOSS	$(105,244)	$(704,206)
See accompanying notes to the consolidated financial statements.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
	Year Ended March 31,
	2020	2019
Net loss	$(105,244)	$(704,206)
Other comprehensive (loss) income :
Unrealized holding (losses) gains on securities	(27,535)	20,402
Tax effect	5,786	(1,639)
Other comprehensive (loss) income, net of tax	(21,749)	18,763
Comprehensive loss	$(126,993)	$(685,443)
See accompanying notes to the consolidated financial statements.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN NET WORTH
	Retained Earnings	Accumulated Other Comprehensive Income	Total Net Worth
Balance, March 31, 2018	$14,119,984	$8,810	$14,128,794
Net loss	(704,206)	—	(704,206)
Other comprehensive income	—	18,763	18,763
Balance, March 31, 2019	13,415,778	27,573	13,443,351
Net loss	(105,244)	—	(105,244)
Other comprehensive loss	—	(21,749)	(21,749)
Balance, March 31, 2020	$13,310,534	$5,824	$13,316,358
See accompanying notes to the consolidated financial statements.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
	Year Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(105,244)	$(704,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	462,518	489,137
Provision for loan losses	126,000	108,000
Net accretion of securities premiums and discounts and loan fees	(8,390)	(1,286)
Earnings on bank-owned life insurance	(78,947)	(79,342)
Gain on sale of other real estate owned	—	(51,115)
Loss (gain) on sale of loans, net	2,648	(1,887)
Mortgage loans originated for sale	(462,370)	(308,789)
Proceeds from the sale of mortgage loans originated for sale	459,722	310,676
Decrease in accrued interest receivable	193,553	23,727
(Decrease) increase in accrued interest payable	(25,686)	37,095
Deferred income taxes	(1,092)	(39,397)
Increase in supplemental retirement plan	22,868	226,278
Other, net	(171,612)	125,368
Net cash provided by operating activities	413,968	134,259
INVESTING ACTIVITIES
Purchase of:
Investment securities held to maturity	(500,000)	—
Investment securities available for sale	(1,985,143)	(1,000,000)
Proceeds from:
Calls and maturities of investment securities held to maturity	3,000,000	—
Calls and maturities of investment securities available for sale	1,000,000	2,000,000
Principal collected on:
Mortgage-backed securities held to maturity	171,625	188,009
Net decrease (increase) in loans	12,261,299	(7,030,286)
Purchases of premises and equipment	(199,542)	(101,773)
Purchase of regulatory stock	(37,600)	(1,120,800)
Redemption of regulatory stock	410,200	845,800
Proceeds from sale of real estate owned	—	176,226
Net cash provided by (used for) investing activities	14,120,839	(6,042,824)
FINANCING ACTIVITIES
Net increase in passbook, NOW, MMDA, and club accounts	5,460,558	959,511
Net decrease in certificates of deposit	(2,340,786)	(4,455,591)
Increase in advances from borrowers for taxes and insurance	10,575	29,728
Net (decrease) increase in short-term Federal Home Loan Bank advances	(11,000,000)	4,000,000
Repayment of long-term Federal Home Loan Bank advances	(1,000,000)	(2,000,000)
Proceeds from long-term Federal Home Loan Bank advances	4,000,000	6,000,000
Net cash (used for) provided by financing activities	(4,869,653)	4,533,648
Net increase (decrease) in cash and cash equivalents	9,665,154	(1,374,917)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,625,409	10,000,326
CASH AND CASH EQUIVALENTS AT END OF YEAR	$18,290,563	$8,625,409
SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$1,830,124	$1,600,679
Income taxes	—	156,500
See accompanying notes to the consolidated financial statements.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Washington Savings Bank and subsidiary (the “Bank”) is a state chartered mutual savings and loan bank located in the northeast area of Philadelphia, Pennsylvania. The Bank’s principal sources of revenue emanate from its investment, mortgage-backed securities, and mortgage loan portfolios. The Bank is supervised by the Federal Deposit Insurance Corporation (FDIC) and the Pennsylvania Department of Banking and Securities.
The consolidated financial statements include the accounts of Washington Savings Bank and its wholly owned subsidiary, Washington Service Corporation, after elimination of all significant intercompany transactions and balances.
Basis of Presentation
The accounting principles followed by the Bank and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Statement of Financial Condition date and operations for the period. Actual results could differ from those estimates.
Cash and Cash Equivalents
For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from other institutions and interest-bearing deposits with other institutions.
Equity securities
Equity securities are held at fair value. Holdings gains and losses are recorded as income. Dividends on these securities are recognized as income when earned.
Investment and Mortgage-Backed Securities
Held to Maturity — Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method over the estimated remaining term of the underlying security.
Available for Sale — Debt securities that will be held for indefinite periods of time, including securities that may be sold in response to changes to market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments, are classified as available for sale. These assets are carried at estimated fair value. Unrealized gains and losses are excluded from income and are reported, net of tax, as a separate component of net worth until realized. Realized gains and losses on the sale of investment securities are reported in the Consolidated Statement of Operations and determined using the adjusted cost of the specific security sold and are accounted for on the trade-date basis.
Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the fair value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its fair value, and whether or not the Bank intends to sell the security or whether it’s more likely than not that the Bank would be required to sell the security before its anticipated recovery in fair value. A decline in value that is considered to be other than temporary is recorded as a loss within noninterest income in the Consolidated Statement of Operations.
Loans
The Bank grants commercial, mortgage, and consumer loans to customers. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions associated with the commercial, mortgage, and consumer lending environment. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balances.
Loans Held for Sale
The Bank sells certain residential real estate loans in the secondary market. The Bank may retain the right to service the loan or may sell the loan servicing. The Bank determines whether a loan will be held for sale at the time the application is received from the customer. Loans held for sale are carried at the lower of aggregate cost or estimated fair value. Gains and losses on the disposition of loans held for sale are determined on the specific identification method. The Bank typically retains the servicing rights to mortgage loans sold and recognizes as separate assets, included in other assets, the rights to service loans for others.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. An allowance for loan losses is maintained at a level that management considers adequate to provide for losses based upon evaluation of known and inherent risks in the loan portfolio. The loan loss reserves are established as an allowance for estimated losses based on the probable losses of the loan portfolio. In assessing risk, management considers historical experience, volume, and composition of lending conducted by the Bank, industry standards, status of nonperforming loans, general economic conditions as they relate to the Bank’s market area, and other factors related to the collectability of the Bank’s loan portfolio.
The allowance for loan losses consists of three elements: (1) specific allowances for impaired loans; (2) a general valuation allowance on all classified loans; and (3) a general valuation allowance on the remainder of the loan portfolio. This is consistent with the regulatory method of classifying reserves. Although the amount of each element of the allowance is determined separately, the entire allowance for loan losses is available for the entire portfolio. An allowance for impaired loans is established in the amounts by which the discounted cash flows (or collateral value or observable market price) are lower than the carrying value of the loan. A general allowance is established for classified loans. These loans are segregated by loan category, and allowance percentages are assigned to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared with loans in the general portfolio.
The general allowance for loans that are not classified is established to recognize the inherent losses associated with lending activities, but that, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating non-classified loans by loan category and assigning loss factors to each category. The loss factors have been derived using historical loss experience adjusted for qualitative factors. The historical loss factors are adjusted for qualitative factors that, in management’s judgment, could affect the collectability of the portfolio as of the evaluation date. These qualitative factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and bank regulatory examination results. The applied loss factors are reevaluated annually to ensure their relevance in the current economic environment.
Nonaccrual Loans
Nonaccrual loans consist of nonperforming loans that are delinquent 90 days or more as to payment of principal or interest. When a loan is placed in the nonaccrual category, interest accruals cease and uncollected accrued interest receivable is reversed and charged against current interest income. From the time such loans are placed on a nonaccrual basis, cash receipts are recorded as either a reduction of outstanding principal or as interest income, depending on management’s assessment of the ultimate collectability of principal and interest. Nonaccrual loans are generally not returned to accruing status until principal and interest payments have been brought current and full collectability is reasonably ensured.
Deferred Loan Fees
Loan fees, net of certain direct loan origination costs, are deferred and amortized into income over the life of the loan using the interest method.
Regulatory Stock
The Bank reports its investment in the Federal Home Loan Bank (FHLB) and Atlantic Community Bancshares, Inc. (ACB) stock at cost in the Consolidated Statement of Financial Condition, since the Bank does not have the ability to influence the FHLB and ACB.
The Bank is a member of the FHLB of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated for impairment as necessary. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted; (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) the impact of legislative and regulatory changes on the customer base of the FHLB; and (d) the liquidity position of the FHLB. With consideration given to these factors, management concluded that the stock was not impaired at March 31, 2020 or 2019.
Premises and Equipment
Land is carried at cost. Premises and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the expected useful lives of the assets, which range from 5 to 40 years. Amortization of leasehold

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

improvements is computed using the straight-line method over the shorter of the useful lives of the improvements or the remaining lease term. The costs of maintenance and repairs are expensed as they are incurred, and renewals and betterments are capitalized.
Bank-Owned Life Insurance
The Bank owns insurance on the lives of a certain group of key employees. The policies were purchased to help offset the increase in the costs of various fringe benefit plans, including health care. The cash surrender value of these policies is included as an asset on the Consolidated Statement of Financial Condition, and any increases in the cash surrender value are recorded as noninterest income on the Consolidated Statement of Operations. In the event of the death of an insured individual under these policies, the Bank would receive a death benefit that would be recorded as noninterest income.
Real Estate Owned
Real estate owned acquired in settlement of foreclosed loans is carried as a component of other assets at fair value minus estimated cost to sell. Prior to foreclosure, the estimated collectible value of the collateral is evaluated to determine whether a partial charge-off through the allowance for loan losses is required to record the asset at its net realizable value. After transfer to real estate owned, any subsequent write-downs are charged against other operating expenses. Direct costs incurred in the foreclosure process and subsequent holding costs incurred on such properties are recorded as expenses of current operations.
Income Taxes
The Bank files a consolidated federal income tax return. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.
Transfer of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Loss
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net loss. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of the net worth section of the Consolidated Statement of Financial Condition. Such items, along with net loss, are the components of comprehensive loss, as presented in the Consolidated Statement of Comprehensive Loss.
Reclassification of Comparative Amounts
Certain comparative amounts for prior years have been reclassified to conform to current-year presentations. Such reclassifications did not affect consolidated net loss or consolidated net worth.
2.
INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, and fair value of debt securities held to maturity and available for sale by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	March 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale
U.S. government agencies maturing:
Less than 1 year	$1,992,916	$—	$—	$1,992,916
Total	$1,992,916	$—	$—	$1,992,916

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.
INVESTMENT SECURITIES (continued)

	March 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to Maturity
U.S. government agencies maturing:
1 year to 5 years	$2,500,000	$—	$(5,054)	$2,494,946
Total	$2,500,000	$—	$(5,054)	$2,494,946
Available for Sale
U.S. government agencies maturing:
1 year to 5 years	$1,000,000	$773	$—	$1,000,773
Total	$1,000,000	$773	$—	$1,000,773
There were no held to maturity investment securities as of March 31, 2020.
Investment securities and mortgage-backed securities with a carrying value of $1,024,438 and $2,537,903 at March 31, 2020 and 2019, respectively, were pledged to secure public deposits and for other purposes, as provided by law.
During the years ended March 31, 2020 and 2019, the Bank did not sell any investment securities.
3.
MORTGAGE-BACKED SECURITIES

The amortized cost, gross unrealized gains and losses, and fair value of mortgage-backed securities held to maturity are as follows:
	March 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to Maturity
Government National Mortgage Association pass-through certificates	$449,323	$12,938	$—	$462,261
Freddie Mac pass-through certificates	29,355	136	(117)	29,374
Total	$478,678	$13,074	$(117)	$491,635

	March 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to Maturity
Government National Mortgage Association pass-through certificates	$603,907	$11,674	$—	$615,581
Fannie Mae pass-through certificates	134	—	—	134
Freddie Mac pass-through certificates	46,115	139	(477)	45,777
Total	$650,156	$11,813	$(477)	$661,492
The amortized cost and fair values of mortgage-backed securities at March 31, 2020, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Held to Maturity
	Amortized Cost	Fair Value
Due in 1 year or less	$216	$218
Due in 1 years to 5 years	24,661	25,111
Due in 5 years to 10 years	54,167	55,732
Due after 10 years	399,634	410,574
Total	$478,678	$491,635

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
4.
UNREALIZED LOSSES ON SECURITIES

The following tables show the Bank’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at March 31, 2020 and 2019.
	2020
	Less Than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Held to Maturity
Freddie Mac pass-through certificates	$—	$—	$24,625	$(117)	$24,625	$(117)
Total	$—	$—	$24,625	$(117)	$24,625	$(117)

	2019
	Less Than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Held to Maturity
U.S. government agencies	$—	$—	$2,494,946	$(5,054)	$2,494,946	$(5,054)
Freddie Mac pass-through certificates	—	—	37,425	(477)	37,425	(477)
Total	$—	$—	$2,532,371	$(5,531)	$2,532,371	$(5,531)
The Bank reviews its position quarterly and has asserted that at March 31, 2020, the declines outlined in the above table represent temporary declines, and the Bank does not intend to sell, and does not believe it will be required to sell, these securities before recovery of their cost basis, which may be at maturity. There were two positions that were temporarily impaired at March 31, 2020. The Bank has concluded that the unrealized losses disclosed above are not other than temporary, but are the result of interest rate changes, sector credit ratings changes, or company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period.
5.
LOANS

Loans consist of the following:
	2020	2019
Mortgage loans (one-to-four family residential)	$108,078,400	$118,964,944
Commercial loans	14,222,968	14,740,664
Automobile loans	1,284,670	1,429,456
Unsecured loans	2,348,794	2,697,476
Deposit loans	18,093	20,343
Other	2,078,837	2,465,813
Total	128,031,762	140,318,696
Less:
Allowance for loan losses	740,397	678,410
Deferred loan fees, net	(148,470)	(186,378)
Total	$127,439,835	$139,826,664
The Bank’s loan portfolio consists predominantly of one-to-four family unit first-mortgage loans in the Philadelphia, Pennsylvania, area. These loans are typically secured by first lien positions on the respective real estate properties and are subject to the Bank’s loan underwriting policies. In general, the Bank’s loan portfolio performance at March 31, 2020 and 2019, is dependent upon the local economic conditions.
Loans serviced by the Bank for others amounted to $18,501,300 and $19,855,213 at March 31, 2020 and 2019, respectively.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5.
LOANS (continued)

Certain officers, directors, and related affiliates of the Bank have loans with the Bank. As of March 31, 2020, aggregate loans extended to officers, directors, and related affiliates or associates were $440,732. As of March 31, 2019, aggregate loans extended to officers, directors, and related affiliates or associates were $546,017. A summary of activity during the years ended March 31, 2020 and 2019, is as follows:
	Beginning Balance	Additions	Amount Collected	Ending Balance
2020	$546,017	$—	$(105,285)	$440,732
2019	$963,878	$5,949	$(423,810)	$546,017

6.
ALLOWANCE FOR LOAN LOSSES

The following table presents, by portfolio segment, the activity within the allowance for loan losses and the ending balance of the allowance for loan losses:
	Mortgage Loans	Commercial Loans	Automobile Loans	Unsecured Loans	Deposit Loans	Other Loans	Unallocated	Total
Balance, March 31, 2018	$468,344	$118,416	$5,426	$30,730	$—	$—	$23,472	$646,388
Add provisions charged to operations	(34,649)	10,534	3,151	(15,504)	—	150,798	(6,330)	108,000
Add recoveries	809	—	—	—	—	—	—	809
Less loans charged off	(8,783)	—	—	(11,387)	—	(56,617)	—	(76,787)
Balance, March 31, 2019	$425,721	$128,950	$8,577	$3,839	$—	$94,181	$17,142	$678,410
Add provisions charged to operations	(39,030)	18,205	(1,044)	2,371	—	85,220	60,278	126,000
Add recoveries	—	—	—	—	—	—	—	—
Less loans charged off	(45,954)	—	—	—	—	(18,059)	—	(64,013)
Balance, March 31, 2020	$340,737	$147,155	$7,533	$6,210	$—	$161,342	$77,420	$740,397
Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Bank has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: (1) the mortgage loan portfolio; (2) the commercial loans; (3) the automobile loan portfolio; (4) the unsecured loan portfolio; (5) the deposit loan portfolio; and (6) the other loan portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to non-classified loans. The following qualitative factors are analyzed for each portfolio segment:
•
Changes in lending policies and procedures

•
Changes in personnel responsible for the particular portfolio — relative to experience and ability of staff

•
Trend for past due, criticized, and classified loans

•
Relevant economic factors

•
Quality of the loan review system

•
Value of collateral for collateral-dependent loans

•
The effect of any concentrations of credit and the changes in level of such concentrations

•
Other external factors

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio.
The Bank may also maintain an unallocated allowance to account for any factors or conditions that may cause a potential loss but are not specifically addressed in the process described above. The Bank analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.
Loans by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the Statement of Financial Condition date. The Bank considers the allowance for loan losses of $740,397 adequate to cover loan losses inherent in the loan portfolio at March 31, 2020. The following table presents, by portfolio segment, the allowance for loan losses for the years ended March 31, 2020 and 2019.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.
ALLOWANCE FOR LOAN LOSSES (continued)

	March 31, 2020
	Mortgage Loans	Commercial Loans	Automobile Loans	Unsecured Loans	Deposit Loans	Other Loans	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	340,737	147,155	7,533	6,210	—	161,342	77,420	740,397
Total	$340,737	$147,155	$7,533	$6,210	$—	$161,342	$77,420	$740,397
Loans:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—		$—
Collectively evaluated for impairment	108,078,400	14,222,968	1,284,670	2,348,794	18,093	2,078,837		128,031,762
Total	$108,078,400	$14,222,968	$1,284,670	$2,348,794	$18,093	$2,078,837		$128,031,762

	March 31, 2019
	Mortgage Loans	Commercial Loans	Automobile Loans	Unsecured Loans	Deposit Loans	Other Loans	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	425,721	128,950	8,577	3,839	—	94,181	17,142	678,410
Total	$425,721	$128,950	$8,577	$3,839	$—	$94,181	$17,142	$678,410
Loans:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—		$—
Collectively evaluated for impairment	118,964,944	14,740,664	1,429,456	2,697,476	20,343	2,465,813		140,318,696
Total	$118,964,944	$14,740,664	$1,429,456	$2,697,476	$20,343	$2,465,813		$140,318,696
Credit Quality Information
The following table presents performing and nonperforming mortgage loans, automobile loans, unsecured loans, deposit loans, and other loans based on payment activity for the years ended March 31, 2020 and 2019. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due or are placed on nonaccrual status.
	March 31, 2020
	Performing	Nonperforming	Total
Mortgage loans	$107,565,754	$512,646	$108,078,400
Commercial loans	14,222,968	—	14,222,968
Automobile loans	1,284,670	—	1,284,670
Unsecured loans	2,348,794	—	2,348,794
Deposit loans	18,093	—	18,093
Other loans	1,995,790	83,047	2,078,837
Total	$127,436,069	$595,693	$128,031,762

	March 31, 2019
	Performing	Nonperforming	Total
Mortgage loans	$118,848,998	$115,946	$118,964,944
Commercial loans	14,740,664	—	14,740,664
Automobile loans	1,429,456	—	1,429,456
Unsecured loans	2,697,476	—	2,697,476
Deposit loans	20,343	—	20,343
Other loans	2,454,344	11,469	2,465,813
Total	$140,191,281	$127,415	$140,318,696

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.
ALLOWANCE FOR LOAN LOSSES (continued)

Age Analysis of Past-Due Loans by Class
The following is a table that includes an aging analysis of the recorded investment of past due loans as of March 31, 2020 and 2019.
	March 31, 2020
	Current	31-60 Days Past Due	61 – 90 Days Past Due	Greater Than 90 Days Past Due	Greater Than 90 Days Past Due and Still Accruing	Total Past Due	Total Loans
Mortgage loans	$107,198,317	$37,448	$329,989	$512,646	$—	$880,083	$108,078,400
Commercial loans	14,222,968	—	—	—	—	—	14,222,968
Automobile loans	1,270,744	13,926	—	—	—	13,926	1,284,670
Unsecured loans	2,348,794	—	—	—	—	—	2,348,794
Deposit loans	18,093	—	—	—	—	—	18,093
Other loans	1,950,623	26,932	32,180	69,102	—	128,214	2,078,837
Total	$127,009,539	$78,306	$362,169	$581,748	$—	$1,022,223	$128,031,762

	March 31, 2019
	Current	31-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days Past Due	Greater Than 90 Days Past Due and Still Accruing	Total Past Due	Total Loans
Mortgage loans	$118,631,673	$—	$217,325	$115,946	$—	$333,271	$118,964,944
Commercial loans	14,740,664	—	—	—	—	—	14,740,664
Automobile loans	1,429,456	—	—	—	—	—	1,429,456
Unsecured loans	2,697,476	—	—	—	—	—	2,697,476
Deposit loans	20,343	—	—	—	—	—	20,343
Other loans	2,454,344	—	—	11,469	—	11,469	2,465,813
Total	$139,973,956	$—	$217,325	$127,415	$—	$344,740	$140,318,696
Impaired Loans
Management evaluates loans that are 90 days or more past due, on nonaccrual status, or showing signs of significant credit deterioration for impairment. These loans are analyzed to determine if it is probable that all amounts will not be collected according to the contractual terms of the loan agreements. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or charge-off to the allowance.
There were no impaired loans as of and during the year ended March 31, 2020. There were no impaired loans as of March 31, 2019. The average recorded investment of impaired mortgage loans was $162,231 for the year ended March 31, 2019. For 2020 and 2019, no interest income has been recognized on impaired loans.
Nonaccrual Loans
Loans are typically considered nonaccrual upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income.
The following table presents nonaccrual loans as of March 31, 2020 and 2019:
	2020	2019
Mortgage loans	$512,646	$115,946
Commercial loans	—	—
Automobile loans	—	—
Unsecured loans	—	—
Deposit loans	—	—
Other loans	83,047	11,469
Total	$595,693	$127,415

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.
ALLOWANCE FOR LOAN LOSSES (continued)

At March 31, 2020, the Bank had no consumer mortgage loans that are secured by residential real estate property for which foreclosure proceedings are in process according to local jurisdiction.
Troubled Debt Restructurings
A troubled debt restructuring is a formal restructure of a loan when the lender, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower. The concessions may be granted in various forms, including reduction in the stated interest rate, reduction in the loan balance or accrued interest, or extension of the maturity date. During the years ended 2019 and 2020, there were no modified loans identified as troubled debt restructurings.
The Bank did not have any troubled debt restructurings within the prior 12 months where a concession had been made that then defaulted in 2020 or 2019.
7.
ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consists of the following:
	2020	2019
Investments and interest-bearing deposits	$24,242	$36,410
Mortgage-backed securities	617	893
Loans receivable	421,989	603,098
Total	$446,848	$640,401

8.
PREMISES AND EQUIPMENT

Premises and equipment consist of the following:
	2020	2019
Land	$827,914	$827,914
Buildings	10,646,249	10,575,694
Furniture and equipment	1,956,037	1,827,050
	13,430,200	13,230,658
Less accumulated depreciation	8,735,500	8,272,982
Total	$4,694,700	$4,957,676
Depreciation expense amounted to $462,518 and $489,137 for the years ended March 31, 2020 and 2019, respectively.
9.
DEPOSITS

Comparative details of deposits are as follows:
	2020
	Weighted- Average Rate	Amount	Percent
Passbook	0.15%	$25,573,031	19.1%
NOW and MMDA	0.39	49,860,088	37.3
Club	0.15	65,939	0.1
Certificates	2.12	58,107,211	43.5
Total	1.10%	$133,606,269	100.0%

	2019
	Weighted- Average Rate	Amount	Percent
Passbook	0.15%	$26,961,705	20.7%
NOW and MMDA	0.15	43,012,987	33.0
Club	0.15	63,808	0.1
Certificates	2.07	60,447,997	46.2
Total	1.04%	$130,486,497	100.0%

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
9.
DEPOSITS (continued)

The aggregate amount of certificates of deposit with a minimum denomination of $250,000 or more amounted to $4,182,033 and $4,647,658 at March 31, 2020 and 2019, respectively.
While certificate accounts are renewed frequently rather than redeemed, they are scheduled to mature contractually as follows:
2020
Within one year	$24,853,753
Beyond one year but within two years	12,696,109
Beyond two years but within three years	10,437,896
Beyond three years but within four years	6,360,505
Beyond four years but within five years	3,758,948
Total	$58,107,211
Interest expense by deposit category for the years ended March 31, 2020 and 2019, consisted of the following:
	2020	2019
Passbook, NOW and MMDA	$102,621	$102,525
Certificates	1,254,874	1,141,413
Total	$1,357,495	$1,243,938

10.
ADVANCES FROM FEDERAL HOME LOAN BANK OF PITTSBURGH

The following table sets forth information concerning short-term FHLB of Pittsburgh advances:
	2020	2019
Short-term FHLB advances:
Average balance outstanding	$4,778,082	$8,139,726
Maximum amount outstanding at any month-end during the period	9,000,000	11,000,000
Balance outstanding at end of period	—	11,000,000
Average interest rate during the period	2.82%	2.63%
Weighted-average interest rate at end of period	—%	2.74%
The short-term FHLB advances had fixed interest rates. There were no short-tern FHLB advances outstanding as of March 31, 2020.
The long-term FHLB advances consist of the following:
	Maturity Range		Weighted-Average	Interest Rate Range
Description	From	To	Rate	From	To	2020	2019
Mid Term Repo Fixed Rate	May 21, 2020	May 23, 2022	2.59%	2.34%	2.87%	$9,000,000	$7,000,000
Fixed Rate	June 13, 2022	May 21, 2024	2.55%	2.38%	3.02%	2,000,000	1,000,000
						$11,000,000	$8,000,000
The long-term FHLB advances at March 31, 2020, mature as follows:
Years Ending March 31,	Amount
2021	$5,000,000
2022	3,000,000
2023	2,000,000
2024	1,000,000
Total	$11,000,000
Under terms of a blanket agreement, collateral for the FHLB borrowings are secured by all FHLB stock and substantially all qualified first mortgage loans. Under the credit arrangement, the Bank has a borrowing capacity of approximately $79.2 million at March 31, 2020.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11.
INCOME TAXES

The benefit for income taxes for the years ended March 31 consists of:
	2020	2019
Current	$(18,041)	$16,439
Deferred	(1,092)	(39,397)
Total	$(19,133)	$(22,958)
The following temporary differences gave rise to the net deferred tax asset at March 31:
	2020	2019
Deferred tax assets:
Accrued retirement	$78,613	$72,287
Allowance for loan losses	155,483	142,466
Premises and equipment	255,903	250,682
Federal net operating loss carryforward	98,596	127,328
Other	21,310	44,948
Total gross deferred tax assets before valuation allowance	609,905	637,711
Valuation allowance	(98,596)	(127,328)
Total gross deferred tax assets	511,309	510,383
Deferred tax liabilities:
Deferred loan fees	(1,257)	(1,423)
Unrealized gain on available-for-sale debt securities and equity securities	—	(7,096)
Total gross deferred tax liabilities	(1,257)	(8,519)
Net deferred tax asset	$510,052	$501,864
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.
At March 31, 2020, the Bank has gross operating loss carryforwards available for federal income tax purposes of approximately $469,503, resulting in deferred tax assets of approximately $98,596, for which a valuation allowance of $98,596 has been recorded for losses that will not be utilized.
The reconciliation of the federal statutory rate and the Bank’s effective income tax rate is as follows:
	2020		2019
	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision of statutory rate	$(26,119)	(21.0)%	$(152,705)	(21.0)%
State income tax, net of federal tax benefit	2,336	1.9	38,800	4.2
Earnings on bank-owned life insurance	(16,579)	(13.3)	(16,662)	(2.3)
Merger expenses	43,255	34.8	—	—
Adjustment in valuation allowance	(28,991)	(23.3)	127,328	17.5
Other, net	6,965	5.6	(19,719)	(2.7)
Actual tax expense and effective rate	$(19,133)	(15.3)%	$(22,958)	(4.3)%
U.S. generally accepted accounting principles prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11.
INCOME TAXES (continued)

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Bank recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Operations. The Bank’s federal and state income tax returns for taxable years through 2015 have been closed for purposes of examination by the Internal Revenue Service and the Pennsylvania Department of Revenue.
12.
COMMITMENTS

At March 31, 2020, the Bank had $784,400 in outstanding commitments to originate fixed-rate mortgage loans, to be funded within 60 days, at rates ranging from 3.25 percent to 5.75 percent. At March 31, 2019, the Bank had $2,927,000 in outstanding commitments to originate fixed-rate mortgage loans, to be funded within 60 days, at rates ranging from 3.74 percent to 5.00 percent. These commitments are subject to normal credit risk. Additionally, at March 31, 2020 and 2019, the Bank had $11,566,206 and $11,097,163 of commitments to extend credit, respectively.
Various legal claims also arise from time to time in the normal course of business that, in the opinion of management, will have no material effect on the Bank’s consolidated financial statements.
At March 31, 2020, the Bank was committed under noncancellable lease agreements for minimum rental payments to lessors as follows:
2021	$27,723
2022	27,696
2023	27,668
2024	27,640
2025	—
2026 and thereafter	—
Total	$110,727
Total rental expense for the above lease agreements for the years ended March 31, 2020 and 2019, were $25,438 and $27,751, respectively.
13.
EMPLOYEE BENEFITS

The Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions Retirement Fund (Plan), a tax-qualified multi-employer pension plan. The Plan provided defined pension benefits to the Bank’s employees.
The Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 333. The Plan operates as a multi-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Plan.
The Plan is a multiple-employer plan under Internal Revenue Code Section 413(c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Plan, contributions made by a participating employer may be used to provide benefits to participants of other participating employers. The funded status (fair value of the Plan assets divided by funding target) based on an actuarial valuation report was 95.84 percent and 96.33 percent, respectively, as of June 30, 2019, and June 30, 2018. The fair value of the Plan assets reflects any contributions received through June 30, 2019. Total contributions made to the Plan, as reported on Form 5500, were $138,321,604 and $164,570,408 for the plan years ended June 30, 2019, and June 30, 2018, respectively. The Bank’s contributions to the Plan were not more than 5 percent of the total contributions to the Plan. During the years ended March 31, 2020 and 2019, the Bank recognized $77,708 and $70,072, respectively, as pension expense, and made contributions of $80,005 and $68,903, respectively, to the Plan.
The Bank has a supplemental retirement plan, the Directors Consultation and Retirement Plan (DCR Plan), for the directors of the Bank. The DCR Plan will provide each director with postretirement benefits based on years of service. The Bank also has a Supplemental Retirement Plan (SRP) for an officer of the Bank. The SRP requires the Bank to make monthly payments to the officer upon his retirement for a period of ten years. At March 31, 2020 and 2019, $374,346 and $344,226, respectively, has been accrued in connection with these plans. The Bank incurred pretax expenses of $37,004 and $227,978 in 2020 and 2019, respectively.
The Bank has a defined contribution 401(k) pension plan (401(k) Plan). The Bank’s contributions to the 401(k) Plan, which are at the discretion of the Board of Directors, are based on a percentage of contributions made by eligible employees. For the years ended March 31, 2020 and 2019, the Bank contributed $25,126 and $25,371, respectively, to the 401(k) Plan.
14.
REGULATORY MATTERS

Restriction on Cash and Due from Banks
The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve was $395,000 and $619,000 for the year ended March 31, 2020 and 2019, respectively.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
14.
REGULATORY MATTERS (continued)

Regulatory Capital Requirements
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total, Tier 1 capital, and common equity Tier 1 (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 2020, that the Bank meets all capital adequacy requirements to which it is subject.
As of March 31, 2020, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum core, common equity Tier 1, Tier 1 risk-based, and total risk-based ratios, as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.
The following table reconciles the Bank’s capital under U.S. generally accepted accounting principles to regulatory capital.
	2020	2019
Total net worth	$13,316,358	$13,443,351
Deduction due to insufficient amounts of additional Tier 1 and Tier 2 capital to cover deductions	—	—
Disallowed deferred tax assets	(510,052)	(482,962)
Accumulated other comprehensive income	(5,824)	(27,573)
Tier 1, core, and common equity Tier 1 capital	12,800,482	12,932,816
Allowance for loan losses and off-balance-sheet commitments	770,504	708,517
Unrealized gain on equity securities	6,256	33,791
Total risk-based capital	$13,577,242	$13,675,124
The Bank’s actual capital ratios are presented in the following table, which shows that the Bank met all regulatory capital requirements.
	2020		2019
	Amount	Ratio	Amount	Ratio
Total capital
(to risk-weighted assets)
Actual	$13,577,242	12.6%	$13,675,124	12.4%
For capital adequacy purposes	8,592,560	8.0	8,836,000	8.0
To be well capitalized	10,740,700	10.0	11,045,000	10.0
Tier 1 capital
(to risk-weighted assets)
Actual	$12,800,482	11.9%	$12,932,816	11.7%
For capital adequacy purposes	6,444,420	6.0	6,627,000	6.0
To be well capitalized	8,592,560	8.0	8,836,000	8.0
Core capital
(to adjusted assets)
Actual	$12,800,482	7.9%	$12,932,816	8.2%
For capital adequacy purposes	6,448,158	4.0	6,343,717	4.0
To be well capitalized	8,060,197	5.0	7,929,647	5.0
Common equity Tier 1 capital
(to average assets)
Actual	$12,800,482	11.9%	$12,932,816	11.7%
For capital adequacy purposes	4,833,315	4.5	4,970,250	4.5
To be well capitalized	6,981,455	6.5	7,179,250	6.5

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15.
FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels are as follows:
Level I:
Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:
Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:
Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data, when available.
The following tables present the assets reported on the Consolidated Statement of Financial Condition at their fair value as of March 31, 2020 and 2019, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	March 31, 2020
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
U.S. government agencies	$—	$1,992,916	$—	$1,992,916
Freddie Mac common stock	15,684	—	—	15,684
Other stock	14,741	—	—	14,741
	March 31, 2019
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
U.S. government agencies	$—	$1,000,773	$—	$1,000,773
Freddie Mac common stock	30,184	—	—	30,184
Other stock	27,003	—	—	27,003
There were no assets measured at fair value on a nonrecurring basis as of March 31, 2020 and 2019.
16.
ACCUMULATED OTHER COMPREHENSIVE INCOME

The activity in accumulated other comprehensive income for the years ended March 31, 2020 and 2019, is as follows:
Accumulated Other Comprehensive Income(1)	Unrealized Gains (Losses) on Securities Available for Sale
Balance at March 31, 2018	$8,810
Other comprehensive income before reclassifications	18,763
Amounts reclassified from accumulated other comprehensive income	—
Period change	18,763
Balance at March 31, 2019	$27,573
Other comprehensive loss before reclassifications	(21,749)
Amounts reclassified from accumulated other comprehensive income	—
Period change	(21,749)
Balance at March 31, 2020	$5,824

(1)
All amounts are net of tax. Amounts in parentheses indicate debits.

There were no amounts reclassified out of accumulated other comprehensive income during the years ended March 31, 2020 and 2019.

WASHINGTON SAVINGS BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
17.
SUBSEQUENT EVENTS

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including estimates inherent in the process of preparing financial statements. Non-recognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. Management has reviewed all events occurring through June 30, 2020, the date the consolidated financial statements were issued, and determined the following subsequent events required disclosure:
The 2019 novel coronavirus (COVID-19) has adversely affected, and may continue to adversely affect, economic activity globally, nationally, and locally. Following the COVID-19 outbreak in December 2019 and January 2020, market interest rates have declined significantly, with the ten-year treasury bond falling below 1.00 percent on March 3, 2020, for the first time. Such events also may adversely affect business and consumer confidence, generally, and the Bank and its customers, and their respective suppliers, vendors, and processors may be adversely affected. On March 3, 2020, the Federal Open Market Committee reduced the target federal funds rate by 50 basis points to 1.00 percent to 1.25 percent. This rate was further reduced to 0 percent to 0.25 percent on March 16, 2020. These reductions in interest rates and other effects of the COVID-19 outbreak may adversely affect the Bank’s financial condition and results of operations.
Effective May 1, 2020, the merger of the Bank with and into William Penn Bancorp, Inc. was completed pursuant to the terms previously announced in the Agreement and Plan of Merger (Agreement), dated as of December 5, 2019. Under the terms of the merger agreement, depositors of the Bank became depositors of William Penn Bank and have the same rights and privileges in William Penn, MHC, the mutual holding company parent of William Penn Bancorp, Inc., as if their accounts had been established at William Penn Bank on the date established at the Bank. As part of the transaction, William Penn Bancorp, Inc. issued additional shares of its common stock to William Penn, MHC in an amount equal to the fair value of Washington Savings Bank, as determined by an independent appraiser.

Annex C
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma condensed statement of income for the year ended June 30, 2020 presents the pro forma results of operations of William Penn Bancorp, Inc. (“William Penn”) after giving effect to the acquisitions of both Fidelity Savings and Loan Association of Bucks County (“Fidelity”) and Washington Savings Bank (“Washington”) using the acquisition method of accounting, assuming that the acquisitions became effective at the beginning of the period presented. William Penn completed the acquisitions of both Fidelity and Washington on May 1, 2020. A pro forma condensed statement of financial condition has not been included because the acquisitions of Fidelity and Washington are already reflected in William Penn’s historical statement of financial condition as of June 30, 2020.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the acquisitions of Fidelity and Washington. The fair values are estimates as of the date hereof. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

WILLIAM PENN BANCORP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended June 30, 2020
Reflecting the Acquisitions of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank
	Year Ended June 30, 2020									Pro Forma Combined Year Ended June 30, 2020
	As reported			Pro Forma Adjustments
(Dollars in thousands)	William Penn	Fidelity(1)	Washington(2)	Fidelity		Washington		William Penn
INTEREST INCOME
Loans receivable, including fees	$17,914	$2,436	$5,619	$156	(a)	$559	(b)	$—		$26,684
Securities	1,557	15	218	—		—		—		1,790
Other	346	305	210	—		—		—		861
Total Interest Income	19,817	2,756	6,047	156		559		—		29,335
INTEREST EXPENSE
Deposits	3,604	508	1,357	(157)	(c)	(468)	(c)	—		4,844
Borrowings	1,414	119	447	(84)	(d)	(130)	(d)	—		1,766
Total Interest Expense	5,018	627	1,804	(241)		(598)		—		6,610
Net Interest Income	14,799	2,129	4,243	397		1,157		—		22,725
Provision (Benefit) For Loan Losses	626	(49)	126	—		—		—		703
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,173	2,178	4,117	397		1,157		—		22,022
OTHER INCOME
Service fees	569	127	76	—		—		—		772
Gain on sale of securities	238	1	—	—		—		—		239
Earnings on bank-owned life insurance	347	—	79	—		—		—		426
Gain on bargain purchase	746	—	—	—		—		(746)	(e)	—
Other	260	(2)	294	—		—		—		552
Total Other Income	2,160	126	449	—		—		(746)		1,989
OTHER EXPENSES
Salaries and employee benefits	6,855	882	1,982	—		—		—		9,719
Occupancy and equipment	1,784	192	884	9	(f)	22	(f)	—		2,891
Data processing	1,155	137	474	—		—		—		1,766
Professional fees	451	167	190	—		—		—		7808
Merger related expenses	3,294	—	—	—		—		(3,294)	(e)	—
Amortization on intangible assets	242	—	—	10	(g)	27	(g)	—		279
Other	1,611	540	1,160	—		—		—		3,311
Total Other Expense	15,392	1,918	4,690	19		49		(3,294)		18,774
Income (Loss) Before Income Taxes	941	386	(124)	378		1,108		2,548		5,237
Income Tax Expense (Benefit)	(387)	116	(19)	85	(h)	249	(h)	741	(h)	786
NET INCOME (LOSS)	$1,328	$270	$(105)	$293		$859		$1,807		$4,452
Pro Forma Combined Per Share Data (Common Stock)
Basic and diluted earnings per share	$0.30									$0.98	(i)
Dividends declared per share	0.50									0.50
Book value	21.47									22.15	(j)
Tangible book value	20.10									20.79	(j)
Weighted average shares outstanding (basic and diluted)	4,489,345									4,489,345	(i)

(1)
Due to the acquisition of Fidelity on May 1, 2020, this information is presented from the beginning of the fiscal year of July 1, 2019 through May 1, 2020.

(2)
Due to the acquisition of Washington on May 1, 2020, this information is based on the audited financial statements for the fiscal year ended March 31, 2020, since such information is within 93 days of William Penn’s fiscal year end.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note A — Basis of Presentation
William Penn Bancorp, Inc. (“William Penn”) completed its acquisitions of Fidelity and Washington on May 1, 2020. The acquisitions have been accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of Fidelity and Washington presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the transaction date and as if the transactions had been effective on July 1, 2019. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.
Note B — Pro Forma Financial Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(a)
Adjustment reflects a fair value accretion on portfolio loans assuming the transaction was consummated on July 1, 2019. This consists of $288 thousand, for the ten months ended April 30, 2020, in accretable adjustments to the credit mark on the acquired loans. Amortization of $132 thousand was also included for the ten months ended April 30, 2020, which related to an interest rate adjustment on the acquired loans.

(b)
Adjustment reflects a fair value accretion on portfolio loans assuming the transaction was consummated on July 1, 2019. This consists of $493 thousand, for the nine months ended March 31, 2020, in accretable adjustments to the credit mark on the acquired loans. Accretion of $66 thousand was also included for the nine months ended March 31, 2020, which related to an interest rate adjustment on the acquired loans.

(c)
Adjustment reflects the accretion of the premium on acquired certificates of deposit assuming the transactions were consummated on July 1, 2019. The amount was estimated using the effective yield amortization method based on the remaining life of each certificate of deposit type on the assumed transaction date of July 1, 2019.

(d)
Adjustment reflects accretion of the premium on acquired Federal Home Loan Bank borrowings assuming the transactions were consummated on July 1, 2019. The amount was estimated using the effective yield amortization method based on the remaining life of each individual borrowing assumed as if the transaction occurred on July 1, 2019.

(e)
Adjustment eliminates impact of bargain purchase gain and merger-related expenses.

(f)
Adjustment reflects depreciation expense on the fair value adjustment of premises and equipment acquired.

(g)
Adjustment reflects the amortization of the core deposit intangible to be acquired in the transactions over an estimated useful life of 10 years using the sum-of-the-years digits method assuming the transactions were consummated on July 1, 2019.

(h)
Adjustment reflects an applicable income tax rate of 22.5% related to fair value pro forma adjustments.

(i)
The pro forma combined basic and diluted earnings per share as of June 30, 2020, are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of William Penn common shares outstanding during that period, as adjusted for the assumed issuance of a total of 509,191 shares (255,325 shares associated with the acquisition of Fidelity and 253,866 shares associated with the acquisition of Washington) of William Penn common stock in connection with the transactions, effective as of July 1, 2019.

(j)
Book value per share equals the pro forma combined total stockholders’ equity as of June 30, 2020, divided by the number of shares of William Penn common stock outstanding as of June 30, 2020, as adjusted, to give effect to the assumed issuance of 509,191 shares of William Penn common stock in connection with the transactions, effective as of July 1, 2019.

Tangible book value per common share is a non-GAAP financial measure. William Penn’s management believes that such information is important information to be provided because it can be used, in conjunction with more traditional bank capital ratios, to assess, on a pro forma basis, the combined companies’ capital adequacy without the effect of accumulated other comprehensive loss, goodwill, and other intangible assets and compare that capital adequacy with the capital adequacy of other banking organizations with significant amounts of goodwill and/or other intangible assets. Book value per common share is the most directly comparable financial measure calculated in accordance with GAAP. The following table presents, as of June 30, 2020, on a pro forma combined basis, the total stockholders’ equity and tangible common equity of the combined companies and presents a reconciliation of the pro forma combined tangible book value per common share compared to the pro forma combined book value per common share:
	William Penn	Pro Forma with Fidelity and Washington
(Dollars in thousands, except per share data)	(audited)	(unaudited)
Tangible common equity
Total common stockholders’ equity	$96,365	$99,489
Adjustments:
Accumulated other comprehensive income	(76)	(76)
Goodwill	(4,858)	(4,858)
Other intangible assets	(1,192)	(1,155)
Tangible common equity	$90,239	$93,400
Common shares outstanding	4,489,345	4,489,345
Book value per common share	$21.47	$22.15
Tangible book value per common share	20.10	20.79

Annex D
Dissenter and Appraisal Rights
Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law
15 Pa.C.S.A. § 1571
§ 1571. APPLICATION AND EFFECT OF SUBCHAPTER
(a) General rule. — Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the rights and remedies provided in this subchapter in connection with a transaction under this title only where this title expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:
Section 329(c) (relating to special treatment of interest holders).
Section 333 (relating to approval of merger).
Section 343 (relating to approval of interest exchange).
Section 353 (relating to approval of conversion).
Section 363 (relating to approval of division).
Section 1906(c) (relating to dissenters rights upon special treatment).
Section 1932(c) (relating to dissenters rights in asset transfers).
Section 2104(b) (relating to procedure).
Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
Section 2325(b) (relating to minimum vote requirement).
Section 2704(c) (relating to dissenters rights upon election).
Section 2705(d) (relating to dissenters rights upon renewal of election).
Section 2904(b) (relating to procedure).
Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
Section 7104(b)(3) (relating to procedure).
(b) Exceptions. —
(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 333, 343, 353, 363 or 1932(c) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:
(i) listed on a national securities exchange registered under section 6 of the Exchange Act;1 or
(ii) held beneficially or of record by more than 2,000 persons.
(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:
(i) (Repealed).
(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.
(iii) Shares entitled to dissenters rights under section 329(d) or 1906(c) (relating to dissenters rights upon special treatment).
(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisitionwas accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
(c) Grant of optional dissenters rights. — The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights. See section 317 (relating to contractual dissenters rights in entity transactions).

(d) Notice of dissenters rights. — Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:
(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and
(2) a copy of this subchapter.
(e) Other statutes. — The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.
(f) Certain provisions of articles ineffective. — This subchapter may not be relaxed by any provision of the articles.
(g) Computation of beneficial ownership. — For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.
(h) Cross references. — See:
Section 315 (relating to nature of transactions).
Section 1105 (relating to restriction on equitable relief).
Section 1763(c) (relating to determination of shareholders of record).
Section 2512 (relating to dissenters rights procedure).
15 Pa.C.S.A. § 1572
§ 1572. DEFINITIONS
The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:
“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.
“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.
“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.
15 Pa.C.S.A. § 1573
§ 1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS
(a) Record holders of shares. — A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
(b) Beneficial owners of shares. — A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

15 Pa.C.S.A. § 1574
§ 1574. NOTICE OF INTENTION TO DISSENT
If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.
15 Pa.C.S.A. § 1575
§ 1575. NOTICE TO DEMAND PAYMENT
(a) General rule. — If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall deliver a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is approved by the shareholders by less than unanimous consent without a meeting or is taken without the need for approval by the shareholders, the corporation shall deliver to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:
(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.
(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.
(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
(4) Be accompanied by a copy of this subchapter.
(b) Time for receipt of demand for payment. — The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the delivery of the notice.
15 Pa.C.S.A. § 1576
§ 1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.
(a) Effect of failure of shareholder to act. — A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.
(b) Restriction on uncertificated shares. — If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
(c) Rights retained by shareholder. — The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.
15 Pa.C.S.A. § 1577
§ 1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES
(a) Failure to effectuate corporate action. — Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
(b) Renewal of notice to demand payment. — When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.
(c) Payment of fair value of shares. — Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation’s estimate of the fair value of the shares.
(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.
(d) Failure to make payment. — If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.
15 Pa.C.S.A. § 1578
§ 1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES
(a) General rule. — If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
(b) Effect of failure to file estimate. — Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.
15 Pa.C.S.A. § 1579
§ 1579. VALUATION PROCEEDINGS GENERALLY
(a) General rule. — Within 60 days after the latest of:
(1) effectuation of the proposed corporate action;
(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);
if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.
(b) Mandatory joinder of dissenters. — All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).1
(c) Jurisdiction of the court. — The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
(d) Measure of recovery. — Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
(e) Effect of corporation’s failure to file application. — If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.
15 PA.C.S.A. § 1580
§ 1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS
(a) General rule. — The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears. — Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.
(c) Award of fees for benefits to other dissenters. — If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

EXPLANATORY NOTE
The following pages constitute the William Penn Bank 401(k) Retirement Savings Plan prospectus supplement of William Penn Bancorporation. Such prospectus supplement will “wrap around” the prospectus of William Penn Bancorporation.
This explanatory note will not appear in the final 401(k) Plan prospectus supplement.

Interests in
Offering of Participation Interests in up to 657,300 Shares of
WILLIAM PENN BANCORPORATION
Common Stock
In connection with the conversion of William Penn, MHC from the mutual holding company form of organization to the stock form of organization, William Penn Bancorporation, a newly formed Maryland corporation (“William Penn Bancorporation”), is offering shares of common stock for sale at $10.00 per share in a second-step stock offering (“stock offering”). In connection with the conversion and stock offering, William Penn Bancorporation is allowing employees and former employees of William Penn Bank, who are participants in the William Penn Bank 401(k) Retirement Savings Plan (the “401(k) Plan”) to invest all or a portion of their accounts in stock units representing an ownership interest in William Penn Bancorporation common stock (“William Penn Bancorporation Common Stock”). Based upon the value of the 401(k) Plan assets at October 1, 2020, the trustee of the 401(k) Plan can subscribe for and purchase up to 657,300 shares of William Penn Bancorporation Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan account balances (excluding funds currently invested in William Penn Bancorp common stock and held in a participant’s loan account) to subscribe for and purchase shares of William Penn Bancorporation common stock in the stock offering.
The prospectus of William Penn Bancorporation dated [•], is provided with this prospectus supplement. It contains detailed information regarding the conversion and stock offering of William Penn Bancorporation and the financial condition, results of operations and business of William Penn Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.
For a discussion of risks that you should consider, see “Risk Factors” beginning on page 14 of the prospectus.
Neither the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission or any other federal or state agency has approved or disapproved these securities. Any representation to the contrary is a criminal offense.
The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
This prospectus supplement may be used only in connection with offers and sales by William Penn Bancorporation in the stock offering of William Penn Bancorporation Common Stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of William Penn Bancorporation Common Stock acquired through the 401(k) Plan.
You should rely only on the information contained in this prospectus supplement and the prospectus. William Penn Bancorporation, William Penn Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.
This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of William Penn Bancorporation Common Stock shall under any circumstances imply that there has been no change in the affairs of William Penn Bancorporation, William Penn Bank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.
The date of this prospectus supplement is [•].

S-i

THE OFFERING
Securities Offered
William Penn Bancorporation is offering participants in the 401(k) Plan the opportunity to invest in stock units representing an indirect ownership interest (also referred to as a “participation interest”) in William Penn Bancorporation Common Stock acquired by the 401(k) Plan through the William Penn Bancorporation Stock Fund (“stock fund”). Based on the fair market value of the 401(k) Plan’s assets as of October 1, 2020, at the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 657,300 shares of William Penn Bancorporation Common Stock in the stock offering.
Only employees of William Penn Bank may become participants in the 401(k) Plan and only participants, including former employees of William Penn Bank with an account balance in the 401(k) Plan, may invest in shares of William Penn Bancorporation Common Stock through the stock fund. Should you elect to participate in the stock offering through an investment in the stock fund your investment will be subject to the purchase priorities listed below under “Purchase Priorities.”
If you currently hold shares of William Penn Bancorp Common Stock through the 401(k) Plan those shares will be automatically exchanged for shares of William Penn Bancorporation Common Stock pursuant to the exchange ratio as fully described in the prospectus attached to this prospectus supplement. See “The Conversion and Offering — Share Exchange Ratio for Current Stockholders.” Any new shares of William Penn Bancorporation common stock purchased in the stock offering will be added to the shares of William Penn Bancorporation common stock exchanged as described above. All of these shares will be held with Fidelity Investments, as custodian of the stock fund.
Information with regard to the 401(k) Plan and your opportunity to use your 401(k) Plan funds to invest in the stock offering is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of William Penn Bancorporation and William Penn Bank is contained in the accompanying prospectus. The address of the principal executive office of William Penn Bancorporation and William Penn Bank is 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.
All questions about this prospectus supplement and completing the Special Investment Election Form should be addressed to the Bank’s Chief Human Resources Officer — Nicole Nielson Phone: 800-845-3577 Email: nnielsen@williampenn.bank
Purchase Priorities
All 401(k) Plan participants are eligible to invest all or a portion of their 401(k) Plan account balance (excluding funds currently invested in William Penn Bancorp Common Stock or held in a Loan Account) in the stock offering. However, all investment elections are subject to the purchase priorities in the William Penn Bancorp, MHC Plan of Conversion and Reorganization, which provides for a subscription offering and if shares are still available, a community offering. In the stock offering, purchase priorities, in descending order, are as follows and apply in case more shares of William Penn Bancorporation Common Stock are ordered than are available for sale (an “oversubscription”):
Subscription Offering:
(1)
Persons with aggregate balances of $50 or more on deposit at William Penn Bank as of the close of business on June 30, 2019.

(2)
William Penn Bank Employee Stock Ownership Plan.

(3)
Persons with aggregate balances of $50 or more on deposit at William Penn Bank (other than directors and executive officers of William Penn Bank) as of the close of business on December 31, 2020, who are not eligible in category 1 above.

(4)
William Penn Bank’s depositors as of the close of business on December 31, 2020, who are not eligible under categories 1 or 3 above, and each borrower of William Penn Bank as of June 1, 2005 whose loan remained outstanding as of the close of business on December 31, 2020.

Community Offering, if held:
(5)
Shares of Common Stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with preference for natural persons (including trusts of natural persons) residing in Bucks and Philadelphia Counties in Pennsylvania and in Burlington, Camden, Gloucester and Mercer Counties in New Jersey

The plan of conversion provides that each holder of a deposit account in Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank (each of which was merged with and into William Penn Bank effective as of May 1, 2020) has the same rights and privileges as a depositor of William Penn Bank under the plan of conversion as if such holder’s deposit account had been established at William Penn Bank on the date established at Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank.
If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase William Penn Bancorporation Common Stock in the subscription offering. If you are not eligible in the subscription offering, you may be eligible to purchase in the community offering, if shares remain available for sale in the community offering.
The above-listed purchase priorities will also apply to any purchases of William Penn Bancorporation Common Stock outside of the 401(k) Plan. If you are eligible in the subscription offering, as listed above, you will separately receive an offering materials package in the mail, including a stock order form. You may use the stock order form to subscribe for shares outside of the 401(k) Plan. Please refer to the offering prospectus for information on how to make such purchases. If you wish to subscribe for shares of William Penn Bancorporation Common Stock outside the 401(k) Plan and you are not eligible to participate in the subscription offering, you may request offering materials by calling the Stock Information Center at (855) 414-2266. Your order would be placed in the community offering, if held. Orders received in the subscription offering take precedence over the community offering orders in the event the stock offering is over-subscribed.
Subscriptions in the Stock Offering and Oversubscriptions
Subject to the stock offering purchase priorities and limits, the trustee of the 401(k) Plan will subscribe for shares of William Penn Bancorporation Common Stock in the stock offering using the funds you transfer to a temporary subscription account established to facilitate your participation in the stock offering through the 401(k) Plan (“Subscription Account”). Only funds divisible by $10.00, the per share purchase price for William Penn Bancorporation Common Stock in the stock offering, may be transferred. You will be able to facilitate the transfer of funds to the Subscription Account by logging on to your account at www.blbb.com, selecting client portal and selecting the retirement access option. All transfers must occur no later than February 10, 2021. The proceeds transferred to the Subscription Account will be held separately from all other 401(k) Plan assets pending the formal completion of the stock offering. Prior to the completion of the stock offering, we will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above). The amount that can be used toward your subscription will be applied to the 401(k) Plan trustee’s purchase of shares of William Penn Bancorporation Common Stock.
In the event the offering is oversubscribed, i.e., there are more orders for William Penn Bancorporation Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase William Penn Bancorporation Common Stock in the offering, the amount that cannot be invested in William Penn Bancorporation Common Stock, will remain in the Subscription Account for two (2) weeks after the close of the stock offering (“Expiration Period”). During this time you will be required to reinvest your funds in the other investment options in the 401(k) Plan. If you do not reinvest your funds that were not used to subscribe for shares of William Penn Bancorporation Common Stock within the Expiration Period, your funds will automatically be transferred to the Stable Value Fund in the 401(k) Plan.

If you choose not to direct the investment of your 401(k) Plan account balance towards the purchase of William Penn Bancorporation Common Stock in the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.
Composition of the
William Penn Bancorporation Stock Fund
Shares subscribed for and purchased by the 401(k) Plan trustee in the stock offering will be held in the stock fund. The stock fund utilizes unit accounting. In connection with the stock offering, 100% of the amounts allocated to the fund (other than amounts not divisible by $10 or returned to the Subscription Account due to an oversubscription or) will be invested in William Penn Bancorporation Common Stock and a stock unit will be initially valued at $10, the offering price of the William Penn Bancorporation Common Stock.
After the closing of the stock offering, as 401(k) Plan participants begin to buy into and sell out of the stock fund, the fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions. Following the stock offering, each day, the stock unit value of the stock fund will be determined by dividing the total market value of the stock fund at the end of the day by the total number of units held in the stock fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the stock fund, less any investment management fees. The market value and unit holdings of your investment in the stock fund will be reported on your 401(k) Plan account on a daily basis.
Investment in the William Penn Bancorporation Stock Fund involves special risks common to investments in shares of William Penn Bancorporation Common Stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).
Election to Subscribe for William Penn Bancorporation Common Stock in the Stock Offering through the 401(k) Plan
You may use your 401(k) Plan funds (excluding your current investment in the stock fund and the funds held in your Loan Account) to invest in the stock offering by transferring a dollar amount divided by $10.00 (the per share price for William Penn Bancorporation Common Stock in the stock offering) to the Subscription Account no later than February 10, 2021. See “How to Subscribe for William Penn Bancorporation Common Stock in the Stock Offering through the 401(k) Plan.”
Value of 401(k) Plan Assets
As of October 1, 2020, the market value of the assets of the 401(k) Plan (excluding funds currently invested in the stock fund) was approximately $6,573,000 all of which is eligible to subscribe for and purchase William Penn Bancorporation Common Stock in the stock offering. Participant accounts are valued on a daily basis and participants can log on to the client portal at www.blbb.com to view their account balances.
How to Subscribe for William Penn Bancorporation Common Stock in the Stock Offering Through the 401(k) Plan
If you wish to participate in the stock offering using your 401(k) Plan funds (excluding funds currently invested in the stock fund or held in your Loan Account), you must log on to your account at www.blbb.com, select client portal and retirement access. Once you are in client portal you can transfer the eligible 401(k) Plan funds you wish to invest in the stock offering to the Subscription Account. All funds transferred to the Subscription Account must be divisible by $10.00 and transferred no later than February 10, 2021. You will not be able to invest your 401(k) Plan funds in the stock offering if you fail to transfer your funds to the Subscription Account by February 10, 2021. Following the transfer into the Subscription Account, you must complete the Special Investment Election Form to note your purchase priorities. The following stipulations apply to your investment election in connection with the stock offering:
•
You can elect to transfer all or a portion of your account balance in the 401(k) Plan (excluding funds currently invested in the stock fund) to the Subscription Account.

•
Your election is subject to a minimum purchase of 25 shares, which equals $250.

•
Your election, plus any stock order you placed outside the 401(k) Plan, are together subject to a maximum purchase of 60,000 shares, which equals $600,000.

•
The election period for the 401(k) Plan purchases begins on January 25, 2021 and ends at 12 noon, Eastern Time, on February 10, 2021 (the “401(k) Plan Offering Period”).

•
During the 401(k) Plan Offering Period, you will continue to have the ability to make intra-plan transfers among the various investment funds in the 401(k) Plan. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Subscription Account to purchase stock in the stock offering.

•
The amount you elect to transfer to the Subscription Account will be held separately by the 401(k) Plan until the formal closing of the stock offering occurs, which will be several weeks after the completion of the 401(k) Plan Offering Period. Once transferred to the Subscription Account, you will not have access to this money and this money will not be available for distributions, loans or withdrawals until it is used to purchase William Penn Bancorporation Common Stock.

Special Investment
Election Form Delivery
Deadline
If you wish to participate in the stock offering using your 401(k) Plan you must return your Special Investment Election Form to the Bank’s Chief Human Resources Officer by 12 noon on February 10, 2021.
Irrevocability of Transfer
Direction
Once you submit your Special Election Form your election to invest in the stock offering through the stock fund is irrevocable.
Future Direction to Purchase and Sell William Penn Bancorporation Common
Stock
You will be able to purchase or sell shares of William Penn Bancorporation Common Stock through the 401(k) Plan after the stock offering. Transaction fees will be assessed for purchases in the stock fund after the stock offering. In accordance with 401(k) Plan procedures, you direct that your future contributions or your account balance in the 401(k) Plan invested in the stock fund. After the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of William Penn Bancorporation Common Stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. You may change your investment allocation on a daily basis.
Special restrictions may apply to purchasing shares of William Penn Bancorporation Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of William Penn Bancorporation.
Please note that if you are an officer of William Penn Bank who is restricted by the regulations of the Board of Governors of the Federal Reserve System from selling shares of William Penn Bancorporation Common Stock acquired in the stock offering for one year, the William Penn Bancorporation Common Stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.
Voting Rights of William Penn Bancorporation Common
Stock
You will be able to direct the 401(k) Plan trustee how to vote your shares of William Penn Bancorporation common stock held in the 401(k) Plan.

DESCRIPTION OF THE PLAN
Introduction
William Penn Bank originally adopted the 401(k) Plan effective as of August 19, 1979 and has been most recently restated, effective as of May 1, 2020. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).
William Penn Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. William Penn Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.
Employee Retirement Income Security Act (“ERISA”).   The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.
Reference to Full Text of 401(k) Plan.   The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to employees for review by filing a request with the William Penn Bank Human Resources Department. Alternatively, you may also receive a copy of the Summary Plan Description to the 401(k) Plan by either going to your account at www.blbb.com and downloading a copy.
Eligibility and Participation
Eligible full time employees of William Penn Bank who have attained age 21 and eligible part time employees of William Penn Bank who have attained age 21 and completed at least a Year of Service may begin participation on the first entry date following satisfaction of the respective eligibility requirements. The 401(k) plan defines an “entry date” as the first day of the month coinciding with or next following the date the eligibility conditions are satisfied. The 401(k) Plan provides for pre-tax and Roth elective deferrals, as well as safe harbor matching contributions and discretionary employer contributions.
As of October 1, 2020, there were approximately 106 active employee participants and 47 former employee participants with account balances in the 401(k) Plan.
Contributions under the 401(k) Plan
Elective deferrals.   You are permitted to defer up to 50% of your compensation, subject to certain restrictions imposed by the Internal Revenue Code of 1986, as amended and restated (the “Code”), and to have that amount contributed to the 401(k) Plan on your behalf. For purposes of the 401(k) Plan, “compensation” means your W-2 compensation received from William Penn Bank and subject to income tax withholding at the source, with all pre-tax contributions included. In 2020, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $285,000 (limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the 401(k) Plan on the first day of the beginning of the next payroll period. You may stop making contributions to the Plan at any time. You may not make a separate deferral election on any bonus payment. Your deferral election for salary deferral contributions will also apply to any bonus received by you for the plan year.
Employer Discretionary Contributions.   In its discretion, William Penn Bank may make contributions to the 401(k) Plan. William Penn Bank will advise you of the percentage of the employer discretionary contribution, if any, that will be made for a given year. You need to be employed at the end of the plan year in order to receive an allocation of the employer discretionary contribution, if made.
Safe Harbor Non-Elective Contributions.   Participants that make deferrals into the 401(k) plan are eligible to receive a safe harbor matching contribution equal to 100% of the amount the participant contributes to the 401(k) Plan for each payroll period up to 6% of plan compensation.
Rollover Contributions.   Participants are permitted to make rollover contributions to the 401(k) Plan.
Limitations on Contributions
Limitations on Employee Elective Deferrals.   For the Plan Year beginning January 1, 2020, the amount of your before-tax contributions may not exceed $19,500 per calendar year. In addition, if you are at least 50 years old in 2020, you will be able to make a “catch-up” contribution of up to $6,500 in addition to the $19,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit.   Generally, the law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your elective deferrals and all other employer contributions made on your behalf during the year, excluding catch-up contributions, earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2020, this total cannot exceed the lesser of $57,000 or 100% of your annual base compensation or, if applicable, $63,500 or 100% of your annual base compensation, including catch-up contributions.
Benefits under the 401(k) Plan
Vesting.   At all times, you have a fully vested, non-forfeitable interest in the salary deferral contributions you have made to the 401(k) Plan. Employer safe harbor non-elective contributions, if made, are also 100% vested. Employer discretionary contributions, if made, are subject to a three-year cliff vesting schedule in which such amounts vest at the rate of 0% during the first two years of service and then become 100% vested upon the completion of three years of service. In the event of your death, disability, attainment of the normal retirement date (date of your 65th birthday) or attainment of the early retirement date (date you attain age 55 and complete at least 10 years of service), your employer contributions would immediately become fully vested.
Withdrawals and Distributions from the 401(k) Plan
Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.
Withdrawals upon Termination.   You may request a distribution from your account following your termination of employment. However, if your account balance is greater than $1,000, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70 1∕2. Participants with account balances less than $1,000 will be automatically cashed out following termination of employment.
Withdrawal upon Disability.   If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.
Withdrawal upon Death.   If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.
In-Service Distribution.   While employed, you are eligible to receive an in-service distribution of your 401(k) Plan account after your attainment of age 59 1∕2.
Hardship.   In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your 401(k) Plan account, in accordance with the procedures set forth in the 401(k) Plan.
Loans.   You are eligible to obtain a loan from the Plan, in accordance with William Penn Bank’s established loan procedures.
Form of Distribution.   The normal form of benefit under the 401(k) Plan is a lump-sum distribution.
Investment of Contributions and Account Balances
All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan Trust and invested in the investment options noted below according to your directions.

Performance History and Description of Funds
The following provides performance data (average annual total return) with respect to the investment options available under the 401(k) Plan as of January 1, 2020:
	As of June 30th
Investment Options	2017	2018	2019
Diamond Hill Small Cap Fund	13.3%	9.2%	.-5.5%
Dodge & Cox International Stock Fund	30.3%	0.5%	-0.3%
Fidelity Balanced Fund	13.5%	10.8%	6.6%
Fidelity Contra Fund	22.1%	23.9%	7.9%
Fidelity Freedom 2045 Fund	19.0%	10.8%	3.9%
Fidelity Freedom 2035 Fund	19.0%	10.8%	4.1%
Fidelity Freedom 2025 Fund	14.0%	7.9%	5.0%
Fidelity Freedom 2015 Fund	11.6%	6.5%	5.2%
Emerald Growth Fund	28.3%	22.1%	2.5%
Fidelity Select Materials Fund	20.9%	9.5%	-10.2%
Fidelity Select Health Care Fund	16.6%	15.9%	7.3%
Fidelity Worldwide Fund	16.2%	19.9%	7.2%
Fidelity 500 Index Fund	N/A	14.2%	10.4%
Janus Henderson Mid Cap Value Fund	17.0%	7.3%	4.2%
Loomis Sayles Bond Fund	8.1%	0.9%	5.6%
MFS Mid Cap Value Fund	15.5%	7.2%	5.5%
Voya Mid Cap Opportunities Fund I	16.3%	14.0%	8.0%
PIMCO Total Returns Fund	1.8%	4.8%	7.3%
Vanguard International Growth Fund	N/A	N/A	-0.5%
William Penn Bancorp Stock Fund	13.1%	41.7%	21.7%
William Penn Bank CD Fund	2.4%	2.5%	2.6%
AMG Yacktman Fund	12.7%	12.5%	10.6%
For more information about the available underlying investment options, including all charges and expenses, please consult the respective fund prospectus. Fund prospectuses and additional information relating to your retirement plan can be obtained by contacting your plan administrator. Before investing, carefully consider the fund’s investment objectives, risks, charges and expenses. The fund prospectus contains this and other important information. Read the prospectus carefully before investing.
The following is a brief description of each of the 401(k) Plan’s investment options. For additional information a prospectus for each of the funds can be found on the BLBB website.
Diamond Hill Small Cap Fund
The objective of this fund is long-term capital appreciation by investing in companies selling for less than our estimate of intrinsic value. This fund typically invests at least 80% of its net assets in small capitalization companies, defined as those companies with a market capitalization below $3.0 billion (or, if greater, the maximum market capitalization of companies generally within the capitalization range of the Russell 2000 Index) at the time of purchase.
Dodge & Cox International Stock Fund
The objective of this fund is long-term growth of principal and income. Under normal circumstances, the fund will invest at least 80% of its total assets in equity securities of non-U.S. companies, including common stocks, depositary receipts evidencing ownership of common stocks, preferred stocks, securities convertible into common stocks, and securities that carry the right to buy common stocks.
Fidelity Balanced Fund
The objective of this fund is to seek income and capital growth consistent with reasonable risk. Investing approximately 60% of assets in stocks and other equity securities and the remainder in bonds and other debt securities, including lower-quality debt securities, when its outlook is neutral. Investing at least 25% of total assets in fixed-income senior securities (including debt securities and preferred stock.)

Fidelity Contra Fund
The objective of this fund is capital appreciation. The fund invests in both growth and value common stocks.
Fidelity Freedom 2045 Fund
Fidelity Freedom 2035 Fund
Fidelity Freedom 2025 Fund
Fidelity Freedom 2015 Fund
The objective of these funds is high total return until its target retirement date. Thereafter, the fund’s objective will be to seek high current income and, as a secondary objective, capital appreciation. Designed for investors who anticipate retiring in or within a few years of the fund’s target retirement year at or around age 65. Investing in a combination of Fidelity domestic equity funds, international equity funds, bond funds, and short-term funds (underlying Fidelity funds). Allocating assets among underlying Fidelity funds according to a “neutral” asset allocation strategy that adjusts over time until it reaches an allocation similar to that of the Freedom Income Fund approximately 10 to 19 years after the target year. Ultimately, the fund will merge with the Freedom Income Fund.
Emerald Growth Fund
The objective of this fund is long-term growth through capital appreciation. The fund invests in companies of any size and favors smaller-sized companies with market capitalizations that are equal to or less than the largest company in the Russell 2000 Index and seeks companies with perceived leadership positions and competitive advantages in niche markets. The portfolio is diversified across industry sectors and focuses on companies that do not receive significant coverage from other institutional investors.
Fidelity Select Materials Fund
The objective of this fund is capital appreciation by investing primarily in companies engaged in the manufacture, mining, processing, or distribution of raw materials and intermediate goods. Normally investing at least 80% of assets in securities of companies principally engaged in these activities. Normally investing primarily in common stocks.
Fidelity Select Health Care Fund
The objective of this fund is capital appreciation by investing primarily in companies engaged in the design, manufacture, or sale of products or services used for or in connection with health care or medicine. Normally investing at least 80% of assets in securities of companies principally engaged in these activities. Normally investing primarily in common stocks.
Fidelity Worldwide Fund
The objective of this fund is growth of capital through the investment of securities issued anywhere in the world. Normally investing primarily in common stocks.
Fidelity 500 Index Fund
The objective of this fund is to provide investment results that correspond to the total return (i.e., the combination of capital changes and income) performance of common stocks publicly traded in the United States. Normally investing at least 80% of assets in common stocks included in the S&P 500 Index, which broadly represents the performance of common stocks publicly traded in the United States.
Janus Henderson Mid Cap Value Fund
This fund seeks capital appreciation by investing primarily in equity securities of mid-sized companies whose market capitalization falls, at the time of initial purchase, within the month average of the capitalization range of the Russell Midcap Value Index.
Loomis Sayles Bond Fund
This fund is heavy on the corporate bond side but offers some flexibility within lower grade names and even equities.
Its portfolio consists primarily of fixed income securities but also below-investment-grade bonds and stocks. Nearly 70 percent of the fund is invested in the U.S. and nearly 12 percent invested in Canada.
MFS Mid Cap Value Fund
The objective of this fund is capital appreciation. The fund invests at least 80% of its total assets in common stocks and related securities of undervalued, medium market capitalization companies.
Voya Mid Cap Opportunities Fund I
The objective of this fund is to maximize long-term capital appreciation. The fund invests at least 80% of its assets in the common stocks of mid-sized U.S. companies. The fund normally invests in companies that have above average prospects for growth.
PIMCO Total Returns Fund
The objective of this fund is to seek maximum total return. The fund invests at least 80% of its total assets in a diversified portfolio of fixed income instruments of varying maturities.

Vanguard International Growth Fund
The objective of this fund is long-term capital appreciation by investing in equity securities of companies based outside the United States. In selecting stocks, the fund’s advisor evaluates foreign markets around the world and chooses companies with above-average growth potential.
Stable Value Fund
The objective of this fund is to seek a predictable stable yield by investing in high-quality (investment grade) fixed income securities.
AMG Yacktman Fund
The objective of this fund is long-term capital appreciation, and, to a lesser extent, current income by investing in U.S. large cap companies.
William Penn Bancorp Stock Fund (“Employer Stock Fund”)
The objective of this fund is to track the performance of William Penn Bancorp, Inc. common stock. The fund holds Company common stock and a small amount in cash for distributions paid to participants from the fund. In connection with the stock offering, William Penn Bancorp common stock will be exchanged for shares of William Penn Bancorporation common stock.
As of the date of this prospectus supplement, there is no established market for William Penn Bancorporation Common Stock. Accordingly, there is no record of the historical performance of William Penn Bancorporation Common Stock Performance of the William Penn Bancorporation Stock Fund depends on a number of factors, including the financial condition and profitability of William Penn Bancorporation and market conditions for shares of William Penn Bancorporation common stock generally.
Investments in William Penn Bancorporation Stock Fund involve special risks common to investments in the shares of common stock of William Penn Bancorporation, Inc. In making a decision to invest all or a part of your account balance in the William Penn Bancorporation Stock Fund, you should carefully consider the information set forth on page S-10 of this prospectus supplement under “The Importance of Diversifying Your Retirement Savings.”
For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).
An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.
Administration of the 401(k) Plan
The Trustee and Custodian.   The trustee(s) of the 401(k) Plan are Kenneth Stephon and Gregory Garcia and Fidelity Investments is the custodian.
Plan Administrator.   Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator, William Penn Bank. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.
Reports to 401(k) Plan Participants.   The Plan Administrator has engaged a third party record keeper to furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).
Amendment and Termination
It is the intention of William Penn Bank to continue the 401(k) Plan indefinitely. Nevertheless, William Penn Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. William Penn Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that William Penn Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.
Merger, Consolidation or Transfer
In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences
The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.
As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:
(1)
the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)
participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)
earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

William Penn Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.
Lump-Sum Distribution.   A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1∕2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by William Penn Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by William Penn Bank, which is included in the distribution.
William Penn Bancorporation Common Stock Included in Lump-Sum Distribution.   If a lump-sum distribution includes William Penn Bancorporation Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to William Penn Bancorporation Common Stock; that is, the excess of the value of William Penn Bancorporation at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of William Penn Bancorporation Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of William Penn Bancorporation Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of William Penn Bancorporation Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of William Penn Bancorporation Common Stock. Any gain on a subsequent sale or other taxable disposition of William Penn Bancorporation Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.
Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA.   You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.
Notice of Your Rights Concerning Employer Securities
Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in William Penn Bancorporation Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.
Your Rights Concerning Employer Securities.   The 401(k) Plan must allow you to elect to move any portion of your account that is invested in William Penn Bancorporation Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the Plan Administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in William Penn Bancorporation Common Stock.
The Importance of Diversifying Your Retirement Savings.   To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.
In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.
Additional Employee Retirement Income Security Act (“ERISA”) Considerations
As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as William Penn Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.
Because you will be entitled to invest a portion of your account balance in the 401(k) Plan in William Penn Bancorporation Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to William Penn Bancorporation Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.
Securities and Exchange Commission Reporting and Short-Swing Profit Liability
Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as William Penn Bancorporation. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of William Penn Bancorporation, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of William Penn Bancorporation’s fiscal year. Discretionary transactions in and beneficial ownership of William Penn Bancorporation Common Stock by officers, directors and persons beneficially owning more than 10% of William Penn Bancorporation Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.
In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by William Penn Bancorporation of profits realized by an officer, director or any person beneficially owning more than 10% of William Penn Bancorporation Common Stock resulting from non-exempt purchases and sales of William Penn Bancorporation Common Stock within any six-month period.
The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.
Except for distributions of William Penn Bancorporation Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of William Penn Bancorporation Common Stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases of William Penn Bancorporation Common Stock for six months after receiving such a distribution.
Financial Information Regarding 401(k) Plan Assets
Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits at December 31, 2019, is available upon written request to the 401(k) Plan administrator at the address shown above.
LEGAL OPINION
The validity of the issuance of William Penn Bancorporation Common Stock has been passed upon by Kilpatrick Townsend & Stockton LLP, Washington, D.C., which the firm acted as special counsel in connection with William Penn Bancorporation’s stock offering.

WILLIAM PENN BANK 401(k) RETIREMENT SAVINGS PLAN
SPECIAL INVESTMENT ELECTION FORM
Name of Plan Participant:
Social Security Number:
1. Instructions.   In connection with the offering of William Penn Bancorporation common stock (the “Common Stock”), the William Penn Bank 401(k) Retirement Savings Plan (the “Plan”) permits participants to direct the Plan trustee to invest all of the funds transferred to the Subscription Account that are divisible by $10 to subscribe for and purchase shares of William Penn Bancorporation common stock in the stock offering through the Employer Stock Fund. If you have insufficient funds in the Subscription Account when you submit your Special Investment Election Form you will not be able to subscribe for shares of William Penn Bancorporation common stock through the Employer Stock Fund. Once you transfer funds into the Subscription Account you will not have access to those funds.
To direct the Plan trustee to subscribe for and purchase shares of Common Stock through the Employer Stock Fund, you must complete, sign and submit this form to the Human Resources Department no later than 12 noon on February 10, 2021. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Nicole Nielson in Human Resources. If you do not complete and return this form to the Human Resources Department by 12 noon on February 10, 2021 you will not be able to purchase Common Stock in the stock offering through the 401(k) Plan.
2. Investment Directions.   I hereby direct the Plan trustee to debit $                  from the dollars I have transferred to the Subscription Account to subscribe for and purchase shares of Common Stock through the Employer Stock Fund. I understand that the amount I direct the trustee to debit from the Subscription Account must be divisible by $10.00.
If there is not enough Common Stock in the offering to fill my subscription pursuant to my investment direction above, I hereby instruct the Plan trustee to purchase shares of Common Stock in the open market after the close of the stock offering to the extent necessary to fulfill my investment direction indicated on this form. I understand that if I do not direct the Plan trustee by checking the box below, the excess funds will remain in the Subscription Account.
☐
Yes, I direct the Plan trustee to purchase stock in the open market, if necessary.

3. Purchaser Information.   The ability of Plan participants to purchase Common Stock and to direct their current account balances into the Employer Stock Fund is based upon the participant’s subscription rights. Please indicate your status.
☐
Persons with aggregate balances of $50 or more as deposit at William Penn Bank as of the close of business on June 30, 2019.

☐
Persons with aggregate balances of $50 or more on deposit at William Penn Bank (other than directors and executive officers of William Penn Bank) as of the close of business on December 31, 2020, who are not eligible in category 1 above.

☐
William Penn Bank’s depositors as of the close of business on December 31, 2020, who are not eligible under categories 1 or 2 above, and each borrower of William Penn Bank as of June 1, 2005 whose loan remained outstanding as of the close of business on December 31, 2020.

☐
Check here if you are not eligible for any of the categories noted above.

A community offering is running concurrent with the subscription offering.
4. Acknowledgment of Plan Participant.   I understand that this Special Investment Election Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.
Signature of Participant	Date

Acknowledgment of Receipt by the Plan Administrator. — This Special Investment Election Form was received by the Plan Administrator and will become effective on the date noted below.
By:	Date
THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY WILLIAM PENN BANK OR WILLIAM PENN BANCORPORATION.

THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.
Minimum Stock Purchase is $250.00
PLEASE COMPLETE AND RETURN TO
NICOLE NIELSON IN
THE HUMAN RESOURCES DEPARTMENT
AT WILLIAM PENN BANK
BY 12 NOON ON FEBRUARY 10, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:
SEC filing fee(1)	$16,551
FINRA filing fee(1)	23,312
Nasdaq fees and expenses	50,000
EDGAR, printing, postage and mailing	250,000
Legal fees and expenses	625,000
Accounting fees and expenses	100,000
Appraiser’s fees and expenses	115,000
Marketing firm expenses (including legal fees)(2)	140,000
Business plan fees and expenses	45,000
Transfer agent and registrar fees and expenses	15,000
Proxy solicitor fees and expenses	10,000
Miscellaneous	10,137
TOTAL	$1,400,000

(1)
Based on the registration of 15,208,616 shares of common stock.

(2)
In addition, Piper Sandler & Co. will receive a fee estimated to be 1.00% of the aggregate price of the shares sold in the subscription offering and 3.00% of the aggregate price of the shares sold in the community offering (in either case, excluding shares purchased by an employee benefit plan or trust of William Penn Bancorporation or by directors, officers and employees of William Penn Bancorporation or members of their immediate families). In the event of a syndicated offering, Piper Sandler & Co. will also receive a fee estimated to be 5.50% of the aggregate purchase price of the shares sold in the syndicated offering.

Item 14.
Indemnification of Directors and Officers.

The Articles of Incorporation of William Penn Bancorporation provides as follows:
NINTH:   The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Any indemnification payments made pursuant to this Article NINTH are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
Item 15.
Recent Sales of Unregistered Securities.

None.

Item 16.
Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:
(a)
List of Exhibits

Exhibit	Description	Location
1.1	Engagement Letter by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and Piper Sandler & Co. as marketing agent	Previously Filed
1.2	Form of Agency Agreement	Previously Filed
2.0	Plan of Conversion and Reorganization	Previously Filed
3.1	Amended and Restated Articles of Incorporation of William Penn Bancorporation	Previously Filed
3.2	Bylaws of William Penn Bancorporation	Previously Filed
4.0	Specimen Stock Certificate of William Penn Bancorporation	Previously Filed
5.0	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares	Filed herewith
8.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters	Previously Filed
8.2	Opinion of S.R. Snodgrass, P.C. re: State Tax Matters	Previously Filed
10.1	Form of Employee Stock Ownership Plan Loan Documents+	Previously Filed
10.2	William Penn Bank 401(k) Retirement Savings Plan+	Previously Filed
10.3	Employment Agreement by and between William Penn Bancorp, Inc., William Penn Bank and Kenneth J. Stephon+	Previously Filed
10.4	Employment Agreement by and between William Penn Bancorp, Inc., William Penn Bank and Jill M. Ross+	Previously Filed
10.5	Employment Agreement by and between William Penn Bancorp, Inc., William Penn Bank and Gregory S. Garcia+	Previously Filed
10.6	William Penn Bank Deferred Compensation Plan for Directors+	Previously Filed
10.7	William Penn Bank Directors Consultation and Retirement Plan+	Previously Filed
10.8	Agreement by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank, William Penn Bancorporation (formerly WPH Holding Company) and Tyndall Capital Partners LP and Jeffrey S. Halis	Previously Filed
23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in Exhibits 5.0 and 8.1
23.2	Consent of S.R. Snodgrass, P.C. (with respect to the audited financial statements of William Penn Bancorp, Inc.)	Filed herewith
23.3	Consent of BDO USA, LLP (with respect to the audited financial statements of Fidelity Savings and Loan Association of Bucks County)	Filed herewith
23.4	Consent of S.R. Snodgrass, P.C. (with respect to the audited financial statements of Washington Savings Bank)	Filed herewith
23.5	Consent of RP Financial, LC.	Previously Filed
24.0	Power of Attorney	Previously Filed
99.1	Appraisal RP Financial, LC.	Previously Filed
99.2	Draft of Marketing Materials	Previously Filed
99.3	Draft of Subscription Order Form and Instructions	Previously Filed
99.4	Form of Proxy for William Penn Bancorp, Inc. Special Meeting of Shareholders	Previously Filed

+
Management contract or compensation plan or arrangement.

(b)
Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.
Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, Commonwealth of Pennsylvania, on January 13, 2021.
WILLIAM PENN BANCORPORATION
By:
/s/ Kenneth J. Stephon

Kenneth J. Stephon
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Kenneth J. Stephon Kenneth J. Stephon	President and Chief Executive Officer and Director (principal executive officer)	January 13, 2021
/s/ Jonathan T. Logan Jonathan T. Logan	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	January 13, 2021
* William J. Feeney	Chairman of the Board of Directors
* Craig Burton	Director
* D. Michael Carmody, Jr.	Director
* Charles Corcoran	Director
* Glenn Davis	Director
* Christopher M. Molden	Director
* William C. Niemczura	Director
* William B.K. Parry, Jr.	Director
* Terry L Sager	Director
* Vincent P. Sarubbi	Director

*
Pursuant to power of attorney previously filed with the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on October 15, 2020.

By: /s/ Kenneth J. Stephon Kenneth J. Stephon Attorney-in-Fact	January 13, 2021